As filed with the Securities and Exchange Commission on March 27, 1997
                                                   Registration No. 333-________

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-4

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

          BANKUNITED FINANCIAL CORPORATION                                    BANKUNITED CAPITAL
---------------------------------------------------------   ---------------------------------------------------------
 (Exact name of registrant as specified in its charter)       (Exact name of registrant as specified in its charter)

    FLORIDA             6035              65-0377773            DELAWARE            6035              APPLIED FOR
----------------  -----------------   -------------------   ----------------  -----------------   -------------------
(State or other   (Primary Standard    (I.R.S. Employer     (State or other   (Primary Standard    (I.R.S. Employer
jurisdiction of       Industrial      Identification No.)   jurisdiction of        Industrial     Identification No.)
incorporation or    Classification                          incorporation or     Classification
 organization)       Code Number)                             organization)       Code Number)

                 255 ALHAMBRA CIRCLE                                          255 ALHAMBRA CIRCLE
             CORAL GABLES, FLORIDA 33134                                  CORAL GABLES, FLORIDA 33134
                   (305) 569-2000                                               (305) 569-2000
     --------------------------------------------                 --------------------------------------------
     (Address, including ZIP Code, and telephone                  (Address, including ZIP Code, and telephone
     number, including area code, of registrant's                 number, including area code, of registrant's
            principal executive offices)                                 principal executive offices)

                                ALFRED R. CAMNER
                              CHAIRMAN OF THE BOARD
                        BANKUNITED FINANCIAL CORPORATION
                               255 ALHAMBRA CIRCLE
                           CORAL GABLES, FLORIDA 33134
                                 (305) 569-2000
            ---------------------------------------------------------
            (Name, address, including ZIP Code, and telephone number,
                   including area code, of agent for service)

                                   Copies to:
                             Marsha D. Bilzin, Esq.
                               Stuzin and Camner,
                            Professional Association
                           550 Biltmore Way, Suite 700
                           Coral Gables, Florida 33134
                                 (305) 442-4994

                                   ----------

         APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this Registration Statement.

         If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box [ ].

                         CALCULATION OF REGISTRATION FEE

============================================================================================================================
                                                                                                 PROPOSED
                                                                                PROPOSED          MAXIMUM
                                                                                 MAXIMUM        AGGREGATE        AMOUNT OF
                  TITLE OF EACH CLASS                         AMOUNT TO BE    OFFERING PRICE     OFFERING       REGISTRATION
             OF SECURITY TO BE REGISTERED                      REGISTERED      PER SHARE (1)      PRICE(1)           FEE
----------------------------------------------------------------------------------------------------------------------------
Trust Preferred Securities, Series A of BankUnited Capital     70,000              98.5%(1)       68,950,000     $20,893.94

Junior Subordinated Deferrable Interest Debentures of                                                                N/A
BankUnited Financial Corporation (2)

BankUnited Financial Corporation Guarantee with respect to                                                           N/A
Trust Preferred Securities, Series A (3)

     Total. . . . . . . . . . . . . . . . . . . . . . . . .    __________         98.5%          _________          $____
============================================================================================================================

(1) Estimated solely for the purpose of computing the registration fee pursuant to Rule 457(f)(1). Based on the market price as of March 25, 1997.

(2) The Junior Subordinated Deferrable Interest Debentures (the "Series A Subordinated Debentures") were originally purchased by BankUnited Capital with the proceeds of the sale of the Trust Preferred Securities, Series A (the "Series A Preferred Securities"). No separate consideration will be received for the Series A Subordinated Debentures distributed upon any liquidation of BankUnited Capital.

(3) No separate consideration will be received for the BankUnited Financial Corporation Guarantee (the "Series A Guarantee").

(4) This Registration Statement is deemed to cover the Series A Subordinated Debentures of BankUnited Financial Corporation under the Indenture, the rights of holders of Series A Preferred Securities of BankUnited Capital under a trust agreement, the rights of holders of the Series A Preferred Securities under the Series A Guarantee, the Expense Agreement entered into by BankUnited Financial Corporation and certain backup undertakings as described herein.

      The Registrants hereby amend this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrants shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

================================================================================

         INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

                   SUBJECT TO COMPLETION, DATED MARCH 27, 1997

PROSPECTUS                        BANKUNITED CAPITAL

[LOGO]

         OFFER BY BANKUNITED CAPITAL TO EXCHANGE 10 1/4% TRUST PREFERRED
           SECURITIES, SERIES A, WHICH HAVE BEEN REGISTERED UNDER THE
            SECURITIES ACT OF 1933 FOR ANY AND ALL OF ITS OUTSTANDING
                  10 1/4% TRUST PREFERRED SECURITIES, SERIES A

       (LIQUIDATION AMOUNT $1,000 PER TRUST PREFERRED SECURITY, SERIES A)
          FULLY AND UNCONDITIONALLY GUARANTEED, AS DESCRIBED HEREIN, BY
                        BANKUNITED FINANCIAL CORPORATION

             THE EXCHANGE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON June 28, 1997, UNLESS EXTENDED.

         BankUnited Capital, a trust created under the laws of the State of Delaware (the "Series A Issuer"), hereby offers, upon the terms and subject to the conditions set forth in this Prospectus (as the same may be amended or supplemented from time to time, the "Prospectus") and in the accompanying Letter of Transmittal and related documents (which together constitute the "Exchange Offer"), to exchange up to $70,000,000 aggregate Liquidation Amount (as defined herein) of its 10 1/4% Trust Preferred Securities, Series A (the "New Series A Preferred Securities"), which have been registered under the Securities Act of 1933, as amended (the "Securities Act"), pursuant to a Registration Statement (as defined herein) of which this Prospectus constitutes a part, for a like Liquidation Amount of its outstanding 10 1/4% Trust Preferred Securities, Series A (the "Old Series A Preferred Securities"), of which $70,000,000 aggregate Liquidation Amount is outstanding. Pursuant to the Exchange Offer, BankUnited Financial Corporation, a Florida corporation (the "Company"), is also exchanging a guarantee (the "New Series A Guarantee) of the payment of Distributions (as defined herein) and payments on liquidation or redemption of the New Series A Preferred Securities and new 10 1/4% Junior Subordinated Deferrable Interest Debentures (the "New Series A Subordinated Debentures"), for its guarantee (the "Old Series A Guarantee") of the payment of distributions and payment on liquidation of or redemption of its Old Series A Preferred Securities and its outstanding 10 1/4% Junior Subordinated Deferrable Interest Debentures (the "Old Series A Subordinated Debentures"), of which

$72,800,000 aggregate principal amount is outstanding, and is exchanging a like aggregate principal of New Series A Subordinated Debentures for the Old Series A Subordinated Debentures. The New Series A Guarantee and the New Series A Subordinated Debentures also have been registered under the Securities Act. (The Old Series A Preferred Securities, the Old Series A Guarantee and the Old Series A Subordinated Debentures are collectively referred to herein as the "Old Securities" and the New Series A Preferred Securities, the New Series A Guarantee and the New Series A Subordinated Debentures are collectively referred to herein as the "New Securities.")

         The terms of the New Securities are identical in all material respects to the respective terms of the Old Securities, except that (i) the New Series A Preferred Securities have been registered under the Securities Act and therefore will not be subject to certain restrictions on transfer applicable to the Old Series A Preferred Securities, (ii) the New Series A Preferred Securities and the New Series A Subordinated Debentures will not provide for any increase in the Distribution rate thereon or the interest rate thereon, respectively, since the Old Securities provided for such increases only in the event that the Old Securities were not registered under the Securities Act within the period specified in the terms of the Old Securities. (See "Description of the New Securities" and "Description of the Old Securities.") The New Series A Preferred Securities are being offered for exchange in order to satisfy certain obligations of the Series A Issuer under the registration rights agreements dated as of December 30, 1996 and March 24, 1997 (together, the
"Registration Rights Agreements") among the Company, the Series A Issuer and the Initial Purchasers (as defined herein). In the event that the Exchange Offer is consummated, any Old Series A Preferred Securities which remain outstanding after consummation of the Exchange Offer and the New Series A Preferred Securities issued in the Exchange Offer will vote together as a single class for purposes of determining whether holders of the requisite percentage in outstanding Liquidation Amount thereof have taken certain actions or exercised certain rights under the Trust Agreement (as defined herein).

                              ---------------------

         SEE "RISK FACTORS" COMMENCING ON PAGE __ FOR CERTAIN INFORMATION THAT SHOULD BE CONSIDERED BY HOLDERS WHO TENDER OLD SERIES A PREFERRED SECURITIES IN THE EXCHANGE OFFER.

         THESE SECURITIES ARE NOT DEPOSITS OR OTHER OBLIGATIONS OF A BANK
AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY.

                              ---------------------

         THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                 The date of this Prospectus is March __, 1997.

         The New Series A Preferred Securities and the Old Series A Preferred Securities (together, the "Series A Preferred Securities" represent undivided beneficial interests in the assets of the Series A Issuer. The Company is the owner of all of the beneficial interests represented by common securities of the Series A Issuer (the "Common Securities" and, collectively with the Series A Preferred Securities, the "Series A Issuer Securities"). The Bank of New York is the Property Trustee of the Series A Issuer. The Series A Issuer exists for the sole purpose of issuing the Series A Issuer Securities and investing the proceeds thereof in the Series A Subordinated Debentures first, by acquiring the Old Series A Subordinated Debentures which will be exchanged for the New Series A Subordinated Debentures (together, the "Series A Subordinated Debentures"). The Series A Subordinated Debentures will mature on December 31, 2026 (the "Stated Maturity"). The Series A Preferred Securities will have a preference under certain circumstances with respect to cash distributions and amounts payable on liquidation, redemption or otherwise over the Common Securities. The amount payable on the Series A Preferred Securities in the event of any liquidation of the Series A Issuer is $1,000 per Series A Preferred Security ("Liquidation Amount"), plus accumulated and unpaid Distributions. (See "Description of the New Securities--Series A--Description of Series A Preferred Securities--Subordination of Series A Common Securities.")

         As used herein, (i) the "Indenture" means the Junior Subordinated Indenture dated as of December 30, 1996, as supplemented by the Supplemental Indenture dated as of March 24, 1997 between the Company and The Bank of New York, as trustee (the "Debenture Trustee"), (ii) the "Trust Agreement" means the Amended and Restated Trust Agreement dated as of March 24, 1997, relating to the Trust among the Company, as Depositor, The Bank of New York, as Property Trustee (the "Property Trustee"), The Bank of New York (Delaware), as Delaware Trustee (the "Delaware Trustee"), the Administrative Agents named therein (collectively, with the Property Trustee and Delaware Trustee, the "Issuer Trustees") and the holders from time to time of the undivided beneficial interests in the assets of the Series A Issuer, (iii) the "Series A Guarantee Agreement" means the Amended Guarantee Agreement dated as of March 24, 1997, between the Company and The Bank of New York, as trustee (the "Guarantee Trustee") relating to the Old Series A Guarantee and the New Series A Guarantee (together, the "Series A Guarantee"), and (iv) the "Expense Agreement" means the Expense Agreement dated as of December 30, 1996, between the Company and the Series A Issuer.

         Holders of the Series A Preferred Securities are entitled to receive preferential cumulative cash distributions accumulating from December 30, 1996 and payable semi-annually in arrears on June 30 and December 31 of each year ("Distribution Date") , commencing June 30, 1997, at the annual rate of 10 1/4% of the Liquidation Amount of $1,000 per Series A Preferred Security ("Distributions"). Subject to certain exceptions, the Company has the right to defer payment of interest on the Series A Subordinated Debentures at any time or from time to time for a period not exceeding 10 consecutive semi-annual periods with respect to each deferral period (each, an "Extension Period"), provided that no Extension Period may extend beyond the Stated Maturity of the Series A Subordinated Debentures. Upon the termination of any such Extension Period and the payment of all interest then accrued and unpaid (together with interest thereon at the rate of 10 1/4%, compounded semi-annually, to the extent permitted by applicable law), the Company may elect to begin a new Extension Period subject to the requirements set forth herein. If interest payments on the Series A Subordinated Debentures are so deferred, Distributions on the Series A Preferred Securities will also be deferred, and the Company will not be permitted, subject to certain exceptions described herein, to declare or pay any cash distributions with respect to the capital stock of the Company or debt securities of the Company that rank PARI PASSU with or junior to the Series A Subordinated Debentures. During an Extension Period, interest on the Series A Subordinated Debentures will continue to accrue (and the amount of Distributions to which holders of the Series A Preferred Securities are entitled will accumulate) at the rate of 10 1/4% per annum, compounded semi-annually, and holders of the Series A Preferred Securities will be required to accrue interest income for United States federal income tax purposes. (See "Description of the New Securities--Description of Series A Subordinated Debentures--Right to Defer Interest Payment Obligation" and "Certain Federal Income Tax Consequences--Original Issue Discount.")

         The Company has, through the Series A Guarantee, the Trust Agreement, the Series A Subordinated Debentures, the Indenture and the Expense Agreement (each as defined herein), taken together, fully, irrevocably and unconditionally guaranteed all of the Series A Issuer's obligations under the Series A Preferred Securities. (See "Relationship Among the Series A Preferred Securities, the Series A Subordinated Debentures, the Expense Agreement and the Series A Guarantee--Full and Unconditional Guarantee.") No single document standing alone or operating in conjunction with fewer than all of the other documents constitutes such guarantee. It is only the combined operation of these documents that has the effect of providing a full, irrevocable and unconditional guarantee of the Series A Issuer's obligations under the Series A Preferred Securities. The Series A Guarantee of the Company guarantees the payment of Distributions and payments on liquidation or redemption of the Series A Preferred Securities, but only in each case to the extent of funds held by the Series A Issuer, as described herein. (See "Description of the New Securities--Description of the Series A Guarantee.") If the Company does not make interest payments on the Series A Subordinated Debentures held by the Series A Issuer, the Series A Issuer will have insufficient funds to pay Distributions on the Series A Preferred Securities. The Series A Guarantee does not cover payment of Distributions when the Series A Issuer does not have sufficient funds to pay such Distributions. In such event, a holder of the Series A Preferred Securities may institute a legal proceeding directly against the Company to enforce payment of such Distributions to such holder. (See "Description of the New Securities--Description of Series A Subordinated Debentures--Enforcement of Certain Rights by Holders of the Series A Preferred Securities.") The obligations of the Company under the Series A Guarantee and the Series A Subordinated Debentures are subordinate and junior in right of payment to all Senior Debt of the Company (as defined in "Description of the New Secfurities-Description of Series A Subordinated Debentures--Subordination").

         The Series A Preferred Securities are subject to mandatory redemption, in whole or in part, upon repayment of the Series A Subordinated Debentures at their Stated Maturity or their earlier redemption. The Series A Subordinated Debentures are redeemable prior to their Stated Maturity at the option of the Company (i) on or after December 31, 2006, in whole at any time or in part from time to time at a redemption price (the "Optional Redemption Price") equal to 105.125% of the principal amount thereof on December 31, 2006, declining ratably on each December 31 thereafter to 100% on or after December 31, 2016, plus accrued interest thereon to the date of redemption, or (ii) at any time, in whole (but not in part), upon the occurrence and continuation of a Tax Event (as defined herein) at a redemption price (the "Tax Event Redemption Price") equal to the Make-Whole Amount (as defined herein) plus accrued and unpaid interest on the Series A Subordinated Debentures to the date fixed for redemption. (See "Description of the New Securities--Description of Series A Subordinated Debentures--Optional Redemption" and "Description of the New Securities--Description of Series A Subordinated Debentures--Tax Event Redemption.")

         In the event of a termination of the Series A Issuer, including upon the exercise by the Company at any time of its right to terminate the Series A Issuer, after satisfaction of creditors of the Series A Issuer, if any, as provided by applicable law, an amount of Series A Subordinated Debentures equivalent to a Liquidation Amount of $1,000 per Series A Preferred Security plus accumulated and unpaid Distributions thereon to the date of distribution will be distributed to the holders of the Series A Preferred Securities in exchange therefor upon liquidation of the Series A Issuer, subject to certain exceptions. (See "Description of the New Securities--Description of Series A Preferred Securities--Liquidation of the Series A Issuer and Distribution of the Series A Subordinated Debentures to Holders,--Liquidation Distribution upon Termination."

         The Series A Subordinated Debentures will be unsecured and subordinated to all Senior Debt of the Company. At March 24, 1997, the Company had no outstanding Senior Debt. (See "Description of the New Securities--Description of Series A Subordinated Debentures-- Subordination.")

         THE SERIES A PREFERRED SECURITIES WILL BE ISSUED, AND MAY BE TRANSFERRED, ONLY IN BLOCKS HAVING A LIQUIDATION AMOUNT OF NOT LESS THAN $100,000 (100 SERIES A PREFERRED SECURITIES). ANY TRANSFER, SALE OR OTHER DISPOSITION OF SERIES A PREFERRED SECURITIES IN A BLOCK HAVING A LIQUIDATION AMOUNT OF LESS THAN $100,000 SHALL BE DEEMED TO BE VOID AND OF NO LEGAL EFFECT WHATSOEVER. ANY SUCH TRANSFEREE SHALL BE DEEMED NOT TO BE THE HOLDER OF SUCH SERIES A PREFERRED SECURITIES FOR ANY PURPOSE, INCLUDING BUT NOT LIMITED TO THE RECEIPT OF DISTRIBUTIONS ON SUCH SERIES A PREFERRED SECURITIES, AND SUCH TRANSFEREE SHALL BE DEEMED TO HAVE NO INTEREST WHATSOEVER IN SUCH SERIES A PREFERRED SECURITIES.

         Based upon certain interpretive letters issued by the staff of the United States Securities and Exchange Commission (the "Commission") to third parties in unrelated transactions, the Company is of the view that holders of Old Series A Preferred Securities (other than any holder who is an "affiliate" of the Company within the meaning of Rule 405 under the Securities Act) who exchange their Old Series A Preferred Securities for New Series A Preferred Securities pursuant to the Exchange Offer generally may offer such New Series A Preferred Securities for resale, resell such New Series A Preferred Securities, and otherwise transfer such New Series A Preferred Securities without compliance with the registration and prospectus delivery provisions of the Securities Act, provided such New Series A Preferred Securities are acquired in the ordinary course of the holder's business and such holder has no arrangement with any person to participate in a distribution of such New Series A Preferred Securities. Each broker-dealer that receives New Series A Preferred Securities for its own account in exchange for Old Series A Preferred Securities must acknowledge that it will deliver a prospectus in connection with any resale of such New Series A Preferred Securities. (See "Plan of Distribution.") In addition, to comply with the securities laws of certain jurisdictions, if applicable, the New Series A Preferred Securities may not be offered or sold unless they have been registered or qualified for sale in such jurisdiction or in compliance with an available exemption from registration or qualification. The Company has agreed, pursuant to the Registration Rights Agreements and subject to certain specified limitations therein, to register or qualify the New Series A Preferred Securities for offer or sale under the securities or blue sky laws of such jurisdictions as any holder of the Series A Preferred Securities reasonably requests in writing. If a holder of Old Series A Preferred Securities does not exchange such Old Series A Preferred Securities for New Series A Preferred Securities pursuant to the Exchange Offer, such Old Series A Preferred

Securities will continue to be subject to the restrictions on transfer contained in the legend thereon. In general, the Old Series A Preferred Securities may not be offered or sold unless registered under the Securities Act, except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. Holders of Old Series A Preferred Securities do not have any appraisal or dissenters' rights under the Delaware General Corporation Law in connection with the Exchange Offer. (See Risk Factors--Consequences of a Failure to Exchange Old Series A Preferred Securities; "The Exchange Offer--Resales of New Series A Preferred Securities.")

         Each holder of Old Series A Preferred Securities who wishes to exchange Old Series A Preferred Securities for New Series A Preferred Securities in the Exchange Offer will be required to represent that (i) it is not an "affiliate" of the Company or the Series A Issuer, (ii) any New Series A Preferred Securities to be received by it are being acquired in the ordinary course of its business, (iii) it has no arrangement or understanding with any person to participate in a distribution (within the meaning of the Securities Act) of such New Series A Preferred Securities, and (iv) if such holder is not a broker-dealer, such holder is not engaged in, and does not intend to engage in, a distribution (within the meaning of the Securities Act) of such New Series A Preferred Securities. In addition, the Company and the Series A Issuer may require such holder, as a condition to such holder's eligibility to participate in the Exchange Offer, to furnish to the Company and the Series A Issuer (or an agent thereof) in writing information as to the number of "beneficial owners" (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as amended) on behalf of whom such holder holds the Series A Preferred Securities to be exchanged in the Exchange Offer. Each broker-dealer that receives New Series A Preferred Securities for its own account pursuant to the Exchange Offer must acknowledge that it acquired the Old Series A Preferred Securities for its own account as the result of market-making activities or other trading activities and must agree that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such New Series A Preferred Securities. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. Based upon the position taken by the staff of the Division of Corporation Finance of the Commission in the interpretive letters referred to above, the Company and the Series A Issuer believe that broker-dealers who acquired Old Series A Preferred Securities for their own accounts, as a result of market-making activities or other trading activities ("Participating Broker-Dealers"), may fulfill their prospectus delivery requirements with respect to the New Series A Preferred Securities received upon exchange of such Old Series A Preferred Securities with a prospectus meeting the requirements of the Securities Act, which may be the prospectus prepared for the Exchange Offer so long as it contains a description of the plan of distribution with respect to the resale of such New Series A Preferred Securities. Accordingly, this Prospectus, as it may be amended or supplemented from time to time, may be used by a Participating Broker-Dealer during the period referred to below in connection with resales of New Series A Preferred Securities received in exchange for Old Series A Preferred Securities where such Old Series A Preferred Securities were acquired by such Participating Broker-Dealer for its own account as a result of market-making or other trading activities. Subject to certain provisions set forth in the Registration Rights Agreements, the Company and the Series A Issuer have agreed that this Prospectus, as it may be amended or supplemented from time to time, may be used by a Participating Broker-Dealer in connection with resales of such New Series A Preferred Securities until June 28, 1997 or, if earlier, when all such New Series A Preferred Securities have been disposed of by such Participating Broker-Dealer. (See "Plan of Distribution.") Any Participating Broker-Dealer who is an "affiliate" of the Company or the Series A Issuer must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction. (See "The Exchange Offer--Resales of New Series A Preferred Securities.")

         In that regard, each Participating Broker-Dealer who surrenders Old Series A Preferred Securities pursuant to the Exchange Offer will be deemed to have agreed, by execution of the Letter of Transmittal or delivery of an Agent's Message (as defined herein), that, upon receipt of notice from the Company or the Series A Issuer of the occurrence of any event or the discovery of any fact which makes any statement contained or incorporated by reference in this Prospectus untrue in any material respect or which causes this Prospectus to omit to state a material fact necessary in order to make the statements contained or incorporated by reference herein, in light of the circumstances under which they were made, not misleading or of the occurrence of certain other events specified in the Registration Rights Agreements, such Participating Broker-Dealer will suspend the sale of New Series A Preferred Securities (or the New Series A Subordinated Debentures, as applicable) pursuant to this Prospectus until the Company or the Series A Issuer has amended or supplemented this Prospectus to correct such misstatement or omission and has furnished copies of the amended or supplemented Prospectus to such Participating Broker-Dealer or the Company or the Series A Issuer has given notice that the sale of the New Series A Preferred Securities (or the New Series A Guarantee or the New Series A Subordinated Debentures, as applicable) may be resumed, as the case may be.

         Prior to the Exchange Offer, there has been only a limited secondary market and no public market for the Old Series A Preferred Securities. The New Series A Preferred Securities will be a new issue of securities for which there currently is no market. Although Friedman, Billings, Ramsey & Co., Inc. and Raymond James & Associates, Inc. (the "Initial Purchasers") have informed the Company and the Series A Issuer that they currently intend to make a market in the New Series A Preferred Securities, they are not obligated to do so, and any such market making may be discontinued at any time without notice. Accordingly, there can be no assurance as to the development or liquidity of any market for the New Series A Preferred Securities. Neither the Company nor the Series A Issuer currently intends to apply for listing of the New Series A Preferred Securities on any securities exchange or for quotation through the National Association of Securities Dealers Automated Quotation System.

         Any Old Series A Preferred Securities not tendered and accepted in the Exchange Offer will remain outstanding and will be entitled to all the same rights and will be subject to the same limitations applicable thereto under the Trust Agreement (except for those rights which terminate upon consummation of the Exchange Offer). Following consummation of the Exchange Offer, the holders of Old Series A Preferred Securities will continue to be subject to all of the existing restrictions upon transfer thereof and neither the Company nor the Series A Issuer will have any further obligation to such holders (other than under certain limited circumstances) to provide for registration under the Securities Act of the Old Series A Preferred Securities held by them. To the extent that Old Series A Preferred Securities are tendered and accepted in the Exchange Offer, a holder's ability to sell untendered Old Series A Preferred Securities could be adversely affected. (See "Risk Factors--Consequences of a Failure to Exchange Old Series A Preferred Securities.")

         THIS PROSPECTUS AND THE RELATED LETTER OF TRANSMITTAL CONTAIN IMPORTANT INFORMATION. HOLDERS OF OLD SERIES A PREFERRED SECURITIES ARE URGED TO READ THIS PROSPECTUS AND THE RELATED LETTER OF TRANSMITTAL CAREFULLY BEFORE DECIDING WHETHER TO TENDER THEIR OLD SERIES A PREFERRED SECURITIES PURSUANT TO THE EXCHANGE OFFER.

         Old Series A Preferred Securities may be tendered for exchange on or prior to 5:00 p.m., New York City time, on June 28, 1997 (such time on such date being hereinafter called the "Expiration Date"), unless the Exchange Offer is extended by the Company and the Series A Issuer (in which case the term "Expiration Date" shall mean the latest date and time to which the Exchange Offer is extended). Tenders of Old Series A Preferred Securities may be withdrawn at any time on or prior to the Expiration Date. The Exchange Offer is not conditioned upon any minimum Liquidation Amount of Old Series A Preferred Securities being tendered for exchange. However, the Exchange Offer is subject to certain events and conditions which may be waived by the Company or the Series A Issuer and to the terms and provisions of the Registration Rights Agreements. Old Series A Preferred Securities may be tendered in whole or in part in a Liquidation Amount of not less than $100,000 (100 Series A Preferred Securities) and or any integral multiple of $1,000 Liquidation Amount (1 Series A Preferred Security) in excess thereof. The Company has agreed to pay all expenses of the Exchange Offer. (See "The Exchange Offer--Fees and Expenses.") Each New Series A Preferred Security will pay cumulative Distributions from the most recent Distribution Date for the Old Series A Preferred Securities surrendered in exchange for such New Series A Preferred Securities or, if no Distributions have been paid on such Old Series A Preferred Securities, from December 30, 1996. Holders of the Old Series A Preferred Securities whose Old Series A Preferred Securities are accepted for exchange will not receive accumulated Distributions on such Old Series A Preferred Securities for any period from and after the last Distribution Date for such Old Series A Preferred Securities of the New Series A Preferred Securities or, if no such Distributions have been paid, will not receive any accumulated Distributions on such Old Series A Preferred Securities, and will be deemed to have waived the right to receive any Distributions on such Old Series A Preferred Securities accumulated from and after such Distribution Date or, if no such Distributions have been paid or duly provided for, from and after December 30, 1996. This Prospectus, together with the Letter of Transmittal, is being sent to all registered holders of Old Series A Preferred Securities as of March __, 1997.

         Neither the Company nor the Series A Issuer will receive any cash proceeds from the issuance of the New Series A Preferred Securities offered hereby. No dealer-manager is being used in connection with this Exchange Offer. (See "Use of Proceeds From Sale of Old Series A Preferred Securities" and "Plan of Distribution.")

                              ---------------------

         NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR THE SERIES A ISSUER. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITIES OTHER THAN THE SECURITIES TO WHICH IT RELATES OR AN OFFER TO ANY PERSON IN ANY JURISDICTION WHERE SUCH OFFER WOULD BE UNLAWFUL. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS NOT BEEN ANY CHANGE IN THE AFFAIRS OF THE COMPANY OR THE SERIES A ISSUER SINCE THE DATE HEREOF.

                              ---------------------

                                TABLE OF CONTENTS

                                                                        PAGE
                                                                        ----
Available Information..............................................
Certain Documents Included as Appendices and Incorporoated
       by Reference................................................
Summary............................................................
Risk Factors.......................................................
Ratio of Earnings to Fixed Charges.................................
Use of Proceeds from Sale of Old Series A Preferred Securities.....
The Series A Issuer ...............................................
BankUnited Financial Corporation...................................
Capitalization.....................................................
Accounting Treatment...............................................
The Exchange Offer.................................................
Description of the New Securities..................................
Description of the Old Securities..................................
Relationship Among the Series A Preferred Securities, the Series A
      Subordinated Debentures and the Series A Guarantee...........
Certain Federal Income Tax Consequences............................
ERISA Considerations...............................................
Plan of Distribution...............................................
Validity of the New Securities.....................................
Experts............................................................

Appendix A -
1996 Annual Report on Form 10-K/A for BankUnited Financial Corporation.

Appendix B -
Form 10-Q for the Quarter Ended December 31, 1996 for BankUnited Financial Corporation.

Appendix C -
1996 Annual Report on Form 10-K of Suncoast Savings and Loan Association, FSA.

Appendix D -
Form 10-Q for the Quarter Ended September 30, 1996 for Suncoast Savings and Loan Association, FSA.

Appendix E -
Current Report on Form 8-K dated December 30, 1996 for BankUnited Financial Corporation.

Appendix F -
Current Report on Form 8-K dated February 21, 1997 for BankUnited Financial Corporation.

Appendix G -
Current Report on Form 8-K dated March 24, 1997 for BankUnited Financial Corporation.

                              AVAILABLE INFORMATION

         The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith, files reports, proxy statements and other information with the Commission. Such reports, proxy statements and other information can be inspected and copied at the public reference facilities of the Commission at Room 1024, 450 Fifth Street, N.W.,Washington, D.C. 20549 and at the regional offices of the Commission located at 7 World Trade Center, 13th Floor, Suite 1300, New York, New York 10048 and Suite 1400, Citicorp Center, 14th Floor, 500 West Madison Street, Chicago, Illinois 60661. Copies of such material can also be obtained at prescribed rates by writing to the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. Such material may also be accessed electronically by means of the Commission's home page on the Internet at http://www.sec.gov. Reports, proxy statements and other information filed by Suncoast Savings and Loan Association, FSA ("Suncoast"), pursuant to the informational requirements of the Exchange Act prior to its acquisition by the Company can be inspected and copied at the public reference facilities maintained by the OTS at 1700 G Street, N.W., Washington, D.C. 20552 or at the OTS Southeast Regional Office, 1475 Peachtree Street, N.E., Atlanta, Georgia 30309.

         No separate financial statements of the Series A Issuer have been included herein. The Company and the Series A Issuer do not consider that such financial statements would be material to holders of the Series A Preferred Securities because the Series A Issuer is a newly-formed special purpose entity, has no operating history or independent operations and is not engaged in and does not propose to engage in any activity other than holding as trust assets the Series A Subordinated Debentures and issuing the Series A Securities. (See "Description of the New Securities--Description of Series A Preferred Securities," "--Description of Series A Subordinated Debentures" and "--Description of Series A Guarantee.")

                  CERTAIN DOCUMENTS INCLUDED AS APPENDICES AND
                            INCORPORATED BY REFERENCE

         The Company's Annual Report on Form 10-K/A for the fiscal year ended September 30, 1996, the Quarterly Report on Form 10-Q for the quarter ended December 31, 1996, the Current Report on Form 8-K dated December 30, 1996, the Current Report on Form 8-K dated February 21, 1997, and the Current Report on Form 8-K dated March 24, 1997, as well as Suncoast's Annual Report on Form 10-K for the fiscal year ended June 30, 1996 and Quarterly Report on Form 10-Q for the quarter ended September 30, 1996 appear as appendices hereto and are incorporated in and made a constituent part of this Prospectus by reference.

         Any statements contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this offering to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

         This Prospectus constitutes a part of a registration statement on Form S-4 (the "Registration Statement") filed by the Company and the Series A Issuer with the Commission under the Securities Act. This Prospectus does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission, and reference is hereby made to the Registration Statement and to the exhibits relating thereto for further information with respect to the Company and the New Securities. Any statements contained herein concerning the provisions of any document are not necessarily complete, and, in each instance, reference is made to the copy of such document filed as an exhibit to the Registration Statement or otherwise filed with the Commission. Each such statement is qualified in its entirety by such reference.

         As used herein, the terms "Prospectus" and "herein" mean this Prospectus, including the documents incorporated or deemed to be incorporated herein by reference, as the same may be amended, supplemented or otherwise modified from time to time. Statements contained in this Prospectus as to the contents of any contract or other document referred to herein do not purport to be complete, and where reference is made to the particular provisions of such contract or other document, such provisions are qualified in all respects by reference to all of the provisions of such contract or other document. Upon oral or written request, the Company will provide without charge a copy of any document incorporated in this Prospectus, exclusive of exhibits, to each person to whom this Prospectus is delivered. Requests for such documents should be directed to Ms. Nancy Ashton at the corporate headquarters of the Company, 255 Alhambra Circle, Coral Gables, Florida 33134 (telephone no. (305) 569-2000).

                                     SUMMARY

         This summary is qualified by the more detailed information and financial statements in the Company's Annual Report on Form 10-K/A for the fiscal year ended September 30, 1996 and Quarterly Report on Form 10-Q for the quarter ended December 31, 1996, and Suncoast's Annual Report on Form 10-K for the fiscal year ended June 30, 1996 and Quarterly Report on Form 10-Q for the quarter ended September 30, 1996, which are included as appendices to and incorporated by reference in this Prospectus. As used herein, (i) the "Indenture" means the Junior Subordinated Indenture dated as of December 30, 1996, as supplemented by the Supplemental Indenture dated as of March 24, 1997, between the Company and The Bank of New York, as trustee (the "Debenture Trustee"), and (ii) the "Trust Agreement" means the Amended and Restated Trust Agreement dated as of March 24, 1997 relating to the Series A Issuer among the Company, as depositor, The Bank of New York, as Property Trustee (the "Property Trustee"), The Bank of New York (Delaware), as Delaware Trustee (the "Delaware Trustee"), the Administrative Trustees name therein (collectively with the Property Trustee and Delaware Trustee, the "Issuer Trustees"), and the holders from time to time of the undivided beneficial interests in the assets of the Series A Issuer.

                        BANKUNITED FINANCIAL CORPORATION

GENERAL

         The Company is a Florida corporation organized in December 1992 for the purpose of becoming the savings and loan holding company for BankUnited, FSB (the "Bank"). This holding company reorganization, together with BankUnited's conversion from a Florida-chartered stock savings bank to a federally chartered stock savings bank, became effective on March 5, 1993.

         The Company currently has fifteen branch offices in Dade, Broward and Palm Beach counties, Florida ("South Florida") and anticipates opening three or more additional branches there during the next 18 months. The Company's business has traditionally consisted of attracting deposits from the general public and using those deposits, together with borrowings and other funds, to purchase nationwide and to originate in its market area single-family residential mortgage loans, and to a lesser extent, to purchase and originate commercial real estate, commercial business and consumer loans. The Company's revenues are derived principally from interest earned on loans, mortgage-backed securities and investments. The Company's primary expenses arise from interest paid on savings deposits and borrowings and overhead expenses incurred in its operations.

         The Company's operating plan emphasizes (i) concentrating lending activities on the origination of single-family residential mortgage loans and purchasing such loans as favorable market opportunities arise; (ii) expanding the Company's deposit base by providing convenience, competitive rates and personalized service in its market area; (iii) continuing expansion of the Company's branch network through de novo branching or the acquisition of branches of, and mergers with, existing financial institutions, although there are no current plans, arrangements, understandings, or agreements regarding such acquisitions; (iv) expanding the Company's commercial and multi-family real estate, commercial business, and real estate construction lending; and (v) managing exposure to interest rate risk, while optimizing operating results through effective asset/liability management and investment policies.

         In 1995, the Company redefined its strategy to increase its emphasis on strategic product niches which management believes are being underserved as South Florida's banking market consolidates. These products include commercial business and commercial real estate lending and deposit services for small to mid-size businesses. The Company has also focused on attracting depositors who are seeking convenience, competitive rates and personalized service. To accomplish this strategy, the Company has attracted management with expertise in developing and managing its new product lines.

         The Bank is a member of the Federal Home Loan Bank system and is subject to comprehensive regulation, examination and supervision by the Office of Thrift Supervision (the "OTS") and the Federal Deposit Insurance Corporation (the "FDIC"). Deposits at the Bank are insured by the Savings Association Insurance Fund of the FDIC (the "SAIF") for up to $100,000 for each insured account holder, which is the maximum permitted by law.

         The Company's executive offices are located at 255 Alhambra Circle, Coral Gables, Florida 33134, telephone (305) 569-2000.

SUNCOAST ACQUISITION

         As part of the Company's plan to expand within South Florida, on November 15, 1996, the Company completed the purchase of Suncoast Savings and Loan Association, FSA ("Suncoast"), a federally chartered savings association with assets of $409.0 million at September 30, 1996 and merged Suncoast into the Bank (the "Merger"). Suncoast had six branch offices in the South Florida market of which five will continue to operate and one will be consolidated with an existing Bank branch office. In addition, as of September 30, 1996, Suncoast serviced or subserviced approximately $1.2 billion in loans for others. The Company has sold $300 million of Suncoast's servicing portfolio and is considering discontinuing certain of Suncoast's subservicing activities. Such actions will substantially reduce the income derived from servicing as well as the related expenses from the income and expenses previously reported by Suncoast.

         For additional information, see Note 4 of the December 31, 1996 Condensed Notes to Consolidated Financial Statements in Appendix B of this Prospectus. (See "Unaudited Pro Forma Condensed Combined Financial Statements" and Note 18 to Notes to the September 30, 1996 Consolidated Financial Statements contained in Appendix A to the December 31, 1996 Prospectus.)

MARKET AREA AND COMPETITION

         The Company conducts operations in South Florida, which at June 30, 1996 had a total of approximately $73 billion in deposits in commercial banks, savings institutions, and credit unions (41% of the total of $178 billion of deposits in Florida). The Company intends to continue to establish or acquire branches in its market area where the Company can service its customer base.

         In 1995, the Company sold its three branches on the west coast of Florida, including their deposits which totaled $130 million at the date of sale. The sale was part of a shift in growth strategy to focus on South Florida and take advantage of consolidation trends in banking there. Also, as part of this strategy, the Company opened branches in Boca Raton, Florida in December 1995, Delray Beach, Florida in June 1996 and West Palm Beach, Florida in September 1996. On March 29, 1996, the Company acquired the Bank of Florida with total assets of $28.1 million which was merged into the Company's South Miami branch. Then, as discussed above, the Company acquired Suncoast on November 15, 1996.

         The Company encounters strong competition in attracting deposits and in its lending activities. Its most direct competition for deposits historically has been from commercial banks, brokerage houses, other savings associations, and credit unions located in the Company's market area, and the Company expects continued strong competition from such financial institutions in the foreseeable future. Within the Company's market areas are branches of several commercial banks and savings associations that are substantially larger and that have more extensive operations than does the Company. In addition, many financial institutions based in South Florida have recently been acquired by larger institutions based in other parts of the state or based out of state. The Company's goal is to compete for savings and other deposits by offering depositors a higher level of personal service and expertise, together with a wide range of financial services offered at competitive rates. The Company believes that this strategy will enable it to attract depositors as the number of local institutions remaining declines and depositors who desire more personal service, particularly retirees, relocate their accounts.

         The competition in originating real estate and other loans comes principally from commercial banks, mortgage banking companies and other savings associations. The Company competes for loan originations primarily through the interest rates and loan fees it charges, the type of loans it offers, and the efficiency and quality of services it provides. The Company purchases residential first mortgage loans in the existing secondary mortgage market and competes with other mortgage purchasers in the secondary market primarily on the basis of price. While the Company has been, and intends to continue to be, primarily a residential lender, the Company has recently placed more emphasis on commercial real estate, construction and commercial lending, as discussed more fully below. Factors that affect competition in lending include general and local economic conditions, current interest rates and volatility of the mortgage markets. As with its deposit products, the Company's strategy is to promote its greater level of personal service and to position itself as a small-to-middle-market lender to businesses left underserved by larger institutions.

         Management's strategy has included and continues to include evaluation of market needs and offering products to meet those needs. The Company will continue to offer products and services that will allow it to control the growth of its assets and liabilities. These new products and services will allow the Company to properly position itself to its customers as a community bank.

THE SERIES A ISSUER

         The Series A Issuer is a statutory business trust created under Delaware law pursuant to (i) the Trust Agreement executed by the Company, as depositor, The Bank of New York, as Property Trustee, The Bank of New York (Delaware), as Delaware Trustee, and the Administrative Trustees named therein and (ii) the filing of a certificate of trust with the Delaware Secretary of State on December 13, 1996. The Trust Agreement has been amended and restated in its entirety as of March 24, 1997. All of the Series A Common Securities issued by the Series A Issuer, having an aggregate Liquidation Amount equal to 4% of the total capital of the Series A Issuer, are owned by the Company. The Series A Issuer was created for the exclusive purposes of (i) issuing and selling the Series A Preferred Securities, (ii) using the proceeds from the sale of the Series A Preferred Securities to acquire the Series A Subordinated Debentures issued by the Company and (iii) engaging in only those other activities necessary, advisable or incidental thereto (such as registering the New Series A Preferred Securities). Accordingly, the Series A Subordinated Debentures will continue to be the sole assets of the Series A Issuer, and payments under the Series A Subordinated Debentures will continue to be the sole revenue of the Series A Issuer. The principal executive office of the Series A Issuer is 255 Alhambra Circle, Coral Gables, Florida 33134 and its telephone number is (305) 569-2000.

                               THE EXCHANGE OFFER

The Exchange Offer.................... Up to $70,000,000 aggregate Liquidation
                                       Amount of New Series A Preferred
                                       Securities are being offered in exchange for a like aggregate Liquidation Amount of Old Series A Preferred Securities. Old Series A Preferred Securities may be tendered for exchange in whole or in part in a Liquidation Amount of not less than $100,000 (100 Series A Preferred Securities) or any integral multiple of $1,000 in excess thereof. The Company and the Series A Issuer are making the Exchange Offer in order to satisfy their obligations under the Registration Rights Agreements relating to the Old Series A Preferred Securities.

                                       (For a description of the procedures for tendering Old Series A Preferred Securities, see "The Exchange
                                       Offer--Procedures for Tendering Old
                                       Series A Preferred Securities.")

Expiration Date....................... 5:00 p.m., New York City time, on June
                                       28, 1997 (such time on such date being
                                       hereinafter called the "Expiration Date") unless the Exchange Offer is extended by the Company and the Series A Issuer (in which case the term "Expiration Date" shall mean the latest date and time to which the Exchange Offer is extended). (See "The Exchange Offer--Expiration Date; Extensions; Amendments.")

Conditions to the Exchange Offer...... The Exchange Offer is subject to certain conditions, which may be waived by the
                                       Company and the Series A Issuer in their sole discretion. The Exchange Offer is not conditioned upon any minimum Liquidation Amount of Old Series A Preferred Securities being tendered. (See "The Exchange Offer--Conditions to the Exchange Offer.")

                                       The Company and the Series A Issuer
                                       reserve the right in their sole and
                                       absolute discretion, subject to
                                       applicable law, at any time and from time to time, (i) to delay the acceptance of the Old Series A Preferred Securities for exchange, (ii) to terminate the Exchange Offer if certain specified conditions have not been satisfied, (iii) to extend the Expiration Date of the Exchange Offer and retain all Old Series A Preferred Securities tendered pursuant to the Exchange Offer, subject, however, to the right of holders of Old Series A Preferred Securities to withdraw their tendered Old Series A Preferred Securities, or (iv) to waive any condition or otherwise amend the terms of the Exchange Offer in any respect. (See "The Exchange
                                       Offer--Expiration Date; Extensions;
                                       Amendments.")

Withdrawal Rights..................... Tenders of Old Series A Preferred
                                       Securities may be withdrawn at any time
                                       on or prior to the Expiration Date by
                                       delivering a written notice of such
                                       withdrawal to the Exchange Agent (as
                                       defined hereafter) in conformity with
                                       certain procedures set forth below under "The Exchange Offer--Withdrawal Rights."

Procedures for Tendering Old
 Series A Preferred Securities........ Tendering holders of Old Series A
                                       Preferred Securities must complete and
                                       sign a Letter of Transmittal in
                                       accordance with the instructions
                                       contained herein and forward the same by mail, facsimile or hand delivery, together with any other required documents, to the Exchange Agent, either with the Old Series A Preferred Securities to be tendered or in compliance with the specified procedures for guaranteed delivery of Old Series A Preferred Securities. Certain brokers, dealers, commercial banks, the Series A Issuer and other nominees may also effect tenders by book-entry transfer, including an Agent's message in lieu of the Letter of Transmittal. Holders of Old Series A Preferred Securities registered in the name of a broker, dealer, commercial bank, trust company or other nominee are urged to contact such person promptly if they wish to tender Old Series A Preferred Securities pursuant to the Exchange Offer. (See "The Exchange Offer--Procedures for Tendering Old Series A Preferred Securities.") Letters of Transmittal and certificates representing Old Series A Preferred Securities should not be sent to the Company or the Series A Issuer. Such documents should only be sent to the Exchange Agent. Questions regarding how to tender and requests for information should be directed to the Exchange Agent. See "The Exchange Offer--Exchange Agent."

Sales of New Series A Preferred
 Securities........................... The Company and the Series A Issuer
                                       believe that New Series A Preferred
                                       Securities issued pursuant to this
                                       Exchange Offer in exchange for Old Series
                                       A Preferred Securities may be offered for resale, resold and otherwise transferred by a holder thereof (other than a holder who is a broker-dealer) without further compliance with the registration and prospectus delivery requirements of the Securities Act, provided that such New Series A Preferred Securities are acquired in the ordinary course of such holder's business and that such holder is not participating, and has no arrangement or understanding with any person to participate, in a distribution (within the meaning of the Securities Act) of such New Series A Preferred Securities. However, any holder of Old Series A Preferred Securities who is an "affiliate" of the Company or the Series A Issuer or who intends to participate in the Exchange Offer for the purpose of distributing the New Series A Preferred Securities, or any broker-dealer who purchased the Old Series A Preferred Securities from the Series A Issuer to resell pursuant to Rule 144A or any other available exemption under the Securities Act, (a) will not be permitted or entitled to tender such old series a preferred securities in the exchange offer and (b) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any sale or other transfer of such Old Series A Preferred Securities unless such sale is made pursuant to an exemption from such requirements. In addition, as described below, if any broker-dealer holds Old Series A Preferred Securities acquired for its own account as a result of market-making or other trading activities ("Participating Broker-Dealers") and exchanges such Old Series A Preferred Securities for New Series A Preferred Securities, then such broker-dealer must deliver a prospectus meeting the requirements of the Securities Act in connection with any resales of such New Series A Preferred Securities.

                                       Each holder of Old Series A Preferred
                                       Securities who wishes to exchange Old
                                       Series A Preferred Securities for New
                                       Series A Preferred Securities in the
                                       Exchange Offer will be required to
                                       represent that (i) it is not an
                                       "affiliate" of the Company or the Series
                                       A Issuer, (ii) any New Series A Preferred
                                       Securities to be received by it are being acquired in the ordinary course of its business, (iii) it has no arrangement or understanding with any person to participate in a distribution (within the meaning of the Securities Act) of such New Series A Preferred Securities, and
                                       (iv) if such holder is not a
                                       broker-dealer, such holder is not engaged in, and does not intend to engage in, a distribution (within the meaning of the Securities Act) of such New Series A Preferred Securities. Each broker-dealer that receives New Series A Preferred

                                       Securities for its own account pursuant
                                       to the Exchange Offer must acknowledge
                                       that it acquired the Old Series A
                                       Preferred Securities for its own account as the result of market-making activities or other trading activities and must agree that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such New Series A Preferred Securities. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. Participating
                                       Broker-Dealers may fulfill their
                                       prospectus delivery requirements with
                                       respect to the New Series A Preferred
                                       Securities received upon exchange of such Old Series A Preferred Securities with a Prospectus meeting the requirements of the Securities Act, which may be this Prospectus, as it may be amended or supplemented from time to time, for a period ending 90 days after the Expiration Date or, if earlier, when all such New Series A Preferred Securities have been disposed of by such Participating Broker-Dealer. (See "Plan of Distribution.") Any Participating Broker-Dealer who is an "affiliate" of the Company or the Series A Issuer and any Participating Broker who purchased the Old Series A Preferred Securities from the Series A Issuer to resell the Old Series A Preferred Securities must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction. (See "The Exchange Offer--Resales of New Series A Preferred Securities.")

Exchange Agent........................ The exchange agent with respect to the
                                       Exchange Offer is The Bank of New York
                                       (the "Exchange Agent"). The addresses,
                                       and telephone and facsimile numbers of
                                       the Exchange Agent are set forth in "The
                                       Exchange Offer--Exchange Agent" and in
                                       the Letter of Transmittal.

Use of Proceeds....................... Neither the Company nor the Series A
                                       Issuer will receive any cash proceeds
                                       from the issuance of the New Series A
                                       Preferred Securities offered hereby. (See
                                       "Use of Proceeds From Sale of Old Series
                                       A Preferred Securities.")

Certain United States Federal Income
 Tax Considerations; ERISA
 Considerations....................... Holders of Old Series A Preferred
                                       Securities should review the information set forth under "Certain Federal Income Tax Consequences" and "ERISA
                                       Considerations" prior to tendering Old
                                       Series A Preferred Securities in the
                                       Exchange Offer.

                      THE NEW SERIES A PREFERRED SECURITIES

Securities Offered.................... Up to $70,000,000 aggregate Liquidation
                                       Amount of the Series A Issuer's 10 1/4%
                                       Series A Preferred Securities which have been registered under the Securities Act (Liquidation Amount $1,000 per Series A Preferred Security). The New Series A Preferred Securities will be issued and the Old Series A Preferred Securities were issued under the Trust Agreement. The New Series A Preferred Securities and any Old Series A Preferred Securities which remain outstanding after consummation of the Exchange Offer will constitute a single series of Series A Preferred Securities under the Trust Agreement and, accordingly, will vote together as a single class for purposes of determining whether holders of the requisite percentage in outstanding Liquidation Amount thereof have taken certain actions or exercised certain rights under the Trust Agreement. (See "Description of the New
                                       Securities--Description of Series A
                                       Preferred Securities--General.") The
                                       terms of the New Series A Preferred
                                       Securities are identical in all material respects to the terms of the Old Series A Preferred Securities, except that the New Series A Preferred Securities have been registered under the Securities Act and therefore are not subject to certain restrictions on transfer applicable to the Old Series A Preferred Securities and will not provide for any increase in the Distribution rate thereon. The Old Securities provided for such increase if they were not registered under the Securities Act within the time period specified by the Old Securities. (See "The Exchange Offer--Purpose of the Exchange Offer," "Description of the New Securities" and "Description of the Old Securities.")

Distribution Dates.................... June 30 and December 31 of each year, commencing on the first such date
                                       following the original issuance of the
                                       New Series A Preferred Securities.

Extension Periods..................... Distributions on the New Series A
                                       Preferred Securities will be deferred for the duration of any Extension Period elected by the Company with respect to the payment of interest on the Series A Subordinated Debentures. No Extension Period will exceed 10 consecutive semi-annual periods or extend beyond the

                                       Stated Maturity. (See "Description of the
                                       New Securities--Description of Series A
                                       Subordinated Debentures--Right to Defer
                                       Interest Payment Obligation" and "Certain
                                       Federal Income Tax Consequences--Original
                                       Issue Discount.")

Ranking............................... The New Series A Preferred Securities
                                       will rank pari passu, and payments
                                       thereon will be made pro rata with the
                                       Common Securities, except as described
                                       under "Description of the New
                                       Securities--Description of Series A
                                       Preferred Securities--Subordination of
                                       Common Securities." The Series A
                                       Subordinated Debentures will rank pari
                                       passu with all of the other junior
                                       subordinated debentures that may be
                                       issued by the Company pursuant to the
                                       Indenture (as hereinafter defined)
                                       ("Other Debentures"), which will be
                                       issued and sold (if at all) to other
                                       trusts to be established by the Company
                                       (if any), in each case similar to the
                                       Series A Issuer ("Other Issuers"), and
                                       will be unsecured, subordinate and junior in right of payment to the extent and in the manner set forth in the Indenture to all Senior and Subordinated Debt (as defined herein). (See "Description of the New Securities--Description of Series A Subordinated Debentures.") The Series A Guarantee will rank PARI PASSU with all of the other guarantees (if any), that may be issued by the Company with respect to other preferred securities (if any), that may be issued by Other Issuers ("Other Guarantees") and will constitute an unsecured obligation of the Company and will rank subordinate and junior in right of payment to the extent and in the manner set forth in the Series A Guarantee Agreement to all Senior and Subordinated Debt. (See "Description of the New Securities--Description of
                                       Series A Guarantee.")

Redemption............................ The Series A Preferred Securities are
                                       subject to mandatory redemption in whole but not in part (i) at the Stated Maturity upon repayment of the Series A Subordinated Debentures, (ii) at any time contemporaneously with the prepayment of the Series A Subordinated Debentures upon the occurrence and continuation of a Tax Event at the Optional Redemption Price and (iii) at any time on or after December 30, 2006 contemporaneously with the optional prepayment by the Company of the Series A

                                       Subordinated Debentures at the Tax Event
                                       Redemption Price. (See "Description of
                                       the New Securities--Description of
                                       Series A Preferred Securities--
                                       Redemption.")

Rating   ............................. The New Series A Preferred Securities are
                                       expected to be rated "b2" by Moody's
                                       Investors Services, Inc. and "BB-" by
                                       Thompson's Bank Watch, which are the
                                       ratings of the Old Series A Preferred
                                       Securities.

Absence of Market for the New
 Series A Preferred Securities........ The New Series A Preferred Securities
                                       will be a new issue of securities for
                                       which there currently is no market.
                                       Although Friedman, Billings, Ramsey &
                                       Co., and Raymond James & Associates,
                                       Inc., the initial purchasers of the Old
                                       Series A Preferred Securities (the
                                       "Initial Purchasers"), have informed the
                                       Company and the Series A Issuer that they each currently intend to make a market in the New Series A Preferred Securities, they are not obligated to do so, and any such market making may be discontinued at any time without notice. Accordingly, there can be no assurance as to the development of any market or liquidity for the New Series A Preferred Securities. The Series A Issuer and the Company do not intend to apply for listing of the New Series A Preferred Securities on any securities exchange or for quotation through the National Association of Securities Dealers Automated Quotation System.

                                  RISK FACTORS

         Holders tendering Old Series A Preferred Securities in the Exchange Offer should carefully consider the matters set forth under "Risk Factors."

         For further information regarding the New Series A Preferred Securities, see "Description of the New Securities--Description of Series A Preferred Securities."

                                  RISK FACTORS

         In addition to the other information in this Prospectus, the following factors should be considered carefully in evaluating the New Series A Preferred Securities before deciding whether to accept the Exchange Offer. The risk factors set forth below are generally applicable to the Old Series A Preferred Securities as well as the New Series A Preferred Securities.

RANKING OF SUBORDINATED OBLIGATIONS UNDER THE SERIES A GUARANTEE AND THE SERIES A SUBORDINATED DEBENTURES

         The obligations of the Company under the Series A Guarantee issued by the Company for the benefit of the holders of the Series A Preferred Securities are unsecured and rank subordinate and junior in right of payment to all Senior Debt of the Company, which is generally defined to include all other current and future indebtedness of the Company (except trade and other liabilities arising in the ordinary course of business), unless such other indebtedness expressly provides that it is not superior in right of payment to the Series A Subordinated Debentures. The obligations of the Company under the Series A Subordinated Debentures are subordinate and junior in right of payment to all of such Senior Debt of the Company. At December 31, 1996, the Company had no outstanding Senior Debt. Because the Company is a holding company, the right of the Company to participate in any distribution of assets of any subsidiary, including the Bank, upon such subsidiary's liquidation or reorganization or otherwise (and thus the ability of holders of the Series A Preferred Securities to benefit indirectly from such distribution), is subject to the prior claims of creditors of that subsidiary, except to the extent that the Company may itself be recognized as a creditor of that subsidiary. Accordingly, the Series A Subordinated Debentures and the Series A Guarantee are effectively subordinated to all existing and future liabilities of the Company's subsidiaries and holders of the Series A Subordinated Debentures should look only to the assets of the Company for payments on the Series A Subordinated Debentures. (See "The Company.") None of the Indenture, the Series A Guarantee, the Expense Agreement or the Trust Agreement places any limitation on the amount of secured or unsecured debt, including Senior Debt, that may be incurred by the Company. (See "Description of the New Securities--Description of Series A Guarantee--Status of the Series A Guarantee" and "Description of the New Securities--Description of Series A Subordinated Debentures--Subordination."

         The ability of the Series A Issuer to pay amounts due on the Series A Preferred Securities is solely dependent upon the Company making payments on the Series A Subordinated Debentures as and when required.

COMPANY LIQUIDITY

         As a savings and loan holding company, the Company conducts its operations principally through its subsidiaries and, therefore, its principal source of cash, other than its investing and financing activities, is the receipt of dividends from the Bank. However, there are legal limitations on the source and amount of dividends that a savings bank such as the Bank is permitted to pay. The current Office of Thrift Supervision (the "OTS") regulation applicable to the payment of dividends or other capital distributions by savings institutions imposes limits on capital distributions based upon an institution's regulatory capital levels and net income. An institution that meets or exceeds all of its fully phased-in capital requirements (both before and after giving effect to the distribution) and is not in need of more than normal supervision would be a "Tier 1 association." A Tier 1 association may make capital distributions during a calendar year of up to the greater of (i) 100% of net income for the current calendar year plus 50% of its capital surplus or (ii) 75% of its net income over the most recent four quarters. Any additional capital distributions would require prior regulatory approval. The Bank currently exceeds its fully phased-in capital requirements and qualifies as a Tier 1 association under the regulation.

         An institution that meets the minimum regulatory capital requirements but does not meet the fully phased-in capital requirements would be a "Tier 2 association," which may make capital distributions of between 25% and 75% of its net income over the most recent four-quarter period, depending upon the institution's risk-based capital level. A "Tier 3 association" is defined as an institution that does not meet all of the minimum regulatory capital requirements and therefore may not make any capital distributions without the prior approval of the OTS.

         Savings institutions must provide the OTS with at least 30 days written notice before making any capital distributions. All such capital distributions are also subject to the OTS' right to object to a distribution on safety and soundness grounds.

RIGHT TO DEFER INTEREST PAYMENT OBLIGATION; TAX CONSEQUENCES; MARKET PRICE CONSEQUENCES

         So long as no event of default under the Indenture has occurred and is continuing, the Company has the right under the Indenture to defer the payment of interest on the Series A Subordinated Debentures, at any time or from time to time, for a period not exceeding 10 consecutive semi-annual periods with respect to each Extension Period, provided that no Extension Period may extend beyond the Stated Maturity of the Series A Subordinated Debentures. As a consequence of any such deferral, semi-annual Distributions on the Series A Preferred Securities by the Series A Issuer will also be deferred (and the amount of Distributions to which holders of the Series A Preferred Securities are entitled will accumulate at the rate of 10 1/4% per annum, compounded semi-annually from the relevant payment date for such Distributions) during any such Extension Period. During any such Extension Period, the Company may not, and may not permit any subsidiary of the Company to, (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of the Company's capital stock, (ii) make any payment of principal, interest or premium, if any, on or repay, repurchase or redeem any debt securities of the Company that rank PARI PASSU with or junior in interest to the Series A Subordinated Debentures or (iii) make any guarantee payments with respect to any guarantee by the Company of the debt securities of any subsidiary of the Company if such guarantee ranks PARI PASSU with or junior in interest to the Series A Subordinated Debentures (other than (a) dividends or distributions in common stock of the Company, (b) any declaration of a dividend in connection with the implementation of a stockholders' rights plan, or the issuance of stock under any such plan in the future or the redemption or repurchase of any such rights pursuant thereto, (c) payments under the Series A Guarantee and (d) purchases of common stock related to the issuance of common stock or rights under any of the Company's benefit plans for its directors, officers or employees). Prior to the termination of any such Extension Period, the Company may further defer the payment of interest, provided that no Extension Period may exceed 10 consecutive semi-annual periods or extend beyond the Stated Maturity of the Series A Subordinated Debentures. Upon the termination of any Extension Period and the payment of all interest then accrued and unpaid on the Series A Subordinated Debentures (together with interest thereon at the annual rate of 10 1/4%, compounded semi-annually from the relevant payment date for such interest, to the extent permitted by applicable law), the Company may elect to begin a new Extension Period subject to the above requirements. There is no limitation on the number of times that the Company may elect to begin an Extension Period. (See "Description of the New Securities--Description of Series A Preferred Securities--Distributions" and "Description of the New Securities--Description of Series A Subordinated Debentures--Right to Defer Interest Payment Obligation.")

         Should an Extension Period occur, a holder of the Series A Preferred Securities will continue to accrue income (in the form of original issue discount) in respect of its PRO RATA share of the Series A Subordinated Debentures held by the Series A Issuer for United States federal income tax purposes. As a result, a holder of the Series A Preferred Securities will be required to include such income in gross income for United States federal income tax purposes in advance of the receipt of cash and will not receive the cash related to such income from the Series A Issuer if the holder disposes of the Series A Preferred Securities prior to the record date for the payment of Distributions. (See "Certain Federal Income Tax Consequences--Original Issue Discount" and "--Sales or Redemption of the Series A Preferred Securities.")

         The Company has no current intention of exercising its right to defer payments of interest on the Series A Subordinated Debentures. However, should the Company elect to exercise such right in the future, the market price of the Series A Preferred Securities is likely to be affected. A holder that disposes of its Series A Preferred Securities during an Extension Period, therefore, might not receive the same return on its investment as a holder that continues to hold its Series A Preferred Securities. In addition, as a result of the existence of the Company's right to defer interest payments, the market price of the Series A Preferred Securities may be more volatile than the market prices of other securities on which original issue discount accrues and that are not subject to such deferrals.

CONSOLIDATION, MERGER, SALE OF ASSETS AND OTHER TRANSACTIONS

         The general provisions of the Indenture do not afford holders of Series A Subordinated Debentures protection in the event of a highly leveraged transaction, reorganization, restructuring, merger or similar transaction involving the Company that may adversely affect the holders of the Series A Subordinated Debentures. Moreover, since the sole assets of the Series A Issuer are the Series A Subordinated Debentures, any adverse effect on the Series A Issuer would have a corresponding adverse effect on the holders of the New Series A Preferred Securities.

TAX EVENT--REDEMPTION

         Upon the occurrence and continuation of a Tax Event (whether occurring before or after December 31, 2006), the Company has the right to redeem the Series A Subordinated Debentures in whole (but not in part) within 90 days following the occurrence of such Tax Event and therefore cause a mandatory redemption of the Series A Preferred Securities. (See "Description of the New Securities--Description of Series A Debentures--Tax Event Redemption.")

         A "Tax Event" means the receipt by the Series A Issuer of an opinion of counsel experienced in such matters to the effect that, as a result of any amendment to, or change (including any announced prospective change) in, the laws (or any regulations thereunder) of the United States or any political subdivision or taxing authority thereof or therein, or as a result of any official administrative pronouncement or judicial decision interpreting or applying such laws or regulations, which amendment or change is effective or such pronouncement or decision is announced on or after the date of issuance of the Series A Preferred Securities under the Trust Agreement, there is more than an insubstantial risk that (i) the Series A Issuer is, or will be within 90 days of the date of such opinion, subject to United States federal income tax with respect to income received or accrued on the Series A Subordinated Debentures,
(ii) interest payable by the Company on the Series A Subordinated Debentures is not, or within 90 days of the date of such opinion will not be, deductible by the Company, in whole or in part, for United States federal income tax purposes or (iii) the Series A Issuer is, or will be within 90 days of the date of such opinion, subject to more than a DE MINIMIS amount of other taxes, duties or other governmental charges. (See "Description of the New Secuurities--Description of Series A Subordinated Debentures--Tax Event Redemption.")

         (See "Certain Federal Income Tax Consequences--Possible Tax Law Changes" for a discussion of certain legislative proposals that, if adopted, could give rise to a Tax Event, which would permit the Company to cause a redemption of the Series A Preferred Securities prior to December 31, 2006.)

LIQUIDATION OF THE SERIES A ISSUER AND DISTRIBUTION OF THE SERIES A SUBORDINATED DEBENTURES TO HOLDERS

         The Company will have the right at any time to terminate the Series A Issuer and, after satisfaction of liabilities to creditors of the Series A Issuer as required by applicable law, cause the Series A Subordinated Debentures to be distributed to the holders of the Series A Preferred Securities in exchange therefor in liquidation of the Series A Issuer. (See "Description of the New Securities--Description of Series A Preferred Securities--Liquidation of the Series A Issuer and Distribution of the Series A Subordinated Debentures to Holders.")

RIGHTS UNDER THE SERIES A GUARANTEE

         The Series A Guarantee guarantees to the holders of the Series A Preferred Securities the following payments, to the extent not paid by the Series A Issuer: (i) any accumulated and unpaid Distributions required to be paid on the Series A Preferred Securities, to the extent that the Series A Issuer has funds on hand available therefor at such time, (ii) the redemption price with respect to any Series A Preferred Securities called for redemption, to the extent that the Series A Issuer has funds on hand available therefor at such time, and (iii) upon a voluntary or involuntary dissolution, winding-up or liquidation of the Series A Issuer (unless the Series A Subordinated Debentures are distributed to holders of the Series A Preferred Securities in exchange therefor), the lesser of (a) the aggregate of the Liquidation Amount and all accumulated and unpaid Distributions to the date of payment, to the extent that the Series A Issuer has funds on hand available therefor at such time, and (b) the amount of assets of the Series A Issuer remaining available for distribution to holders of the Series A Preferred Securities after payment of creditors of the Series A Issuer as required by applicable law.

         If the Company were to default on its obligation to pay amounts payable under the Series A Subordinated Debentures, the Series A Issuer would lack funds for the payment of Distributions or amounts payable on redemption of the Series A Preferred Securities or otherwise, and, in such event, holders of the Series A Preferred Securities would not be able to rely upon the Series A Guarantee for payment of such amounts. The holders of not less than a majority in aggregate Liquidation Amount of the Series A Preferred Securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Guarantee Trustee in respect of the Series A Guarantee or to direct the exercise of any trust power conferred upon the Guarantee Trustee under the Series A Guarantee. Any holder of the Series A Preferred Securities may institute a legal proceeding directly against the Company to enforce its rights under the Series A Guarantee without first instituting a legal proceeding against the Series A Issuer, the Guarantee Trustee or any other person or entity. Instead, in the event that an event of default under the Indenture shall have occurred and be continuing and such event is attributable to the failure of the Company to pay interest on or principal of the Series A Subordinated Debentures on the applicable payment date, a holder of the Series A Preferred Securities may institute a legal proceeding directly against the Company for enforcement of payment to such holder of the principal of or interest on such Series A Subordinated Debentures having a principal amount equal to the aggregate Liquidation Amount of the Series A Preferred Securities of such holder (a "Direct Action"). In connection with such Direct Action, the Company will have a right of set-off under the Indenture to the extent of any payment made by the Company to such holder of the Series A Preferred Securities in the Direct Action. Except as described herein, holders of the Series A Preferred Securities will not be able to exercise directly any other remedy available to the holders of the Series A Subordinated Debentures or assert directly any other rights in respect of the Series A Subordinated Debentures. The Bank of New York will act as the guarantee trustee under the Series A Guarantee (the "Guarantee Trustee") and will hold the Series A Guarantee for the benefit of the holders of the Series A Preferred Securities. The Bank of New York will also act as Debenture Trustee for the Series A Subordinated Debentures and as Property Trustee, and The Bank of New York (Delaware) will act as Delaware Trustee under the Trust Agreement. (See "Description of the New Securities--Description of Series A Subordinated Debentures--Enforcement of Certain Rights by Holders of the Series A Preferred Securities," "Description of the New Securities--Description of Series A Subordinated Debentures--Debenture Events of Default" and "Description of the New Securities--Description of Series A Guarantee.") The Trust
Agreement provides that each holder of the Series A Preferred Securities by acceptance thereof agrees to the provisions of the Series A Guarantee and the Indenture.

LIMITED VOTING RIGHTS

         Holders of the Series A Preferred Securities will generally have limited voting rights relating only to the modification of the Series A Preferred Securities and the exercise of the Series A Issuer's rights as holder of the Series A Subordinated Debentures and the Series A Guarantee. Holders of the

Series A Preferred Securities will not be entitled to vote to appoint, remove or replace the Property Trustee, the Delaware Trustee or the Administrative Trustees, and such voting rights are vested exclusively in the holder of the Series A Common Securities except, with respect to the Property Trustee and the Delaware Trustee, upon the occurrence of certain events described herein. The Property Trustee, the Administrative Trustees and the Company may amend the Trust Agreement without the consent of holders of the Series A Preferred Securities to ensure that the Series A Issuer will be classified for United States federal income tax purposes as a grantor trust even if such action adversely affects the interests of such holders. (See "Description of the New Securities--Description of Series A Preferred Securities--Voting Rights; Amendment of the Trust Agreement" and "--Removal of the Series A Issuer Trustees.")

POSSIBLE TAX LAW CHANGES AFFECTING THE SERIES A PREFERRED SECURITIES

         On February 6, 1997, as a part of President Clinton's Fiscal 1998 Budget Proposal, the Treasury Department proposed legislation (the "Proposed Legislation") that, among other things, would treat as equity for United States federal income tax purposes certain debt instruments with a maximum term of more than 15 years. The Proposed Legislation is proposed to be effective for debt instruments issued on or after the date on which the first congressional committee action is taken.

         It is expected that, if the Proposed Legislation is enacted as currently proposed, such legislation will not apply to the Old Series A Subordinated Debentures since they were issued prior to the date of any committee action. Moreover, if the Proposed Legislation is enacted with effective-date provisions that are identical in all material respects (except for the actual effective date) to the effective-date provisions for an earlier version of the Proposed Legislation contained in the Revenue Reconciliation Bill of 1996 (the "1996 Bill"), then, even if the Exchange Offer is consummated after the actual effective date of such legislation, the exchange of the Old Securities for the New Securities will not cause the New Series A Subordinated Debentures to be subject to such legislation. However, there can be no assurances that the effective date guidance contained in the Proposed Legislation and the 1996 Bill will be incorporated in the legislation, if enacted, or that other legislation enacted after the date hereof will not otherwise adversely affect the tax treatment of the Series A Subordinated Debentures or the Series A Preferred Securities.

         If the Proposed Legislation were enacted and applied to all or a portion of the Series A Subordinated Debentures, the Company would be unable to fully deduct the interest on the Series A Subordinated Debentures. Such a change could give rise to a Tax Event, which would permit the Company to cause a redemption of the Series A Preferred Securities before, as well as after, December 31, 2006. See "Description of the New Securities--Description of Series A Subordinated Debentures--Redemption" and "Description of the New Securities--Series A Preferred Securities--Redemption." In addition, the income with respect to the Series A Preferred Securities would be treated as consisting entirely or partly of distributions with respect to stock, which would constitute dividends to the extent that they did not exceed the current and accumulated earnings and profits of the Company. Dividends paid by a United States corporation to foreign persons are generally subject to United States federal withholding tax. (See "Certain Federal Income Tax Consequences--Possible Tax Law Changes.")

COMPOSITION OF RESIDENTIAL AND COMMERCIAL REAL ESTATE LOAN PORTFOLIO

         GEOGRAPHIC CONCENTRATION. The loans in the Company's portfolio are predominantly secured by real estate. At December 31, 1996, 52.3% of the Company's gross loans receivable were secured by properties located in Florida, 15.2% by properties located in California and the balance secured by properties located throughout the country. Conditions in the real estate markets in which the collateral for the Company's mortgage loans are located strongly influence the level of the Company's non-performing loans and its results of operations. Real estate values are affected by, among other things, changes in general or local economic conditions, changes in governmental rules or policies, the availability of loans to potential purchasers, and acts of nature. Although the Company's underwriting standards are intended to protect the Company against adverse local real estate trends, declines in real estate markets could negatively impact the value of the collateral securing the Company's loans and its results of operations. In this regard, as a result of the downturn in the California real estate market in 1993, the Company believes that certain of its loans secured by real estate in California have current loan to value ratios that are higher than those when the loans were originated. (See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Financial Condition--Credit Quality" and "Business of BankUnited Financial Corporation--Lending Activities--Loan Portfolio" in the Company's Annual Report on Form 10-K/A for the year ended September 30, 1996, contained in Appendix A to this Prospectus.)

         DIVERSIFIED LENDING RISKS. The Company's recent operating strategy has included an increased emphasis on originating and/or purchasing commercial real estate (including multi-family residential), real estate construction, and commercial business loans. These lending categories are generally considered to involve a higher degree of risk than that for traditional single-family residential lending, because, among other factors, such loans involve larger loan balances to a single borrower or groups of related borrowers. In addition, some loans will default despite the Company's policies and procedures for loan underwriting. At December 31, 1996, the Company had a balance of $122.9 million in commercial real estate loans, $7.0 million in commercial business loans and $11.9 million in real estate construction loans. (See "Business of BankUnited Financial Corporation--Commercial Real Estate Lending," "--Real Estate Construction Lending," and "--Commercial Business Lending" in the Company's Annual Report on Form 10-K/A for the year ended September 30, 1996, contained in Appendix A to this Prospectus.)

COMPETITION

    The Company faces substantial competition in purchasing and originating real estate loans and in attracting deposits. The Company's competition in originating real estate loans is principally from banks, other thrifts, mortgage banking companies, real estate financing conduits, and small insurance companies. In purchasing real estate loans, the Company competes with other participants in the secondary mortgage market. Many entities competing with the Company enjoy competitive advantages over the Company relative to a potential borrower or seller in terms of a prior business relationship, wide geographic presence or more accessible branch office locations, the ability to offer additional services or more favorable pricing alternatives, a lower origination and operating cost structure, and other relevant items. The Company does not have a significant market share of the real estate lending activities in the areas in which it conducts operations, and increased competition in those areas from traditional competitors or new sources could result in a decrease in the origination or purchase of mortgage loans and could adversely affect the Company's results of operations. In its deposit gathering activities, the Company competes with insured depository institutions such as thrifts, credit unions, and banks, as well as uninsured investment alternatives including money market funds. These competitors may offer higher rates than the Company which either could result in the Company either attracting fewer deposits or could require the Company to increase the rates it pays to attract deposits. Increased deposit competition could adversely affect the Company's ability to generate the funds necessary for its lending operations and could adversely affect the Company's results of operations. (See "Business of BankUnited Financial Corporation--Market Area and Competition" in the Company's Annual Report on Form 10-K/A for the year ended September 30, 1996, contained in Appendix A to this Prospectus.)

MARKET PRICES

         There can be no assurance as to the market prices that may develop for Series A Preferred Securities or Series A Subordinated Debentures that may be distributed in exchange for Series A Preferred Securities if a termination of the Series A Issuer occurs. Accordingly, the Series A Preferred Securities, or the Series A Subordinated Debentures that a holder of Series A Preferred Securities may receive in liquidation of the Series A Issuer, may trade at a discount from the price that the investor paid to purchase the Series A Preferred Securities.

CONSEQUENCES OF A FAILURE TO EXCHANGE OLD SERIES A PREFERRED SECURITIES

         The Old Series A Preferred Securities have not been registered under the Securities Act or any state securities laws and therefore may not be offered, sold or otherwise transferred except in compliance with the registration requirements of the Securities Act and any other applicable securities laws, or pursuant to an exemption therefrom or in a transaction not subject thereto, and in each case in compliance with certain other conditions and restrictions. Old Series A Preferred Securities which remain outstanding after consummation of the Exchange Offer will continue to bear a legend reflecting such restrictions on transfer. In addition, upon consummation of the Exchange Offer, holders of Old Series A Preferred Securities which remain outstanding will not be entitled to any rights to have such Old Series A Preferred Securities registered under the Securities Act or to any similar rights under the Registration Rights Agreements (subject to certain limited exceptions). The Company and the Series A Issuer do not intend to register under the Securities Act any Old Series A Preferred Securities which remain outstanding after consummation of the Exchange Offer (subject to limited exceptions, if applicable).

         A holder's ability to sell untendered Old Series A Preferred Securities could be adversely affected. In addition, although the Old Series A Preferred Securities have been designated for trading in the Private Offerings, Resale and Trading through Automatic Linkages ("PORTAL") market, to the extent that Old Series A Preferred Securities are tendered and accepted in connection with the Exchange Offer, any trading market for Old Series A Preferred Securities which remain outstanding after the Exchange Offer could be adversely affected.

         The New Series A Preferred Securities and any Old Series A Preferred Securities which remain outstanding after consummation of the Exchange Offer will constitute a single series of Series A Preferred Securities under the Trust Agreement and, accordingly, will vote together as a single class for purposes of determining whether holders of the requisite percentage in outstanding Liquidation Amount thereof have taken certain actions or exercised certain rights under the Trust Agreement. (See "Description of the New Securities--Description of Series A Preferred Securities--General.")

         The Old Series A Preferred Securities provide that, if the Exchange Offer is not consummated by June 28, 1997, the Distribution rate borne by the Old Series A Preferred Securities will increase by 0.25% per annum (not to exceed in the aggregate 0.50%) commencing on June 29, 1997, until the Exchange Offer is consummated. (See "Description of the Old Securities.") Following consummation of the Exchange Offer, the Old Series A Preferred Securities will not be entitled to any increase in the Distribution rate thereon. The New Series A Preferred Securities will not be entitled to any such increase in the Distribution rate thereon.

ABSENCE OF PUBLIC MARKET; TRADING CHARACTERISTICS OF THE SERIES A PREFERRED SECURITIES

         The Old Series A Preferred Securities were issued to, and the Company believes are currently owned by, a relatively small number of beneficial owners. The Old Series A Preferred Securities have not been registered under the Securities Act and will be subject to restrictions on transferability to the extent that they are not exchanged for the New Series A Preferred Securities. Although the New Series A Preferred Securities will generally be permitted to be resold or otherwise transferred by the holders (who are not affiliates of the Company or the Series A Issuer) without compliance with the registration requirements under the Securities Act, they will constitute a new issue of securities with no established trading market. Series A Preferred Securities may be transferred by the holders thereof only in blocks having a Liquidation Amount of not less than $100,000 (100 Series A Preferred Securities). The Company and the Series A Issuer have been advised by the Initial Purchasers that the Initial Purchasers presently intend to make a market in the New Series A Preferred Securities. However, the Initial Purchasers are not obligated to do so and any market-making activity with respect to the New Series A Preferred Securities may be discontinued at any time without notice. In addition, such market-making activity will be subject to the limits imposed by the Securities Act and the Exchange Act and may be limited during the Exchange Offer. Accordingly, no assurance can be given that an active public or other market will develop for the New Series A Preferred Securities or as to the liquidity of or the trading market for the New Series A Preferred Securities. If an active public market does not develop, the market price and liquidity of the New Series A Preferred Securities may be adversely affected.

         The Company does not intend to have the Series A Preferred Securities quoted on the NASDAQ National Market System or listed on any securities exchange. The Series A Preferred Securities may trade at prices that do not fully reflect the value of accrued but unpaid interest with respect to the underlying Series A Subordinated Debentures. A holder of the Series A Preferred Securities that disposes of its Series A Preferred Securities between record dates for payments of Distributions (and consequently does not receive a Distribution from the Series A Issuer for the period prior to such disposition) will nevertheless be required to include accrued but unpaid interest on the Series A Subordinated Debentures through the date of disposition in income as ordinary income and to add such amount to its adjusted tax basis in the Series A Preferred Securities that it sold. Such holder will recognize a capital loss to the extent the selling price (which may not fully reflect the value of accrued but unpaid interest) is less than its adjusted tax basis (which will include accrued but unpaid interest). Subject to certain limited exceptions, capital losses cannot be applied to offset ordinary income for United States federal income tax purposes. (See "Certain Federal Income Tax Consequences--Sales or Redemption of the Series A Preferred Securities.")

         If a public trading market develops for the New Series A Preferred Securities, future trading prices of such securities will depend upon many factors, including, among other things, prevailing interest rates, the Company's results of operations and the market for similar securities. Depending upon prevailing interest rates, the market for similar securities and other factors, including the financial condition of the Company, the New Series A Preferred Securities may trade at a discount.

         Notwithstanding the registration of the New Series A Preferred Securities in the Exchange Offer, holders who are "affiliates" (as defined under Rule 405 of the Securities Act) of the Company or the Trust may publicly offer for sale or resell the New Series A Preferred Securities only in compliance with the provisions of Rule 144 under the Securities Act.

         Each broker-dealer that receives New Series A Preferred Securities for its own account in exchange for Old Series A Preferred Securities, where such Old Series A Preferred Securities were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such New Series A Preferred Securities. (See "Plan of Distribution.")

EXCHANGE OFFER PROCEDURES

         Issuance of the New Series A Preferred Securities in exchange for Old Series A Preferred Securities pursuant to the Exchange Offer will be made only after a timely receipt by the Series A Issuer of such Old Series A Preferred Securities, a properly completed and duly executed Letter of Transmittal or Agent's Message in lieu thereof, and all other required documents. Therefore, holders of the Old Series A Preferred Securities desiring to tender such Old Series A Preferred Securities in exchange for New Series A Preferred Securities should allow sufficient time to ensure timely delivery. Neither the Company, the Series A Issuer, nor the Exchange Agent is under any duty to give notification of defects or irregularities with respect to the tenders of Old Series A Preferred Securities for exchange.

                       RATIO OF EARNINGS TO FIXED CHARGES

         The following table sets forth the ratio of earnings to fixed charges of the Company for the respective periods indicated (unaudited).

                                                                                                 THREE MONTHS
                                                                                                    ENDED
                                                        FOR THE YEARS ENDED SEPTEMBER 30,        DECEMBER 31,
                                                    ----------------------------------------     ------------
                                                    1992     1993     1994     1995     1996     1995    1996
                                                    ----     ----     ----     ----     ----     ----    ----
Ratio of Earnings to Fixed Charges:
    Excluding interest on deposits............      1.83     1.87     1.07     1.52     1.05     1.13    1.33
    Including interest on deposits............      1.18     1.27     1.03     1.21     1.02     1.07    1.12

         For purposes of computing these ratios, earnings represent income before income taxes and cumulative effect of changes in accounting principles and fixed charges (excluding capitalized interest). Fixed charges, excluding interest on deposits, include interest (other than on deposits but including capitalized interest) and the portion deemed representative of the interest factor of rents. Fixed charges, including interest on deposits, include all interest (including capitalized interest) and the portion deemed representative of the interest factor of rents.

         USE OF PROCEEDS FROM SALE OF OLD SERIES A PREFERRED SECURITIES

         Neither the Company nor the Series A Issuer will receive any cash proceeds from the issuance of the New Series A Preferred Securities offered hereby. In consideration for issuing the New Series A Preferred Securities in exchange for Old Series A Preferred Securities as described in this Prospectus, the Series A Issuer will receive Old Series A Preferred Securities in like Liquidation Amount. The Old Series A Preferred Securities surrendered in exchange for the New Series A Preferred Securities will be retired and cancelled.

         The net proceeds to the Series A Issuer from the offering of the Old Series A Preferred Securities was approximately $69,700,000 million (before deducting expenses associated with the offering). All of the proceeds from the sale of the Old Series A Preferred Securities were invested by the Series A Issuer in the Old Series A Subordinated Debentures. The Company intends to use the proceeds from the sale of the Series A Subordinated Debentures for general corporate purposes, including, but not limited to, capital contributions to the Bank.

                               THE SERIES A ISSUER

BANKUNITED CAPITAL

         BankUnited Capital is a statutory business trust created under Delaware law pursuant to (i) the Trust Agreement executed by the Company, as depositor, The Bank of New York, as Property Trustee, The Bank of New York (Delaware), as Delaware Trustee, and the Administrative Trustees named therein and (ii) the filing of a certificate of trust with the Delaware Secretary of State on December 13, 1996. The Trust Agreement was amended and restated in its entirety as of December 30, 1996 and as of March 24, 1997 (as so amended and restated, the "Trust Agreement"). The Series A Issuer was formed for the exclusive purposes of (i) issuing and selling the Series A Preferred Securities, (ii) using the proceeds from the sale of the Series A Preferred Securities to acquire Series A Subordinated Debentures issued by the Company and (iii) engaging in only those other activities necessary, advisable or incidental thereto (such as registering the New Series A Preferred Securities). Accordingly, the Series A Subordinated Debentures are the sole assets of the Series A Issuer, and payments under the Series A Subordinated Debentures are the sole revenue of the Series A Issuer.

         All of the Series A Common Securities are owned by the Company. The Series A Common Securities rank PARI PASSU, and payments will be made thereon PRO RATA, with the Series A Preferred Securities, except that upon the occurrence and continuance of an event of default under the Trust Agreement resulting from an Event of Default under the Indenture, the rights of the Company as holder of the Series A Common Securities to payment in respect of Distributions and payments upon liquidation, redemption or otherwise will be subordinated to the rights of the holders of the Series A Preferred Securities. (See "Description of the New Securities--Description of Series A Preferred Securities--Subordination of the Series A Common Securities.") The Company has acquired the Series A Common Securities in an aggregate Liquidation Amount equal to 4% of the total capital of the Series A Issuer. The Series A Issuer has a term of 55 years, but may terminate earlier as provided in the Trust Agreement. The Series A Issuer's business and affairs are conducted by its trustees, each appointed by the Company as holder of the Series A Common Securities. The trustees for the Series A Issuer are The Bank of New York, as the Property Trustee (the "Property Trustee"), The Bank of New York (Delaware), as the Delaware Trustee (the "Delaware Trustee"), and two individual trustees (the "Administrative Trustees") who are employees or officers of or affiliated with the Company (collectively, the "Series A Issuer Trustees"). The Bank of New York, as Property Trustee, will act as sole indenture trustee under the Trust Agreement for purposes of compliance with the Trust Indenture Act. The Bank of New York will also act as guarantee trustee under the Series A Guarantee and the Indenture. (See "Description of the New Securities--Description of the Series A Guarantee" and "Description of the New Securities--Description of the Series A Subordinated Debentures.") The holder of the Series A Common Securities, or the holders of a majority in Liquidation Amount of the Series A Preferred Securities if an event of default under the Trust Agreement resulting from an event of default under the Indenture has occurred and is continuing, will be entitled to appoint, remove or replace the Property Trustee and/or the Delaware Trustee. In no event will the holders of the Series A Preferred Securities have the right to vote to appoint, remove or replace the Administrative Trustees; such voting rights are vested exclusively in the holder of the Series A Common Securities. The duties and obligations of the Series A Issuer Trustees are governed by the Trust Agreement. The Company pays all fees and expenses related to the Series A Issuer and the offering of the Series A Preferred Securities and pays, directly or indirectly, all ongoing costs, expenses and liabilities of the Series A Issuer pursuant to the Expense Agreement.

                        BANKUNITED FINANCIAL CORPORATION

         The Company is a Florida corporation which is the savings and loan holding company for BankUnited, FSB (the "Bank"). The Company became the holding company for the Bank, which was originally chartered in 1984 as a Florida savings association, in a reorganization which occurred in 1993, when the Bank converted to a federally chartered stock savings bank. On November 15, 1996, the Company completed its acquisition of Suncoast Savings and Loan Association, FSA ("Suncoast"), a federally chartered stock savings association headquartered in Hollywood, Florida, which was merged into the Bank.

         The Company's acquisition of Suncoast has resulted in the Company becoming the fourth largest publicly held financial institution headquartered in South Florida with over $1.3 billion in assets. The merger has increased the Company's market share, particularly in Broward County, Florida, has allowed the Company to achieve economies associated with an in-market merger, and enables the Company to compete more effectively with larger financial institutions in South Florida.

         The Company currently has fifteen branch offices in South Florida, six of which were acquired with Suncoast. The Company's business has traditionally consisted of attracting deposits from the general public and using those deposits, together with borrowings and other funds, to purchase and originate single-family residential mortgage loans and to a lesser extent commercial real estate, commercial business, and consumer loans. The Company also invests in tax certificates and other permitted investments. As a result of the Suncoast acquisition, the Company has greatly expanded its mortgage loan servicing activities to include processing loan payments, remitting principal and interest to investors, administering escrow funds and providing other services in the administration of mortgage loans. The Company is an approved seller/servicer for GNMA, the Federal Home Loan Mortgage Corporation ("FHLMC") and Fannie Mae. The Company also services loans under contracts with the FDIC and other financial institutions.

         The Company's current strategy emphasizes strategic product niches which the Company believes are being underserved as South Florida's banking market consolidates. These products include commercial business and commercial real estate lending and deposit services for small to mid-sized businesses. The Company also focuses on attracting depositors that are seeking convenience, competitive rates and personalized service.

         The Company's executive offices are located at 255 Alhambra Circle, Coral Gables, Florida 33134, telephone (305) 569-2000.

                                 CAPITALIZATION

         The following table sets forth the consolidated capitalization of the Company as of December 31, 1996 as adjusted to give effect to the consummation of the sale of $20 million of the Old Series A Preferred Securities after December 31, 1996 and the application of the proceeds thereof. The following data should be read in conjunction with the consolidated financial statements and notes thereto of the Company incorporated by reference herein and deemed to be a part of this Prospectus. The issuance of the New Series A Preferred Securities will have no effect on the capitalization of the Company.

                                                                                          December 31, 1996
                                                                                                           AS
                                                                                      ACTUAL             ADJUSTED
                                                                                      ------             --------
                                                                                       (Dollars in thousands,
                                                                                      except per share amounts)
Deposits.........................................................................   $   878,166        $   878,166
FHLB advances....................................................................       288,484            288,484
Subordinated notes...............................................................           775                775
                                                                                    -----------        -----------
     Total deposits and borrowed funds...........................................     1,167,425          1,167,425
                                                                                    -----------        -----------
Company Obligated Mandatorily Redeemable Preferred Securities of
   Subsidiary Trust Holding Solely Junior Subordinated Deferrable Interest
   Debentures of the Company (1).................................................        50,000             70,000
                                                                                    -----------        -----------
Stockholders' equity:
 Preferred Stock, Series B, C, C-II, 8% Convertible and 9% Perpetual,
   $.01 par value; authorized--10,000,000 shares; issued and outstanding--
   3,584,547 shares(2)(3)........................................................            36                 36
 Class A Common Stock, $.01 par value; authorized--15,000,000 shares;
   issued and outstanding--7,656,953 shares (3)..................................            76                 76
 Class B Common Stock, $.01 par value; authorized--3,000,000 shares,
   issued and outstanding--251,515 shares........................................             3                  3
 Additional paid-in capital......................................................        89,860             89,860
 Retained earnings...............................................................         8,206              8,206
 Net unrealized losses on securities available for sale, net of tax..............           (26)               (26)
                                                                                    ------------       -----------
    Total stockholders' equity...................................................        98,155             98,155
                                                                                    -----------        -----------
    Total deposits, borrowed funds and stockholders' equity......................   $ 1,315,580        $ 1,335,580
                                                                                    ===========        ===========

----------
(1)      As described herein, the sole asset of the Series A Issuer as of December 31, 1996 is the $52 million of
         Series A Subordinated Debentures the Series A Issuer acquired from the Company.  After completion of the sale of the additional Series A Preferred Securities, the only asset of the Series A Issuer will be $72.8 million aggregate principal amount of the Series A Subordinated Debentures issued by the Company to the
         Series A Issuer. The Series A Subordinated Debentures bear interest at the annual rate of 10-1/4% of the principal amount thereof, payable in arrears on June 30 and December 31 of each year and will mature on
         December 31, 2026.  The Company owns all of the Common Securities of the Series A Issuer.
(2)      Such shares had an aggregate liquidation preference of $38.1 million at December 31, 1996.
(3)      The above table does not reflect the February 13, 1997 conversion of all outstanding shares of the
         Series C and Series C-II preferred stock into 822,889 shares of Class A Common Stock. The annual dividend on the Series C and C-II Preferred Stock was $378,000.

                              ACCOUNTING TREATMENT

         For financial reporting purposes, the Series A Issuer will be treated as a subsidiary of the Company and, accordingly, the accounts of the Series A Issuer will be included in the consolidated financial statements of the Company. The New Series A Preferred Securities will be presented as part of a separate line item in the consolidated statements of financial condition of the Company under the caption "Company Obligated Mandatorily Redeemable Preferred Securities of Subsidiary Trust Holding Solely Junior Subordinated Deferrable Interest Debentures of the Company," and appropriate disclosures about the New Series A Preferred Securities, will be included in the notes to the consolidated financial statements. For financial reporting purposes, the Company will record distributions payable on the Series A Preferred Securities as an expense in the consolidated statements of operations.

         The Company has agreed that future financial reports of the Company will: (i) present the New Series A Preferred Securities on the Company's statements of financial condition as a separate line item entitled "Company Obligated Mandatorily Redeemable Preferred Securities of Subsidiary Trust Holding Solely Junior Subordinated Deferrable Interest Debentures of the Company" (ii) include in a footnote to the financial statements disclosure that the sole assets of the Series A Issuer are the New Series A Subordinated Debentures specifying the principal amount, interest rate and maturity date of New Series A Subordinated Debentures held; and (iii) if Staff Accounting Bulletin No. 53 treatment is sought, include, in an audited footnote to the financial statements, disclosure that (a) the Series A Issuer is wholly owned,
(b) the sole assets of the Series A Issuer are its New Series A Subordinated Debentures, (c) the obligations of the Company under the New Series A Subordinated Debentures, the Indenture, the Trust Agreement and the Guarantee, in the aggregate constitute a full and unconditional guarantee by the Company of the Series A Issuer's obligations under the New Series A Preferred Securities.

                               THE EXCHANGE OFFER

PURPOSE AND EFFECT OF THE EXCHANGE OFFER

         In connection with the sale of the Old Series A Preferred Securities, the Company and the Series A Issuer entered into the Registration Rights Agreements with the Initial Purchasers, pursuant to which the Company and the Series A Issuer agreed, among other things, to file and to use their best reasonable efforts to cause to become effective on or before April 29, 1997 with the Commission a registration statement with respect to the exchange of the New Series A Preferred Securities, with terms identical in all material respects to the terms of the Old Series A Preferred Securities, for the Old Series A Preferred Securities. Copies of the Registration Rights Agreements have been filed as Exhibits to the Registration Statement of which this Prospectus is a part.

         The Exchange Offer is being made to satisfy the contractual obligations of the Company and the Series A Issuer under the Registration Rights Agreements. The form and terms of the New Series A Preferred Securities are the same as the form and terms of the Old Series A Preferred Securities except that the New Series A Preferred Securities have been registered under the Securities Act and therefore will not be subject to certain restrictions on transfer applicable to the Old Series A Preferred Securities and will not provide for any increase in the Distribution rate thereon. In that regard, the Old Series A Preferred Securities provide, among other things, that, if the Exchange Offer Registration Statement is not declared effective by April 29, 1997, or the Exchange Offer is not completed by June 28, 1997, the Distribution rate borne by the Old Series A Preferred Securities commencing on the day after such date will increase by 0.25% per annum (not to exceed in the aggregate 0.50%) until the Exchange Offer Registration Statement is declared effective or the Exchange Offer is completed, as applicable. Upon consummation of the Exchange Offer, holders of Old Series A Preferred Securities will not be entitled to any increase in the Distribution rate thereon or any further registration rights under the Registration Rights Agreements, except under limited circumstances. (See "--Resales of New Series A Preferred Securities," "Risk Factors--Consequences of a Failure to Exchange Old Series A Preferred Securities" and "Description of the Old Securities.")

         In the event that any changes in law or the applicable interpretations of the staff of the Commission do not permit the Series A Issuer to effect the Exchange Offer, if it is determined that the Exchange Offer would give rise to a Tax Event, if for any other reason the Exchange Offer is not consummated on or before June 28, 1997, or upon the request of an Initial Purchaser (under certain circumstances), the Company and the Series A Issuer will, at the Company's expense, (i) as promptly as practicable, file a Shelf Registration Statement covering resales of the Series A Preferred Securities, (ii) use its best efforts to cause the Shelf Registration Statement to be declared effective under the Securities Act as promptly as practicable and (iii) use its best efforts to keep effective the Shelf Registration Statement, with certain exceptions set forth in the Registration Rights Agreements, until three years after its effective date or such earlier date as all Series A Preferred Securities shall have been disposed of or on which all Series A Preferred Securities held by persons that are not affiliates of the Company or the Series A Issuer may be resold without registration pursuant to Rule 144 under the Securities Act or as a result of any changes in the existing registration requirements under the Securities Act which eliminate the holders' need for the Shelf Registration Statement or upon receipt of an opinion of counsel satisfactory to the Initial Purchasers which provides that all Series A

Preferred Securities may be resold without registration in a transaction that would result in the Series A Preferred Securities being freely tradable, provided however, that the purchaser is not an affiliate of the Series A Issuer or the Company (the "Effectiveness Period"). In the event of the filing of a Shelf Registration Statement, the Company will provide to each holder of Series A Preferred Securities copies of the prospectus which is a part of the Shelf Registration Statement, notify each holder when the Shelf Registration Statement has become effective and take certain other actions as are required to permit unrestricted resales of the Series A Preferred Securities. A holder of Series A Preferred Securities that sells such Series A Preferred Securities pursuant to the Shelf Registration Statement will be required to be named as a selling security holder in the related prospectus and to deliver a prospectus to purchasers, will be subject to certain of the civil liability provisions under the Securities Act in connection with such sales and will be bound by the provisions of the Registration Rights Agreement, including certain indemnification obligations.

         The Exchange Offer is not being made to, nor will the Company or the Series A Issuer accept tenders for exchange from, holders of Old Series A Preferred Securities in any jurisdiction in which the Exchange Offer or the acceptance thereof would not be in compliance with the securities or blue sky laws of such jurisdiction.

         Unless the context requires otherwise, the term "holder" with respect to the Exchange Offer means any person in whose name the Old Series A Preferred Securities are registered on the books of the Series A Issuer, or any person whose Old Series A Preferred Securities are held of record by The Depository Trust Company who desires to deliver such Old Series A Preferred Securities by book-entry transfer at The Depository Trust Company.

         Pursuant to the Exchange Offer, the Company will exchange as soon as practicable after the date hereof, the Old Series A Guarantee for the New Series A Guarantee and all of the Old Series A Subordinated Debentures, of which $72,800,000 aggregate principal amount is outstanding, for like aggregate principal of the New Series A Subordinated Debentures. The New Series A Guarantee and New Series A Subordinated Debentures have been registered under the Securities Act.

TERMS OF THE EXCHANGE

         The Company and the Series A Issuer hereby offer, upon the terms and subject to the conditions set forth in this Prospectus and in the accompanying Letter of Transmittal, to exchange up to $70,000,000 aggregate Liquidation Amount of New Series A Preferred Securities for a like aggregate Liquidation Amount of Old Series A Preferred Securities properly tendered on or prior to the Expiration Date (as defined below) and not properly withdrawn in accordance with the procedures described below. The Series A Issuer will issue, promptly after the Expiration Date, an aggregate Liquidation Amount of up to $70,000,000 of New Series A Preferred Securities in exchange for a like principal amount of outstanding Old Series A Preferred Securities tendered and accepted in connection with the Exchange Offer. Holders may tender their Old Series A Preferred Securities in whole or in part in a Liquidation Amount of not less than $100,000 or any integral multiple of $1,000 in excess thereof.

         The Exchange Offer is not conditioned upon any minimum Liquidation Amount of Old Series A Preferred Securities being tendered, but in no case less than $100,000 Liquidation Amount of Old Series A Preferred Securities. As of the date of this Prospectus $70,000,000 aggregate Liquidation Amount of the Old Series A Preferred Securities is outstanding.

         Holders of the Old Series A Preferred Securities do not have any appraisal or dissenters' rights in connection with the Exchange Offer. Old Series A Preferred Securities which are not tendered for or are tendered but not accepted in connection with the Exchange Offer will remain outstanding and be entitled to the benefits of the Trust Agreement, but will not be entitled to any further registration rights under the Registration Rights Agreements, except under limited circumstances. See "Risk Factors--Consequences of a Failure to Exchange Old Series A Preferred Securities" and "Description of the Old Securities."

         If any tendered Old Series A Preferred Securities are not accepted for exchange because of an invalid tender, the occurrence of certain other events set forth herein or otherwise, certificates for any such unaccepted Old Series A Preferred Securities will be returned, without expense, to the tendering holder thereof promptly after the Expiration Date.

         Holders who tender Old Series A Preferred Securities in connection with the Exchange Offer will not be required to pay brokerage commissions or fees or, subject to the instructions in the Letter of Transmittal, transfer taxes with respect to the exchange of the Old Series A Preferred Securities in connection with the Exchange Offer. The Company will pay all charges and expenses, other than certain applicable taxes described below, in connection with the Exchange Offer. (See "--Fees and Expenses.")

         NEITHER THE BOARD OF DIRECTORS OF THE COMPANY NOR THE TRUSTEE OF THE SERIES A ISSUER MAKES ANY RECOMMENDATION TO HOLDERS OF OLD SERIES A PREFERRED SECURITIES AS TO WHETHER TO TENDER OR REFRAIN FROM TENDERING ALL OR ANY PORTION OF THEIR OLD SERIES A PREFERRED SECURITIES PURSUANT TO THE EXCHANGE OFFER. IN ADDITION, NO ONE HAS BEEN AUTHORIZED TO MAKE ANY SUCH RECOMMENDATION. HOLDERS OF OLD SERIES A PREFERRED SECURITIES MUST MAKE THEIR OWN DECISION WHETHER TO TENDER PURSUANT TO THE EXCHANGE OFFER AND, IF SO, THE AGGREGATE AMOUNT OF OLD SERIES A PREFERRED SECURITIES TO TENDER AFTER READING THIS PROSPECTUS AND THE LETTER OF TRANSMITTAL AND CONSULTING WITH THEIR ADVISERS, IF ANY, BASED ON THEIR OWN FINANCIAL POSITION AND REQUIREMENTS.

EXPIRATION DATE; EXTENSIONS; AMENDMENTS

         The term "Expiration Date" means 5:00 p.m., New York City time, on June 28, 1997 unless the Exchange Offer is extended by the Company and the Series A Issuer (in which case the term "Expiration Date" shall mean the latest date and time to which the Exchange Offer is extended).

         The Company and the Series A Issuer expressly reserve the right in their sole and absolute discretion, subject to applicable law, at any time and from time to time, (i) to delay the acceptance of the Old Series A Preferred Securities for exchange, (ii) to terminate the Exchange Offer (whether or not any of the Old Series A Preferred Securities have theretofore been accepted for exchange) if the Company and the Series A Issuer determine, in their sole and absolute discretion, that any of the events or conditions referred to under "--Conditions to the Exchange Offer" have occurred or exist or have not been satisfied, (iii) to extend the Expiration Date of the Exchange Offer and retain all of the Old Series A Preferred Securities tendered pursuant to the Exchange Offer, subject, however, to the right of holders of the Old Series A Preferred Securities to withdraw their tendered Old Series A Preferred Securities as described under "--Withdrawal Rights," and (iv) to waive any condition or otherwise amend the terms of the Exchange Offer in any respect. If the Exchange Offer is amended in a manner determined by the Company and the Series A Issuer to constitute a material change, or if the Company and the Series A Issuer waive a material condition of the Exchange Offer, the Company or the Series A Issuer will promptly disclose such amendment by means of a prospectus supplement that will be distributed to the registered holders of the Old Series A Preferred Securities, and the Company and the Series A Issuer will extend the Exchange Offer to the extent required by Rule 14e-1 under the Exchange Act.

         Any such delay in acceptance, extension, termination or amendment will be followed promptly by oral or written notice thereof to the Exchange Agent and by making a public announcement thereof, and such announcement in the case of an extension will be made no later than 9:00 a.m., New York City time, on the next business day after the previously scheduled Expiration Date. Without limiting the manner in which the Company or the Series A Issuer may choose to make any public announcement and subject to applicable law, neither the Company nor the Series A Issuer shall have any obligation to publish, advertise or otherwise communicate any such public announcement other than by issuing a release to an appropriate news agency.

ACCEPTANCE FOR EXCHANGE AND ISSUANCE OF NEW SERIES A PREFERRED SECURITIES

         Upon the terms and subject to the conditions of the Exchange Offer, the Company and the Series A Issuer will exchange, and will issue to the Exchange Agent, the New Series A Preferred Securities for the Old Series A Preferred Securities validly tendered and not withdrawn (pursuant to the withdrawal rights described under "--Withdrawal Rights") promptly after the Expiration Date.

         In all cases, delivery of the New Series A Preferred Securities in exchange for the Old Series A Preferred Securities tendered and accepted for exchange pursuant to the Exchange Offer will be made only after timely receipt by the Exchange Agent of (i) the Old Series A Preferred Securities or a book-entry confirmation of a book-entry transfer of the Old Series A Preferred Securities into the Exchange Agent's account at The Depository Trust Company ("DTC"), including an Agent's Message if the tendering holder has not delivered a Letter of Transmittal, (ii) the Letter of Transmittal (or facsimile thereof), properly completed and duly executed, with any required signature guarantees, or, in the case of a book-entry transfer, an Agent's Message in lieu of the Letter of Transmittal, and (iii) any other documents required by the Letter of Transmittal.

         The term "book-entry confirmation" means a timely confirmation of a book-entry transfer of the Old Series A Preferred Securities into the Exchange Agent's account at DTC. The term "Agent's Message" means a message, transmitted by DTC to and received by the Exchange Agent and forming a part of a book-entry confirmation, which states that DTC has received an express acknowledgement from the tendering participant, which acknowledgement states that such participant has received and agreed to be bound by the Letter of Transmittal and that the Series A Issuer and the Company may enforce such Letter of Transmittal against such a participant.

         Subject to the terms and conditions of the Exchange Offer, the Company and the Series A Issuer will be deemed to have accepted for exchange, and thereby exchanged, the Old Series A Preferred Securities validly tendered and not withdrawn as, if and when the Company or the Series A Issuer gives oral or written notice to the Exchange Agent of the Company's and the Series A Issuer's acceptance of such Old Series A Preferred Securities for exchange pursuant to the Exchange Offer. The Exchange Agent will act as agent for the Company and the Series A Issuer for the purpose of receiving tenders of the Old Series A Preferred Securities, Letters of Transmittal and related documents, and as agent for tendering holders for the purpose of receiving the Old Series A Preferred Securities, Letters of Transmittal and related documents and transmitting the New Series A Preferred Securities to validly tendering holders. Such exchange will be made promptly after the Expiration Date. If for any reason whatsoever, acceptance for exchange or the exchange of any Old Series A Preferred Securities tendered pursuant to the Exchange Offer is delayed (whether before or after the Company's and the Series A Issuer's acceptance for exchange of the Old Series A Preferred Securities) or the Company or the Series A Issuer extends the Exchange Offer or is unable to accept for exchange or exchange the Old Series A Preferred Securities tendered pursuant to the Exchange Offer, then, without prejudice to the Company or the Series A Issuer's rights set forth herein, the Exchange Agent may, nevertheless, on behalf of the Company and the Series A Issuer and subject to Rule 14e-1(c) under the Exchange Act, retain tendered Old Series A Preferred Securities and such Old Series A Preferred Securities may not be withdrawn except to the extent tendering holders are entitled to withdrawal rights as described under "--Withdrawal Rights."

         Pursuant to the Letter of Transmittal, or Agent's Message in lieu thereof, a holder of the Old Series A Preferred Securities will warrant and agree in the Letter of Transmittal that it has full power and authority to tender, exchange, sell, assign and transfer the Old Series A Preferred Securities, that the Series A Issuer will acquire good, marketable and unencumbered title to the tendered Old Series A Preferred Securities, free and clear of all liens, restrictions, charges and encumbrances, and the Old Series A Preferred Securities tendered for exchange are not subject to any adverse claims or proxies. The holder also will warrant and agree that it will, upon request, execute and deliver any additional documents deemed by the Company, the Series A Issuer or the Exchange Agent to be necessary or desirable to complete the exchange, sale, assignment, and transfer of the Old Series A Preferred Securities tendered pursuant to the Exchange Offer.

PROCEDURES FOR TENDERING OLD SERIES A PREFERRED SECURITIES

         VALID TENDER. Except as set forth below, in order for the Old Series A Preferred Securities to be validly tendered pursuant to the Exchange Offer, a properly completed and duly executed Letter of Transmittal (or facsimile thereof), with any required signature guarantees, or, in the case of a book-entry tender, an Agent's Message in lieu of the Letter of Transmittal, and any other required documents, must be received by the Exchange Agent at one of its addresses set forth under "--Exchange Agent," and either (i) tendered Old Series A Preferred Securities must be received by the Exchange Agent, or (ii) such Old Series A Preferred Securities must be tendered pursuant to the procedures for book-entry transfer set forth below and a book-entry confirmation, including an Agent's Message of the tendering holder has not delivered a Letter of Transmittal, must be received by the Exchange Agent, in each case on or prior to the Expiration Date, or (iii) the guaranteed delivery procedures set forth below must be complied with.

         If less than all of the Old Series A Preferred Securities are tendered, but in no case less than $100,000 Liquidation Amount of Old Series A Preferred Securities, a tendering holder should fill in the amount of the Old Series A Preferred Securities being tendered in the appropriate box on the Letter of Transmittal. The entire amount of the Old Series A Preferred Securities delivered to the Exchange Agent will be deemed to have been tendered unless otherwise indicated.

         THE METHOD OF DELIVERY OF CERTIFICATES, THE LETTER OF TRANSMITTAL AND ALL OTHER REQUIRED DOCUMENTS, IS AT THE OPTION AND SOLE RISK OF THE TENDERING HOLDER, AND DELIVERY WILL BE DEEMED MADE ONLY WHEN ACTUALLY RECEIVED BY THE EXCHANGE AGENT. IF DELIVERY IS BY MAIL, REGISTERED MAIL, RETURN RECEIPT REQUESTED, PROPERLY INSURED, OR AN OVERNIGHT DELIVERY SERVICE IS RECOMMENDED. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ENSURE TIMELY DELIVERY.

         BOOK ENTRY TRANSFER. The Exchange Agent will establish an account with respect to the Old Series A Preferred Securities at DTC for purposes of the Exchange Offer within two business days after the date of this Prospectus. Any financial institution that is a participant in DTC's book-entry transfer facility system may make a book-entry delivery of the Old Series A Preferred Securities by causing DTC to transfer such Old Series A Preferred Securities into the Exchange Agent's account at DTC in accordance with DTC's procedures for transfers. However, although delivery of Old Series A Preferred Securities may be effected through book-entry transfer into the Exchange Agent's account at DTC, the Letter of Transmittal (or facsimile thereof), properly completed and duly executed, with any required signature guarantees, or an Agent's Message in lieu of the Letter of Transmittal, and any other required documents, must in any case be delivered to and received by the Exchange Agent at its address set forth under "--Exchange Agent" on or prior to the Expiration Date, or the guaranteed delivery procedure set forth below must be complied with.

         DELIVERY OF DOCUMENTS TO DTC IN ACCORDANCE WITH DTC'S PROCEDURES DOES NOT CONSTITUTE DELIVERY TO THE EXCHANGE AGENT.

         SIGNATURE GUARANTEES. Certificates for the Old Series A Preferred Securities need not be endorsed and signature guarantees on the Letter of Transmittal are unnecessary unless (a) a certificate for the Old Series A Preferred Securities is registered in a name other than that of the person surrendering the certificate or (b) such registered holder completes the box entitled "Special Issuance Instructions" or "Special Delivery Instructions" in the Letter of Transmittal. In the case of (a) or (b) above, such certificates for Old Series A Preferred Securities must be duly endorsed or accompanied by a properly executed bond power, with the endorsement or signature on the bond power and on the

Letter of Transmittal guaranteed by a firm or other entity identified in Rule 17Ad-15 under the Exchange Act as an "eligible guarantor institution," including (as such terms are defined therein): (i) a bank; (ii) a broker, dealer, municipal securities broker or dealer or government securities broker or dealer;
(iii) a credit union; (iv) a national securities exchange, registered securities association or clearing agency; or (v) a savings association that is a participant in a Securities Transfer Association (an "Eligible Institution"), unless surrendered on behalf of such Eligible Institution. See Instruction 1 to the Letter of Transmittal.

         GUARANTEED DELIVERY. If a holder desires to tender Old Series A Preferred Securities pursuant to the Exchange Offer and the certificates for such Old Series A Preferred Securities are not immediately available or time will not permit all required documents to reach the Exchange Agent on or before the Expiration Date, or the procedures for book-entry transfer cannot be completed on a timely basis, such Old Series A Preferred Securities may nevertheless be tendered, provided that all of the following guaranteed delivery procedures are complied with:

         (i)      such tenders are made by or through an Eligible Institution;

         (ii) a properly completed and duly executed Notice of Guaranteed Delivery, substantially in the form accompanying the Letter of Transmittal, is received by the Exchange Agent, as provided below, on or prior to Expiration Date; and

         (iii) the certificates (or a book-entry confirmation) representing all tendered Old Series A Preferred Securities, in proper form for transfer, together with a properly completed and duly executed Letter of Transmittal (or facsimile thereof or Agent's Message in lieu thereof), with any required signature guarantees and any other documents required by the Letter of Transmittal, are received by the Exchange Agent within five New York Stock Exchange trading days after the date of execution of such Notice of Guaranteed Delivery.

         The Notice of Guaranteed Delivery may be delivered by hand, or transmitted by facsimile or mail, to the Exchange Agent and must include a guarantee by an Eligible Institution in the form set forth in such notice.

         Notwithstanding any other provision hereof, the delivery of the New Series A Preferred Securities in exchange for the Old Series A Preferred Securities tendered and accepted for exchange pursuant to the Exchange Offer will in all cases be made only after timely receipt by the Exchange Agent of the Old Series A Preferred Securities, or of a book-entry confirmation with respect to such Old Series A Preferred Securities, and a properly completed and duly executed Letter of Transmittal (or facsimile thereof or Agent's Message in lieu thereof), together with any required signature guarantees and any other documents required by the Letter of Transmittal. Accordingly, the delivery of the New Series A Preferred Securities might not be made to all tendering holders at the same time, and will depend upon when the Old Series A Preferred Securities, book-entry confirmations with respect to the Old Series A Preferred Securities and other required documents are received by the Exchange Agent.

         The Series A Issuer's acceptance for exchange of the Old Series A Preferred Securities tendered pursuant to any of the procedures described above will constitute a binding agreement between the tendering holder, the Company and the Series A Issuer upon the terms and subject to the conditions of the Exchange Offer.

         All questions as to the form of documents, validity, eligibility (including time of receipt) and acceptance for exchange of any tendered Old Series A Preferred Securities will be determined by the Series A Issuer, in its sole discretion, whose determination shall be final and binding on all parties. The Company and the Series A Issuer reserve the absolute right, in their sole and absolute discretion, to reject any and all tenders determined by them not to be in proper form or the acceptance of which, or exchange for, may, in the view of counsel to the Company and the Series A Issuer, be unlawful. The Company and the Series A Issuer also reserve the absolute right, subject to applicable law, to waive any of the conditions of the Exchange Offer as set forth under "--Conditions to the Exchange Offer" or any condition or irregularity in any tender of the Old Series A Preferred Securities of any particular holder whether or not similar conditions or irregularities are waived in the case of other holders.

         The Company's and the Series A Issuer's interpretation of the terms and conditions of the Exchange Offer (including the Letter of Transmittal and the instructions thereto) will be final and binding. No tender of the Old Series A Preferred Securities will be deemed to have been validly made until all irregularities with respect to such tender have been cured or waived. Neither the Company, the Series A Issuer, any affiliates or assigns of the Company, the Series A Issuer, the Exchange Agent nor any other person shall be under any duty to give any notification of any irregularities in tenders or incur any liability for failure to give any such notification.

         If any Letter of Transmittal, endorsement, bond power, power of attorney, or any other document required by the Letter of Transmittal is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, such person should so indicate when signing, and unless waived by the Company or the Series A Issuer, proper evidence satisfactory to the Company or the Series A Issuer, in its sole discretion, of such person's authority to so act must be submitted.

         A beneficial owner of the Old Series A Preferred Securities that are held by or registered in the name of a broker, dealer, commercial bank, trust company or other nominee or custodian is urged to contact such entity promptly if such beneficial holder wishes to participate in the Exchange Offer.

RESALES OF NEW SERIES A PREFERRED SECURITIES

         The Series A Issuer is making the Exchange Offer for the Series A Preferred Securities in reliance upon the position of the staff of the Division of Corporation Finance of the Commission as set forth in certain interpretive letters addressed to third parties in other transactions. However, neither the Company nor the Series A Issuer sought its own interpretive letter and there can be no assurance that the staff of the Division of Corporation Finance of the Commission would make a similar determination with respect to the Exchange Offer as it has in such interpretive letters to third parties. Based upon these interpretations by the staff of the Division of Corporation Finance, and subject to the two immediately following sentences, the Company and the Series A Issuer believe that New Series A Preferred Securities issued pursuant to this Exchange Offer in exchange for Old Series A Preferred Securities may be offered for resale, resold and otherwise transferred by a holder thereof (other than a holder who is a broker-dealer) without further compliance with the registration and prospectus delivery requirements of the Securities Act, provided that such New Series A Preferred Securities are acquired in the ordinary course of such holder's business and that such holder is not participating, and has no arrangement or understanding with any person to participate, in a distribution (within the meaning of the Securities Act) of such New Series A Preferred Securities. However, any holder of Old Series A Preferred Securities who is an "affiliate" of the Company or the Series A Issuer or who intends to participate in the Exchange Offer for the purpose of distributing New Series A Preferred Securities, or any broker-dealer who purchased Old Series A Preferred Securities from the Series A Issuer to resell pursuant to Rule 144A or any other available exemption under the Securities Act, (a) will not be permitted or entitled to tender such old series a preferred securities in the exchange offer and (b) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any sale or other transfer of such Old Series A Preferred Securities unless such sale is made pursuant to an exemption from such requirements. In addition, as described below, if any broker-dealer holds Old Series A Preferred Securities acquired for its own account as a result of market-making or other trading activities and exchanges such Old Series A Preferred Securities for New Series A Preferred Securities, then such broker-dealer must deliver a prospectus meeting the requirements of the Securities Act in connection with any resales of such New Series A Preferred Securities.

         Each holder of Old Series A Preferred Securities who wishes to exchange Old Series A Preferred Securities for New Series A Preferred Securities in the Exchange Offer will be required to represent that (i) it is not an "affiliate" of the Company or the Series A Issuer, (ii) any New Series A Preferred Securities to be received by it are being acquired in the ordinary course of its business, (iii) it has no arrangement or understanding with any person to participate in a distribution (within the meaning of the Securities Act) of such New Series A Preferred Securities, and (iv) if such holder is not a broker-dealer, such holder is not engaged in, and does not intend to engage in, a distribution (within the meaning of the Securities Act) of such New Series A Preferred Securities. In addition, the Company and the Series A Issuer may require such holder, as a condition to participate in the Exchange Offer, to furnish to the Company and the Series A Issuer (or an agent thereof) in writing information as to the number of "beneficial owners" (within the meaning of Rule 13d-3 under the Exchange Act) on behalf of whom such holder holds the Series A Preferred Securities to be exchanged in the Exchange Offer. Each broker-dealer that receives New Series A Preferred Securities for its own account pursuant to the Exchange Offer must acknowledge that it acquired the Old Series A Preferred Securities for its own account as the result of market-making activities or other trading activities and must agree that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such New Series A Preferred Securities. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. Broker-dealers who acquired Old Series A Preferred Securities for their own accounts as a result of market-making activities or other trading activities ("Participating Broker-Dealers") may fulfill their prospectus delivery requirements with respect to the New Series A Preferred Securities received upon exchange of such Old Series A Preferred Securities with a prospectus meeting the requirements of the Securities Act, which may be this Prospectus, as it may be amended or supplemented from time to time for a period ending 90 days after the Expiration Date or, if earlier, when all such New Series A Preferred Securities have been disposed of by such Participating Broker-Dealer. See "Plan of Distribution." Any Participating Broker-Dealer who is an "affiliate" of the Company or the Series A Issuer and any Participating Broker-Dealer who purchased the Old Series A Preferred Securities from the Series A Issuer to resell the Old Series A Preferred Securities may not use this Prospectus and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction.

         In that regard, each Participating Broker-Dealer who surrenders Old Series A Preferred Securities pursuant to the Exchange Offer will be deemed to have agreed, by execution of the Letter of Transmittal, or delivery of an Agent's Message in lieu thereof, that, upon receipt of notice from the Company or the Series A Issuer of the occurrence of any event or the discovery of any fact which makes any statement contained or incorporated by reference in this Prospectus untrue in any material respect or which causes this Prospectus to omit to state a material fact necessary in order to make the statements contained or incorporated by reference herein, in light of the circumstances under which they were made, not misleading or of the occurrence of certain other events specified in the Registration Rights Agreements, such Participating Broker-Dealer will suspend the sale of the New Series A Preferred Securities (or the New Guarantee or the New Series A Subordinated Debentures, as applicable) pursuant to this Prospectus until the Company or the Series A Issuer has amended or supplemented this Prospectus to correct such misstatement or omission and has furnished copies of the amended or supplemented Prospectus to such Participating Broker-Dealer or the Company or the Series A Issuer has given notice that the sale of the New Series A Preferred Securities (or the New Series A Guarantee or the New Series A Subordinated Debentures, as applicable) may be resumed, as the case may be.

WITHDRAWAL RIGHTS

         Except as otherwise provided herein, tenders of the Old Series A Preferred Securities may be withdrawn at any time on or prior to the Expiration Date.

         In order for a withdrawal to be effective, a written, or facsimile transmission of such notice of withdrawal must be timely received by the Exchange Agent at one of its addresses set forth under "--Exchange Agent" on or prior to the Expiration Date. Any such notice of withdrawal must specify the name of the person who tendered the Old Series A Preferred Securities to be withdrawn, the aggregate principal amount of the Old Series A Preferred Securities to be withdrawn, and, if certificates for such Old Series A Preferred Securities have been tendered, the name of the registered holder of the Old Series A Preferred Securities as set forth on the Old Series A Preferred Securities, if different from that of the person who tendered such Old Series A Preferred Securities. If the Old Series A Preferred Securities have been delivered or otherwise identified to the Exchange Agent, then prior to the physical release of such Old Series A Preferred Securities, the tendering holder must submit the serial numbers shown on the particular Old Series A Preferred Securities to be withdrawn and the signature on the notice of withdrawal must be guaranteed by an Eligible Institution, except in the case of Old Series A Preferred Securities tendered for the account of an Eligible Institution. If the Old Series A Preferred Securities have been tendered pursuant to the procedures for book-entry transfer set forth in "--Procedures for Tendering Old Series A Preferred Securities," the notice of withdrawal must specify the name and number of the account at DTC to be credited with the withdrawal of the Old Series A Preferred Securities, in which case a notice of withdrawal will be effective if delivered to the Exchange Agent by written or facsimile transmission. Withdrawals of tenders of the Old Series A Preferred Securities may not be rescinded. Old Series A Preferred Securities properly withdrawn will not be deemed validly tendered for purposes of the Exchange Offer, but may be retendered at any subsequent time on or prior to the Expiration Date by following any of the procedures described above under "--Procedures for Tendering Old Series A Preferred Securities."

         All questions as to the validity, form and eligibility (including time of receipt) of such withdrawal notices will be determined by the Company and the Series A Issuer, in their sole discretion, whose determination shall be final and binding on all parties. Neither the Company, the Series A Issuer, any affiliates or assigns of the Company, the Series A Issuer, the Exchange Agent nor any other person shall be under any duty to give any notification of any irregularities in any notice of withdrawal or incur any liability for failure to give any such notification. Any Old Series A Preferred Securities which have been tendered but which are withdrawn will be returned to the holder thereof promptly after withdrawal.

DISTRIBUTIONS ON THE NEW SERIES A PREFERRED SECURITIES

         Holders of Old Series A Preferred Securities whose Old Series A Preferred Securities are accepted for exchange will not receive accumulated Distributions on such Old Series A Preferred Securities for any period from and after the last Distribution Date with respect to such Old Series A Preferred Securities prior to the original issue date of the New Series A Preferred Securities or, if no such Distributions have been made, will not receive any accumulated Distributions on such Old Series A Preferred Securities, and will be deemed to have waived the right to receive any Distributions on such Old Series A Preferred Securities accumulated from and after such Distribution Date or, if no such Distributions have been paid or duly provided for, from and after December 30, 1996. However, because Distributions on the New Series A Preferred Securities will accumulate from December 30, 1996, the amount of the Distributions received by holders whose Old Series A Preferred Securities are accepted for exchange will not be affected by the exchange.

CONDITIONS TO THE EXCHANGE OFFER

         Notwithstanding any other provisions of the Exchange Offer, or any extension of the Exchange Offer, the Series A Issuer will not be required to accept for exchange, or to exchange, any Old Series A Preferred Securities for any New Series A Preferred Securities, and, as described below, may terminate the Exchange Offer (whether or not any Old Series A Preferred Securities have theretofore been accepted for exchange) or may waive any conditions to or amend the Exchange Offer, if any of the following conditions have occurred or exists or have not been satisfied:

         (a) there shall occur a change in the current interpretation by the staff of the Commission which permits the New Series A Preferred Securities issued pursuant to the Exchange Offer in exchange for Old Series A Preferred Securities to be offered for resale, resold and otherwise transferred by holders thereof (other than broker-dealers and any such holder which is an "affiliate" of the Company or the Series A Issuer within the meaning of Rule 405 under the Securities Act) without compliance with the registration and prospectus delivery provisions of the Securities Act provided that such New Series A Preferred Securities are acquired in the ordinary course of such holders' business and such holders have no arrangement or understanding with any person to participate in the distribution of such New Series A Preferred Securities; or

         (b) any action or proceeding shall have been instituted or threatened in any court or by or before any governmental agency or body with respect to the Exchange Offer which, in the Company's and the Series A Issuer's judgment, would reasonably be expected to impair the ability of the Company or the Series A Issuer to proceed with the Exchange Offer;

         (c) any law, statute, rule or regulation shall have been adopted or enacted which, in the Company's and the Series A Issuer's judgment, would reasonably be expected to impair the ability of the Company or the Series A Issuer to proceed with the Exchange Offer;

         (d) a banking moratorium shall have been declared by United States federal or Florida or New York State authorities which, in the Company's and the Series A Issuer's judgment, would reasonably be expected to impair the ability of the Company or the Series A Issuer to proceed with the Exchange Offer;

         (e) trading in the United States over-the-counter market shall have been suspended by order of the Commission or any other governmental authority which, in the Company's and the Series A Issuer's judgment, would reasonably be expected to impair the ability of the Company or the Series A Issuer to proceed with the Exchange Offer; or

         (f) a stop order shall have been issued by the Commission or any state securities authority suspending the effectiveness of the Registration Statement or proceedings shall have been initiated or, to the knowledge of the Company or the Series A Issuer, threatened for that purpose any governmental approval has not been obtained, which approval the Series A Issuer shall, in its sole discretion, deem necessary for the consummation of the Exchange Offer as contemplated hereby; or

         (g) any change, or any development involving a prospective change, in the business or financial affairs of the Company or the Series A Issuer or any of their subsidiaries have occurred which, in the sole judgment of the Company and the Series A Issuer, might materially impair the ability of the Company or the Series A Issuer to proceed with the Exchange Offer.

         If the Company and the Series A Issuer determine in their sole and absolute discretion that any of the foregoing events or conditions has occurred or exists or has not been satisfied, the Company and the Series A Issuer may, subject to applicable law, terminate the Exchange Offer

(whether or not any Old Series A Preferred Securities have theretofore been accepted for exchange) or may waive any such condition or otherwise amend the terms of the Exchange Offer in any respect. If such waiver or amendment constitutes a material change to the Exchange Offer, the Company and the Series A Issuer will promptly disclose such waiver by means of a prospectus supplement that will be distributed to the registered holders of the Old Series A Preferred Securities, and the Company and the Series A Issuer will extend the Exchange Offer to the extent required by Rule 14e-1 under the Exchange Act.

EXCHANGE AGENT

         The Bank of New York has been appointed as Exchange Agent for the Exchange Offer. Delivery of the Letters of Transmittal and any other required documents, questions, requests for assistance, and requests for additional copies of this Prospectus or of the Letter of Transmittal should be directed to the Exchange Agent as follows:

                            The Bank of New York
                            101 Barclay Street
                            Floor 7E
                            New York, New York  10286
                            Attention:  Reorganization Section, Jodi Smith
                            Telephone: (212) 815-2742
                            Facsimile: (212) 571-3080

Delivery to other than the above address or facsimile number will not constitute a valid delivery.

FEES AND EXPENSES

         The Company has agreed to pay the Exchange Agent reasonable and customary fees for its services and will reimburse it for its reasonable out-of-pocket expenses in connection therewith. The Company will also pay brokerage houses and other custodians, nominees and fiduciaries the reasonable out-of-pocket expenses incurred by them in forwarding copies of this Prospectus and related documents to the beneficial owners of Old Series A Preferred Securities, and in handling or tendering for their customers.

         Holders who tender their Old Series A Preferred Securities for exchange will not be obligated to pay any transfer taxes in connection therewith. If, however, New Series A Preferred Securities are to be delivered to, or are to be issued in the name of, any person other than the registered holder of the Old Series A Preferred Securities tendered, or if a transfer tax is imposed for any reason other than the exchange of Old Series A Preferred Securities in connection with the Exchange Offer, then the amount of any such transfer taxes (whether imposed on the registered holder or any other persons) will be payable by the tendering holder. If satisfactory evidence of payment of such taxes or exemption therefrom is not submitted with the Letter of Transmittal, the amount of such transfer taxes will be billed directly to such tendering holder.

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

         Neither the Company nor the Series A Issuer will make any payment to brokers, dealers or others soliciting acceptances of the Exchange Offer.

                        DESCRIPTION OF THE NEW SECURITIES

                  DESCRIPTION OF SERIES A PREFERRED SECURITIES

         Pursuant to the terms of the Trust Agreement, the Issuer Trustees have issued the Old Series A Preferred Securities and the Common Securities and will issue the New Series A Preferred Securities. The New Series A Preferred Securities will represent preferred undivided beneficial interests in the assets of the Series A Issuer and the holders thereof will be entitled to a preference in certain circumstances with respect to Distributions and amounts payable on redemption of the Trust Securities or liquidation of the Series A Issuer over the Common Securities. See "--Subordination of Series A Common Securities."
The Trust Agreement has been qualified under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"). This summary of certain provisions of the Series A Preferred Securities, the Common Securities and the Trust Agreement does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the Trust Agreement, including the definitions therein of certain terms.

DISTRIBUTIONS

         The Series A Preferred Securities represent undivided beneficial interests in the assets of the Series A Issuer. Distributions on such Series A Preferred Securities will be payable at the annual rate of 10 1/4% of the stated Liquidation Amount of $1,000, payable semi-annually in arrears on June 30, and December 31 of each year, to the holders of the Series A Preferred Securities on the relevant record dates. The record dates will be, for so long as the Series A Preferred Securities remain in book-entry form, one Business Day (as defined below) prior to the relevant Distribution payment date and, in the event the Series A Preferred Securities are not in book-entry form, the 15th day of the month in which the relevant Distribution payment date occurs. Subject to any applicable laws and regulations and the provisions of the Trust Agreement, each such payment will be made as described under "Book-Entry Issuance." Distributions will accumulate from December 30, 1996. The first Distribution payment date for the Series A Preferred Securities will be June 30, 1997. The amount of Distributions payable for any period will be computed on the basis of a 360-day year of twelve 30-day months. In the event that any date on which Distributions are payable on the Series A Preferred Securities is not a Business Day, then payment of the Distributions payable on such date will be made on the next succeeding day that is a Business Day (and without any additional Distributions or other payment in respect of any such delay), except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on the date such payment was originally payable (each date on which Distributions are payable in accordance with the foregoing, a "Distribution Date"). A "Business Day" shall mean any day other than a Saturday or a Sunday, or a day on which banking institutions in the City of New York are authorized or required by law or executive order to remain closed or a day on which the corporate trust office of the Property Trustee or the Debenture Trustee is closed for business.

         So long as no "Event of Default" under the Indenture has occurred and is continuing, the Company has the right under the Indenture to defer the payment of interest on the Series A Subordinated Debentures at any time or from time to time for a period not exceeding 10 consecutive semi-annual periods with respect to each Extension Period, provided that no Extension Period may extend beyond the Stated Maturity of the Series A Subordinated Debentures. As a consequence of any such deferral of interest, semi-annual Distributions on the Series A Preferred Securities by the Series A Issuer will also be deferred during any such Extension Period. Distributions to which holders of the Series A Preferred Securities are entitled will accumulate additional Distributions thereon at the rate per annum of 10 1/4% thereof, compounded semi-annually from the relevant payment date for such Distributions. The term "Distributions" as used herein shall include any such additional Distributions. During any such Extension Period, the Company may not, and may not permit any subsidiary of the Company to, (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of the Company's capital stock, (ii) make any payment of principal, interest or premium, if any, on or repay, repurchase or redeem any debt securities of the Company that rank PARI PASSU with or junior in interest to the Series A Subordinated Debentures or (iii) make any guarantee payments with respect to any guarantee by the Company of the debt securities of any subsidiary of the Company if such guarantee ranks PARI PASSU with or junior in interest to the Series A Subordinated Debentures (other than (a) dividends or distributions in common stock of the Company, (b) any declaration of a dividend in connection with the implementation of a stockholders' rights plan, or the issuance of stock under any such plan in the future or the redemption or repurchase of any such rights pursuant thereto, (c) payments under the Series A Guarantee and (d) purchases of common stock related to the issuance of common stock or rights under any of the Company's benefit plans for its directors, officers or employees). Prior to the termination of any such Extension Period, the Company may further defer the payment of interest on the Series A Subordinated Debentures, provided that no Extension Period may exceed 10 consecutive semi-annual periods or extend beyond the Stated Maturity of the Series A Subordinated Debentures. Upon the termination of any such Extension Period and the payment of all interest then accrued and unpaid (together with interest thereon at the rate of 10 1/4%, compounded semi-annually, to the extent permitted by applicable law), the Company may elect to begin a new Extension Period. There is no limitation on the number of times that the Company may elect to begin an Extension Period. (See "Description of the New Securities--Description of Series A Subordinated Debentures--Right to Defer Interest Payment Obligation" and "Certain Federal Income Tax Consequences--Original Issue Discount.")

         The revenue of the Series A Issuer available for distribution to holders of its Series A Preferred Securities will be limited to payments under the Series A Subordinated Debentures in which the Series A Issuer will invest the proceeds from the issuance and sale of its Series A Securities. ( See "Description of the New Securities--Description of Series A Subordinated Debentures.") If the Company does not make interest payments on the Series A Subordinated Debentures, the Property Trustee will not have funds available to pay Distributions on the Series A Preferred Securities. The payment of Distributions (if and to the extent the Series A Issuer has funds legally available for the payment of such Distributions and cash sufficient to make such payments) is guaranteed by the Company on a limited basis as set forth herein under "Description of New Securities--Description of Series A Guarantee."

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

         The Company has no current intention of exercising its right to defer payments of interest on the Series A Subordinated Debentures.

SUBORDINATION OF THE SERIES A COMMON SECURITIES

         Payment of Distributions on, and the Redemption Price of, the Series A Preferred Securities and Series A Common Securities, as applicable, shall be made PRO RATA based on the Liquidation Amount of the Series A Preferred Securities and the Series A Common Securities; PROVIDED, HOWEVER, that if on any Distribution Date or Redemption Date an "Event of Default" under the Indenture shall have occurred and be continuing, no payment of any Distribution on, or Redemption Price of, any of the Series A Common Securities, and no other payment on account of the redemption, liquidation or other acquisition of such Common Securities, shall be made unless payment in full in cash of all accumulated and unpaid Distributions on all of the outstanding Series A Preferred Securities for all Distribution periods terminating on or prior thereto, or, in the case of payment of the Redemption Price, the full amount of such Redemption Price on all of the outstanding Series A Preferred Securities then called for redemption shall have been made or provided for, and all funds available to the Property Trustee shall first be applied to the payment in full in cash of all Distributions on, or Redemption Price of, the Series A Preferred Securities then due and payable.

         In the case of any "Event of Default" under the Trust Agreement resulting from an Event of Default under the Indenture, the Company as holder of the Series A Common Securities will be deemed to have waived any right to act with respect to any such Event of Default under the Trust Agreement until the effect of all such Events of Default with respect to the Series A Preferred Securities shall have been cured, waived or otherwise eliminated. Until any such Events of Default under the Trust Agreement shall have been so cured, waived or otherwise eliminated, the Property Trustee shall act solely on behalf of the holders of the Series A Preferred Securities and not on behalf of the Company as holder of the Series A Common Securities, and only the holders of the Series A Preferred Securities will have the right to direct the Property Trustee to act on their behalf.

REDEMPTION

         The Series A Preferred Securities are subject to mandatory redemption, in whole or in part, upon repayment of the Series A Subordinated Debentures at their Stated Maturity or earlier redemption as provided in the Indenture. The proceeds from such repayment or redemption shall be applied by the Property Trustee to redeem a Like Amount (as defined below) of the Series A Preferred Securities, upon not less than 30 nor more than 60 days notice prior to the date fixed for repayment or redemption, at a redemption price equal to the aggregate Liquidation Amount of such Series A Preferred Securities plus accumulated and unpaid Distributions thereon to the date of redemption (the "Redemption Date"), plus the related amount of the premium, if any, paid by the Company upon the concurrent redemption of such Series A Subordinated Debentures (the "Redemption Price"). For a description of the Stated Maturity and redemption provisions of the Series A Subordinated Debentures, see "Description of the New Securities--Description of Series A Subordinated Debentures--General," "--Optional Redemption" and "--Tax Event Redemption."

         The Company has the option to redeem the Series A Subordinated Debentures prior to maturity on or after December 31, 2006, in whole at any time or in part from time to time, at the Optional Redemption Price and thereby cause a mandatory redemption of a Like Amount (as defined below) of the Series A Preferred Securities. (See "Description of the New Securities--Description of Series A Subordinated Debentures--Optional Redemption.") If a Tax Event (as defined below) shall occur and be continuing, the Company has the right to redeem the Series A Subordinated Debentures in whole (but not in part) at the Tax Event Redemption Price and thereby cause a mandatory redemption of the Series A Preferred Securities in whole (but not in part). (See "Description of the New Securities--Description of Series A Subordinated Debentures--Tax Event Redemption.")

REDEMPTION PROCEDURES

         Series A Preferred Securities redeemed on each Redemption Date shall be redeemed at the Redemption Price with the applicable proceeds from the contemporaneous redemption of a Like Amount of the Series A Subordinated Debentures. Redemptions of the Series A Preferred Securities shall be made and the Redemption Price shall be payable on each Redemption Date only to the extent that the Series A Issuer has funds on hand available for the payment of such Redemption Price. (See also "--Subordination of the Series A Common Securities.")

         If the Series A Issuer gives a notice of redemption in respect of the Series A Preferred Securities, then, by 10:00 a.m., New York City time, on the Redemption Date, to the extent funds are available, the Property Trustee will deposit irrevocably with DTC funds sufficient to pay the applicable Redemption Price and will give DTC irrevocable instructions and authority to pay the Redemption Price to the holders of such Series A Preferred Securities. See "Book-Entry Issuance." If such Series A Preferred Securities are no longer in book-entry form, the Property Trustee, to the extent funds are available, will irrevocably deposit with the paying agent for the Series A Preferred Securities funds sufficient to pay the applicable Redemption Price and will give such paying agent irrevocable instructions and authority to pay the Redemption Price to the holders thereof upon surrender of their certificates evidencing such Series A Preferred Securities. Notwithstanding the foregoing, Distributions payable on or prior to the Redemption Date for the Series A Preferred Securities called for redemption shall be payable to the holders of the Series A Preferred Securities on the relevant record dates for the related Distribution Dates. If notice of redemption shall have been given and funds deposited as required, then, upon the date of such deposit, all rights of the holders of such Series A Preferred Securities so called for redemption will cease, except the right of the holders of such Series A Preferred Securities to receive the Redemption Price, but without interest on such Redemption Price, and such Series A Preferred Securities will cease to be outstanding.

         In the event that any date fixed for redemption of the Series A Preferred Securities is not a Business Day, then payment of the Redemption Price payable on such date will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of any such delay), except that, if such Business Day falls in the next calendar year, such payment will be made on the immediately preceding Business Day. In the event that payment of the Redemption Price in respect of the Series A Preferred Securities called for redemption is improperly withheld or refused and not paid either by the Series A Issuer or by the Company pursuant to the Series A Guarantee as described under "Description of the New Securities--Description of Series A Guarantee," Distributions on such Series A

Preferred Securities will continue to accrue at the then applicable rate, from the Redemption Date originally established by the Series A Issuer for such Series A Preferred Securities to the date such Redemption Price is actually paid, in which case the actual payment date will be the date fixed for redemption for purposes of calculating the Redemption Price.

         Subject to applicable law (including, without limitation, United States federal securities law), the Company or its subsidiaries may at any time and from time to time purchase outstanding Series A Preferred Securities by private agreement.

         Payment of the Redemption Price on the Series A Preferred Securities and any distribution of the Series A Subordinated Debentures to holders of the Series A Preferred Securities shall be made to the applicable recordholders thereof as they appear on the register for the Series A Preferred Securities on the relevant record date, which shall be one Business Day prior to the relevant Redemption Date or liquidation date, as applicable; PROVIDED, HOWEVER, that in the event that any Series A Preferred Securities are not in book-entry form, the relevant record date for the Series A Preferred Securities shall be a date at least 15 days prior to the Redemption Date or liquidation date, as applicable.

         If less than all of the Series A Preferred Securities and Series A Common Securities issued by the Series A Issuer are to be redeemed on a Redemption Date, then the aggregate Liquidation Amount of the Series A Preferred Securities and Series A Common Securities to be redeemed shall be allocated PRO RATA to the Series A Preferred Securities and the Series A Common Securities based upon the relative Liquidation Amounts of such classes. The particular Series A Preferred Securities to be redeemed shall be selected not more than 60 days prior to the Redemption Date by the Property Trustee from the outstanding Series A Preferred Securities not previously called for redemption, by such method as the Property Trustee shall deem fair and appropriate and which may provide for the selection for redemption of portions (equal to $1,000 or an integral multiple of $1,000 in excess thereof) of the Liquidation Amount of the Series A Preferred Securities of a denomination larger than $1,000. The Property Trustee shall promptly notify the trust registrar in writing of the Series A Preferred Securities selected for redemption and, in the case of the Series A Preferred Securities selected for partial redemption, the Liquidation Amount thereof to be redeemed. For all purposes of the Trust Agreement, unless the context otherwise requires, all provisions relating to the redemption of the Series A Preferred Securities shall relate, in the case of the Series A Preferred Securities redeemed or to be redeemed only in part, to the portion of the aggregate Liquidation Amount of the Series A Preferred Securities which has been or is to be redeemed.

         Notice of any redemption will be mailed at least 30 days but not more than 60 days before the Redemption Date to each Holder of the Series A Preferred Securities to be redeemed at its registered address. Unless the Company defaults in payment of the Redemption Price on the Series A Subordinated Debentures, on and after the Redemption Date interest will cease to accrue on the Series A Subordinated Debentures or portions thereof called for redemption.

LIQUIDATION OF THE SERIES A ISSUER AND DISTRIBUTION OF THE SERIES A SUBORDINATED DEBENTURES TO HOLDERS

         The Company has the right at any time to terminate the Series A Issuer and, after satisfaction of the liabilities of creditors of the Series A Issuer as provided by applicable law, cause Series A Subordinated Debentures to be distributed to the holders of the Series A Preferred Securities and Series A Common Securities in exchange therefor upon liquidation of the Series A Issuer.

         After the liquidation date fixed for any distribution of the Series A Subordinated Debentures for Series A Preferred Securities (i) such Series A Preferred Securities will no longer be deemed to be outstanding, (ii) DTC or its nominee, as the record holder of the Series A Preferred Securities, will receive a registered global certificate or certificates representing the Series A Subordinated Debentures to be delivered upon such distribution and (iii) any certificates representing such Series A Preferred Securities not held by DTC or its nominee will be deemed to represent Series A Subordinated Debentures having a principal amount equal to the stated Liquidation Amount of such Series A Preferred Securities, and bearing accrued and unpaid interest in an amount equal to the accumulated and unpaid Distributions on such series of the Series A Preferred Securities until such certificates are presented to the Administrative Trustees or their agent for transfer or reissuance.

         Under current United States federal income tax law and interpretations, a distribution of the Series A Subordinated Debentures should not be a taxable event to holders of the Series A Preferred Securities. Should there be a change in law, a change in legal interpretation, a Tax Event or other circumstances, however, the distribution could be a taxable event to holders of the Series A Preferred Securities. (See "Certain Federal Income Tax Consequences--Distribution of the Series A Subordinated Debentures to Holders of the Series A Preferred Securities.")

LIQUIDATION DISTRIBUTION UPON TERMINATION

         Pursuant to the Trust Agreement, the Series A Issuer shall automatically terminate upon expiration of its term and shall terminate on the first to occur of: (i) certain events of bankruptcy, dissolution or liquidation of the Company, subject in certain instances to any such event remaining in effect for a period of 60 consecutive days; (ii) the distribution of a Like Amount of the Series A Subordinated Debentures to the holders of its Series A Preferred Securities, if the Company, as depositor, has given written direction to the Property Trustee to terminate the Series A Issuer (which direction is optional and wholly within the discretion of the Company, as depositor); (iii) redemption of all of the Series A Preferred Securities as described under "Description of the Series A Preferred Securities-- Redemption"; and (iv) the entry of an order for the dissolution of the Series A Issuer by a court of competent jurisdiction.

         If an early termination occurs as described in clause (i), (ii) or (iv) above, the Series A Issuer shall be liquidated by the Series A Issuer Trustees as expeditiously as the Series A Issuer Trustees determine to be possible by distributing, after satisfaction of liabilities to creditors of the Series A Issuer, if any, as provided by applicable law, to the holders of the Series A Preferred Securities a Like Amount of the Series A Subordinated Debentures, unless such distribution is determined by the Property Trustee not to be practical, in which event such holders will be entitled to receive out of the assets of the Series A Issuer available for distribution to holders, after satisfaction of liabilities to creditors of the Series A Issuer, if any, as provided by applicable law, an amount equal to, in the case of holders of the Series A Preferred Securities, the aggregate of the Liquidation Amount plus accrued and unpaid Distributions thereon to the date of payment (such amount being the "Liquidation Distribution"). If such Liquidation Distribution can be paid only in part because the Series A Issuer has insufficient assets available to pay in full the aggregate Liquidation Distribution, then the amounts payable directly by the Series A Issuer on Series A Preferred Securities shall be paid on a PRO RATa basis. The holder(s) of the Series A Common Securities will be entitled to receive distributions upon any such liquidation pro rata with the holders of the Series A Preferred Securities, except that if an event of default under the Indenture has occurred and is continuing, the Series A Preferred Securities shall have a priority over the Series A Common Securities with respect to any such distributions.

EVENTS OF DEFAULT; NOTICE

         Any one of the following events constitutes an "Event of Default" under the Trust Agreement (an "Event of Default") with respect to the Series A Preferred Securities issued thereunder (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

                  (i) the occurrence of an event of default under the Indenture (see "Description of the Series A Subordinated
         Debentures--Debenture Events of Default"); or

                  (ii) default by the Property Trustee in the payment of any Distribution when it becomes due and payable, and continuation of such default for a period of 30 days; or

                  (iii) default by the Property Trustee in the payment of any Redemption Price of any Series A Preferred Security when it becomes due and payable; or

                  (iv) default in the performance, or breach, in any material respect, of any covenant or warranty of the Series A Issuer Trustees in the Trust Agreement (other than a covenant or warranty a default in the performance of which or the breach of which is dealt with in clause
         (ii) or (iii) above), and continuation of such default or breach for a period of 60 days after there has been given, by registered or certified mail, to the defaulting Series A Issuer Trustee or Trustees by the holders of at least 25% in aggregate Liquidation Amount preference of the outstanding Series A Preferred Securities, a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a "Notice of Default" under the Trust Agreement; or

                  (v) the occurrence of certain events of bankruptcy or insolvency with respect to the Property Trustee and the failure by the Company to appoint a successor Property Trustee within 60 days thereof.

         Within 90 days after the occurrence of any Event of Default actually known to the Property Trustee, the Property Trustee shall transmit notice of such Event of Default to the holders of the Series A Preferred Securities, the Administrative Trustees and the Company, as depositor, unless such

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

Event of Default shall have been cured or waived. The Company, as depositor, and the Administrative Trustees are required to file annually with the Property Trustee a certificate as to whether or not they are in compliance with all the conditions and covenants applicable to them under the Trust Agreement.

         If an event of default under the Indenture has occurred and is continuing, the Series A Preferred Securities shall have a preference over the Series A Common Securities as described above. See "--Subordination of the Series A Common Securities" and "--Liquidation Distribution Upon Termination." The existence of an event of default does not entitle the holders of the Series A Preferred Securities to accelerate the maturity thereof.

REMOVAL OF THE SERIES A ISSUER TRUSTEES

         Unless an event of default under the Indenture shall have occurred and be continuing, any Series A Issuer Trustee may be removed at any time by the holder of the Series A Common Securities. If an event of default under the Indenture has occurred and is continuing, the Property Trustee and the Delaware Trustee may be removed at such time by the holders of a majority in Liquidation Amount of the outstanding Series A Preferred Securities. In no event will the holders of the Series A Preferred Securities have the right to vote to appoint, remove or replace the Administrative Trustees, which voting rights are vested exclusively in the Company as the holder of the Series A Common Securities. No resignation or removal of any Series A Issuer Trustee and no appointment of a successor trustee shall be effective until the acceptance of appointment by the successor trustee in accordance with the provisions of the Trust Agreement.

CO-TRUSTEES AND SEPARATE PROPERTY TRUSTEE

         Unless an Event of Default shall have occurred and be continuing, at any time or times, for the purpose of meeting the legal requirements of the Trust Indenture Act, if applicable, or of any jurisdiction in which any part of the Trust Property may at the time be located, the Company, as the holder of the Series A Common Securities, and the Administrative Trustees shall have power to appoint one or more persons either to act as a co-trustee, jointly with the Property Trustee, of all or any part of such Trust Property, or to act as separate trustee of any such property, in either case with such powers as may be provided in the instrument of appointment, and to vest in such person or persons in such capacity any property, title, right or power deemed necessary or desirable, subject to the provisions of the Trust Agreement. In the event an event of default under the Indenture has occurred and is continuing, the Property Trustee alone shall have power to make such appointment.

MERGER OR CONSOLIDATION OF THE SERIES A ISSUER TRUSTEES

         Any entity into which the Property Trustee, the Delaware Trustee or any Administrative Trustee that is not a natural person may be merged or converted or with which it may be consolidated, or any entity resulting from any merger, conversion or consolidation to which such Trustee shall be a party or any entity succeeding to all or substantially all the corporate trust business

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

of such Trustee, shall be the successor of such Trustee under the Trust Agreement, provided such corporation shall be otherwise qualified and eligible.

MERGERS, CONSOLIDATIONS, AMALGAMATIONS OR REPLACEMENTS OF THE SERIES A ISSUER

         The Series A Issuer may not merge with or into, consolidate, amalgamate, be replaced by, convey, transfer or lease its properties and assets substantially as an entirety to any entity or other Person, except as described below or as otherwise described in the Trust Agreement. The Series A Issuer may, at the request of the Company, with the consent of the Administrative Trustees and without the consent of the holders of the Series A Preferred Securities or any other trustee merge with or into, consolidate, amalgamate, be replaced by, convey, transfer or lease its properties and assets substantially as an entirety to, a trust organized as such under the laws of any State: PROVIDED, that (i) such successor entity either (a) expressly assumes all of the obligations of the Series A Issuer with respect to the Series A Preferred Securities or (b) substitutes for the Series A Preferred Securities other securities having substantially the same terms as the Series A Preferred Securities (the "Successor Securities") so long as the Successor Securities rank the same as the Series A Preferred Securities in priority with respect to Distributions and payments upon liquidation, redemption and otherwise, (ii) the Company expressly appoints a trustee of such successor entity possessing the same powers and duties as the Property Trustee as the holder of the Series A Subordinated Debentures, (iii) the Successor Securities are registered or listed, or any Successor Securities will be registered or listed upon notification of issuance, with DTC or on any national securities exchange or other organization on which the Series A Preferred Securities are then registered or listed, if any, (iv) such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not cause the Series A Preferred Securities (including any Successor Securities) to be downgraded by any nationally recognized statistical rating organization, (v) such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the holders of the Series A Preferred Securities (including any Successor Securities) in any material respect, (vi) such successor entity has a purpose substantially identical to that of the Series A Issuer, (vii) prior to such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease, the Company has received an opinion from independent counsel to the Series A Issuer experienced in such matters to the effect that (a) such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the holders of the Series A Preferred Securities (including any Successor Securities) in any material respect and (b) following such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease, neither the Series A Issuer nor such successor entity will be required to register as an investment company under the Investment Company Act of 1940, as amended (the "Investment Company Act") and
(viii) the Company or any permitted successor or assignee owns all of the Series A Common Securities or its equivalent of such successor entity and guarantees the obligations of such successor entity under the Successor Securities at least to the extent provided by the Series A Guarantee. Notwithstanding the foregoing, the Series A Issuer shall not, except with the consent of holders of 100% in Liquidation Amount of the Series A Preferred Securities, consolidate, amalgamate, merge with or into or be replaced by or convey, transfer or lease its properties and assets substantially as an entirety to any other entity or permit any other entity to consolidate, amalgamate, merge with or into, or replace it if such consolidation, amalgamation, merger, replacement,

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conveyance, transfer or lease would cause the Series A Issuer or the successor entity to be classified as an association taxable as a corporation for United States federal income tax purposes.

VOTING RIGHTS; AMENDMENT OF THE TRUST AGREEMENT

         Except as provided below and under "Description of the New Securities--Description of Series A Guarantee--Amendments and Assignment" and as otherwise required by law and the Trust Agreement, the holders of the Series A Preferred Securities will have no voting rights.

         The Trust Agreement may be amended from time to time by the Company, the Property Trustee and the Administrative Trustees, without the consent of the holders of the Series A Preferred Securities, to (i) cure any ambiguity, correct or supplement any provisions in the Trust Agreement that may be inconsistent with any other provision or to make any other provisions with respect to matters or questions arising under the Trust Agreement, which shall not be inconsistent with the other provisions of the Trust Agreement or (ii) modify, eliminate or add to any provisions of the Trust Agreement to such extent as shall be necessary to ensure that the Series A Issuer will be classified for United States federal income tax purposes as a grantor trust at all times that the Series A Preferred Securities are outstanding or to ensure that the Series A Issuer will not be required to register as an "investment company" under the Investment Company Act; provided, however, that in the case of clause (i), such action shall not adversely affect in any material respect the interests of any holder of the Series A Preferred Securities, and any amendments of the Trust Agreement shall become effective when notice thereof is given to the holders of the Series A Preferred Securities. The Trust Agreement may be amended by the Series A Issuer Trustees and the Company with (i) the consent of holders representing not less than a majority (based upon Liquidation Amounts) of the outstanding Series A Preferred Securities and (ii) receipt by the Series A Issuer Trustees of an opinion of counsel to the effect that such amendment or the exercise of any power granted to the Series A Issuer Trustees in accordance with such amendment will not affect the Series A Issuer's status as a grantor trust for United States federal income tax purposes or the Series A Issuer's exemption from status as an "investment company" under the Investment Company Act, provided that without the consent of each holder of the Series A Preferred Securities, the Trust Agreement may not be amended to (a) change the amount or timing of any Distribution on the Series A Preferred Securities or otherwise adversely affect the amount of any Distribution required to be made in respect of the Series A Preferred Securities as of a specified date or (b) restrict the right of a holder of the Series A Preferred Securities to institute suit for the enforcement of any such payment on or after such date.

         So long as the Series A Subordinated Debentures are held by the Property Trustee, the Series A Issuer Trustees shall not (i) direct the time, method and place of conducting any proceeding for any remedy available to the Debenture Trustee or executing any trust or power conferred on the Property Trustee with respect to the Series A Subordinated Debentures, (ii) waive any past default that is available under the Indenture, (iii) exercise any right to rescind or annul a declaration that the principal of all the Series A Subordinated Debentures shall be due and payable or (iv) consent to any amendment, modification or termination of the Indenture or the Series A Subordinated Debentures, where such consent shall be required, without, in each case, obtaining the prior approval of the holders of a majority in aggregate Liquidation Amount of all outstanding Series A Preferred Securities; provided, however, that where a consent under the Indenture would require the consent

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of each holder of the Series A Subordinated Debentures affected thereby, no such consent shall be given by the Property Trustee without the prior consent of each holder of the Series A Preferred Securities. The Series A Issuer Trustees shall not revoke any action previously authorized or approved by a vote of the holders of the Series A Preferred Securities except by subsequent vote of the holders of the Series A Preferred Securities. The Property Trustee shall notify each holder of the Series A Preferred Securities of any notice of default with respect to the Series A Subordinated Debentures. In addition to obtaining the foregoing approvals of the holders of the Series A Preferred Securities, prior to taking any of the foregoing actions, the Series A Issuer Trustees shall obtain an opinion of counsel experienced in such matters to the effect that the Series A Issuer will not be classified as an association taxable as a corporation for United States federal income tax purposes on account of such action.

         Any required approval of holders of the Series A Preferred Securities may be given at a meeting of holders of the Series A Preferred Securities convened for such purpose or pursuant to written consent. The Property Trustee will cause a notice of any meeting at which holders of the Series A Preferred Securities are entitled to vote, or of any matter upon which action by written consent of such holders is to be taken, to be given to each holder of record of the Series A Preferred Securities in the manner as set forth in the Trust Agreement.

         No vote or consent of the holders of the Series A Preferred Securities will be required for the Series A Issuer to redeem and cancel the Series A Preferred Securities in accordance with the Trust Agreement.

         Notwithstanding that holders of the Series A Preferred Securities are entitled to vote or consent under any of the circumstances described above, any of the Series A Preferred Securities that are owned by the Company, the Series A Issuer Trustees or any affiliate of the Company or the Series A Issuer Trustees shall, for purposes of such vote or consent, be treated as if they were not outstanding.

LIQUIDATION VALUE

         The amount payable on the Series A Preferred Securities in the event of any liquidation of the Series A Issuer is $1,000 per Series A Preferred Security plus accumulated and unpaid Distributions, which may be in the form of a distribution of such amount in Series A Subordinated Debentures, subject to certain exceptions. See "--Liquidation Distribution Upon Termination."

FORM, DENOMINATION, BOOK-ENTRY PROCEDURES AND TRANSFER

         In the event that Series A Preferred Securities are issued in certificated form, such Series A Preferred Securities will be in blocks having a Liquidation Amount of not less than $100,000 (100 Series A Preferred Securities) and may be transferred or exchanged in such blocks in the manner and at the offices described below.

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         The New Series A Preferred Securities initially will be represented by one or more Series A Preferred Securities in registered, global form (collectively, the "Global Series A Preferred Securities"). The Global Series A Preferred Securities will be deposited upon issuance with the Property Trustee as custodian for The Depository Trust Company ("DTC"), in New York, New York, and registered in the name of DTC or its nominee, in each case for credit to an account of a direct or indirect participant in DTC as described below.

         Except as set forth below, the Global Series A Preferred Securities may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee. Beneficial interests in the Global Series A Preferred Securities may not be exchanged for Series A Preferred Securities in certificated form except in the limited circumstances described below. See "--Exchange of Book-Entry Series A Preferred Securities for Certificated Series A Preferred Securities."

DEPOSITARY PROCEDURES

         DTC has advised the Series A Issuer and the Company that DTC is a limited-purpose trust company created to hold securities for its participating organizations (collectively, the "Participants") and to facilitate the clearance and settlement of transactions in those securities between Participants through electronic book-entry changes in accounts of its Participants. The Participants include securities brokers and dealers (including the Initial Purchasers), banks, trust companies, clearing corporations and certain other organizations. Access to DTC's system is also available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (collectively, the "Indirect Participants"). Persons who are not Participants may beneficially own securities held by or on behalf of DTC only through the Participants or the Indirect Participants. The ownership interest and transfer of ownership interest of each actual purchaser of each security held by or on behalf of DTC are recorded on the records of the Participants and Indirect Participants.

         DTC has also advised the Series A Issuer and the Company that, pursuant to procedures established by it, (i) upon deposit of the Global Series A Preferred Securities, DTC will credit the accounts of Participants designated by the Initial Purchasers with portions of the principal amount of the Global Series A Preferred Securities and (ii) ownership of such interests in the Global Series A Preferred Securities will be shown on, and the transfer of ownership thereof will be effected only through, records maintained by DTC (with respect to the Participants) or by the Participants and the Indirect Participants (with respect to other owners of beneficial interests in the Global Series A Preferred Securities).

         EXCEPT AS DESCRIBED BELOW, OWNERS OF INTERESTS IN THE GLOBAL SERIES A PREFERRED SECURITIES WILL NOT HAVE SERIES A PREFERRED SECURITIES REGISTERED IN THEIR NAME, WILL NOT RECEIVE PHYSICAL DELIVERY OF SERIES A PREFERRED SECURITIES IN CERTIFICATED FORM AND WILL NOT BE CONSIDERED THE REGISTERED OWNERS OR HOLDERS THEREOF UNDER THE TRUST AGREEMENT FOR ANY PURPOSE.

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         Payments in respect of the Global Series A Preferred Security registered in the name of DTC or its nominee will be payable by the Property Trustee to DTC in its capacity as the registered holder under the Trust Agreement. Under the terms of the Trust Agreement, the Property Trustee will treat the persons in whose names the Series A Preferred Securities, including the Global Series A Preferred Securities, are registered as the owners thereof for the purpose of receiving such payments and for any and all other purposes whatsoever. Consequently, neither the Property Trustee nor any agent thereof has or will have any responsibility or liability for (i) any aspect of DTC's records or any Participant's or Indirect Participant's records relating to or payments made on account of beneficial ownership interests in the Global Series A Preferred Securities, or for maintaining, supervising or reviewing any of DTC's records or any Participant's or Indirect Participant's records relating to the beneficial ownership interests in the Global Series A Preferred Securities or
(ii) any other matter relating to the actions and practices of DTC or any of its Participants or Indirect Participants. DTC has advised the Series A Issuer and the Company that its current practice, upon receipt of any payment in respect of securities such as the Series A Preferred Securities, is to credit the accounts of the relevant Participants with the payment on the payment date, in amounts proportionate to their respective holdings in Liquidation Amount of beneficial interests in the relevant security as shown on the records of DTC unless DTC has reason to believe it will not receive payment on such payment date. Payments by the Participants and the Indirect Participants to the beneficial owners of Series A Preferred Securities will be governed by standing instructions and customary practices and will be the responsibility of the Participants or the Indirect Participants and will not be the responsibility of DTC, the Property Trustee or the Series A Issuer. Neither the Series A Issuer nor the Property Trustee will be liable for any delay by DTC or any of its Participants in identifying the beneficial owners of the Series A Preferred Securities, and the Series A Issuer and the Property Trustee may conclusively rely on and will be protected in relying on instructions from DTC or its nominee for all purposes.

         Interests in the Global Series A Preferred Securities will trade in DTC's Same-Day Funds Settlement System and secondary market trading activity in such interests will therefore settle in immediately available funds, subject in all cases to the rules and procedures of DTC and its participants.

         Transfers between Participants in DTC will be effected in accordance with DTC's procedures, and will be settled in same-day funds.

         DTC has advised the Series A Issuer and the Company that it will take any action permitted to be taken by a holder of Series A Preferred Securities only at the direction of one or more Participants to whose account with DTC interests in the Global Series A Preferred Securities are credited and only in respect of such portion of the aggregate Liquidation Amount of the Series A Preferred Securities as to which such Participant or Participants has or have given such direction. However, if there is an Event of Default under the Trust Agreement, DTC reserves the right to exchange the Global Series A Preferred Securities for legended Series A Preferred Securities in certificated form and to distribute such Series A Preferred Securities to its Participants.

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RATING

         The Series A Preferred Securities are expected to be rated "b2" by Moody's Investor Services, Inc. and "BB-" by Thompson's Bank Watch, which are the ratings of the Old Series A Preferred Securities.

PAYMENT AND PAYING AGENCY

         Payments in respect of the Series A Preferred Securities shall be made to DTC, which shall credit the relevant accounts at the Depositary on the applicable Distribution Dates or, if the Series A Preferred Securities are not held by DTC, such payments shall be made by check mailed to the address of the holder entitled thereto as such address shall appear on the Register. The paying agent (the "Paying Agent") shall initially be the Property Trustee and any co-paying agent chosen by the Property Trustee and acceptable to the Administrative Trustees and the Company. The Paying Agent shall be permitted to resign as Paying Agent upon 30 days' written notice to the Property Trustee and the Company. In the event that the Property Trustee shall no longer be the Paying Agent, the Administrative Trustees shall appoint a successor (which shall be a bank or trust company acceptable to the Administrative Trustees and the Company) to act as Paying Agent.

REGISTRAR AND TRANSFER AGENT

         The Property Trustee will act as registrar and transfer agent for the Series A Preferred Securities.

         Registration of transfers of the Series A Preferred Securities will be effected without charge by or on behalf of the Series A Issuer, but upon payment of any tax or other governmental charges that may be imposed in connection with any transfer or exchange. The Series A Issuer will not be required to register or cause to be registered the transfer of the Series A Preferred Securities after the Series A Preferred Securities have been called for redemption.

INFORMATION CONCERNING THE PROPERTY TRUSTEE

         The Property Trustee, other than during the occurrence and continuance of an Event of Default, undertakes to perform only such duties as are specifically set forth in the Trust Agreement and, after such Event of Default, must exercise the same degree of care and skill as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the Property Trustee is under no obligation to exercise any of the powers vested in it by the Trust Agreement at the request of any holder of the Series A Preferred Securities unless it is offered reasonable indemnity against the costs, expenses and liabilities that might be incurred thereby. If no Event of Default has occurred and is continuing and the Property Trustee is required to decide between alternative causes of action, construe ambiguous provisions in the Trust Agreement or is unsure of the application of any provision of the Trust Agreement, and the matter is not one on which holders of the Series A Preferred Securities are entitled under the Trust Agreement to vote, then the Property Trustee shall

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

take such action as is directed by the Company and if not so directed, shall take such action as it deems advisable and in the best interests of the holders of the Trust Securities and will have no liability except for its own bad faith, negligence or willful misconduct.

MISCELLANEOUS

         The Administrative Trustees are authorized and directed to conduct the affairs of and to operate the Series A Issuer in such a way that the Series A Issuer will not be deemed to be an "investment company" required to be registered under the Investment Company Act or classified as an association taxable as a corporation for United States federal income tax purposes and so that the Series A Subordinated Debentures will be treated as indebtedness of the Company for United States federal income tax purposes. In this connection, the Company and the Administrative Trustees are authorized to take any action, not inconsistent with applicable law, the certificate of trust or the Trust Agreement, that the Company and the Administrative Trustees determine in their discretion to be necessary or desirable for such purposes, as long as such action does not materially adversely affect the interests of the holders of the Series A Preferred Securities.

         Holders of the Series A Preferred Securities have no preemptive or similar rights.

         The Series A Issuer may not borrow money or issue debt or mortgage or pledge any of its assets.

                 DESCRIPTION OF SERIES A SUBORDINATED DEBENTURES

         The Old Series A Subordinated Debentures were issued and the New Series A Subordinated Debentures will be issued as a separate series under the Indenture entered into by the Company and The Bank of New York, as trustee (the "Debenture Trustee"). The Indenture has been qualified under the Trust Indenture Act. This summary of certain terms and provisions of the Series A Subordinated Debentures and the Indenture does not purport to be complete, and where reference is made to particular provisions of the Indenture, such provisions, including the definitions of certain terms, some of which are not otherwise defined herein, are qualified in their entirety by reference to all of the provisions of the Indenture and those terms made a part of the Indenture by the Trust Indenture Act.

GENERAL

         Concurrently with the issuance of the Series A Preferred Securities, the Series A Issuer will invest the proceeds thereof, together with the consideration paid by the Company for the Series A Common Securities, in the Series A Subordinated Debentures issued by the Company. The Series A Subordinated Debentures will bear interest at the annual rate of 10 1/4% of the principal amount thereof, payable semi-annually in arrears on June 30 and December 31 of each year (each, an "Interest Payment Date"), commencing June 30, 1997, to the person in whose name each Series A Subordinated Debenture is registered, subject to certain exceptions, at the close of business on the Business Day next preceding such Interest Payment Date. It is anticipated that, until the liquidation, if any, of the Series A Issuer, the Series A Subordinated Debentures will be held in the name of the

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Property Trustee in trust for the benefit of the holders of the Series A
Preferred Securities. The amount of interest payable for any period will be computed on the basis of a 360-day year of twelve 30-day months. In the event that any date on which interest is payable on the Series A Subordinated Debentures is not a Business Day, then payment of the interest payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay), except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on the date such payment was originally payable. Accrued interest that is not paid on the applicable Interest Payment Date will bear additional interest on the amount thereof (to the extent permitted by law) at the rate per annum of 10 1/4% thereof, compounded semi-annually from the relevant Interest Payment Date. The term "interest" as used herein shall include semi-annual interest payments, interest on semi-annual interest payments not paid on the applicable Interest Payment Date and Additional Sums, as applicable.

         The Series A Subordinated Debentures will mature on December 31, 2026 (the "Stated Maturity").

         The Series A Subordinated Debentures will be unsecured and will rank junior and be subordinate in right of payment to all Senior Debt of the Company. Because the Company is a holding company, the right of the Company to participate in any distribution of assets of any subsidiary, including the Bank, upon such subsidiary's liquidation or reorganization or otherwise, is subject to the prior claims of creditors of that subsidiary, except to the extent that the Company may itself be recognized as a creditor of that subsidiary. Accordingly, the Series A Subordinated Debentures will be effectively subordinated to all existing and future liabilities of the Company's subsidiaries, and holders of the Series A Subordinated Debentures should look only to the assets of the Company for payments on the Series A Subordinated Debentures. The Indenture does not limit the incurrence or issuance of other secured or unsecured debt of the Company, including Senior Debt, whether under the Indenture or any existing or other indenture that the Company may enter into in the future or otherwise.

         The Company is a legal entity separate and distinct from the Bank. A major portion of the Company's revenues results from amounts paid as dividends to the Company by the Bank. Savings institutions must provide the OTS with at least 30 days written notice before making any capital distributions. All such capital distributions are also subject to the OTS' right to object to a distribution on safety and soundness grounds.

         In addition, the Company and the Bank are subject to various general regulatory policies and requirements relating to the payment of dividends, including requirements to maintain adequate capital above regulatory minimums. The current OTS regulation applicable to the payment of dividends or other capital distributions by savings institutions imposes limits on capital distributions based on an institution's regulatory capital levels and net income. An institution that meets or exceeds all of its fully phased-in capital requirements (both before and after giving effect to the distribution) and is not in need of more than normal supervision would be a "Tier 1 association." A Tier 1 association may make capital distributions during a calendar year of up to the greater of (i) 100% of net income for the current calendar year plus 50% of its capital surplus or (ii) 75% of its net income over the most recent four quarters. Any additional capital distributions would require prior regulatory approval.

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The Bank currently exceeds its fully phased-in capital requirements and qualifies as a Tier 1 association under the regulation.

         An institution that meets the minimum regulatory capital requirements but does not meet the fully phased-in capital requirements would be a "Tier 2 association," which may make capital distributions of between 25% and 75% of its net income over the most recent four-quarter period, depending on the institution's risk-based capital level. A "Tier 3 association" is defined as an institution that does not meet all of the minimum regulatory capital requirements and therefore may not make any capital distributions without the prior approval of the OTS.

RIGHT TO DEFER INTEREST PAYMENT OBLIGATION

         So long as no event of default under the Indenture has occurred and is continuing, the Company has the right under the Indenture at any time or from time to time during the term of the Series A Subordinated Debentures to defer the payment of interest on the Series A Subordinated Debentures for a period not exceeding 10 consecutive semi-annual periods with respect to each Extension Period, provided that no Extension Period may extend beyond the Stated Maturity of the Series A Subordinated Debentures. At the end of such Extension Period, the Company must pay all interest then accrued and unpaid on the Series A Subordinate Debentures (together with interest on such unpaid interest at the annual rate of 10 1/4%, compounded semi-annually from the relevant Interest Payment Date, to the extent permitted by applicable law). During an Extension Period, interest will continue to accrue and holders of the Series A Subordinated Debentures (or holders of the Series A Preferred Securities while outstanding) will be required to accrue interest income for United States federal income tax purposes. See "Certain Federal Income Tax Consequences--Original Issue Discount."

         During any such Extension Period, the Company may not, and may not permit any subsidiary of the Company to, (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of the Company's capital stock or (ii) make any payment of principal, interest or premium, if any, on or repay, repurchase or redeem any debt securities of the Company that rank PARI PASSU with or junior in interest to the Series A Subordinated Debentures or make any guarantee payments with respect to any guarantee by the Company of the debt securities of any subsidiary of the Company if such guarantee ranks PARI PASSU with or junior in interest to the Series A Subordinated Debentures (other than (a) dividends or distributions in common stock of the Company, (b) any declaration of a dividend in connection with the implementation of a stockholders' rights plan, the issuance of stock under any such plan in the future or the redemption or repurchase of any such rights pursuant thereto, (c) payments under the Series A Guarantee and (d) purchases of common stock related to the issuance of common stock or rights under any of the Company's benefit plans for its directors, officers or employees). Prior to the termination of any such Extension Period, the Company may further defer the payment of interest, provided that no Extension Period may exceed 10 consecutive semi-annual periods or extend beyond the Stated Maturity of the Series A Subordinated Debentures. Upon the termination of any such Extension Period and the payment of all interest then accrued and unpaid (together with interest thereon at the rate of 10 1/4%, compounded semi-annually, to the extent permitted by applicable law), the Company may elect to begin a new Extension Period subject to the above requirements. No interest shall be due and payable during an Extension Period, except at the end thereof. The Company must give the Property Trustee, the Administrative Trustees and the Debenture Trustee notice of its election of such Extension Period at least one Business Day prior to the earlier of (i) the date interest on the Series A Subordinated Debentures would have been payable except for the election to begin such Extension Period or (ii) the date the Administrative Trustees are required to

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give notice to DTC or other applicable self-regulatory organization or to holders of the Series A Preferred Securities as of the record date or the date such Distributions are payable, but in any event not less than one Business Day prior to such record date. The Debenture Trustee shall give notice of the Company's election to begin a new Extension Period to the holders of the Series A Preferred Securities. There is no limitation on the number of times that the Company may elect to begin an Extension Period.

ADDITIONAL SUMS

         If the Series A Issuer is required to pay any additional taxes, duties or other governmental charges as a result of a Tax Event, the Company will pay as additional amounts on the Series A Subordinated Debentures such amounts as shall be required so that the Distributions payable by the Series A Issuer shall not be reduced as a result of any such additional taxes, duties or other governmental charges.

OPTIONAL REDEMPTION

         The Series A Subordinated Debentures will be redeemable, in whole at any time or in part from time to time, at the option of the Company on or after December 31, 2006, at a redemption price (the "Optional Redemption Price") equal to the percentage of the outstanding principal amount of the Series A Subordinated Debentures specified below, plus, in each case, accrued interest thereon to the date of redemption, if redeemed during the 12-month period beginning December 31, in the year indicated:

                                                                    OPTIONAL
                                                                   REDEMPTION
                           DATE                                      PRICE
                           ----                                      -----
        2006...................................................     105.125%
        2007...................................................     104.613%
        2008...................................................     104.100%
        2009...................................................     103.588%
        2010...................................................     103.075%
        2011...................................................     102.563%
        2012...................................................     102.050%
        2013...................................................     101.538%
        2014...................................................     101.025%
        2015...................................................     100.513%
        2016 and thereafter....................................     100.000%

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TAX EVENT REDEMPTION

         If a Tax Event (as defined below) shall occur and be continuing, the Company may, at its option, redeem the Series A Subordinated Debentures in whole (but not in part) at any time within 90 days following the occurrence of such Tax Event, at a redemption price (the "Tax Event Redemption Price") equal to the Make-Whole Amount plus accrued and unpaid interest on the Series A Subordinated Debentures to the date fixed for redemption. The "Make-Whole Amount" shall be equal to the greater of (i) 100% of the principal amount of the Series A Subordinated Debentures or (ii) as determined by Friedman, Billings, Ramsey & Co., Inc. (in this capacity, the "Quotation Agent"), the sum of the present values of the principal amount and premium payable as part of the Redemption Price with respect to an optional redemption of such Series A Subordinated Debentures on December 31, 2006, together with scheduled payments of interest from the redemption date to December 31, 2006 (the "Remaining Life"), discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Adjusted Treasury Rate.

         "Adjusted Treasury Rate" means, with respect to any redemption date, the Treasury Rate plus (i) 1.40% if such redemption date occurs on or before December 31, 1997 or (ii) 0.80% if such redemption date occurs after December 31, 1997.

          "Treasury Rate" means (i) the yield, under the heading which represents the average for the immediately prior week, appearing in the most recently published statistical release designated "H.15(519)" or any successor publication which is published weekly by the Federal Reserve and which establishes yields on actively traded United States Treasury securities adjusted to constant maturity under the caption "Treasury Constant Maturities," for the maturity corresponding to the Remaining Life (if no maturity is within three months before or after the Remaining Life, yields for the two published maturities most closely corresponding to the Remaining Life shall be determined and the Treasury Rate shall be interpolated or extrapolated from such yields on a straight-line basis, rounding to the nearest month) or (ii) if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date. The Treasury Rate shall be calculated on the third Business Day preceding the redemption date.

         "Comparable Treasury Issue" means with respect to any redemption date the United States Treasury security selected by the Quotation Agent as having a maturity comparable to the Remaining Life that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the Remaining Life. If no United States Treasury security has a maturity which is within a period from three months before to three months after December 31, 2006, the two most closely corresponding United States Treasury securities shall be used as the Comparable Treasury Issue, and the Treasury Rate shall be interpolated or extrapolated on a straight-line basis, rounding to the nearest month using such securities.

         "Comparable Treasury Price" means (A) the average of five Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest such Reference Treasury

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Dealer Quotations, or (B) if the Debenture Trustee obtains fewer than three such
Reference Treasury Dealer Quotations, the average of all such Quotations.

         "Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Debenture Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Debenture Trustee by such Reference Treasury Dealer at 5:00 p.m., New York City time, on the third Business Day preceding such redemption date.

         "Tax Event" means the receipt by the Series A Issuer of an opinion of counsel experienced in such matters to the effect that, as a result of any amendment to, or change (including any announced prospective change) in, the laws (or any regulations thereunder) of the United States or any political subdivision or taxing authority thereof or therein, or as a result of any official administrative pronouncement or judicial decision interpreting or applying such laws or regulations, which amendment or change is effective or which pronouncement or decision is announced on or after the date of issuance of the Series A Preferred Securities under the Trust Agreement, there is more than an insubstantial risk that (i) the Series A Issuer is, or will be within 90 days of the date of such opinion, subject to United States federal income tax with respect to income received or accrued on the Series A Subordinated Debentures,
(ii) interest payable by the Company on the Series A Subordinated Debentures is not, or within 90 days of the date of such opinion will not be, deductible by the Company, in whole or in part, for United States federal income tax purposes or (iii) the Series A Issuer is, or will be within 90 days of the date of such opinion, subject to more than a DE MINIMIS amount of other taxes, duties or other governmental charges.

         "Additional Sums" means the additional amounts as may be necessary in order that the amount of Distributions then due and payable by the Series A Issuer on the outstanding Series A Preferred Securities and Series A Common Securities shall not be reduced as a result of any additional taxes, duties and other governmental charges to which the Series A Issuer has become subject as a result of a Tax Event.

         "Like Amount" means (i) with respect to a redemption of the Series A Preferred Securities, Series A Preferred Securities having a Liquidation Amount equal to that portion of the principal amount of the Series A Subordinated Debentures to be contemporaneously redeemed in accordance with the Indenture, allocated to the Series A Common Securities and to the Series A Preferred Securities PRO RATA based upon the relative Liquidation Amounts of such Securities and the proceeds of which will be used to pay the Redemption Price of such Series A Preferred Securities and (ii) with respect to a distribution of the Series A Subordinated Debentures to holders of the Series A Preferred Securities in exchange therefor in connection with a dissolution or liquidation of the Series A, Issuer, Series A Subordinated Debentures having a principal amount equal to the Liquidation Amount of the Series A Preferred Securities of the holder to whom such Series A Subordinated Debentures would be distributed.

         Notice of any redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each Holder of the Series A Subordinated Debentures to be redeemed at its registered address. Unless the Company defaults in payment of the redemption price, on and after

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the redemption date interest ceases to accrue on the Series A Subordinated
Debentures or portions thereof called for redemption.

RESTRICTIONS ON CERTAIN PAYMENTS

         The Company will also covenant, as to the Series A Subordinated Debentures, that it will not, and will not permit any subsidiary of the Company to, (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of the Company's capital stock, (ii) make any payment of principal, interest or premium, if any, on or repay or repurchase or redeem any debt securities of the Company that rank PARI PASSU with or junior in interest to the Series A Subordinated Debentures or
(iii) make any guarantee payments with respect to any guarantee by the Company of the debt securities of any subsidiary of the Company if such guarantee ranks PARI PASSU with or junior in interest to the Series A Subordinated Debentures (other than (a) dividends or distributions in common stock of the Company, (b) any declaration of a dividend in connection with the implementation of a stockholders' rights plan, the issuance of stock under any such plan in the future or the redemption or repurchase of any such rights pursuant thereto, (c) payments under the Series A Guarantee and (d) purchases of common stock related to the issuance of common stock or rights under any of the Company's benefit plans for its directors, officers or employees), if at such time (i) there shall have occurred any event of which the Company has actual knowledge (a) that with the giving of notice or the lapse of time, or both, would constitute an event of default under the Indenture with respect to the Series A Subordinated Debentures and (b) in respect of which the Company shall not have taken reasonable steps to cure, (ii) if the Series A Subordinated Debentures are held by a Series A Issuer, the Company shall be in default with respect to its payment of any obligations under the Series A Guarantee relating to such Series A Preferred Securities or (iii) the Company shall have given notice of its selection of an Extension Period as provided in the Indenture with respect to the Series A Subordinated Debentures and shall not have rescinded such notice, or such Extension Period, or any extension thereof, shall be continuing.

MODIFICATION OF INDENTURE

         From time to time the Company and the Debenture Trustee may, without the consent of the holders of the Series A Subordinated Debentures, amend, waive or supplement the Indenture for specified purposes, including, among other things, curing ambiguities, defects or inconsistencies, provided that any such action does not materially adversely affect the interest of the holders of the Series A Subordinated Debentures or the ability to qualify, or maintain the qualification of, the Indenture under the Trust Indenture Act. The Indenture contains provisions permitting the Company and the Debenture Trustee, with the consent of the holders of not less than a majority in principal amount of the Series A Subordinated Debentures affected, to modify the Indenture in a manner affecting the rights of the holders of the Series A Subordinated Debentures, provided that no such modification may, without the consent of the holder of each outstanding Series A Subordinated Debenture so affected, (i) change the Stated Maturity of the Series A Subordinated Debentures, reduce the principal amount thereof or reduce the rate or extend the time of payment of interest thereon or (ii) reduce the percentage of principal amount of the Series A Subordinated Debentures, the holders of which are required to consent to any such modification of the Indenture.

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DEBENTURE EVENTS OF DEFAULT

         The Indenture provides that any one or more of the following described events with respect to the Series A Subordinated Debentures that has occurred and is continuing constitutes a "Debenture Event of Default":

                  (i) failure for 30 days to pay interest on the Series A Subordinated Debentures when due (subject to the deferral of any due date in the case of an Extension Period); or

                  (ii) failure to pay any principal on the Series A Subordinated Debentures when due, whether at maturity, upon redemption by declaration or otherwise; or

                  (iii) failure to observe or perform in any material respect certain other covenants contained in the Indenture for 90 days after written notice to the Company from the Debenture Trustee or the holders of at least 25% in aggregate outstanding principal amount of the outstanding Series A Subordinated Debentures; or

                  (iv) certain events in bankruptcy, insolvency or reorganization of the Company, subject in certain instances to any such event remaining in effect for a period of 60 consecutive days.

         The holders of a majority in aggregate outstanding principal amount of the Series A Subordinated Debentures have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Debenture Trustee. The Debenture Trustee or the holders of not less than 25% in aggregate outstanding principal amount of the Series A Subordinated Debentures may declare the principal due and payable immediately upon a Debenture Event of Default. The holders of a majority in aggregate outstanding principal amount of the Series A Subordinated Debentures may annul such declaration and waive the default if the default (other than the non-payment of the principal of the Series A Subordinated Debentures which has become due solely by such acceleration) has been cured and a sum sufficient to pay all matured installments of interest and principal due otherwise than by acceleration has been deposited with the Debenture Trustee.

         The holders of a majority in aggregate outstanding principal amount of the Series A Subordinated Debentures affected thereby may, on behalf of the holders of all the Series A Subordinated Debentures, waive any past default, except a default in the payment of principal or interest (unless such default has been cured and a sum sufficient to pay all matured installments of interest and principal due otherwise than by acceleration has been deposited with the Debenture Trustee) or a default in respect of a covenant or provision which under the Indenture cannot be modified or amended without the consent of the holder of each outstanding Series A Subordinated Debenture. The Company is required to file annually with the Debenture Trustee a certificate as to whether or not the Company is in compliance with all the conditions and covenants applicable to it under the Indenture.

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ENFORCEMENT OF CERTAIN RIGHTS BY HOLDERS OF THE SERIES A PREFERRED SECURITIES

         If a Debenture Event of Default has occurred and is continuing and such event is attributable to the failure of the Company to pay interest or principal on the Series A Subordinated Debentures on the date such interest or principal is otherwise payable, a holder of the Series A Preferred Securities may institute a legal proceeding directly against the Company for enforcement of payment to such holder of the principal of or interest on the Series A Subordinated Debentures having a principal amount equal to the aggregate Liquidation Amount of the Series A Preferred Securities of such holder (a "Direct Action"). The Company may not amend the Indenture to remove the foregoing right to bring a Direct Action without the prior written consent of the holders of all of the Series A Preferred Securities. If the right to bring a Direct Action is removed, the Series A Issuer may become subject to the reporting obligations under the Exchange Act. The Company shall have the right under the Indenture to set-off any payment made to such holder of the Series A Preferred Securities by the Company in connection with a Direct Action.

         The holders of the Series A Preferred Securities will not be able to exercise directly any remedies other than those set forth in the preceding paragraph available to the holders of the Series A Subordinated Debentures. See "Description of the Series A Preferred Securities--Events of Default; Notice."

CONSOLIDATION, MERGER, SALE OF ASSETS AND OTHER TRANSACTIONS

         The Indenture provides that the Company shall not consolidate with or merge into any other entity or convey, transfer or lease its properties and assets substantially as an entirety to any entity, and no entity shall consolidate with or merge into the Company or convey, transfer or lease its properties and assets substantially as an entirety to the Company, unless: (i) in the event the Company consolidates with or merges into another entity or conveys or transfers its properties and assets substantially as an entirety to any entity, the successor entity is organized under the laws of the United States or any state or the District of Columbia, and such successor entity expressly assumes the Company's obligations on the Series A Subordinated Debentures issued under the Indenture; (ii) immediately after giving effect thereto, no Debenture Event of Default, and no event which, after notice or lapse of time or both, would become a Debenture Event of Default, shall have occurred and be continuing; and (iii) certain other conditions as prescribed by the Indenture are met.

         The general provisions of the Indenture do not afford holders of the Series A Subordinated Debentures protection in the event of a highly leveraged reorganization, restructuring, merger or other similar transaction involving the Company that may adversely affect holders of the Series A Subordinated Debentures.

SATISFACTION AND DISCHARGE

         The Indenture provides that when, among other things, all of the Series A Subordinated Debentures not previously delivered to the Debenture Trustee for cancellation (i) have become due and payable or (ii) will become due and payable at their Stated Maturity within one year, and the

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Company deposits or causes to be deposited with the Debenture Trustee funds, in trust, for the purpose and in an amount in the currency or currencies in which the Series A Subordinated Debentures are payable sufficient to pay and discharge the entire indebtedness on the Series A Subordinated Debentures not previously delivered to the Debenture Trustee for cancellation, for the principal and interest to the date of the deposit or to the Stated Maturity, as the case may be, then the Indenture will cease to be of further effect (except as to the Company's obligations to pay all other sums due pursuant to the Indenture and to provide the officers' certificates and opinions of counsel described therein), and the Company will be deemed to have satisfied and discharged the Indenture.

SUBORDINATION

         In the Indenture, the Company has covenanted and agreed that the Series A Subordinated Debentures issued thereunder will be subordinate and junior in right of payment to all Senior Debt to the extent provided in the Indenture. Upon any payment or distribution of assets to creditors upon any liquidation, dissolution, winding-up, reorganization, assignment for the benefit of creditors, marshaling of assets or any bankruptcy, insolvency, debt restructuring or similar proceedings in connection with any insolvency or bankruptcy proceeding of the Company, the holders of Senior Debt will first be entitled to receive payment in full of principal of (and premium, if any) and interest, if any, on such Senior Debt before the holders of the Series A Subordinated Debentures, or the Property Trustee on behalf of the holders, will be entitled to receive or retain any payment in respect of the principal of or interest, if any, on the Series A Subordinated Debentures.

         In the event of the acceleration of the maturity of any of the Series A Subordinated Debentures, the holders of all Senior Debt outstanding at the time of such acceleration will first be entitled to receive payment in full of all amounts due thereon (including any amounts due upon acceleration) before the holders of the Series A Subordinated Debentures will be entitled to receive or retain any payment in respect of the principal of or interest, if any, on the Series A Subordinated Debentures.

         No payments on account of principal or interest, if any, in respect of the Series A Subordinated Debentures may be made if there shall have occurred and be continuing a default in any payment with respect to Senior Debt or an event of default with respect to any Senior Debt resulting in the acceleration of the maturity thereof, or if any judicial proceeding shall be pending with respect to any such default.

         "Debt" means with respect to any Person, whether recourse is to all or a portion of the assets of such Person and whether or not contingent: (i) every obligation of such Person for money borrowed; (ii) every obligation of such Person evidenced by bonds, debentures, notes or other similar instruments, including obligations incurred in connection with the acquisition of property, assets or businesses; (iii) every reimbursement obligation of such Person with respect to letters of credit, bankers' acceptances or similar facilities issued for the account of such Person; (iv) every obligation of such Person issued or assumed as the deferred purchase price of property or services (but excluding trade accounts payable or accrued liabilities arising in the ordinary course of business); (v) every capital lease obligation of such Person; (vi) all indebtedness of such Person whether incurred on or

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prior to the date of the Indenture or thereafter incurred, for claims in respect of derivative products, including interest rate, foreign exchange rate and commodity forward contracts, options and swaps and similar arrangements; and
(vii) every obligation of the type referred to in clauses (i) through (vi) of another Person and all dividends of another Person the payment of which, in either case, such Person has guaranteed or is responsible or liable, directly or indirectly, as obligor or otherwise.

         "Senior Debt" means the principal of (and premium, if any) and interest, if any (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to the Company whether or not such claim for post-petition interest is allowed in such proceeding), on Debt, whether incurred on or prior to the date of the Indenture or thereafter incurred, unless, in the instrument creating or evidencing the same or pursuant to which the same is outstanding, it is provided that such obligations are not superior in right of payment to the Series A Subordinated Debentures or to other Debt which is PARI PASSU with, or subordinated to, the Series A Subordinated Debentures; provided, however, that Senior Debt shall not be deemed to include:
(i) any Debt of the Company which when incurred and without respect to any election under Section 1111(b) of the United States Bankruptcy Code of 1978, as amended, was without recourse to the Company, (ii) any Debt of the Company to any of its subsidiaries and (iii) Debt to any employee of the Company.

         The Indenture places no limitation on the amount of Senior Debt or subordinated debt which is PARI PASSU with the Series A Subordinated Indentures, that may be incurred by the Company. The Company expects from time to time to incur additional indebtedness constituting Senior Debt.

GOVERNING LAW

         The Indenture and the Series A Subordinated Debentures will be governed by and construed in accordance with the laws of the State of New York.

INFORMATION CONCERNING THE DEBENTURE TRUSTEE

         The Debenture Trustee shall have and be subject to all the duties and responsibilities specified with respect to an indenture trustee under the Trust Indenture Act. Subject to such provisions, the Debenture Trustee is under no obligation to exercise any of the powers vested in it by the Indenture at the request of any holder of the Series A Subordinated Debentures, unless offered reasonable indemnity by such holder against the costs, expenses and liabilities which might be incurred thereby. The Debenture Trustee is not required to expend or risk its own funds or otherwise incur personal financial liability in the performance of its duties if the Debenture Trustee reasonably believes that repayment or adequate indemnity is not reasonably assured to it.

DISTRIBUTION OF THE SERIES A SUBORDINATED DEBENTURES

         As described under "Description of the Series A Preferred Securities--Liquidation of the Series A Issuer and Distribution of the Series A Subordinated Debentures to Holders," under certain circumstances involving the termination of the Series A Issuer, Series A Subordinated Debentures

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may be distributed to the holders of the Series A Preferred Securities in exchange therefor upon liquidation of the Series A Issuer, after satisfaction of liabilities to creditors of the Series A Issuer as provided by applicable law. If distributed to holders of the Series A Preferred Securities in liquidation, the Series A Subordinated Debentures will initially be issued in the form of one or more global securities and DTC, or any successor depositary for the Series A Preferred Securities, will act as depositary for the Series A Subordinated Debentures. It is anticipated that the depositary arrangements for the Series A Subordinated Debentures would be substantially identical to those in effect for the Series A Preferred Securities. If the Series A Subordinated Debentures are distributed to the holders of the Series A Preferred Securities upon the liquidation of the Series A Issuer, the Company will use its best efforts to register or list the Series A Subordinated Debentures with DTC or such other trading facilities, if any, on which the Series A Preferred Securities are then listed. There can be no assurance as to the market price of any Series A Subordinated Debentures that may be distributed to the holders of the Series A Preferred Securities.

PAYMENT AND PAYING AGENTS

         Payment of principal of and any interest on the Series A Subordinated Debentures will be made at the offices of the Debenture Trustee in the city of New York or at the offices of such Paying Agent or Paying Agents as the Company may designate from time to time, except that at the option of the Company payment of any interest may be made (i) except in the case of Global Series A Subordinated Debentures, by check mailed to the address of the Person entitled thereto as such address shall appear in the Securities Register or (ii) by transfer to an account maintained by the Person entitled thereto as specified in the Securities Register, provided that proper transfer instructions have been received by the Regular Record Date. Payment of any interest on the Series A Subordinated Debentures will be made to the Person in whose name the Series A Subordinated Debenture is registered at the close of business on the Regular Record Date for such interest, except in the case of Defaulted Interest. The Company may at any time designate additional Paying Agents or rescind the designation of any Paying Agent; however, the Company will at all times be required to maintain a Paying Agent in each Place of Payment for the Series A Subordinated Debentures.

         Any moneys deposited with the Debenture Trustee or any Paying Agent, or then held by the Company in trust, for the payment of the principal of or interest on the Series A Subordinated Debentures and remaining unclaimed for two years after such principal or interest has become due and payable shall, at the written request of the Company, be repaid to the Company and the holders of the Series A Subordinated Debentures shall thereafter look, as general unsecured creditors, only to the Company for payment thereof.

                        DESCRIPTION OF SERIES A GUARANTEE

         The Old Series A Guarantee was executed and delivered by the Company concurrently with the issuance by the Series A Issuer of the Old Series A Preferred Securities for the benefit of the holders from time to time of the Series A Preferred Securities. As soon as practicable after the date hereof, the Old Series A Guarantee will be exchanged by the Company for the New Series A Guarantee. The Series A Guarantee Agreement has been qualified under the Trust Indenture Act.

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This summary of certain terms and provisions of the Series A Guarantee Agreement does not purport to be complete and is subject to, and qualified in its entirety by reference to, all of the terms and provisions of the Series A Guarantee Agreement, including the definitions therein of certain terms, and the Trust Indenture Act. The Series A Guarantee Trustee will hold the Series A Guarantee for the benefit of the holders of the Series A Preferred Securities.

GENERAL

         The Company will irrevocably agree to pay in full on a subordinated basis, to the extent set forth herein, the Guarantee Payments (as defined below) to the holders of the Series A Preferred Securities, as and when due, regardless of any defense, right of set-off or counterclaim that the Issuer may have or assert other than the defense of payment. The following payments with respect to the Series A Preferred Securities, to the extent not paid by or on behalf of the Series A Issuer (the "Guarantee Payments"), will be subject to the Series A
Guarantee: (i) any accumulated and unpaid Distributions required to be paid on the Series A Preferred Securities, to the extent that the Series A Issuer has funds on hand available therefor at such time, (ii) the Redemption Price with respect to the Series A Preferred Securities called for redemption, to the extent that the Series A Issuer has funds on hand available therefor at such time, or (iii) upon a voluntary or involuntary dissolution, winding up or liquidation of the Series A Issuer (unless the Series A Subordinated Debentures are distributed to holders of the Series A Preferred Securities), the lesser of
(a) the Liquidation Distribution and (b) the amount of assets of the Series A Issuer remaining available for distribution to holders of the Series A Preferred Securities after satisfaction of liabilities to creditors of the Series A Issuer as required by applicable law. The Company's obligation to make a Guarantee Payment may be satisfied by direct payment of the required amounts by the Company to the holders of the Series A Preferred Securities or by causing the Issuer to pay such amounts to such holders.

         The Series A Guarantee will be an irrevocable guarantee on a subordinated basis of the Series A Issuer's obligations under the Series A Preferred Securities, but will apply only to the extent that the Series A Issuer has funds sufficient to make such payments, and is not a guarantee of collection.

         If the Company does not make interest payments on the Series A Subordinated Debentures held by the Series A Issuer, the Series A Issuer will not be able to pay Distributions on the Series A Preferred Securities and will not have funds legally available therefor. The Series A Guarantee will rank subordinate and junior in right of payment to all Senior Debt of the Company. (See "--Status of the Series A Guarantee.") Because the Company is a holding company, the right of the Company to participate in any distribution of assets of any subsidiary upon such subsidiary's liquidation or reorganization or otherwise is subject to the prior claims of creditors of that subsidiary, except to the extent the Company may itself be recognized as a creditor of that subsidiary. Accordingly, the Company's obligations under the Guarantee will be effectively subordinated to all existing and future liabilities of the Company's subsidiaries, and claimants should look only to the assets of the Company for payments thereunder. The Series A Guarantee does not limit the incurrence or issuance of other secured or unsecured debt of the Company, including Senior Debt, whether under the Indenture, any other indenture that the Company may enter into in the future, or otherwise.

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         The Company has, through the Series A Guarantee, the Trust Agreement, the Series A Subordinated Debentures, the Indenture and the Expense Agreement, taken together, fully, irrevocably and unconditionally guaranteed all of the Issuer's obligations under the Series A Preferred Securities. No single document standing alone or operating in conjunction with fewer than all of the other documents constitutes such guarantee. It is only the combined operation of these documents that has the effect of providing a full, irrevocable and unconditional guarantee of the Series A Issuer's obligations under the Series A Preferred Securities. See "Relationship Among the Series A Preferred Securities, the Series A Subordinated Debentures, the Expense Agreement and the Series A Guarantee."

STATUS OF THE SERIES A GUARANTEE

         The Series A Guarantee will constitute an unsecured obligation of the Company and will rank subordinate and junior in right of payment to all Senior Debt of the Company in the same manner as the Series A Subordinated Debentures.

         The Series A Guarantee will constitute a guarantee of payment and not of collection (i.e., the guaranteed party may institute a legal proceeding directly against the Guarantor to enforce its rights under the Series A Guarantee without first instituting a legal proceeding against any other person or entity). The Series A Guarantee will be held for the benefit of the holders of the Series A Preferred Securities. The Series A Guarantee will not be discharged except by payment of the Guarantee Payments in full to the extent not paid by the Series A Issuer or upon distribution to the holders of the Series A Preferred Securities of the Series A Subordinated Debentures. The Series A Guarantee does not place a limitation on the amount of additional Senior Debt that may be incurred by the Company. The Company expects from time to time to incur additional indebtedness constituting Senior Debt.

AMENDMENTS AND ASSIGNMENT

         Except with respect to any changes that do not materially adversely affect the rights of holders of the Series A Preferred Securities (in which case no vote will be required), the Series A Guarantee may not be amended without the prior approval of the holders of not less than a majority of the aggregate Liquidation Amount of such outstanding Series A Preferred Securities. The manner of obtaining any such approval will be as set forth under "Description of the New Securities--Description of Series A Preferred Securities--Voting Rights; Amendment of the Trust Agreement." All guarantees and agreements contained in the Guarantee shall bind the successors, assigns, receivers, trustees and representatives of the Company and shall inure to the benefit of the holders of the Series A Preferred Securities then outstanding.

EVENTS OF DEFAULT

         An event of default under the Series A Guarantee will occur upon the failure of the Company to perform any of its payments or other obligations thereunder. The holders of not less than a

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majority in aggregate Liquidation Amount of the Series A Preferred Securities
have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Guarantee Trustee in respect of such Guarantee or to direct the exercise of any trust or power conferred upon the Guarantee Trustee under such Guarantee.

         Any holder of the Series A Preferred Securities may institute a legal proceeding directly against the Company to enforce its rights under the Series A Guarantee without first instituting a legal proceeding against the Series A Issuer, the Guarantee Trustee or any other person or entity.

         The Company, as guarantor, is required to file annually with the Guarantee Trustee a certificate as to whether or not the Company is in compliance with all the conditions and covenants applicable to it under the Series A Guarantee.

INFORMATION CONCERNING THE GUARANTEE TRUSTEE

         The Guarantee Trustee, other than during the occurrence and continuance of a default by the Company in the performance of the Series A Guarantee, undertakes to perform only such duties as are specifically set forth in the Series A Guarantee and, after default with respect to the Series A Guarantee, must exercise the same degree of care and skill as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the Guarantee Trustee is under no obligation to exercise any of the powers vested in it by the Series A Guarantee at the request of any holder of the Series A Preferred Securities unless it is offered reasonable indemnity against the costs, expenses and liabilities that might be incurred thereby.

TERMINATION OF THE SERIES A GUARANTEE

         The Series A Guarantee will terminate and be of no further force and effect upon full payment of the Redemption Price of the Series A Preferred Securities, upon full payment of the amounts payable upon liquidation of the Series A Issuer or upon distribution of the Series A Subordinated Debentures to the holders of the Series A Preferred Securities in exchange therefor. The Series A Guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of the Series A Preferred Securities must restore payment of any sums paid under the Series A Preferred Securities or the Series A Guarantee.

GOVERNING LAW

         The Series A Guarantee will be governed by and construed in accordance with the laws of the State of New York.

THE EXPENSE AGREEMENT

         Pursuant to the Expense Agreement entered into by the Company under the Trust Agreement (the "Expense Agreement"), the Company will irrevocably and unconditionally guarantee to each

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person or entity to whom the Series A Issuer becomes indebted or liable, the full payment of any costs, expenses or liabilities of the Series A Issuer, other than obligations of the Series A Issuer to pay to the holders of the Series A Preferred Securities the amounts due such holders pursuant to the terms of the Series A Preferred Securities.

                        DESCRIPTION OF THE OLD SECURITIES

         The terms of the Old Securities are identical in all material respects to the New Securities, except that (i) the Old Securities have not been registered under the Securities Act, are subject to certain restrictions on transfer and are entitled to certain rights under the applicable Registration Rights Agreement (which rights will terminate upon consummation of the Exchange Offer, except under limited circumstances); (ii) the New Series A Preferred Securities will not provide for any increase in the Distribution rate thereon; and (iii) the New Series A Subordinated Debentures will not provide for any increase in the interest rate thereon. The Old Securities provide that, in the event that the Exchange Offer Registration Statement is not declared effective on or prior to April 29, 1997, or, in certain limited circumstances, in the event the Exchange Offer is not consummated or a shelf registration statement (the "Shelf Registration Statement") with respect to the resale of the Old Series A Preferred Securities is not declared effective on or prior to June 28, 1997, then interest will accrue (in addition to the stated interest rate on the Series A Subordinated Debentures) at the rate per annum equal to an additional one-quarter of one percent (0.25%) per Registration Default (not to exceed in the aggregate 0.50%) of the principal amount, or the Liquidation Amount, as applicable. The New Securities are not, and upon consummation of the Exchange Offer the Old Securities will not be, entitled to any such additional interest or Distributions. Accordingly, holders of Old Series A Preferred Securities should review the information set forth under "Risk Factors--Certain Consequences of a Failure to Exchange Old Series A Preferred Securities" and "Description of the New Securities."

              RELATIONSHIP AMONG THE SERIES A PREFERRED SECURITIES,
                THE SERIES A SUBORDINATED DEBENTURES, THE EXPENSE
                      AGREEMENT AND THE SERIES A GUARANTEE

FULL AND UNCONDITIONAL GUARANTEE

         Payments of Distributions and other amounts due on the Series A Preferred Securities (to the extent the Series A Issuer has funds available for the payment of such Distributions) are irrevocably guaranteed by the Company as and to the extent set forth under "Description of the Series A Guarantee." Taken together, the Company's obligations under the Series A Subordinated Debentures, the Indenture, the Trust Agreement, the Expense Agreement and the Series A Guarantee provide, in the aggregate, a full, irrevocable and unconditional guarantee of payments of distributions and other amounts due on the Series A Preferred Securities. No single document standing alone or operating in conjunction with fewer than all of the other documents constitutes such guarantee. It is only the combined operation of these documents that has the effect of providing a full, irrevocable and unconditional guarantee of the Series A Issuer's obligations under the Series A Preferred Securities. If and to the extent that the Company does not make payments on the Series A Subordinated

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Debentures, the Series A Issuer will not pay Distributions or other amounts due on its Series A Preferred Securities. The Series A Guarantee does not cover payment of Distributions when the Series A Issuer does not have sufficient funds to pay such Distributions. In such event, the remedy of a holder of the Series A Preferred Securities is to institute a Direct Action against the Company for enforcement of payment of such Distributions to such holder. The obligations of the Company under the Series A Guarantee are subordinate and junior in right of payment to all Senior Debt.

SUFFICIENCY OF PAYMENTS

         As long as payments of interest and other payments are made when due on the Series A Subordinated Debentures, such payments will be sufficient to cover Distributions and other payments due on the Series A Preferred Securities, primarily because: (i) the aggregate principal amount of the Series A Subordinated Debentures will be equal to the sum of the aggregate stated Liquidation Amount of the Series A Preferred Securities and Series A Common Securities; (ii) the interest rate and interest and other payment dates on the Series A Subordinated Debentures will match the Distribution rate and Distribution and other payment dates for the Series A Preferred Securities;
(iii) the Company shall pay for all and any costs, expenses and liabilities of the Series A Issuer except the Series A Issuer's obligations to holders of its Series A Preferred Securities; and (iv) the Trust Agreement further provides that the Series A Issuer will not engage in any activity that is not consistent with the limited purposes of the Series A Issuer.

         Notwithstanding anything to the contrary in the Indenture, the Company has the right to set off any payment it is otherwise required to make thereunder with and to the extent the Company has theretofore made, or is concurrently on the date of making such payment, a payment under the Series A Guarantee.

ENFORCEMENT RIGHTS OF HOLDERS OF THE SERIES A PREFERRED SECURITIES

         A holder of a Series A Preferred Security may institute a legal proceeding directly against the Company to enforce its rights under the Series A Guarantee without first instituting a legal proceeding against the Guarantee Trustee, the Series A Issuer or any other person or entity.

         A default or event of default under any Senior Debt of the Company would not constitute a default or Event of Default under the Indenture. However, in the event of payment defaults under, or acceleration of, Senior Debt of the Company, the subordination provisions of the Indenture provide that no payments may be made in respect of the Series A Subordinated Debentures until such Senior Debt has been paid in full or any payment default thereunder has been cured or waived. Failure to make required payments on the Series A Subordinated Debentures would constitute an event of default under the Indenture.

LIMITED PURPOSE OF THE SERIES A ISSUER

         The Series A Preferred Securities evidence a beneficial interest in the Series A Issuer, and the Series A Issuer exists for the sole purpose of issuing its Series A Preferred Securities and Series A Common Securities and investing the proceeds thereof in Series A Subordinated Debentures. A

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principal difference between the rights of a holder of a Series A Preferred
Security and a holder of a Series A Subordinated Debenture is that a holder of a Series A Subordinated Debenture is entitled to receive from the Company the principal amount of and interest accrued on Series A Subordinated Debentures held, while a holder of the Series A Preferred Securities is entitled to receive Distributions from the Series A Issuer (or from the Company under the Series A Guarantee) if, and to the extent, the Series A Issuer has funds available for the payment of such Distributions.

RIGHTS UPON TERMINATION

         Upon any voluntary or involuntary termination, winding-up or liquidation of the Series A Issuer involving the liquidation of the Series A Subordinated Debentures, after satisfaction of liabilities to creditors of the Series A Issuer, if any, as provided by applicable law, the holders of the Series A Preferred Securities will be entitled to receive, out of assets held by the Series A Issuer, the Liquidation Distribution in cash. See "Description of the Series A Preferred Securities--Liquidation Distribution Upon Termination." Upon any voluntary or involuntary liquidation or bankruptcy of the Company, the Property Trustee, as holder of the Series A Subordinated Debentures, would be a subordinated creditor of the Company, subordinated in right of payment to all Senior Debt as set forth in the Indenture, but entitled to receive payment in full of principal and interest, before any stockholders of the Company receive payments or distributions. Since the Company is the guarantor under the Series A Guarantee and has agreed to pay for all costs, expenses and liabilities of the Series A Issuer (other than the Series A Issuer's obligations to the holders of its Series A Preferred Securities), the positions of a holder of such Preferred Securities and a holder of the Series A Subordinated Debentures relative to other creditors and to stockholders of the Company in the event of liquidation or bankruptcy of the Company are expected to be substantially the same.

                     CERTAIN FEDERAL INCOME TAX CONSEQUENCES

         The following is a summary of the principal United States federal income tax consequences of the purchase, ownership and disposition of the Series A Preferred Securities. This summary does not address the tax consequences to persons that may be subject to special treatment under United States federal income tax law, such as banks, insurance companies, thrift institutions, regulated investment companies, real estate investment trusts, tax-exempt organizations, dealers in securities or currencies, persons that hold Series A Preferred Securities as part of a position in a "straddle" or as part of a "hedging," "conversion" or other integrated investment transaction for federal income tax purposes, persons whose functional currency is not the United States dollar or persons that do not hold Series A Preferred Securities as capital assets.

         The statements of law or legal conclusions set forth in this summary constitute the opinion of Kronish, Lieb, Weiner & Hellman LLP ("Kronish Lieb"), special tax counsel to the Company and the Series A Issuer. This summary is based upon the Internal Revenue Code of 1986, as amended (the "Code"), Treasury Regulations, Internal Revenue Service rulings and pronouncements and judicial decisions now in effect, all of which are subject to change at any time. Such changes may be applied retroactively in a manner that could cause the tax consequences to vary substantially from the consequences described below, possibly adversely affecting a beneficial owner of the Series A Preferred Securities. In particular, legislation has been proposed that could adversely affect the

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Company's ability to deduct interest on the Series A Subordinated Debentures, which would in turn permit the Company to cause a redemption of the Series A Preferred Securities. (See "--Possible Tax Law Changes.") The authorities on which this summary is based are subject to various interpretations, and it is therefore possible that the federal income tax treatment of the purchase, ownership and disposition of the Series A Preferred Securities may differ from the treatment described below.

         PROSPECTIVE INVESTORS ARE ADVISED TO CONSULT WITH THEIR OWN TAX ADVISORS IN LIGHT OF THEIR OWN PARTICULAR CIRCUMSTANCES AS TO THE FEDERAL TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE SERIES A PREFERRED SECURITIES, AS WELL AS THE EFFECT OF ANY STATE, LOCAL OR FOREIGN TAX LAWS.

EXCHANGE OF SERIES A PREFERRED SECURITIES

         The exchange of Old Securities for New Securities will not be a taxable event to beneficial owners of Series A Preferred Securities ("Securityholders") for federal income tax purposes. The exchange of Old Securities for New Securities pursuant to the Exchange Offer will not be treated as an "exchange" for federal income tax purposes because the New Securities will not differ materially in kind or extent from the Old Securities and because the exchange will occur by operation of the terms of the Old Securities. Accordingly, the New Series A Subordinated Debentures will have the same issue date and issue price as the Old Series A Subordinated Debenture, and a Securityholder will have the same adjusted tax basis and holding period in the New Series A Preferred Securities as the Securityholder had in the Old Series A Preferred Securities immediately before the exchange.

CLASSIFICATION OF THE SERIES A ISSUER

         In the opinion of Kronish Lieb, under current law, the Series A Issuer will not be classified as an association taxable as a corporation for United States federal income tax purposes. As a result, each Securityholder will be required to include in its gross income its PRO RATA share of the original issue discount accrued with respect to the Series A Subordinated Debentures whether or not cash is actually distributed to the Securityholders. (See "--Original Issue Discount.") Under current law, no amount included in income with respect to the Series A Preferred Securities will be eligible for the dividends-received deduction.

ORIGINAL ISSUE DISCOUNT

         Under the Indenture, the Company has the right to defer the payment of interest on the Series A Subordinated Debentures at any time or from time to time for a period not exceeding 10 consecutive semi-annual periods with respect to each Extension Period, provided that no Extension Period may extend beyond the Stated Maturity of the Series A Subordinated Debentures. Because of this option, all interest payable on the Series A Subordinated Debentures will be treated as "original issue discount" ("OID") for federal income tax purposes. Accordingly, a Securityholder will recognize income (in the form of OID) on a daily basis under a constant yield method over the term of the Series A Subordinated Debentures (including during any Extension Period), regardless of the

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receipt of cash with respect to the period to which such income is attributable.
(Subsequent uses of the term "interest" in this summary include income in the form of OID.) The amount of OID that accrues in any semi-annual period (other than during an Extension Period) will equal approximately the amount of the interest that accrues on the Series A Subordinated Debentures in that semi-annual period at the stated interest rate. Securityholders that did not acquire Series A Preferred Securities on their original issue at their original offering price will be required to determine for themselves the amount of OID they must include in gross income for federal income tax purposes.

         In the event that the interest payment period is extended, Securityholders will include interest in gross income in advance of the receipt of cash, and any Securityholders that dispose of the Series A Preferred Securities prior to the record date for the payment of Distributions following such Extension Period will include interest in gross income but will not receive any cash related thereto from the Series A Issuer. Any amount of OID included in a Securityholder's gross income (whether or not during an Extension Period) will increase such Securityholder's tax basis in its Series A Preferred Securities, and the amount of Distributions received by a Securityholder will reduce such Securityholder's tax basis in its Series A Preferred Securities.

DISTRIBUTION OF THE SERIES A SUBORDINATED DEBENTURES TO HOLDERS OF THE SERIES A PREFERRED SECURITIES

         Under current law, a distribution by the Series A Issuer of the Series A Subordinated Debentures as described under the caption "Description of the New Securities--Description of Series A Preferred Securities--Liquidation of the Series A Issuer and Distribution of the Series A Subordinated Debentures to Holders" will be non-taxable and will result in a Securityholder's receiving directly its PRO RATA share of the Series A Subordinated Debentures previously held indirectly through the Series A Issuer, with a holding period and aggregate tax basis equal to the holding period and aggregate tax basis such Securityholder had in its Series A Preferred Securities before such distribution. A Securityholder will accrue interest in respect of the Series A Subordinated Debentures received from the Series A Issuer in the manner described above under "--Original Issue Discount."

SALES OR REDEMPTION OF THE SERIES A PREFERRED SECURITIES

         Gain or loss will be recognized by a Securityholder on a sale of the Series A Preferred Securities (including a redemption for cash) in an amount equal to the difference between the amount realized and the Securityholder's adjusted tax basis in the Series A Preferred Securities sold or so redeemed. Gain or loss recognized by a Securityholder on Series A Preferred Securities held for more than one year will generally be taxable as long-term capital gain or loss.

         The Series A Preferred Securities may trade at a price that does not fully reflect the value of accrued but unpaid interest with respect to the underlying Series A Subordinated Debentures. A Securityholder that disposes of its Series A Preferred Securities between record dates for payments of Distributions (and consequently does not receive a Distribution from the Series A Issuer for the period prior to such disposition) will nevertheless be required to include in income as ordinary income accrued but unpaid interest on the Series A Subordinated Debentures through the date of disposition and to add such amount to its adjusted tax basis in its Series A Preferred Securities disposed of. Such

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

Securityholder will recognize a capital loss on the disposition of its Series A Preferred Securities to the extent the selling price (which may not fully reflect the value of accrued but unpaid interest) is less than the Securityholder's adjusted tax basis in the Series A Preferred Securities (which will include accrued but unpaid interest). Subject to certain limited exceptions, capital losses cannot be applied to offset ordinary income for federal income tax purposes.

POSSIBLE TAX LAW CHANGES

         On February 6, 1997, as part of President Clinton's Fiscal 1998 Budget Proposal, the Treasury Department proposed legislation (the "Proposed Legislation") that, among other things, would treat as equity for federal income tax purposes a corporate debt instrument with a term of more than 15 years issued to a related party (other than a corporation), where the instrument is not shown on the issuer's balance sheet because the holder is consolidated with the issuer on such balance sheet and the holder or some other related party issues a related instrument not shown as indebtedness on such balance sheet. The Proposed Legislation is proposed to be effective for instruments issued on or after the date on which the first congressional committee action is taken.

         It is expected that, if the Proposed Legislation is enacted as currently proposed, such legislation will not apply to the Old Series A Subordinated Debentures since they were issued prior to the date of any committee action. Moreover, if the Proposed Legislation is enacted with effective-date provisions that are identical in all material respects (except for the actual effective date) to the effective-date provisions for an earlier version of the Proposed Legislation contained in the Revenue Reconciliation Bill of 1996 (the "1996 Bill"), then, even if the Exchange Offer is consummated after the actual effective date of such legislation, the exchange of the Old Securities for the New Securities will not cause the New Series A Subordinated Debentures to be subject to such legislation. However, there can be no assurances that the effective date guidance contained in the Proposed Legislation and the 1996 Bill will be incorporated in the legislation, if enacted, or that other legislation enacted after the date hereof will not otherwise adversely affect the tax treatment of the Series A Subordinated Debentures or the Series A Preferred Securities.

         If the Proposed Legislation were enacted and applied to all or a portion of the Series A Subordinated Debentures, the Company would be unable to fully deduct the interest on the Series A Subordinated Debentures. Such a change could give rise to a Tax Event, which would permit the Company to cause a redemption of the Series A Preferred Securities, as described more fully under "Description of the New Securities--Description of Series A Preferred Securities--Redemption." In addition, the income with respect to the Series A Preferred Securities would be treated as consisting entirely or partly of distributions with respect to stock, which would constitute dividends to the extent they did not exceed the current and accumulated earnings and profits of the Company. Dividends paid by a United States corporation to foreign persons are generally subject to United States federal withholding tax.

                                                     UNITED STATES ALIEN HOLDERS

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         For purposes of this discussion, a "United States Alien Holder" is any corporation, individual, partnership, estate or trust that is, as to the United States, a foreign corporation, a non-resident alien individual, a foreign partnership or a non-resident fiduciary of a foreign estate or trust.

         Under present United States federal income tax law: (i) payments by the Series A Issuer or any of its paying agents to any Securityholder who or which is a United States Alien Holder will not be subject to United States federal withholding tax; provided, that (a) the Securityholder does not actually or constructively own 10% or more of the total combined voting power of all classes of stock of the Company entitled to vote, (b) the Securityholder is not a controlled foreign corporation that is related to the Company through stock ownership and (c) either (A) the Securityholder certifies to the Series A Issuer or its agent, under penalties of perjury, that it is not a United States holder and provides its name and address or (B) a securities clearing organization, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business (a "Financial Institution") certifies to the Series A Issuer or its agent, under penalties of perjury, that such statement has been received from the Securityholder by it or by a Financial Institution holding such security for the Securityholder and furnishes the Series A Issuer or its agent with a copy thereof; and (ii) a United States Alien Holder of a Series A Preferred Security will not be subject to United States federal withholding tax on any gain realized upon the sale or other disposition of a Series A Preferred Security.

         Proposed Treasury regulations (the "Proposed Regulations") would provide alternative methods for satisfying the certification requirement described in clause (i)(c) above. The Proposed Regulations also would require, in the case of Series A Preferred Securities held by a foreign partnership, that
(x) the certification described in clause (i)(c) above be provided by the partners rather than by the foreign partnership and (y) the partnership provide certain information, including a United States taxpayer identification number. A look-through rule would apply in the case of tiered partnerships. The Proposed Regulations are proposed to be effective for payments made after December 31, 1997. There can be no assurance that the Proposed Regulations will be adopted or as to the provisions that they will include if and when adopted in temporary or final form.

INFORMATION REPORTING TO SECURITYHOLDERS

         Generally, income on the Series A Preferred Securities will be reported to Securityholders on Forms 1099, which should be mailed to Securityholders by January 31 following each calendar year.

BACKUP WITHHOLDING

         Payments made on, and proceeds from the sale of, Series A Preferred Securities may be subject to a "backup" withholding tax of 31% unless the Securityholder complies with certain certification requirements. Any withheld amounts will be allowed as a credit against the Securityholder's United States federal income tax, provided the required information is provided to the Internal Revenue Service on a timely basis.

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                              ERISA CONSIDERATIONS

         The Employee Retirement Income Security Act of 1974, as amended ("ERISA"), imposes certain requirements on those employee benefit plans to which it applies ("Plans") and on those persons who are fiduciaries with respect to such Plans. In accordance with ERISA's general fiduciary standards, before purchasing the Series A Preferred Securities a Plan fiduciary should determine whether such an investment is permitted under the governing Plan instruments and is appropriate for the Plan in view of its overall investment policy and the composition and diversification of its portfolio. Other provisions of ERISA and the Code require that certain reporting and disclosure be made with respect to plan assets and investments, and still other provisions of ERISA and the Code prohibit certain transactions involving the assets of a Plan and persons who have certain specified relationships to the Plan ("parties in interest" within the meaning of ERISA or "disqualified persons" within the meaning of the Code). Thus, a Plan fiduciary considering an investment in the Series A Preferred Securities should consult with its legal counsel concerning the legal implications of investing in the Series A Preferred Securities, especially the issues discussed in the immediately succeeding paragraphs.

         An investment in Series A Preferred Securities by a Plan might result in the Series A Subordinated Debentures and any other assets of the Series A Issuer being deemed to constitute in whole or in part Plan assets, which in turn would mean that such assets would be subject to the reporting and disclosure rules of ERISA and the Code, might mean that the Plan fiduciary who decided to invest in the Series A Preferred Securities had delegated asset management responsibility and might mean that the purchase and certain underlying aspects of such investment, including the operation of the Series A Issuer, might be deemed prohibited transactions under ERISA and the Code. Neither ERISA nor the Code defines "plan assets." The U.S. Department of Labor has published regulations (the "Plan Asset Regulations") concerning whether or not a Plan's assets would be deemed to include an interest in the underlying assets of an entity (such as a trust) for purposes of ERISA and the Code, if the Plan acquires an "equity interest" in such entity (such as by acquiring the Series A Preferred Securities). Under the Plan Asset Regulations the underlying assets of an entity will not be considered "plan assets" if, immediately after the most recent acquisition of any equity interest in the entity, whether or not from the issuer or an underwriter, less than 25% of the value of each class of equity interest is held by "benefit plan investors," which are defined as Plans, individual retirement accounts and certain employee benefit plans not subject to ERISA (for example, non-U.S. or governmental plans). Neither the initial sales of the Series A Preferred Securities nor any subsequent transfers thereof will be monitored to insure that the investment by "benefit plan investors" is below the 25% limit described above and, accordingly, an investing Plan's assets may be deemed to include the assets of the Trust.

         Also under the Plan Asset Regulations, the underlying assets of an entity will not be considered "plan assets" if the Plan's interest in the entity qualified as "publicly offered securities" when the Plan acquired its interest. The New Series A Preferred Securities may qualify as "publicly offered securities" if at the time of the consummation of the Exchange Offer they are "widely held" and "freely transferable." Under the Plan Asset Regulations, a class of securities is "widely held" only if it is a class of securities that is owned by 100 or more investors independent of the issuer and of one another. Since it will not be possible to determine whether the New Series A Preferred Securities are "widely held," it will not be possible to determine whether the New Series A Preferred Securities qualify as "publicly offered securities."

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

         In light of the possibility of prohibited transactions, Plans cannot purchase the Series A Preferred Securities unless (i) they are represented in this regard by a "qualified professional asset manager" ("QPAM") as that term is defined in U.S. Department of Labor Prohibited Transaction Exemption ("PTE") 84-14, and other conditions to the applicability of PTE 84-14 to the purchase and holding of the Series A Preferred Securities are satisfied, or (ii) the conditions to the applicability of (a) PTE 90-1 (for insurance company pooled separate accounts), (b) PTE 91-38 (for bank collective funds), (c) PTE 95-60 (for insurance company general accounts) or (d) PTE 96-23 (for in-house asset managers) to the purchase and holding of the Series A Preferred Securities are satisfied. By purchasing the Series A Preferred Securities, the investing Plan is deemed to represent and agree that it is so represented and that such conditions are satisfied.

         Employee benefit plans that are governmental plans (as defined in Section 3(32) of ERISA) are not subject to ERISA requirements but may be subject to somewhat similar provisions of other applicable federal or state law or legal restrictions on their ability to invest in the Series A Preferred Securities. Accordingly, governmental plans should consult with legal counsel prior to making an investment.

         THE SALE OF INVESTMENTS TO PLANS IS IN NO RESPECT A REPRESENTATION BY THE INITIAL PURCHASERS, THE SERIES A ISSUER, THE COMPANY, THE PROPERTY TRUSTEE OR ANY OTHER PERSON ASSOCIATED WITH THE SALE OF THE SERIES A PREFERRED SECURITIES THAT SUCH INVESTMENTS MEET ALL RELEVANT LEGAL REQUIREMENTS WITH RESPECT TO INVESTMENTS BY PLANS GENERALLY OR ANY PARTICULAR PLAN, OR THAT SUCH INVESTMENTS ARE OTHERWISE APPROPRIATE FOR PLANS GENERALLY OR ANY PARTICULAR PLAN.

                              PLAN OF DISTRIBUTION

         Each broker-dealer that receives New Series A Preferred Securities for its own account in connection with the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such New Series A Preferred Securities. This Prospectus, as it may be amended or supplemented from time to time, may be used by Participating Broker-Dealers during the period referred to below in connection with resales of New Series A Preferred Securities received in exchange for Old Series A Preferred Securities if such Old Series A Preferred Securities were acquired by such Participating Broker-Dealers for their own accounts as a result of market-making activities or other trading activities. The Company has agreed that this Prospectus, as it may be amended or supplemented from time to time, may be used by a Participating Broker-Dealer in connection with resales of such New Series A Preferred Securities for a period ending 90 days after the Expiration Date (subject to extension under certain limited circumstances described herein) or, if earlier, when all such New Series A Preferred Securities have been disposed of by such Participating Broker-Dealer. See "The Exchange Offer--Resales of New Series A Preferred Securities." Neither the Company nor the Trust will receive any cash proceeds from the issuance of the New Series A Preferred Securities offered hereby. New Series A Preferred Securities received by broker-dealers for their own accounts in connection with the Exchange Offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the New Series A Preferred Securities or a combination of such

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methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or at negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer and/or the purchasers of any such New Series A Preferred Securities. Any broker-dealer that resells New Series A Preferred Securities that were received by it for its own account in connection with the Exchange Offer and any broker or dealer that participates in a distribution of such New Series A Preferred Securities may be deemed to be an "underwriter" within the meaning of the Securities Act, and any profit on any such resale of New Series A Preferred Securities and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The Letter of Transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

                         VALIDITY OF THE NEW SECURITIES

         Certain matters of Delaware law relating to the validity of the New Series A Preferred Securities, the enforceability of the Trust Agreement and the formation of the Series A Issuer will be passed upon by Richards, Layton & Finger, P.A., Wilmington, Delaware, special Delaware counsel to the Company and the Series A Issuer. The validity of the Series A Guarantee and the Series A Subordinated Debentures will be passed upon for the Company by Stuzin and Camner, P.A., and for the Initial Purchasers by Silver, Freedman & Taff, L.L.P. who will rely on the opinion of Richards, Layton & Finger as to matters of Delaware law. Alfred R. Camner, Chairman of the Board, Chief Executive Officer, President, and a director of the Company is the senior managing director and a shareholder of Stuzin and Camner, P.A. and Mark Lipsitz, a director of the Company, is the managing director of Stuzin and Camner, P.A. Certain matters relating to United States federal income tax considerations will be passed upon for the Company by Kronish, Lieb, Weiner & Hellman LLP.

                                     EXPERTS

         The financial statements incorporated in this Prospectus by reference to the Annual Report on Form 10-K/A of BankUnited Financial Corporation for the year ended September 30, 1996 have been so incorporated in reliance on the report of Price Waterhouse LLP, independent certified public accountants, given on the authority of said firm as experts in auditing and accounting.

         The financial statements incorporated in this Prospectus by reference to the Annual Report on Form 10-K of Suncoast Savings and Loan Association, FSA for the year ended June 30, 1996 have been so incorporated in reliance on the report of Price Waterhouse LLP, independent certified public accountants, given on the authority of said firm as experts in auditing and accounting.

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                                                                      APPENDIX A
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 10-K/A


(Mark One)
                [x] ANNUAL REPORT PURSUANT TO SECTION 13 OR 15(D)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

                  FOR THE FISCAL YEAR ENDED SEPTEMBER 30, 1996

                                       OR

              [ ] TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(D)
                     OF THE SECURITIES EXCHANGE ACT OF 1934


                         COMMISSION FILE NUMBER 0-21850


                        BANKUNITED FINANCIAL CORPORATION
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


       FLORIDA                                         65-037773
(STATE OR OTHER JURISDICTION OF            (I.R.S. EMPLOYER IDENTIFICATION NO.)
 INCORPORATION OR ORGANIZATION)

 255 ALHAMBRA CIRCLE, CORAL GABLES, FLORIDA              33134
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                ZIP CODE


       REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE: (305) 569-2000

           SECURITIES REGISTERED PURSUANT TO SECTION 12(B) OF THE ACT:
                                      NONE


           SECURITIES REGISTERED PURSUANT TO SECTION 12(G) OF THE ACT:
                      CLASS A COMMON STOCK, $.01 PAR VALUE
            8% NONCUMULATIVE CONVERTIBLE PREFERRED STOCK, SERIES 1996
            8% NONCUMULATIVE CONVERTIBLE PREFERRED STOCK, SERIES 1993
                   9% NONCUMULATIVE PERPETUAL PREFERRED STOCK
                                (TITLE OF CLASS)


     Indicate by check mark whether the Registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months, and (2) has been subject to such filing
requirements for the past 90 days. YES  X   NO

   Indicate by check mark if disclosure of delinquent filers pursuant to Item 405 of Regulation S-K is not contained herein, and will not be contained, to the best of Registrant's knowledge, in definitive proxy or information statements incorporated by reference in Part III of this Form 10-K or any amendment to the Form 10-K. [ ]

   The aggregate market value of the Class A Common Stock held by non-affiliates of the Registrant, based upon the average price on December 11, 1996, was $68,776,342.* The other voting securities of the Registrant are not publicly traded.

   The shares of the Registrant's common stock outstanding as of December 11, 1996 were as follows:

                CLASS                 NUMBER OF SHARES
                -----                 ----------------
Class A Common Stock, $.01 par value     7,675,931
Class B Common Stock, $.01 par value       251,515

                       DOCUMENTS INCORPORATED BY REFERENCE

   The Registrant's Definitive Proxy Statement for its 1997 Annual Meeting of Stockholders will be filed with the Securities and Exchange Commission not later than 120 days after the end of the fiscal year covered by this Form 10-K pursuant to Rule G(3) of the General Instructions for Form 10-K. Information from such Definitive Proxy Statement will be incorporated by reference into Part III, Items 10, 11, 12 and 13 hereof.

-----------------------------------------------------------------------------

* Based on reported beneficial ownership of all directors and executive officers of the Registrant; this determination does not, however, constitute an admission of affiliated status for any of these individual stockholders.

-----------------------------------------------------------------------------
-----------------------------------------------------------------------------

                                    PART I

ITEM 1. BUSINESS

BUSINESS OF BANKUNITED FINANCIAL CORPORATION

   BankUnited Financial Corporation (the "Company" or "BankUnited") is a Florida corporation organized in December 1992 for the purpose of becoming the savings and loan holding company for BankUnited, FSB (the "Bank"). This holding company reorganization, together with BankUnited's conversion from a Florida-chartered stock savings bank to a federally chartered stock savings bank, became effective in March 1993. Unless the context requires otherwise, all references herein to the Company include the Company, the Bank and their subsidiaries on a consolidated basis, and before March 15, 1993, include the Bank and its subsidiaries only.

   The Company currently has 15 branch offices in Dade, Broward and Palm Beach counties, Florida ("South Florida") and anticipates opening three or more additional branches there in the next 18 months. The Company's business has traditionally consisted of attracting deposits from the general public and using those deposits, together with borrowings and other funds, to purchase nationwide and to originate in its market area single-family residential mortgage loans, and to a lesser extent, to purchase and originate commercial real estate, commercial business and consumer loans. The Company's revenues are derived principally from interest earned on loans, mortgage-backed securities and investments. The Company's primary expenses arise from interest paid on savings deposits and borrowings and overhead expenses incurred in its operations.

   The Company's operating plan emphasizes (i) concentrating lending activities on the origination of single-family residential mortgage loans and purchasing such loans as favorable market opportunities arise; (ii) expanding the Company's deposit base by providing convenience, competitive rates and personalized service in its market area; (iii) continuing expansion of the Company's branch network through de novo branching or the acquisition of branches of, and mergers with, existing financial institutions, although there are no current plans, arrangements, understandings, or agreements regarding such acquisitions; (iv) expanding the Company's commercial and multi-family real estate, commercial business, and real estate construction lending; and (v) managing exposure to interest rate risk, while optimizing operating results through effective asset/liability management and investment policies.

   In 1995, the Company redefined its strategy to increase its emphasis on strategic product niches which management believes are being underserved as South Florida's banking market consolidates. These products include commercial business and commercial real estate lending and deposit services for small to mid-size businesses. The Company has also focused on attracting depositors who are seeking convenience, competitive rates and personalized service. In order to accomplish this strategy, the Company has attracted management with expertise in developing and managing its new product lines.


   The Bank is a member of the Federal Home Loan Bank ("FHLB") system and is subject to comprehensive regulation, examination and supervision by the Office of Thrift Supervision (the "OTS") and the Federal Deposit Insurance Corporation (the "FDIC"). Deposits at the Bank are insured by the Savings Association Insurance Fund of the FDIC (the "SAIF") for up to $100,000 for each insured account holder, which is the maximum permitted by law.


FORWARD-LOOKING STATEMENTS

   When used in this Form 10-K or future filings by the Company with the Securities and Exchange Commission, in the Company's press releases or other public or shareholder communications, or in oral statements made with the approval of an authorized executive officer, the words or phrases "will likely result", "are expected to", "will continue", "is anticipated", "estimate", "project", "believe" or similar expressions are intended to identify "forward-looking statements" within the meaning of the Private

Securities Litigation Reform Act of 1995. The Company wishes to caution readers not to place undue reliance on any such forward-looking statements, which speak only as of the date made, and to advise readers that various factors, including regional and national economic conditions, changes in levels of market interest rates, credit risks of lending activities, and competitive and regulatory factors, could affect the Company's financial performance and could cause the Company's actual results for future periods to differ materially from those anticipated or projected.


   The Company does not undertake, and specifically disclaims any obligation, to publicly release the result of any revisions which may be made to any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements.

SUNCOAST ACQUISITION


   As part of the Company's plan to expand within South Florida, on November 15, 1996, the Company completed the purchase of Suncoast Savings & Loan Association, FSA ("Suncoast"), a federally chartered savings association with assets of $409.0 million at September 30, 1996 and merged Suncoast into the Bank (the "Merger"). Suncoast had six branch offices in the South Florida market of which at least five will continue to operate and one may be consolidated with an existing Bank branch office. In addition, as of September 30, 1996, Suncoast serviced or subserviced approximately $1.2 billion in loans for others. The Company is currently exploring the possibility of selling a portion of Suncoast's servicing portfolio and discontinuing certain of Suncoast's subservicing activities. Such actions could substantially reduce the income derived from servicing as well as the related expenses from the income and expenses previously reported by Suncoast.

   For additional information, see "Unaudited Pro Forma Condensed Combined Financial Statements" and Note 18 of Notes to the Consolidated Financial Statements.


MARKET AREA AND COMPETITION


   The Company conducts operations in South Florida, which at June 30, 1996 had a total of approximately $73 billion in deposits in commercial banks, savings institutions, and credit unions (41% of the total of $178 billion of deposits in Florida). The Company intends to continue to establish or acquire branches in its market area where the Company can service its customer base.

   In 1995, the Company sold its three branches on the west coast of Florida, including their deposits which totaled $130 million at the date of sale. The sale was part of a shift in growth strategy to focus on South Florida and take advantage of consolidation trends in banking there. Also, as part of this strategy, the Company opened branches in Boca Raton, Florida in December 1995, Delray Beach, Florida in June 1996 and West Palm Beach, Florida in September 1996. On March 29, 1996, the Company acquired the Bank of Florida with total assets of $28.1 million which was merged into the Company's South Miami Branch. Then on November 15, 1996, as discussed above, the Company acquired Suncoast.

   The Company encounters strong competition in attracting deposits and in its lending activities. Its most direct competition for deposits historically has been from commercial banks, brokerage houses, other savings associations, and credit unions located in the Company's market area, and the Company expects continued strong competition from such financial institutions in the foreseeable future. Within the Company's market area are branches of several commercial banks and savings associations that are substantially larger and that have more extensive operations than does the Company. In addition, many financial institutions based in South Florida have recently been acquired by larger institutions based in other parts of the state or based out of state. The Company's goal is to compete for savings and other deposits by offering depositors a higher level of personal service and expertise, together with a wide range of financial services offered at competitive rates. The Company believes that this strategy will enable it to attract depositors as the number of local institutions remaining declines and depositors who desire more personal service, particularly retirees, relocate their accounts.


   The competition in originating real estate and other loans comes principally from commercial banks, mortgage banking companies and other savings associations. The Company competes for loan originations primarily through the interest rates and loan fees it charges, the type of loans it offers, and the efficiency and quality of service it provides. The Company purchases residential first mortgage loans in the existing secondary mortgage market and competes with other mortgage purchasers in the secondary market primarily on the basis of price. While the Company has been, and intends to continue to be, primarily a residential lender, the Company has recently placed more emphasis on commercial real estate, construction and commercial lending, as discussed more fully below. Factors that affect competition in lending include general and local economic conditions, current interest rates and volatility of the mortgage markets. As with its deposit products, the Company's strategy is to promote its greater level of personal service and to position itself as a small-to-middle-market lender to businesses left underserved by larger institutions.

   Management's strategy has included and continues to include evaluation of market needs and offering products to meet those needs. The Company will continue to offer products and services that will allow it to control the growth of its assets and liabilities. These new products and services will allow the Company to properly position itself to its customers as a community bank.

FACTORS AFFECTING EARNINGS

   The results of the Company's operations are affected by many factors beyond the Company's control, including general economic conditions and the related monetary and fiscal policies of the federal government. Lending activities are affected by the demand for mortgage financing and other types of loans, which is in turn affected by the interest rates at which such financing may be offered, and other factors affecting the supply of housing and the availability of funds. Deposit flows and costs of funds are influenced by yields available on competing investments and by general market rates of interest.

   ASSET AND LIABILITY MANAGEMENT. The Company's net earnings depend primarily on its net interest income, which is the difference between interest income received on its interest-earning assets (principally loans, short-term and long-term investments, and mortgage-backed securities) and interest expense paid on its interest-bearing liabilities (principally deposits and FHLB advances). The Company's net interest income is significantly affected by (i) the difference (the "interest rate spread") between yields received on its interest-earning assets and the rates paid on its interest-bearing liabilities and (ii) the relative amounts of its interest-earning assets and interest-bearing liabilities. When interest-earning assets equal or exceed interest-bearing liabilities, any positive interest rate spread will generate net interest income. The more such liabilities exceed such assets, the greater the positive interest rate spread and/or non-interest income must be in order to produce net income. Non-interest sources of income and non-interest expenses also affect the Company's net income. The higher non-interest expenses are, the greater the positive interest rate spread and/or non-interest sources of income must be to produce net income.

   To reduce the adverse impact of rapid increases in market interest rates on the Company's net interest income, the Company has emphasized the origination and purchase of adjustable-rate mortgage loans. At September 30, 1996, 69.8% of the Company's net loans receivable and mortgage-backed securities carried adjustable interest rates. The Company has from time to time acquired longer term fixed-rate mortgage loans when the yields on these interest-earning assets have been deemed advantageous by management. As a part of its asset and liability management program, and as market conditions permit, the Company attempts to lengthen the maturities of its interest-bearing liabilities (i) with longer term deposits or (ii) when advantageous, with borrowed funds. The Company's ability to manage interest rate risk in its loan and investment portfolios depends upon a number of factors, such as competition for loans and deposits in its market area and conditions prevailing in the secondary mortgage market.

   The Company has rate-sensitive (due or subject to repricing within one year) liabilities that exceed its rate-sensitive assets, resulting in a negative cumulative one-year gap position of 6.4% of total assets as of September 30, 1996. This imbalance, when coupled with the deregulation of the restrictions previously imposed on the types of savings products that financial institutions are permitted to offer, subjects the Company's earnings to change based on fluctuations in interest rates and affects the ability of the Company to maintain adequate liquidity levels. The Company constantly attempts to reduce the sensitivity of its earnings to fluctuations in interest rates by adjusting the average maturities of its interest-bearing liabilities and interest-earning assets. There can be no assurance, however, of the degree to which the Company will be able to effectively maintain the balance of its short-term interest-earning assets as compared to its short-term interest-bearing liabilities and manage the risks to liquidity associated therewith.

   GAP TABLE. The following table sets forth the amount of interest-earning assets and interest-bearing liabilities outstanding at September 30, 1996, which are expected to reprice or mature in each of the future time periods shown.

                                             SEPTEMBER 30, 1996
                                         --------------------------
                                            INTEREST SENSITIVITY
                                                  PERIOD(1)
                                         --------------------------
                                             OVER
                                           6 MONTHS      6 MONTHS
                                            OR LESS       -1 YEAR
                                         ------------ ------------
                                           (DOLLARS IN THOUSANDS)
Interest-earning assets:
 Investments, tax certificates,
   Federal funds sold, FHLB overnight
   deposits and other interest earning
   assets, at cost ....................    $ 62,988      $ 20,892
 Mortgage-backed securities ...........      10,738         7,491
 Loans:
 Adjustable-rate mortgages ............     383,997        61,532
 Fixed-rate mortgages .................      14,207         9,428
 Commercial and consumer loans  .......       6,995           547
                                         ----------   -----------
  Total loans .........................     405,199        71,507
                                         ----------   -----------
  Total interest-earning assets  ......     478,925        99,890
  Total non-interest-earning assets  ..          --           --
                                         ----------   -----------
  Total assets ........................    $478,925      $ 99,890
                                         ==========   ===========
Interest-bearing liabilities:
 Customer deposits:
  Money market and NOW accounts  ......    $ 33,821      $     --
  Passbook accounts ...................      73,780            --
  Certificate accounts ................     229,225        87,337
                                         ----------   -----------
Total customer deposits ...............     336,826        87,337
Borrowings:
 FHLB advances ........................     162,000        45,000
 Other borrowings .....................          --           --
                                         ----------   -----------
  Total borrowings ....................     162,000        45,000
                                         ----------   -----------
  Total interest-bearing liabilities  .     498,826       132,337
                                         ----------   -----------
Total non-interest-bearing liabilities           --           --
Stockholders' equity ..................          --           --
                                         ----------   -----------
  Total liabilities and stockholders'
    equity ............................    $498,826      $132,337
                                         ==========   ===========
Total interest-earning assets less
  interest-bearing liabilities ("GAP")     $(19,901)     $(32,447)
                                         ==========   ===========
Ratio of GAP to total assets ..........       -2.41%        -3.94%
                                         ==========   ===========
Cumulative excess (deficiency) of
  interest-earning assets over
  interest-bearing liabilities ........    $(19,901)     $(52,348)
                                         ==========   ===========
Cumulative excess (deficiency) of
  interest-earning assets over
  interest-bearing liabilities, as a
  percentage of total assets ..........       -2.41%        -6.35%
                                         ==========   ===========

                    (RESTUBBED TABLE CONTINUED FROM ABOVE)

                                                                                    NON-
                                           OVER 1 -     OVER 5 -    OVER 10 -     INTEREST
                                            5 YEARS      10 YEARS     YEARS        EARNING      TOTAL
                                         ------------ -----------  ------------ ------------ -----------

Interest-earning assets:
 Investments, tax certificates,
   Federal funds sold, FHLB overnight
   deposits and other interest earning
   assets, at cost ....................    $  3,782      $    --      $    --       $     --    $ 87,662
 Mortgage-backed securities ...........      36,734       10,353         4,849            --      70,165
 Loans:
 Adjustable-rate mortgages ............      45,940           --            --         4,600     496,069
 Fixed-rate mortgages .................      56,630       30,949        32,466           324     144,004
 Commercial and consumer loans  .......         897           16            --            15       8,470
                                         ----------   ----------   -----------  ------------ -----------
  Total loans .........................     103,467       30,965        32,466         4,939     648,543

                                6

                                                                                       NON-
                                           OVER 1 -     OVER 5 -    OVER 10 -     INTEREST
                                            5 YEARS      10 YEARS       YEARS        EARNING        TOTAL
                                         ------------ -----------  ------------ ------------ -----------

                                         ------------ -----------  ------------ ------------ -----------
  Total interest-earning assets  ......     143,983       41,318        37,315         4,939     806,370
  Total non-interest-earning assets  ..          --           --            --        17,990      17,990
                                         ----------   ----------   -----------  ------------ -----------
  Total assets ........................    $143,983      $41,318       $37,315      $ 22,929    $824,360
                                         ==========   ==========   ===========  ============ ===========
Interest-bearing liabilities:
 Customer deposits:
  Money market and NOW accounts  ......    $     --     $     --      $     --      $  7,301    $ 41,122
  Passbook accounts ...................          --           --            --            --      73,780
  Certificate accounts ................      74,642           --            --            --     391,204
                                         ----------   ----------   -----------  ------------ -----------
Total customer deposits ...............      74,642           --            --         7,301     506,106
Borrowings:
 FHLB advances ........................      30,000           --            --            --     237,000
 Other borrowings .....................          --          460           315            --         775
                                         ----------   ----------   -----------  ------------ -----------
  Total borrowings ....................      30,000          460           315            --     237,775
                                         ----------   ----------   -----------  ------------ -----------
  Total interest-bearing liabilities  .     104,642          460           315         7,301     743,881
                                         ----------   ----------   -----------  ------------ -----------
Total non-interest-bearing liabilities           --           --            --        11,368      11,368
Stockholders' equity ..................          --           --            --        69,111      69,111
                                         ----------   ----------   -----------  ------------ -----------
  Total liabilities and stockholders'
    equity ............................    $104,642      $   460       $   315      $ 87,780    $824,360
                                         ==========   ==========   ===========  ============ ===========
Total interest-earning assets less
  interest-bearing liabilities ("GAP")     $ 39,341      $40,858       $37,000      $(64,851)   $     --
                                         ==========   ==========   ===========  ============ ===========
Ratio of GAP to total assets ..........        4.77%        4.96%         4.49%        -7.87%         --
                                         ==========   ==========   ===========  ============ ===========
Cumulative excess (deficiency) of
  interest-earning assets over
  interest-bearing liabilities ........    $(13,007)     $27,851       $64,851      $     --    $     --
                                         ==========   ==========   ===========  ============ ===========
Cumulative excess (deficiency) of
  interest-earning assets over
  interest-bearing liabilities, as a
  percentage of total assets ..........       -1.58%        3.38%         7.87%           --          --
                                         ==========   ==========   ===========  ============ ===========

-----------------------------------------------------------------------------

(1) In preparing the table above, certain assumptions have been made with regard to the repricing or maturity of certain assets and liabilities. Assumptions as to prepayments on first and second mortgage loans and mortgage-backed securities were obtained from prepayment rate tables that provide assumptions correlating to recent actual repricing experienced in the marketplace. Assumptions have also been made with regard to payments on tax certificates based on historical experience. Money market, NOW and passbook accounts are assumed to be rate sensitive in six months or less. The rates paid in these accounts, however, are determined by management based on market conditions and other factors and may reprice more slowly than assumed. All other assets and liabilities have been repriced based on the earlier of repricing or contractual maturity. The mortgage prepayment rate tables, deposit decay rates and the historical assumptions used regarding payments on tax certificates should not be regarded as indicative of the actual repricing that may be experienced by the Company.

   ASSET AND LIABILITY MANAGEMENT. The Company's net earnings depend primarily on its net interest income, which is the difference between interest income received on its interest-earning assets (principally loans, short-term and long-term investments, and mortgage-backed securities) and interest expense paid on its interest-bearing liabilities (principally deposits and FHLB advances).

   NET PORTFOLIO VALUE. The OTS adopted a final rule in August of 1993 incorporating an interest rate risk ("IRR") component into the risk-based capital rules (see "Regulations"). The IRR component is a dollar amount that is deducted from total capital for the purpose of calculating an institution's risk-based capital requirement and is measured in terms of the sensitivity of its net portfolio value ("NPV") to changes in interest rates. An institution's NPV is the difference between incoming and outgoing discounted cash flows from assets, liabilities, and off-balance sheet contracts. An institution's IRR component is measured as the change in the ratio of NPV to the present value of total assets as a result of a hypothetical 200 basis point change in market interest rates. A resulting decline in this ratio of more than 2% of the estimated market value of an institution's assets will require the institution to deduct from its capital 50% of that excess decline. Implementation of the rule has been postponed indefinitely.

   The following table presents the Company's ratio of NPV to the present value of total assets as of September 30, 1996, as calculated by the OTS, based on information provided to the OTS by the Company.

 CHANGE IN INTEREST RATES                                        RATIO OF NPV
     IN BASIS POINTS                    PRESENT VALUE OF   TO THE PRESENT VALUE OF
       (RATE SHOCK)            NPV        TOTAL ASSETS           TOTAL ASSETS          CHANGE
------------------------- ---------- -----------------  ------------------------ ---------------
                                                  (DOLLARS IN THOUSANDS)
           +400              $19,142        $763,216                 2.51%             (5.92)%
           +200               48,290         798,031                 6.05              (2.38)
          Static              69,597         825,359                 8.43                 --
           -200               79,063         841,628                 9.39                .96
           -400               87,288         856,792                10.19               1.76

   Certain shortcomings are inherent in the method of analysis presented in the foregoing table. For example, although certain assets and liabilities may have similar maturities or periods to repricing, they may react in different degrees to changes in market interest rates. Also, the interest rates on certain types of assets and liabilities may fluctuate in advance of changes in market interest rates, while interest rates on other types may lag behind changes in market rates. Additionally, certain assets, such as adjustable-rate mortgage loans, have features that restrict changes in interest rates on a short-term basis and over the life of the asset. Further, in the event of a change in interest rates, prepayment and early withdrawal levels would likely deviate significantly from those assumed in calculating the tables. Finally, the ability of many borrowers to service their debt may decrease in the event of an interest rate increase.

   In addition, the previous table does not necessarily indicate the impact of general interest rate movements on the Company's net interest income because the repricing of certain categories of assets and liabilities is subject to competitive and other pressures beyond the Company's control. As a result, certain assets and liabialities indicated as maturing or otherwise repricing within a stated period may in fact mature or reprice at different times and at different volumes.

   YIELDS EARNED AND RATES PAID. The following table sets forth certain information relating to the categories of the Company's interest-earning assets and interest-bearing liabilities for the periods indicated. All yield and rate information is calculated on an annualized basis. Yield and rate information for a period is average information for the period calculated by dividing the income or expense item for the period by the average balances during the period of the appropriate balance sheet item. Net interest margin is net interest income divided by average interest-earning assets. Non-accrual loans are included in asset balances for the appropriate periods, whereas recognition of interest on such loans is discontinued and any remaining accrued interest receivable is reversed, in conformity with federal regulations. The yields and net interest margins appearing in the following table have been calculated on a pre-tax basis.

                                        FOR THE YEAR ENDED SEPTEMBER 30,
                                    ---------------------------------------
                                                      1996
                                    ---------------------------------------
                                        AS OF
                                       9/30/96       AVERAGE
                                      YIELD/RATE     BALANCE      INTEREST
                                    ------------- -----------  -----------
                                                     (DOLLARS IN THOUSANDS)
Interest-earning assets:
 Loans receivable, net ...........       7.97%       $540,313      $41,313
 Mortgage-backed securities  .....       6.82          62,711        4,250
 Short-term investments(1)  ......       5.30          41,240        2,359
 Tax certificates ................       8.96          34,831        3,018
 Long-term investments and FHLB
   stock, net ....................       6.98          17,352        1,192
                                    ---------       ---------    ---------
  Total interest-earning assets  .       7.80         696,447       52,132
                                    ---------       ---------    ---------
Interest-bearing liabilities:
 NOW/Money Market ................       2.45          33,148          775
 Savings .........................       4.40          59,965        2,627
 Certificate of deposits .........       5.52         313,521       17,389
 FHLB advances and other
   borrowings ....................       5.74         235,264       13,831
                                    ---------       ---------    ---------
  Total interest-bearing
    liabilities ..................       5.31         641,898       34,622
                                    ---------       ---------    ---------
Excess of interest-earning assets
  over interest-bearing
  liabilities ....................                   $ 54,549
                                                    =========    ---------
Net interest income ..............                                 $17,510
                                                                 =========
Interest rate spread .............       2.49%
                                    =============
Net interest margin ..............       2.90%
                                    =============
Ratio of interest-earning assets
  to interest-bearing liabilities                      108.50%
                                                    =========

                    (RESTUBBED TABLE CONTINUED FROM ABOVE)

                                                    1995                                  1994
                                    -----------------------------------  ----------------------------------------------
                                      YIELD/     AVERAGE                   YIELD/      AVERAGE                   YIELD/
                                       RATE      BALANCE      INTEREST      RATE       BALANCE      INTEREST      RATE
                                    --------- -----------  ----------- --------- ----------- -----------  -------------
Interest-earning assets:
 Loans receivable, net ...........     7.65%     $419,501      $30,171      7.19%      $364,224     $23,513       6.46%
 Mortgage-backed securities  .....     6.78        59,204        4,093      6.91         35,215       2,308       6.55
 Short-term investments(1)  ......     5.72        23,844        1,491      6.25         21,101         803       3.81
 Tax certificates ................     8.66        37,377        3,087      8.26         39,228       3,207       8.17
 Long-term investments and FHLB
   stock, net ....................     6.87         7,930          577      7.29         10,041         590       5.89
                                    -------   -----------  ----------- ---------    ----------- -----------  ---------
  Total interest-earning assets  .     7.49       547,856       39,419      7.20        469,809      30,421       6.48
                                    -------   -----------  ----------- ---------    ----------- -----------  ---------
Interest-bearing liabilities:
 NOW/Money Market ................     2.34        41,196          875      2.12         51,860       1,102       2.12
 Savings .........................     4.38        55,950        2,420      4.33         46,925       1,716       3.66
 Certificate of deposits .........     5.55       276,564       14,554      5.26        221,074       8,526       3.86
 FHLB advances and other
   borrowings ....................     5.88       144,052        8,456      5.87        120,604       4,951       4.11
                                    -------   -----------  ----------- ---------    ----------- -----------  ---------
  Total interest-bearing
    liabilities ..................     5.39       517,762       26,305      5.08        440,463      16,295       3.70
                                    -------   -----------  ----------- ---------    ----------- -----------  ---------
Excess of interest-earning assets
  over interest-bearing
  liabilities ....................               $ 30,094                              $ 29,346


                                                    1995                                  1994
                                    -----------------------------------  -----------------------------------------------
                                      YIELD/     AVERAGE                   YIELD/      AVERAGE                   YIELD/
                                       RATE      BALANCE      INTEREST      RATE       BALANCE      INTEREST      RATE
                                    --------- -----------  ----------- ---------   -----------   -----------   ---------

                                    --------- ===========   ----------- --------- ===========
Net interest income ..............                             $13,114                              $14,126
                                    ---------               ===========                          ===========
Interest rate spread .............     2.10%                                2.12%                                 2.78%
                                    =========                             =========                             =========
Net interest margin ..............     2.51%                                2.39%                                 3.01%
                                    =========                             =========                             =========
Ratio of interest-earning assets
  to interest-bearing liabilities                 105.81%                               106.66%
                                    =========  ===========                           ===========

--------------

(1) Short-term investments include FHLB overnight deposits, securities purchased under agreements to resell, federal funds sold and certificates of deposit.

   RATE/VOLUME ANALYSIS. The following table presents, for the periods indicated, the changes in interest income and the changes in interest expense attributable to the changes in interest rates and the changes in the volume of interest-earning assets and interest-bearing liabilities. For each category of interest-earning assets and interest-bearing liabilities, information is provided on changes attributable to: (i) changes in volume (change in volume multiplied by prior year rate); (ii) changes in rate (change in rate multiplied by prior year volume); (iii) changes in rate/volume (change in rate multiplied by change in volume); and (iv) total changes in rate and volume.

                                              YEAR ENDED SEPTEMBER 30,
                                       --------------------------------------
                                                    1996 V. 1995
                                       --------------------------------------
                                                 INCREASE (DECREASE)
                                                       DUE TO
                                       --------------------------------------
                                         CHANGES     CHANGES       CHANGES
                                           IN          IN             IN
                                         VOLUME       RATE       RATE/VOLUME
                                       ---------- ----------  --------------
                                                   (IN THOUSANDS)
Interest income attributable to:
 Loans ..............................    $ 8,689     $1,905          $548
 Mortgage-backed securities and
  collateralized mortgage obligations        242        (81)           (4)
 Short-term investments(1) ..........      1,088       (127)          (93)
 Tax Certificates ...................       (210)       152           (11)
 Long-term investments and
   FHLB stock .......................        687        (33)          (39)
                                       ---------  ---------   -----------
  Total interest-earning assets  ....     10,496      1,816           401
                                       ---------  ---------   -----------
Interest expense attributable to:
   NOW/Money Market .................       (171)        88           (17)
 Savings ............................        173         31             3
 Certificates of Deposit ............      1,946        785           104
 FHLB advances and other borrowings        5,354         13             8
                                       ---------  ---------   -----------
  Total interest-bearing liabilities       7,302        917            98
                                       ---------  ---------   -----------
 Increase (decrease) in net interest
   income ...........................    $ 3,194     $  899          $303
                                       =========   ========   ===========

                    (RESTUBBED TABLE CONTINUED FROM ABOVE)

                                                      YEAR ENDED SEPTEMBER 30,
                                       ------------------------------------------------------------------
                                                            1995 V. 1994
                                       ------------------------------------------------------------------
                                                        INCREASE (DECREASE)
                                                               DUE TO
                                       ------------------------------------------------------------------
                                          TOTAL       CHANGES      CHANGES       CHANGES         TOTAL
                                         INCREASE       IN           IN             IN          INCREASE
                                        (DECREASE)    VOLUME        RATE       RATE/VOLUME     (DECREASE)
                                       ----------- ----------  -----------   --------------  -------------
Interest income attributable to:
 Loans ..............................    $11,142      $3,568       $ 2,683        $  407        $ 6,658
 Mortgage-backed securities and
  collateralized mortgage obligations        157       1,572           126            87          1,785
 Short-term investments(1) ..........        868         104           517            67            688
 Tax Certificates ...................        (69)       (151)           33            (2)          (120)
 Long-term investments and
   FHLB stock .......................        615        (124)          140           (29)           (13)
                                       ---------   ---------   -----------    ----------      ---------
  Total interest-earning assets  ....     12,713       4,969         3,499           530          8,998
                                       ---------   ---------   -----------    ----------      ---------
Interest expense attributable to:
   NOW/Money Market .................       (100)       (227)           --            --           (227)
 Savings ............................        207         330           314            60            704
 Certificates of Deposit ............      2,835       2,140         3,108           780          6,028
 FHLB advances and other borrowings        5,375         963         2,128           414          3,505
                                       ---------   ---------   -----------    ----------      ---------
  Total interest-bearing liabilities       8,317       3,206         5,550         1,254         10,010
                                       ---------   ---------   -----------    ----------      ---------
 Increase (decrease) in net interest
   income ...........................    $ 4,396      $1,763       $(2,051)       $ (724)       $(1,012)
                                       =========   =========   ===========    ==========      =========

---------

(1) Short-term investments include FHLB overnight deposits, securities purchased under agreements to resell, federal funds sold and certificates of deposit.

LENDING ACTIVITIES

   GENERAL. The Company focuses its lending activity on purchasing and originating single-family residential mortgage loans. The Company's lending strategy also includes expanding its commercial real estate, commercial business, and real estate construction lending. The Company also currently offers consumer loans, such as automobile loans and boat loans, primarily as an accommodation to existing customers.


   LOAN PORTFOLIO. The Company's loan portfolio primarily consists of adjustable-rate mortgage loans and, to a lesser extent, fixed-rate mortgage loans secured by one-to-four-family residential and commercial real estate. As of September 30, 1996, the Company's loan portfolio totaled $646.4 million, of which $570.8 million or 88.3% consisted of one-to-four-family residential first mortgages. At the present time, the Company's residential real estate loans are primarily "conventional" loans, which means that these loans are not insured by the Federal Housing Administration (the "FHA") or guaranteed by the Veterans Administration (the "VA"). The Company is, however, approved to originate FHA and VA loans. The average yield on the Company's mortgage loans, of which 76.7% had adjustable rates and 23.3% had fixed rates, was 7.65%, 7.19% and 6.46% for the fiscal years ended September 30, 1996, 1995 and 1994, respectively. The remainder of the Company's loan portfolio consisted of $49.2 million of commercial real estate loans (7.6% of total loans); five or more unit residential loans of $12.6 million (1.9% of total loans); $2.7 million of second mortgage loans (0.4% of total loans); $2.6 million of consumer loans (0.4% of total loans); $5.8 million of commercial business loans (0.9% of total loans); and $2.7 million of other loans (0.4% of total loans).

   At September 30, 1996, the Company's loan portfolio included $38.2 million of residential mortgage loans to nonresident aliens. See "Mortgage Loan Purchases and Originations" for additional information on the Company's loans to non-resident aliens.

   Set forth below is a table showing the Company's loan origination, purchase and sale activity for the periods indicated.

                                                                      YEAR ENDED SEPTEMBER 30,
                                                               --------------------------------------
                                                                   1996          1995         1994
                                                               ------------ -----------  -----------
                                                                           (IN THOUSANDS)
Total loans receivable, net, at beginning of period(1)  .....    $ 453,350     $413,287     $310,441
Loans originated:
 Residential real estate ....................................       65,954       54,438       72,108
 Commercial, business and consumer ..........................       16,705        7,556        3,885
                                                               ------------ -----------  -----------
  Total loans originated ....................................       82,659       61,994       75,993
Loans purchased .............................................      250,215       76,081      150,502
Loans sold ..................................................       (4,356)      (2,449)     (21,867)
Principal payments and amortization of discounts and
  premiums ..................................................     (133,836)     (93,787)     (96,214)
Loans charged off ...........................................         (493)        (594)      (1,582)
Transfers to real estate owned ..............................       (1,154)      (1,182)      (3,986)
                                                               ------------ -----------  -----------
   Total loans receivable, net, at end of period(1)  ........    $ 646,385     $453,350     $413,287
                                                               ============  ===========   ===========

---------
(1) Includes loans held for sale.

   The following table sets forth certain information with respect to the composition of the Company's loan portfolio, including mortgage loans held for sale and mortgage-backed securities, as of the dates indicated. For additional information as to the Company's mortgage-backed securities, including carrying values and approximate market values of such securities, see Notes 1 and 4 of the Notes to the Company's Consolidated Financial Statements included in Appendix D hereto.


                                            AS OF SEPTEMBER 30,
                                   ------------------------------------
                                             1996               1995
                                   -----------------------  -----------
                                      AMOUNT      PERCENT      AMOUNT
                                   ----------- ----------  -----------
                                          (DOLLARS IN THOUSANDS)
First mortgage loans:
 One-to-four-family residential      $570,890       79.7%     $433,122
 Five-or-more-unit residential  .      12,559        1.7         1,124
 Commercial .....................      49,318        6.9        10,223
Second mortgage loans ...........       2,748        0.4         2,412
                                   ---------- ----------   -----------
Total first and second mortgage
loans ...........................     635,515       88.7       446,881
                                   ---------- ----------   -----------
Consumer loans ..................       2,648        0.4           920
Commercial business loans  ......       5,822        0.8         3,632
                                   ---------- ----------   -----------
 Total loans receivable .........     643,985       89.9       451,433
                                   ---------- ----------   -----------
Deferred loan fees, premiums and
(discounts) .....................       4,558        0.6         3,386
Allowance for loan losses  ......      (2,158)      (0.3)       (1,469)
                                   ---------- ----------   -----------
Loans receivable, net(1) ........     646,385       90.2       453,350
                                   ---------- ----------   -----------
Mortgage-backed securities, net        70,165        9.8        52,998
                                   ---------- ----------   -----------
  Total loans receivable, net
    and mortgage-backed
    securities ..................    $716,550      100.0%     $506,348
                                   ========== ==========   ===========
Weighted average yield on total
loan losses receivable, net, and
mortgage-backed securities  .....                   7.86%
                                                ==========

                    (RESTUBBED TABLE CONTINUED FROM ABOVE)

                                             1994                     1993                      1992
                                   -----------------------  ----------------------- -----------------------
                                     PERCENT      AMOUNT      PERCENT    AMOUNT     PERCENT     AMOUNT     PERCENT
                                   ---------- -----------  ---------- ----------- ---------- -----------  ----------

First mortgage loans:
 One-to-four-family residential        85.5%     $395,028       84.0%     $301,689        93.3%     $224,707       89.7%
 Five-or-more-unit residential  .       0.2         2,164        0.5           705         0.2           856        0.3
 Commercial .....................       2.0         4,469        0.9           748         0.2           350        0.1
Second mortgage loans ...........       0.5         2,616        0.6           623         0.2           631        0.3
                                   --------    ----------   --------    ----------  ----------      --------   --------
Total first and second mortgage
loans ...........................      88.2       404,277       86.0       303,765        93.9       226,544       90.4
                                   --------    ----------   --------    ----------  ----------      --------   --------
Consumer loans ..................       0.2         2,336        0.5         2,786         0.9         2,664        1.1
Commercial business loans  ......       0.7         4,732        1.0         3,665         1.1         2,143        0.8
                                   --------    ----------   --------    ----------  ----------      --------   --------
 Total loans receivable .........      89.1       411,345       87.5       310,216        95.9       231,351       92.3
                                   --------    ----------   --------    ----------  ----------      --------   --------
Deferred loan fees, premiums and
(discounts) .....................       0.7         2,783        0.6         1,409         0.4          (437)      (0.2)
Allowance for loan losses  ......      (0.3)         (841)      (0.2)       (1,184)       (0.4)         (265)      (0.1)
                                   --------    ----------   --------    ----------  ----------      --------   --------
Loans receivable, net(1) ........      89.5       413,287       87.9       310,441        95.9       230,649       92.0
                                   --------    ----------   --------    ----------  ----------      --------   --------
Mortgage-backed securities, net        10.5        57,155       12.1        13,156         4.1        19,957        8.0
                                   --------    ----------   --------    ----------  ----------      --------   --------
  Total loans receivable, net
    and mortgage-backed
    securities ..................     100.0%     $470,442      100.0%     $323,597       100.0%     $250,606      100.0%
                                   ========    ==========   ========    ==========  ==========      ========   ========
Weighted average yield on total
loan losses receivable, net, and
mortgage-backed securities  .....      7.53%                    6.60%                     6.37%                    7.90%
                                   ========                 ========                ==========                 ========

---------
(1) Includes loans held for sale.

   The following table sets forth, as of September 30, 1996 the amount of loans, mortgage loans held for sale and mortgage-backed securities held in the Company's portfolio by category and expected principal repayments by year. As of September 30, 1996, the total amount of loans with contractual maturities greater than one year with fixed and adjustable interest rates totaled approximately $119.0 million and $368.3 million, respectively.


                                    OUTSTANDING ON
                                    SEPTEMBER 30,
                                         1996           1997         1998
                                   --------------- -----------  -----------
                                                 (IN THOUSANDS)
First Mortgage Loans:
 One-to-four-family residential        $570,890       $133,259     $ 96,871
 Five-or-more-unit residential  .        12,559          3,763        2,973
 Commercial .....................        49,318         13,415       10,668
Second Mortgage loans ...........         2,748            792          736
                                   --------------- -----------  -----------
 Total first and second mortgage
   loans ........................       635,515        151,229      111,248
 Consumer .......................         2,648          1,552        1,096
 Commercial business loans  .....         5,822          3,885        1,937
                                   --------------- -----------  -----------
 Total loans receivable .........       643,985        156,666      114,281
Mortgage-backed securities  .....        70,002         17,099       14,128
                                   --------------- -----------  -----------
  Total .........................      $713,987       $173,765     $128,409
                                   ===============  ===========   ===========

                    (RESTUBBED TABLE CONTINUED FROM ABOVE)

                                                              2001-       2003-       2006 AND
                                      1999        2000         2002        2006        THEREAFTER
                                   ---------- ----------  ---------- ----------- -----------------

First Mortgage Loans:
 One-to-four-family residential      $72,613     $55,069     $42,273     $109,147       $61,658
 Five-or-more-unit residential  .      2,331       1,810       1,390          292            --
 Commercial .....................      8,431       6,614      10,190           --            --
Second Mortgage loans ...........        686         534          --           --            --
                                   ---------  ----------  ----------   ----------   -----------
 Total first and second mortgage
   loans ........................     84,061      64,027      53,853      109,439        61,658
 Consumer .......................         --          --          --           --            --
 Commercial business loans  .....         --          --          --           --            --
                                   ---------  ----------  ----------   ----------   -----------
 Total loans receivable .........     84,061      64,027      53,853      109,439        61,658
Mortgage-backed securities  .....     11,738       6,943       3,951       10,718         5,425
                                   ---------  ----------  ----------   ----------   -----------
  Total .........................    $95,799     $70,970     $57,804     $120,157       $67,083
                                   =========  ==========  ==========   ==========   ===========

   Applicable regulations permit the Company to engage in various categories of secured and unsecured commercial and consumer lending, in addition to residential real estate financing, subject to limitations on the percentage of total assets attributable to certain categories of loans. An additional limitation imposed by regulation requires that certain types of loans only be made in aggregate amounts that do not exceed specified percentages of the institution's capital. As of September 30, 1996, 19.5% of the Company's gross loans receivable (15.3% of total assets) were secured by properties located in California and 40.8% of gross loans receivable (31.9% of total assets) were secured by properties located in Florida. Because of this concentration, regional economic circumstances in those states could affect the level of the Company's non-performing loans. The following table sets forth, as of September 30, 1996 the distribution of the amount of the Company's loans (including mortgage loans held for sale) by state.

                                 OUTSTANDING ON
STATE                          SEPTEMBER 30, 1996
---------------------------- -------------------
                                 (IN THOUSANDS)
Florida(1) .................        $262,747
California .................         125,802
Ohio .......................          27,808
New Jersey .................          20,411
Maryland ...................          19,346
Colorado ...................          19,099
Virginia ...................          19,038
New York ...................          18,363
Illinois ...................          16,261
Arizona ....................          12,275
Michigan ...................          11,179
Minnesota ..................          10,996
Connecticut ................          10,661
Massachusetts ..............          10,274
Texas ......................           6,884
Georgia ....................           5,679
Washington .................           5,492
Pennsylvania ...............           4,475
Nevada .....................           2,762
Utah .......................           1,915
District of Columbia .......           1,839
Missouri ...................           1,816
Tennessee ..................           1,704
South Carolina .............           1,664
North Carolina .............           1,485
Oregon .....................           1,458
New Hampshire ..............           1,357
Oklahoma ...................           1,331
Kentucky ...................           1,280
Arkansas ...................           1,250
Alabama ....................           1,154
Indiana ....................           1,036
Kansas .....................           1,036
Wisconsin ..................           1,010
Maine ......................             858
Louisana ...................             831
Rhode Island ...............             792
Hawaii .....................             731
Idaho ......................             641
Others(2) ..................             775
Not secured by real estate             8,470
                              -------------------
 Total .....................        $643,985
                              ===================

---------
(1) Does not include $40.1 million of tax certificates representing liens secured by properties in Florida.

(2) Less than $500,000 in any one state.

   RESIDENTIAL MORTGAGE LOAN PURCHASES AND ORIGINATIONS. The Company's lending primarily involves purchasing in the secondary mortgage market and originating loans secured by first mortgages on real estate improved with single-family dwellings. The Company services loans in its portfolio that it originates. The Company attempts to purchase loans servicing-released, when available, although at September 30, 1996, the Company's loan portfolio included $320.0 million of loans that were serviced by others. As of September 30, 1996, the Company was servicing a total of approximately $318.8 million in mortgage loans, including $3.8 of loans serviced for others.

   The Company's first mortgage loans purchased or originated are generally repayable over 15 or 30 years. Additionally, the Company offers second mortgage residential loans with maturities ranging from five to 15 years. Residential loans typically remain outstanding for shorter periods than their contractual maturities because borrowers prepay the loans in full upon sale of the mortgaged property or upon refinancing of the original loan. The Company currently originates and purchases fixed-rate and adjustable-rate first mortgage loans secured by owner-occupied residences with 15-year term or 30-year term amortization, and second mortgage loans with 15-year term amortization or 30-year term amortization with a balloon payment after five years.

   The Company's adjustable-rate mortgage loans ("ARMs") generally have interest rates that adjust monthly, semi-annually or annually at a margin over the weekly average yield on U.S. Treasury securities adjusted to a constant maturity of one year published by the Federal Reserve or the FHLB 11th District cost-of-funds index ("COFI") published by the FHLB of San Francisco. The maximum interest rate adjustment of the Company's ARMs is generally 1% semi-annually and 6% over the life of the loan, above or below the initial rate on the loan for semi-annual adjustables, or 2% annually and 6% over the life of the loan, above or below the initial rate on the loan for annual adjustables. The Company's COFI loans with monthly adjustable interest rates also provide for a 7.5% cap on monthly payment increases from one annual payment adjustment to the next, except at the end of five years, when monthly payments may be adjusted by more than the payment increase cap in order to provide for the complete amortization by maturity. Because of the payment cap and the different times at which interest rate adjustments and payment adjustments are made on these loans, monthly payments on these loans may not be sufficient to pay the interest accruing on the loan. The amount of any shortage is added to the principal balance of the loan to be repaid through future monthly payments to the Company ("negative amortization"). If the loan-to-value ratio is high, negative amortization could significantly increase the risk associated with the loan; the Company's management, however, believes that this risk is mitigated due to the relative stability of the index used and to conservative underwriting policies.

   The Company sometimes purchases or originates loans with "teaser" rates that are below market rates during an initial period after the loan is x originated. For loans with teaser rates, the borrower's ability to repay is determined upon fully indexed rates.

   Applicable regulations permit the Company to lend up to 100% of the appraised value of the real property securing a loan ("loan-to-value ratio"). The Company, however, generally does not make or acquire loans with loan-to-value ratios that exceed 80% at origination. When terms are favorable, the Company will purchase or originate single-family mortgage loans with loan-to value ratios between 80% and 95%. In most of these cases, the Company will, as a matter of policy, require the borrower to obtain private mortgage insurance that insures that portion of the loan exceeding the 80% loan-to-value ratio, thereby reducing the risk to no more than 80% of appraised value.

   The Company generally applies the same underwriting criteria to residential mortgage loans purchased or originated. In its loan purchases, the Company generally reserves the right to reject particular loans from a loan package being purchased and does reject loans in a package that do not meet its underwriting criteria. In determining whether to purchase or originate a loan, the Company assesses both the borrower's ability to repay the loan and the adequacy of the proposed collateral. On originations, the Company obtains appraisals of the property securing the loan. On purchases, the Company reviews the appraisal obtained by the loan seller or originator and arranges for an updated review appraisal before purchasing the loan. On purchases and originations, the Company reviews information concerning the income, financial condition, employment and credit history of the applicant. On purchases, the Company generally obtains a credit report on the borrower separate from that provided by the loan seller.

   The Company has adopted written, non-discriminatory underwriting standards for use in the underwriting and review of every loan considered for origination or purchase. These underwriting standards are reviewed and approved annually by the Company's Board of Directors. The Company's underwriting standards for residential mortgage loans generally conform to (except as to principal balance and with regard to certain loans discussed below, as to the borrower's citizenship and related factors) standards established by Fannie Mae ("FNMA") and the Federal Home Loan Mortgage Corporation (the "FHLMC"). A loan application is obtained or reviewed by the Company's underwriters to determine the borrower's ability to repay, and confirmation of the more significant information is obtained through the use of credit reports, financial statements, and employment and other verifications.

   The Company generally uses appraisals to determine the value of collateral for all loans it originates. When originating a real estate mortgage loan, the Company obtains a new appraisal of the property from an independent third party to determine the adequacy of the collateral, and such appraisal is reviewed by one of the underwriters. With respect to a substantial percentage of loans purchased, the collateral value is determined by reference to a review appraisal. Otherwise, the collateral value is determined by reference to the documentation contained in the original file. Borrowers are required to obtain casualty insurance and, if applicable, flood insurance in amounts at least equal to the outstanding loan balance or the maximum amount allowed by law.

   The Company also requires that a survey be conducted and title insurance be obtained, insuring the priority of its mortgage lien. Pursuant to its underwriting standards, the Company generally requires private mortgage insurance policies on newly originated mortgage loans with loan-to-value ratios greater than 80%. All loans are reviewed by the Company's underwriters to ensure that its guidelines are met or that waivers are obtained in limited situations where offsetting factors exist.

   With regard to loan purchases, a legal review of every loan file is conducted to determine the adequacy of the legal documentation. The Company receives various representations and warranties from the sellers of the loans regarding the quality and characteristics of the loans.

   Approximately $38.2 million, or 5.9%, of the Company's gross loans receivable are first mortgage loans to non-resident aliens secured by single-family residences located in Florida. These loans are purchased and originated by the Company in a manner similar to that described above for other residential loans. Loans to non-resident aliens generally afford the Company an opportunity to receive rates of interest higher than those available from other single-family residential loans. Nevertheless, such loans generally involve a greater degree of risk than other single-family residential mortgage loans. The ability to obtain access to the borrower is more limited for non-resident aliens, as is the ability to attach or verify assets located in foreign countries. The Company has attempted to minimize these risks through its underwriting standards for such loans (including generally lower loan-to-value ratios and qualification based on verifiable assets located in the United States).

   COMMERCIAL REAL ESTATE LENDING. The Company's commercial real estate lending division originates or purchases multi-family and commercial real estate loans from $250,000 to $4.0 million. The Company's strategy is to promote commercial lending together with private banking (see "Private Banking" below), as both areas seek to develop long-term relationships with select businesses, real estate borrowers, and professionals. At September 30, 1996, the Company had $49.3 million of commercial real estate loans, representing a total of 7.7% of the Company's loan portfolio before net items. The Company's commercial real estate loan portfolio includes loans secured by apartment buildings, office buildings, warehouses, retail stores and other properties, which are located in the Company's primary market area. Commercial real estate loans generally are originated in amounts up to 75% of the appraised value of the property securing the loan. In determining whether to originate or purchase multi-family or commercial real estate loans, the Company also considers such factors as the financial condition of the borrower and the debt service coverage of the property. Commercial real estate loans are made at both fixed and adjustable interest rates for terms of up to 10 years.

   Appraisals on properties securing commercial real estate loans originated by the Company are performed at the time the loan is made by an independent appraiser. In addition, the Company's underwriting procedures generally require verification of the borrower's credit history, income and financial statements, banking relationships, references and income projections for the property. Personal guarantees are generally obtained for the Company's commercial real estate loans.

   Management's expansion into this area reflects its business strategy to obtain seasoned loan product divested by the super-regional financial companies in South Florida and its belief that commercial real estate loans are generally of short-to moderate-term with higher-yielding variable interest rates as compared to residential loans. In December 1995, the Company purchased approximately $32.0 million of commercial real estate loans in Florida from another financial institution. The loan package comprised 23 loans with principal balances ranging from $376,000 to $4.7 million. Management believes that with the recent acquisition of several Florida-based financial institutions by out-of-state regional banks, the Company will be able to expand its commercial real estate business.

   Commercial real estate lending affords the Company an opportunity to receive interest at rates higher than those generally available from one-to-four-family residential lending. Nevertheless, loans secured by such properties are generally larger and involve a greater degree of risk than one-to-four-family residential mortgage loans. Because payments on loans secured by commercial real estate properties are often dependent on the successful operation or management of the properties, repayment of such loans may be subject to adverse conditions in the real estate market or the economy. If the cash flow from the project is reduced (for example, if leases are not obtained or renewed), the borrower's ability to repay the loan may be impaired. In addition, adjustable-rate commercial real estate loans are subject to increased risk of delinquency or default as interest rates increase. The Company has attempted to minimize these risks through its underwriting standards.

   REAL ESTATE CONSTRUCTION LENDING. The Company has commenced a program to make real estate construction loans to individuals for the construction of their residences, as well as to builders and real estate developers for the construction of one-to-four-family residences and commercial and multi-family real estate, although at September 30, 1996, the Company had no construction loans.

   Construction loans to individuals for their residences may be, but would not be required to be, structured to be converted to permanent loans with the Company at the end of the construction phase. Such residential construction loans would generally be underwritten pursuant to the same guidelines used for originating permanent residential loans. The Company's construction loans would typically have terms of up to nine months and have rates higher than permanent one-to-four-family loans offered by the Company. During the construction phase, the borrower would pay interest only. Generally, the maximum loan-to-value ratio of owner-occupied, single-family construction loans would be 75%.

   The Company may from time to time make construction loans on commercial real estate projects secured by apartments, shopping centers, industrial properties, small office buildings, medical facilities or other property. Such loans would generally be structured to be converted to permanent loans at the end of the construction phase, which generally runs from 12 to 18 months. These construction loans would have rates and terms that match any permanent commercial real estate loan then offered by the Company, except that during the construction phase, the borrower would pay interest only. These loans would generally provide for the payment of interest and loan fees from loan proceeds.

   Because of the uncertainties inherent in estimating construction costs and the market for the project upon completion, it is relatively difficult to evaluate accurately the total loan funds that would be required to complete a project, the related loan-to-value ratios, and the likelihood of ultimate success of a project. Construction loans to borrowers other than owner-occupants also involve many of the same risks discussed above regarding commercial real estate loans and tend to be more sensitive to general economic conditions than many other types of loans. Also, the funding of loan fees and interest during the construction phase makes the monitoring of the progress of the project particularly important, as customary early warning signals of project difficulties may not be present.

   COMMERCIAL BUSINESS LENDING. Commercial business loans totaled $5.8 million as of September 30, 1996, representing .9% of total loans. In its commercial business loan underwriting, the Company evaluates the value of the collateral securing the loan and assesses the borrower's creditworthiness and ability to repay. While commercial business loans generally are made for shorter terms and at higher yields than one-to-four-family residential loans, such loans generally involve a higher level of risk than one-to-four-family residential loans because the risk of borrower default is greater and the collateral may be more difficult to liquidate and more likely to decline in value.

   LOAN PORTFOLIO QUALITY. Federal regulations require a savings institution to review its assets on a regular basis and, if appropriate, to classify assets as "substandard," "doubtful", or "loss" depending on the likelihood of loss. General allowances for loan losses are required to be established for assets classified as substandard or doubtful. For assets classified as loss, the institution must either establish specific allowances equal to the amount classified as a loss or charge off such amount. Assets that do not require classification as substandard but that possesses credit deficiencies or potential weaknesses deserving management's close attention are required to be designated as "special mention." The deputy director of the appropriate OTS regional office may approve, disapprove or modify any classifications of assets and any allowance for loan losses established.

   Additionally, under standard banking practices, an institution's asset quality is also measured by the level of non-performing loans in the institution's portfolio. Non-performing loans consist of (i) non-accrual loans; (ii) loans that are more than 90 days contractually past due as to interest or principal but that are well-secured and in the process of collection or renewal in the normal course of business; and (iii) loans that have been renegotiated to provide a deferral of interest or principal because of a deterioration in the financial condition of the borrower. The Company provides delinquency notices to borrowers when loans are 30 or more days past due. The Company places conventional mortgage loans on non-accrual status when more than 90 days past due. When a loan is placed on non-accrual status, the Company reverses all accrued and uncollected interest. The Company also begins appropriate legal procedures to obtain repayment of the loan or otherwise satisfy the obligation.

   As of September 30, 1996, the Company had $8.3 million in substandard assets of which $7.8 million are included in non-performing assets. Substandard assets consisted of the following:

                                                  AS OF
                                            SEPTEMBER 30, 1996
                                           -------------------
                                              (IN THOUSANDS)
One-to-four-family residential loans ........   $6,409
Consumer and business loans  ................       15
REO .........................................      632
Tax certificates ............................    1,264
                                                ------
 Total Substandard Assets ...................   $8,320
                                                ======

In addition, $259,000 of tax certificates were classified as loss as of September 30, 1996 and have been specifically reserved for.

   The following table sets forth information regarding the Company's allowance for loan losses for the periods indicated:

                                                                       FOR THE YEAR ENDED SEPTEMBER 30,
                                                            ----------------------------------------------------
                                                               1996       1995        1994       1993       1992
                                                            --------- ---------  ---------- --------- ----------
                                                                                (IN THOUSANDS)
Allowance for loan losses balance (at beginning of period     $1,469     $  841     $ 1,184     $  265      $195
Provisions (credit) for loan losses ......................      (120)     1,221       1,187      1,052        70
Allowance from Bank of Florida ...........................       183         --          --         --        --
Allocation from discounts on loans purchased .............        --         --          --         90        --
Loans charged off:
One-to four-family residential loans .....................      (493)      (535)     (1,582)      (223)       --
Commercial and other .....................................        --        (59)         --         --        --
                                                            --------  ---------  ---------- ----------  --------
 Total                                                          (493)      (594)     (1,582)      (223)       --
                                                            --------  ---------  ---------- ----------  --------
Recoveries:
One-to four-family residential loans .....................     1,119          1          52         --        --
                                                            --------  ---------  ---------- ----------  --------
Allowance for loan losses, balance (at end of period)  ...    $2,158     $1,469     $   841     $1,184      $265
                                                            ========  =========  ========== ==========  ========


   Historically, recoveries of charged off loans have been minimal since charged off loans have been primarily one-to-four family residential loans and typically the only substantial asset available to the Company is the real estate securing the loan which is acquired through foreclosure and sold. However, in its fiscal year ended September 30, 1996, the Company received a recovery of approximately $1.0 million as settlement of litigation the Company initiated against a seller of residential mortgage loans. The Company is not aware of any significant liability related to REO or loans that may be foreclosed.

   The following table sets forth the allocation of general allowance for loan losses by loan category for the periods indicated.

                                                                   AT SEPTEMBER 30,
                                   ------------------------------------------------------------------------------
                                              1996                       1995                        1994
                                   ------------------------  ------------------------ ---------------------------
                                                % OF LOANS                % OF LOANS                % OF LOANS
                                                  IN EACH                  IN EACH                    IN EACH
                                                CATEGORY TO               CATEGORY TO               CATEGORY TO
                                     AMOUNT     TOTAL LOANS     AMOUNT    TOTAL LOANS   AMOUNT      TOTAL LOANS
                                   --------- --------------  --------- -------------- ---------    --------------
Balance at end of period
applicable to: ..................
One-to-four-family residential
mortgages .......................    $1,381         88.6%       $1,207         95.9%         $766          96.0%
Commercial and other loans  .....       739         11.4%          168          4.1%           75           4.0%
Unallocated .....................        38          N/A            94          N/A            --           N/A
                                   --------    ---------       -------     --------      --------        ------
Total allowances for loan losses     $2,158        100.0%       $1,469        100.0%         $841         100.0%
                                   ========    =========       =======     ========      ========        ======

   For additional information regarding the Company's allowance for loan losses and the credit quality of the Company's assets, see "Management's Discussion and Analysis of Financial Condition and Results of
Operations--Financial Condition--Credit Quality" in Appendix C hereto.


PRIVATE BANKING

   The Company's Private Banking Division focuses on the diverse lending and deposit needs of professionals and executives in South Florida. Private banking is customer-oriented, not transaction-oriented, with an emphasis on building a total banking relationship. The Private Banking target market includes the upscale markets of metropolitan Miami with emphasis on the Coral Gables and southwest Dade County areas.

   Currently, the Company's commercial business loans and non-interest-bearing demand deposit accounts are originated primarily by the Private Banking Division. The Company is developing its capability to deliver loan services to businesses in communities served by its branch offices. The Private Banking Division is also responsible for a portion of the residential real estate loans originated by the Company, particularly the loans with higher balances, which usually generate higher fees. The Company's consumer lending business is also generated by this division.

MORTGAGE BANKING

   The Company has established a correspondent mortgage banking operation for the origination of single-family residential mortgage loans in its market area. This correspondent operation consists of a network of mortgage brokers and lenders in South Florida that generate mortgage loans for the Company. Originations in the correspondent program, together with branch lending, reached $54.0 million in fiscal 1996.

INVESTMENTS

   The Company maintains an investment portfolio consisting primarily of federal agency securities, FHLB overnight deposits, securities purchased under agreements to resell and tax certificates. Federal regulations limit the instruments in which the Company may invest its funds. The Company's current investment policy permits purchases only of investments (with the exception of tax certificates) rated in one of the three highest grades by a nationally recognized rating agency and does not permit purchases of securities of non-investment grade quality (such as so-called "junk bonds").

   The Company's portfolio also includes tax certificates issued by various counties in the State of Florida. Tax certificates represent tax obligations that are auctioned by county taxing authorities on an annual basis in order to collect delinquent real estate taxes. Although tax certificates have no stated maturity, the certificate holder has the right to collect the delinquent tax amount, plus interest, and can file for a tax deed if the delinquent tax amount is unpaid at the end of two years. Tax certificates have a claim superior to most other liens. If the holder does not file for deed within seven years, the certificate becomes null and void. The Company has adopted detailed policies with regard to its investment in tax certificates, which specify due diligence procedures, purchasing procedures (including parameters for the location, type and size of tax certificates acceptable for purchase) and procedures for managing the portfolio after acquisition.

   The following table sets forth information regarding the Company's investments as of the dates indicated. Amounts shown are historical amortized cost. For additional information regarding the Company's investment securities, including the carrying values and approximate market values of such investment securities, see Notes 1 and 4 of the Notes to the Company's Consolidated Financial Statements included in Appendix D hereto.


                                                         AS OF SEPTEMBER 30,
                                                 ----------------------------------
                                                    1996        1995         1994
                                                 ---------- ----------  ----------
                                                       (DOLLARS IN THOUSANDS)
Securities purchased under agreements to
resell ........................................    $    --    $    --      $   700
Federal funds sold ............................        400         400         375
Federal agency securities .....................      4,985       4,675       2,003
FHLB overnight deposits .......................     28,253      31,813      11,212
Tax certificates ..............................     40,088      39,544      42,612
Other .........................................      1,711          11          11
                                                 ---------   ---------   ---------
 Total investment securities ..................    $75,437     $76,443     $56,913
                                                 =========   =========   =========
 Weighted average yield .......................       7.35%       7.88%       7.61%
                                                 =========   =========   =========

   The following table sets forth information regarding the maturities of the Company's investments as of September 30, 1996. Amounts shown are book values.


                                      PERIODS TO MATURITY
                                    FROM SEPTEMBER 30, 1996
                             ------------------------------------
                               WITHIN      1 THROUGH       OVER
                               1 YEAR       5 YEARS      5 YEARS
                             ---------- ------------  -----------
Federal agency securities      $ 2,004      $2,981       $  --
FHLB overnight deposits  ..     28,253          --          --
Tax certificates(1) .......     40,088          --          --
Federal funds sold ........        400          --          --
Other .....................        910         765           36
                             ---------   ---------      -------
 Total ....................    $71,655      $3,746        $  36
                             =========   =========      =======
 Weighted average yield  ..       7.36%       7.15%        6.76%
                             =========   =========      =======

----------
(1) Maturities are based on historical experience.


OTHER INTEREST-EARNINGS ASSETS

   Included in other interest-earning assets is stock of the FHLB of Atlanta, which totaled $12.2 million, $12.3 million and $7.9 million as of September 30, 1996, 1995 and 1994, respectively. The Company also had a $25,000 equity investment in the Community Reinvestment Group as of September 30, 1996 and 1995. Carrying value, which is par, is estimated to be the fair market value of these assets.

SOURCES OF FUNDS

   The Company's primary sources of funds for its investment and lending activities are customer deposits, loan repayments, funds from operations, the Company's capital and FHLB advances.

   DEPOSITS. The Company offers a full variety of deposit accounts ranging from passbook accounts to certificates of deposit with maturities of up to five years. The Company also offers transaction accounts, which include commercial checking accounts, negotiable order of withdrawal ("NOW") accounts, super NOW accounts and money market deposit accounts. The rates paid on deposits are established periodically by management based on the Company's need for funds and the rates being offered by the Company's competitors with the goal of remaining competitive without offering the highest rates in the market area. The Company has not utilized brokered deposits.

   The Company has placed increasing reliance on passbook accounts, money market accounts, certificates of deposit and other savings alternatives that are more responsive to market conditions than long-term, fixed-rate certificates. While market-sensitive savings vehicles permit the Company to reduce its cost of funds during periods of declining interest rates, such savings alternatives also increase the Company's vulnerability to periods of high interest rates. There are no regulatory interest rate ceilings on the Company's accounts.

   The following table sets forth information concerning the Company's deposits by account type and the weighted average nominal rates at which interest is paid thereon as of the dates indicated:

                                                                   AS OF SEPTEMBER 30,
                                          --------------------------------------------------------------------
                                                   1996                   1995                    1994
                                          ---------------------  --------------------- -----------------------
                                             AMOUNT      RATE       AMOUNT       RATE       AMOUNT      RATE
                                          ----------- --------  ----------- -------- ----------- -------------
                                                                 (DOLLARS IN THOUSANDS)
Passbook accounts:
 Regular ...............................    $ 73,741     4.44%     $ 50,327      3.04%     $ 44,533     3.04%
 Holiday club ..........................          39     2.00            46      2.00            50     1.75
                                          -----------            ----------            -------------
  Total passbook accounts ..............      73,780                 50,373                  44,583
                                          -----------            ----------            -------------
Checking:
 Insured money market ..................      16,556     3.87         7,733      2.68        18,006     1.51
 NOW and non-interest-bearing accounts        24,566     1.49        18,157      2.17        29,805     1.67
                                          ----------- --------   ----------             ------------
  Total transaction accounts ...........      41,122                 25,890                  47,811
                                          -----------            ----------            ------------
  Total passbook and checking accounts       114,902                 76,263                  92,394
                                          -----------            ----------            ------------
Certificates:
 30-89-day certificates of deposit  ....                                 91      2.73           166     3.01
 3-5-month certificates of deposit  ....       7,114     4.67         1,465      4.78         4,552     3.95
 6-8-month certificates of deposit  ....     159,850     5.40        93,684      5.65        87,071     4.23
 9-11-month certificates of deposit  ...      20,279     5.45         5,654      5.55         1,302     3.53
 12-17-month certificates of deposit  ..     124,637     5.49        79,637      5.90        71,115     4.44
 18-23-month certificates of deposit  ..      12,375     5.79        12,382      5.37        33,282     4.31
 24-29-month certificates of deposit  ..      42,875     5.94        18,593      5.57        24,453     4.36
 30-35-month certificates of deposit  ..       1,774     5.57         2,868      4.99         4,867     4.66
 36-60-month certificates of deposit  ..      22,300     5.93        19,437      5.81        28,593     5.46
                                          ----------- --------   ----------             ----------- --------
  Total certificates ...................     391,204                233,811                 255,401
                                          -----------            ----------             -----------
   Total ...............................    $506,106               $310,074                $347,795
                                          ===========            ==========             ===========
    Weighted average rate ..............                 5.11%                   4.99%                  3.88%
                                                       ========                ========               ========


   The following table sets forth information by various rate categories regarding the amounts of the Company's certificate accounts (under $100,000) as of September 30, 1996 that mature during the periods indicated:


                                                                          PERIODS TO MATURITY
                                                                        FROM SEPTEMBER 30, 1996
                                                          -------------------------------------------------
                                            AS OF            WITHIN        1 TO        2 TO       MORE THAN
                                      SEPTEMBER 30, 1996     1 YEAR      2 YEARS     3 YEARS       3 YEARS
                                     ------------------- -----------  ---------- ----------    ------------
                                                                  (IN THOUSANDS)
Certificate accounts:
 3.00% to 3.99% ...................        $     93         $     93     $    --     $   --      $    --
 4.00% to 4.99% ...................           6,700            6,182         366         152          --
 5.00% to 5.99% ...................         309,070          257,517      43,406       3,965        4,182
 6.00% to 6.99% ...................          21,555            8,819       6,762       2,405        3,569
 7.00% to 7.99% ...................             862              368          --          48          446
 8.00% to 8.99% ...................              --               --          --          --           --
                                     ------------------- -----------   ----------  ----------  ------------
 Total certificate accounts (under
  $100,000) .......................        $338,280         $272,979     $50,534      $6,570       $8,197
                                     =================== ===========   ==========  ==========  ============

   The following table sets forth information by various rate categories regarding the amounts of the Company's jumbo ($100,000 and over) certificate accounts as of September 30, 1996 that mature during the periods indicated:


                                                                        PERIODS TO MATURITY
                                                                      FROM SEPTEMBER 30, 1996
                                                         ------------------------------------------------
                                           AS OF           WITHIN        1 TO        2 TO       MORE THAN
                                     SEPTEMBER 30, 1996    1 YEAR      2 YEARS     3 YEARS       3 YEARS
                                    ------------------- ----------  ---------- ---------- ---------------
                                                                (IN THOUSANDS)
Jumbo certificate accounts:
 2.00% to 2.99% ..................        $   100          $   100      $  135       $ --        $ --
 4.00% to 4.99% ..................          1,733            1,598       6,308        331          219
 5.00% to 5.99% ..................         46,969           40,111       1,076        631          540
 6.00% to 6.99% ..................          4,021            1,774          --         --           --
 7.00% to 7.99% ..................            101               --          --         --          101
                                    ------------------- ----------  ---------- ---------- ------------
 Total jumbo certificate accounts         $52,924          $43,583      $7,519       $962         $860
                                    =================== ==========  ========== ========== ============

   Of the Company's total deposits at September 30, 1996, 1995 and 1994, 10.5%, 8.6% and 10.3%, respectively, were deposits of $100,000 or more issued to the public. Although jumbo certificates of deposit are generally more rate sensitive than smaller size deposits, management believes that the Company will retain these deposits.

   In 1995, the Company sold its three branches on the west coast of Florida, including their deposits which totaled $130 million at the date of sale. The sale was part of a shift in growth strategy to focus on South Florida and take advantage of consolidation trends in banking there. Also, as part of this strategy, the Company opened branches in Boca Raton, Florida in December 1995, Delray Beach, Florida in June 1996 and West Palm Beach, Florida in September 1996. On March 29, 1996, the Company acquired the Bank of Florida whose single branch with total deposits of $27.3 million was consolidated with the Company's South Miami branch. On November 15, 1996, as discussed above, the Company acquired Suncoast which had six branches.

   BORROWINGS. When the Company's primary sources of funds are not sufficient to meet deposit outflows, loan originations and purchases and other cash requirements, the Company may borrow funds from the FHLB of Atlanta and from other sources. The FHLB system acts as an additional source of funding for savings institutions. In addition, the Company uses subordinated notes and agreements to repurchase in order to increase funds.

   FHLB borrowings, known as "advances," are made on a secured basis, and the terms and rates charged for FHLB advances vary in response to general economic conditions. As a shareholder of the FHLB of Atlanta, the Bank is authorized to apply for advances from this bank. A wide variety of borrowing plans are offered by the FHLB of Atlanta, each with its own maturity and interest rate. The FHLB of Atlanta will consider various factors, including an institution's regulatory capital position, net income, quality and composition of assets, lending policies and practices, and level of current borrowings from all sources, in determining the amount of credit to extend to an institution. In addition, an institution that fails to meet the qualified thrift lender test may have restrictions imposed on its ability to obtain FHLB advances. BankUnited currently meets the qualified thrift lender test. See "Regulation--Savings Institution Regulation--Qualified Thrift Lender Test."

   The following tables set forth information as to the Company's borrowings as of the dates and for the periods indicated.


                                                                   AS OF SEPTEMBER 30,
                                      -----------------------------------------------------------------------------
                                                1996                       1995                      1994
                                      ------------------------  ------------------------ --------------------------
                                                     WEIGHTED                  WEIGHTED                   WEIGHTED
                                                     AVERAGE                    AVERAGE                   AVERAGE
                                        BALANCE        RATE        BALANCE       RATE        BALANCE        RATE
                                      ----------- -----------  -----------   -----------  -----------   -----------
                                                                  (DOLLARS IN THOUSANDS)
PERIOD END BALANCES:
FHLB advances(1) ...................    $237,000       5.73%      $241,000       5.92%       $136,000       5.17%
Subordinated notes .................         775       9.00            775       9.00             775       9.00
Securities sold under agreements to
repurchase (2) .....................          --        --            --           --          21,400       4.49
                                      ----------- -----------  ----------- ----------     -----------   --------
 Total borrowings ..................    $237,775       5.74%      $241,775       5.93%       $158,175       5.10%
                                      ==========  =========    =========== ==========      ==========   ========

                                                             FOR THE YEAR ENDED SEPTEMBER 30,
                                      -----------------------------------------------------------------------------
                                                1996                       1995                      1994
                                      ------------------------  ------------------------ --------------------------
                                                     WEIGHTED                  WEIGHTED                   WEIGHTED
                                                     AVERAGE                    AVERAGE                   AVERAGE
                                        BALANCE        RATE        BALANCE       RATE        BALANCE        RATE
                                      ----------- -----------  ----------- -----------    -----------   -----------
                                                                  (DOLLARS IN THOUSANDS)
AVERAGE BALANCES:
FHLB advances(1) ...................    $234,489       5.77%      $136,706       5.86%       $116,493       4.03%
Subordinated notes .................         775       9.00            775       9.00             775       9.00
Securities sold under agreements to
  repurchase (2) ...................          --         --          6,571       5.59           3,224       5.68
                                      ----------- ---------    -----------    -------       ---------      -----
 Total borrowings ..................    $235,264       5.78%      $144,052       5.86%       $120,492       4.11%
                                      =========== =========    ===========    =======       =========       ====

----------
(1) The maximum amount of FHLB advances outstanding during the years ended September 30, 1996, 1995 and 1994 was $244.0 million, $246.0 million and $149.0 million, respectively.

(2) The maximum amount of securities sold under agreements to repurchase at any month-end during the years ended September 30, 1995 and 1994 was $33.6 million and $21.4 million.

ACTIVITIES OF SUBSIDIARY.

   T&D Properties of South Florida, Inc., a Florida corporation ("T&D"), is a wholly owned operating subsidiary of the Bank, organized in 1991 to invest in tax certificates. T&D also holds title to, maintains, manages and supervises the disposition of real property acquired through tax deeds.

   Bay Holdings, Inc., a Florida corporation ("Bay Holding") is a wholly owned operating subsidiary of the Bank that holds title to, maintains, manages and supervises the disposition of real property acquired through foreclosure. Bay Holdings was established in 1994 for the purpose of insulating the Bank from risk of liability concerning maintenance, management and disposition of real property.

   BU Ventures, Inc., a Florida corporation ("BU Ventures") is a wholly owned operating subsidiary of the Company organized in 1994 to assume from T&D the responsibility for the maintenance, management and disposition of real property acquired through tax deeds.

EMPLOYEES

   At September 30, 1996, the Company had 126 full-time equivalent employees. The Company's employees are not represented by a collective bargaining group, and the Company considers its relations with its employees to be excellent. The Company provides employee benefits customary in the savings industry, which include group medical and life insurance, a 401(k) savings plan and paid vacations. The Company also provides stock awards and a profit sharing plan for certain officers, directors and employees.

                                  REGULATION

RECENT LEGISLATIVE DEVELOPMENTS

   In recent years, measures have been taken to reform the thrift and banking industries and to strengthen the insurance funds for depository institutions. The most significant of these measures for savings institutions was the Financial Institutions Reform, Recovery, and Enforcement Act of 1989 (the "FIRREA"), which has had a major impact on the operation and regulation of savings associations generally. In 1991, the Federal Deposit Insurance Corporation Improvement Act of 1991 (the "FDICIA"), became law. Although the FDICIA's primary purpose was to recapitalize the Bank Insurance Fund (the "BIF") of the FDIC, which insures the deposits of commercial banks, the FDICIA also affected the supervision and regulation of all federally insured depository institutions, including federal savings banks such as the Bank. More recent legislation has attempted to resolve the problems of the SAIF in meeting its minimum required reserve ratio and the related concern facing SAIF-insured institutions, such as the Bank, of paying significantly higher deposit insurance premiums than BIF-insured institutions. The following discussion is a summary of the significant provisions of the recent legislation affecting the banking industry.


   THE FINANCIAL INSTITUTIONS REFORM, RECOVERY, AND ENFORCEMENT ACT OF 1989. The FIRREA, which was enacted in response to concerns regarding the soundness of the thrift industry, brought about a significant regulatory restructuring, limited savings institutions' business activities, and increased their regulatory capital requirements. The FIRREA abolished the Federal Home Loan Bank Board and the Federal Savings and Loan Insurance Corporation (the "FSLIC"), and established the OTS as the primary federal regulator for savings institutions. Deposits at the Bank are insured through the SAIF, a separate fund managed by the FDIC for institutions whose deposits were formerly insured by the FSLIC. Regulatory functions relating to deposit insurance are generally exercised by the FDIC. The Resolution Trust Corporation (the "RTC") was created to manage conservatorships and receiverships of insolvent thrifts.

   THE FEDERAL DEPOSIT INSURANCE CORPORATION IMPROVEMENT ACT OF 1991. The FDICIA authorizes regulators to take prompt corrective action to solve the problems of critically undercapitalized institutions. As a result, the banking regulators are required to take certain supervisory actions against undercapitalized institutions, the severity of which increases as an institution's level of capitalization decreases. Pursuant to the FDICIA, the federal banking agencies have established the levels at which an insured institution is considered to be "well capitalized," "adequately capitalized," "undercapitalized," "significantly undercapitalized" or "critically undercapitalized." See "--Savings Institution Regulations--Prompt Corrective Action" below for a discussion of the applicable capital levels.

   The FDICIA requires that the federal banking agencies revise their risk-based capital requirements to include components for interest rate risk, concentration of credit risk and the risk of non-traditional activities. See "--Savings Institution Regulations--Regulatory Capital Requirements" below for a description of the final rule adopted by the OTS that incorporates an interest rate risk component in the risk-based capital requirement. Although adopted, implementation of this rule has been postponed indefinitely.

   In addition, the FDICIA requires each federal banking agency to establish standards relating to internal controls, information systems, and internal audit systems that are designed to assess the financial condition and management of the institution; loan documentation; credit underwriting; interest rate exposure; asset growth; and compensation, fees and benefits. The FDICIA lowered the qualified thrift lender ("QTL") investment percentage applicable to SAIF-insured institutions. See "--Savings Institution Regulations--Qualified Thrift Lender Test" below. The FDICIA also provided that a risk-based assessment system for insured depository institutions must be established before January 1, 1994. See "--Savings Institution Regulations--Insurance of Accounts" below. These requirements have been implemented. The FDICIA further requires annual on-site full examinations of depository institutions, with certain exceptions, and annual reports on institutions' financial and management controls.

   THE RIEGLE-NEAL INTERSTATE BANKING AND BRANCHING EFFICIENCY ACT OF 1994. In September 1994, the Riegle-Neal Interstate Banking and Branching Efficiency Act of 1994 (the "Interstate Branching Act") became law. Savings associations, whose primary federal regulator is the OTS, generally are not directly affected by the Interstate Branching Act except for a provision that allows an insured savings association that was an affiliate of a bank on July 1, 1994, to act as the bank's agent as though it were an insured bank affiliate of the bank.

   The FDIC's deposit insurance premiums are assessed through a risk-based system under which all insured depository institutions are placed into one of nine categories and assessed insurance premiums based upon their level of capital and supervisory evaluation. Under the system, institutions classified as well capitalized (i.e., a core capital ratio of at least 5%, a ratio of Tier 1 or core capital to risk-weighted assets ("Tier 1 risk-based capital") of at least 6% and a risk-based capital ratio of at least 10%) and considered healthy pay the lowest premium while institutions that are less than adequately capitalized (i.e., core or Tier 1 risk-based capital ratios of less than 4% or a risk-based capital ratio of less than 8%) and considered of substantial supervisory concern pay the highest premium. Risk classification of all insured institutions is made by the FDIC for each semi-annual assessment period.

   The FDIC is authorized to increase assessment rates, on a semiannual basis, if it determines that the reserve ratio of the SAIF will be less than the designated reserve ratio of 1.25% of SAIF insured deposits. In setting these increased assessments, the FDIC must seek to restore the reserve ratio to that designated reserve level, or such higher reserve ratio as established by the FDIC. The FDIC may also impose special assessments on SAIF members to repay amounts borrowed from the United States Treasury or for any other reason deemed necessary by the FDIC.

   For the first six months of 1995, the assessment schedule for members of the Bank Insurance Fund ("BIF") of the FDIC and SAIF members ranged from .23% to .31% of deposits. As is the case with the SAIF, the FDIC is authorized to adjust the insurance premium rates for banks that are insured by the BIF of the FDIC in order to maintain the reserve ratio of the BIF at 1.25% of BIF insured deposits. As a result of the BIF reaching its statutory reserve ratio the FDIC revised the premium schedule for BIF insured institutions to provide a range of .04% to .31% of deposits. The revisions became effective in the third quarter of 1995. In addition, the BIF rates were further revised, effective January 1996, to provide a range of 0% to .27%. The SAIF rates, however, were not adjusted. At the time the FDIC revised the BIF premium schedule, it noted that, absent legislative action (as discussed below), the SAIF would not attain its designated reserve ratio until the year 2002. As a result, SAIF insured members would continue to be generally subject to higher deposit insurance premiums than BIF insured institutions until, all things being equal, the SAIF attained its required reserve ratio.

   In order to eliminate this disparity and any competitive disadvantage between BIF and SAIF member institutions with respect to deposit insurance premiums, legislation to recapitalize the SAIF was enacted in September 1996. The legislation provides for a one-time assessment to be imposed on all deposits assessed at the SAIF rates, as of March 31, 1995, in order to recapitalize the SAIF. It also provides for the merger of the BIF and the SAIF on January 1, 1999 if no savings associations then exist. The special assessment rate has been established at .657% of deposits by the FDIC and the resulting assessment of $2.6 million (exclusive of an additional $2.3 million payment which relates to Suncoast deposits) was paid in November 1996. This special assessment significantly increased noninterest expense and adversely affected the Bank's results of operations for the year ended September 30, 1996. As a result of the special assessment, the Bank's deposit insurance premiums were reduced to .067% based upon its current risk classification and the new assessment schedule for SAIF insured institutions. These premiums are subject to change in future periods.

   Prior to the enactment of the legislation, a portion of the SAIF assessment imposed on savings associations was used to repay obligations issued by a federally chartered corporation to provide financing ("FICO") for resolving the thrift crisis in the 1980's. Although the FDIC has proposed that the SAIF assessment be equalized with the BIF assessment schedule, effective October 1, 1996, SAIF-insured institutions will continue to be subject to a FICO assessment as a result of this continuing obligation. Although the legislation also now requires assessments to be made on BIF-assessable deposits for this purpose, effective January 1, 1997, that assessment will be limited to 20% of the rate imposed on SAIF assessable deposits until the earlier of December 31, 1999 or when no savings association continues to exist, thereby imposing a greater burden on SAIF member institutions such as the Bank. Thereafter, however, assessments on BIF-member institutions will be made on the same basis as SAIF-member institutions. The rates to be established by the FDIC to implement this requirement for all FDIC-insured institutions is uncertain at this time, but are anticipated to be about a 6.5 basis points assessment on SAIF deposits and 1.5 basis points on BIF deposits until BIF insured institutions participate fully in the assessment.

SAVINGS AND LOAN HOLDING COMPANY REGULATIONS

   TRANSACTIONS WITH AFFILIATES. The Company is a unitary savings and loan holding company and is subject to the OTS regulations, examination, supervision and reporting requirements pursuant to certain provisions of the Home Owners' Loan Act (the "HOLA") and the Federal Deposit Insurance Act. As an insured institution and a subsidiary of a savings and loan holding company, the Bank is subject to restrictions in its dealings with companies that are "affiliates" of the Company under the HOLA, certain provisions of the Federal Reserve Act that were made applicable to savings institutions by the FIRREA, and the OTS regulations.

   As a result of the FIRREA, savings institutions' transactions with its affiliates are subject to the limitations set forth in the HOLA and the OTS regulations, which incorporate Sections 23A, 23B, 22(g) and 22(h) of the Federal Reserve Act and Regulation O adopted by the Board of Governors of the Federal Reserve System (the "Federal Reserve Board"). Under Section 23A, an "affiliate" of an institution is defined generally as (i) any company that controls the institution and any other company that is controlled by the company that controls the institution, (ii) any company that is controlled by the shareholders who control the institution or any company that controls the institution, or (iii) any company that is determined by regulation or order to have a relationship with the institution (or any subsidiary or affiliate of the institution) such that "covered transactions" with the company may be affected by the relationship to the detriment of the institution. "Control" is determined to exist if a percentage stock ownership test is met or if there is control over the election of directors or the management or policies of the company or institution. "Covered transactions" generally include loans or extensions of credit to an affiliate, purchases of securities issued by an affiliate, purchases of assets from an affiliate (except as may be exempted by order or regulation), and certain other transactions. The OTS regulations and Sections 23A and 23B require that covered transactions and certain other transactions with affiliates be on terms and conditions consistent with safe and sound banking practices or on terms comparable to similar transactions with non-affiliated parties, and imposes quantitative restrictions on the amount of and collateralization requirements on covered transactions. In addition, a savings institution is prohibited from extending credit to an affiliate (other than a subsidiary of the institution), unless the affiliate is engaged only in activities that the Federal Reserve Board has determined, by regulation, to be permissible for bank holding companies. Sections 22(g) and 22(h) of the Federal Reserve Act impose limitations on loans and extensions of credit from an institution to its executive officers, directors and principal stockholders and each of their related interests.

   ACTIVITIES LIMITATIONS. A unitary savings and loan holding company, such as the Company, whose sole insured institution subsidiary qualifies as a QTL (described below) generally has the broadest authority to engage in various types of business activities. A holding company that acquires another institution and maintains it as a separate subsidiary or whose sole subsidiary fails to meet the QTL test will become subject to the activities limitations applicable to multiple savings and loan holding companies.

   In general, a multiple savings and loan holding company (or subsidiary thereof that is not an insured institution) may not commence, or continue for more than a limited period of time after becoming a multiple savings and loan holding company (or a subsidiary thereof), any business activity other than
(i) furnishing or performing management services for a subsidiary insured institution, (ii) conducting an insurance agency or an escrow business, (iii) holding, managing or liquidating assets owned by or acquired from a subsidiary insured institution, (iv) holding or managing properties used or occupied by a subsidiary insured institution, (v) acting as trustee under deeds of trust, (vi) those activities previously directly authorized by the OTS by regulation as of March 5, 1987 to be engaged in by multiple savings and loan holding companies, or (vii) subject to prior approval of the OTS, those activities authorized by the Federal Reserve Board as permissible for bank holding companies. These restrictions do not apply to a multiple savings and loan holding company if (a) all, or all but one, of its insured institution subsidiaries were acquired in emergency thrift acquisitions or assisted acquisitions and (b) all of its insured institution subsidiaries are QTLs.

SAVINGS INSTITUTION REGULATIONS

   Federal savings institutions such as the Bank are chartered by the OTS, are members of the FHLB system, and have their deposits insured by the SAIF. They are subject to comprehensive OTS and FDIC regulations that are intended primarily to protect depositors. SAIF-insured, federally chartered institutions may not enter into certain transactions unless applicable regulatory tests are met or they obtain necessary approvals. They are also required to file reports with the OTS describing their activities and financial condition, and periodic examinations by the OTS test compliance by institutions with various regulatory requirements, some of which are described below.

   INSURANCE OF ACCOUNTS. The Bank's deposits are insured by the SAIF up to $100,000 for each insured account holder, the maximum amount currently permitted by law. Under the FDIC regulations implementing risk-based insurance premiums, institutions are divided into three groups--well capitalized, adequately capitalized and undercapitalized--based on criteria consistent with those established pursuant to the prompt corrective action provisions of the FDICIA. See "--Prompt Corrective Action" below. Each of these groups is further divided into three subgroups, based on a subjective evaluation of supervisory risk to the insurance fund posed by the institution.

   As an insurer, the FDIC issues regulations and conducts examinations of its insured members. SAIF insurance of deposits may be terminated by the FDIC, after notice and hearing, upon a finding that an institution has engaged in unsafe and unsound practices, cannot continue operations because it is in an unsafe and unsound condition, or has violated any applicable law, regulation, rule, order or condition imposed by the OTS or FDIC. When conditions warrant, the FDIC may impose less severe sanctions as an alternative to termination of insurance. The Bank's management does not know of any present condition pursuant to which the FDIC would seek to impose sanctions on the Bank or terminate insurance of its deposits.

   REGULATORY CAPITAL REQUIREMENTS. As mandated by the FIRREA, the OTS adopted capital standards under which savings institutions must currently maintain (i) a tangible capital requirement of 1.5% of tangible assets, (ii) a leverage (or core capital) ratio of 3.0% of adjusted tangible assets, and
(iii) a risk-based capital requirement of 8.0% of risk-weighted assets. These requirements (which cannot be less stringent than those applicable to national banks) apply to the Bank. Under current law and regulations, there are no capital requirements directly applicable to the Company. See also "--Changes to Capital Requirements" below.

   Under the current OTS regulations, "tangible capital" includes common stockholders' equity, noncumulative perpetual preferred stock and related paid-in capital, certain qualifying non-withdrawable accounts and pledged deposits, and minority interests in fully consolidated subsidiaries, less intangible assets (except certain purchased mortgage servicing rights) and specified percentages of debt and equity investments in certain subsidiaries. "Core capital" is tangible capital plus limited amounts of intangible assets meeting marketability criteria. The "risk-based capital" requirement provides that an institution's total capital must equal 8% of risk-weighted assets. Certain institutions will be required to deduct an interest rate risk component from their total capital, as described below. "Total capital" equals core capital plus "supplementary capital" (which includes specified amounts of cumulative preferred stock, certain limited-life preferred stock, subordinated debt and other capital instruments) in an amount equal to not more than 100% of core capital. "Risk-weighted assets" are determined by assigning designated risk weights based on the credit risk associated with the particular asset. As provided by OTS regulations, representative risk weights include: 0% for cash and assets that are backed by the full faith and credit of the United States; 20% for cash items in the process of collection, FHLB stock, agency securities not backed by the full faith and credit of the United States and certain high-quality mortgage-related securities; 50% for certain revenue bonds, qualifying mortgage loans, certain non-high-quality mortgage-related securities and certain qualifying residential construction loans; and 100% for consumer, commercial and other loans, repossessed assets, assets that are 90 or more days past due, and all other assets.

   As of September 30, 1996, the Bank's tangible, core and risk-based capital ratios were 7.0%, 7.0% and 14.2%, respectively.

   The OTS regulatory capital regulations take into account a savings institution's exposure to the risk of loss from changing interest rates. Under the regulations, a savings institution with an above normal level of interest rate risk exposure will be required to deduct an interest rate risk ("IRR") component from its total capital when determining its compliance with the risk-based capital requirements. An "above normal" level of interest rate risk exposure is a projected decline of 2% in the net present value of an institution's assets and liabilities resulting from a 2% swing in interest rates. The IRR component will equal one-half of the difference between the institution's measured interest rate exposure and the "normal" level of exposure. Savings institutions are required to file data with the OTS that the OTS will use to calculate, on a quarterly basis, the institutions' measured interest rate risk and IRR components. The IRR component to be deducted from capital is the lowest of the IRR components for the preceding three quarters. The OTS may waive or defer an institution's IRR component on a case-by-case basis. Implementation of the IRR requirements have been delayed. As of September 30, 1996, the Company would have been required to deduct an IRR component from its total capital when determining its compliance with the Bank's risk-based capital requirements; however, the Bank would continue to be well capitalized.

   If an institution becomes categorized as "undercapitalized" under the definitions established by the "prompt corrective action" provisions of the FDICIA, it will become subject to certain restrictions imposed by the FDICIA. See "--Prompt Corrective Action" below.

   PROMPT CORRECTIVE ACTION. The OTS and other federal banking regulators have established capital levels for institutions to implement the "prompt corrective action" provisions of the FDICIA. Based on these capital levels, insured institutions will be categorized as well capitalized, adequately capitalized, undercapitalized, significantly undercapitalized or critically undercapitalized. The FDICIA requires federal banking regulators, including the OTS, to take prompt corrective action to solve the problems of those institutions that fail to satisfy their applicable minimum capital requirements. The level of regulatory scrutiny and restrictions imposed become increasingly severe as an institution's capital level falls.

   A "well capitalized" institution must have risk-based capital of 10% or more, core capital ratio of 5% or more and Tier 1 risk-based capital (based on the ratio of core capital to risk-weighted assets) of 6% or more and may not be subject to any written agreement, order, capital directive, or prompt corrective action directive issued by the OTS. The Bank is a well capitalized institution under the definitions as adopted. An institution will be categorized as "adequately capitalized" if it has total risk-based capital of 8% or more, Tier 1 risk-based capital of 4% or more, and core capital of 4% or more; "undercapitalized" if it has total risk-based capital of less than 8%, Tier 1 risk-based capital of less than 4%, or core capital of less than 4%; "significantly undercapitalized" if it has total risk-based capital of less than 6%, Tier 1 risk-based capital of less than 3%, or core capital of less than 3%; and "critically undercapitalized" if it has a ratio of tangible equity to total assets that is equal to less than 2%.

   In the case of an institution that is categorized as "undercapitalized," such an institution must submit a capital restoration plan to the OTS. An undercapitalized depository institution generally will not be able to acquire other banks or thrifts, establish additional branches, pay dividends, or engage in any new lines of business unless consistent with its capital plan. A "significantly undercapitalized" institution will be subject to additional restrictions on its affiliate transactions, the interest rates paid by the institution on its deposits, the institution's asset growth, compensation of senior executive officers, and activities deemed to pose excessive risk to the institution. Regulators may also order a significantly undercapitalized institution to hold elections for new directors, terminate any director or senior executive officer employed for more than 180 days prior to the time the institution became significantly undercapitalized, or hire qualified senior executive officers approved by the regulators.

   The FDICIA provides that an institution that is "critically undercapitalized" must be placed in conservatorship or receivership within 90 days of becoming categorized as such unless the institution's regulator and the FDIC jointly determine that some other course of action would result in a lower resolution cost to the institution's insurance fund. Thereafter, the institution's regulator must periodically reassess its determination to permit a particular critically undercapitalized institution to continue to operate. A conservator or receiver must be appointed for the institution at the end of an approximately one-year period following the institution's initial classification as critically undercapitalized unless a number of stringent conditions are met, including a determination by the regulator and the FDIC that the institution has positive net worth and a certification by such agencies that the institution is viable and not expected to fail.

   The final rules establishing the capital levels for purposes of the FDICIA also indicate that the federal regulators intend to lower or eliminate the core capital requirement from the definitions of well capitalized, adequately capitalized and undercapitalized after the requirement to deduct an IRR component from total capital becomes effective. This action has not yet been taken. See "--Regulatory Capital Requirements" above.

   In addition to the foregoing prompt corrective action provisions, the FDICIA also sets forth requirements that the federal banking agencies, including the OTS, review their capital standards every two years to ensure that their standards require sufficient capital to facilitate prompt corrective action and to minimize loss to the SAIF and the BIF.

   RESTRICTIONS ON DIVIDENDS AND OTHER CAPITAL DISTRIBUTIONS. The current OTS regulation applicable to the payment of dividends or other capital distributions by savings institutions imposes limits on capital distributions based on an institution's regulatory capital levels and net income. An institution that meets or exceeds all of its capital requirements (both before and after giving effect to the distribution) and is not in need of more than normal supervision would be a "Tier 1 association." A Tier 1 association may make capital distributions during a calendar year of up to the greater of (i) 100% of net income for the current calendar year plus 50% of its capital surplus or (ii) or the amount permitted for a "Tier 2 association" which is 75% of its net income over the most recent four quarters. Any additional capital distributions would require prior regulatory approval. The Bank currently exceeds its fully phased-in capital requirements and qualifies as a Tier 1 association under the regulation. A "Tier 3 association" is defined as an institution that does not meet all of the minimum regulatory capital requirements and therefore may not make any capital distributions without the prior approval of the OTS.

   Savings institutions must provide the OTS with at least 30 days' written notice before making any capital distributions. All such capital distributions are also subject to the OTS' right to object to a distribution on safety and soundness grounds.

   The OTS has proposed regulations that would revise the current capital distribution restrictions. Under the proposal a savings association may make a capital distribution without notice to the OTS (unless it is a subsidiary of a holding company) provided that it has a CAMEL 1 or 2 rating, is not of supervisory concern, and would remain adequately capitalized (as defined in the OTS prompt corrective action regulations) following the proposed distribution. Savings associations that would remain adequately capitalized following the proposed distribution but do not meet the other noted requirements must notify the OTS 30 days prior to declaring a capital distribution. The OTS stated it will generally regard as permissible that amount of capital distributions that do not exceed 50% of the institution's excess regulatory capital plus net income to date during the calendar year. As under the current rule, the OTS may object to a capital distribution if it would constitute an unsafe or unsound practice. No assurance may be given as to whether or in what form the regulations may be adopted.

   QUALIFIED THRIFT LENDER TEST. Pursuant to amendments effected by the FDICIA, a savings institution will be a QTL if its qualified thrift investments equal or exceed 65% of its portfolio assets on a monthly average basis in nine of every 12 months. Qualified thrift investments, under the revised QTL test, include (i) certain housing-related loans and investments,
(ii) certain obligations of the FSLIC, the FDIC, the FSLIC Resolution Fund and the RTC, (iii) loans to purchase or construct churches, schools, nursing homes and hospitals (subject to certain limitations), (iv) consumer loans (subject to certain limitations), (v) shares of stock issued by any FHLB, and
(vi) shares of stock issued by the FHLMC or the FNMA (subject to certain limitations). Portfolio assets under the revised test consist of total assets minus (a) goodwill and other intangible assets, (b) the value of properties used by the savings institution to conduct its business, and (c) certain liquid assets in an amount not exceeding 20% of total assets.

   Any savings institution that fails to become or remain a QTL must either convert to a national bank charter or be subject to restrictions specified in the OTS regulations. Any such savings institution that does not become a bank will be: (i) prohibited from making any new investment or engaging in activities that would not be permissible for national banks; (ii) prohibited from establishing any new branch office in a location that would not be permissible for a national bank in the institution's home state; (iii) ineligible to obtain new advances from any FHLB; and (iv) subject to limitations on the payment of dividends comparable to the statutory and regulatory dividend restrictions applicable to national banks. Also, beginning three years after the date on which the savings association ceases to be a QTL, the savings association would be prohibited from retaining any investment or engaging in any activity not permissible for a national bank and would be required to repay any outstanding advances to any FHLB. A savings institution may requalify as a QTL if it thereafter complies with the QTL test. At September 30, 1996, the Bank exceeded the QTL requirements.

   FEDERAL HOME LOAN BANK SYSTEM. The Bank is a member of the FHLB system, which consists of 12 regional Federal Home Loan Banks governed and regulated by the Federal Housing Finance Board. The Federal Home Loan Banks provide a central credit facility for member institutions. The Bank, as a member of the FHLB of Atlanta, is required to acquire and hold shares of capital stock in the FHLB of Atlanta in an amount at least equal to the greater of 1% of the aggregate principal amount of its unpaid residential mortgage loans, home purchase contracts and similar obligations as of the close of each calendar year, or 5% of its borrowings from the FHLB of Atlanta (including advances and letters of credit issued by the FHLB on the Bank's behalf). The Bank is currently in compliance with this requirement, with a $12.2 million investment in stock of the FHLB of Atlanta as of September 30, 1996.

   The FHLB of Atlanta makes advances to members in accordance with policies and procedures periodically established by the Federal Housing Finance Board and the Board of Directors of the FHLB of Atlanta. Currently outstanding advances from the FHLB of Atlanta are required to be secured by a member's shares of stock in the FHLB of Atlanta and by certain types of mortgages and other assets. The FIRREA further limited the eligible collateral in certain respects. Interest rates charged for advances vary depending on maturity, the cost of funds to the FHLB of Atlanta and the purpose of the borrowing. As of September 30, 1996, advances from the FHLB of Atlanta totaled $237.0 million. See Note 8 of the Notes to the Company's Consolidated Financial Statements. The FIRREA restricted the amount of FHLB advances that a member institution may obtain, and in some circumstances requires repayment of outstanding advances, if the institution does not meet the QTL test. See "--Qualified Thrift Lender Test," above.

   LIQUIDITY. OTS regulations currently require member savings institutions to maintain for each calendar month an average daily balance of liquid assets (cash and certain time deposits, securities of certain mutual funds, bankers' acceptances, corporate debt securities and commercial paper, and specified U.S. government, state government and federal agency obligations) equal to at least 5% of its average daily balance during the preceding calendar month of net withdrawable deposits and short-term borrowings (generally borrowings having maturities of one year or less). An institution must also maintain for each calendar month an average daily balance of short-term liquid assets (generally those having maturities of one year or less) equal to at least 1% of its average daily balance during the preceding calendar month of net withdrawable accounts and short-term borrowings. The Director of the OTS may vary this liquidity requirement from time to time within a range of 4% to 10%. Monetary penalties may be imposed for failure to meet liquidity requirements. For the month of September 1996, the Bank's liquidity ratio was 3.80%, and its short-term liquidity ratio, which must be at least 1%, was 6.75%.

   COMMUNITY REINVESTMENT ACT. Under the Community Reinvestment Act (the "CRA"), as implemented by the OTS regulations, a savings institution has a continuing and affirmative obligation consistent with its safe and sound operation to help meet the credit needs of its entire community, including low and moderate income neighborhoods. The CRA does not establish specific lending requirements or programs for financial institutions nor does it limit an institution's discretion to develop the types of products and services that it believes are best suited to its particular community, consistent with the CRA. The CRA requires the OTS, in connection with its examination of a financial institution, to assess the institution's record of meeting the credit needs of its community and to take such records into account in its evaluation of certain applications. The FIRREA amended the CRA to require public disclosure of an institution's CRA rating and to require that the OTS provide a written evaluation of an institution's CRA performance utilizing a four-tiered descriptive rating system in lieu of the existing five-tiered numerical rating system. Based upon an OTS examination in fiscal 1995, the Bank's CRA rating is satisfactory.

   Effective July 1, 1995, the OTS together with the other federal banking agencies, adopted a joint rule amending each of their regulations concerning the CRA. Subject to certain exceptions and elections, the new regulations prescribe three tests for the evaluation of a savings institution's performance. The lending test evaluates a savings institution's record of helping to meet the credit needs of its assessment area through its lending activities by considering an institution's home mortgage, small business, small farm, and community development lending. The investment test evaluates a savings institution's record of helping to meet the credit needs of its assessment area through qualified investments that benefit its assessment area or a broader statewide or regional area including the assessment area. Finally, the service test evaluates a savings institution by analyzing both the availability and the effectiveness of the institution's systems for delivering retail banking services and the extent and innovativeness of its community development services. Based upon the savings institution's performance under the lending, investment and service tests, and any other tests which may be applicable to the institution under the new regulations, the OTS will assign the savings institution one of the same four ratings prescribed under current regulations. Additionally, under the new regulations, the OTS will continue to consider an institution's record of performance under the CRA in the same manner and for the same purposes as required under current regulations.

   These new regulations, while effective July 1, 1995, will be implemented over a two-year time frame. A savings institution may elect to be evaluated under the revised performance tests beginning January 1, 1996, although the Company has not made such election. Absent such an election, these revised performance tests will not become mandatory and will not be deemed to replace the current regulations described above until July 1, 1997.

LOANS-TO-ONE-BORROWER LIMITATIONS


   The FIRREA provided that loans-to-one borrower limits applicable to national banks apply to savings institutions. Generally, under current limits, loans and extensions of credit outstanding at one time to a single borrower shall not exceed 15% of the savings institution's unimpaired capital and unimpaired surplus. Loans and extensions of credit fully secured by certain readily marketable collateral may represent an additional 10% of unimpaired capital and unimpaired surplus. As of September 30, 1996, the Bank was in compliance with the loans-to-one-borrower limitations.

PORTFOLIO POLICY GUIDELINES

   The Federal Financial Institutions Examination Council issued a Supervisory Policy Statement on Securities Activities (the "Policy"), which provides guidance to an institution in developing its portfolio policy, specifies factors that must be considered when evaluating an institution's investment portfolio, and provides guidance on the suitability of acquiring and holding certain products, such as mortgage derivative products, in its investment portfolio. The Policy, among other things, defines "high-risk mortgage securities" and provides that such securities are not suitable investment portfolio holdings for depository institutions and that they may only be acquired to reduce interest rate risk. The determination of a high-risk mortgage security will be based upon a quantitative calculation of the average life of the security, and the change in the average life and market price sensitivity of the security based on a 300-basis-point shift in the yield curve. Currently, the Bank does not hold any high-risk mortgage securities. The Policy, however, is applicable to all depository institutions and will affect the Bank's ability to invest in certain mortgage securities, primarily collateralized mortgage obligations, in the future.

GENERAL LENDING REGULATIONS

   The Bank's lending activities are subject to federal and state regulation, including the Equal Credit Opportunity Act, the Truth in Lending Act, the Real Estate Settlement Procedures Act, the Community Reinvestment Act and the laws of Florida, California and other jurisdictions governing discrimination, lender disclosure to borrowers, foreclosure procedures and anti-deficiency judgments, among other matters.

FEDERAL RESERVE SYSTEM

   The Bank is subject to certain regulations promulgated by the Federal Reserve Board. Pursuant to such regulations, savings institutions are required to maintain reserves against their transaction accounts (primarily interest-bearing checking accounts) and non-personal time deposits. The balances maintained to meet the reserve requirements imposed by the Federal Reserve Board may be used to satisfy liquidity requirements imposed by the OTS. In addition, Federal Reserve Board regulations limit the periods within which depository institutions must provide availability for and pay interest on deposits to transaction accounts. Depository institutions are required to disclose their check-hold policies and any changes to those policies in writing to customers. The Bank is in compliance with all such Federal Reserve Board regulations.

                                   TAXATION

   The Company reports its income and expenses under an accrual method of accounting and has been filing federal income tax returns on a calendar year basis. For 1994 and thereafter, the Company and its subsidiaries have elected to file consolidated tax returns on a fiscal year basis ended September 30. The Tax Reform Act of 1986 (the "1986 Act"), which was signed into law on October 22, 1986, revised the income tax laws applicable to corporations in general and to savings institutions, such as the Bank, in particular. Except as specifically noted, the discussion below relates to taxable years beginning after December 31, 1986.

   The Company has not been notified of a proposed examination by the Internal Revenue Service (the "IRS") of its federal income tax returns.

BAD DEBT RESERVES

   DEDUCTIONS. The Internal Revenue Code of 1986, as amended (the "Code"), currently permits savings institutions, such as the Bank, to establish a reserve for bad debts and to make annual additions thereto, which additions may, within specified formula limits, be deducted in determining taxable income. The bad debt reserve deduction is generally based upon a savings institution's actual loss experience (the "experience method"). In addition, provided that certain definitional tests relating to the composition of assets and sources of income are met, a savings institution was permitted to elect annually to compute the allowable addition to its bad debt reserve for losses on qualifying real property loans (generally loans secured by improved real estate) by reference to a percentage of its taxable income (the "percentage of taxable income method").

   Under the percentage of taxable income method, a savings institution was permitted, in general, to claim a deduction for additions to bad debt reserves equal to 8% of the savings institution's taxable income. Taxable income for this purpose is defined as taxable income before the bad debt deduction, but reduced for any addition to the reserve for non-qualifying loans. For this purpose, the taxable income of a savings institution for a taxable year is calculated after utilization of net operating loss carryforwards.

   In August 1996, legislation was enacted that repeals the reserve method of accounting (including the percentage of taxable income method) used by many thrifts, including the Bank, to calculate their bad debt reserve for federal income tax purposes. As a result, large thrifts such as the Bank must recapture that portion of the reserve that exceeds the amount that could have been taken under the specific charge-off method for post-1987 tax years. The legislation also requires thrifts to account for bad debts for federal income tax purposes on the same basis as commercial banks for tax years beginning after December 31, 1995. The recapture will occur over a six-year period, the commencement of which will be delayed until the first taxable year beginning after December 31, 1997, provided the institution meets certain residential lending requirements. The management of the Company does not believe that the legislation will have a material impact on the Company or the Bank.

   DISTRIBUTIONS. Under the Code, a portion of the Bank's bad debt reserves may be reduced on account of a "non-dividend" distribution. A distribution is a non-dividend distribution to the extent that, for federal income tax purposes, (i) it is in redemption of shares, (ii) it is pursuant to a liquidation of the institution, or (iii) in the case of a current distribution it, together with all other such distributions during the taxable year, exceeds the Bank's current and post-1951 accumulated earnings and profits. The amount charged against the Bank's bad debt reserves in respect of a distribution will be includable in its gross income and will equal the amount of such distribution, increased by the amount of federal income tax resulting from such inclusion.

ALTERNATIVE MINIMUM TAX

   In addition to the income tax, corporations are generally subject to an alternative minimum tax at a rate of 20%. The alternative minimum tax is imposed on the sum of regular taxable income (with certain adjustments) and tax preference items, less any available exemption ("AMTI"). The alternative minimum tax is imposed to the extent that it exceeds a corporation's regular income tax liability. The items of tax preference that constitute AMTI for 1990 and thereafter include 75% of the excess of the taxpayer's adjusted current earnings over AMTI (determined without regard to this preference and prior to any deduction for net operating loss carryforwards or carrybacks). Another item of tax preference is the excess of the bad debt deduction over the amount allowable under the actual loss experience method. In addition, net operating loss carryforwards cannot offset more than 90% of AMTI.

INTEREST ALLOCABLE TO TAX-EXEMPT OBLIGATIONS

   The 1986 Act eliminates for financial institutions the deduction for interest expense allocable to the purchase or carrying of most tax-exempt obligations for taxable years ending after December 31, 1986, with respect to tax-exempt obligations acquired after August 7, 1986 excluding certain financial institution-qualified issues. For all qualified issues and for non-qualified tax-exempt obligations acquired after 1982 and before August 7, 1986, 20% of allocable interest expense deductions will be disallowed.

STATE TAXATION

   The State of Florida imposes a corporate franchise tax on the Company, at a rate of 5% of the Company's taxable income as determined for Florida franchise tax purposes. Taxable income for this purpose is based on federal taxable income with certain adjustments. A credit against the franchise tax, for Florida intangible taxes paid, is allowable in an amount equal to the lesser of (i) the amount of such intangible taxes paid or (ii) 65% of the franchise tax.

ITEM 2. PROPERTIES.


   The executive and administrative offices of the Company and the Bank and the Coral Gables branch are located at 255 Alhambra Circle, Coral Gables, Florida 33134. On November 15, 1996 the Company completed the purchase of Suncoast Savings and Loan Association FSA ("Suncoast"). Suncoast had six branch offices, two mortgage origination offices and several other facilities which were acquired by the Company. The Company owns electronic data processing equipment for its exclusive use, which consists of personal computers and peripherals and software having an aggregate net book value of approximately $330,000 as of September 30, 1996.

   The following table sets forth the location of, and certain additional information regarding, the Company's and the Bank's executive and administrative offices and branches, including Suncoast properties. The total net book value of the Company's premises as of September 30, 1996 which excludes the Suncoast properties was approximately $1.1 million.


                                        NET BOOK VALUE OF      LEASE EXPIRATION DATE
              LOCATION                LEASEHOLD IMPROVEMENTS     AND RENEWAL TERMS     SQUARE FOOTAGE
----------------------------------- ----------------------- ----------------------  -----------------
Executive and
administrative offices, and
savings branches ..................
Boca Raton branch .................           $80,637         1999                          2,442
 21222 St. Andrews Boulevard #11                              (3 options to renew
 Boca Raton, Florida 33434                                    for 3 years each)
Boynton Beach branch ..............          $139,182         2001                          2,933
 117 North Congress Avenue ........                           (2 options to renew
 Boynton Beach, Florida 33426  ....                           for 5 years each)
Coral Gables branch ...............          $543,891         2004                         14,097
 255 Alhambra Circle                                          (2 options to renew
 Coral Gables, Florida 33134                                  for 5 years)
Coral Springs branch ..............           $22,901         2001                          2,805
 1307 University Drive                                        (2 options to renew
 Coral Springs, Florida 33071                                 for 5 years each)
Deerfield Beach branch
and Commercial Real Estate office            $217,268         1998                          4,000
 2201 West Hillsboro Boulevard                                (2 options to renew
 Deerfield Beach, Florida 33442                               for 5 years each)
Delray Beach branch ...............           $16,135         1995                          4,000
 7431-39 West Atlantic Avenue                                 (3 options to renew
 Delray Beach, Florida 33446                                  for 5 years each)
East Delray Beach branch ..........             (5)           2001                          4,059
 1177 George Bush Boulevard, #102                             (1 option to renew
 Delray Beach, Florida                                        for 5 years)
Hallandale branch .................             (5)                    -- (1)(3)            4,500
 501 Golden Isles Drive
 Hallandale, Florida
Hollywood branch ..................             (5)                    -- (1)(2)           12,200
 4350 Sheridan Street
 Hollywood, Florida
Lauderdale-by-the-Sea branch  .....             (5)                    -- (1)               5,000
 227 Commercial Boulevard
 Lauderdale-by-the-Sea, Florida

                               34

                                        NET BOOK VALUE OF      LEASE EXPIRATION DATE
              LOCATION                LEASEHOLD IMPROVEMENTS     AND RENEWAL TERMS     SQUARE FOOTAGE
----------------------------------- ----------------------- ----------------------  ------------------
Pembroke Pines branch .............            (5)            2,000                         3,500
 100 South Flamingo Road                                      (1 option to renew
 Pembroke Pines, Florida                                      for 5 years)
Pompano Beach branch ..............            (5)                     --    (1)            7,600
 1313 North Ocean Boulevard
 Pompano Beach, Florida ...........
South Miami branch ................          $43,059          1998                          6,100
 6075 Sunset Drive
 South Miami, Florida 33143
Tamarac branch ....................          $32,148          2002                          3,531
 5779 North University Drive                                  (1 option to renew
 Tamarac, Florida 33321                                       for 5 years)
West Palm Beach branch ............          $36,379          2001                          3,740
 2911C North Military Trail  ......                           (2 options to renew
 West Palm Beach, Florida 33409                               for 5 years each)
Mortgage Origination office  ......            (5)            1998                          1,129
 7700 North Kendall Drive, #506
 Miami, Florida ...................
Mortgage Origination office  ......            (5)            2000                         32,850
 Presidential Circle                                          (2 options to renew
 4000 Hollywood Boulevard                                     for 5 years each)
 Hollywood, Florida ...............
Storage Warehouses ................            (5)            1996                          1,500
 1009 South 21st Avenue
 Hollywood, Florida
1017 South 21st Avenue                         (5)            1996                          2,322
 Hollywood, Florida
Other .............................            (5)            1998                          5,371
 1177 George Bush Boulevard, #200                             (1 option to renew
 Delray Beach, Florida ............                           for 3 years)(4)
4340 Sheridan Street ..............            (5)                     -- (1)(4)            4,764
 Hollywood, Florida
6101 Sunset Drive
 South Miami, Florida 33143  ......               --          1998                          4,000

--------
(1) The Bank owns the facility.

(2) A savings branch occupies 3,100 square feet. The remainder of the building is leased by unrelated parties.

(3) The Bank leases 1,400 square feet to unrelated parties.

(4) The entire space is currently sub-leased to an unrelated party

(5) Prior Suncoast properties acquired on November 15, 1996.

ITEM 3. LEGAL PROCEEDINGS.

   The Company and its subsidiaries, from time to time, are involved as plaintiff or defendant in various legal actions arising in the normal course of their businesses. While the ultimate outcome of any such proceedings cannot be predicted with certainty, it is the opinion of management that no proceeding exist, either individually or in the aggregate, that, if determined adversely to the Company and its subsidiaries, would have a material adverse effect on the Company's consolidated financial condition, results of operations or cash flows.

ITEM 4. SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS.

   No matters were submitted to a vote of the Company's security holders during the fourth quarter of the fiscal year ended September 30, 1996.

ITEM 4A. EXECUTIVE OFFICERS OF THE REGISTRANT

   The following table sets forth information concerning the executive officers and directors of the Company and the Bank.

                                                     POSITIONS WITH COMPANY
          NAME          AGE                          AND BUSINESS EXPERIENCE
          ----          ---                          -----------------------
Alfred R. Camner         52     Director, Chairman of the Board, Chief Executive Officer and President
                                of the Company (1993 to present); Director, Chairman of the Board and Chief
                                Executive Officer and President (1984 to present) of the Bank; Senior Managing
                                Director (1996 to present) and Managing Director of Stuzin and Camner,
                                Professional Association, attorneys-at-law (1973 to present); Director and member of the executive committee of the Board of Directors of Loan
                                America Financial Corporation, a national mortgage banking company (1985 to 1994); Director of CSW Associates, Inc., an asset management firm (1990 to 1995).

Lawrence H. Blum         53     Director and Vice Chairman of the Board of the Company (1993 to present)
                                and the Bank (1984 to present); Managing Director (1992 to present) and partner (1974 to present) of Rachlin, Cohen & Holtz, certified public accountants.

Albert J. Finch(1)       59     Director and Vice Chairman of the Company and the Bank (November 1996 to
                                present); President and sole owner of Finch Financial, Inc., a financial consulting firm (November 1996 to present); Director, Chairman of the Board and Chief Executive Officer of Suncoast (1985 to November 1996); Chief
                                Operating Officer and President of Suncoast (1992 to November 1996).

James A. Dougherty       46     Director (December 1995 to present) and Executive Vice President of the
                                Company (1994 to present); Director, Executive Vice President and Chief
                                Operating Officer of the Bank (1994 to present); Executive Vice President of Retail Banking of Intercontinental Bank (1989 to 1994).

                               36

                                                     POSITIONS WITH COMPANY
          NAME          AGE                          AND BUSINESS EXPERIENCE
          ----          ---                          -----------------------

Earline G. Ford          53     Director, Executive Vice President and Treasurer of the Company (1993 to
                                present); Director (1984 to present), Executive Vice President (1990 to present), Senior Vice President--Administration (1988 to 1990), Treasurer
                                (1984 to present) and Vice President--Administration (1984 to 1988) of
                                the Bank; Legal Administrator of Stuzin and Camner, Professional Association,
                                attorneys-at-law (1973 to 1996); Vice Chairman of CSW Associates, Inc.,
                                an asset management firm (1990 to 1995).

Marc D. Jacobson         54     Director and Secretary of the Company (1993 to present) and the Bank (1984 to present); Vice President of Head-Beckham Insurance Agency, Inc. (1990
                                to present); President and principal owner of American Central Insurance
                                Agency, Inc. (1969 to 1990).

Allen M. Bernkrant       65     Director of the Company (1993 to present) and the Bank; private investor in Miami, Florida (1990 to present); Chairman, President and principal owner of Southern General Diversified, Inc., manufacturer and distributor of recreational equipment (1960 to 1990).

Irving P. Cohen(1)       55     Director of the Company and the Bank (November 1996 to present); Director of Suncoast (1988 to 1996); Partner, Thompson Hine & Flory, attorneys at law (1995 to present); Partner, Semmes Bowen & Semmes, attorneys at law
                                (1990 to 1995).

Bruce Friesner           71     Director of the Company (1996 to present) and the Bank (1996 to present);
                                Director of Loan America Financial Corporation (1990-1994); Partner of
                                F&G Associates, a commercial real estate development company (1972 to present).

Patricia L. Frost        58     Director of the Company (1993 to present) and the Bank; private investor in Miami, Florida; Principal of West Laboratory School, Coral Gables, Florida
                                (1970 to 1993).

Sandra Goldstein         55     Director of the Company and the Bank (1993 to present); Real estate broker,
                                Sandra Goldstein & Associates, Inc. (1995 to present); Codina-Klein Realty,
                                Inc. (1989 to 1995); Broker/salesperson with L.J. Hooker International,
                                Inc., a real estate agency (1986 to 1989).

Elia J. Gusti(1)         62     Director of the Company and the Bank (November 1996 to present); Director of Suncoast (1990 to 1996); President and principal owner of Lee Guisti
                                Realty, Inc., a real estate and mortgage brokerage firm (1982 to present).

Marc Lipsitz             55     Director of the Company (1996 to present); Managing Director (1996 to present)
                                of Stuzin & Camner, P.A.; General Counsel of Jefferson National Bank
                                (1993-1996); Partner, Stroock Stroock & Lavan, attorneys at law (1991-1993).

Robert D. Lurie          50     Director of the Company (1993 to present) and the Bank (1993-1996); Chairman,
                                President and principal owner of Resources for Child Care Management, Inc., a provider of child care services to companies (1985 to 1995); Chairman of Corporate Childcare, Inc. (beginning in 1995).

                               37

                                                     POSITIONS WITH COMPANY
          NAME          AGE                          AND BUSINESS EXPERIENCE
          ----          ---                          -----------------------

Norman E. Mains(1)       53     Director of the Company and the Bank (November 1996 to present); Director of Suncoast (1985 to 1986); Chief Economist and Director of Research for
                                the Chicago Mercantile Exchange (1994 to present); President and Chief
                                Operating Officer of Rodman & Renshaw Capital Group, Inc., a securities broker/dealer firm (1991 to 1994).

Neil Messinger           58     Director of the Company (1996 to present) and the Bank (1996 to present);
                                radiologist; President (1986 to present), Radiological Associates, P.A.;
                                Chairman (1986 to present) of Imaging Services of Baptist Hospital.

Christina Cuervo Migoya  31     Director of the Company and the Bank (1995 to present); Assistant City
                                Manager and Chief of Staff of the City of Miami (1992 to present); Assistant
                                Vice President of United National Bank (1992); Assistant Vice President,
                                First Union National Bank/Southeast Bank (1986 to 1992).

Anne W. Solloway         79     Director of the Company and the Bank (1993 to present); private investor in Miami, Florida.

OFFICERS OF THE COMPANY
  AND/OR THE BANK WHO
  ARE NOT DIRECTORS:

Charles A. Arnett        48     Executive Vice President of the Bank (beginning in 1995); Executive Vice
                                President of Intercontinental Bank (1991 to 1995); President and Chief
                                Executive Officer of Northridge Bank (1990-1991).

Samuel A. Milne          46     Executive Vice President (1996 to present) and Senior Vice President and
                                Chief Financial Officer of the Company and the Bank (May 1995 to present);
                                Senior President and Chief Financial Officer, Consolidated Bank (1992 to
                                1995); Senior Vice President, Southeast Bank (1984 to 1991)

Donald Putnam            40     Executive Vice President of the Bank (1996 to present); Senior Vice President and Regional Sales Manager, NationsBank of Florida, N.A. (1996); Senior
                                Vice President of Citizens Federal Bank, a Federal Savings Bank (1994 to
                                1996); First Vice President (1987-1994).

Nancy L. Ashton          42     Senior Vice President and Assistant Secretary of the Company (1993 to present);
                                Senior Vice President (1990 to present), Vice President (1988 to 1990), and Assistant Vice President (1984 to 1988) of the Bank.

Jessica Atkinson         44     Senior Vice President of the Bank (beginning in 1995); Vice President (1991 to 1995) and Southeast Regional Director (1989 to 1991) of American Savings
                                of Florida, F.S.B.

Pedro J. Gomez           42     Senior Vice President of the Bank (beginning in 1995); Vice President,
                                First Union National Bank of Florida (1991 to 1995); Vice President of
                                Southeast Bank, N.A. (1978 to 1991).

Anne Lehner-Garcia       35     Senior Vice President and Secretary of the Bank (1993 to present); Senior
                                Vice President (1990 to present), Vice President (1987 to 1990) and Assistant
                                Vice President (1986 to 1987) of the Bank.

                               38

                                                     POSITIONS WITH COMPANY
          NAME          AGE                          AND BUSINESS EXPERIENCE
          ----          ---                          -----------------------

Teresa Pacin             42     Senior Vice President of the Bank (beginning in 1995); Vice President,
                                NationsBank of Florida, N.A. (1994 to 1995); Vice President, First Union
                                National Bank of Florida (1985 to 1994).


-----------
(1) Under the merger agreement with Suncoast, Messrs. Mains, Guisti, and Cohen were appointed directors of the Company and the Bank, and Mr. Finch was appointed as a Director and a Vice Chairman of the Company and BankUnited.


                                 --------------

   All executive officers serve at the discretion of the Board of Directors and are elected annually by the Board.

                                   PART II


ITEM 5. MARKET FOR THE REGISTRANT'S COMMON STOCK AND RELATED STOCKHOLDERS
        MATTERS

STOCK INFORMATION

   The Company's Class A Common Stock, $.01 par value ("Class A Common Stock"), is traded in the over-the-counter market and quoted in the Nasdaq Stock Market, ("Nasdaq"). The Company's Class B Common Stock, $.01 par value ("Class B Common Stock"), is not currently traded on any established public market.

   At December 11, 1996, there were 430 and 19 holders of record of the Company's Class A Common Stock and Class B Common Stock, respectively. The number of holders, of record of the Class A Common Stock includes nominees of various depository trust companies for an undeterminable number of individual stockholders. Class B Common Stock is convertible into Class A Common Stock at a ratio (subject to adjustment on the occurrence of certain events) of one share of Class A Common Stock for each Class B share surrendered for conversion.

   There were no common stock dividends declared or paid in fiscal 1996 or 1995. See Note 11 to the Company's Consolidated Financial Statements for a discussion of restrictions on the Bank's payment of dividends to the Company.

   The following tables set forth, for the periods indicated, the range of hgh and low bid prices for the Class A Common Stock quoted on Nasdaq. Stock price data in the Nasdaq reflects inter-dealer prices, without retail mark-up, mark-down or commission, and may not necessarily represent actual transactions.


                                          CLASS A COMMON
                                               STOCK
                                        ------------------
                                               PRICE
                                        ------------------
                                          HIGH       LOW
                                        -------- --------
Fiscal Year Ended September 30, 1996:
  1st Quarter ........................    $8.75     $6.00
  2nd Quarter ........................    $8.50     $6.50
  3rd Quarter ........................    $8.50     $7.25
  4th Quarter ........................    $8.25     $7.25
Fiscal Year Ended September 30, 1995:
  1st Quarter ........................    $7.00     $4.50
  2nd Quarter ........................    $6.25     $4.75
  3rd Quarter ........................    $7.00     $5.00
  4th Quarter ........................    $8.75     $7.13

ITEM 6. SELECTED FINANCIAL DATA


                                                                     AS OF OR FOR THE YEARS ENDED SEPTEMBER 30,
                                                       --------------------------------------------------------------------
                                                           1996          1995           1994          1993          1992
                                                       ------------ ------------  ------------ ------------ ---------------
                                                                  (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
OPERATIONS DATA
Interest income .....................................   $   52,132    $   39,419     $   30,421    $   25,722    $   24,243
Interest expense ....................................       34,622        26,305         16,295        12,210        14,022
                                                       -----------  ------------  -------------   -----------  ------------
Net interest income .................................       17,510        13,114         14,126        13,512        10,221
Provision for loan losses ...........................         (120)        1,221          1,187         1,052            70
                                                       -----------  ------------  -------------   -----------  ------------
Net interest income after provision for loan losses         17,630        11,893         12,939        12,460        10,151
                                                       -----------  ------------  -------------   -----------  ------------
Non-interest income:
Service fees ........................................          597           423            358           221           142
Gain on sales of loans and mortgage-backed
  securities, net ...................................            5           239            150         1,496            94
Gain (loss) on sales of other assets, net(2)  .......           (6)        9,569             --            --             2
Other ...............................................           53             6             46             2            25
                                                       -----------  ------------  -------------   -----------  ------------
  Total non-interest income .........................          649        10,237            554         1,719           263
                                                       -----------  ------------  -------------   -----------  ------------
Non-interest expense:
 Employee compensation and benefits .................        4,275         3,997          3,372         2,721         1,986
 Occupancy and equipment ............................        1,801         1,727          1,258           978           940
 Insurance(1) .......................................        3,610         1,027            844           835           697
 Professional fees ..................................          929         1,269            833           543           542
 Other ..............................................        3,421         4,129          3,579         2,746         2,002
                                                       -----------  ------------  -------------   -----------  ------------
  Total non-interest expense ........................       14,036        12,149          9,886         7,823         6,167
                                                       -----------  ------------  -------------   -----------  ------------
Income before income taxes ..........................        4,243         9,981          3,607         6,356         4,247
Provision for income taxes(3) .......................        1,657         3,741          1,328         2,318         1,538
                                                       -----------  ------------  -------------   -----------  ------------
Net income before Preferred Stock dividends  ........        2,586         6,240          2,279         4,038         2,709
Preferred stock dividends:
 Bank ...............................................           --            --            198           787           515
 Company ............................................        2,145         2,210          1,871           726           360
                                                       -----------  ------------  -------------   -----------  ------------
Net income after preferred stock dividends  .........   $      441    $    4,030     $      210    $    2,525    $    1,834
                                                       ===========  ============  =============   ===========  ============
FINANCIAL CONDITION DATA
Total assets ........................................   $  824,360    $  608,415     $  551,075    $  435,378    $  345,931
Loans receivable, net, and mortgage-backed
  securities(5) .....................................      716,550       506,132        470,154       313,899       250,606
Investments, overnight deposits, tax certificates,
  reverse purchase agreements, certificates of
  deposits and other earning assets .................       87,662        88,768         64,783       100,118        83,445
Total liabilities ...................................      755,249       562,670        509,807       397,859       322,907
Deposits ............................................      506,106       310,074        347,795       295,108       275,026
Borrowings ..........................................      237,775       241,775        158,175        97,775        42,241
Total stockholders' equity ..........................       69,111        45,745         41,268        30,273        16,797
Common stockholders' equity .........................       42,350        21,096         16,667        17,162        11,134
PER COMMON SHARE DATA
Primary earnings per common share and common
  equivalent share ..................................   $      .10    $     1.77     $      .10    $     1.42    $     1.27
                                                       ===========  ============  =============   ===========  ============
Earnings per common share assuming full dilution  ...   $      .10    $     1.26     $      .10    $     1.00    $      .92
                                                       ===========  ============  =============   ===========  ============
Weighted average number of common shares and common
  equivalent shares assumed outstanding during the
  period:
   Primary ..........................................    4,558,521     2,296,021      2,175,210     1,773,264     1,448,449
 Fully diluted ......................................    4,558,521     4,158,564      2,175,210     3,248,618     2,376,848
Equity per common share .............................   $     7.85    $    10.20     $     8.33    $     8.86    $     8.51
Fully diluted equity per common share ...............   $     6.83    $     7.81     $     6.87    $     7.07    $     6.40
Cash dividends per common share
 Class A ............................................   $       --    $       --     $     .075    $     .094    $      .10
 Class B ............................................   $       --    $       --     $      .03    $     .038    $       --


                                                        (CONTINUED ON NEXT PAGE)

                                                                          AS OF OR FOR THE YEARS ENDED SEPTEMBER 30,
                                                                    ----------------------------------------------------
                                                                       1996       1995       1994       1993       1992
                                                                    --------- ---------  --------- --------- ----------
                                                                       (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
SELECTED FINANCIAL RATIOS
Performance ratios:
Return on average assets(6) ......................................       .36%      1.10%       .46%      1.12%       .92%
Return on average common equity ..................................      1.30      22.60       1.21      18.55      17.68
Return on average total equity ...................................      4.30      14.70       5.84      14.07      14.72
Interest rate spread .............................................      2.10       2.12       2.78       3.59       3.34
Net interest margin ..............................................      2.51       2.39       3.01       3.87       3.63
Dividend payout ratio(7) .........................................     82.95      35.42      96.79      40.66      34.97
Ratio of earnings to combined fixed charges and preferred stock dividends(8):
   Excluding interest on deposits ................................      1.05       1.52       1.07       1.87       1.83
 Including interest on deposits ..................................      1.02       1.21       1.03       1.27       1.18
Total loans, net, and mortgage-backed securities to total
deposits .........................................................    141.58     163.13     134.40     109.65      91.12
Non-interest expenses to average assets ..........................      1.97       2.14       2.04       2.18       2.09
Efficiency ratio(9) ..............................................     76.45      14.58      66.06      45.17      57.76
ASSET QUALITY RATIOS:
Ratio of non-performing loans to total loans .....................       .99%      1.02%      1.07%      1.54%       .45%
Ratio of non-performing assets to total loans, real estate owned
  and tax certificates ...........................................      1.14       1.35       1.41       1.78        .66
Ratio of non-performing assets to total assets ...................       .95       1.10       1.17       1.46        .50
Ratio of charge-offs to total loans ..............................       .08        .13        .39        .07         --
Ratio of loan loss allowance to total loans ......................       .34        .32        .20        .38        .11
Ratio of loan loss allowance to non-performing loans  ............     33.74      31.54      18.89      24.70      25.41
CAPITAL RATIOS:
Ratio of average common equity to average total assets  ..........      4.78%      3.14%      3.58%      3.79%      3.51%
Ratio of average total equity to average total assets  ...........      8.44       7.47       8.05       7.99       6.24
Tangible capital-to-assets ratio(10) .............................      7.01%      7.09%      6.65%      7.56%      6.66%
Core capital-to-assets ratio(10) .................................      7.01       7.09       6.65       7.56       6.66
Risk-based capital-to-assets ratio(10) ...........................     14.19      15.79      14.13      15.85      14.42

-----------
(1) In 1996 the Company recorded a one-time SAIF special assessment of $2.6 million ($1.6 million after tax).

(2) In 1995, the Company recorded a $9.3 million gain ($5.8 million after tax) from the sale of its branches on the west coast of Florida. See "Risk Factors--Effect of Non-interest Income."

(3) Amount reflects expense from change in accounting principle of $194,843 for fiscal 1994. See Note 15 to Consolidated Financial Statements.

(4) Amount is 1991 reflects extraordinary loss of $50,390 from early extinguishment of debt.

(5)  Does not include mortgage loans held for sale.

(6) Return on average assets is calculated before payment of Preferred Stock dividends.

(7) The ratio of total dividends declared during the period (including dividends on the Bank's and the Company's preferred stock and the Company's Class A and Class B Common Stock) to total earnings for the period before dividends.

(8) The ratio of earnings to combined fixed charges and Preferred Stock dividends excluding interest on deposits is calculated by dividing income before taxes and extraordinary items by interest on borrowings plus 33% of rental expense plus Preferred Stock dividends on a pretax basis. The ratio of earnings to combined fixed charges and Preferred Stock dividends including interest on deposits is calculated by dividing income before taxes and extraordinary items by interest on deposits plus interest on borrowings plus 33% of rental expense plus Preferred Stock dividends on a pretax basis.

(9) Efficiency ratio is calculated by dividing non-interest expenses less non-interest income by net interest income.

(10) Regulatory capital ratio of the Bank.

ITEM 7. MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

   This discussion and the related financial data contained herein are presented to assist the reader in the understanding and evaluating the financial condition, results of operations and future prospects of BankUnited Financial Corporation (the "Company") and are intended to supplement, and should be read in conjunction with, the Consolidated Financial Statements and related Notes and other financial information presented herein.

   The Company's income is derived primarily from its loans and other investments. Funding for such loans and investments is derived principally from deposits, loan repayments, and borrowings. Consequently, the Company's net income depends, to a large extent, on the interest rate spread between the average yield earned on loans and investments and the average rate paid on deposits and borrowings. Results of operations are also dependent on the dollar volume and asset quality of the Company's loans and investments.

   The results of the Company's operations, like those of other financial institution holding companies, are affected by the Company's asset and liability management policies, as well as factors beyond the Company's control, such as general economic conditions and the monetary and fiscal policies of the federal government. Lending activities are affected by the demand for mortgage financing and other types of loans, which is in turn affected by the interest rates at which such financing may be offered and other factors affecting the supply of housing and the availability of funds. Deposit flows and costs of funds are influenced by yields available on competing investments and by general market rates of interest.

ACQUISITION OF SUNCOAST SAVINGS & LOAN ASSOCIATION, FSA AND THE BANK OF
FLORIDA.

   On November 15, 1996, the Company completed its acquisition of Suncoast Savings & Loan Association, FSA ("Suncoast"). Suncoast had total assets of $409.4 million, net loans of $335.0 million, deposits of $298.5 million and stockholders' equity of $24.7 million as of September 30, 1996. The cost of the acquisition to the Company was $27.8 million, representing the fair value of consideration given to Suncoast shareholders as well as option and warrant holders. See Note 18 of Notes to Consolidated Financial Statements for additional information regarding this acquisition.

   In March 1996, the Company also acquired for cash consideration of $2.8 million, The Bank of Florida, a one branch state commercial bank which had assets of $28.1 million and deposits of $27.3 million on the date of acquisition.

RESULTS OF OPERATIONS FOR THE YEARS ENDED SEPTEMBER 30, 1996 AND 1995

   NET INCOME. Net income before preferred stock dividends for fiscal 1996 was $2.6 million compared to $6.2 million in 1995. The decrease in net income was primarily attributable to the pretax gain recorded in the fourth quarter of 1995 of $9.3 million ($5.8 million after tax) from the sale of the Company's three branches on the west coast of Florida and the expense of a one-time special assessment by the Savings Association Insurance Fund ("SAIF") of $2.6 million ($1.6 million after tax) in the fourth quarter of 1996. The SAIF special assessment became effective on September 30, 1996, in connection with the federal government's plan to recapitalize the SAIF. Many banks and thrifts were levied a 65.7 basis point charge against their SAIF deposit base to help meet the 1.25% mandated deposit reserve ratio. See "Non-Interest Expenses" below.

   Primary earnings per share were $0.10 in 1996 compared to $1.77 in 1995. Fully diluted earnings per share totaled $0.10 in 1996 compared to $1.26 in 1995. There were no common stock dividends declared in fiscal 1996 or 1995. In the fourth quarter of fiscal 1994 the Company suspended common stock dividends for the foreseeable future in order to use funds to support managed and controlled growth.

   NET INTEREST INCOME. Net interest income before provision for loan losses increased $4.4 million or 33.6% to $17.5 million in fiscal 1996 from $13.1 million in fiscal 1995. The increase was attributable to an increase in the average interest-earning assets of $148.6 million, or 27.1%, to $696.4 million in 1996 from $547.9 million in 1995, offset by a decline in the net interest rate spread of two basis points, to 2.10% for 1996 from 2.12% for 1995. Average interest earning assets increased primarily because of purchases of loans which were funded by an increase in certificates of deposit. The average yield on interest-earning assets increased 29 basis points to 7.49% for 1996 from 7.20% for fiscal 1995, and the average cost of interest-bearing liabilities increased 31 basis points to 5.39% for 1996 from 5.08% for 1995.

   The increase in interest income of $12.7 million, or 32.2%, to $52.1 million for fiscal 1996 from $39.4 million for 1995 reflects increases in interest and fees on loans of $11.1 million or 36.9%. The average yield on loans increased to 7.65% for 1996 from 7.19% for 1995 and the average balance of loans receivable increased $120.8 million, or 28.8%, to $540.3 million for fiscal 1996. The increase in average loans receivable was primarily due to purchases of residential loans. In order to diversify its portfolio and improve yields on loans receivable, the Company intends to increase significantly through purchases and originations the amount of non-residential loans in its portfolio. In this regard the Company acquired $108.0 million as part of the Suncoast acquisition subsequent to year end.

   The increase in interest expense of $8.3 million, or 31.6% to $34.6 million for fiscal 1996 from $26.3 million for 1995 primarily reflects an increase in interest on deposits of $2.9 million or 16.5% to $20.8 million for 1996, and an increase in interest on borrowings of $5.4 million, or 63.6%, to $13.8 million for 1996. The average cost of interest bearing deposits increased 61 basis points to 5.39% in fiscal 1996 compared with 4.78% in fiscal 1995. The average cost of interest bearing deposits increased primarily because higher rate certificates of deposit represent a greater percentage of interest bearing liabilities. The average balance of interest bearing deposits increased $32.9 million or 8.8% to $406.6 million for fiscal 1996. The average cost of borrowings remained relatively unchanged at 5.88% in fiscal 1996 versus 5.87% in fiscal 1995, however the average balance of borrowings increased $91.2 million, or 63.3%, to $235.3 million for 1996. Borrowings increased in the fourth quarter of fiscal 1995 to replace deposits sold with the Company's branches on the west coast of Florida.

   PROVISION FOR LOAN LOSSES. In fiscal 1996, the Company recorded a credit for loan losses of $120,000 as compared to a provision of $1.2 million in fiscal 1995. The credit for loan losses recorded in fiscal 1996 was primarily due to a recovery of $1.0 million as a result of a legal settlement reached in October, 1995 with a seller/servicer of loans from which the Company had previously purchased approximately $38.7 million of loans. The Company experienced unusually large losses on these purchased loans and as a result instituted a lawsuit against the seller for breach of warranty. Total charge offs in fiscal 1996 were $493,000 and recoveries were $1.1 million compared with charge offs of $594,000 and recoveries of $1,000 in fiscal 1995. For a detailed discussion of the Company's asset quality and allowance for loan losses, see "Financial Condition-Credit Quality".

   NON-INTEREST INCOME. Other income for fiscal 1996 was $0.6 million compared with $10.2 million in fiscal 1995. Fiscal 1995 included a gain of $9.3 million from the sale of the Company's branches on the west coast of Florida, a gain of $263,000 from the sale of $23.7 million of mortgage servicing rights and gains of $239,000 from the sale of loans and mortgage-backed securities. There were no significant gains or losses from the sale of assets in 1996.

   NON-INTEREST EXPENSES. Operating expenses increased $1.9 million or 15.7% to $14.0 million for fiscal 1996 compared to $12.1 million for fiscal 1995 primarily as a result of a $2.6 million ($1.6 million after tax) accrual for the one time SAIF special assessment. The SAIF special assessment was a 65.7 basis point charge on deposits that were insured by the SAIF of the FDIC on March 31, 1995. There will be a significant reduction in deposit insurance premiums in fiscal 1997.

   The reduction of operating expenses as a result of the sale of the Company's three branches on the west coast of Florida in July 1995 were substantially offset by the opening of three new branches in Palm Beach County on the east coast of Florida in fiscal 1996.

   Employee compensation and benefits increased $278,000 or 7.0% to $4.3 million in fiscal 1996 from $4.0 million in fiscal 1995. The increase primarily represents increased personnel resulting from the Company's growth.

   Insurance expense increased 251.5% due to the one time SAIF special assessment of $2.6 million. Insurance expense is expected to decrease because the annual insurance rate will decline to 6.7 basis points in 1997.

   Expenses associated with real estate owned ("REO") decreased to $73,000 in fiscal 1996 from $559,000 in fiscal 1995, a decrease of $486,000. This decrease reflected net gains on the sale of REO of $178,000 in fiscal 1996, compared with net losses of $172,000 in fiscal 1995.

   Other operating expenses decreased $420,000 or 17.1%, to $2.0 million for fiscal 1996 from $2.4 million for fiscal 1995. The decrease primarily reflects a decrease in the provision for losses on tax certificates. In fiscal 1995, the Company recorded an additional provision on tax certificates previously purchased, which have not been redeemed and on which the Company elected not to seek tax deeds.

   INCOME TAX PROVISION. The income tax provision was $1.7 million for fiscal 1996 compared to $3.7 million for fiscal 1995. The difference primarily results in the difference in income before income taxes. The effective tax rate was 39.1% in 1996 and 37.5% in 1995.

   PREFERRED STOCK DIVIDENDS. Total preferred stock dividends were $2.1 million in fiscal 1996 compared to $2.2 million in fiscal 1995. This decrease was because the Company declared a special dividend in the fourth quarter of fiscal 1995 on the Series A and Series B Non-Cumulative Convertible Preferred Stock of $1.25 and $0.92 per share, respectively, payable in Class A Common Stock. The special dividend represented five quarters of unpaid dividends. Regular dividends were paid on all other classes of preferred stock for both fiscal 1996 and 1995.

FINANCIAL CONDITION

   Total assets increased $216.0 million, or 35.5% to $824.4 million at September 30, 1996 from $608.4 million at September 30, 1995, as compared to $551.1 million at September 30, 1994.

   LOANS. The Company's net loans receivable increased by $193.3 million, or 42.6%, to $646.4 million, at September 30, 1996 from $453.1 million at September 30, 1995. The increase was primarily the result of $218.9 million of purchased residential loans, a $32.0 million purchase of a commercial real estate loan package, and $82.7 million of loan originations, partially offset by principal repayments of $133.8 million, sales of $4.4 million, and principal charge-offs and transfers to REO of $1.1 million. The commercial real estate loan package was comprised of 23 loans in South Florida with principal balances ranging from $376,000 to $4.7 million. Loans receivable increased $40.2 million from September 30, 1994 to September 30, 1995, a 9.8% change, primarily due to $76.1 million in residential loans purchased in fiscal 1995.

   Of the new loans originated or purchased during fiscal 1996 totaling $332.9 million, $207.1 million or 62.3% represented adjustable-rate residential loans. Of the Company's total net loans receivable of $646.4 million, at September 30, 1996, $448.7 million or 69.4% were adjustable-rate mortgage loans ("ARM's"). Of this amount the Company had at September 30, 1996 $155.7 million in ARM's tied to the 11th District Federal Home Loan Bank cost of funds index ("COFI"). COFI is a lagging index in that it does not change as quickly as market rates.

   CREDIT QUALITY. At September 30, 1996 non-performing assets totaled $7.8 million as compared to $6.7 million and $6.4 million at September 30, 1995 and 1994, respectively. Expressed as a percentage of total assets, non-performing assets declined to 0.95% as of September 30, 1996 as compared to 1.10% as of September 30, 1995. The declines in fiscal 1996 and fiscal 1995 were due to asset growth.

   Prior to 1993, the Company did not experience significant loan losses. However, beginning late in 1993, the Company began to charge off loans, particularly in Southern California where real estate values declined. Real estate values in Southern California had declined because of i) a slowing in the economy due to plant closings and layoffs in certain industries, ii) natural disasters in the area, and

iii) an over-valuation of the real estate market, in general, prior to the decline. While real estate values in Southern California stabilized during 1996, the Company believes that real estate values there have declined sufficiently since 1993 for there to be a continuing risk that borrowers faced with home mortgage payments based on 1993 values would default on their home mortgages. From late 1993 through September 30, 1996 the Company recorded a total of $2.4 million in charge offs for residential loans secured by property in Southern California. Of these Southern California charge offs, $1.0 million or 41.7% (an unusually high charge off rate) were for loans purchased from a single seller. As a result, the Company instituted legal action against the seller for breach of warranty to recover the Company's losses. In October 1995, this legal action was settled, which resulted in a recovery of $1.0 million. Taking into account this $1.0 million recovery, the Company recorded net charge offs of $1.7 million for the period from late 1993 through September 30, 1996, of which $1.4 million or 82.4% were for residential loans secured by real properties in Southern California.

   Beginning in fiscal 1993, management began to reduce the percentage of new loans acquired in California and ceased acquiring all but de minimis amounts of such loans in April 1994. As of September 30, 1996 the Company had $125.8 million of residential loans in California which constituted 15.3% of its assets. This compares to $183.6 million, or 33.3% of its assets as of September 30, 1994, and $147.2 million or 24.2% as of September 30, 1995. Effective in fiscal 1997, after taking into account the improved economic conditions in Southern California, management has discontinued this policy and may purchase additional recently originated residential loans secured by property located in California.

   The allowance for loan losses was $2.2 million, $1.5 million, and $0.8 million at September 30, 1996, 1995, and 1994, respectively. The allowance for loan losses as a percentage of total loans increased to 0.34% at fiscal year end 1996, as compared to 0.32% at fiscal year end 1995, and .20% at fiscal year end 1994. The increase in non-performing assets to $7.8 million as of September 30, 1996 from $6.7 million as of September 30, 1995 was due to increases in non-performing loans of $1.7 million and non-accrual tax certificates of $226,000, partially offset by a decrease in REO of $821,000. The increase in non-accrual tax certificates was due primarily to certificates purchased in 1993 which were not redeemed and on which the Company determined not to apply for tax deeds. REO declined from $1.5 million as of September 30, 1995 to $632,000 as of September 30, 1996. The decrease in REO was due to sales of properties in fiscal 1996 with net book values totaling $2.3 million, partially offset by new additions to REO of $1.4 million during the year. As a percentage of non-performing loans, the allowance for loan losses increased from 18.9% at September 30, 1994, to 31.5% at September 30, 1995 and 33.7% at September 30, 1996. At September 30, 1996, $2.8 million, or 43.4%, of the Company's non-performing loans were secured by Southern California properties as compared to $1.5 million or 37.6%, as of September 30, 1995. This level of Southern California non-performing loans reflected the longer time period required for foreclosures to be completed on California properties, as compared to that for foreclosures in other states .

   Effective October 1, 1995, the Company adopted Statement of Financial Accounting Standards ("SFAS") No. 114, "Accounting by Creditors for Impairment of a Loan" as amended by SFAS No. 118. "Accounting by Creditors for Impairment of a Loan--Income Recognition and Disclosures ("SFAS No. 114"). There was no impact on the consolidated statement of operations upon implementation due to the composition of the Company's loan portfolio (primarily residential or collateral dependent loans) and the Company's policy for establishing the allowance for loan losses. The only impact to the consolidated statement of financial condition and to non-performing assets was to reclassify three loans totaling $522,000 previously classified as in substance foreclosures in real estate owned to non accrual loans. These loans were reclassified because the Company did not have possession of the collateral which, under SFAS No. 114 is required for a loan to be classified as real estate owned. SFAS No. 114 does not apply to large groups of smaller balance homogenous loans that are collectively evaluated for impairment. Loans collectively reviewed by the Company for impairment include all residential and consumer loans that are past due not more than 60 days. All other loans are reviewed based on specific criteria such as delinquency or other factors that may come to the attention of management. The Company's impaired loans within the scope of SFAS No. 114 include all non-performing loans.

   The Company's process for evaluating the adequacy of the allowance for loans losses has three basic elements: first is the identification of impaired loans; second is the establishment of an appropriate loan loss allowance once individual specific impaired loans are identified; and third is a methodology for establishing loans losses based on the inherent risk in the remainder of the loan portfolio, past loan loss experience, specific loans which could have loss potential, geographic and industry concentration, delinquency trends, economic conditions, the views of its regulators, and other relevant factors.

   The identification of impaired loans is achieved mainly through individual reviews of all loans 60 or more days past due. Loss allowances are established for specifically identified impaired loans based on the fair value of the underlying collateral in accordance with SFAS No. 114.

   Impairment losses are included in the allowance for loan losses through a charge to the provision for loan losses. Adjustments to impairment losses resulting from changes in the fair value of an impaired loan's collateral are included in the provision for loan losses. Upon disposition of an impaired loan any related valuation allowance is removed from the allowance for loan losses. The allowance for loan losses is adjusted by additions charged to operations as a provision for loan losses and by loan recoveries, with actual losses charged as reductions to the allowance.

   Management believes that the allowance for loan losses is adequate given the strength of the Company's collateral position and the attention given to loan review and classifications. There can be no assurance that additional provisions for loan losses will not be required in future periods.

   The following table sets forth information concerning the Company's non-performing assets for the periods indicated:

                                                                      SEPEMBER 30,
                                               --------------------------------------------------------
                                                   1996         1995       1994       1993        1992
                                               ------------ ---------  --------- --------- ---------
                                                                 (DOLLARS IN THOUSANDS)
Non-accrual loans(1) ........................     $4,939(3)    $3,496     $3,918     $4,225      $1,043
Restructured loans(2) .......................      1,457        1,070        533        569          --
Loans past due 90 days and still accruing  ..         --           92         --         --          --
                                               ------------ ---------   --------   --------   ---------
 Total non-performing loans .................      6,396        4,658      4,451      4,794       1,043
Non-accrual tax certificates ................        800          574         --        --         --
Real estate owned ...........................        632        1,453      1,983      1,581         680
                                               ------------ ---------   --------   --------   ---------
 Total non-performing assets ................     $7,828       $6,685     $6,434     $6,375      $1,723
                                               ============ =========   ========   ========   =========
Allowance for losses on tax certificates  ...     $  614       $  569     $   85     $   --      $   --
Allowance for loan losses ...................      2,158        1,469        841      1,184         265
                                               ------------ ---------   --------   --------   ---------
 Total allowance ............................     $2,772       $2,038     $  926     $1,184      $  265
                                               ============ =========   ========   ========   =========
Non-performing assets as a percentage
  of total assets ...........................        .95%        1.10%      1.17%      1.46%        .50%
Non-performing loans as a percentage
  of total loans(4) .........................        .99%        1.02%      1.07%      1.54%        .45%
Allowance for loan losses as a percentage
  of total loans(4) .........................        .34%         .32%       .20%       .38%        .11%
Allowance for loan losses as a percentage of
  non-performing loans ......................      33.74%       31.54%     18.89%     24.70%      25.41%

----------
(1) Gross interest income that would have been recorded on non-accrual loans had they been current in accordance with original terms was $217,000, $128,000, $52,000, $295,000, and $127,000, for the years ended September
    30, 1996, 1995, 1994, 1993, and 1992, respectively. The amount of interest income on such non-accrual loans included in net income for years ended September 30, 1996, 1995, and 1994 was $145,000, $113,000 and
    $15,000, respectively.

(2) All restructured loans were accruing.

(3) In addition to the above, management has concerns as to the borrower's ability to comply with present repayment terms on $109,000 of accruing loans as of September 30, 1996.

(4) Based on balances prior to deductions for allowance for loan losses.

   TAX CERTIFICATES. The Company's investment in tax certificates increased $544,000, or 1.4%, to $40.1 million at September 30, 1996 from $39.5 million at September 30, 1995. The increase was primarily the result of $30.4 million in certificate purchases during fiscal 1996 which exceeded $29.9 million in certificate redemptions and repayments.

   MORTGAGE-BACKED SECURITIES. The Company's held-to-maturity mortgage-backed securities portfolio decreased $36.2 million, or 71.1%, to $14.7 million at September 30, 1996 from $50.9 million at September 30, 1995, primarily as a result of the Company's reclassifying $31.8 million of held-to-maturity mortgage-backed securities to available-for-sale in accordance with "A Guide to Implementation of Statement 115 on Accounting for Certain Investments in Debt and Equity Securities" issued by the Financial Accounting Standards Board which permitted a one-time reclassification. The reclassified securities had a market value of $916,000 in excess of their book value at the time of the transfer.

   The Company's available for sale mortgage-backed securities portfolio increased $53.4 million to $55.5 million as of September 30, 1996 from $2.1 million as of September 30, 1995: $31.8 million of the increase was due to the reclassification from held to maturity discussed above; $9.1 million of the increase was due to securities acquired with the Bank of Florida; and the remainder of the increase was due to purchases made during the 1996 fiscal year.

   DEPOSITS. Deposits increased by $196.0 million, or 63.2%, to $506.1 million at September 30, 1996 from $310.1 million at September 30, 1995. Management believes the increase in deposits was attributable to the Company offering competitive interest rates and personalized service. In addition, the Company acquired deposits of $27.3 million in the purchase of the Bank of Florida and opened branches in Boca Raton, Florida in December, 1995, Boynton Beach, Florida in June 1996 and West Palm Beach, Florida in September, 1996.

   In July 1995, the Company sold its three branches on the west coast of Florida with total deposits of $130.3 million. The Company has shifted its deposit growth strategy to focus on Dade, Broward and Palm Beach Counties.

   STOCKHOLDERS' EQUITY. Stockholders' equity was $69.1 million at September 30, 1996, an increase of $23.4 million or 51.1% from $45.7 million at September 30, 1995. The increase was due primarily to the issuance of 3,565,000 shares of Class A Common Stock pursuant to a stock offering completed in February 1996. Net proceeds from the offering were approximately $23.0 million.

LIQUIDITY AND CAPITAL RESOURCES

   The Company's most significant sources of funds are deposits, Federal Home Loan Bank ("FHLB") advances, amortization and pre-payment of mortgage loans and securities, maturities of investment securities and other short term investments, and earnings and funds provided from operations. While FHLB advances, scheduled mortgage loan repayments and securities repayments are relatively predicable sources of funds, deposit flows and prepayments on loans and mortgage-backed securities are greatly influenced by general interest rates, economic conditions and competition. The Company manages the pricing of its deposits to maintain a desired balance. In addition, the Company invests excess funds in federal funds and other short-term interest-earning assets which provide liquidity to meet lending requirements.

   The Bank is required under applicable federal regulations to maintain specified levels of liquid investments in cash, United States government securities and other qualifying investments. Regulations currently in effect require the Bank to maintain liquid assets of not less than 5.0% of its net withdrawable accounts plus short-term borrowings, of which short-term liquid assets must consist of not less than 1.0%. As of September 30, 1996, the Bank had liquid assets and short-term liquid assets of 6.75% and 3.80%, respectively, which was in compliance with these requirements.

   The Company's primary use of funds is to purchase or originate loans and to purchase mortgage-backed and investment securities. In fiscal 1996, 1995, and 1994, loans increased $192.8 million, $43.1 million, and $117.6 million, respectively, and the Company purchased $22.7 million, $16.6 million, and $61.4 million, respectively, of mortgage-backed and investment securities. In addition, in 1995, the Company sold branches having $130.3 million of deposits. Funding for the above came primarily from increases in deposits of $196.0 million in 1996, increases in FHLB advances of $83.6 million in 1995 and increases in both deposits and FHLB advances of $52.7 million and $60.4 million, respectively in 1994.

   Federal savings banks such as BankUnited, FSB (the "Bank") are also required to maintain capital at levels specified by applicable minimum capital ratios. For a detailed discussion of these requirements, see Note 11 of Notes to Consolidated Financial Statements. At September 30, 1996, the Bank was in compliance with all capital requirements and met the definition of a "well capitalized" institution under applicable federal regulations.

   The Company is exploring several alternative public and/or private financings that would provide the Bank with a significant increase in liquidity and Tier 1 capital to permit additional growth.

IMPACT OF INFLATION AND CHANGING PRICES

   The Consolidated Financial Statements presented herein have been prepared in accordance with generally accepted accounting principles, which require the measurements of financial position and operating results in terms of historical dollars without considering changes in the relative purchasing power of money over time due to inflation. Savings institutions have asset and liability structures that are essentially monetary in nature, and their general and administrative costs constitute relatively small percentages of total expenses. Thus, increases in the general price levels for goods and services have a relatively minor effect on the total expenses of the Company. Interest rates have a more significant impact on the Company's financial performance than the effect of general inflation. Interest rates do not necessarily move in the same direction or change in the same magnitude as the prices of goods and services, although periods of increased inflation may accompany a rising interest rate environment.

RESULTS OF OPERATIONS FOR THE YEARS ENDED SEPTEMBER 30, 1995 AND 1994

   NET INCOME. Net income before preferred stock dividends for fiscal 1995 was $6.2 million compared to $2.3 million in 1994. The increase in net income was primarily attributed to the pretax gain recorded in the fourth quarter of 1995 of $9.3 million ($5.8 million after tax) from the sale of the Company's three branches on the west coast of Florida

   Primary earnings per share were $1.77 in 1995 compared to $0.10 in 1994. Fully diluted earnings per share totaled $1.26 compared to $0.10 in 1994. There were no common stock dividends declared in fiscal 1995 compared to dividends of $0.075 per share of Class A Common Stock and $0.03 per share of Class B Common Stock declared in fiscal 1994.

   NET INTEREST INCOME. Net interest income before provision for loan losses was $13.1 million in fiscal 1995 as compared to $14.1 million in fiscal 1994. The $1.0 million, or 7.2%, decrease was attributable to a decline in the net interest rate spread to 2.12% for fiscal 1995, from 2.78% for fiscal 1994, which was only partially offset by an increase in the average balance of interest-earning assets. The average yield on interest-earning assets increased to 7.20% in fiscal 1995 from 6.48% in fiscal 1994 and the average cost of interest-bearing liabilities increased to 5.08% in fiscal 1995 compared to 3.70% in fiscal 1994.

   The net interest rate spread was negatively impacted by the 300 basis point rise in market interest rates in 1994 and early 1995, resulting in interest rate adjustments that were limited by the caps on the Company's ARMs. In addition, the Company had at September 30, 1995, $156.4 million in ARMs tied to COFI. Also, in fiscal 1995, in order to mitigate the loss of deposits from the sale of the west coast branches, the Company paid higher than usual rates on deposits in an effort to attract new deposits in its remaining branches, and utilized these new funds and higher cost FHLB advances in order to maintain its asset size.

   The increase in interest income of $9.0 million, or 29.6%, to $39.4 million for fiscal 1995 from $30.4 million for fiscal 1994 reflects increases in interest and fees on loans of $6.7 million, or 28.3%, and interest on mortgage-backed securities of $1.8 million, or 77.3%. The yield on loans increased to 7.19% in fiscal 1995 from 6.46% in fiscal 1994 and the average balance of loans receivable increased $55.3 million, or 15.2%, to $419.5 million for fiscal 1995. The yield on mortgage-backed securities increased to 6.91% in fiscal 1995 from 6.55% in fiscal 1994 and the average balance of mortgage-backed securities increased $24.0 million, or 68.1%, to $59.2 million for fiscal 1995. In order to diversify its loan portfolio and improve yields on loans receivable, the Company intends to increase significantly through purchases and originations the amount of non-residential loans in its portfolio. In December 1995, the Company purchased $32.0 million of commercial real estate loans.

   The increase in interest expense of $10.0 million, or 61.4%, to $26.3 million in fiscal 1995 from $16.3 million in fiscal 1994 reflects increases in interest on deposits of $6.5 million, or 57.3%, to $17.8 million for fiscal 1995 and an increase in interest on borrowings of $3.5 million, or 70.8%, to $8.4 million in fiscal 1995. The average cost of interest-bearing deposits increased from 3.55% to 4.78%, and the average balance of interest-bearing deposits increased $53.9 million, or 16.8%, to $373.7 million for fiscal 1995. The average cost of borrowings increased to 5.87% in fiscal 1995 from 4.11% in fiscal 1994, and the average balance of borrowings increased $23.5 million, or 19.4%, to $144.1 million for fiscal 1995.

   PROVISIONS FOR LOAN LOSSES. The provision for loan losses increased $34,000, or 2.9%, to $1.2 million in fiscal 1995. Net charge offs for fiscal 1995 were $593,000 compared to $1.5 million in fiscal 1994. for a detailed discussion of the Company's asset quality and allowance for loan losses, see "Financial Condition--Credit Quality."

   NON-INTEREST INCOME. Other income for fiscal 1995 was $10.2 million compared with $0.6 million in fiscal 1994. Fiscal 1995 included a gain of $9.3 million from the sale of Company's branches on the west coast of Florida, a gain of $263,000 from the sale of $23.7 million in mortgage servicing rights and gains of $239,000 from sale of loans and mortgage-backed securities. Fiscal 1994 included gains of $150,000 from the sale of loans and mortgage-backed securities.

   NON-INTEREST EXPENSES. Operating expenses increased $2.3 million, or 22.9%, to $12.1 million for fiscal 1995 compared to $9.9 million for fiscal 1994. Expenses increased in nearly every major category. The sale of the Company's west coast branches did not significantly impact expenses because it occurred late in the year.

   Employee compensation and benefits increased $625,000 or 18.5% to $4.0 million in fiscal 1995 from $3.4 million in fiscal 1994. The increase primarily represents a carryover from 1994, when the Company opened a new branch in Deerfield Beach, Florida and a mortgage origination center in Plantation, Florida.

   Occupancy and equipment expense increased $469,000, or 37.2%, as a result of the opening of the new branch and lending office in 1994 and increased rent expense paid while the new space for the Company's executive and administrative offices was being prepared for occupancy.

   Insurance expense increased $183,000, or 21.7%, due to FDIC insurance paid on the Company's increased deposits.

   Professional fees--legal and accounting increased $436,000, or 52.3%, due primarily to a legal action to recover losses on loans purchased from a single seller which was settled in October 1995 and the payment of disputed prior year legal fees.

   Expenses associated with REO increased to $559,000 in fiscal 1995, from $230,000 in fiscal 1994, an increase of $329,000. Net losses on the sale of REO increased $117,000 primarily because of losses on property in Southern California. REO operating expenses increased $213,000 for fiscal 1995, due to higher levels of REO during the year.

   INCOME TAX PROVISION. The income tax provision was $3.7 million for fiscal 1995 compared to $1.3 million for fiscal 1994. The difference primarily resulted from the difference in income before income taxes. The effective tax rate was 37.5% in 1995 and 31.4% in 1994; 1994 includes a $195,000 expense for the cumulative effect of a change in accounting principle as a result of the Company's adoption of Statement of Financial Accounting Standards No. 109-"Accounting for Income Taxes."

   PREFERRED STOCK DIVIDENDS. Total preferred stock dividends were $2.2 million in fiscal 1995 compared to $1.9 million in fiscal 1994. In the fourth quarter of fiscal 1995, the Company declared a special dividend on the Series A and Series B Non-Cumulative Convertible Preferred Stock of $1.25 and $0.92 per share, respectively, payable in Class A Common Stock. The dividend represented five quarters of unpaid dividends. In fiscal 1994, the Company paid cash dividends of $0.75 and $0.55 on the Series A and Series B Non-Cumulative Convertible Preferred Stock, respectively. Dividends of $0.55, $0.80, and $0.80 were paid on the Company's Series C, Series C-II, and Series 1993, Non Cumulative Convertible Preferred Stock respectively for both years. Dividends on the 9% Non Cumulative Perpetual Preferred Stock which was issued in the first quarter of fiscal 1994, were $0.90 and $0.675 per share in fiscal 1995 and 1994, respectively. In 1994, the Bank paid $198,000 in preferred stock dividends on stock redeemed with the issuance of the Non-Cumulative Perpetual Preferred Stock, Series 1993.

SELECTED QUARTERLY FINANCIAL DATA (UNAUDITED)

   Set forth below is selected quarterly data for the fiscal years ended September 30, 1996 and 1995.


                                                                                1996
                                                          ----------------------------------------------
                                                             FIRST      SECOND       THIRD       FOURTH
                                                            QUARTER     QUARTER     QUARTER     QUARTER
                                                          ---------- ----------  ---------- ----------
                                                         (DOLLARS IN THOUSANDS EXCEPT EARNINGS PER SHARE)
Net interest income ....................................    $3,538      $3,758       $4,723      $5,491
Provision (credit)for loan losses ......................      (300)        (--)          75         105
Non-interest income ....................................       158         129          198         164
Non-interest expense ...................................     2,528       2,764        3,006       5,738
                                                          --------  ----------   ----------  ----------
Income (loss) before taxes and preferred stock
dividends ..............................................     1,468       1,123        1,840        (188)
Income taxes ...........................................       557         430          706         (36)
                                                          --------  ----------   ----------  ----------
Net income (loss) before preferred stock dividends  ....       911         693        1,134        (152)
Preferred stock dividends ..............................       536         536          537         536
                                                          --------  ----------   ----------  ----------
Net income (loss) applicable to common stock  ..........    $  375      $  157       $  597      $ (688)
                                                          ========  ==========   ==========  ==========
Primary earnings (loss) per share ......................    $ 0.16      $ 0.04       $ 0.10      $(0.12)
                                                          ========  ==========   ==========  ==========
Fully diluted earnings (loss) per share ................    $ 0.15      $ 0.04       $ 0.10      $(0.12)
                                                          ========  ==========   ==========  ==========

   In the fourth quarter of 1996, the Company recorded an expense of $2.6 million for a one-time special assessment by the Savings Association Insurance Fund ("SAIF"). The SAIF special assessment required by the FDIC became effective on September 30, 1996, in connection with the federal government's plan to recapitalize the SAIF.


                                                                         1995
                                                   ----------------------------------------------
                                                      FIRST      SECOND       THIRD       FOURTH
                                                     QUARTER     QUARTER     QUARTER     QUARTER
                                                   ---------- ----------  ---------- ----------
                                                   (DOLLARS IN THOUSANDS EXCEPT EARNINGS PER SHARE)
Net interest income .............................    $3,455      $3,497       $3,177      $2,985
Provision for loan losses .......................       150         115           75         881
Non-interest income .............................       369         232          215       9,421
Non-interest expense ............................     2,856       2,919        2,822       3,552
                                                   ---------- ----------  ---------- ----------
Income before taxes and preferred stock
dividends .......................................       818         695          495       7,973
Income taxes ....................................       296         254          181       3,010
                                                   ---------- ----------  ---------- ----------
Net income before preferred stock dividends  ....       522         441          314       4,963
Preferred stock dividends .......................       502         502          502         704
                                                   ---------- ----------  ---------- ----------
Net income (loss) applicable to common stock  ...    $   20      $  (61)      $ (188)     $4,259
                                                   ==========  ==========   ==========  ==========
Primary earnings (loss) per share ...............    $ 0.01      $(0.03)      $(0.09)     $ 1.80
                                                   ==========  ==========   ==========  ==========
Fully diluted earnings (loss) per share  ........    $ 0.01      $(0.03)      $(0.09)     $ 1.11
                                                   ==========  ==========   ==========  ==========


   In the fourth quarter of 1995, the Company sold its three branches on the west coast of Florida and recorded a gain of $9.3 million. In addition, the Company increased its allowance for loan losses from $720,000 at June 30, 1995 to $1.5 million at September 30, 1995, which required a fourth quarter provision of $881,000. The additional allowance was required primarily due to continued deterioration in the Southern California real estate market. The Company also paid in the fourth quarter approximately $272,000 in previously disputed legal fees and as part of its annual filings for tax deeds on tax certificates, recorded approximately $350,000 for losses on tax certificates primarily for certificates purchased in June 1992, for which the deeds will not be applied.

ITEM 8. FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA


                       BANKUNITED FINANCIAL CORPORATION
                  INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

                                                                                PAGE
                                                                             ---------

Report of Independent Certified Public Accountants ........................      54

Consolidated Statements of Financial Condition as of September 30, 1996
and September 30, 1995 ....................................................      55

Consolidated Statements of Operations for the Years Ended
September 30, 1996, 1995 and 1994 .........................................      56

Consolidated Statements of Stockholders' Equity for the Years Ended
September 30, 1996, 1995 and 1994 .........................................      57

Consolidated Statements of Cash Flows for the Years Ended
September 30, 1996, 1995 and 1994 .........................................      59

Notes to Consolidated Financial Statements ................................      61

Unaudited Pro Forma Condensed Combined Financial Statements  ..............      88


              REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


To the Board of Directors and Stockholders of BankUnited Financial Corporation:

   In our opinion, the accompanying consolidated statements of financial condition and the related consolidated statements of operations, of stockholders' equity, and of cash flows present fairly, in all material respects, the financial position of BankUnited Financial Corporation and its subsidiaries at September 30, 1996 and 1995, and the results of their operations and their cash flows for each of the three years in the period ended September 30, 1996, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

   As discussed in Notes 1 and 15 to the consolidated financial statements, the Company changed its method of accounting for income taxes as of October 1, 1993.

PRICE WATERHOUSE LLP


Miami, Florida
November 4, 1996, except as to Note 18,
 which is as of November 15, 1996

              BANKUNITED FINANCIAL CORPORATION AND SUBSIDIARIES
                CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION

                                                                                     SEPTEMBER 30,
                                                                               ------------------------
                                                                                   1996         1995
                                                                               ----------- -----------
                                                                                (DOLLARS IN THOUSANDS)
ASSETS
Cash ........................................................................    $  5,483     $  2,517
Federal Home Loan Bank overnight deposits ...................................      28,253       31,813
Federal funds sold ..........................................................         400          400
Tax certificates, (net of reserves of $614 and $569 at September 30, 1996
  and 1995, respectively) ...................................................      40,088       39,544
Investments held to maturity, (market value of approximately $11 and $4,686
  at September 30, 1996 and 1995, respectively) .............................          11        4,686
Investments available for sale, at market ...................................       6,685           --
Mortgage-backed securities held to maturity, (market value of approximately
  $14,274 and $50,670 at September 30, 1996 and 1995, respectively) .........      14,698       50,934
Mortgage-backed securities available for sale, at market ....................      55,467        2,064
Loans receivable, net .......................................................     646,385      453,134
Mortgage loans held for sale (market value of approximately $217 at
  September 30, 1995) .......................................................          --         216
Other interest earning assets ...............................................      12,225       12,325
Office properties and equipment, net ........................................       2,608        2,119
Real estate owned, net ......................................................         632        1,453
Accrued interest receivable .................................................       7,023        5,573
Prepaid expenses and other assets ...........................................       4,402        1,637
                                                                               ----------  -----------
  Total assets ..............................................................    $824,360     $608,415
                                                                               ==========  ===========
LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities:
 Deposits ...................................................................    $506,106     $310,074
 Advances from Federal Home Loan Bank .......................................     237,000      241,000
 Subordinated notes .........................................................         775          775
 Interest payable (primarily on deposits and advances from Federal Home Loan
   Bank) ....................................................................       1,244        1,169
 Advance payments by borrowers for taxes and insurance ......................       4,292        3,732
 Accrued expenses and other liabilities .....................................       5,832        5,920
                                                                               ----------  -----------
  Total liabilities .........................................................     755,249      562,670
                                                                               ----------  -----------
Commitments and contingencies (Notes 6 and 16)
Stockholders' equity:
 Preferred stock, Series B, C, C-II, 1993 and 9%, $0.01 par value.
   Authorized shares--10,000,000; issued and outstanding shares--2,664,547
   and 2,679,107 at September 30, 1996 and 1995, respectively ...............          27           27
 Class A Common Stock, $.01 par value. Authorized shares--15,000,000; issued and outstanding shares--5,454,201 and 1,835,170 at September 30, 1996 and
   1995, respectively .......................................................          54           18
 Class B Common Stock, $.01 par value. Authorized shares--3,000,000; issued and outstanding shares--251,515 and 232,324 at September 30, 1996 and
   1995, respectively .......................................................           3            2
Additional paid-in capital ..................................................      62,055       38,835
Retained earnings ...........................................................       7,279        6,838
Net unrealized (losses) gains on securities available for sale, net of tax  .        (307)          25
                                                                               ----------  -----------
  Total stockholders' equity ................................................      69,111       45,745
                                                                               ----------  -----------
  Total liabilities and stockholders' equity ................................    $824,360     $608,415
                                                                               ==========  ===========

         See accompanying notes to consolidated financial statements.

              BANKUNITED FINANCIAL CORPORATION AND SUBSIDIARIES
                    CONSOLIDATED STATEMENTS OF OPERATIONS

                                                                                 FOR THE YEARS ENDED
                                                                                    SEPTEMBER 30,
                                                                         ----------------------------------
                                                                            1996        1995         1994
                                                                         ---------- ----------  -----------
                                                                               (DOLLARS IN THOUSANDS,
                                                                             EXCEPT EARNINGS PER SHARE)
Interest income:
 Interest and fees on loans ...........................................    $41,313     $30,171     $23,513
 Interest on mortgage-backed securities ...............................      4,250       4,093       2,308
 Interest on short-term investments ...................................      2,359       1,491         803
 Interest and dividends on long-term investments and other
   interest-earning assets ............................................      4,210       3,664       3,797
                                                                         ---------- ----------  ----------
  Total interest income ...............................................     52,132      39,419      30,421
                                                                         ---------- ----------  ----------
Interest expense:
 Interest on deposits .................................................     20,791      17,849      11,344
 Interest on borrowings ...............................................     13,831       8,456       4,951
                                                                         ---------- ----------  ----------
  Total interest expense ..............................................     34,622      26,305      16,295
                                                                         ---------- ----------  ----------
 Net interest income before provision (credit) for loan losses  .......     17,510      13,114      14,126
Provision (credit) for loan losses ....................................       (120)      1,221       1,187
                                                                         ---------- ----------  ----------
 Net interest income after provision (credit) for loan losses  ........     17,630      11,893      12,939
                                                                         ---------- ----------  ----------
Non-interest income:
 Service fees .........................................................        597         423         358
 Gain on sale of loans and mortgage-backed securities .................          5         239         150
 Gain (loss) on sale of other assets ..................................         (6)      9,569          --
 Other ................................................................         53           6          46
                                                                         ---------- ----------  ----------
  Total non-interest income ...........................................        649      10,237         554
                                                                         ---------- ----------  ----------
Non-interest expenses:
 Employee compensation and benefits ...................................      4,275       3,997       3,372
 Occupancy and equipment ..............................................      1,801       1,727       1,258
 Insurance ............................................................      3,610       1,027         844
 Professional fees--legal and accounting ..............................        929       1,269         833
 Data processing ......................................................        340         356         335
 Loan servicing expense ...............................................        979         765         672
 Real estate owned operations .........................................         73         559         230
 Other operating expenses .............................................      2,029       2,449       2,342
                                                                         ---------- ----------  ----------
  Total non-interest expenses .........................................     14,036      12,149       9,886
                                                                         ---------- ----------  ----------
  Income before income taxes and cumulative effect of change in
    accounting principle ..............................................      4,243       9,981       3,607
Income taxes ..........................................................      1,657       3,741       1,133
                                                                         ---------- ----------  ----------
  Income before cumulative effect of change in accounting principle
    and preferred stock dividends .....................................      2,586       6,240       2,474
Cumulative effect of change in accounting principle ...................         --          --         195
                                                                         ---------- ----------  ----------
  Net income before preferred stock dividends .........................      2,586       6,240       2,279
Preferred stock dividends of BankUnited, FSB ..........................         --          --         198
Preferred stock dividends of the Company ..............................      2,145       2,210       1,871
                                                                         ---------- ----------  ----------
  Net income after preferred stock dividends ..........................    $   441     $ 4,030     $   210
                                                                         ========== ==========  ==========
Primary earnings per share before cumulative effect of change in
  accounting principle ................................................    $  0.10     $  1.77     $  0.19
Expense from change in accounting principle ...........................         --          --        0.09
                                                                         ---------- ----------  ----------
Primary earnings per share ............................................    $  0.10     $  1.77     $  0.10
                                                                         ========== ==========  ==========
Fully diluted earnings per share before cumulative effect of change in
  accounting principle ................................................    $  0.10     $ 01.26     $  0.19
Expense from change in accounting principle ...........................         --          --        0.09
                                                                         ---------- ----------  ----------
Fully diluted earnings per share ......................................    $  0.10     $  1.26     $  0.10
                                                                         ========== ==========  ==========

         See accompanying notes to consolidated financial statements.

              BANKUNITED FINANCIAL CORPORATION AND SUBSIDIARIES
               CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
            FOR THE YEARS ENDED SEPTEMBER 30, 1996, 1995 AND 1994
                            (DOLLARS IN THOUSANDS)


                                                               CLASS A
                                                                COMMON
                                       PREFERRED STOCK          STOCK
                                   -----------------------  ------------
                                      SHARES       AMOUNT       SHARES
                                   ------------ ---------  -------------
Balance at September 30, 1993  ..    1,529,107      $16       1,721,325
 Underwritten public offering of
   the Company's preferred stock
   Series 9% ....................    1,150,000       11              --
 Issuance costs of the Company's
   preferred stock, Series 9% ...           --       --              --
 Issuance of Class A and Class B
   Common Stock .................           --       --          57,179
 Conversion of Class B
   Common Stock to Class A Common
   Stock ........................           --       --           8,514
 Payment of dividends on
   Company's preferred stock ....           --       --              --
 Payment of dividends on
   BankUnited, FSB's
   noncumulative
   preferred stock ..............           --       --              --
 Dividend payment of $.075 per
   Class A Common Stock and $.03
   per Class B Common Stock .....           --       --              --
 Net income for the year ended
   September 30, 1994 ...........           --       --              --
                                   ------------ ---------  ------------
Balance at September 30, 1994  ..    2,679,107       27       1,787,018
 Issuance of Class A and Class B
   Common Stock .................           --       --          22,418
 Conversion of Class B
   Common Stock to Class A Common
   Stock ........................           --       --             742
 Payment of dividends on
   Company's preferred stock ....           --       --          24,992
 Net unrealized gain on
   investments available
   for sale .....................           --       --              --
 Net income for the year ended
   September 30, 1995 ...........           --       --              --
                                   ------------ ---------  ------------
Balance at September 30, 1995  ..    2,679,107       27       1,835,170

                    (RESTUBBED TABLE CONTINUED FROM ABOVE)

                                                                                               UNREALIZED
                                                                                                GAIN ON
                                               CLASS B                                         SECURITIES
                                             COMMON STOCK                                       AVAILABLE          TOTAL
                                   -------------------------------     PAID-IN    RETAINED      FOR SALE,       STOCKHOLDERS'
                                     AMOUNT     SHARES     AMOUNT      CAPITAL    EARNINGS      NET OF TAX         EQUITY
                                   --------- ----------  ---------   -----------  -----------  -------------     ---------
Balance at September 30, 1993  ..     $17       215,765       $ 2      $27,503      $ 2,735         $--           $30,273
 Underwritten public offering of
   the Company's preferred stock
   Series 9% ....................      --            --        --       11,489           --          --            11,500
 Issuance costs of the Company's
   preferred stock, Series 9% ...      --            --        --         (876)          --          --              (876)
 Issuance of Class A and Class B
   Common Stock .................       1         7,583        --          297           --          --               298
 Conversion of Class B
   Common Stock to Class A Common
   Stock ........................      --        (8,514)       --           --           --          --                --
 Payment of dividends on
   Company's preferred stock ....      --            --        --           --       (1,871)         --            (1,871)
 Payment of dividends on
   BankUnited, FSB's
   noncumulative
   preferred stock ..............      --            --        --           --         (198)         --              (198)
 Dividend payment of $.075 per
   Class A Common Stock and $.03
   per Class B Common Stock .....      --            --        --           --         (137)         --              (137)
 Net income for the year ended
   September 30, 1994 ...........      --            --        --           --        2,279          --             2,279
                                   ------    ----------  --------    ---------  -----------   ---------    --------------
Balance at September 30, 1994  ..      18       214,834         2       38,413        2,808          --            41,268
 Issuance of Class A and Class B
   Common Stock .................      --        18,232        --          222           --          --               222
 Conversion of Class B
   Common Stock to Class A Common
   Stock ........................      --          (742)       --           --           --          --                --

                               57

                                                                                               UNREALIZED
                                                                                                GAIN ON
                                               CLASS B                                         SECURITIES
                                             COMMON STOCK                                       AVAILABLE          TOTAL
                                   -------------------------------     PAID-IN    RETAINED      FOR SALE,       STOCKHOLDERS'
                                     AMOUNT     SHARES     AMOUNT      CAPITAL    EARNINGS      NET OF TAX         EQUITY
                                    --------- ----------  ---------   -----------  -----------  -------------  ------------
 Payment of dividends on
   Company's preferred stock ....      --           --      --          200       (2,210)         --            (2,010)
 Net unrealized gain on
   investments available
   for sale .....................      --           --      --           --           --          25                25
 Net income for the year ended
   September 30, 1995 ...........      --           --      --           --        6,240          --             6,240
                                   ------    ---------   -----        -------    -------     -------         ---------
Balance at September 30, 1995  ..      18      232,324       2         38,835      6,838          25            45,745


(TABLE CONTINUED ON NEXT PAGE)

              BANKUNITED FINANCIAL CORPORATION AND SUBSIDIARIES
         CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY--(CONTINUED)
            FOR THE YEARS ENDED SEPTEMBER 30, 1996, 1995 AND 1994
                            (DOLLARS IN THOUSANDS)


                                                             CLASS A
                                                              COMMON
                                     PREFERRED STOCK          STOCK
                                 -----------------------  ------------
                                    SHARES       AMOUNT       SHARES
                                 ------------ ---------  ------------
 Conversion of Preferred Stock
   to Common Stock Class A ....      (14,560)      --         21,340
 Issuance of Class A and Class
   B Common Stock .............           --       --         25,210
 Underwritten public offering
   of the Company's Common
   Class A, net ...............           --       --      3,565,000
 Payment of dividends on the
   Company's Preferred Stock ..           --       --          7,481
 Net change in unrealized loss
   on investments available
   for sale ...................           --       --             --
 Net income for the year ended
   September 30, 1996 .........           --       --             --
                                 -----------  -------      ---------
Balance at September 30, 1996      2,664,547      $27      5,454,201
                                 ===========  =======      =========


                    (RESTUBBED TABLE CONTINUED FROM ABOVE)


                                                                                               UNREALIZED
                                                                                                GAIN ON
                                               CLASS B                                         SECURITIES
                                             COMMON STOCK                                       AVAILABLE          TOTAL
                                   -------------------------------     PAID-IN    RETAINED      FOR SALE,       STOCKHOLDERS'
                                     AMOUNT     SHARES     AMOUNT      CAPITAL    EARNINGS      NET OF TAX         EQUITY
                                    --------- ----------  ---------   -----------  -----------  -------------     ------------
 Conversion of Preferred Stock
   to Common Stock Class A ....      --           --       --          --            --             --                   --
 Issuance of Class A and Class
   B Common Stock .............      --       19,191        1          330           --             --                  331
 Underwritten public offering
   of the Company's Common
   Class A, net ...............      36           --       --       22,831           --             --               22,867
 Payment of dividends on the
   Company's Preferred Stock ..      --           --       --           59       (2,145)            --               (2,086)
 Net change in unrealized loss
   on investments available
   for sale ...................      --           --       --           --           --           (332)                (332)
 Net income for the year ended
   September 30, 1996 .........      --           --       --           --        2,586             --                2,586
                                 ------    ---------   ------    ---------    ---------      ---------          -----------
Balance at September 30, 1996       $54      251,515      $ 3      $62,055      $ 7,279          $(307)             $69,111
                                 ======    =========   ======    =========    =========      =========          ===========

   The beginning balance at September 30, 1993 of each series of the Company's preferred stock were as follows:

                   SHARES       AMOUNT
                ------------ ---------
Series A .....       55,000      $ 1
Series B .....      142,378        2
Series C .....      363,636        4
Series C-II  .      222,223        2
Series 1993  .      745,870        7
                -----------  -------
  Total ......    1,529,107      $16
                ===========  =======


   The ending balance at September 30, 1996 of Preferred Stock were as follows:


                   SHARES       AMOUNT
                ------------ ---------
Series B .....      183,818      $ 2
Series C .....      363,636        4
Series C-II  .      222,223        2
Series 1993  .      744,870        7
Series 9% ....    1,150,000       12
                -----------  -------
  Total ......    2,664,547      $27
                ===========  =======


   Effective September 30, 1995, the Series A Preferred Stock was exchanged for Series B Preferred Stock.

         See accompanying notes to consolidated financial statements.

              BANKUNITED FINANCIAL CORPORATION AND SUBSIDIARIES
                    CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                           FOR THE YEARS ENDED
                                                                              SEPTEMBER 30,
                                                                ----------------------------------------
                                                                    1996          1995           1994
                                                                ------------ ------------  ------------
                                                                         (DOLLARS IN THOUSANDS)
Cash flows from operating activities:
Net income ...................................................    $   2,586     $  6,240      $   2,279
Adjustments to reconcile net income to net cash provided by
  (used in) operating activities:
   Provision (credit) for loan losses ........................         (120)       1,221          1,187
 Provision for losses on tax certificates ....................           76          484             85
 Depreciation and amortization ...............................          674          526            308
 Amortization of discounts and premiums on investments  ......           20            3             32
 Amortization of discounts and premiums on
   mortgage-backed securities ................................          144           84             92
 Amortization of discounts and premiums on loans  ............       (2,332)        (784)           138
 Loans originated for sale ...................................       (4,141)      (2,376)       (12,387)
 Increase in accrued interest receivable .....................       (1,239)        (320)          (859)
 Increase in interest payable on deposits and FHLB advances  .           31          685             61
 Increase (decrease) in accrued expenses .....................          213          (68)           121
 Increase (decrease) in accrued taxes ........................       (2,960)       3,065           (547)
 Increase (decrease) in deferred taxes .......................         (469)          33           (174)
 Increase (decrease) in other liabilities ....................        2,841        1,763           (800)
 (Increase) decrease in prepaid expenses and other assets  ...         (224)         566           (962)
 Gain on sales of mortgage-backed securities .................           --        (231)          (221)
 Proceeds from sale of loans .................................        4,362        2,456         21,797
 Recovery on loans ...........................................        1,119            1             52
 (Gain) loss on sales of loans ...............................           (5)          (8)            71
 (Gain) loss on real estate owned operations .................         (185)          94             63
 (Gain) on sales of tax certificates .........................           --          (3)            (1)
 (Gain) loss on sale of other assets .........................            7           --            --
 Gain on sale of loan servicing rights .......................           --        (265)            --
 Gain on sale of branches ....................................           --      (9,304)            --
                                                                -----------  ----------    -----------
  Net cash provided by (used in) operating activities  .......         (398)       3,862         10,335
                                                                -----------  ----------    -----------
Cash flows from investing activities:
 Net increase in loans .......................................     (185,457)     (44,744)      (117,689)
 Proceeds from sale of real estate owned .....................        2,661        4,607          3,522
 Purchase of investment securities ...........................       (3,510)      (4,675)        (4,180)
 Purchase of mortgage-backed securities ......................      (19,228)     (11,931)       (57,188)
 Purchases of other earning assets ...........................         (650)      (9,580)            --
 Proceeds from sale of loan servicing rights .................           --         265             --
 Proceeds from repayments of investment securities  ..........        5,675        2,000          7,150
 Proceeds from repayments of mortgage-backed securities  .....       10,523        6,326          7,021
 Proceeds from repayments of other earning assets  ...........          750        5,125             --
 Proceeds from sales of investment securities ................        2,097           --            --
 Proceeds from sale of mortgage-backed securities  ...........           --        9,947          6,297
 Purchases of office properties and equipment ................       (1,170)        (742)        (1,109)
 Net decrease (increase) in tax certificates .................         (620)       2,587          1,682
 Purchase of Bank of Florida, net of acquired cash
   equivalents ...............................................        1,521           --            --
                                                                -----------  ----------    -----------
  Net cash used in investing activities ......................     (187,408)     (40,815)      (154,494)
                                                                -----------  ----------    -----------

(CONTINUED ON NEXT PAGE)

              BANKUNITED FINANCIAL CORPORATION AND SUBSIDIARIES
              CONSOLIDATED STATEMENTS OF CASH FLOWS--(CONTINUED)

                                                                            FOR THE YEARS ENDED
                                                                               SEPTEMBER 30,
                                                                  --------------------------------------
                                                                      1996         1995          1994
                                                                  ----------- ------------  ------------
                                                                          (DOLLARS IN THOUSANDS)
Cash flows from financing activities:
 Net increase in deposits ......................................    $168,744     $  92,555     $ 52,687
 Net (decrease) in deposits from sale of branches ..............          --      (130,276)          --
 Net (decrease) increase in Federal Home Loan Bank advances  ...      (4,000)      105,000       39,000
 Net (decrease) increase in other borrowings ...................          --       (21,400)      21,400
 Premium on sale of branches ...................................          --         9,304           --
 Underwritten public offering of Company's 9%
   Preferred Stock .............................................          --            --        5,873
 Redemption of preferred stock--minority interests  ............          --            --       (2,496)
 Net proceeds from issuance of common stock ....................      23,198           222          298
 Cash dividends paid on the Bank's noncumulative
   preferred stock .............................................          --            --         (198)
 Dividends paid on the Company's preferred stock ...............      (2,086)       (2,010)      (1,871)
 Cash dividends on common stock ................................          --            --         (137)
 Increase in advances from borrowers for taxes and insurance  ..         560         1,526          200
                                                                  ----------    ----------     --------
  Net cash provided by financing activities ....................     186,416        54,921      114,756
                                                                  ----------    ----------     --------
 Increase (decrease) in cash and cash equivalents ..............        (594)       17,968      (29,403)
 Cash and cash equivalents at beginning of year ................      34,730        16,762       46,165
                                                                  ----------    ----------     --------
 Cash and cash equivalents at end of year ......................    $ 34,136     $  34,730     $ 16,762
                                                                  ==========    ==========     ========
Supplemental Disclosures:
 Interest paid on deposits and borrowings ......................    $ 34,547     $  25,617     $ 16,235
                                                                  ==========    ==========     ========
 Income taxes paid .............................................    $  4,626     $     676     $  1,888
                                                                  ==========    ==========     ========
 Transfers from loans to real estate owned .....................    $  1,154     $   1,182     $  3,986
                                                                  ==========    ==========     ========
 Transfer of mortgage-backed securities from held for sale to
   held to maturity at the lower of cost or market .............    $     --     $      --     $  3,627
                                                                  ==========    ==========     ========
 Transfer of mortgage-backed securities from held to maturity
   to available for sale .......................................    $ 31,780     $      --     $     --
                                                                  ==========    ==========     ========

         See accompanying notes to consolidated financial statements.

              BANKUNITED FINANCIAL CORPORATION AND SUBSIDIARIES
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                              SEPTEMBER 30, 1996

(1) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

   The accounting and reporting policies of BankUnited Financial Corporation (the "Company") and subsidiaries conform to generally accepted accounting principles and to general practices within the savings and loan industry. Presented below is a description of the Company and its principal accounting policies.

(A) BASIS OF PRESENTATION AND PRINCIPLES OF CONSOLIDATION

   The consolidated financial statements include the accounts of the Company and its subsidiaries, BankUnited, FSB ("the Bank"), a federally chartered savings bank and BU Ventures, Inc. and the Bank's wholly-owned subsidiaries, T&D Properties of South Florida, Inc. ("T&D") and Bay Holdings Company, Inc., ("Bay Holdings"). The Bank provides a full range of banking services to individual and corporate customers through its branches in South Florida. The Bank is subject to the regulations of certain federal agencies and undergoes periodic examinations by those regulatory authorities. T&D invests in tax certificates and holds title to, maintains, manages and supervises the disposition of real property acquired through tax deeds. Bay Holdings holds title to, maintains, manages and supervises the disposition of real estate acquired through foreclosure. All significant intercompany transactions and balances have been eliminated.

   The consolidated financial statements have been prepared in conformity with generally accepted accounting principles. In preparing the consolidated financial statements, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities as of the date of the consolidated statements of financial condition and operations for the period.

   Material estimates that are particularly susceptible to significant change in the near term relate to the determination of the allowances for loan losses and the allowance for losses on tax certificates and the valuation of real estate acquired in connection with foreclosures or in satisfaction of loans. In connection with the determination of the allowances for loan losses and real estate owned, management obtains independent appraisals for all properties.

(B) MORTGAGE-BACKED SECURITIES AND INVESTMENTS

   The Company adopted Statement of Financial Accounting Standards No. 115 ("SFAS No. 115"), "Accounting for Certain Investments in Debt and Equity Securities," effective October 1, 1994. In accordance with SFAS No. 115, mortgage-backed securities and other investments available for sale are carried at fair value (market value), inclusive of unrealized gains and/or losses, and net of discount accretion and premium amortization computed using the level yield method. Net unrealized gains and losses are reflected as a separate component of stockholders' equity, net of applicable deferred taxes.

   Prior to adoption of SFAS No. 115, mortgage-backed securities and other securities designated as held for sale were carried at the lower of cost or market value, determined in the aggregate. Net unrealized losses were recognized in a valuation allowance by charges to income.

   Mortgage-backed securities and investments held to maturity are carried at amortized cost. Under the guidance of SFAS No. 115, mortgage-backed securities and investment securities that the Company has the positive intent and ability to hold to maturity are designated as held-to-maturity securities.

   Gain or losses on sales of mortgage securities and investments are recognized on the specific identification basis.

              BANKUNITED FINANCIAL CORPORATION AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)
                              SEPTEMBER 30, 1996

(1) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES--(CONTINUED)

   Tax certificates are considered investments held to maturity and, accordingly, are carried at cost less a valuation allowance. Interest is accrued on tax certificates until payoff or until it appears uncollectible. When deemed uncollectible, accrued but uncollected interest is reversed. Applicable law permits application for tax deeds to be applied for two years after the effective date of the acquisition of the tax certificate. Tax deeds applied for are carried at the cost adjusted for accrued interest. Tax deeds applied for carry an annual interest rate of 18%.

(C) ALLOWANCE FOR LOAN LOSSES

   A provision for losses on loans is charged to operations when, in management's opinion, the collectibility of the balances is doubtful and the carrying value is greater than the estimated net realizable value of the collateral. The provision is based upon a review of the nature, volume, delinquency status and inherent risk of the loan portfolio in relation to the allowance for loan losses.


   Management believes that the allowance for loan losses is adequate. While management uses available information to recognize losses on loans, future additions to the allowance may be necessary based on changes in economic conditions. In addition, various regulatory agencies, as an integral part of their examination process, periodically review the allowance for loan losses. Such agencies may require additions to the allowance based on their judgments about information available to them at the time of their examination.

   The Company's non-accrual policy provides that all loans are placed on non-accrual status when they are 90 days past due as to either principal or interest, unless the loan is fully secured and in the process of collection. Loans are returned to accrual status when they become less than 90 days delinquent.

   Payments received on impaired loans are generally applied to principal and interest based on contractual terms.


   See Note 5 for information regarding the Company's adoption of Statement of Financial Accounting Standards No. 114 "Accounting by Creditors for Impairment of a Loan".

(D) LOANS RECEIVABLE

   Loans receivable are considered long-term investments and, accordingly, are carried at historical cost. Loans held for sale are recorded at the lower of cost or market, determined in the aggregate. In determining cost, deferred loan origination fees are deducted from principal balances of the related loans.

(E) LOAN-ORIGINATION FEES, COMMITMENT FEES AND RELATED COSTS

   Loan origination fees are accounted for in accordance with SFAS No. 91, "Accounting for Non-refundable Fees and Costs Associated with Originating or Acquiring Loans and Initial Direct Costs of Leases." Loan origination fees and certain direct loan origination costs are deferred, and the net fee or cost is recognized as an adjustment to interest income using the interest method over the contractual life of the loans, adjusted for estimated prepayments based on the Company's historical prepayment

              BANKUNITED FINANCIAL CORPORATION AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)
                              SEPTEMBER 30, 1996

(1) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES--(CONTINUED)

experience. Commitment fees and costs relating to commitments, of which the likelihood of exercise is remote, are recognized over the commitment period on a straight-line basis. If the commitment is subsequently exercised during the commitment period, the remaining unamortized commitment fee at the time of exercise is recognized over the life of the loan as an adjustment of yield.

(F) OTHER INTEREST EARNING ASSETS

   Other interest earning assets include Federal Home Loan Bank of Atlanta stock and an equity investment in the Community Reinvestment Group. The fair value is estimated to be the carrying value which is par.

(G) OFFICE PROPERTIES AND EQUIPMENT

   Office properties and equipment are carried at cost less accumulated depreciation and amortization. Depreciation is provided using the estimated service lives of the assets for furniture, fixtures and equipment (7 to 10 years), and computer equipment and software (3 to 5 years), or with leases, the term of the lease or the useful life (10 years), whichever is shorter. Repair and maintenance costs are charged to operations as incurred, and improvements are capitalized.

(H) ACCRUED INTEREST RECEIVABLE

   Recognition of interest on the accrual method is generally discontinued when interest or principal payments are greater than 90 days in arrears, unless the loan is well secured and in the process of collection. At the time a loan is placed on nonaccrual status, previously accrued and uncollected interest is reversed against interest income in the current period.

(I) INCOME TAXES

   The Company and its subsidiaries file consolidated income tax returns. Deferred income taxes have been provided for elements of income and expense which are recognized for financial reporting purposes in periods different than such items are recognized for income tax purposes. Effective October 1, 1993, the Company implemented Statement of Financial Accounting Standards No. 109 ("SFAS No. 109"), "Accounting for Income Taxes." SFAS No. 109 requires accounting for deferred taxes utilizing the liability method, which applies the enacted statutory rates in effect at the statement of financial condition date to differences between the book and tax bases of assets and liabilities. The resulting deferred tax liabilities and assets are adjusted to reflect changes in tax laws. Prior to implementing SFAS No. 109, the Company accounted for income taxes in accordance with Accounting Principles Board Opinion No. 11, which provided for deferred taxes based on differences between taxable income and book income.

   The implementation of SFAS No. 109 on October 1, 1993 resulted in an increase of the net deferred tax liability of $195,000. This amount was reported separately as a cumulative effect of a change in the method of accounting for income taxes in the Consolidated Statement of Operations.

(J) EARNINGS PER SHARE

   Primary earnings per common and common equivalent share is computed on a weighted average number of common shares and common share equivalents outstanding during the year. Common share

              BANKUNITED FINANCIAL CORPORATION AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)
                              SEPTEMBER 30, 1996

(1) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES--(CONTINUED)

equivalents include the dilutive effect of stock options using the treasury stock method. The weighted average number of common share equivalents assumed outstanding for the years ended September 30, 1996, 1995 and 1994 were 4,559,000, 2,296,000, and 2,175,000, respectively. Earnings per common share, assuming full dilution, assume the maximum dilutive effect of the average number of shares from stock options and the conversion equivalents of preferred stocks. The weighted average number of fully diluted common shares outstanding during the years ended September 30, 1996, 1995 and 1994 were 4,559,000, 4,159,000, and 2,175,000, respectively. Stock dividends have been included in the calculation of earnings per share for all years presented.

(K) REAL ESTATE OWNED

   Property acquired through foreclosure, deeds in lieu of foreclosures, or loans judged to be in-substance foreclosures are recorded at the lower of the related principal balance at foreclosure or estimated fair value less estimated costs to sell the property. Any excess of the loan balance over the net realizable value is charged to the allowance for loan losses when the property is classified as real estate owned. The net realizable value is reviewed periodically and, when necessary, any decline in the value of the real estate is charged to expense. Significant property improvements which enhance the salability of the property are capitalized to the extent that the carrying values do not exceed their estimated realizable values. Maintenance and carrying costs on the property are charged to operations as incurred.

(L) STOCK OPTIONS

   At the time stock options are granted to employees and directors, no accounting entries are made, as the options are granted at the fair market value of the Company's common stock. The proceeds from the exercise of options are credited to common stock for the par value of the shares issued, and the excess, net of any tax benefit is credited to paid-in capital.

(M) IMPACT OF NEW ACCOUNTING PRONOUNCEMENTS

   In May 1995, the Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standards No. 122 ("SFAS No. 122") "Accounting for Mortgage Servicing Rights" an amendment of FASB Statement No.
65. SFAS No. 122 requires that the Company recognize rights to service mortgage loans for others as a separate asset, regardless of how those servicing rights were acquired. The value of the mortgage servicing rights should be recorded at their relative fair values. SFAS No. 122 was adopted prospectively beginning October 1, 1995. The impact of adopting SFAS No. 122 was not material.

   In October 1995, the FASB issued Statement of Financial Accounting Standards No. 123 ("SFAS No. 123"), "Accounting for Stock-Based Compensation." SFAS No. 123 establishes financial accounting and reporting standards for stock based employee compensation plans. The statement defines a "fair value based method" of accounting for employee stock options or similar equity instruments and encourages all entities to adopt that method of accounting for all of their employee stock compensation plans. However, SFAS No. 123 also allows an entity to continue to measure compensation costs for those plans using the "intrinsic value based method" of accounting, which the Company currently uses. The Company currently intends to continue to use the "intrinsic value based method" and disclose in the notes to the consolidated financial statements, the required information using the "fair value based method."

              BANKUNITED FINANCIAL CORPORATION AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)
                              SEPTEMBER 30, 1996

(1) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES--(CONTINUED)

   In June 1996, the FASB issued Statement of Financial Accounting Standards No. 125 ("SFAS 125"), "Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities." SFAS 125 provides accounting and reporting standards for transfers and servicing of financial assets and extinguishment of liabilities based on a financial-components approach that focuses on control. SFAS 125 is effective for transfers and servicing of financial assets and extinguishment of liabilities occurring after December 31, 1996 and is to be prospectively applied. Management is currently evaluating the impact of adoption of SFAS 125 on its financial position and results of operations.

(N) FINANCIAL STATEMENT RECLASSIFICATIONS

   Certain prior period amounts have been reclassified to conform to the September 30, 1996 consolidated financial statements.

(2) TAX CERTIFICATES

   Tax certificates are certificates representing delinquent real estate taxes owed to the respective counties. A substantial percentage of tax certificates are for properties located in southeast Florida. The Company's policy is to purchase tax certificates only for properties located in Florida.

   The net carrying value of tax certificates was $40.0 million and $39.5 million at September 30, 1996 and 1995, respectively. Included in these amounts at September 30, 1996 and 1995 were $1.9 million and $3.9 million, respectively of tax certificates for which the Company had made application for the tax deeds. The Company maintains loss reserves for tax certificates which were $614,000 and $569,000 at September 30, 1996 and 1995, respectively.

   The estimated market values of the Company's tax certificates are the same as the carrying values, since historically the tax certificates have had relatively short lives and their yields approximate market rates.

(3) SECURITIES PURCHASED UNDER AGREEMENTS TO RESELL

   Interest income from securities purchased under agreements to resell aggregated approximately $1.2 million and $701,000 for the years ended September 30, 1995 and 1994, respectively.

              BANKUNITED FINANCIAL CORPORATION AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)
                              SEPTEMBER 30, 1996

   The following sets forth information concerning the Company's securities purchased under agreements to resell for the periods indicated:


                                                          AS OF AND FOR THE
                                                       YEAR ENDED SEPTEMBER 30,
                                                -------------------------------------
                                                  1996      1995            1994
                                                ------- ----------  -----------------
                                                        (DOLLARS IN THOUSANDS)
Maximum amount of outstanding agreements at
  any month end during the period ............     --     $   700        $ 6,800
Average amount outstanding during the period       --     $20,262        $18,283
Weighted average interest rate for the period      --        6.10%          3.83%
Maturity .....................................     --          --   Oct. 1, 1994


(4) INVESTMENTS AND MORTGAGE-BACKED SECURITIES

   Pursuant to the provisions of SFAS No. 115, securities designated as available for sale are carried at market value with the resultant after-tax appreciation or depreciation from amortized cost reflected as an addition to, or deduction from, stockholders' equity. In December of 1995 the Company reclassified $31.8 million of held-to-maturity mortgage-backed securities to available-for-sale in accordance with "A Guide to Implementation of Statement 115 on Accounting for Certain Investments in Debt and Equity Securities" issued by the Financial Accounting Standard Board. The reclassified securities had a market value of $916,000 in excess of their book value at the time of transfer.

INVESTMENTS

   Presented below is an analysis of the carrying values and approximate market values of investments held to maturity.

                                         SEPTEMBER 30, 1996
                       ----------------------------------------------------
                                        GROSS           GROSS
                         CARRYING     UNREALIZED     UNREALIZED     MARKET
                          VALUE         GAINS          LOSSES        VALUE
                       ----------- -------------  ------------- ----------
                                       (DOLLARS IN THOUSANDS)
State of Israel
bonds ...............      $11           $--            $--         $11
                       -----------   ------------   -------------  ---------
 Total ..............      $11           $--            $--         $11
                       ===========  =============   =============  =========

                                                      SEPTEMBER 30, 1995
                                    ----------------------------------------------------
                                                     GROSS           GROSS
                                      CARRYING     UNREALIZED     UNREALIZED     MARKET
                                       VALUE         GAINS          LOSSES        VALUE
                                    ----------- -------------  ------------- ----------
                                                    (DOLLARS IN THOUSANDS)
U.S. government agency securities      $4,675         $--            $--       $4,675
State of Israel bonds ............         11          --             --           11
                                    -----------  -------------   -------------  ---------
 Total ...........................     $4,686         $--            $--        $4,686
                                    ===========  =============   =============  =========

   All investments held to maturity at September 30, 1996 and 1995 had maturities between one and five years.

              BANKUNITED FINANCIAL CORPORATION AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)
                              SEPTEMBER 30, 1996

(4) INVESTMENTS AND MORTGAGE-BACKED SECURITIES--(CONTINUED)

   Presented below is an analysis of the investments designated as available for sale.

                                                        SEPTEMBER 30, 1996
                                    --------------------------------------------------------
                                                       GROSS           GROSS
                                      HISTORICAL     UNREALIZED     UNREALIZED     CARRYING
                                         COST          GAINS          LOSSES         VALUE
                                    ------------- -------------  ------------- -------------
                                                      (DOLLARS IN THOUSANDS)
U.S. Treasury notes ..............      $2,005          $--           $ (1)        $2,004
U.S. government agency securities        2,999           --            (18)         2,981
Other ............................       1,702           --             (2)         1,700
                                    ------------- -------------  ------------- -----------
 Total ...........................      $6,706          $--           $(21)        $6,685
                                    ============= =============  ============= ===========

   The Company had no investments classified as available for sale in 1995.

MORTGAGE-BACKED SECURITIES

   The carrying value and historical cost of mortgage-backed securities available for sale are summarized as follows:

                                                      SEPTEMBER 30, 1996
                                  --------------------------------------------------------
                                                     GROSS           GROSS
                                    HISTORICAL     UNREALIZED     UNREALIZED     CARRYING
                                       COST          GAINS          LOSSES         VALUE
                                  ------------- -------------  ------------- -------------
                                                    (DOLLARS IN THOUSANDS)
GNMA mortgage-backed securities      $24,943          $207           $(338)       $24,812
FNMA mortgage-backed securities        6,055            61              (2)         6,114
FHLMC mortgage-backed
securities .....................      22,172            33            (432)        21,773
Other ..........................       2,772             6             (10)         2,768
                                  -------------  -------------   -------------  -----------
 Total .........................     $55,942          $307           $(782)       $55,467
                                  =============  =============   =============  ===========

                                                       SEPTEMBER 30, 1995
                                   --------------------------------------------------------
                                                      GROSS           GROSS
                                     HISTORICAL     UNREALIZED     UNREALIZED     CARRYING
                                        COST          GAINS          LOSSES         VALUE
                                   ------------- -------------  ------------- -------------
                                                     (DOLLARS IN THOUSANDS)
FHLMC mortgage-backed securities       $2,025          $39             $--        $2,064
                                   -------------  -------------   -------------  -----------
 Total ..........................      $2,025          $39             $--        $2,064
                                   =============  =============   =============  ===========

              BANKUNITED FINANCIAL CORPORATION AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)
                              SEPTEMBER 30, 1996

(4) INVESTMENTS AND MORTGAGE-BACKED SECURITIES--(CONTINUED)

   The market value and historical cost of mortgage-backed securities held to maturity are summarized as follows:

                                                        SEPTEMBER 30, 1996
                                      ----------------------------------------------------
                                                       GROSS           GROSS
                                        CARRYING     UNREALIZED     UNREALIZED     MARKET
                                         VALUE         GAINS          LOSSES        VALUE
                                      ----------- -------------  ------------- -----------
                                                      (DOLLARS IN THOUSANDS)
GNMA ...............................    $    83         $ 5            $  --      $    88
FHLMC ..............................      4,144          --            (118)        4,026
Collateralized mortgage obligations       8,802          --            (289)        8,513
Mortgage pass-through certificates        1,669          --             (22)        1,647
                                      -----------  -------------   -------------  ---------
 Total .............................    $14,698         $ 5           $(429)      $14,274
                                      ===========  =============   =============  =========

                                                        SEPTEMBER 30, 1995
                                      -----------------------------------------------------
                                                       GROSS           GROSS
                                        CARRYING     UNREALIZED     UNREALIZED      MARKET
                                         VALUE         GAINS          LOSSES        VALUE
                                      ----------- -------------  ------------- ------------
                                                      (DOLLARS IN THOUSANDS)
GNMA ...............................    $25,644         $453           $(143)     $25,954
FNMA ...............................      4,761          126              --        4,887
FHLMC ..............................      7,406           --           (231)        7,175
Collateralized mortgage obligations       3,580           --            (84)        3,496
Mortgage pass-through certificates        9,543           --           (385)        9,158
                                      ----------- -------------  ------------- ----------
 Total .............................    $50,934         $579          $(843)      $50,670
                                      =========== =============  ============= ==========

   The mortgage-backed securities have contractual maturities which range from the years 1996 to 2026, however, expected maturities will differ from contractual maturities as borrowers have the right to prepay obligations with or without prepayment penalties.

   There were no sales of mortgage-backed securities and collateralized mortgage obligations in 1996, however, gross proceeds on sales of mortgage-backed securities and collateralized mortgage obligations were $10.0 million and $6.3 million during the years ended September 30, 1995 and 1994, respectively. Gross realized gains were $231,000 and $221,000 on sales of mortgage-backed securities during the years ended September 30, 1995 and 1994, respectively. There were no realized losses during the years ended September 30, 1995 and 1994.

   At September 30, 1995 and 1994, GNMA, FHLMC and FNMA mortgage-backed securities with carrying values of approximately $3.0 million and $5.4 million, respectively, were pledged as collateral for public funds on deposit. There were none pledged in 1996. At September 30, 1994, FNMA and GNMA mortgage-backed securities with a carrying value of approximately $25.0 million and a market value of approximately $23.7 million were pledged as collateral for a $21.4 million reverse repurchase agreement. The securities underlying the agreement were held in safekeeping by a trustee.

              BANKUNITED FINANCIAL CORPORATION AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)
                              SEPTEMBER 30, 1996

(5) LOANS RECEIVABLE

   Loans receivable consist of the following:

                                                      AS OF SEPTEMBER 30,
                                                   ------------------------
                                                       1996         1995
                                                   ----------- ------------
                                                    (DOLLARS IN THOUSANDS)
Mortgage loans--conventional ....................    $263,757     $224,160
Mortgage loans--conventional serviced by others       317,103      209,339
Mortgage loans--other ...........................      53,817       12,381
Commercial loans:
 Secured ........................................       5,618        3,372
 Unsecured ......................................         787          260
Line of credit loans ............................       1,254          892
Share loans .....................................         648          218
Installment loans ...............................       1,001          595
                                                   ----------- -----------
 Total ..........................................     643,985      451,217
Less allowance for loan losses ..................      (2,158)      (1,469)
Deferred loan fees, discounts and premiums  .....       4,558        3,386
                                                   ----------- -----------
 Loans receivable, net ..........................    $646,385     $453,134
                                                   ===========  ===========


   Of the total gross loans receivable of $644.0 million at September 30, 1996, approximately $262.7 million, or 40.8%, represents residential loans secured by properties in Florida, $125.8 million, or 19.5% represents loans in California and $255.5 million, or 39.7% represents loans in other states.

   See Note 8 for loans collateralized for Federal Home Loan Bank Advances.


   Changes in the allowance for loan losses are as follows:

                                         YEARS ENDED SEPTEMBER 30,
                                     --------------------------------
                                        1996       1995        1994
                                     --------- ---------  -----------
                                          (DOLLARS IN THOUSANDS)
Balance at beginning of the period     $1,469     $  841     $ 1,184
Provision (credit) ................      (120)     1,221       1,187
Allowance from Bank of Florida  ...       183         --         --
Loans charged-off .................      (493)      (594)     (1,582)
Recoveries ........................     1,119          1          52
                                     --------- ---------  ----------
Balance at end of the period  .....    $2,158     $1,469     $   841
                                     ========= =========  ==========


   Effective October 1, 1995, the Company adopted Statement of Financial Accounting Standards ("SFAS") No. 114, "Accounting by Creditors for Impairment of a Loan" as amended by SFAS No. 118, "Accounting by Creditors for Impairment of a Loan Income Recognition and Disclosures" ("SFAS No. 114"). There was no impact on the consolidated statement of operations upon implementation due to the composition of the Company's loan portfolio (primarily residential or collateral dependent loans) and the Company's policy for establishing the allowance for loan losses. The only impact to the consolidated statement of financial condition and to non-performing assets was to reclassify three loans totaling $522,000 previously classified as insubstance foreclosures in real estate owned to non-accrual

              BANKUNITED FINANCIAL CORPORATION AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)
                              SEPTEMBER 30, 1996

(5) LOANS RECEIVABLE--(CONTINUED)

loans. These loans were reclassified because the Company did not have possession of the collateral which, under SFAS No. 114, is required for a loan to be classified as real estate owned.

   As of September 30, 1996 and 1995, the Company had impaired or non-accrual loans of $4.9 million and $3.5 million, respectively, and had recorded specific reserves on these loans of $801,000 and $802,000, respectively. For the years ended September 30, 1996, 1995 and 1994 the average amounts of impaired loans were $4,808,000, $2,251,000 and $2,576,000, respectively. No income is recognized on loans during the period for which the loan is deemed impaired.


(6) OFFICE PROPERTIES AND EQUIPMENT

   Office properties and equipment are summarized as follows:

                                                AS OF
                                            SEPTEMBER 30,
                                       ----------------------
                                          1996        1995
                                       ---------- -----------
                                       (DOLLARS IN THOUSANDS)
Leasehold improvements ..............    $ 1,640     $ 1,068
Furniture, fixtures and equipment  ..      1,881       1,409
Computer equipment and software  ....      1,124       1,016
                                       ---------  ----------
Total ...............................      4,645       3,493
Less: accumulated depreciation  .....     (2,037)     (1,374)
                                       ---------  ----------
Office properties and equipment, net     $ 2,608     $ 2,119
                                       =========  ==========

   Depreciation expense was $674,000, $526,000, and $308,000 for the years ended September 30, 1996, 1995, and 1994, respectively.

   The Company has entered into non-cancelable leases with approximate minimum future rentals as follows:

 YEARS ENDING SEPTEMBER 30,          AMOUNT
--------------------------- ---------------------
                               (DOLLARS IN THOUSANDS)
 1997 .....................          $1,002
 1998 .....................             917
 1999 .....................             837
 2000 .....................             809
 2001 .....................             754
 Thereafter ...............           1,538
                             ---------------------
  Total ...................          $5,857
                             =====================

   Rent expense for the years ended September 30, 1996, 1995, and 1994 was $905,000, $959,000, and $768,000, respectively.

              BANKUNITED FINANCIAL CORPORATION AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)
                              SEPTEMBER 30, 1996

(7) DEPOSITS

   The weighted average nominal interest rate payable on all deposit accounts at September 30, 1996 and 1995 was 5.11% and 5.14%, respectively.

   Types of deposits and related range of interest rates were as follows:

                                                                          SEPTEMBER 30,
                                          ----------------------------------------------------------------------------
                                                           1996                                   1995
                                          -------------------------------------  -------------------------------------
                                                                      (DOLLARS IN THOUSANDS)
Non-interest-bearing deposits ..........      --%     -       --%    $  7,301        --%     -       --%    $  2,804
Passbook and statement savings deposits     2.00%     -     4.97%      73,780      2.00%     -     4.97%      50,373
Super NOW deposits .....................     .00%     -     3.00%      17,265      0.00%     -     3.00%      15,353
Money market deposits ..................     .00%     -     4.65%      16,556      0.00%     -     3.10%       7,733
Certificates of deposit ................    3.92%     -     6.16%     391,204      2.71%     -     6.65%     233,811
                                                                    ---------                             ----------
 Total .................................                             $506,106                               $310,074
                                                                    =========                             ==========

   Deposit accounts with balances of $100,000 or more totaled approximately $69.4 million and $33.4 million at September 30, 1996 and 1995, respectively.

   Interest expense on deposits for the years ended September 30, 1996, 1995 and 1994 was as follows:

                                             1996        1995        1994
                                          ---------- ----------  ---------
                                                (DOLLARS IN THOUSANDS)
Super NOW and money market deposits  ...    $   775     $   875     $ 1,102
Passbook and statement savings deposits       2,627       2,420       1,716
Certificates of deposit ................     17,389      14,554       8,526
                                          ---------  ----------   ---------
 Total .................................    $20,791     $17,849     $11,344
                                          =========  ==========   =========

   Early withdrawal penalties on deposits are recognized as a reduction of interest on deposits. For the years ended September 30, 1996, 1995 and 1994, early withdrawal penalties totaled $42,000, $110,000, and $27,000, respectively.

   The amounts of scheduled maturities of certificate accounts at September 30, 1996 are as follows:

 YEARS ENDING SEPTEMBER 30,          AMOUNT
--------------------------- -------------------------
                               (DOLLARS IN THOUSANDS)
 1997 .....................         $316,562
 1998 .....................           58,053
 1999 .....................            7,532
 Thereafter ...............            9,057
                             ---------------------
  Total: ..................         $391,204
                             =====================

              BANKUNITED FINANCIAL CORPORATION AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)
                              SEPTEMBER 30, 1996

(8) ADVANCES FROM FEDERAL HOME LOAN BANK

   Advances from the Federal Home Loan Bank of Atlanta (FHLB) incur interest and are repayable as follows:

                                                                     SEPTEMBER 30,
                                                             ------------------------
REPAYABLE DURING YEAR ENDING SEPTEMBER 30,     INTEREST RATE       1996         1995
------------------------------------------- ---------------- -----------  -----------
                                                                 (DOLLARS IN THOUSANDS)
 1996 .....................................  4.27% -6.80%        $     --     $179,000
 1997 .....................................  4.56% -6.07%         192,000       57,000
 1998 .....................................  6.13%                  5,000        5,000
 2001(1) ..................................  5.33% -5.61%          40,000           --
                                                               ----------     --------
                                                                 $237,000     $241,000
                                                               ==========     ========

------------------
(1) Advances for $15 million are callable by the FHLB in 1997 and $25 million are callable in 1998.


   The terms of a security agreement with the FHLB of Atlanta include a blanket floating lien that requires the maintenance of qualifying first mortgage loans as pledged collateral with unpaid principal amounts at least equal to 100% of the FHLB advances, when discounted at 65% of the unpaid principal balance. The FHLB of Atlanta stock, which is recorded at cost, is also pledged as collateral for these advances.

(9) SECURITIES SOLD UNDER AN AGREEMENT TO REPURCHASE

   Interest expense on securities sold under an agreement to repurchase aggregated $367,000 and $183,000 for the years ended September 30, 1995 and 1994, respectively.

   The following sets forth information concerning repurchase agreements for the periods indicated:

                                                           AS OF AND FOR THE
                                                       YEARS ENDED SEPTEMBER 30,
                                                 ------------------------------------
                                                   1996       1995           1994
                                                 -------- ----------  ---------------
                                                        (DOLLARS IN THOUSANDS)
Maximum amount of outstanding agreements at
  any
  month-end during the period .................     $ --    $33,600         $21,400
Average amount outstanding during the period  .     $--     $ 6,572         $ 3,856
Weighted average interest rate for the period       $--        5.59%           4.49%
Maturity ......................................     $--          --   Dec. 19, 1994

   At September 30, 1996 and 1995, the Company had no pledged securities under repurchase agreements. At September 30, 1994, the Company had pledged $25.0 million of FNMA and GNMA mortgage-backed securities as collateral for the above repurchase agreements.

(10) SUBORDINATED NOTES

   At September 30, 1996 and 1995, the Bank had outstanding $775,000, of subordinated notes which, pursuant to the regulations of the Office of Thrift Supervision (the "OTS"), are included in the Bank's risk-based capital. The subordinated notes bear interest at 9% and mature from August 31, 2003 to June 10, 2009.

              BANKUNITED FINANCIAL CORPORATION AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)
                              SEPTEMBER 30, 1996

(11) REGULATORY CAPITAL

   The Bank is required by federal regulations to maintain minimum levels of capital as follows:

                         REGULATORY CAPITAL
                             REQUIREMENT            ACTUAL CAPITAL          EXCESS CAPITAL
                       ----------------------  ---------------------- ----------------------
                          1996        1995         1996        1995       1996        1995
                       ---------- ----------  ----------  ----------   ----------  ----------
                                                (DOLLARS IN THOUSANDS)
Tangible capital  ...    $12,196     $ 9,101     $56,967     $43,010      $44,771     $33,909
                             1.5%        1.5%        7.0%        7.1%         5.5%        5.6%
Core Capital ........    $24,392     $18,201     $56,967     $43,010      $32,575     $24,809
                             3.0%        3.0%        7.0%        7.1%         4.0%        4.1%
Risked-based capital     $33,927     $23,008     $60,164     $45,426      $26,237     $22,418
                             8.0%        8.0%       14.2%       15.8%         6.2%        7.8%


   Under the OTS regulations adopted to implement the "prompt corrective action" provisions of the Federal Deposit Insurance Corporation Improvement Act of 1991 (the "FDICIA"), a "well capitalized" institution must have a risk-based capital ratio of 10%, a core capital ratio of 5% and a Tier 1 risk-based capital ratio of 6%. (The "Tier 1 risk-based capital" ratio is the ratio of core capital to risk-weighted assets.) The Bank is a well capitalized institution under the definitions as adopted. Regulatory capital and net income amounts as of and for the years ended September 30, 1996, 1995 and 1994 did not differ from regulatory capital and net income amounts reported to the OTS.

   On August 31, 1993, the OTS adopted an amendment to its regulatory capital regulations to take into account a savings institution's exposure to the risk of loss from changing interest rates. Under the regulation as amended, a savings institution with an above normal level of interest rate risk exposure will be required to deduct an interest rate risk ("IRR") component from its total capital when determining its compliance with the risk-based capital requirements. An "above normal" level of interest rate risk exposure is a projected decline of 2% in the net present value of an institution's assets and liabilities resulting from a 2% swing in interest rates. The IRR component will equal one-half of the difference between the institution's measured interest rate exposure and the "normal" level of exposure. Savings institutions will be required to file data with the OTS that the OTS will use to calculate, on a quarterly basis (but with a two-quarter lag), institutions' measured interest rate risk and IRR components. Implementation of the IRR requirements have been delayed pending the testing of the OTS appeals process. If the IRR component had been required as of September 30, 1996, the Bank would have been required to deduct an IRR component from its total capital when determining its compliance with its risk based capital requirements, however the Bank would continue to be well capitalized.

   Payment of dividends by the Bank is limited by federal regulations, which provide for certain levels of permissible dividend payments depending on the Bank's regulatory capital and other relevant factors.

(12) MINORITY INTERESTS--PREFERRED STOCK OF BANKUNITED, FSB

   As part of a plan to simplify the Company's capital structure, the Company commenced an offer in November 1993 to exchange 2.5 shares of its 9% Noncumulative Perpetual Preferred Stock for each share of the Bank's Noncumulative Preferred Stock, Series D, E, F and G ("BankUnited Preferred Stock"). Upon the closing of the exchange offer, all shares of BankUnited Preferred Stock that remained outstanding were redeemed at $25.00 per share plus declared but unpaid dividends. The exchange closed on December 28, 1993.

              BANKUNITED FINANCIAL CORPORATION AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)
                              SEPTEMBER 30, 1996

(12) MINORITY INTERESTS--PREFERRED STOCK OF BANKUNITED, FSB--(CONTINUED)

(13) STOCKHOLDERS' EQUITY

   The Company has the following capital structure:

   PREFERRED STOCK--issuable in series with rights and preferences to be designated by the Board of Directors. As of September 30, 1996, 7,259,141 shares were authorized but not designated to a particular series.

NONCUMULATIVE CONVERTIBLE PREFERRED STOCK, SERIES A:

   Effective September 30, 1995, pursuant to an Offer to Exchange Preferred Stock, the holders of the Non-cumulative Convertible Preferred Stock, Series A, agreed to exchange each of the 55,000 shares of the Series A Preferred stock for one share of the Company's Non-cumulative Convertible Preferred Stock, Series B. Because the dividend rate, redemption price, and the liquidation preference for the Series B Preferred Stock are lower than those for the Series A Preferred Stock, the Company agreed not to redeem the shares of Series B Preferred Stock issued pursuant to the exchange offer for a period of three years and for three years thereafter, such Series B Preferred Stock shall only be redeemed at a 50% premium or $11.0625 per share.

NONCUMULATIVE CONVERTIBLE PREFERRED STOCK, SERIES B:

   Authorized shares--200,000 shares.

   Issued and outstanding shares--183,818 shares as of September 30, 1996 and 197,378 shares as of September 30, 1995.

   Dividends--noncumulative cash dividends payable quarterly at the fixed annual rate of $0.7375 per share.

   Preference on liquidation--voluntary liquidation at the applicable redemption price per share and involuntary liquidation at $7.375 per share.

   Redemption--except for the shares converted from Series A discussed above, at the option of the Company at $7.59625 per share at September 30, 1994, declining thereafter at $.07375 per share during each year through January 31, 1998, and thereafter the redemption price remains at $7.375 per share.

   Voting rights--two-and-one-half votes per share. If the Company fails to pay dividends for six quarters, whether or not consecutive, the holders shall have the right to elect two additional directors until dividends have been paid for four consecutive quarters.

   Convertibility--convertible into 1.50 shares (adjusted for all stock dividends) of Class B Common Stock for each share of Noncumulative Convertible Preferred Stock, Series B, surrendered for conversion, subject to adjustment on the occurrence of certain events.

NONCUMULATIVE CONVERTIBLE PREFERRED STOCK, SERIES C:

   Authorized shares--363,636 shares.

   Issued and outstanding shares--363,636 shares.

              BANKUNITED FINANCIAL CORPORATION AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)
                              SEPTEMBER 30, 1996

(13) STOCKHOLDERS' EQUITY--(CONTINUED)

   Dividends--noncumulative cash dividends payable quarterly at the fixed annual rate of $0.550 per share.

   Preference on liquidation--voluntary liquidation at the applicable redemption price per share and involuntary liquidation at $5.50 per share.

   Redemption--at the option of the Company, at $5.50 per share.

   Voting rights--nonvoting.

   Convertibility--convertible into 1.45 shares (adjusted for all stock dividends) of Class A Common Stock for each share of Noncumulative Preferred Stock, Series C, surrendered for conversion, subject to adjustment on the occurrence of certain events.

NONCUMULATIVE CONVERTIBLE PREFERRED STOCK, SERIES C-II:

   Authorized shares--222,223 shares.

   Issued and outstanding shares--222,223 shares.

   Dividends--noncumulative cash dividends payable quarterly at the fixed annual rate of $0.80 per share.

   Preference on liquidation--voluntary liquidation at the applicable redemption price per share and involuntary liquidation at $9.00 per share.

   Redemption--at the option of the Company, at $9.00 per share.

   Voting rights--nonvoting.

   Convertibility--convertible into 1.32 shares (adjusted for all stock dividends) of Class A Common Stock for each share of Noncumulative Preferred Stock, Series C-II, surrendered for conversion, subject to adjustment on the occurrence of certain events.

8% NONCUMULATIVE CONVERTIBLE PREFERRED STOCK, SERIES 1993:

   Authorized shares--805,000 shares.

   Issued and outstanding--744,870 shares as of September 30, 1996 and 745,870 shares as of September 30, 1995.

   Dividends--noncumulative cash dividends payable quarterly at the fixed annual rate of $.80 per share.

   Preference on liquidation--voluntary liquidation at the applicable redemption price per share and involuntary liquidation at $10.00 per share.

              BANKUNITED FINANCIAL CORPORATION AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)
                              SEPTEMBER 30, 1996

(13) STOCKHOLDERS' EQUITY--(CONTINUED)

   Redemption--not redeemable prior to July 1, 1998, unless certain criteria are met, in which case the redemption price would be $10.00 per share; subsequent to June 30, 1998, redemption is at the option of the Company at a redemption price of $10.40 per share, declining thereafter at $0.08 per share during each year through July 1, 2003, and thereafter the redemption price remains $10.00 per share.

   Voting rights--nonvoting. However, if the Company fails to pay dividends for six quarters, whether or not consecutive, the holders shall have the right to elect two additional directors until dividends have been paid for four consecutive quarters.

   Convertibility--convertible into one share of Class A Common Stock for each share of non-cumulative Convertible Preferred Stock, Series 1993, surrendered for conversion, subject to adjustment on the occurrence of certain events.

9% NONCUMULATIVE PERPETUAL PREFERRED STOCK:

   Authorized shares--1,150,000 shares.

   Issued and outstanding--1,150,000 shares.

   Dividends--noncumulative cash dividends payable quarterly at the fixed annual rate of $0.90 per share.

   Preference on liquidation--voluntary liquidation at the applicable redemption price per share and involuntary liquidation at $10.00 per share.

   Redemption--not redeemable prior to October 1, 1998; subsequent to September 30, 1998, redemption is at the option of the Company at a redemption price of $10.00 per share.

   Voting rights--nonvoting. However, if the Company fails to pay dividends for six quarters, whether or not consecutive, the holders shall have the right to elect two additional directors until dividends have been paid for four consecutive quarters.

   Convertibility--none.

CLASS A COMMON STOCK:

   Issuable in series with rights and preferences to be designated by the Board of Directors:

   As of September 30, 1996, 5,000,000 shares of Class A Common Stock were authorized but not designated to a series.

SERIES I CLASS A COMMON STOCK:

   Authorized shares--10,000,000.

   Issued and outstanding--5,454,201 shares as of September 30, 1996 and 1,835,170 shares as of September 30, 1995.

              BANKUNITED FINANCIAL CORPORATION AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)
                              SEPTEMBER 30, 1996

(13) STOCKHOLDERS' EQUITY--(CONTINUED)

   Dividends--as declared by the Board in the case of a dividend on the Class A Common Stock alone or not less than 110% of the amount per share of any dividend declared on the Class B Common Stock.

   Voting rights--one tenth of one vote per share.

CLASS B COMMON STOCK:

   Authorized shares--3,000,000.

   Issued and outstanding--251,515 shares as of September 30, 1996 and 232,324 shares as of September 30, 1995.

   Dividends--as declared by the Board of Directors.

   Voting rights--one vote per share.

   Convertibility--convertible into one share of Class A Common Stock for each share of Class B Common Stock surrendered for conversion, subject to adjustment on the occurrence of certain events.

(14) STOCK BONUS PLAN, OPTION AGREEMENTS AND OTHER BENEFIT PLANS

   Pursuant to stockholder approval in 1992, the Company maintains the 1992 Stock Bonus Plan. In January 1994, stockholders approved an amendment of this plan to increase the amount of stock issuable under the plan to 125,000 shares and to allow directors of the Company who are not employees to participate in the plan and receive stock in partial payment of their director's fees. As of September 30, 1996, 22,252 shares of Class A Common Stock and 54,779 shares of Class B Common Stock have been issued under the 1992 Stock Bonus Plan. As of September 30, 1996, there were 47,969 shares available for grant under the 1992 Stock Bonus Plan.


   Pursuant to stockholder approval in 1987, the Company maintains a non-statutory stock option plan for certain officers, directors and employees to receive options to purchase shares of Class A and Class B Common Stock. The stockholders approved an increase in the total number of shares for which options may be granted under the plan to 750,000 in January 1994. The Board of Directors approved an increase in the total number of shares for which options may be granted under the plan to 825,000 (a non-material increase) in 1996. The options are for a period of 10 years and are exercisable at the fair market value of the stock at the grant date. As of September 30, 1996, 758,718 options have been granted under this plan and 66,412 options have been exercised.

   Pursuant to stockholder approval in January 1994, the Company also maintains an incentive stock option plan under which options for up to 250,000 shares of Class A and Class B Common Stock may be granted. As of September 30, 1996, 92,500 options have been granted under this plan.

   During October 1984, BankUnited's Board of Directors approved several non-qualified stock option agreements (the "Agreements") under which options to purchase shares of Class B Common Stock were granted at the fair market price of the Class B Common Stock on the date of the grant. The Agreements, which originally expired on October 23, 1994, have been extended pursuant to Stockholders' approval to October 23, 1999. As of September 30, 1996, the Agreements are exercisable for a total of 155,367 shares at the exercise price of $4.64 per share; none have been exercised.

              BANKUNITED FINANCIAL CORPORATION AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)
                              SEPTEMBER 30, 1996

(14) STOCK BONUS PLAN, OPTION AGREEMENTS AND OTHER BENEFIT PLANS--(CONTINUED)

   The following table presents additional data concerning the Company's outstanding stock options:

                                                                            AGGREGATE
                                             NUMBER       OPTION PRICE       OPTION
                                            OF SHARES      PER SHARE          PRICE
                                          ------------ ---------------  -------------
Options outstanding, September 30, 1993      549,174    $3.11 -$10.98     $2,669,272
Options granted ........................     113,088       7.00 -8.10        846,671
Options exercised ......................     (45,675)      3.21 -3.78       (154,371)
                                          ----------   --------------   ------------
Options outstanding, September 30, 1994      616,587      3.11 -10.98      3,361,572
Options granted ........................     208,671       4.95 -7.95      1,139,902
Options exercised ......................      (6,695)      3.21 -5.73        (23,958)
                                          ----------   --------------   ------------
Options outstanding, September 30, 1995      818,563      3.11 -10.98      4,477,516
Options granted ........................     121,610       7.24 -8.26        926,638
                                          ----------   --------------   ------------
Options outstanding, September 30, 1996      940,173    $3.11 -$10.98     $5,404,154
                                          ==========                    ============

   In 1992, the Company adopted a 401(k) savings plan pursuant to which eligible employees are permitted to contribute up to 15% of their annual salary to the savings plan. The Company will provide matching contributions at a rate of 33% of such contributions, up to a maximum of 2% of an employee's salary. The amount of such matching by the Company for the years ended September 30, 1996, 1995 and 1994 totaled approximately $7,000, $30,000, and $29,000, respectively. Employees are eligible to participate in the plan after one year of service and become vested in the Company's contribution after two years participation in the plan at the rate of 25% per year up to 100%.

   In September 1995, the Company's Board of Directors adopted a Profit Sharing Plan. Under the terms of the plan, the Company, at the discretion of the Board of Directors, may contribute Class A Common Stock to the plan. The contributions are allocated to the account of eigible employees based upon their salaries. Employees become eligible for the plan after one year of service and become vested at the rate of 20% per year up to 100%. The Board of Directors authorized a contribution of $100,000 and $75,000 in 1996 and 1995, respectively.

(15) INCOME TAXES

   As discussed in Note 1, the Company adopted SFAS No. 109 as of October 1, 1993 resulting in a cumulative adjustment of $195,000 to 1994 earnings and stockholders' equity.

              BANKUNITED FINANCIAL CORPORATION AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)
                              SEPTEMBER 30, 1996

(15) INCOME TAXES--(CONTINUED)

   The Company's effective tax rate differs from the statutory federal income tax rate as follows:

                                                        YEARS ENDED SEPTEMBER 30,
                                     --------------------------------------------------------------
                                             1996                 1995                  1994
                                     -------------------  ------------------- ---------------------
                                       AMOUNT       %       AMOUNT       %        AMOUNT       %
                                     --------- --------  ---------    --------  ---------  --------
                                                         (DOLLARS IN THOUSANDS)
Tax at federal income tax rate  ...    $1,443     34.0%     $3,394      34.0%     $1,262     35.0%
Increase (decrease) resulting
from:
  State tax .......................       154      3.6         362       3.6         (46)    (1.3)
  Other, net ......................        60      1.5         (15)     (0.1)        (83)    (2.3)
                                     -------- --------   ---------  --------   --------- --------
   Total ..........................    $1,657     39.1%     $3,741      37.5%     $1,133     31.4%
                                     ======== ========   =========  ========   ========= ========


   The components of the provision for income taxes for the years ended September 30, 1996, 1995 and 1994 as computed in accordance with SFAS No. 109, are as follows:

                           FOR THE YEARS ENDED
                              SEPTEMBER 30,
                     -------------------------------
                        1996       1995       1994
                     --------- ---------  ----------
                          (DOLLARS IN THOUSANDS)
Current--federal  .    $1,324     $3,590     $1,354
Current--state  ...       227        620        (53)
Deferred--federal          90       (400)      (151)
Deferred--state  ..        16        (69)       (17)
                     --------- ---------  ---------
 Total ............    $1,657     $3,741     $1,133
                     ========= =========  =========


   The tax effects of significant temporary differences included in the net deferred tax asset as of September 30, 1996 and 1995 were:


                                   SEPTEMBER 30,
                                   1996     1995
                                 -------  -------
                                    (DOLLARS IN
                                    THOUSANDS)
Deferred tax asset:
 Non-accrual interest .........    $185     $178
 Loan loss and other reserves       431      587
 Fixed assets .................       5       --
 Deferrals and amortization  ..      19       --
                                 ------  -------
  Gross deferred tax asset  ...     640      765
                                 ------  -------
Deferred tax liability:
 FHLB Atlanta stock dividends       167      167
 Fixed assets .................      --       5
 Deferrals and amortization  ..      --      14
 Other ........................      13       13
                                 ------  -------
  Gross deferred tax liability      180      199
                                 ------  -------
  Net deferred tax asset  .....    $460     $566
                                 ======  =======

              BANKUNITED FINANCIAL CORPORATION AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)
                              SEPTEMBER 30, 1996

(15) INCOME TAXES--(CONTINUED)

The components of deferred income tax provision (benefit) relate to the following:

                                          YEARS ENDED SEPTEMBER 30,
                                        -----------------------------
                                          1996       1995       1994
                                        -------- ---------  ---------
                                            (DOLLARS IN THOUSANDS)
Differences in book/tax depreciation      $(10)     $ (21)     $ (10)
Delinquent interest ..................      (7)       (80)        --
FHLB Stock dividends .................      --       (144)        23
Loan fees ............................      --         --        169
Loan loss and other reserves .........     156       (164)      (363)
Deferrals and amortization ...........     (33)       (60)        13
                                        ------  ---------   --------
 Total deferred taxes ................    $106      $(469)     $(168)
                                        ======  =========   ========

(16) COMMITMENTS AND CONTINGENCIES

   In the normal course of business, the Company enters into instruments that are not recorded in the consolidated financial statements, but are required to meet the financing needs of its customers and to reduce its own exposure to fluctuations in interest rates. These financial instruments include commitments to extend credit and standby letters of credit. Those instruments involve, to varying degrees, elements of credit and interest rate risk in excess of the amount recognized in the consolidated statements of financial condition. The contract or notional amounts of those instruments reflect the extent of involvement the Company has in particular classes of financial instruments.

   The Company's exposure to credit loss in the event of nonperformance by the other party on the financial instrument for commitments to extend credit and standby letters of credit by the other party is represented by the contractual amount of those instruments. The Company uses the same credit policies in making commitments and conditional obligations as it does for on-balance-sheet instruments.

   Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. Total commitments to extend credit at September 30, 1996 and 1995 were as follows:

                                                             SEPTEMBER 30,
                                -----------------------------------------------------------------------
                                               1996                                 1995
                                ----------------------------------  -----------------------------------
                                  FIXED      VARIABLE                  FIXED      VARIABLE
                                   RATE        RATE        TOTAL       RATE         RATE        TOTAL
                                --------- -----------  ----------   ---------   ----------- -----------
                                                         (DOLLARS IN THOUSANDS)
Commitments to fund loans  ...    $2,575     $ 7,057      $ 9,632     $3,801      $ 7,140      $10,941
Loans in process .............       607       1,033        1,640      1,795        6,707        8,502
Letters of credit ............       518          --          518         45           --           45
Commitments to purchase loans         --      12,260       12,260         --           --           --
                                --------   ---------    ---------   --------    ---------     --------
 Total .......................    $3,700     $20,350      $24,050     $5,641      $13,847      $19,488
                                ========   =========    =========   ========    =========     ========

   The Company evaluates each customer's credit worthiness on a case-by-case basis. The amount of collateral obtained, if deemed necessary by the Company, upon extension of credit is based on

              BANKUNITED FINANCIAL CORPORATION AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)
                              SEPTEMBER 30, 1996

(16) COMMITMENTS AND CONTINGENCIESS--(CONTINUED)

management's credit evaluation of the customer. Collateral varies but may include accounts receivable, property, plant and equipment, residential real estate, and income-producing commercial properties.

   Standby letters of credit are conditional commitments issued by the Company to guarantee the performance of a customer to a third party. Those guarantees are primarily issued to support public and private borrowing arrangements. The credit risk involved in issuing letters of credit is essentially the same as that involved in extending loan facilities to customers. The Company requires collateral to support those commitments.

   The Company is a party to certain other claims and litigation arising in the ordinary course of business. In the opinion of management, the resolution of such claims and litigation will not materially affect the Company's consolidated financial position or results of operations.

(17) RELATED PARTY TRANSACTIONS

   The Company employs the services of a law firm, of which the Company's Chairman of the Board and President is senior managing director and of which another director of the Company is managing director; and the services of an insurance company, of which a member of the Board of Directors is a vice president. For the years ended September 30, 1996, 1995 and 1994, total fees (a portion of which were capitalized) paid to this law firm totaled approximately $986,000, $1.1 million, and $803,000, respectively, and amounts paid to this insurance company totaled approximately $147,000, $129,000, and $151,000, respectively.

(18) SUBSEQUENT EVENT

   On November 15, 1996, the Company acquired Suncoast Savings & Loan Association, FSA ("Suncoast"). The Company issued one share of its Class A Common Stock for each share of Suncoast common stock of which 2,199,930 were outstanding and one share of newly created 8% non-cumulative convertible preferred stock, Series 1996 for each share of Suncoast preferred stock of which 920,000 shares were outstanding. The newly created 8% non-cumulative convertible preferred stock, Series 1996 has substantially the same terms and conditions as the Suncoast preferred stock. The cost of the acquisition, which will be accounted for as a purchase was $27.8 million, representing the fair value of the consideration given to the Suncoast common and preferred stockholders as well as the option and warrant holders. In addition, the Company incurred approximately $925,000 of costs directly related to the merger. The balance sheet and results of operations of Suncoast will be included with those of BankUnited as of and for periods subsequent to November 15, 1996.

              BANKUNITED FINANCIAL CORPORATION AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)
                              SEPTEMBER 30, 1996

(18) SUBSEQUENT EVENTS--(CONTINUED)

   The unaudited proforma combined condensed statements of financial condition and operations as of and for the year ended September 30, 1996 after giving effect to certain proforma adjustments are as follows:

   Proforma combined condensed Statement of Financial Condition as of September 30, 1996 (in thousands):

 ASSETS
Loans receivable ...................    $  980,444
Other interest earning assets  .....       195,528
Goodwill and other intangibles  ....         9,657
Other assets .......................        53,282
                                      -------------
                                        $1,238,911
                                      =============
LIABILITIES AND STOCKHOLDERS'
EQUITY
Deposits ...........................    $  804,567
Other liabilities ..................       337,420
Stockholders' equity ...............        96,924
                                      -------------
                                        $1,238,911
                                      =============

   Proforma combined condensed Statement of Operations for the year ended September 30, 1996 (in thousands except per share data):

Interest income ...........................    $81,752
Interest expense ..........................     52,423
Provision for loan losses .................         45
Non-interest income .......................      9,193
Non-interest expense ......................     31,885
Income tax expense ........................      2,654
                                             ----------
 Net income before preferred stock
   dividends ..............................      3,938
Preferred stock dividends .................      3,249
                                             ----------
 Net income after preferred stock
   dividends ..............................    $   689
                                             ==========
Earnings per share
 Primary ..................................    $   .10
 Fully-diluted ............................    $   .10


   The proforma combined condensed statement of operations assumes the acquisition occurred as of October 1, 1995.

   A summary of the terms of the newly created 8% non-cumulative convertible preferred stock, Series 1996 are as follows:

   Authorized shares --1,000,000.

   Issued and outstanding shares--920,000 shares as of November 15, 1996.

              BANKUNITED FINANCIAL CORPORATION AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)
                              SEPTEMBER 30, 1996

(18) SUBSEQUENT EVENT--(CONTINUED)

   Dividends--non-cumulative cash dividends payable quarterly at the fixed annual rate of $1.20 per share.

   Preference on liquidation--voluntary liquidation at the applicable redemption price per share and involuntary liquidation at $15.00 per share.

   Redemption--not redeemable prior to July, 1998, unless certain criteria are met, in which case the redemption price would be $15.00 per share, subsequent to June 30, 1998, redemption is at the option of the Company at a redemption price of $16.20 per share, declining thereafter at $0.20 per share during each year through July 1, 2003, and thereafter the redemption price remains at $15.00 per share.

   Voting rights--nonvoting except under certain circumstances.

   Convertibility--convertible into 1.67 shares of Class A Common Stock for each share of 8% non-cumulative convertible preferred stock, Series 1996, surrendered for conversion, subject to adjustment on the occurrence of certain events.

   As part of the purchase of Suncoast, the Company issued warrants to Suncoast's warrant holders to purchase 80,000 shares of the newly created 8% non-cumulative convertible preferred stock, Series 1996, and assumed Suncoast's outstanding stock options. The warrants are exercisable at a price of $18.00 for each share of the 8% non-cumulative convertible preferred stock, Series 1996 or each warrant could be exercised to purchase 1.67 shares, subject to adjustment, of Class A Common Stock at a per share price of $10.80, also subject to adjustment under certain conditions. The warrants expire on July 8, 1998. The Company assumed 119,000 of Suncoast's options with option prices ranging from $3.00 to $7.38 per share of Class A Common Stock with an aggregate exercise price of $610,000.

              BANKUNITED FINANCIAL CORPORATION AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)
                              SEPTEMBER 30, 1996

(19) BANKUNITED FINANCIAL CORPORATION

   The following summarizes the major categories of the Company's (parent company only) financial statements:

                 CONDENSED STATEMENTS OF FINANCIAL CONDITION

                                                                         AS OF SEPTEMBER 30,
                                                                       ----------------------
                                                                          1996        1995
                                                                       ---------- ----------
                                                                       (DOLLARS IN THOUSANDS)
Assets:
 Cash ...............................................................    $    88     $    48
 FHLB overnight deposits ............................................      7,889          37
 Tax certificates ...................................................        312         457
 Investments, net (market value of approximately $10 and $10 at
   September 30, 1996 and 1995, respectively) .......................         10          10
 Investments available for sale .....................................        155          --
 Mortgage-backed securities, held to maturity (market value of
   approximately $1,727 at September 30, 1995) ......................         --       1,676
 Mortgage-backed securities, available for sale .....................      1,309          --
 Accrued interest receivable ........................................        132         252
 Investment in the Bank .............................................     59,443      43,062
 Other assets .......................................................        248         236
                                                                       ---------  ----------
  Total .............................................................    $69,586     $45,778
                                                                       =========  ==========
Liabilities .........................................................    $   475     $    33
                                                                       ---------  ----------
Stockholders' equity:
  Preferred stock ...................................................         27          27
  Common stock ......................................................         57          20
  Paid-in capital ...................................................     62,055      38,835
  Retained earnings .................................................      7,279       6,838
  Net unrealized gains on securities available for sale, net of
    taxes ...........................................................       (307)         25
                                                                       ---------  ----------
    Total stockholders' equity ......................................     69,111      45,745
                                                                       ---------  ----------
    Total liabilities and stockholders' equity ......................    $69,586     $45,778
                                                                       =========  ==========

              BANKUNITED FINANCIAL CORPORATION AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)
                              SEPTEMBER 30, 1996

(19) BANKUNITED FINANCIAL CORPORATION--(CONTINUED)

                      CONDENSED STATEMENTS OF OPERATIONS

                                 FOR THE YEARS ENDED SEPTEMBER
                                              30,
                                ------------------------------
                                   1996       1995       1994
                                --------- ---------  --------
                                    (DOLLARS IN THOUSANDS)
Interest income ..............    $  803     $  307     $  296
Interest expense .............        17         36         24
Equity income of the Bank  ...     2,406      6,587      2,443
Operating expenses ...........       491        818        529
                                --------  ---------   --------
Income before income taxes  ..     2,701      6,040      2,186
  Income tax expense
(benefit) ....................       115       (200)       (93)
                                --------  ---------   --------
  Net income .................    $2,586     $6,240     $2,279
                                ========  =========   ========

                      CONDENSED STATEMENTS OF CASH FLOWS

                                                           FOR THE YEARS ENDED SEPTEMBER 30,
                                                         ------------------------------------
                                                             1996        1995         1994
                                                         ----------- ----------  -----------
                                                                (DOLLARS IN THOUSANDS)
Cash flow from operating activities:
 Net income ...........................................    $  2,586     $ 6,240     $  2,279
 Less: Undistributed income of the Bank ...............        (406)     (6,587)        (901)
 Other ................................................         242         156       (1,682)
                                                         ----------  ----------  -----------
 Net cash provided by (used in) in operating
activities ............................................       2,422        (191)        (304)
                                                         ----------  ----------  -----------
Cash from investing activities:
 Equity contributions to the Bank .....................     (16,000)         --     (10,447)
 Purchase of investment securities ....................        (155)         --         (10)
 Purchase of mortgage-backed securities ...............          --          --      (1,960)
 Proceeds from repayments of mortgage-backed
   securities .........................................         368         181          103
 Net decrease (increase) in tax certificates  .........         145         732         (379)
                                                         ----------  ----------  -----------
 Net cash provided by (used in) investing activities  .     (15,642)        913      (12,693)
                                                         ----------  ----------  -----------
Cash flow from financing activities:
 Public offering of Company's 9% Preferred Stock  .....          --          --       10,625
 Public offering of Company's Class A Common Stock  ...      22,867          --           --
 Net proceeds from issuance of common stock  ..........         331         222          298
 Dividends paid on preferred stock ....................      (2,086)     (2,010)      (1,871)
 Dividends paid on common stock .......................          --          --         (137)
                                                         ----------  ----------  -----------
 Net cash provided by (used in) financing activities  .      21,112      (1,788)       8,915
 Decrease (increase) in cash and cash equivalents  ....       7,892      (1,066)      (4,082)
 Cash and cash equivalents at beginning of year  ......          85       1,151        5,233
                                                         ----------  ----------  -----------
 Cash and cash equivalents at end of year .............    $  7,977     $    85     $  1,151
                                                         ==========  ==========  ===========

              BANKUNITED FINANCIAL CORPORATION AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)
                              SEPTEMBER 30, 1996

(20) ESTIMATED FAIR VALUE OF FINANCIAL INSTRUMENTS

   The information set forth below provides disclosure of the estimated fair value of the Company's financial instruments presented in accordance with the requirements of SFAS No. 107 (and as amended by SFAS No. 119) issued by the Financial Accounting Standards Board. Management has made estimates of fair value discount rates that it believes to be reasonable. However, because there is no market for many of these financial instruments, management has no basis to determine whether the fair value presented would be indicative of the value negotiated in an actual sale. The fair value estimates do not consider the tax effect that would be associated with the disposition of the assets or liabilities at their fair value estimates.

   Fair values are estimated for loan portfolios with similar financial characteristics. Loans are segregated by category, such as commercial, commercial real estate, residential mortgage, second mortgages, and other installment. Each loan category is further segmented into fixed and adjustable rate interest terms and by performing and non-performing status. The fair value of loans, except residential mortgage and adjustable rate loans, is calculated by discounting scheduled cash flows through the estimated maturity using estimated market discount rates that reflect the credit and interest rate risk inherent in the loan. The estimate of average maturity is based on historical experience with prepayments for each loan classification, modified, as required, by an estimate of the effect of current economic and lending conditions.

   For residential mortgage loans, fair value is estimated by discounting contractual cash flows adjusted for national historical prepayment estimates using discount rates based on secondary market sources adjusted to reflect differences in servicing and credit costs.

   For adjustable-rate loans, the fair value is estimated at book value after adjusting for credit risk inherent in the loan. The Company's interest rate risk is considered insignificant since the majority of the Company's adjustable rate loans are based on the average cost of funds for the Eleventh District of the Federal Home Loan Bank System ("COFI") or one-year Constant Maturity Treasuries ("CMT") rates and adjust monthly or at intervals generally over a period not exceeding one year.

   The fair value of the tax certificates is estimated at book value as these investments historically have had relatively short lives and their yields approximate market rates. The fair value of mortgage-backed securities and investment securities is estimated based on bid prices available from securities dealers.

   Under SFAS No. 107, the fair value of deposits with no stated maturity, such as non-interest-bearing demand deposits, savings and NOW accounts, and money market accounts, is equal to the amount payable on demand. The fair value of certificates of deposit is based on the discounted value of contractual cash flows. The discount rate is estimated using the Company's current rates for deposits of similar maturities adjusted for insurance costs.

   The fair value of subordinated notes is estimated by discounting contractual cash flows using estimated market rates. The contract amounts and related fees of the Company's commitments to extend credit approximate the fair value of these commitments.

              BANKUNITED FINANCIAL CORPORATION AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)
                              SEPTEMBER 30, 1996

(20) ESTIMATED FAIR VALUE OF FINANCIAL INSTRUMENT--(CONTINUED)

   The following table presents information for the Company's financial instruments at September 30, 1996 and 1995:



                                              AS OF SEPTEMBER 30, 1996
                                          -------------------------------
                                           CARRYING VALUE     FAIR VALUE
                                          ---------------- -------------
                                               (DOLLARS IN THOUSANDS)
Financial assets:
  Cash and overnight investments  ......      $ 34,136         $ 34,136
  Tax certificates and other
investments ............................        46,784           46,784
  Mortgage-backed securities ...........        70,165           69,741
  Loans receivable .....................       646,385          646,507
  Other interest-earning assets  .......        12,225           12,225
Financial liabilities:
  Deposits .............................      $506,106         $506,025
  Advances from the FHLB ...............       237,000          237,218
  Subordinated notes ...................           775              859


                                              AS OF SEPTEMBER 30, 1995
                                           ------------------------------
                                            CARRYING VALUE    FAIR VALUE
                                           --------------- -------------
                                               (DOLLARS IN THOUSANDS)
Financial assets:
  Cash and overnight investments  .......      $ 34,730        $ 34,730
  Tax certificates and other investments         44,230          44,230
  Mortgage-backed securities ............        52,998          52,734
  Loans receivable ......................       453,350         458,681
  Other interest-earning assets  ........        12,325          12,325
Financial liabilities:
  Deposits ..............................      $310,074        $311,424
  Advances from the FHLB ................       241,000         240,675
  Subordinated notes ....................           775             899

         UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS


   The following Unaudited Pro Forma Condensed Combined Statement of Financial Condition as of September 30, 1996, and the Unaudited Pro Forma Condensed Combined Statement of Operations for the year ended September 30, 1996 give effect to the Merger accounted for as a purchase of Suncoast by the Company. Under the purchase method of accounting, all assets and liabilities of Suncoast at September 30, 1996 have been adjusted to their current estimated fair values and combined with the asset and liability book values of the Company. The Unaudited Pro Forma Condensed Combined Statement of Financial Condition assumes the Merger was effective on September 30, 1996. The Unaudited Pro Forma Condensed Combined Statement of Operations give effect to the Merger as if the Merger had occurred at the beginning of the period presented.

   The pro forma information is based on the historical consolidated financial statements of the Company and of Suncoast, as adjusted, as set forth in the accompanying Notes to the Unaudited Pro Forma Condensed Combined Financial Statements. Suncoast's fiscal year-end is June 30, and thus Suncoast's financial statements have been adjusted to reflect an unaudited fiscal year ending September 30, 1996. The Unaudited Pro Forma Condensed Combined Financial Statements do not give effect to any anticipated cost savings or potential revenue enhancements in connection with the Merger.

   The information shown below should be read in conjunction with the consolidated historical financial statements of the Company and of Suncoast, including the respective notes thereto, which are included or incorporated by reference in this Annual Report on Form 10-K. The pro forma data is presented for comparative purposes only and is not necessarily indicative of the combined financial position or results of operations in the future or of the combined financial position or results of operations which would have been realized had the Merger been consummated during the periods or as of the dates for which the pro forma data is presented.

   Pro forma per share amounts for the Company giving effect to the Merger are based on the exchange ratio of one share of the Company Class A Common Stock for each share of the Suncoast common stock and the issuance of New Company Preferred Stock having substantially similar terms as the Suncoast preferred stock.

                    UNAUDITED PRO FORMA CONDENSED COMBINED
                       STATEMENT OF FINANCIAL CONDITION
                              SEPTEMBER 30, 1996

                                                                                                   COMBINED
                                                      BANKUNITED     SUNCOAST     ADJUSTMENTS      PRO FORMA
                                                    ------------- -----------  -------------- -------------
                                                         (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
                      ASSETS
Cash and due from banks ..........................     $  5,483      $  4,588     $        --    $   10,071
FHLB overnight deposits and federal funds sold  ..       28,653         1,430              --        30,083
Repurchase Agreements ............................           --        15,000              --        15,000
Tax certificates, net ............................       40,088            --              --        40,088
Investments, available for sale, at market  ......        6,696            --              --         6,696
Mortgage-backed securities, held to maturity  ....       14,698            --              --        14,698
Mortgage-backed securities, available for sale,
  at market ......................................       55,467        18,196              --        73,663
Loans receivable, net ............................      646,385       330,781            (930)(1)   976,236
Mortgage loans held for sale .....................           --         4,208              --         4,208
Other interest earning assets ....................       12,225         3,075              --        15,300
Loan servicing assets ............................           --        11,454          (1,822)(1)     9,632
Office properties and equipment, net .............        2,608         6,787             700 (1)    10,095
Real estate owned, net ...........................          632           245              --           877
Accrued interest receivable ......................        7,023         3,065              --        10,088
Cost over fair value of net assets acquired and
  other intangible assets ........................        2,457            --           7,200 (1)     9,657
Prepaid expenses and other assets ................        1,945        10,574              --        12,519
                                                    -----------    ----------    ------------    ----------
  Total assets ...................................     $824,360      $409,403     $     5,148    $1,238,911
                                                    ===========    ==========    ============    ==========
       LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities:
 Deposits ........................................     $506,106      $298,461     $        --    $  804,567
 Advances from FHLB and other borrowings  ........      237,000        73,310              --       310,310
 Subordinated notes ..............................          775            --              --           775
 Advance payments by borrowers for taxes
   and insurance .................................        4,292         4,063              --         8,355
 Accrued expenses and other liabilities  .........        7,076         8,899           3,200 (3)    17,980
                                                                                       (1,195)(6)
                                                    -----------   -----------  --------------    ----------
  Total liabilities ..............................     $755,249      $384,733     $     2,005    $1,141,987
                                                    -----------   -----------  --------------    ----------
Stockholders' Equity:
 Preferred stock .................................     $     27      $  4,600     $    (4,591)(2)$       36
 Class A Common Stock ............................           54         2,418          (2,396)(2)        76
 Class B Common Stock ............................            3            --              --             3
 Additional paid-in capital ......................       62,055        17,657          10,125 (2)    89,837
 Retained earnings ...............................        7,279           301            (301)(2)     7,279
 Net unrealized gains on securities
   available for sale ............................         (307)         (306)            306          (307)
                                                    -----------   -----------     -----------    ----------
  Total stockholders' equity .....................       69,111        24,670           3,143        96,924
                                                    -----------   -----------     -----------    ----------
  Total liabilities and stockholders' equity  ....     $824,360      $409,403     $     5,148    $1,238,911
                                                    ===========   ===========     ============   ==========
Book value per common share ......................     $   7.85                                   $    7.44
Tangible book value per common share .............     $   7.42                                   $    6.22
Fully converted tangible book value per share  ...     $   7.13                                   $    6.64

                    UNAUDITED PRO FORMA CONDENSED COMBINED
                           STATEMENT OF OPERATIONS
                        YEAR ENDED SEPTEMBER 30, 1996


                                                                                                                COMBINED
                                                                  BANKUNITED     SUNCOAST    ADJUSTMENTS(1)    PRO FORMA
                                                                ------------- -----------  --------------- --------------
                                                                     (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
OPERATIONS DATA:
Interest income ..............................................    $   52,132     $28,501        $   1,119 (1)  $  81,752
Interest expense .............................................        34,622      17,781               20 (1)     52,423
                                                                ------------  ----------   --------------      ---------
Net interest income before provision for loan losses  ........        17,510      10,720            1,099         29,329
Provision for loan losses ....................................          (120)        165               --             45
                                                                ------------  ----------   --------------      ---------
Net interest income after provision for loan losses  .........        17,630      10,555            1,099         29,284
                                                                ------------  ----------   --------------      ---------
Non-interest income:
 Loan servicing income, net ..................................            --      4,109               364 (1)      4,473
 Gain on sale of assets ......................................            --      2,870                --          2,870
 Other .......................................................           649       1,201               --          1,850
                                                                ------------  ----------   --------------      ---------
  Total non-interest income ..................................           649       8,180              364          9,193
                                                                ------------  ----------   --------------      ---------
Non-interest expense:
 Employee compensation and benefits ..........................         4,275       7,328             (300)(4)     11,303
 Occupancy and equipment .....................................         1,801       2,874               35 (1)      4,710
 SAIF special assessment .....................................         2,614       2,317               --          4,931
 Other operating expenses ....................................         5,346       5,215              280 (1)     10,941
                                                                                                      100 (4)
                                                                ------------  ----------   --------------      ---------
  Total non-interest expenses ................................        14,036      17,734              115         31,885
                                                                ------------  ----------   --------------      ---------
Income before income taxes and preferred stock dividends  ....         4,243       1,001            1,348          6,592
Provision for income taxes ...................................         1,657         371              626 (6)      2,654
                                                                ------------  ----------   --------------      ---------
Net income before preferred stock dividends ..................         2,586         630              722          3,938
Preferred stock dividends ....................................         2,145       1,104               --          3,249
                                                                ------------  ----------   --------------      ---------
Net income after preferred stock dividends ...................    $      441     $  (474)       $     722      $     689
                                                                ============  ==========   ==============      =========
PER COMMON SHARE DATA:
Primary earnings per common share and common
  equivalent share ...........................................    $      .10                                   $     .10
Earnings per common share assuming full dilution  ............           .10                                         .10
Weighted average number of common shares and common
  equivalent shares assumed outstanding during the period:
    Primary ..................................................     4,558,521                                   6,695,848
  Fully diluted ..............................................     4,558,521                                   6,695,848
OPERATIONS DATA (EXCLUDING SAIF SPECIAL ASSESSMENT):
  SAIF special assessment, net of tax ........................    $   1,621      $1,437               --      $   3,058
                                                                ============  ==========   ==============      =========
Net income before preferred stock dividends and excluding
  SAIF special assessment ....................................    $    4,207     $ 2,067        $     722     $    6,996
                                                                ============  ==========   ==============      =========
Net income after preferred stock dividends and excluding SAIF
  special assessment .........................................    $    2,062     $   963        $     722     $    3,747
                                                                ============  ==========   ==============      =========
PER COMMON SHARE DATA (EXCLUDING SAIF SPECIAL ASSESSMENT):  ..
  Primary earnings per common share and common
   equivalent share  .........................................    $      .45                                  $      .56
Earnings per common share assuming full dilution  ............           .45                                         .50
Weighted average number of common shares and common
  equivalent shares assumed outstanding during the period:
    Primary ..................................................     4,558,521                                   6,695,848
  Fully diluted ..............................................     4,558,521                                   7,498,847

                    NOTES TO UNAUDITED PRO FORMA CONDENSED
                        COMBINED FINANCIAL STATEMENTS

(1) Adjustments to fair value for Suncoast's assets and liabilities are as follows (dollars in thousands):


                                                           AMORTIZATION             ANNUAL IMPACT ON
                                       ADJUSTMENTS       PERIOD AND METHOD      STATEMENT OF OPERATIONS
                                     -------------- ------------------------  ------------------------
Commercial loans ..................      $(2,000)    18 months/straight line             $1,333
Residential loans .................        1,070     5 years/straight line                 (214)
                                     --------------                            ------------------------
  Total loans .....................         (930)                                         1,119
Deposits premium ..................          200     10 years/straight line                 (20)
Loan servicing assets .............       (1,822)    5 years/straight line                  364
Land and buildings ................          700     20 years/straight line                 (35)
Cost over fair value of net assets
  acquired (goodwill) .............        7,000     25 years/straight line                (280)


(2) The purchase price of $27,590,000 represents the issuance of 2,199,930 shares of BankUnited Class A Common stock at a price of $7.00 per share (the closing bid price on the day of the Merger Agreement) and the issuance of 920,000 shares of New BankUnited Preferred stock having an estimated value of $13.25 per share. Also, $223,000, representing the fair value of Suncoast's outstanding stock options and warrants which will be exchanged for BankUnited stock options and warrants having similar terms and conditions, was credited to paid-in capital.

    The following summarizes the entries to Stockholders' Equity (dollars in thousands):


                                                                                 ENTRY TO
                                           ENTRIES TO          ENTRIES TO      RECORD STOCK
                                      ELIMINATE SUNCOAST'S    RECORD STOCK      OPTIONS AND
                                             EQUITY           TO BE ISSUED       WARRANTS         TOTAL
                                     --------------------- ---------------  --------------- -----------
Preferred Stock ...................         $ (4,600)           $     9            $ --         $(4,591)
Class A Common Stock ..............           (2,418)                22              --          (2,396)
Class B Common Stock ..............               --                 --              --              --
Additional Paid-in Capital ........          (17,657)            27,559             223           10,125
Retained Earnings .................             (301)                --              --             (301)
Net unrealized gains on securities
  available for sale ..............              306                 --              --              306
                                     ---------------        -----------       ---------        ---------
  Total Stockholders' Equity  .....         $(24,670)           $27,590            $223          $ 3,143
                                     ===============        ===========       =========        =========

(3) The total purchase price includes $3.2 million of accrued liabilities as follows:

    /bullet/ $1.35 million in severance costs.

    /bullet/ $1.85 million for direct acquisition costs such as legal, accounting, investment banking and other professional fees and expenses.

(4) The pro forma statements of operations include an annual reduction in salary expense of $300,000 and an annual increase in professional fees of $100,000 representing the change in status and compensation of Mr. Finch in accordance with the terms of his change-of-control agreement.

(5) The pro forma adjustments do not include the effect of any potential expense reductions, revenue enhancements or restructuring charges.

(6) The statutory income tax rate is assumed to be 38%. Amortization of the cost over fair value of net assets acquired (goodwill) is not deductible for tax purposes.

ITEM 9. CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE.

   None.

                                   PART III

ITEM 10.  DIRECTORS AND EXECUTIVE OFFICERS OF THE COMPANY.

   The information contained under the caption "Election of Directors" to appear in the Company's definitive proxy statement relating to the Company's 1997 Annual Meeting of Stockholders, which definitive proxy statement will be filed with the Securities and Exchange Commission not later than 120 days after the end of the Company's fiscal year covered by this report on Form 10-K (hereinafter referred to as the "Annual Meeting Proxy Statement"), is incorporated herein by reference. Information concerning the executive officers of the Company is included in Part I of this Report on Form 10-K.

ITEM 11.  EXECUTIVE COMPENSATION.

   The information contained under the caption "Executive Compensation" to appear in the Annual Meeting Proxy Statement is incorporated herein by reference.

ITEM 12.  SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT.

   The information contained under the caption "Security Ownership of Certain Beneficial Owners and Management" to appear in the Annual Meeting Proxy Statement is incorporated herein by reference.

ITEM 13.  CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS.

   The information contained under the captions "Compensation Committee Interlocks and Insider Participation" and "Certain Relationships and Related Transactions" to appear in the Annual Meeting Proxy Statement is incorporated herein by reference.

                                   PART IV

ITEM 14.  EXHIBITS, FINANCIAL STATEMENT SCHEDULES, AND REPORTS ON FORM 8-K.

(A) THE FOLLOWING DOCUMENTS ARE FILED AS PART OF THIS REPORT:

   (1) Financial Statements.

    The following consolidated financial statements of the Company and the report of the independent certified public accountants thereon have been filed with this report:

             Report of Independent Certified Public Accountants (Price Waterhouse LLP).

             Consolidated Statements of Financial Condition as of September 30, 1996 and 1995.

             Consolidated Statements of Operations for the years September 30, 1996, 1995 and 1994.

             Consolidated Statements of Stockholders' Equity for the years ended September 30, 1996, 1995 and 1994.

             Consolidated Statements of Cash Flows for the years ended September 30, 1996, 1995 and 1994.

             Notes to Consolidated Financial Statements.

         (2) Financial Statement Schedules.

         Schedules are omitted because the conditions requiring their filing are not applicable or because the required information is provided in the Consolidated Financial Statements, including the Notes thereto.

         (3) Exhibits.*

         (3.1) Articles of Incorporation of the Company (Exhibit 3.1 to the Company's Form 10-K Report for the year ended September 30, 1996).

         (3.2) Statement of Designation of Series I Class A Common Stock and Class B Common Stock of the Company, as amended (Exhibit 4.9 to the Company's Form S-8 Registration Statement [File No. 333-43211]. as filed with the Securities and Exchange Commission on November 14,
         1996).

         (3.3) Bylaws of the Company (Exhibit 4.5 to the Company's Form S-8 Registration Statement [File No. 333-43211], as filed with the Securities and Exchange Commission on November 14, 1996).

         (3.4) Statement of Designation of 8% Noncumulative Convertible Preferred Stock, Series 1996 (Exhibit 4.8 to the Company's Form S-8 Registration Statement [File No. 333-43211], as filed with the Securities and Exchange Commission on November 14, 1996).

         (4.1) Agreement for Advances and Security Agreement with Blanket Floating Lien dated as of September 25, 1992, between the Bank and the FHLB of Atlanta (Exhibit 4.1 to the Bank's Form 10-K for the year ended September 30, 1992, filed with the Securities and Exchange Commission as an exhibit to the Company's Form 8-K dated March 25,
         1993).

         (4.2) Forms of Series 15A-F, Series 18E and Series 20A-F of Subordinated Notes of the Bank (Exhibit 4.3 to the Company's Form S-4 Registration Statement, File No. 33-55232, as filed with the Securities and Exchange Commission on December 2, 1992).

         (10.1) Non-Statutory Stock Option Plan, as amended (Exhibit 4.9 to the Company's Form S-8 Registration Statement [File No. 33-76882], as filed with the Securities and Exchange Commission on March 24,
         1994).**

         (10.2) 1992 Stock Bonus Plan, as amended. (Exhibit 10.2 to the Company's Form 10-K Report for the year ended September 30, 1994 [the "1994 10-K"]).**

         (10.3) 1994 Incentive Stock Option Plan. (Exhibit 10.3 to the 1994 10-K).**

         (10.4) Profit Sharing Plan of the Bank (Exhibit 10.4 to the Company's Form 10-K Report for the year ended September 30, 1995).

         (10.5) 1996 Incentive Compensation and Stock Award Plan
         (Exhibit 10.5 to the Company's Form 10-K Report for the year ended September 30, 1996).**

         (10.6) Purchase and Assumption Agreement dated March 20, 1995 by and among the Company, the Bank, SouthTrust Corporation, SouthTrust of Florida, Inc., and SouthTrust Bank of the Suncoast (Exhibit 10.1 to the Company's Form 10-Q Report for the quarter ended March 31, 1995 [the "March 31, 1995 10-Q"]).

         (10.7) Purchase and Assumption Agreement dated March 20, 1995 by and among the Company, the Bank, SouthTrust Corporation, SouthTrust of Florida, Inc., and SouthTrust Bank of Southwest Florida, N.A. (Exhibit 10.2 to the March 31, 1995 10-Q).

         (10.8) First Amendment to Purchase and Assumption Agreement dated July 27, 1995 by and among the Company, the Bank, SouthTrust Corporation, SouthTrust of Florida, Inc., and SouthTrust Bank of the Suncoast (Exhibit 10.1 to the Company's Form 10-Q Report for the quarter ended June 30, 1995 [the "June 30, 1995 10-Q"]).

         (10.9) First Amendment to Purchase and Assumption Agreement dated July 27, 1995 by and among the Company, the Bank, SouthTrust Corporation, SouthTrust of Florida, Inc., and SouthTrust of Southwest Florida, N.A. (Exhibit 10.2 to the June 30, 1995 10-Q).

         (10.10) Form of Employment Agreement between the Company and Alfred
         R. Camner (Exhibit 10.10 to the Company's 10-K Report for the year ended September 30, 1996).

         (10.11) Form of Employment Agreement between the Company and Earline
         G. Ford (Exhibit 10.11 to the Company's 10-K Report for the year ended September 30, 1996).

         (10.12) Form of Employment Agreement between the Company and certain of its senior officers (Exhibit 10.12 to the Company's 10-K Report for the year ended September 30, 1996).

         (11.1) Statement regarding calculation of earnings per common share (Exhibit 11.1 to the Company's 10-K Report for the year ended September 30, 1996).

         (12.1) Statement regarding calculation of ratios (Exhibit 12.1 to the Company's 10-K Report for the year ended September 30, 1996).

         (21.1) Subsidiaries of the Company (Exhibit 21.1 to the Company's 10-K Report for the year ended September 30, 1996).

         (23.1) Consent of Price Waterhouse LLP.

         (24.1) Power of Attorney (set forth on the signature page of the Annual Report on Form 10-K filed for the year ended September 30,
         1996).

----------------------
 * Exhibits followed by a parenthetical reference are incorporated herein by reference from the documents described therein.

**  Exhibits 10.1--10.4 are compensatory plans or arrangements.

(B) REPORTS ON FORM 8-K.

   During the quarter ended September 30, 1996, the Company filed a Current Report on Form 8-K dated July 15, 1996 with the Securities and Exchange Commission.

                                  SIGNATURES


   Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report on Form 10-K to be signed on its behalf by the undersigned, thereunto duly authorized on December 23, 1996.

                                          BANKUNITED FINANCIAL CORPORATION
                                          By: /s/ ALFRED R. CAMNER
                                              ---------------------------------
                                              Alfred R. Camner
                                              Chairman of the Board,
                                              President and
                                              Chief Executive Officer


   KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Alfred R. Camner, Earline G. Ford and Marc Jacobson and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments to this report on Form 10-K and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his substitutes, may lawfully do or cause to be done by virtue thereof.


   Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed on December 23, 1996 on behalf of the Registrant by the following persons and in the capacities indicated.


/S/ ALFRED R. CAMNER
-------------------------------- CHAIRMAN OF THE BOARD, CHIEF EXECUTIVE
 ALFRED R. CAMNER                OFFICER, PRESIDENT AND DIRECTOR
                                 (PRINCIPAL EXECUTIVE OFFICER)

/s/ EARLINE G. FORD
-------------------------------- Executive Vice President, Treasurer and
 Earline G. Ford                 Director

/s/ JAMES A. DOUGHERTY           Executive Vice President and Director
--------------------------------
 James A. Dougherty

/s/ SAMUEL A. MILNE
-------------------------------- Executive Vice President and Chief Financial
 Samuel A. Milne                 Officer (Principal Financial Officer and
                                 Principal Accounting Officer)

/s/ MARC D. JACOBSON             Director
--------------------------------
 Marc D. Jacobson

/s/ ALLEN M. BERNKRANT           Director
--------------------------------
 Allen M. Bernkrant

/s/ LAWRENCE H. BLUM             Director
--------------------------------
 Lawrence H. Blum

                               95

                                 Director
--------------------------------
 Patricia L. Frost

                                 Director
--------------------------------
 Sandra Goldstein

                                 Director
--------------------------------
 Robert D. Lurie

/s/ ANNE W. SOLLOWAY             Director
--------------------------------
 Anne W. Solloway

/s/ CHRISTINA CUERVO MIGOYA      Director
--------------------------------
 Christina Cuervo Migoya

/s/ NEIL MESSINGER               Director
--------------------------------
 Neil Messinger

                                 Director
--------------------------------
 Bruce Friesner

                                 Director
--------------------------------
 Albert J. Finch

                                 Director
--------------------------------
 Irving P. Cohen

                                 Director
--------------------------------
 Elia J. Giusti

                                 Director
--------------------------------
 Norman E. Mains

/s/ MARC LIPSITZ                 Director
--------------------------------
 Marc Lipsitz

                       BANKUNITED FINANCIAL CORPORATION

                          ANNUAL REPORT ON FORM 10-K
                    FOR THE YEAR ENDED SEPTEMBER 30, 1996

                              INDEX TO EXHIBITS*

                                                                                                 SEQUENTIALLY
                                                                                                  NUMBERED
  EXHIBIT NO.                                                                                        PAGE
----------------                                                                             -----------------


      23.1       Consent of Price Waterhouse LLP


-------------
* All other exhibits listed under Item 14 of Part IV of the Form 10-K are incorporated by reference to documents previously filed, as indicated therein.

                                                                 EXHIBIT 23.1




               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS




We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 33-76878, No. 33-76884, No. 33-76882 and
333-432111) of BankUnited Financial Corporation of our report dated December 14, 1996 appearing on page 54 of this Form 10-K/A.



/s/ PRICE WATERHOUSE LLP
-------------------------
PRICE WATERHOUSE LLP
Miami, Florida
December 14, 1996

                                                                      APPENDIX A
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 10-K/A

(Mark One)
                [x] ANNUAL REPORT PURSUANT TO SECTION 13 OR 15(D)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

                  FOR THE FISCAL YEAR ENDED SEPTEMBER 30, 1996

                                       OR

              [ ] TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(D)
                     OF THE SECURITIES EXCHANGE ACT OF 1934


                         COMMISSION FILE NUMBER 0-21850


                        BANKUNITED FINANCIAL CORPORATION
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


       FLORIDA                                         65-037773
(STATE OR OTHER JURISDICTION OF            (I.R.S. EMPLOYER IDENTIFICATION NO.)
 INCORPORATION OR ORGANIZATION)

 255 ALHAMBRA CIRCLE, CORAL GABLES, FLORIDA              33134
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                ZIP CODE


       REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE: (305) 569-2000

           SECURITIES REGISTERED PURSUANT TO SECTION 12(B) OF THE ACT:
                                      NONE


           SECURITIES REGISTERED PURSUANT TO SECTION 12(G) OF THE ACT:
                      CLASS A COMMON STOCK, $.01 PAR VALUE
            8% NONCUMULATIVE CONVERTIBLE PREFERRED STOCK, SERIES 1996
            8% NONCUMULATIVE CONVERTIBLE PREFERRED STOCK, SERIES 1993
                   9% NONCUMULATIVE PERPETUAL PREFERRED STOCK
                                (TITLE OF CLASS)


     Indicate by check mark whether the Registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months, and (2) has been subject to such filing
requirements for the past 90 days. YES  X   NO

   Indicate by check mark if disclosure of delinquent filers pursuant to Item 405 of Regulation S-K is not contained herein, and will not be contained, to the best of Registrant's knowledge, in definitive proxy or information statements incorporated by reference in Part III of this Form 10-K or any amendment to the Form 10-K. [ ]

   The aggregate market value of the Class A Common Stock held by non-affiliates of the Registrant, based upon the average price on December 11, 1996, was $68,776,342.* The other voting securities of the Registrant are not publicly traded.

   The shares of the Registrant's common stock outstanding as of December 11, 1996 were as follows:

                CLASS                 NUMBER OF SHARES
                -----                 ----------------
Class A Common Stock, $.01 par value     7,675,931
Class B Common Stock, $.01 par value       251,515

                       DOCUMENTS INCORPORATED BY REFERENCE

   The Registrant's Definitive Proxy Statement for its 1997 Annual Meeting of Stockholders will be filed with the Securities and Exchange Commission not later than 120 days after the end of the fiscal year covered by this Form 10-K pursuant to Rule G(3) of the General Instructions for Form 10-K. Information from such Definitive Proxy Statement will be incorporated by reference into Part III, Items 10, 11, 12 and 13 hereof.

-----------------------------------------------------------------------------

* Based on reported beneficial ownership of all directors and executive officers of the Registrant; this determination does not, however, constitute an admission of affiliated status for any of these individual stockholders.

-----------------------------------------------------------------------------
-----------------------------------------------------------------------------

                                  SIGNATURES



   Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report on Form 10-K to be signed on its behalf by the undersigned, thereunto duly authorized on January 29, 1997.


                                          BANKUNITED FINANCIAL CORPORATION
                                          By: /s/ ALFRED R. CAMNER
                                              ---------------------------------
                                              Alfred R. Camner
                                              Chairman of the Board,
                                              President and
                                              Chief Executive Officer


   KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Alfred R. Camner, Earline G. Ford and Marc Jacobson and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments to this report on Form 10-K and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his substitutes, may lawfully do or cause to be done by virtue thereof.



   Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed on January 29, 1997 on behalf of the Registrant by the following persons and in the capacities indicated.



/S/ ALFRED R. CAMNER
-------------------------------- CHAIRMAN OF THE BOARD, CHIEF EXECUTIVE
 ALFRED R. CAMNER                OFFICER, PRESIDENT AND DIRECTOR
                                 (PRINCIPAL EXECUTIVE OFFICER)

/s/ EARLINE G. FORD
-------------------------------- Executive Vice President, Treasurer and
 Earline G. Ford                 Director

/s/ JAMES A. DOUGHERTY           Executive Vice President and Director
--------------------------------
 James A. Dougherty

/s/ SAMUEL A. MILNE
-------------------------------- Executive Vice President and Chief Financial
 Samuel A. Milne                 Officer (Principal Financial Officer and
                                 Principal Accounting Officer)

/s/ MARC D. JACOBSON             Director
--------------------------------
 Marc D. Jacobson

/s/ ALLEN M. BERNKRANT           Director
--------------------------------
 Allen M. Bernkrant

/s/ LAWRENCE H. BLUM             Director
--------------------------------
 Lawrence H. Blum

                               2

                                 Director
--------------------------------
 Patricia L. Frost

                                 Director
--------------------------------
 Sandra Goldstein

                                 Director
--------------------------------
 Robert D. Lurie

/s/ ANNE W. SOLLOWAY             Director
--------------------------------
 Anne W. Solloway

/s/ CHRISTINA CUERVO MIGOYA      Director
--------------------------------
 Christina Cuervo Migoya

/s/ NEIL MESSINGER               Director
--------------------------------
 Neil Messinger

                                 Director
--------------------------------
 Bruce Friesner

                                 Director
--------------------------------
 Albert J. Finch

                                 Director
--------------------------------
 Irving P. Cohen

                                 Director
--------------------------------
 Elia J. Giusti

                                 Director
--------------------------------
 Norman E. Mains

/s/ MARC LIPSITZ                 Director
--------------------------------
 Marc Lipsitz

                       BANKUNITED FINANCIAL CORPORATION

                          ANNUAL REPORT ON FORM 10-K
                    FOR THE YEAR ENDED SEPTEMBER 30, 1996

                              INDEX TO EXHIBITS*

                                                                                                 SEQUENTIALLY
                                                                                                  NUMBERED
  EXHIBIT NO.                                                                                        PAGE
----------------                                                                             -----------------


      27.1       Financial Data Schedule

-------------
* All other exhibits listed under Item 14 of Part IV of the Form 10-K are incorporated by reference to documents previously filed, as indicated therein.

                                                                      EXHIBIT 27

ARTICLE                                            9
LEGEND
THIS SCHEDULE CONTAINS SUMMARY FINANCIAL INFORMATION EXTRACTED FROM THE FINANCIAL STATEMENTS OF BANK UNITED, FSB FOR THE TWELVE MONTHS ENDED SEPTEMBER 30, 1996 AND IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO SUCH FINANCIAL STATEMENTS.
/LEGEND
TABLE

PERIOD-TYPE                   12-MOS
FISCAL-YEAR-END                              SEP-30-1996
PERIOD-END                                   SEP-30-1996
CASH                                         5,483
INT-BEARING-DEPOSITS                         28,253
FED-FUNDS-SOLD                               400
TRADING-ASSETS                               0
INVESTMENTS-HELD-FOR-SALE                    62,152
INVESTMENTS-CARRYING                         59,797
INVESTMENTS-MARKET                           0
LOANS                                        648,543
ALLOWANCE                                    2,158
TOTAL-ASSETS                                 824,360
DEPOSITS                                     506,106
SHORT-TERM                                   237,000
LIABILITIES-OTHER                            11,368
LONG-TERM                                    0
PREFERRED-MANDATORY                          0
PREFERRED                                    27
COMMON                                       57
OTHER-SE                                     69,027
TOTAL-LIABILITIES-AND-EQUITY                 824,360
INTEREST-LOAN                                41,313
INTEREST-INVEST                              10,819
INTEREST-OTHER                               0
INTEREST-TOTAL                               52,132
INTEREST-DEPOSIT                             20,791
INTEREST-EXPENSE                             34,622
INTEREST-INCOME-NET                          17,510
LOAN-LOSSES                                  (120)
SECURITIES-GAINS                             0
EXPENSE-OTHER                                14,036
INCOME-PRETAX                                4,243
INCOME-PRE-EXTRAORDINARY                     0
EXTRAORDINARY                                0
CHANGES                                      0
NET-INCOME                                   2,586
EPS-PRIMARY                                  .10
EPS-DILUTED                                  .10
YIELD-ACTUAL                                 2.52
LOANS-NON                                    6,396
LOANS-PAST                                   0
LOANS-TROUBLED                               1,457
LOANS-PROBLEM                                0
ALLOWANCE-OPEN                               2,135
CHARGE-OFFS                                  160
RECOVERIES                                   78
ALLOWANCE-CLOSE                              2,158
ALLOWANCE-DOMESTIC                           0
ALLOWANCE-FOREIGN                            0
ALLOWANCE-UNALLOCATED                        0
/TABLE
/TEXT

                                                                      APPENDIX B
                                    FORM 10-Q

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

(Mark One)

[X]      QUARTERLY REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
         SECURITIES EXCHANGE ACT OF 1934

                For the quarterly period ended December 31, 1996

                                       or

[_]      TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
         SECURITIES EXCHANGE ACT OF 1934

                           Commission File No. 5-43936

                        BANKUNITED FINANCIAL CORPORATION
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)

           FLORIDA                                         65-0377773
-------------------------------                      ----------------------
(State or other jurisdiction of                         (I.R.S. Employer
 incorporation or organization)                      Identification Number)

                     255 ALHAMBRA CIRCLE, CORAL GABLES 33134
               ---------------------------------------------------
               (Address of principal executive offices) (Zip Code)

                                 (305) 569-2000
              ----------------------------------------------------
              (Registrant's telephone number, including area code)

Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the Registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days. Yes X No ___

The number of shares outstanding of the registrant's common stock at the close of business on February 11, 1997 was 7,703,477 shares of Class A Common Stock, $.01 par value, and 275,685 shares of Class B Common Stock, $.01 par value.

This Form 10-Q contains 19 pages.
The Index to Exhibits appears on page 17.

                BANKUNITED FINANCIAL CORPORATION AND SUBSIDIARIES

            Form 10-Q Report for the Quarter Ended December 31, 1996

                                      INDEX

                                                                       PAGE NO.
                                                                       --------
PART I - FINANCIAL INFORMATION

         Item 1.  FINANCIAL STATEMENTS

                  Consolidated Statements of Financial Condition as of
                  December 31, 1996 (unaudited) and September 30, 1996    3

                  Consolidated Statements of Operations (unaudited)
                  for the Three Months Ended December 31, 1996
                  and December 31, 1995                                   4

                  Consolidated Statements of Cash Flows (unaudited)
                  for the Three Months Ended December 31, 1996 and
                  December 31, 1995                                       5

                  Condensed Notes to Consolidated Financial
                  Statements (unaudited)                                  6

         Item 2.  MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                  FINANCIAL CONDITION AND RESULTS OF OPERATIONS           8

PART II - OTHER INFORMATION

         Item 2.  CHANGES IN SECURITIES                                  15

         Item 5.  OTHER INFORMATION                                      15

         Item 6.  EXHIBITS AND REPORTS ON FORM 8-K                       15

                         PART I - FINANCIAL INFORMATION

ITEM 1.   FINANCIAL STATEMENTS

                BANKUNITED FINANCIAL CORPORATION AND SUBSIDIARIES
                 CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION

                                                                               (Unaudited)
                                                                               December 31,            September 30,
                                                                                   1996                     1996
--------------------------------------------------------------------------------------------------------------------
                                                                    (Dollars in thousands, except per share amounts)
ASSETS
Cash and due from banks                                                       $   15,095                 $  5,483
Federal funds sold and Federal Home Loan Bank overnight deposits                  69,323                   28,653
Tax certificates  (net of reserves of $631 at December 31, 1996
 and $614 at September 30, 1996)                                                  33,789                   40,088
Investments, available for sale, net at market                                     6,702                    6,685
Mortgage-backed securities, held to maturity, net  (market
  value of approximately $13,728 at December 31, 1996
  and $14,274 at September 30, 1996)                                              13,906                   14,698
Mortgage-backed securities available for sale, net at market                      72,206                   55,467
Loans receivable, net                                                          1,046,770                  646,385
Other interest earning assets                                                     15,136                   12,236
Office properties and equipment, net                                               9,857                    2,608
Accrued interest receivable                                                       11,073                    7,023
Mortgage servicing rights                                                          8,883                       --
Goodwill                                                                          11,934                    2,457
Prepaid expenses and other assets                                                 14,370                    2,577
                                                                              ----------                 --------
       Total assets                                                           $1,329,044                 $824,360
                                                                              ==========                 ========

LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities:
Deposits                                                                      $  878,166                 $506,106
Advances from Federal Home Loan Bank                                             288,484                  237,000
Subordinated notes                                                                   775                      775
Accrued expenses and other liabilities                                            13,464                   11,368
                                                                              ----------                 --------
       Total liabilities                                                       1,180,889                  755,249
                                                                              ----------                 --------
Company Obligated Mandatorily Redeemable Preferred Securities of
 Subsidiary Trust Holding Solely Junior Subordinated Deferrable Interest
 Debentures of the Company                                                        50,000                       --
                                                                              ----------                 --------
STOCKHOLDERS' EQUITY:
 Preferred stock, Series B,C,C-II, 1993, 1996 and 9%, $.01 par value.
 Authorized shares - 10,000,000; issued and outstanding shares - 3,584,547
 at December 31, 1996 and 2,664,547 at September 30, 1996                             36                       27
 Class A Common Stock, $.01 par value.  Authorized shares
 30,000,000; issued and outstanding shares - 7,656,953
 at  December 31, 1996 and 5,454,201 at September 30, 1996                            76                       54
 Class B Common Stock, $.01 par value.  Authorized shares
 3,000,000; issued and outstanding shares - 251,515 at
 December  31, 1996 and 251,515 at September 30, 1996                                  3                        3
 Additional paid-in capital                                                       89,860                   62,055
 Retained earnings                                                                 8,206                    7,279
 Net unrealized losses on securities available for sale,  net of tax                 (26)                    (307)
                                                                              ----------                 --------
        Total stockholders' equity                                                98,155                   69,111
                                                                              ----------                 --------
        Total liabilities and stockholders' equity                            $1,329,044                 $824,360
                                                                              ==========                 ========


SEE CONDENSED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS.

                BANKUNITED FINANCIAL CORPORATION AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF OPERATIONS

                                                                                THREE MONTHS ENDED DECEMBER 31,
                                                                                -------------------------------
                                                                                          (Unaudited)
                                                                                1996                     1995
                                                                              -------                   -------
                                                                          (In thousands, except earnings per share)
Interest income:
 Interest and fees on loans                                                   $16,616                   $ 8,766
 Interest on mortgage-backed securities                                         1,309                       889
 Interest on short-term investments                                               467                       603
 Interest and dividends on long-term investments
  and other earning assets                                                      1,099                     1,066
                                                                              -------                   -------
   Total interest income                                                       19,491                    11,324
                                                                              -------                   -------
Interest expense:
 Interest on deposits                                                           8,882                     4,223
 Interest on borrowings                                                         3,505                     3,563
                                                                              -------                   -------
   Total interest expense                                                      12,387                     7,786
                                                                              -------                   -------
   Net interest income before provision (credit) for loan losses                7,104                     3,538
   Provision (credit) for loan losses                                             250                      (300)
                                                                              -------                   -------
   Net interest income after provision (credit) for loan losses                 6,854                     3,838
                                                                              -------                   -------
Non-interest income:
 Service fees, net                                                                575                       151
 Other                                                                             25                         7
                                                                              -------                   -------
   Total non-interest income                                                      600                       158
                                                                              -------                   -------
Non-interest expenses:
   Employee compensation and benefits                                           1,915                       967
   Occupancy and equipment                                                        886                       363
   Insurance                                                                      361                       226
   Professional fees - legal and accounting                                       222                       246
   Other operating expenses                                                     1,449                       726
                                                                              -------                   -------
   Total non-interest expenses                                                  4,833                     2,528
                                                                              -------                   -------
   Income before income taxes and preferred stock dividends                     2,621                     1,468
   Income taxes                                                                 1,022                       557
                                                                              -------                   -------
   Net income before preferred stock dividends                                  1,599                       911
Preferred stock dividends                                                         672                       536
                                                                              -------                   -------
   Net income after preferred stock dividends                                 $   927                   $   375
                                                                              =======                   =======
Earnings Per Share
   Primary                                                                    $  0.13                   $  0.16
                                                                              =======                   =======
   Fully-diluted                                                              $  0.13                   $  0.15
                                                                              =======                   =======

Weighted average number of common share equivalents assumed outstanding during the period:
 Primary                                                                        7,155                     2,369
                                                                              =======                   =======
 Fully diluted                                                                  8,045                     3,172
                                                                              =======                   =======

SEE CONDENSED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                BANKUNITED FINANCIAL CORPORATION AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                               THREE MONTHS ENDED DECEMBER 31,
                                                                               -------------------------------
                                                                                         (Unaudited)
                                                                               1996                      1995
                                                                             --------                  --------
                                                                                    (Dollars in thousands)
CASH FLOWS FROM OPERATING ACTIVITIES:
 Net Income                                                                  $  1,599                  $    911
 Adjustments to reconcile net income to net cash used in
   operating activities:
   Provision (credit) for loan losses                                             250                      (300)
   Provision for losses on tax certificates                                        18                        38
   Depreciation and amortization                                                  313                       126
   Amortization of discounts and premiums on investments                            8                        --
   Amortization of discounts and premiums on mortgage-backed securities            30                        34
   Amortization of discounts and premiums on loans                                (23)                     (353)
   Loans originated for sale                                                   (5,193)                   (3,057)
   Increase in accrued interest receivable                                     (1,097)                     (653)
   (Decrease) increase in interest payable on deposits and FHLB advances         (845)                       53
   Increase in accrued expenses                                                 2,347                         4
   Decrease in accrued taxes                                                     (937)                   (2,589)
   Increase (decrease) in deferred taxes                                           17                      (469)
   (Decrease) increase in other liabilities                                   (27,320)                      835
   Decrease in prepaid expenses and other assets                                2,039                       972
   Proceeds from sale of loans                                                  3,657                     1,521
   Recovery on loans                                                               11                       941
   Loss (gain) on sales of loans                                                   11                        (4)
   Loss (gain) on sales of real estate owned                                       23                       (52)
                                                                             --------                  --------
    Net cash used in operating activities                                     (25,092)                   (2,042)
                                                                             --------                  --------
CASH FLOWS FROM INVESTING ACTIVITIES:
Net increase in loans                                                         (58,864)                  (34,126)
Proceeds from sale of real estate owned                                           488                       650
Purchase of other earning assets                                               (2,650)                       --
Proceeds from repayments of mortgage-backed securities                          3,136                     1,555
Proceeds from repayments of other earning assets                                3,000                       750
Proceeds from sale of investment securities                                        --                     3,000
Purchases of premises and equipment                                              (338)                     (159)
Net decrease in tax certificates                                                6,281                     8,060
Purchase of Suncoast's cash equivalents                                        32,803                        --
                                                                             --------                  --------
    Net cash used in investing activities                                     (16,144)                  (20,270)
                                                                             --------                  --------
 CASH FLOWS FROM FINANCING ACTIVITIES:
Net increase in deposits                                                       48,323                    42,970
Net decrease in other borrowings                                                  (16)                  (10,000)
Net proceeds from issuance of preferred stock                                       9                        --
Net proceeds from issuance of common stock                                         14                        88
Net proceeds from issuance of trust  guaranteed preferred
  beneficial interest in the Company's debenture                               48,350                        --
Dividends paid on the Company's preferred stock                                  (672)                     (536)
Decrease in advances from borrowers for taxes and insurance                    (4,490)                   (2,661)
                                                                             --------                  --------
   Net cash provided by financing activities                                   91,518                    29,861
                                                                             --------                  --------
Increase in cash and cash equivalents                                          50,282                     7,549
Cash and cash equivalents at beginning of period                               34,136                    34,730
                                                                             --------                  --------
Cash and cash equivalents at end of period                                   $ 84,418                  $ 42,279
                                                                             ========                  ========
SUPPLEMENTAL DISCLOSURES:
Transfer from loans to real estate owned                                     $  1,160                  $     --
                                                                             ========                  ========
Transfers from real estate owned to loans                                    $     --                  $    184
                                                                             ========                  ========
Transfers of mortgage-backed securities from held-to-maturity to
 available for sale                                                          $     --                  $ 31,780
                                                                             ========                  ========

SEE CONDENSED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

              CONDENSED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (Unaudited)

1.      BASIS OF PRESENTATION AND PRINCIPLES OF CONSOLIDATION

The accompanying unaudited consolidated financial statements have been prepared in conformity with Rule 10-01 of Regulation S-X of the Securities and Exchange Commission and therefore do not include information or footnotes necessary for a complete presentation of financial position, results of operations and cash flows in conformity with generally accepted accounting principles ("GAAP"). However, all adjustments (consisting of normal recurring accruals) which, in the opinion of management, are necessary for a fair presentation of the financial statements of BankUnited Financial Corporation and its subsidiaries (the "Company") have been included. Operating results for the three month period ended December 31, 1996 are not necessarily indicative of the results which may be expected for the year ended September 30, 1997. For further information, refer to the consolidated financial statements and footnotes thereto included in the Company's Annual Report on Form 10-K/A for fiscal year ended September 30, 1996.

2.      REGULATORY CAPITAL

The Office of Thrift Supervision ("OTS") requires that BankUnited, FSB (the "Bank") meet minimum regulatory tangible, core and risk-based capital requirements. Currently, the Bank exceeds all regulatory capital requirements. The Bank's required, actual and excess regulatory capital levels as of December 31, 1996 were as follows:

                                   REQUIRED                         ACTUAL                         EXCESS
                            -------------------            --------------------            ---------------------
                                          % OF                            % OF                             % OF
                             AMOUNT      ASSETS              AMOUNT      ASSETS              AMOUNT       ASSETS
                            ---------    ------            ---------     ------            ---------      ------
                                                            (Dollars in Thousands)
Tangible Capital            $  19,786     1.5%             $ 102,841       7.7%            $  83,055       6.2%
Core Capital                $  39,573     3.0%             $ 102,841       7.7%            $  63,268       4.7%
Risk-Based Capital          $  58,464     8.0%             $ 106,758      14.6%            $  48,294       6.6%

3. COMPANY OBLIGATED MANDATORILY REDEEMABLE PREFERRED SECURITIES OF SUBSIDIARY TRUST HOLDING SOLELY JUNIOR SUBORDINATED DEFERRABLE INTEREST DEBENTURES OF THE COMPANY

On December 30, 1996, a newly formed trust subsidiary created under the laws of Delaware, BankUnited Capital, issued $50 million of 10 1/4% Trust Preferred Securities, Series A (the "Trust Preferred Securities") and $2 million of common securities, which are wholly owned by the Company. In connection with this transaction, BankUnited Capital simultaneously purchased $52 million of 10 1/4% Junior Subordinated Deferrable Interest Debentures, Series A issued by BankUnited Financial Corporation with terms similar to the Trust Preferred Securities.

These securities mature December 31, 2026 and pay a preferential cumulative cash distribution at an annual rate of 10 1/4%. The Company and BankUnited Capital have the right to defer payment of interest for up to 5 years. BankUnited Financial Corporation has guaranteed all of the obligations of the Trust Preferred Securities, including costs, expenses and liabilities of BankUnited Capital.

4. ACQUISITION

On November 15, 1996, the Company acquired Suncoast Savings & Loan Association, FSA ("Suncoast"). The Company issued one share of its Class A Common Stock for each share of Suncoast common stock of which 2,199,930 were outstanding and one share of newly created 8% non-cumulative convertible preferred stock, Series 1996 for each share of Suncoast preferred stock of which 920,000 shares were outstanding. The newly created 8% non-cumulative convertible preferred stock, Series 1996 has substantially the same terms and conditions as the Suncoast preferred stock. The cost of the acquisition, which will be accounted for as a purchase was $27.8 million, representing the fair value of the consideration given to the Suncoast common and preferred stockholders as well as the option and warrant holders. In addition, the Company incurred approximately $1.3 million of costs directly related to the merger. At the date of the acquisition, the fair value of the assets acquired (including goodwill of approximately $9.6 million) and liabilities assumed totaled approximately $436 million and $408 million, respectively.

The unaudited proforma combined condensed statements of operations for the three month periods ended December 31, 1996, and 1995 assumes the acquisition occurred as of the beginning of the period presented and, after giving effect to certain proforma adjustments, are as follows:

Proforma combined condensed Statement of Operations (in thousands except per share data):

                                                 Three Months Ended December 31,
                                                           (Unaudited)

                                                   1996                  1995
                                                ---------              --------
Interest Income                                 $ 23,359               $ 18,228
Interest expense                                  14,695                 11,971
Provision (credit) for loan losses                   356                   (179)
Non-interest income                                1,254                  1,592
Non-interest expense                               6,641                  6,446
Income tax provision                               1,155                    617
                                                --------               --------
Net income before preferred stock dividends        1,766                    965
Preferred stock dividends                            810                    812
                                                --------               --------
Net income after preferred stock dividends      $    956               $    153
                                                ========               ========
Earnings per share
  Primary                                       $   0.12               $   0.03
  Fully-diluted                                 $   0.11               $   0.03

5.       CONTINGENCIES

The Company is a party to certain claims and litigation arising in the ordinary course of business. In the opinion of management, the resolution of such claims and litigation will not materially affect the Company's consolidated financial position or results of operations.

ITEM 2.             MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                     AND RESULTS OF OPERATIONS

The following discussion and analysis presents a review of the consolidated operating results and financial condition of the Company for the three month periods ended December 31, 1996 and 1995. This discussion and analysis should be read in conjunction with the Consolidated Financial Statements and Notes thereto contained in the Company's Annual Report on Form 10-K/A for the year ended September 30, 1996.

DISCUSSION OF FINANCIAL CONDITION CHANGES FROM SEPTEMBER 30, 1996 TO DECEMBER 31, 1996.

ASSETS

Total assets increased by $505 million, or 61.2%, from $824 million at September 30, 1996, to $1.3 billion at December 31, 1996, principally due to the acquisition of Suncoast Savings and Loan Association, FSA ("Suncoast") on November 15, 1996. On the date of the acquisition, Suncoast had total assets of $435.7 million.

Cash and due from banks increased $9.6 million from $5.5 million as of September 30, 1996 to $15.1 million at December 31, 1996. This increase is primarily due to additional cash requirements as a result of the acquisition of Suncoast's mortgage loan servicing operations.

The Company's short-term investments, consisting of Federal Home Loan Bank ("FHLB") overnight deposits and federal funds sold, increased by $40.7 million, or 141.9%, to $69.3 million at December 31, 1996, from $28.6 million at September 30, 1996. This increase is due primarily to investing the proceeds from the sale of $50 million of Company Obligated Mandatorily Redeemable Preferred Securities of Subsidiary Trust Holding Solely Junior Subordinated Deferrable Interest Debentures of the Company (See Note 3 of Condensed Notes to Consolidated Financial Statements.)

Mortgage-backed securities available for sale increased $16.7 million or 30.1% from $55.5 million at September 30, 1996 to $72.2 million at December 31, 1996, due primarily to the $18.7 million of mortgage-backed securities acquired with Suncoast.

The Company's net loan portfolio increased by $400.4 million, or 61.9%, to $1.05 billion at December 31, 1996, from $646.4 million at September 30, 1996, primarily due to the acquisition of $360.1 million of loans with Suncoast and the purchase of $68.0 million of residential loans.

The increase in mortgage servicing rights, goodwill and prepaid expenses and other assets of $8.9 million, $9.6 million and $11.8 million, respectively, relate to the acquisition of Suncoast.

Non-performing assets as of December 31, 1996 were $9.4 million which represents an increase of $1.5 million or 19.7% from $7.8 million as of September 30, 1996. Non-performing assets as a percentage of total assets declined 25 basis points from .95% as of September 30, 1996 to .70% as of December 31, 1996. $2.4 million of non-performing assets were acquired with Suncoast.

The allowance for loan losses increased $733,000 from $2.2 million as of September 30, 1996 to $2.9 million as of December 31, 1996. The increase was attributable primarily to the growth of the loan portfolio including loans acquired with Suncoast. On the date of acquisition, Suncoast's loan loss allowance was $775,000.

The following table sets forth information concerning the Company's non-performing assets for the periods indicated.

                                             December 31,         September 30,
                                                 1996                  1996
                                             ------------         -------------
                                                    (Dollars in thousands)

Non-accrual loans (1)                           $5,558                $4,939
Restructured loans                               1,691                 1,457
Loans past due 90 days and still accruing           52                    --
                                                ------                ------
         Total non-performing loans              7,301                 6,396
Non-accrual tax certificates                       610                   800
REO                                              1,457                   632
                                                ------                ------
         Total non-performing assets            $9,368                $7,828
                                                ======                ======
Allowance for tax certificates                  $  631                $  614
Allowance for loan losses                        2,891                 2,158
                                                ------                ------
         Total allowance                        $3,522                $2,772
                                                ======                ======
Non-performing assets as a percentage of
   total assets                                    .70%                  .95%
Non-performing loans as a percentage of
   total loans                                     .70%                  .99%
Allowance for loan losses as a percentage of
   total loans                                     .28%                  .34%
Allowance for loan losses as a percentage of
   non-performing loans                          39.60%                33.74%

-----------
(1) In addition to the above, management had concerns as to the borrower's ability to comply with present repayment terms on $540,000 and $109,000 of accruing loans as of December 31, 1996 and September 30, 1996, respectively.

LIABILITIES

Deposits increased by $372.1 million, or 73.5%, to $878.2 million at December 31, 1996 from $506.1 million at September 30, 1996. $323.7 million of the increase in deposits represents accounts acquired with Suncoast. Additionally, $26.2 million of the increase represents growth in branches opened in the last year. The

Company intends to open 3 or more branches in the next 12 months. Management believes the remaining increase is attributable to the Company offering competitive interest rates and personalized service.

FHLB advances were $288.5 million at December 31, 1996, up $51.5 million from $237.0 million at September 30, 1996. This increase was the result of the $51.5 million of FHLB advances assumed by BankUnited in connection with the acquisition of Suncoast.

CAPITAL

The Company's total stockholders' equity was $98.2 million at December 31, 1996, an increase of $29.1 million, or 42.1%, from $69.1 million at September 30, 1996. The increase is due primarily to the issuance of 2,199,930 shares of Series A Common Stock and 920,000 shares of 8% Non-cumulative Convertible Preferred Stock, Series 1996, issued in connection with the Suncoast acquisition. The estimated value of the stock issued to acquire Suncoast was $27.8 million.

On December 30, 1996, the Company's subsidiary, BankUnited Capital, issued $50 million of Trust Preferred Securities (see Note 3 of the condensed notes to consolidated financial statements). The net proceeds from the sale of the Trust Preferred Securities was $48 million. These funds may be used to provide additional capital to the Bank and enables the Bank to continue its rapid expansion. As of December 31, 1996, BankUnited Financial Corporation had contributed $25 million additional capital to the Bank.

In February 1997, the holder of the Company's Series C and Series C-II classes of preferred stock exercised the right to convert both classes to Class A common stock at exchange ratios of 1.45 shares of Class A common stock for each share of Series C preferred stock and 1.32 shares of Class A common stock for each share of Series C-II preferred stock. The Company had previously exercised its right to call both classes of preferred stock.

LIQUIDITY AND CAPITAL RESOURCES

OTS regulations require that savings institutions, such as the Bank, maintain specified levels of liquid investments in cash, United States government securities and other qualifying investments. Regulations currently in effect require the Bank to maintain liquid assets of not less than 5.0% of its net withdrawal deposit accounts plus short term borrowings, of which short term liquid assets must consist of not less than 1%. As of December 31, 1996 the Bank had liquid assets and short term liquid assets of 16.9% and 12.10%, respectively, which was in compliance with these requirements.

The Company is considering several allternative public and/or private financings that would provide the Bank with a significant increase in liquidity and Tier 1 capital to permit additional growth.

COMPARISON OF OPERATING RESULTS FOR THE THREE MONTHS ENDED DECEMBER 31, 1996 AND 1995.

NET INCOME AFTER PREFERRED STOCK DIVIDENDS

The Company had net income after preferred stock dividends of $927,000 for the three months ended December 31, 1996, compared to net income after preferred stock dividends of $375,000 for the three months ended December 31, 1995. All major categories of income and expense increased significantly in the three months ended December 31, 1996 as compared to the three months ended December 31, 1995 and reflect the significant growth the Company has experienced in the last year. A significant factor in such growth was the acquisition of Suncoast, which was completed on November 15, 1996. The Company's Consolidated Statement of Operations for the three months ended December 31, 1996 reflects the Suncoast operations from the date of acquisition forward. Below is a more detailed discussion of each major category of income and expenses.

NET INTEREST INCOME

Net interest income increased $3.6 million, or 100.8%, to $7.1 million for the three months ended December 31, 1996 from $3.5 million for the three months ended December 31, 1995. This increase is attributable to an expansion of the net interest rate spread of 56 basis points, to 2.60% for the three months ended December 31, 1996 from 2.04% for the three months ended December 31, 1995 and an increase in average interest-earning assets of $396.0 million, or 65.7%, to $998.3 million for the three months ended December 31, 1996 from $602.3 million for the three months ended December 31, 1995, offset by an increase in average interest-bearing liabilities of $384.6 million, or 68.7%, to $944.6 million for the three months ended December 31, 1996 from $560.0 million for the three months ended December 31, 1995. Approximately $200 million of the increase in average earning assets for the three months ended December 31, 1996 is a result of the acquisition of Suncoast. The remaining increase in average earning assets is due primarily to loan purchases. The average yield on interest-earning assets increased 27 basis points to 7.78% for the three months ended December 31, 1996 from 7.51% for the three months ended December 31, 1995. The increase in average yield is attributable to an increase in the yield on loans receivable relating primarily to commercial real estate and construction loans acquired with Suncoast. Suncoast had a greater percentage of higher yielding commercial real estate and construction loans than BankUnited.

The increase in interest income of $8.2 million, or 72.1%, to $19.5 million for the three months ended December 31, 1996 from $11.3 million for the three months ended December 31, 1995, reflects increases in interest and fees on loans of $7.9 million. The average yield on loans receivable increased to 7.97% for the three months ended December 31, 1996 from 7.66% for the three months ended December 31, 1995 and the average balance of loans receivable increased $372.7 million, or 81.5%, to $830.2 million for the three months ended December 31, 1996. Approximately $180 million of the increase in loans is due to the acquisition of Suncoast and, as stated above, the increase in the yield on loans is also attributed to Suncoast.

The increase in interest expense of $4.6 million, or 59.1%, to $12.4 million for the three months ended December 31, 1996 from $7.8 million for the three months ended December 31, 1995 primarily reflects an increase in interest expense on interest bearing deposits of $4.7 million, or 110%, from $4.2 million for the three months ended December 31, 1995, to $8.9 million for the three months ended December 31, 1996. This increase is due to an increase in average interest bearing deposits of $376 million, or 116%, from $323 million for the three months ended December 31, 1995 to $699 million for the three months ended December 31, 1996. Approximately $150 million of this increase represents deposits acquired with Suncoast. The average rate paid on interest bearing deposits declined 13 basis points from 5.17% for the three months ended December 31, 1995 to 5.04% for the three months ended December 31, 1996. The decline in the average rate paid on interest bearing deposits is due to a decline in the average rate paid on certificates of deposits from 5.69% to 5.51%.

PROVISION FOR LOAN LOSSES

The provision for loan losses for the three months ended December 31, 1996 was $250,000 as compared with a credit for loan losses of $300,000 for the three months ended December 31, 1995. The credit in 1995 was due to a recovery of approximately $1 million as a result of a legal settlement relating to certain loans previously purchased. The provision (credit) for loan losses represents management's estimate of the charge to operations after reviewing the nature, volume, delinquency status, and inherent risk in the loan portfolio in relation to the allowance for loan losses.

NON-INTEREST INCOME

Non-interest income for the three months ended December 31, 1996 was $600,000 compared with $158,000 for the three months ended December 31, 1995, an increase of $442,000. Of this increase, $262,000 represents loan servicing fees (net of amortization of capitalized servicing rights) acquired with Suncoast. The remaining increase is primarily attributable to service fees on deposits reflecting the increase in the amount of deposits outstanding.

NON-INTEREST EXPENSES

Operating expenses increased $2.3 million, or 91.2%, to $4.8 million for the three months ended December 31, 1996 compared to $2.5 million for the three months ended December 31, 1995. The increase in expenses is attributable to the growth the Company has experienced and includes the expenses of Suncoast after November 15, 1996.

INCOME TAXES

The income tax provision was $1.0 million for the three months ended December 31, 1996, compared to $557,000 for the three months ended December 31, 1995. The increase in income taxes is the result of the Company's higher pre-tax earnings during the three months ended December 31, 1996, compared to the three months ended December 31, 1995.

PREFERRED STOCK DIVIDENDS

Preferred stock dividends for the three months ended December 31, 1996 were $672,000 an increase of $136,000, or 25.4%, as compared to $536,000 for the three months ended December 31, 1995. This increase is the result of dividends paid on the 8% Noncumulative Convertible Preferred Stock, Series 1996 issued in connection with the acquisition of Suncoast.

YIELDS EARNED AND RATES PAID

The following tables set forth certain information relating to the categories of the Company's interest-earning assets and interest-bearing liabilities for the periods indicated. All yield and rate information is calculated on an annualized basis. Yield and rate information for a period is average information for the period calculated by dividing the income or expense item for the period by the average balances during the period of the appropriate balance sheet item. Net interest margin is net interest income divided by average interest-earning assets. Non-accrual loans are included in asset balances for the appropriate period, whereas recognition of interest on such loans is discontinued and any remaining accrued interest receivable is reversed, in conformity with federal regulations. The yields and net interest margins appearing in the following table have been calculated on a pre-tax basis.

                                                                THREE MONTHS ENDED DECEMBER 31,
                                          ------------------------------------------------------------------------
                                                         1996                                   1995
                                          ---------------------------------      ---------------------------------
                                          AVERAGE                                AVERAGE
                                          BALANCE      INTEREST  YIELD/RATE      BALANCE      INTEREST  YIELD/RATE
                                          --------     --------  ----------      --------     --------  ----------
                                                                   (Dollars in thousands)
Interest-earning assets:
  Loans receivable, net                   $830,157     $16,616    7.97%          $457,493      $ 8,766    7.66%
  Mortgage-backed securities                78,721       1,309    6.65             52,344          889    6.79
  Short-term investments (1)                33,021         467    5.53             39,719          603    5.94
  Tax certificates                          36,681         756    8.24             35,876          762    8.49
  Long-term investments and
    FHLB stock, net                         19,736         343    6.89             16,907          304    7.08
                                          --------     -------    ----           --------     --------    ----
        Total interest-earning assets      998,316      19,491    7.78            602,339       11,324    7.51
                                          --------     -------    ----           --------     --------    ----
Interest-bearing liabilities:
  NOW/money market                          73,103         413    2.24             25,086          126    1.99
  Savings                                  106,209       1,254    4.68             52,450          575    4.35
  Certificates of deposit                  519,785       7,215    5.51            245,711        3,522    5.69
  FHLB advances and other
    borrowings                             245,520       3,505    5.59            236.775        3,563    5.86
                                          --------     -------    ----           --------     --------    ----
        Total interest-bearing
            liabilities                    944,617      12,387    5.18            560,022        7,786    5.47
                                          --------     -------    ----           --------     --------    ----

Excess of interest-earning assets
   over interest-bearing liabilities      $ 53,699                               $ 42.317
                                          ========                               ========

Net interest income                                    $ 7,104                                $  3,538
                                                       =======                                ========
Interest rate spread                                              2.60%                                   2.04%
                                                                  =====                                   =====
Net interest margin                                               2.87%                                   2.41%
                                                                  =====                                   =====
Ratio of interest-earning assets to
 interest-bearing liabilities              105.68%                                107.56%
                                          ========                               ========

--------
(1) Short-term investments include FHLB overnight deposits, securities purchased under agreements to resell, federal funds sold and certificates of deposit.

RATE/VOLUME ANALYSIS

The following table presents, for the periods indicated, the change in interest income and the changes in interest expense attributable to the changes in interest rates and the changes in the volume of interest-earning assets and interest-bearing liabilities. For each category of interest-earning assets and interest-bearing liabilities, information is provided on changes attributable to: (i) changes in volume (change in volume multiplied by prior year rate); (ii) changes in rate (change in rate multiplied by prior year volume); (iii) changes in rate/volume (change in rate multiplied by change in volume); and (iv) total changes in rate and volume.

                                                               THREE MONTHS ENDED DECEMBER 31,
                                              --------------------------------------------------------------
                                                                        1996 VS. 1995
                                              --------------------------------------------------------------
                                                                 INCREASE (DECREASE) DUE TO
                                              --------------------------------------------------------------
                                              CHANGES            CHANGES           CHANGES           TOTAL
                                                IN                 IN                IN            INCREASE/
                                              VOLUME              RATE           RATE/VOLUME      (DECREASE)
                                              -------            -------         -----------      ----------
                                                                   (Dollars in thousands)
Interest income attributable to:
  Loans                                       $ 7,673             $ 143           $   34           $ 7,850
  Mortgage-backed securities                      448               (19)              (9)              420
  Short-term investments (1)                     (102)              (41)               7              (136)
  Tax certificates                                 17               (22)              (1)               (6)
  Long-term investments and FHLB
     stock                                         48                (6)              (3)               39
                                              -------             -----           ------           -------
       Total interest-earning assets            8,084                55               28             8,167
                                              -------             -----           ------           -------
Interest expense attributable to:
    NOW/money market                              241                16               30               287
    Savings                                       590                44               45               679
    Certificates of deposit                     3,928              (111)            (124)            3,693
    FHLB advances and other
      borrowings                                  131              (182)              (7)              (58)
                                              -------             -----           ------           -------
       Total interest-bearing liabilities       4,890              (233)             (56)            4,601
                                              -------             -----           ------           -------
Increase in net interest income               $ 3,194             $ 288           $   84           $ 3,566
                                              =======             =====           ======           =======

------------
(1) Short-term investments include FHLB overnight deposits, securities purchased under agreements to resell, federal funds sold and certificates of deposit.

                           PART II - OTHER INFORMATION

ITEM 2.          CHANGES IN SECURITIES

                 On November 15, 1996, the Company acquired Suncoast Savings and Loan Association, FSA which was merged with its wholly owned bank subsidiary, BankUnited, FSB. In connection with the acquisition, the Company issued 2,199,930 shares of Class A Common Stock and 920,000 shares of 8% Non-cumulative Convertible Preferred Stock, Series 1996. (See Note 4 of Condensed Notes to Consolidated Financial Statements)

                 On December 30, 1996, the Company's subsidiary, BankUnited Capital, a trust created under the laws of the state of Delaware, sold through private placement, $50 million of redeemable trust preferred securities. The trust preferred securities were offered by Friedman, Billings, Ramsey & Co., Inc., and Raymond James & Associates, Inc., as compensation for arranging such sales, an amount of $30.00 per preferred security ($1.5 million in aggregate) was paid. The preferred securities were offered and sold only to qualified institutional buyers ("Qualified Institutional Buyers") as defined under Rule 144A under the Securities Act and other "accredited investors" (as defined in Rule 501 under the Securities Act) ("Accredited Investors") in a private sale exempt from the registration requirements of the Securities Act. (See Note 3 of Condensed Notes to Consolidated Financial Statements)

ITEM 5.          OTHER INFORMATION

                 None

ITEM 6.          EXHIBITS AND REPORTS ON FORM 8-K

                 (a)      Exhibits.

                                     11  Calculation of Earnings Per Share.
                                   27.1  Financial Data Schedule

                 (b)      Reports on Form 8-K.

                          The Company filed a current report on Form 8-K dated December 2, 1996 under item 2 and 7 thereof reporting BankUnited Financial Corporation's acquisition of Suncoast Savings and Loan Association, FSA.

                          The Company filed a current report on Form 8-K dated January 8, 1997 reporting the Company's subsidiary, BankUnited Capital, a trust created under the laws of Delaware, sold through private placement, $50 million of redeemable trust preferred securities.

                                   SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed by the undersigned thereunto duly authorized.

                                      BANKUNITED FINANCIAL CORPORATION

Date:   February 14, 1997             By: /s/ SAMUEL A. MILNE
                                          --------------------------------------
                                          Samuel A. Milne
                                          Executive Vice President
                                          and Chief Financial Officer

                BANKUNITED FINANCIAL CORPORATION AND SUBSIDIARIES
                Form 10-Q for the Quarter Ended December 31, 1996

                                INDEX TO EXHIBITS

EXHIBIT NO.
-----------
  11            Calculation of Earnings Per Share

  27.1          Financial Data schedule

                                                                      EXHIBIT 11

                        Calculation of Earnings Per Share
                      (In thousands, except per share data)

                                                          FOR THE THREE MONTHS
                                                           ENDED DECEMBER 31,
                                                         -----------------------
CALCULATION OF PRIMARY EARNINGS PER COMMON SHARE            1996          1995
------------------------------------------------         ---------     ---------

Net income before preferred stock dividends               $ 1,599       $   911
Preferred stock dividends                                    (672)         (536)
Reduction of interest expense due to assumed
exercise of stock options, net of taxes                        --             3
                                                          -------       -------
Net income available to common shares                     $   927       $   378
                                                          =======       =======
Weighted average number of common shares outstanding
 during the period                                          6,807         2,078
Assumed exercise of stock options (Modified Treasury
 Stock Method)                                                348           291
                                                          -------       -------
Weighted average number of common share equivalents
 assumed outstanding during the period                      7,155         2,369
                                                          =======       =======

Primary earnings per share                                $  0.13       $  0.16
                                                          =======       =======

                                                          FOR THE THREE MONTHS
                                                           ENDED DECEMBER 31,
                                                         -----------------------
CALCULATION OF FULLY DILUTED EARNINGS PER COMMON SHARE      1996          1995
------------------------------------------------------   ---------     ---------

Net income before preferred stock dividends               $ 1,599       $   911
Preferred stock dividends                                    (588)         (452)
Reduction of interest expense due to assumed
exercise of stock options, net of taxes                        --             3
                                                          -------       -------
Net income available to common shares                     $ 1,011       $   462
                                                          =======       =======
Weighted average number of common shares outstanding
 during the period                                          6,807         2,078
Assumed exercise of stock options (Modified Treasury
 Stock Method)                                                436           291
Conversion of Preferred Stock                                 803           803
Weighted average number of fully diluted common shares
 assumed outstanding during the period                      8,046         3,172
                                                          =======       =======

Fully diluted earnings per share                          $  0.13       $  0.15
                                                          =======       =======

                                                                      EXHIBIT 27


                             FINANCIAL DATA SCHEDULE
THIS SCHEDULE CONTAINS SUMMARY FINANCIAL INFORMATION EXTRACTED FROM THE FINANCIAL STATEMENTS OF BANK UNITED, FSB FOR THE THREE MONTHS ENDED DECEMBER 31, 1996 AND IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO SUCH FINANCIAL STATEMENTS. /LEGEND
MULTIPLIER 1,000
TABLE

PERIOD-TYPE                   3-MOS
FISCAL-YEAR-END                          SEP-30-1997
PERIOD-END                               DEC-31-1996
CASH                                          15,095
INT-BEARING-DEPOSITS                          69,323
FED-FUNDS-SOLD                                     0
TRADING-ASSETS                                     0
INVESTMENTS-HELD-FOR-SALE                     78,098
INVESTMENTS-CARRYING                          47,706
INVESTMENTS-MARKET                                 0
LOANS                                      1,049,661
ALLOWANCE                                      2,891
TOTAL-ASSETS                               1,329,044
DEPOSITS                                     506,106
SHORT-TERM                                   288,484
LIABILITIES-OTHER                             13,464
LONG-TERM                                          0
PREFERRED-MANDATORY                                0
PREFERRED                                         36
COMMON                                            79
OTHER-SE                                      98,040
TOTAL-LIABILITIES-AND-EQUITY               1,329,044
INTEREST-LOAN                                 16,616
INTEREST-INVEST                                2,875
INTEREST-OTHER                                     0
INTEREST-TOTAL                                19,491
INTEREST-DEPOSIT                               8,882
INTEREST-EXPENSE                              12,387
INTEREST-INCOME-NET                            7,104
LOAN-LOSSES                                      250
SECURITIES-GAINS                                  0
EXPENSE-OTHER                                  4,833
INCOME-PRETAX                                  2,621
INCOME-PRE-EXTRAORDINARY                           0
EXTRAORDINARY                                      0
CHANGES                                            0
NET-INCOME                                     2,621
EPS-PRIMARY                                      .13
EPS-DILUTED                                      .13
YIELD-ACTUAL                                    2.88
LOANS-NON                                      5,558
LOANS-PAST                                        52
LOANS-TROUBLED                                 1,691
LOANS-PROBLEM                                      0
ALLOWANCE-OPEN                                 2,158
CHARGE-OFFS                                      303
RECOVERIES                                        12
ALLOWANCE-CLOSE                                2,891
ALLOWANCE-DOMESTIC                                 0
ALLOWANCE-FOREIGN                                  0
ALLOWANCE-UNALLOCATED                              0
/TABLE
/TEXT

                                                                      APPENDIX C



                          OFFICE OF THRIFT SUPERVISION
                             WASHINGTON, D.C. 20552

                                    FORM 10-K

            [X] ANNUAL REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
                 SECURITIES EXCHANGE ACT OF 1934 [FEE REQUIRED]

                    For the Fiscal year ended: June 30, 1996
                              OTS file number: 8147

                   SUNCOAST SAVINGS AND LOAN ASSOCIATION, FSA
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)

         FLORIDA                                              59-2383531
-------------------------------                          ----------------------
(State or other jurisdiction of                            (I.R.S. Employer
incorporation or organization)                           identification number)

4000 HOLLYWOOD BOULEVARD, HOLLYWOOD, FLORIDA                           33021
--------------------------------------------                        -----------
(Address of principal executive offices)                            (Zip Code)

Registrant's telephone number, including area code    (305)  981-6400

Securities registered pursuant to Section 12(b) of the Act:  None

Securities registered pursuant to Section 12(g) of the Act:     Common Stock, Par Value $1.10 Per Share
                                                                8% Noncumulative Preferred Stock, Series A, Par
                                                                Value $5.00 Per Share


Indicate by check mark whether the Registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days. Yes [X] No [

Indicate by check mark if disclosure of delinquent filers pursuant to Item 405 of Registration S-K (229.405 of this chapter) is not contained herein, and will not be contained, to the best of Registrant's knowledge, in definitive proxy or information statements incorporated by reference in Part III of this Form 10-K or any amendment to this Form 10-K. [ ]

The aggregate market value of the voting Common Stock held by non-affiliates of the Registrant as of September 23, 1996, was approximately $11,982,000. (1)

The number of shares outstanding of the Registrant's Common Stock as of September 23, 1996 was 2,195,930.

                       DOCUMENTS INCORPORATED BY REFERENCE

None.

        (1) The aggregate market value of the voting stock set forth equals the amount of Common Stock outstanding at September 23, 1996, reduced by the amount of Common Stock held by all officers and directors of the Registrant multiplied by the NASDAQ closing price for the Common Stock on September 23, 1996.

ITEM 1.   BUSINESS

GENERAL

           Suncoast Savings and Loan Association, FSA ("Suncoast" or "the Association") is a federally chartered stock savings association headquartered in Hollywood, Florida that engages principally in the business of community banking and mortgage loan servicing. Community banking consists primarily of attracting checking and savings deposits from the public and investing such deposits, together with borrowings and other funds, in various types of loans and other permitted investments. In connection with its community banking activities, Suncoast originates and purchases, for its own portfolio, both residential and commercial real estate loans.

           Suncoast's mortgage loan servicing activities include processing loan payments, remitting principal and interest to investors, administering escrow funds and providing other services in the administration of mortgage loans. Suncoast is an approved seller/servicer for the Government National Mortgage Association ("GNMA"), the Federal Home Loan Mortgage Corporation ("FHLMC") and Fannie Mae ("FNMA"). Suncoast also services loans under contracts with the Federal Deposit Insurance Corporation ("FDIC") and other financial institutions.

           Suncoast operates six savings branches in Broward and Palm Beach County, Florida. It is regulated and examined by the Office of Thrift Supervision ("OTS") and the FDIC and its deposit accounts are insured up to the applicable limits by the FDIC.

PROPOSED MERGER

           On July 15, 1996, Suncoast and BankUnited Financial Corporation, a Florida corporation ("BankUnited"), entered into an Agreement and Plan of Merger (the "Agreement and Plan of Merger"), providing for the merger (the "Merger") of Suncoast into BankUnited, FSB, a wholly-owned subsidiary of BankUnited. Pursuant to the terms of the Agreement and Plan of Merger, BankUnited, FSB will be the surviving corporation in the Merger.

           Upon completion of the Merger, (i) each issued and outstanding share of Common Stock, par value $1.10 per share, of Suncoast (the "Suncoast Common Stock") will be converted into the right to receive one share of Series I Class A BankUnited Common Stock ("BankUnited Common Stock") and (ii) each issued and outstanding share of Series A NonCumulative Convertible Preferred Stock of Suncoast (the "Suncoast Preferred Stock") will be converted into the right to receive one share of a new series of preferred stock of BankUnited to be authorized by the Board of Directors of BankUnited and to have rights and preferences substantially similar to those of the Suncoast Preferred Stock ("New BankUnited Preferred Stock").

           Completion of the Merger is subject to certain conditions, including:
(a) approval by the shareholders of Suncoast and BankUnited, (b) approvals of the Office of Thrift Supervision and other regulatory authorities, (c) the effectiveness under the Securities Act of 1933, as amended of the Registration Statement registering the BankUnited Common Stock and the New BankUnited Preferred Stock to be issued in the Merger, (d) receipt by Suncoast of an opinion of counsel that the Merger constitutes a tax-free reorganization under the provisions of Section 368 of the Internal Revenue Code of 1986, as amended,
(e) the absence of any event, occurrence or circumstance that would constitute a Material Adverse Effect (as defined in the Agreement and Plan of Merger) on either Suncoast or BankUnited and (f) other conditions to closing customary in a transaction of this type.

           In order to induce BankUnited to enter into the Agreement and Plan of Merger, Suncoast has agreed in the Agreement and Plan of Merger to pay a termination fee to BankUnited upon the occurrence of certain events. If the Agreement and Plan of Merger is terminated by Suncoast in connection with an Acquisition Proposal (as defined in the Agreement and Plan of Merger), Suncoast has agreed to pay to BankUnited $1,000,000 plus BankUnited's out-of-pocket expenses up to $300,000. If the Agreement and Plan of Merger is terminated because the shareholders of Suncoast fail to approve the Merger, Suncoast has agreed to pay to BankUnited $100,000 plus BankUnited's out-of-pocket expenses up to $10,000.

           In addition, if the Agreement and Plan of Merger is terminated (i) by BankUnited pursuant to a willful breach by Suncoast and an Acquisition Event (as defined in the Agreement and Plan of Merger) occurs within the twelve months following the termination or (ii) because the shareholders of Suncoast fail to approve the Merger and an Acquisition Event occurs within the four months following the termination, Suncoast has agreed to pay BankUnited $1,000,000 (or $900,000 if Suncoast has already paid the $100,000 termination fee referred to above). One effect of the agreement by Suncoast to pay the termination fees is to increase the likelihood that the Merger will be completed by BankUnited by making it more difficult and more expensive for another party to obtain control of or acquire Suncoast.

           Under the terms of the Agreement and Plan of Merger, if the Agreement and Plan of Merger is terminated (i) because the required regulatory approvals have not been obtained, (ii) because the regulatory approvals contain conditions that in the judgment of BankUnited would restrict the operations or activities of BankUnited or (iii) because the Merger has not been consummated by February 28, 1997, BankUnited has agreed to pay Suncoast $100,000 plus Suncoast's out-of-pocket expenses up to $10,000.

BUSINESS SEGMENTS

           Suncoast's operations consist of activities in three principal business segments: banking, loan servicing and mortgage banking. Revenues in the banking segment consist primarily of interest on mortgage loans and investment securities. Loan servicing activities derive revenues primarily from the collection of fees on loans serviced. During 1995, Suncoast shifted its primary business emphasis from mortgage banking to banking. The following is segment information for the fiscal years ended June 30 (in thousands):

                                              1996          1995          1994
                                             ------        ------        ------
BANKING

Revenues:
 Interest income                            $ 23,949      $ 25,011      $  9,358
 Gains on the sale of
   mortgage-backed securities                  2,950         1,388             0
 Other income                                    731         1,117         1,154
                                            --------      --------      --------
                                              27,630        27,516        10,512
                                            --------      --------      --------
Expenses:
 Interest expense                             16,489        18,499         6,449
 Employee compensation
  and benefits                                 3,048         1,918         1,311
Depreciation                                     396           212           178
Provision for losses on real
 estate                                           95            68           150
Provision for loan losses                        153            95
Other expenses                                 2,700         2,318         1,557
                                            --------      --------      --------
                                              22,881        23,110         9,645
                                            --------      --------      --------
Banking income before income
 taxes                                      $  4,749      $  4,406      $    867
                                            ========      ========      ========

MORTGAGE BANKING
Revenues:
 Interest income                            $  1,654      $    300      $  5,526
 Gains on the sale of loans and
 loan servicing assets, net                      304           560        14,963
Loan origination and other income                331           336         6,212
                                            --------      --------      --------
                                               2,289         1,196        26,701
                                            --------      --------      --------
Expenses:
 Interest expense                              1,009           236         3,703
 Employee compensation
 and benefits                                  1,272         2,438        13,347
Depreciation                                     134           412           564
Other expenses                                 1,050         2,667         8,249
                                            --------      --------      --------
                                               3,465         5,753        25,863
                                            --------      --------      --------
Mortgage banking income (loss)
 before income taxes                        $ (1,176)     $ (4,557)     $    838
                                            ========      ========      ========

LOAN SERVICING
Revenues:
 Loan servicing fees                        $   6,016    $   7,450    $   8,088
 Amortization of loan
 servicing assets                              (1,617)      (1,175)      (3,508)
                                            ---------    ---------    ---------
Loan servicing income                           4,399        6,275        4,580
Interest income                                 2,355        2,544        3,727
Gain on sale of loans and
 loan servicing assets, net                       621
Other income                                      190          254          264
                                            ---------    ---------    ---------
                                                7,565        9,073        8,571
                                            ---------    ---------    ---------
Expenses:
 Interest expense                                 439          283          758
 Employee compensation
 and benefits                                   2,920        3,649        3,704
 Depreciation                                     610          784          559
 Other expenses                                 3,356        3,275        2,147
                                            ---------    ---------    ---------
                                                7,325        7,991        7,168
                                            ---------    ---------    ---------
Loan servicing income (loss)
 before income taxes                        $     240    $   1,082    $   1,403
                                            =========    =========    =========
Assets:
 Banking                                    $ 372,861    $ 439,175    $ 297,926
 Mortgage banking                               8,844        6,356       43,827
 Loan servicing                                20,864       16,822       17,337
                                            ---------    ---------    ---------
                                            $ 402,569    $ 462,353    $ 359,090
                                            =========    =========    =========

Capital dispositions (expenditures), net:
 Banking                                    $    (447)   $       8    $     (81)
 Mortgage banking                                (188)          64       (1,760)
 Loan servicing                                  (860)           8          (86)
                                            ---------    ---------    ---------
                                            $  (1,495)   $      80    $  (1,927)
                                            =========    =========    =========

           References in this document to the fiscal years ended June 30, 1996, 1995 and 1994 are stated as "Fiscal 1996", "Fiscal 1995" and "Fiscal 1994", respectively.

OPERATING STRATEGY

           Suncoast's current operative strategy reflects a fundamental shift in Suncoast's business from a mortgage bank to a community bank. Prior to 1994, Suncoast was primarily engaged in the mortgage banking business. Historically low interest rates in 1992 and 1993 generated record volumes of loan origination and resale activity, primarily refinancings, leading Suncoast to expand its lending operations nationally to fifteen loan production offices.

Beginning in January 1994, rising interest rates halted refinancings making it unprofitable for Suncoast to continue its mortgage banking operation. Suncoast downsized its mortgage banking operation by closing all but one of its production offices and by reducing related staff and overhead expenses.

           During Fiscal 1994 and 1995, Suncoast changed its operating strategy to that of community bank and focused on enhancing its net interest income and servicing revenues. Suncoast initially replaced its mortgage banking assets, primarily its inventory of loans available for sale, with investments in mortgage-backed securities, repurchase agreements, and loans originated for portfolio. Suncoast's strategy was to restructure its assets initially into interest bearing assets with minimal credit risk until Suncoast could reinvest funds previously used to finance its mortgage banking activities into portfolio loans. In addition, this strategy allowed Suncoast to shift its assets to those with lower risk weights under the risk based capital regulations enabling Suncoast to increase both its assets and deposits and, accordingly, its net interest income, while remaining well capitalized under such regulations.

           During Fiscal 1995 and Fiscal 1996, Suncoast sold portions of its mortgage-backed securities portfolio due to its ability to reinvest the proceeds in the purchase and origination of high quality commercial and residential real estate loans for investment. In completing this restructuring, Suncoast not only reduced its interest rate risk, but increased its net interest income by shifting from longer term fixed rate mortgage-backed securities to higher yielding adjustable rate loans receivable. As its assets were shifted into portfolio loans, Suncoast was required to reduce the overall volume of both its interest-earning assets and its interest-bearing liabilities in order to remain well capitalized under the applicable regulations, since its asset mix shifted from mortgage-backed securities and short term liquid investments, generally bearing 0 to 20% risk weights, to commercial and residential loans bearing 50% and 100% risk weights, respectively, for purposes of its risk-based capital ratio.

           From the period January 1990 through June 1995, Suncoast did not purchase or accumulate any servicing assets due in part to regulatory changes which placed restrictions on the amount of servicing rights which could be included in the calculation of regulatory capital. During this period, Suncoast concentrated on expanding its subservicing activities, as subservicing contracts, unlike servicing generally, are not considered an investment in loan servicing rights for financial reporting or regulatory capital purposes. During Fiscal 1996, however, Suncoast's operating strategy with respect to its servicing business has been to increase its servicing portfolio through the purchase of servicing rights and the retention of servicing rights on loans which have been sold. Despite these efforts to increase the servicing portfolio, loan servicing income declined during Fiscal 1996 primarily due to declines in the volume of loans serviced under government contracts and the repayment of loans in the servicing portfolio. Management intends to continue to acquire and accumulate servicing rights within applicable regulatory limitations as opportunities arise. Investments in servicing rights in excess of $25,000, however, are subject to the consent of BankUnited while the Agreement and Plan of Merger is pending. Loan servicing income may continue to decline as loans in the servicing portfolio are repaid and subservicing contracts are not renewed.

LENDING ACTIVITIES

GENERAL. Prior to January 1994, it was Suncoast's policy, as a mortgage banker, to sell in the secondary market substantially all residential first mortgage loans it originated or purchased. With Suncoast's change in operating strategy from mortgage banking to community banking, the Association has concentrated on the purchase and origination, for its own portfolio of residential first mortgage loans, commercial and multi-family real estate loans and construction loans. During Fiscal 1995, Suncoast originated and purchased for portfolio $7.3 million and $45.0 million of single family residential loans and commercial and multi-family real estate loans, respectively. In comparison, during Fiscal 1996, Suncoast originated and purchased for portfolio $232.8 million and $48.0 million of single family residential loans and commercial and multi-family real estate loans, respectively.

           The following chart describes the composition of Suncoast's loans receivable as of June 30, 1996 and 1995:

                                                     1996         1995
                                                  ---------    ---------
                                                       (in Thousands)

Loans in portfolio:
 Real estate loans:
 Commercial, collateralized by--
  Undeveloped land                                $   3,115    $   5,256
  Office buildings                                    8,287        7,625
  Hotel property                                     21,692        9,082
  Retail stores                                      21,552       17,245
  Multi-family residential and other                 43,836       34,099
                                                  ---------    ---------
    Total commercial                                 98,482       73,307
 Residential (one to four family)                   215,044       55,449
 Construction                                         8,491        7,085
 Consumer loans                                       1,917        1,750
                                                  ---------    ---------
                                                    323,934      137,591
Allowance for loan losses                              (657)        (504)
Deferred loan fees, net                                (617)        (493)
Undisbursed portion of loans in process              (4,354)      (7,137)
Premiums paid on loans held in portfolio              2,522          329
                                                  ---------    ---------
                                                  $ 320,828    $ 129,786
Loans held for sale:
 Residential real estate loans                    $   6,675    $   2,962
 Deferred loan fees, net                                (31)         (19)
 Premiums paid on loans held for sale                    86           35
                                                  ---------    ---------
                                                  $   6,730    $   2,978
                                                  =========    =========
Total loans receivable, net                       $ 327,558    $ 132,764
                                                  =========    =========



           At June 30, 1996, 66.4% of Suncoast's loan portfolio consisted of residential loans, and 33.6% consisted of commercial, construction and consumer loans.

           COMMERCIAL REAL ESTATE LENDING. Suncoast's commercial real estate and construction loan portfolio at June 30, 1996 is comprised of the following percentages by loan type: 41.0% are permanent mortgage loans on multi-family properties, 48.2% commercial property loans, 7.9% are construction loans secured by residential or income producing properties and 2.9% are land loans. Suncoast generally lends not more than 75% of the securing property's appraised value for multi-family loans, 70% of the appraised value for all other commercial real estate loans and 60% for land loans. Construction and permanent commercial real estate lending is generally considered to have higher credit risk than single-family residential lending because repayment typically is dependent on the successful operation of the related real estate project and thus may be subject, to a greater extent, to adverse conditions in the real estate market or the economy. Construction loans involve additional risks because loan funds are advanced based on the security of the project under construction, which is of uncertain value prior to completion, and because it is relatively difficult to evaluate accurately the total amount required to complete a project. As a general rule, Suncoast also requires that all loans be personally guaranteed by one or more individuals who have made a significant equity investment in the property and that appropriate escrow accounts for the payment of taxes and insurance be maintained at Suncoast. Suncoast's lending area is primarily within the State of Florida, with 91% of its commercial real estate loans collateralized by property located in the State of Florida at June 30, 1996. Suncoast also has originated commercial loans in Maryland, South Carolina and California.

           In making lending decisions, Suncoast generally considers, among other things, the overall quality of the loan, the credit of the borrower, the location of the real estate, the projected income stream of the property and the reputation and quality of management constructing or administering the property. No one factor is determinative and such factors may be accorded different weights in any particular lending decision. Commercial real estate loans generally have shorter terms, adjust more rapidly to interest rate fluctuations and bear higher rates of interest than alternative investments. Income from this type of loan is more responsive to changes in the general level of interest rates.

           SINGLE-FAMILY RESIDENTIAL REAL ESTATE LENDING. A substantial portion of the loans originated and purchased by the Association are conventional mortgage loans (i.e., not guaranteed or insured by agencies of the federal government) which are secured by residential properties and which conform with the requirements for sale to FNMA or FHLMC (i.e., conforming loans), or which would otherwise conform, except that they exceed the maximum amount to qualify for sale to FNMA or FHLMC or they are made to non-resident alien borrowers. Loans which do not comply with FNMA or FHLMC underwriting requirements are referred to as non-conforming loans.

           The majority of loans originated by the Association have been derived from a correspondent program. Participants in the correspondent program are independent and unaffiliated mortgage brokers who must satisfy certain requirements established by the Association pertaining to experience, size of business and the holding of various licenses and approvals.

           The Association also purchases mortgage loans on properties located throughout the United States from other lenders. The Association's loan origination activities have been funded from deposits, loan sales and borrowings. Suncoast originates and purchases for portfolio primarily adjustable rate first mortgage loans and, to a lesser extent, fixed rate loans, generally repayable over 30 years. Residential loans typically remain outstanding for shorter periods than their contractual maturities because borrowers prepay the loans in full upon sale of the mortgaged property or upon refinancing of the original loan. Suncoast's adjustable-rate mortgage loans ("ARMS") generally have interest rates that adjust semi-annually or annually at a margin over the weekly average yield on U.S. Treasury securities adjusted to a constant maturity or at a margin over the one year weekly average of secondary market interest rates on six month negotiable certificates of deposit. Both indices are published by the Federal Reserve. The maximum interest rate adjustment of the Association's ARMs is generally 1% semi-annually and 6% over the life of the loan, above or below the initial rate of the loan for semi-annual adjustable loans, or 2% annually and 6% over the life of the loan, above or below the initial rate on the loan for annual adjustable loans. Suncoast's policy is to require private mortgage insurance on all residential loans with a loan-to-value ratio in excess of 80%.

           Generally, ARM loans pose credit risks somewhat greater than the risks inherent in fixed rate loans primarily because as interest rates rise, the underlying payments of the borrower rise, thereby increasing the potential for default. At the same time, the marketability of the underlying property may be adversely affected by higher interest rates. In order to minimize these risks, borrowers of ARM loans are qualified at the fully indexed rate. The Association does not originate ARM loans which provide for negative amortization of deferred interest.

           At June 30, 1996 and 1995, loans due after one year with fixed and adjustable interest rates, including loans held for resale, totaled $305.1 million and $129.0 million, respectively. The average remaining term to maturity of the Association's loan portfolio, including loans held for resale, was 20.0 years at June 30, 1996.

           The following table shows the scheduled principal payments of the Association's loans receivable (including loans held for resale) prior to the allowance for loan losses, deferred loan fees, premiums paid on loans and undisbursed portion of loans in process, but without estimation of prepayment expectations, at June 30, 1996:



                                                                              FOR THE YEAR(S) ENDING JUNE 30,
                                 --------------------------------------------------------------------------------------------------
                                                                                   (In thousands)

                                                                      2000-      2002-      2007-    AFTER               DUE AFTER
                                 1997          1998        1999       2001       2006       2011     2011      TOTAL     ONE YEAR
                                 ----          ----        ----       ----       ----       ----     ----      -----     --------

Loans held for sale (1):

Residential first mortgage
 loans - adjustable              $   196       $ -         $ -        $ -        $ -        $ -      $ -       $    196  $ -

Residential first mortgage
  loans - fixed                    6,479         -          -           -          -          -        -          6,479     -
                                 --------------------------------------------------------------------------------------------------

                                   6,675         -          -           -          -          -        -          6,675     -
                                 --------------------------------------------------------------------------------------------------

Loans in portfolio:

Residential first mortgage
  loans - adjustable                2,460        2,657       2,869      6,446     20,930     27,479   122,433   185,274   182,814

Residential first mortgage
  loans - fixed                       612          662         715      1,608      5,302      7,829    13,042    29,770    29,158

Commercial real estate
  loans - adjustable                7,200       10,209       7,500     14,531     46,929      3,995         0    90,364    83,164

Commercial real estate
  loans - fixed                     1,592        1,680       1,805      1,453      1,588                          8,118     6,526

Construction loans (2)              6,244          750         435        432        630                          8,491     2,247

Consumer loans - adjustable           691           67         456        504                                     1,718     1,027

Consumer loans - fixed                 18          181           0                                                  199       181
                                 ------------------------------------------------------------------------------------------------

                                   18,817       16,206      13,780     24,974     75,379     39,303   135,475   323,934   305,117
                                 ------------------------------------------------------------------------------------------------

     Total loans receivable      $ 25,492      $16,206     $13,780    $24,974    $75,379    $39,303  $135,475  $330,609  $305,117
                                 ================================================================================================


(1) Since loans held for sale are to be delivered within two months, they are categorized within 1996 and not according to their contractual maturities.

(2)        All loans are adjustable rate.

           The table below shows Suncoast's mortgage and other loan originations by geographic location for the periods indicated:

                                              YEAR ENDED JUNE 30,
                                  -------------------------------------------
                                     1996             1995            1994
                                  -----------      ----------      ----------

                                               (In thousands)

Florida                           $   84,362       $   57,889      $  515,511
California                                             13,630       1,149,803
North Carolina                                                        112,463
Massachusetts                                                         340,339
Washington                                                             18,531
Virginia                                                                9,641
Nevada                                                  1,958             117
                                  ----------       ----------      ----------
                                      84,362           73,477       2,146,405
Streamlined refinances                                                 34,258
Other loans originated                43,139           45,015          23,176
                                  ----------       ----------      ----------
                                  $  127,501       $  118,492      $2,203,839
                                  ==========       ==========      ==========

           The table below shows Suncoast's conforming and non-conforming mortgage loan originations for the periods indicated:

                                                 YEAR ENDED JUNE 30,
                                       --------------------------------------
                                          1996          1995          1994
                                       ----------    ----------    ----------

(In thousands)

Residential one-to-four conforming     $   65,520    $   25,519    $1,405,167
Non-conforming                             18,842        47,958       775,496
                                       ----------    ----------    ----------
Mortgage loans originated              $   84,362    $   73,477    $2,180,663
                                       ==========    ==========    ==========


           UNDERWRITING STANDARDS AND REVIEW. Suncoast's commercial and residential real estate mortgage lending is subject to its written underwriting standards and to loan origination procedures prescribed by its Board of Directors. These procedures require that detailed loan applications be obtained to determine the prospective borrower's ability to repay the loan, and that the more significant items on the applications be verified through the use of credit reports, financial statements and confirmations. Loan applications are processed and reviewed for approval pursuant to such standards and procedures as well as applicable state and federal laws and regulations. Suncoast uses outside appraisers and requires title insurance with respect to the security property. In addition, residential loans are generally originated and underwritten in accordance with standards established by FNMA, FHLMC and other third party investors in the secondary market. Applications for loans originated by Suncoast are processed by its staff and reviewed by its underwriting department based on the application package presented. Conforming residential loans, those complying with the requirements for sale to FNMA or FHLMC or conversion to mortgage-backed securities and thus readily saleable in the secondary market, may be approved by the underwriting department. Residential loans above prescribed lending limits are referred to Suncoast's Loan Committee, consisting of the Chief Executive Officer, the Executive Vice President-Lending and Servicing, Senior Vice President-Loan Servicing, and the Vice President-Loan Production. All loans referred to Loan Committee must be approved by the Chief Executive Officer and two other members of Loan Committee. Purchases of residential loans that are newly originated are subject to the same documentation requirements and underwriting review and standards as those originated by Suncoast. Purchases of residential loans that are more than one year old are subject to more limited underwriting review which includes a review of a current credit and payment history of the borrower, a current market valuation of the collateral, as well as the original underwriting decision and documentation.

           Commercial and multi-family loans under $2,000,000 are referred to Suncoast's Major Loan Committee consisting of the Chief Executive Officer, General Counsel and the Executive Vice President-Lending and Servicing. Commercial loans in excess of $2,000,000 are approved by the entire Board of Directors. Loan approvals by all loan committees are ratified by the Board of Directors. All approved loans are closed for Suncoast by approved closing agents.

           Suncoast requires title, fire and extended casualty insurance to be obtained by the borrower and, where appropriate, flood insurance. The Association typically requires builders' risk insurance on construction loans. Mortgage loans originated by Suncoast generally include a "due-on-sale" clause giving the Association the right to declare a loan immediately due and payable in the event, among other things, that the borrower sells or otherwise disposes of the real property subject to the mortgage and the loan is not repaid.

ASSET QUALITY

           COLLECTION PROCEDURES. With respect to loans receivable as well as loans in the servicing portfolio, when a borrower fails to make a required payment on a loan, Suncoast attempts to cause the deficiency to be cured. In most cases, deficiencies are cured promptly; however, if a residential loan payment is contractually delinquent for more than 30 days, additional collection procedures are implemented. If the delinquency is not cured, Suncoast will institute appropriate legal action. If foreclosed, the property may be sold at a public or private sale or purchased by Suncoast.

           CLASSIFIED ASSETS. OTS regulations provide for a method of classifying all assets and re-evaluation of real estate owned by the OTS examination staff. Under the regulations, assets may be classified as (i) "Substandard", (ii) "Doubtful" or (iii) "Loss". Assets classified as Substandard or Doubtful may have allowances for loan losses of an appropriate amount and assets classified as Loss must have either valuation allowances up to 100% of the book value of the assets or be charged off. Any such valuation allowance would be drawn from, and thereby lower, the institution's capital as determined under generally accepted accounting principles ("GAAP") which is the foundation for the institution's regulatory capital computation. Assets that do not currently expose a savings association to a sufficient degree of risk to warrant classification but possess credit deficiencies or potential weaknesses deserving management's attention are designated as "special mention". At June 30, 1996, Suncoast had $208,000 in assets designated as "special mention", compared to zero at June 30, 1995. Suncoast currently conducts weekly reviews of (a) its real estate owned in order to determine whether to reduce the carrying value of such real estate and (b) its residential mortgage loan portfolio, its consumer loans and each of its commercial real estate and construction loans, in order to determine whether to establish or increase any allowance for loan losses or charge off loans or portions of loans that are determined to be uncollectible.

           Set forth below is information on classified assets as of the dates indicated:

                                                        JUNE 30,
                                                  -------------------
                                                   1996        1995
                                                  ------       ------

                                                 (Dollars in Thousands)

Substandard                                       $1,182       $  633
Doubtful                                              -           -
Loss                                                  -           -
                                                  ------       ------
        Total classified assets                   $1,182       $  633
                                                  ======       ======
        Percent of total assets                     0.29%        0.14%
                                                  ======       ======


           At June 30, 1996, substandard assets consisted of two residential loans, one residential foreclosed property and one commercial real estate loan in bankruptcy proceedings. At June 30, 1995, all substandard assets were residential loans.

           NON-PERFORMING ASSETS. Suncoast generally ceases accruing interest when a loan is 90 or more days delinquent. The following table sets forth information regarding the Association's non-performing assets as of the dates indicated:

                                               % OF                    % OF                % OF
                                 JUNE 30,      TOTAL      JUNE 30,     TOTAL    JUNE 30,   TOTAL
                                   1996        ASSETS       1995       ASSETS     1994     ASSETS
                                 --------      ------     --------     ------   --------   ------

                                                       (Dollars in Thousands)

Non-accrual loans                $  466        0.12%      $   36       0.01%    $  563     0.16%
Accruing loans
  90 days or more
  past due                           -          -             -         -           -       -
Restructured loans                  455        0.11          115       0.03        947     0.26
Real estate
  acquired through
  foreclosure                       261        0.06          523       0.11        428     0.12
In-substance
  foreclosure                       -            -           -          -          -        -
                                 ------        ----       ------       ----     ------     --
                                 $1,182        0.29%      $  674       0.15%    $1,938     0.54%
                                 ======        ====       ======       ====     ======     ====

           Non-performing assets are generally classified by Suncoast as substandard. Information on classified assets is shown net of specific reserves attributable to such assets while information on non-performing assets is shown before allowances for specific reserves. During the years ended June 30, 1996, 1995 and 1994, interest income of $19,807, $6,700 and $5,100, respectively, was recorded on non-accrual loans prior to their being placed on non-accrual status. If non-accrual loans had been accruing interest, additional interest income of $54,000, $10,000 and $42,000 would have been recorded during Fiscal 1996, 1995 and 1994, respectively.

           ALLOWANCE FOR LOAN AND LEASE LOSSES. The allowance for loan and lease losses is maintained at an amount management deems adequate to cover estimated losses.

           The following table sets forth the breakdown of the allowance for loan losses by loan category at the dates indicated.

                                                      JUNE 30,
                                               ---------------------
                                                1996           1995
                                               ------         ------
                                                   (In thousands)

Real estate mortgages:
    One-to-four family residential loans        $131           $ 48
    Multi-family loans                            68             38
    Commercial real estate loans                 410            304
    Unimproved land loans                         31             53
Consumer loans                                    16             14
Unallocated                                        1             47
                                                ----           ----
        Total allowance for loan losses         $657           $504
                                                ====           ====


           Suncoast provides for future losses based on management's assessment of risk inherent in the portfolio and provides for losses on specific loans, if necessary. Provisions for losses on specific loans are charged to earnings when, in the opinion of management, it is probable that the loan has been impaired and the amount of the loss can be reasonably estimated. Secondly, an allowance for loan losses is established based upon loan type as well as the classification of loans as substandard, doubtful or loss, or their designation as special mention. Provisions for the allowance for loan losses are based on a management analysis that incorporates a number of factors, including historical loss experience, current economic conditions and management's ongoing assessment of risk inherent in each type of loan and in the aggregate portfolio.

           The process of updating the allowance for loan losses begins with the application of a formula developed by Suncoast that calls for a fixed percent to be applied against each loan type as well as loans designated as non-performing, classified or subject to special mention. The percent varies based on the expected risk of loss for each type of loan and level of classification or designation. The allowance for loan losses is increased or decreased with an offsetting charge or credit to earnings when dictated by the formula. When the formula requires less than a minimum allowance balance established by Suncoast's Board of Directors, the difference is labeled as "unallocated". Management reviews the results of this formula-driven approach and where appropriate changes factors used in the formula and amounts produced by the formula to result in an allowance for loan losses that is adequate. While management uses the best information available to make evaluations, future adjustments to the allowance may be necessary if economic conditions differ substantially from the assumptions used in making the evaluations.

           The following table sets forth the activity in the Association's allowance for loan losses during the periods indicated:

                                                               JUNE 30,
                                                     ---------------------------
                                                      1996       1995       1994
                                                     ------     ------     -----
                                                            (In thousands)

Balance at beginning of period                       $504       $504       $521
                                                     ----       ----       ----

Loans charged-off:
    One-to-four family residential loans              ( 0)       (95)       (17)
    Multi-family loans                                -          -           -
    Commercial real estate loans                      -          -           -
    Unimproved land loans                             -          -           -
    Consumer loans                                               -           -
                                                     -----      -----      ---
                                                      ( 0)       (95)       (17)
                                                     -----      -----      -----

Recoveries:
    One-to-four family residential loans              -          -          -
    Multi-family loans                                -          -          -
    Commercial real estate loans                      -          -          -
    Land loans                                        -          -          -
    Consumer loans                                    -          -           -
                                                     ----       ----       ---
                                                      -          -           -
                                                     ----       ----       ---

Net charge-offs: (difference between
    charge-offs and recoveries)                       ( 0)       (95)       (17)
                                                     -----      -----      -----
Provision for loan losses(1)                          153         95         -
                                                     -----      ----       ---
Balance at end of period                             $657       $504       $504
                                                     =====      ====       ====

Write-downs and reserves for Real Estate Owned:
    Balance at beginning of period                   $ -        $ -        $ -
    Net charge-offs                                   ( 0)       (68)      (150)
    Provision for REO losses                           80         68        150
                                                     ----       ----       ----

Balance at end of period                             $ 80       $ -        $ -
                                                     ====       ====       ===


(1) The provision for loan losses is the amount required to maintain a total reserve balance that is the result of the current level of loans and classified assets and the percentage reserve factors applied against each type of loan and classified asset as discussed above.

           Effective July 1, 1995, Suncoast adopted Statement of Financial Accounting Standards No. 114, ("FAS 114") "Accounting by Creditors for Impairment of a Loan", subsequently amended by FAS 118. Loans within the scope of FAS 114 are measured for impairment based on (a) the present value of expected future cash flows discounted at the loan's effective interest rate, (b) the market price, or (c) if collateral dependent, the fair value of the collateral. If the value of the loan so determined is less than the loan's recorded value, then the creditor must recognize a loss for the difference by creating a valuation allowance or adjusting an existing valuation allowance with a corresponding charge to bad debt expense. FAS 118 amended certain income recognition and disclosure provisions of FAS 114. The adoption of FAS 114 and FAS 118 did not have a significant effect on Suncoast's financial condition and results of operations due to the composition of its loan portfolio and its policy for establishing its allowance for loan losses. Notwithstanding FAS 114, effective March 31, 1995, OTS policy requires the classification and valuation of troubled, collateral dependent loans for purposes of regulatory reporting to be based on the fair value of the collateral. This change in OTS policy has had an insignificant effect on Suncoast.

LOAN SERVICING ACTIVITIES

           Prior to January 1990, Suncoast emphasized its mortgage servicing activities and developed a substantial loan servicing portfolio by purchasing from various originators the servicing rights to originated or purchased first mortgage residential loans on properties located in all 50 states, although predominantly in California, and retaining servicing rights to loans that it sold in the secondary market. The Association continues to service the loans from these prior years and also subservices loans for others.

           From the period January 1990 through June 1995, Suncoast did not purchase or accumulate any servicing assets due in part to regulatory changes which placed restrictions on the amount of servicing rights which could be included in the calculation of regulatory capital. During this period, Suncoast concentrated on expanding its subservicing activities, as subservicing contracts, unlike servicing generally are not considered an investment in loan servicing rights for financial reporting or regulatory capital purposes. During Fiscal 1996, however, Suncoast's operating strategy with respect to its servicing business has been to increase its servicing portfolio through the purchase of servicing rights and the retention of servicing rights on loans which have been sold. The principal amount of loans for which Suncoast performed servicing or subservicing as of June 30, 1996 was $1.5 billion. Suncoast has the capacity to service up to $5.0 billion of loans without significantly increasing its operational hardware and other equipment.

           Suncoast's capitalized mortgage servicing rights ("MSRs") consist of purchased mortgage servicing rights ("PMSRs"), originated mortgage servicing rights ("OMSRs"), and premiums on the sale of loans. MSRs generate cash revenues in the form of servicing fees, which are determined based on a percentage of the declining principal amount of the loans serviced, and collected from a portion of each mortgage loan payment received, plus any late charges or other ancillary fees. Servicing income is reduced by the amortization of premiums on the sale of loans and costs incurred to purchase loan servicing rights. Retention or purchase of servicing rights creates a stream of payments which lasts throughout the period during which a mortgage loan remains outstanding. The value of servicing to the Association is dependent upon the expected income stream associated with the underlying loans. Factors which may affect this value include servicing fees, stated mortgage interest rates, loan balances, loan types, estimated average loan life, escrow balances, delinquency and foreclosure history, projected servicing costs and existing or expected liabilities related to borrower delinquencies. See "Item 8. Financial Statements and Supplementary Data - Note A to the Consolidated Financial Statements."

           During the period from January 1990 through June 1995, Suncoast did not accumulate or purchase MSRs resulting in a corresponding decrease in loan principal balances and servicing revenue. To offset this decline in revenue, starting in Fiscal 1992, Suncoast began to utilize its capacity to subservice loans for other financial institutions for a mutually agreed monthly fee per loan. The subservicing of loans utilizes the same operational capabilities as are utilized with normal servicing, but does not require the capital investment necessary for the purchase or retention of a normal servicing asset. It does, however, generate a slightly lower yield than servicing loans directly because an investor in servicing rights also has the ability to realize appreciation of servicing assets and increased servicing income due to lower than expected loan prepayments in periods of rising interest rates. At

June 30, 1996, Suncoast was subservicing approximately 1,400 loans with a principal value of $254.6 million for fifteen other financial institutions. At June 30, 1995, Suncoast was subservicing approximately 3,100 loans with a principal value of $370.2 million for ten other financial institutions. During Fiscal 1996, 1995, and 1994, Suncoast recorded servicing fees related to these contracts of $247,000, $412,000, and $333,000, respectively.

           In addition, during Fiscal 1992, Suncoast expanded its subservicing capabilities by entering into an agreement with the RTC to service residential and commercial mortgage loans that came under the RTC's authority. Although this agreement expired in October 1995, Suncoast entered into another agreement with the RTC to service residential loans. As of December 31, 1995, the RTC ceased operations, and the FDIC assumed responsibility for RTC functions, including the administration of the contract with Suncoast ("the RTC Contract"). Loans under the RTC Contract are serviced for a fixed monthly fee for each loan plus any late charges or other ancillary fees collected. The Association also receives fees under the RTC Contract to perform various other services related to the loans. As of June 30, 1996 and 1995, Suncoast was subservicing over 600 and 6,600 loans, respectively, with a principal value of $43.9 million and $433.7 million, respectively, under the RTC Contract, including $26.9 million and $127.0 million, respectively, under a master subservicing coordination agreement for other FDIC servicers which obligates Suncoast to review reports of other servicers for the FDIC and to consolidate cash remittances to the FDIC.

           In January and October 1995, respectively, Suncoast signed national contracts with the FDIC to service residential real estate loans and consumer loans, respectively. Under the residential contract, Suncoast receives monthly fees based on the declining principal balance of loans which do not exceed certain delinquency requirements. Under the consumer servicing contract, Suncoast receives a fixed monthly fee for certain performing loans and a percentage of amounts collected related to non-performing loans. As of June 30, 1996 and 1995, Suncoast was subservicing approximately 5,000 loans and 2,000 loans, respectively, with a principal value of $164.3 million and $78.1 million, respectively, for the FDIC.

           Loan servicing fees related to RTC Contract and FDIC contracts for the years ended June 30, 1996, 1995 and 1994 amounted to $1.8 million, $2.7 million, and $2.5 million, respectively. The amount of subservicing fees generated by Suncoast from the RTC Contract and the FDIC contracts is dependent upon the amount of assets which come under these entities' control, the length of time which they are owned, and other factors. These factors are based upon economic and other conditions which are generally beyond Suncoast's control. Management anticipates that subservicing fees related to the RTC Contract will continue to decrease as the FDIC continues to liquidate the inventory of loans under its control.

           During Fiscal 1996, in an effort to offset reduced servicing income as a result of repayments of loans underlying the servicing assets and as a result of decreased levels of loans subserviced, Suncoast resumed the purchase and accumulation of servicing rights. Suncoast purchased $2.3 million of PMSRs, representing approximately $286.8 million in principal loan balances. On July 1, 1995, Suncoast adopted Statement of Financial Accounting Standards No 122 ("FAS 122") "Accounting for Mortgage Servicing Rights", as discussed in "Item 8. Financial Statements and Supplementary Data - Notes to the Consolidated Financial Statements." With the adoption of FAS 122, Suncoast has reinitiated its prior practice of retaining the servicing rights on most of the loans it originates and sells and capitalizes as OMSRs the normal servicing fee to be received over the life of each loan at its fair value. During Fiscal 1996, Suncoast capitalized $860,000 of OMSRs representing $62.0 million in loan principal balances. Management intends to continue to acquire PMSRs and generate OMSRs within applicable regulatory guidelines as opportunities arise, subject, however, to those restrictions contained in the Agreement and Plan of Merger.

           The following table sets forth certain information regarding the loan servicing portfolio of Suncoast for the periods indicated:

                                                                          YEAR ENDED JUNE 30,
                                                             -----------------------------------------------
                                                                1996              1995              1994
                                                             ----------        ----------        -----------


                                                                          (Dollars in thousands)

Loan servicing portfolio (beginning of period)               $1,639,069        $2,009,762        $2,688,629
Servicing for loans originated and purchased                    178,511           118,492         2,203,839
Loan servicing rights purchased                                 286,827             7,027               -
Run-off (1)                                                    (186,043)         (169,252)         (398,744)
Sale of servicing rights                                        (55,235)          (90,812)       (2,313,543)
Subservicing added (transferred out) during the year           (318,841)         (142,381)          305,825
Loans serviced under temporary subservicing
  agreements, net (2)                                           (55,235)          (93,767)         (476,244)
                                                             ----------        ----------        ----------
Loan servicing portfolio (end of period)                     $1,489,053        $1,639,069        $2,009,762
                                                             ==========        ==========        ==========

Number of loans serviced (end of period)                         22,822            22,524            22,421
Average loan balance (end of period)                         $       65        $       73        $       90
Servicing fees (gross)                                       $    6,016        $    7,450        $    8,088
Servicing fees (net) (3)                                     $    4,399        $    6,275        $    4,580


----------------------------


(1)        Run-off refers to normal amortization of loans and prepayments.
(2) Represents net change in servicing rights sold prior to fiscal year end which rights were transferred to the purchasers subsequent to the fiscal year end.
 (3) Net of amortization of the carrying value of PMSRs, OMSRs and premiums on the sale of loans and of any valuation adjustments due to changes in prepayment assumptions.

           The following table sets forth, by type of servicing rights, the loan principal serviced and related asset balances as of the dates indicated:



                                             JUNE 30, 1996                                JUNE 30, 1995
                                      ---------------------------             ---------------------------
                                                                (In thousands)

                                      LOAN            ASSET                   LOAN           ASSET
                                      PRINCIPAL       BALANCE                 PRINCIPAL      BALANCE
                                      ----------     ----------               ----------     ----------

PMSRs                                 $  652,727      $    9,525              $  467,700     $    8,572
Premiums on the sale of loans             55,692           1,359                  65,393          1,533
OMSRs                                     46,148             834
FDIC, as successor to RTC                 43,856                                 433,712
FDIC                                     164,299                                  78,112
Private                                   11,323                                  28,425
FHLMC/FNMA                                16,772                                  54,952
Subservicing rights                      199,355                                 370,222
Loans serviced under temporary
  subservicing agreements                 55,235
                                      ----------     ----------               ----------     ----------
Subtotal                               1,245,407          11,718               1,498,516         10,105
Suncoast loans serviced                  243,646                                 140,553
                                      ----------     ----------               ----------     ----------
       Total                          $1,489,053      $   11,718              $1,639,069     $   10,105
                                      ==========      ==========              ==========     ==========


           The following tables set forth, by category of investor, the composition of the loan servicing portfolios of Suncoast as of the dates indicated:

                                                             JUNE 30,
                                                   --------------------------
                                                      1996            1995
                                                   ----------      ----------
                                                         (In thousands)

Investor:
  FNMA                                             $  114,624      $   79,256
  GNMA                                                317,280         384,195
  FHLMC                                               297,451         107,620
  FDIC, as successor to RTC (1)                        43,856         433,712
  FDIC (1)                                            164,299          78,112
  Private                                              53,307          45,399
  Other financial institutions(1)                     254,590         370,222
                                                   ----------      ----------
Sub-total                                           1,245,407       1,498,516
Suncoast portfolio loans serviced                     243,646         140,553
                                                   ----------      ----------
Total loans serviced                               $1,489,053      $1,639,069
                                                   ==========      ==========


(1)    Consists of subservicing.

           The following table sets forth, by location of the underlying loans, the composition of the servicing portfolio of Suncoast as of June 30, 1996 (principal amounts in thousands):

STATE                                    NUMBER OF LOANS      PRINCIPAL AMOUNTS
-----                                    ---------------      -----------------

Florida                                       4,493               $  477,628
California                                    4,380                  345,648
Texas                                         2,060                   75,730
Massachusetts                                 1,563                   68,894
Michigan                                      1,044                   93,032
New Jersey                                      742                   34,544
Pennsylvania                                    532                   24,911
New York                                        498                   25,918
Indiana                                         435                   36,101
Missouri                                        386                   28,661
Illinois                                        343                   24,411
Kentucky                                        315                    5,384
Arizona                                         280                   18,295
Ohio                                            256                   19,247
Maryland                                        241                   17,658
Connecticut                                     238                   10,699
Georgia                                         233                    8,465
Louisiana                                       220                    8,860
Washington                                      194                   11,737
Minnesota                                       165                   14,859
Nevada                                          157                    8,502
Virginia                                        153                   10,719
Kansas                                          152                   12,514
Connecticut                                     127                    8,227
Tennessee                                       105                    3,803
New Hampshire                                   105                    7,802
Oklahoma                                         85                    3,101
North Carolina                                   82                    5,235
Hawaii                                           82                    6,004
Puerto Rico                                      74                      976
Oregon                                           74                    3,714
South Carolina                                   68                    6,158
All others (1)                                  636                   32,246
Master Servicing FDIC and others (2)          2,304                   29,370
                                             ------               ----------
  Total                                      22,822               $1,489,053
                                             ======               ==========

--------------------

(1)        No other state accounted for more than 50 loans.

(2) Individual loans are serviced by others for FDIC, as successor to RTC. Suncoast acts as coordinator of the servicing functions and reports activity on these loans to FDIC on a combined basis based upon reports from the various servicers.

           Servicing agreements with FNMA, FHLMC and GNMA generally provide for loan servicing fees ranging from 0.25% to 0.50% per annum of the declining principal amount of the loans, plus any late charges or other ancillary fees. Loan servicing fees for loans serviced under mortgage-backed securities programs are either subject to negotiation with the sponsoring agency or in certain instances set by the sponsoring agency. Servicing fees for loans sold to private investors are determined by agreement with the investor, and also range from 0.25% to 0.50% per annum. In addition to the contractual fee, Suncoast also receives excess servicing fees equal to the excess of the stated servicing fee (the difference between the yield paid to the purchaser of the loan and the rate paid by the borrower) over the contractual servicing fee under the servicing agreement. Income from servicing is calculated based upon the contractual servicing fee plus any excess servicing fee, net of amortization of the carrying value of the acquired loan servicing rights or the premiums on the sale of loans. See "Item 8. Financial Statements and Supplementary Data - Note A of the Notes to the Consolidated Financial Statements."

           Suncoast is subject to certain costs and risks related to servicing delinquent loans. Servicing agreements relating to the mortgage-backed security programs of FNMA, FHLMC and GNMA require the servicer to advance funds to make scheduled payments of interest, taxes and insurance, and in some instances principal, if such payments have not been received from the borrowers. However, Suncoast recovers almost all of the advanced funds related to FNMA and FHLMC servicing agreements upon cure of default by the borrower, or through foreclosure proceedings and claims against agencies or companies that have insured or guaranteed the loans. During the years ended June 30, 1996, 1995, and 1994, Suncoast incurred foreclosure losses related to primarily GNMA servicing of $995,000, $614,000, and $487,000, respectively. The amount of foreclosure losses increased in Fiscal 1996 as compared to 1995 and 1994 due to a higher level of loan foreclosure actions. Certain servicing agreements for loans sold directly to other investors require Suncoast to remit funds to the loan purchaser only upon receipt of payments from the borrower and, accordingly, the investor bears the risk of loss. Suncoast, however, is subject to the risk that declines in the interest rates for mortgage loans or other economic conditions will result in a revaluation of its servicing assets as borrowers refinance or otherwise prepay higher rate loans.

           The following table sets forth certain information for Suncoast by interest rate range, regarding the principal balance and percentage of the total servicing portfolio and the weighted average interest rate of residential first mortgage loans serviced as of the dates indicated:

                                      JUNE 30, 1996                                 JUNE 30, 1995
                          --------------------------------------        ---------------------------------------
                                                  PERCENT OF                                   PERCENT OF
MORTGAGE LOAN             PRINCIPAL               TOTAL SERVICING       PRINCIPAL              TOTAL SERVICING
INTEREST RATE             BALANCE                 PORTFOLIO             BALANCE                PORTFOLIO
---------------------------------------------------------------------------------------------------------------

                                              (Dollars in thousands)

     Below 5.00%           $    3,456               0.2%                 $    17,525              1.1%
  5.0 to   5.99                11,333               0.8                       39,679              2.4
  6.0 to   6.99               132,227               8.9                      122,525              7.5
  7.0 to   7.99               352,879              23.7                      226,115             13.8
  8.0 to   8.99               458,280              30.8                      397,861             24.3
  9.0 to   9.99               264,071              17.7                      382,088             23.3
 10.0 to  10.99               169,090              11.3                      237,342             14.5
 11.0 to  11.99                37,004               2.5                       46,269              2.8
 12.0 to  12.99                16,572               1.1                       20,610              1.3
 13.0 and above                14,771               1.0                       22,083              1.3
                           ----------             ------                ------------           ------
                            1,459,683              98.0%                   1,512,097             92.3%
Master servicing
  coordinated for
  the FDIC
  and others                   29,370               2.0%                     126,972              7.7%
                           ----------             ------                ------------           -------

                           $1,489,053             100.00%                 $1,639,069            100.0%
                           ==========             =======                 ==========            ======

Weighted average rate       8.63%                                         8.72%
                            =====                                         =====

           At June 30, 1996 and 1995, 12.12% and 9.10%, respectively, of mortgage loans in Suncoast's total servicing portfolio were 30 days or more past due and 4.72% and 3.52%, respectively, were 90 days or more past due. At such dates, 1.17% and 1.88% of mortgage loans, respectively, totaling $18.0 million and $30.9 million, respectively, were in foreclosure. The delinquency ratios in the aggregate servicing portfolio include high delinquency rates on FDIC loans serviced. Suncoast has no risk of loss on these delinquent loans. The above percentages do not include the population of FDIC consumer loans classified by the FDIC as charged-off assets on which Suncoast receives a fee based on a percentage of amounts collected from the borrower. Suncoast's overall loan servicing portfolio, exclusive of subserviced loans, reflected that 2.61% and 1.18% of mortgage loans were 30 days or more past due at June 30, 1996 and 1995, respectively.

MORTGAGE BANKING ACTIVITIES

           Suncoast's mortgage banking activities consist primarily of originating, purchasing, warehousing and selling one-to-four family residential first mortgage loans without recourse. The income derived from mortgage banking activities includes gains on the sale of mortgage loans and servicing rights in the secondary market. Until January 1994, it had been Suncoast's policy to sell in the secondary market substantially all the residential first mortgage loans that it originated or purchased. As previously discussed, Suncoast changed its operating strategy, beginning in January 1994, to emphasize community banking activities over mortgage banking activities.

           Suncoast originates and purchases fixed-rate and adjustable-rate residential first mortgage loans for sale in the secondary market primarily to FHLMC and private investors. To a lesser extent, the Association also periodically originates FHA-insured and VA-guaranteed mortgage loans for sale in the form of pass-through mortgage-backed securities guaranteed by GNMA. The Association and its subsidiary, SCG Mortgage Corporation ("SCG"), are approved Federal Housing Authority ("FHA") and Veterans Administration ("VA") supervised mortgagees and approved seller-servicers with GNMA, FNMA and FHLMC.

           Suncoast sells on a non-recourse basis substantially all fixed rate residential first mortgage loans which it originates or purchases for resale. Loans are held pending their delivery in the secondary market, as discussed below, and sold either in pools through FHLMC participation certificates, FNMA mortgage-backed securities, GNMA-guaranteed mortgage-backed securities or on a loan by loan basis to FHLMC, FNMA or private investors. During Fiscal 1996 and 1995, 82.5% and 34.7%, respectively, of the principal amount of the Association's loan sales were made in pools through FHLMC, FNMA or Residential Funding Corporation, a private investor.

           Loans originated for sale, whether as whole loans or subject to the creation of mortgage-backed securities held for sale, are sold pursuant to agreements which are established while the loans are in the processing stage, thus reducing market risk. Suncoast primarily sells loans under agreements which are binding on the investor, but non-binding on Suncoast, which delivers the loans on a "best efforts" basis.

           In the ordinary course of business, the Association makes representations and warranties to the purchasers and insurers of mortgage loans and the purchasers of servicing rights. When the Association sells mortgage loans to FNMA, FHLMC or independent institutional investors, it makes certain representations and warranties that the mortgage loans comply with applicable eligibility guidelines. The Association may become required to repurchase loans if there has been a breach of representations or warranties. Flaws with respect to repurchased loans may be corrected and, if possible, such loans are resold. In addition, the Association has the right to require the correspondent mortgage broker or seller of a loan for which a repurchase has been requested to repurchase such loan from the Association. The Association attempts to limit its exposure to this risk through appropriate underwriting of mortgages prior to origination.

           The table below shows real estate and other loan origination, purchase, sale and repayment data for Suncoast for the periods indicated:

                                                                   YEAR ENDED JUNE 30,

                                                       1996              1995            1994
                                                    -----------       -----------     -------

                                                                  (In thousands)
Loans originated and purchased:
 Held for sale:
   Mortgage loans originated                        $   62,962        $   60,334      $2,084,145
   Mortgage loans purchased                             62,335              -               -
                                                    ----------        ----------      -------
         Total held for sale                        $  125,297            60,334       2,084,145
                                                    ----------        ----------      ----------
 Portfolio:
   Residential mortgage
     loans originated                                   21,400            13,143          96,518
   Other loans originated                               43,139            45,015          23,176
   Mortgage and other loans purchased                  154,015              -               -
                                                    ----------        ----------      -------
         Total portfolio                               218,554            58,158         119,694
                                                    ----------        ----------      ----------

Total loans originated and purchased                   343,851           118,492       2,203,839
                                                    ----------        ----------      ----------
Mortgage loans, participations and mortgage-
  backed securities sold:
  Residential loans (one-to-four family units)         111,963            51,081         865,093
  Mortgage-backed securities (1)                           -              28,232       1,301,587
  Commercial loans participated                          5,649              -               -
                                                    ----------        ----------      -------
         Total loans sold                              117,612            79,313       2,166,680
                                                    ----------        ----------      ----------

Portfolio loans securitized (2)                            -             (16,596)        (45,461)
Loan principal reductions                              (43,533)           (8,982)        (16,916)
GNMA early buyouts and transfers                         7,350
Decrease (increase) in loans in process                  2,783            (5,424)           (865)
Accretion of deferred loan fees                            223               178              88
Increase in deferred fees                                 (347)             (406)           (264)
Increase (decrease) in premiums paid on
   portfolio loans                                       2,193              (327)            656
Increase (decrease) in premiums paid on
  loans held for sale, net of deferrals                     39              (122)         (1,799)
(Increase) decrease in provision
  for loan losses                                         (153)              -                17
                                                    -----------       -----------     ----------
Net increase (decrease) in loans receivable         $   194,794       $    7,500      $ (27,385)
                                                    ===========       ===========     ==========

------------------------

(1) Securities were formed by utilizing loans in the held for sale category originated and purchased by Suncoast.

(2) Securities were formed using loans originated for portfolio which securities were transferred to the mortgage-backed securities asset category.

           In connection with its mortgage banking and servicing operations, the Association is subject to the rules and regulations of, and examinations by, FNMA, FHLMC, FHA, VA and GNMA with respect to originating, processing, selling and servicing mortgage loans. Those rules and regulations, among other things, prohibit discrimination, provide for inspection and appraisals of properties, require credit reports on prospective borrowers and in some cases establish maximum interest rates, fees and loan amounts.

INVESTMENT ACTIVITIES

           Suncoast also invests in mortgage-backed securities and, from time to time, related Real Estate Mortgage Investment Conduit ("REMIC") securities, which are derived by reallocating cash flows from mortgage-backed securities held by a trust. Suncoast's REMIC investments were sold during Fiscal 1996. As discussed in "Item 8. Financial Statements and Supplementary Data - Notes A and E of the Notes to the Consolidated Financial Statements", mortgage-backed securities are classified as either held to maturity, available for sale, or held for trading purposes. At June 30, 1996, all of Suncoast's mortgage-backed securities were adjustable rate instruments classified as available for sale. Due to this classification, fluctuations in the interest rate environment and other factors may cause significant changes in the unrealized gain or loss on mortgage-backed securities which is recorded as an adjustment, net of deferred tax, to stockholders' equity.

           During Fiscal 1996 and 1995, Suncoast sold mortgage-backed securities and REMICs with a book value of $355.7 million and $265.2 million, respectively, and realized net gains of $3.0 million and $1.4 million, respectively. During Fiscal 1995, Suncoast sold its $138.7 million portfolio of fixed-rate mortgage-backed securities previously classified as held to maturity, realizing a gain of approximately $486,000. Mortgage-backed securities were sold due to favorable market conditions, and Suncoast's ability to apply the proceeds to the purchase and origination of primarily adjustable rate residential and commercial loans, increasing Suncoast's yield and reducing its interest rate risk. Due to the dependence of such gains on changes in interest rates, there is no assurance that market conditions will continue to be favorable or that Suncoast will continue to generate such revenue in the future.

           Suncoast maintains an investment in stock of the Federal Home Loan Bank of Atlanta ("FHLB Atlanta"), which is required for membership in the Federal Home Loan Bank ("FHLB") system. Suncoast also periodically invests in short term repurchase agreements to improve the yield on excess cash.

           The following table shows the yields and maturity of Suncoast's investments at June 30, 1996 and 1995:

                                                 MATURITY
                                      ------------------------------------
                                      NO STATED     WITHIN       MORE THAN
TYPE OF INVESTMENT          YIELD     MATURITY      ONE MONTH    TEN YEARS      TOTALS
------------------          ------    ----------    ---------    ---------   -----------

June 30, 1996:
FHLB stock                  7.25 %    $3,875,000                             $ 3,875,000

June 30, 1995:
FHLB stock                  5.94%     $3,758,400                             $ 3,758,400
Repurchase Agreements       6.04%                   $75,000,000               75,000,000


DEPOSIT ACTIVITIES

           Suncoast has several types of savings programs designed to attract core checking and both short-term and long-term deposits from the general public by providing an assortment of accounts, terms and rates. The Association attempts to control its cost of funds by adjusting the rates and terms of its accounts. The emphasis on specific accounts, which varies from time-to-time, is intended to permit the Association to take advantage of pre-selected investment opportunities. The Association utilizes newspaper and direct mail advertising to targeted market groups to attract deposits. The communities in which the Association's branch offices are located generally contain a high concentration of retirees and others who have had a history of maintaining substantial deposit balances. In addition, Suncoast is the repository for mortgage escrow trust funds (non-interest-bearing or low-interest-bearing custodial accounts) which relate to the servicing and subservicing of mortgage loans by Suncoast.

           The following table reflects the principal types of deposit accounts offered by the Association, the rates of interest and effective yield as of June 30, 1996:

                                          MINIMUM                   EFFECTIVE
TYPE OF ACCOUNT                           DEPOSIT      RATE (1)    ANNUAL YIELD
---------------                           -------      --------    ------------

Non-interest bearing checking account     $   500          -  %          - %
NOW account                                   500        2.03 (2)      2.05
NOW account                                 5,000        3.93 (2)      4.00
Savings account                                50        2.03 (2)      2.05
Savings account                             5,000        5.35 (2)      5.50
Daily money market account                  1,000        2.23 (2)      2.25
Preferred money market account              5,000        4.17 (2)      4.25
Preferred money market account             10,000        4.41 (2)      4.50
Preferred money market account             25,000        4.89 (3)      5.00
3 month certificate                         1,000        5.02          5.15
6 month certificate                         1,000        5.06          5.20
9 month certificate                         1,000        5.11          5.25
12 month certificate                        1,000        5.35          5.50
18 month certificate                        1,000        5.35          5.50
24 month certificate                        1,000        5.54          5.70
30 month certificate                        1,000        5.63          5.80
36 month certificate                        1,000        5.73          5.90
60 month certificate                        1,000        5.82          6.00
Jumbo certificate (4)                     100,000             (5)           (5)
------------------------

(1)        Rates established by the Association based upon market conditions.

(2)        Balances below minimum deposit earn no interest.

(3) Balances from $10,000 to $24,999.99 earn interest at $10,000 minimum balance rate. Balances below $10,000 earn no interest.

(4)        Term set by the Association.

(5) Rates on jumbo certificates correspond to rates on non-jumbo certificates of a similar term.

           The following table sets forth the deposit activities of Suncoast during the following periods:

                                                            YEAR ENDED JUNE 30,
                                              -------------------------------------------
                                                 1996              1995          1994
                                              ----------         ---------     ----------

                                                             (In thousands)

Deposits                                      $  701,442         $  903,374    $1,268,439
Withdrawals                                      748,238            834,690     1,223,309
                                              ----------         ----------    ----------
Net (decrease) increase in deposits
  before interest credits                      (  46,796)            68,684        45,130
Interest credited                                 10,143              8,735         4,220
Beginning balance                                337,854            260,435       211,085
                                              ----------         ----------    ----------
Ending balance                                $  301,201         $  337,854    $  260,435
                                              ==========         ==========    ==========


           The following table sets forth Suncoast's certificates of deposit by interest rate range at the dates indicated:

                                                JUNE 30,
                                     -----------------------------
                                       1996                 1995
                                     --------             --------
                                           (In thousands)

Interest rate:

  2.00% -  2.99%                     $    204             $      0
  3.00% -  3.99%                            4                  411
  4.00% -  4.99%                       29,464               11,212
  5.00% -  5.99%                      146,965              104,003
  6.00% -  6.99%                       26,194              108,712
  7.00% -  7.99%                        2,783                3,801
  8.00% -  8.99%                          -                      2
                                     --------             --------
     Total                           $205,614             $228,141
                                     ========             ========


           The following table sets forth the scheduled maturities of Suncoast's certificates of deposit at June 30, 1996:

                                                                                AFTER
                                 TWELVE MONTHS ENDED JUNE 30,                JUNE 30,
                          -----------------------------------------
                            1997              1998             1999             2000              TOTAL
                          --------          --------         -------          --------          -------

                                                             (In thousands)

Interest rate:

  2.00% -  2.99%          $    204          $    -           $    -           $     -           $    204
  3.00% -  3.99%                 4               -                -                  0                 4
  4.00% -  4.99%            28,488              625              318                33            29,464
  5.00% -  5.99%           135,089            8,820            2,417               639           146,965
  6.00% -  6.99%            11,317           10,016              220             4,641            26,194
  7.00% -  7.99%             1,856              238                0               689             2,783
                          --------          -------          -------          --------          --------
Total certificates
  of deposit              $176,958          $19,699          $ 2,955          $  6,002          $205,614
                          ========          =======          =======          ========          ========

           The following table sets forth the terms and weighted-average interest rate of deposit accounts (excluding interest earned and not credited) at the dates indicated:

                                          JUNE 30, 1996                                JUNE 30, 1995
                                --------------------------------------       ------------------------------------
                                                          CONTRACTUAL                                 CONTRACTUAL
                                             PERCENT      WEIGHTED                       PERCENT      WEIGHTED
                                             OF TOTAL     AVERAGE                        OF TOTAL     AVERAGE
                                AMOUNT       DEPOSITS     RATE              AMOUNT       DEPOSITS     RATE
                                --------     ------       -----             --------      -----       ----
                                                              (In Thousands)

No minimum term:
Non-interest bearing
  checking accounts             $    874       0.30%       0.00%            $    556       0.16%      0.00%
Custodial accounts                24,198       8.03         .01               37,275      11.03       0.01
NOW accounts                      17,751       5.89        2.42                6,418       1.90       2.42
Passbook accounts                 40,959      13.60        4.08               48,605      14.39       5.27
Money market accounts             11,805       3.92        3.19               16,859       4.99       3.57
                                --------     ------       -----             --------      -----       ----
  Total                           95,587      31.74        2.85              109,713      32.47       3.03
                                --------     ------       -----             --------      -----       ----

Fixed term:
Certificates maturing in:
  Six months or less             116,214      38.58        5.36              134,680      39.86       5.61
  More than six months
    to one year                   60,743      20.17        5.51               53,003      15.69       6.10
  More than one year
    to three years                22,654       7.52        6.14               33,304       9.86       6.13
  More than three years
    to five years                  6,003       1.99        6.34                7,154       2.12       6.27
                                --------     ------       -----             --------     ------       ----
  Total                          205,614      68.26        5.52              228,141      67.53       5.83
                                --------     ------       -----             --------     ------       ----
Total deposits                  $301,201     100.00%       4.55%            $337,854     100.00%      4.92%
                                ========     =======      ======            ========     =======      =====


           The following table presents the dollar amounts of certificate accounts with balances equal to or greater than $100,000 at June 30, 1996, maturing during the periods listed:

                                                   WEIGHTED
                                                   AVERAGE
MATURITY                                           AMOUNT              RATE
--------                                       --------------          ----
                                               (In thousands)

Three months or less                               $2,998               5.28%
Over three months through six months                1,599               5.59
Over six months through one year                    2,792               5.60
Over one year                                       1,240               6.04
                                                   ------               ----

  Total                                            $8,629               5.55%
                                                   ======               ====


           Suncoast's deposits are obtained primarily from the communities surrounding its branch offices. Suncoast does not advertise for deposits outside of Florida and has used brokered deposits only to facilitate the matching of asset and liability maturities. At the end of each reporting period, deposits from out-of-state sources represented an insignificant portion of the total deposit accounts. There were no deposits obtained through brokers at either June 30, 1996 or June 30, 1995.

BORROWINGS

           Suncoast borrows funds from the FHLB on the security of mortgage-backed securities which are pledged as collateral and based upon the security of a blanket floating lien on certain eligible residential mortgage loan collateral. The Association also obtains funds through agreements to repurchase securities with broker/dealers, which are considered secured borrowings and typically outstanding from seven to thirty days. See "Item 8. Financial Statements and Supplementary Data - Note L of the Notes to the Consolidated Financial Statements."

SUBSIDIARY ACTIVITIES

           SFC and SCS Management are Delaware corporations formed in connection with the sale of collateralized mortgage obligations. SCG Mortgage Corporation is a Delaware subsidiary corporation through which title to GNMA servicing rights is held. SCG Holdings, Inc., a Florida corporation, serves as the holding company for SFC, SCS Management and SCG Mortgage Corporation.

           SCS Ventures, is a Florida subsidiary corporation through which the Association has participated as a limited partner or otherwise in real estate ventures and through which the Association takes title to certain real estate acquired by foreclosure. This corporation is presently inactive.

COMPETITION

           Suncoast faces substantial competition in attracting and retaining deposits as well as in its lending, servicing and mortgage banking operations. The most direct competition for deposits comes from other savings institutions, commercial banks, out-of-state financial institutions with Florida offices located in the Association's market area and credit unions. Additional competition for deposits comes from government and corporate securities and money market funds. Suncoast competes for deposits through a highly focused marketing program and by offering a wide variety of deposit accounts and deposit incentives. However, the ability of the Association to attract and retain deposits also depends on its ability to provide investment opportunities meeting the requirements of depositors as to rate of return, liquidity, risk and other factors. Generally, Suncoast's rates for both deposits and mortgages and loans are in the mid-range for similar products in its market area.

           Competition for the purchase, origination, sale and servicing of real estate loans continues to intensify and comes predominantly from other savings institutions, commercial banks, mortgage bankers, insurance companies and governmental agencies. Factors that affect competition in the mortgage banking operation include, among other things, the general availability of funds and credit to make real property related investments and the demand therefor; general and local economic conditions; current long-term and short-term interest rates; government regulations; volatility in the mortgage markets; and rates of inflation.

           Legislative developments related to interstate branching and banking are expected to continue the consolidation of small thrifts and banks, and also provide easier access to large financial institutions in the marketplace. Accordingly, Suncoast expects increased competition in the immediate future.

INSURANCE OF ACCOUNTS AND REGULATION BY THE FDIC

           Suncoast is a member of the Savings Association Insurance Fund ("SAIF"), which is administered by the FDIC. Deposits are insured up to applicable limits by the FDIC and such insurance is backed by the full faith and credit of the United States Government. As insurer, the FDIC imposes deposit insurance premiums and is authorized to conduct examinations of and to require reporting by FDIC-insured institutions. It also may prohibit any FDIC-insured institution from engaging in any activity the FDIC determines by regulation or order to pose a serious risk to the FDIC. The FDIC also has the authority to initiate enforcement actions against savings associations, after giving the OTS an opportunity to take such action, and may terminate the deposit insurance if it determines that the institution has engaged or is engaging in unsafe or unsound practices, or is in an unsafe or unsound condition.

           Under the FDIC risk-based deposit insurance assessment system, all insured depository institutions are placed into one of nine categories and assessed insurance premiums based upon their level of capital and supervisory evaluation. Under the system, institutions classified as well-capitalized and requiring little supervision would pay the lowest premium while institutions that are classified as undercapitalized and considered of substantial supervisory concern would pay the highest premium. Risk classification of all insured institutions is made by the FDIC for each semi-annual assessment period.

           With respect to the SAIF, the FDIC is authorized to increase assessment rates, on a semi-annual basis, if it determines that the reserve ratio of the SAIF will be less than the designated reserve ratio of 1.25% of SAIF-insured deposits. In setting these increased assessments, the FDIC must seek to restore the reserve ratio to that designated reserve level, or such higher reserve ratio as established by the FDIC. In addition, the FDIC may impose special assessments on SAIF members to repay amounts borrowed from the United States Treasury or for any other reason deemed necessary by the FDIC.

           Similarly, with respect to deposits insured by the Bank Insurance Fund ("BIF"), the FDIC is authorized to adjust the assessment rates in order to maintain the reserve ratio at 1.25% of BIF-insured deposits. The FDIC reported that the BIF reached the required reserve ratio during May 1995 and as a result, the FDIC reduced BIF assessment rates. The FDIC initially reduced the BIF assessment rates, effective June 1, 1995 to rates ranging from 0.04% to 0.27% of deposits. Subsequently, having determined that the BIF had sufficient reserves in excess of the required 1.25% ratio, the FDIC further reduced the BIF assessment rates. Effective January 1, 1996, the FDIC reduced the assessment rate for "well capitalized" institutions without any significant supervisory concerns to the statutory minimum of $2,000 annually, and reduced the rates for other BIF-insured institutions to a range from 0.03% to 0.27% of deposits.

           The FDIC has noted that the SAIF is not expected to attain the designated reserve ratio until the year 2001. The SAIF rates were therefore not adjusted. The FDIC has determined that SAIF-insured institutions should continue to pay assessments at the current SAIF assessment rates, which range from 0.23% of deposits to 0.31% of deposits. The Association's assessment rate for Fiscal 1996 was 0.23% of deposits.

           As a result of the revisions to the deposit insurance assessment rates, BIF members will generally pay lower premiums. This disparity is likely to provide institutions paying only the BIF assessments with certain competitive advantages in the pricing of loans and deposits, and in lowered operating costs. In order to eliminate this disparity, a number of proposals to recapitalize the SAIF have been recently considered. The plan under current consideration provides for a one-time assessment, anticipated to range from .85% to .90%, to be imposed on all SAIF assessable deposits of each insured depository institution as of March 31, 1995, and for BIF deposit insurance premiums to be used to pay the FICO bond interest on a pro rata basis together with SAIF premiums. The BIF and SAIF would be merged into one fund as soon as practicable, but no later than January 1, 1998.

EMPLOYEES

           As of June 30, 1996, the Association had 150 employees. Employees are provided with various benefits, including a stock bonus/401(k) plan and life, health and hospital insurance. The employees are not represented by a collective bargaining group, and the Association considers its employee relations to be good.

REGULATION AND SUPERVISION

           Set forth below is a brief description of certain laws and regulations which relate to the regulation of the Association. This description does not purport to be complete and is qualified in its entirety by reference to applicable laws and regulations.

           GENERAL. The Association is a federally chartered stock savings association with its deposits insured through the SAIF by the FDIC up to applicable limits. The Association is also a member of the FHLB system. The Association is subject to supervision, extensive regulation and periodic examination by the OTS and to a lesser extent by the FDIC as the insurer of its deposits. In addition, the Association is subject to certain of the regulations of the Board of Governors of the Federal Reserve System ("FRB") governing reserves to be maintained against deposits and certain other matters. Suncoast must file reports with the OTS concerning its activities and financial condition, in addition to obtaining regulatory approvals from the OTS and the FDIC prior to entering into certain transactions. There are periodic examinations by the OTS and the FDIC to examine Suncoast's compliance with various regulatory requirements.

           The Association's business, operations, financial condition and results of operations are directly affected by the tax, fiscal and monetary policies of the federal government and its agencies, particularly the FRB. These policies affect all financial institutions, and any change in such policies that primarily impacts savings institutions may affect their ability to compete with other financial institutions. The Association is subject to extensive supervision and regulation, which is intended primarily for the protection of depositors rather than the Association's stockholders. As an integral part of their supervisory role, the OTS and FDIC periodically review the Association's policies and practices. As a result of these reviews, the Association could be required to recognize changes in the valuation or classification of its assets or liabilities. In addition, the Association is subject to changes in federal and state law, as well as changes in regulations, governmental policies and accounting principles. The effects of any such potential changes cannot be accurately predicted at this time but could materially adversely affect the Association and its operations.

           REGULATORY CAPITAL. Federally insured savings associations are required to maintain minimum levels of regulatory capital. The OTS has established regulations setting forth three capital standards for savings institutions--a risk-based capital requirement, a leverage or core capital requirement and a tangible capital requirement. At June 30, 1996, Suncoast exceeded all applicable capital requirements.

           RISK- BASED CAPITAL REQUIREMENT. The risk-based standards of the OTS currently require maintenance of core capital equal to at least 4% of risk-weighted assets and total capital equal to at least 8% of risk-weighted assets. Total capital includes core capital plus supplementary capital but supplementary capital that may be included in computing total capital for this purpose may not exceed core capital. Supplementary capital includes cumulative perpetual preferred stock, allowable subordinated debt and general loan loss allowances, within specified limits. Such general loss allowances may not exceed 1.25% of risk-weighted assets. Additionally, since July 1, 1994, investments in non-includable subsidiaries have been subject to a 100% exclusion from risked-based capital.

           In determining the required amount of risk-based capital, total assets, including certain off-balance sheet items, are multiplied by a risk-weight based on the risks inherent in the types of assets. The risk-weights assigned by the OTS for principal categories of assets are (i) 0% for cash and securities issued by the U.S. Government or unconditionally backed by the full faith and credit of the U.S. Government; (ii) 20% for securities (other than equity securities) issued by U.S. Government sponsored agencies and mortgage-backed securities issued by, or fully guaranteed as to principal and interest by the FNMA or the FHLMC, except for those classes with residual characteristics or stripped mortgage-related securities; (iii) 50% for prudently underwritten permanent one-to-four family first lien mortgage loans and qualifying multi-family mortgage loans not more than 90 days delinquent and having a loan-to-value ratio of not more than 80% at origination unless insured to such ratio by an insurer approved by the FNMA or the FHLMC; and (iv) 100% for all other loans and investments, including purchased and excess servicing rights, foreclosed property, unsecured consumer loans, commercial loans, and one-to-four family residential loans more than 90 days delinquent.

           At June 30, 1996, the Association's risk-based requirement was $18.5 million and its actual risk-based capital was $25.6 million, or 11.09% of risk-adjusted assets.

           In August 1993, the OTS adopted a final rule incorporating an interest rate risk ("IRR") component into the risk-based capital requirement. Under the final rule, a savings association's risk-based capital requirement would have two components: (i) a credit risk component, and (ii) an IRR component. The credit risk component would remain at 8% and the IRR would be measured in terms of the sensitivity of the market value of portfolio equity ("MVPE") to changes in interest rates. MVPE is defined as the net present value of an association's assets, liabilities and off-balance sheet contracts. Savings associations with "above normal" IRR would be required to have capital in addition to their credit risk capital of 8%. An "above normal" IRR would exist if the decline in the savings association's MVPE would exceed 2% of the savings association's assets in the event of a 200 basis point change in interest rates. The amount of additional capital required of an institution with "above normal" IRR exposure would be equal to (i) one-half of the difference between its measured interest rate risk ("MIRR") and 2%, multiplied by (ii) the market value of its assets. For purposes of this calculation, MIRR means the decline in the institution's MVPE resulting from the 200 basis point change in interest rates, expressed as a percentage of the market value of the assets. The OTS would calculate the MIRR for each institution, and institutions with MIRR of 2% or less would not be required to maintain additional capital for IRR. The rule also authorizes the director of the OTS, or his designee, to waive or defer an institution's IRR component on a case-by-case basis. In August 1995, the OTS again delayed the implementation of an automatic IRR component capital deduction pending the testing of an OTS appeals process for certain institutions subject to such deductions. The appeals process is contained in OTS Thrift Bulletin 67, which describes how and under what circumstances an institution may seek an adjustment to the IRR component generated by the OTS model or, alternatively, may seek prior approval to use its own internal IRR model to calculate its IRR component. At June 30, 1996, Suncoast's interest rate risk exposure was within normal levels as calculated by the OTS model.

           LEVERAGE OR CORE CAPITAL REQUIREMENT. The leverage or core capital requirement mandates that a savings institution maintain "core capital" of not less than 3% of adjusted total assets. "Core capital" generally includes common stockholders' equity, noncumulative perpetual preferred stock and related surplus, less specified intangible assets (a percentage of MSRs in excess of applicable limits). Generally, a portion of MSRs may be included in core capital equal to the lower of (i) 90% of the fair market value of readily marketable MSRs or (ii) the current amortized book value as determined under GAAP. However, the amount of MSRs included in core capital is limited to a maximum of 50% of core capital. At June 30, 1996, Suncoast's carrying value totaled $10.4 million, and based upon a market valuation of MSR's at that date, Suncoast was required to deduct $720,000 from assets and capital for regulatory capital purposes. At June 30, 1996, the Association's core capital requirement was $12.0 million and its actual core capital was $25.0 million, or 6.22% of its adjusted total assets.

           Additionally, the Office of the Comptroller of the Currency (the "OCC"), which is the primary regulator for national banks, has adopted a final rule increasing the leverage ratio requirements for all but the most highly rated national banks. Pursuant to FIRREA, the OTS is required to issue capital standards for savings institutions that are no less stringent than those applicable to national banks. Accordingly, savings institutions must maintain a leverage ratio (defined as the ratio of core capital to adjusted total assets) of between 4% and 5%.

           TANGIBLE CAPITAL REQUIREMENT. FIRREA requires a savings association to maintain "tangible capital" in an amount not less than 1.5% of adjusted total assets. Tangible capital is defined in the same manner as core capital except that all intangible assets, except MSRs, must be deducted. The percentage of MSRs which may be included in tangible capital is equal to the lesser of i) 100% of the amount of tangible capital that exists before the deduction of any disallowed MSRs or (ii) the amount of MSRs allowed to be included in core capital. At June 30, 1996, the Association's tangible capital requirement was $6.0 million and its actual tangible capital was $25.0 million, or 6.22% of its adjusted total assets.

           PROMPT REGULATORY ACTION. The OTS and other federal banking regulators have established capital levels for institutions to implement the "prompt regulatory action" provisions of the Federal Deposit Insurance Corporation Improvement Act of 1991 ("FDICIA"). Capital levels have been established for which an insured institution will be categorized as well capitalized, adequately capitalized, undercapitalized, significantly undercapitalized or critically undercapitalized. The FDICIA requires federal banking regulators, including the OTS, to take prompt corrective action to solve the problems of those institutions that fail to satisfy their applicable minimum capital requirements. The level of regulatory scrutiny and restrictions imposed become increasingly severe as an institution's capital level falls.

           A "well capitalized" institution must have risk-based capital of 10% or more, core capital of 5% or more and Tier 1 risk-based capital (based on the ratio of core capital to risk- weighted assets) of 6% or more and may not be subject to any written agreement, order, capital directive or prompt corrective action directive issued by the OTS to meet and maintain a specific capital measure. An institution will be categorized as "adequately capitalized" if it has a total risk-based capital of 8% or more, Tier 1 risk-based capital of 4% or more and core capital of 4% or more; "undercapitalized" if it has total risk-based capital of less than 8%, Tier 1 risk-based capital of less than 4% or core capital of less 4%; "significantly undercapitalized" if it has total risk-based capital of less than 6%, Tier 1 risk-based capital of less than 3% or core capital of less than 3%; and "critically undercapitalized" if it has tangible capital of less than 2%. Any savings institution that fails its regulatory capital requirement is subject to enforcement action by the OTS or the FDIC. At June 30, 1996, Suncoast meets the definition of a "well capitalized" institution.

           At each successive downward level of capital, institutions are subject to more restrictions and regulators are given less flexibility in deciding how to deal with the bank or thrift. For example, undercapitalized institutions will be subject to asset growth restrictions and will be required to obtain prior approval for acquisitions, branching and engaging in new lines of business. As to significantly undercapitalized institutions, the appropriate agency must require the institution to sell shares in order to raise capital, must restrict interest rates, and must restrict transactions with affiliates unless the agency determines that such actions would not further the purposes of the prompt corrective action system. In addition, the agency may require prior agency approval for any transaction outside the ordinary course of business. Critically undercapitalized institutions must obtain prior agency approval for transactions outside the ordinary course of business, and must be placed in receivership or conservatorship unless the OTS and the FDIC make certain affirmative findings regarding the viability of the institution, which findings must be reviewed every 90 days.

           FDICIA prohibits any insured institution (regardless of its capitalization category) from making capital distributions to anyone or paying management fees to any persons having control of the institution if after such transaction the institution would be undercapitalized. Any undercapitalized institution must submit an acceptable capital restoration plan to the appropriate agency within 45 days of becoming undercapitalized.

           A capital restoration plan will be acceptable only if each company having control over an undercapitalized institution guarantees that the institution will comply with the capital restoration plan until the institution has been adequately capitalized for four consecutive calendar quarters and provides adequate assurances of performance. The aggregate liability of such guarantee is limited to the lesser of (i) an amount equal to 5% of the institution's total assets at the time the institution became undercapitalized or (ii) the amount which is necessary to bring the institution into compliance with all capital standards applicable with respect to such institution as of the time the institution fails to comply with its capital restoration plan.

           INDIVIDUAL CAPITAL REQUIREMENTS. In addition to the capital requirements set forth in the OTS regulations, the OTS has delegated to its Regional Directors the authority to establish higher individual minimum capital requirements for savings institutions based upon a determination that the institution's capital is or may become inadequate in view of its circumstances. For example, circumstances which may be considered by the Regional Directors include situations where the institution needs special supervisory attention, has or is expected to have losses resulting in capital inadequacy, has a high degree of interest rate risk, prepayment risk, off-balance sheet risk, or has poor liquidity, excessive growth or a portfolio with weak credit quality. No such individual capital requirement has been established for the Association.

           REGULATORY RESTRICTIONS ON DIVIDENDS AND OTHER CAPITAL DISTRIBUTIONS. Current regulations applicable to the payment of cash dividends and other capital distributions by savings institutions impose limits on capital distributions based on an institution's regulatory capital levels and net income. An institution that meets or exceeds all of its fully phased-in capital requirements (both before and after giving effect to the distribution) and is not in need of more than normal supervision would be a "Tier 1 Association." A Tier 1 association may make capital distributions during a calendar year up to the greater of (i) 100% of net income for the current calendar year plus 50% of its capital surplus or (ii) 75% of its net income over the most recent four quarters. Any additional capital distributions would require prior regulatory approval.

           An institution that meets the minimum regulatory capital requirements but does not meet the fully phased-in capital requirements would be a "Tier 2 association," which may make capital distributions of between 25% and 75% of its net income over the most recent four-quarter period, depending on the institution's risk-based capital level. A "Tier 3 association" is defined as an institution that does not meet all of the minimum regulatory capital requirements and therefore may not make any capital distributions without the prior approval of the OTS.

           Savings institutions must provide the OTS with at least 30 days written notice before making any capital distributions. All capital distributions are subject to the OTS' right to object to a distribution on safety and soundness grounds.

           The OTS has proposed amendments to its capital distribution regulations to conform the regulations to the "prompt corrective action" provisions of FDICIA. As proposed, adequately or well capitalized savings associations that (i) are not held by savings and loan holding companies; (ii) have a composite rating of "1" or "2"; (iii) are not deemed to be in "troubled condition"; and (iv) will remain at least adequately capitalized after the proposed capital distribution, will not be required to provide notice to the OTS before making capital distributions.

           LIQUIDITY. OTS regulations currently require a savings institution to maintain for each calendar month an average daily balance of liquid assets (including cash, certain time deposits, bankers' acceptances and specified United States government, state and federal agency obligations) equal to at least 5% of the average daily balance of net withdrawable accounts plus short-term borrowings during the preceding calendar month. This liquidity requirement varies from time to time (between 4% to 10%) by OTS regulation depending upon economic conditions and the deposit flows of savings institutions. OTS regulations also require each member institution to maintain for each calendar month an average daily balance of short-term liquid assets (generally those having maturities of 12 months or less) equal to at least 1% of the average daily balance of net withdrawable accounts plus short-term borrowings during the preceding calendar month. Monetary penalties may be imposed for failure to meet liquidity ratio requirements. The liquidity and short-term liquidity ratios of the Association at June 30, 1996 were each 5.42%, exceeding the applicable requirements.

           QUALIFIED THRIFT LENDER TEST. All savings associations, including the Association, are required to meet a qualified thrift lender ("QTL") test to avoid certain restrictions on their operations.

           The QTL test requires a savings association to have at least 65% of its portfolio assets (which consist of total assets less intangibles, properties used to conduct the savings association's business and liquid assets not exceeding 20% of total assets) in qualified thrift investments and continue to meet that test on a monthly average basis in nine out of every twelve months. Loans and mortgage-backed securities secured by domestic residential housing, as well as certain obligations of the FDIC and certain other related entities, may be included in qualifying thrift investments without limit.

           Certain other housing-related and non-residential real estate loans and investments, including loans to purchase or develop churches, nursing homes, hospitals and schools, and consumer loans and investments in subsidiaries engaged in housing-related activities may also be included, in varying amounts, up to 20% of portfolio assets. The Association was in compliance with the QTL test as of June 30, 1996.

           COMMUNITY REINVESTMENT ACT. The Community Reinvestment Act ("CRA") requires each savings institution, as well as other lenders, to identify the communities served by the institution's offices and to identify the types of credit the institution is prepared to extend within such communities. The CRA also requires the OTS to assess, as part of its examination of a savings institution, the performance of the institution in meeting the credit needs of its community and to take such assessments into consideration in reviewing applications for mergers, acquisitions and other transactions. A less-than-satisfactory CRA rating may be the basis for denying such an application. In connection with the assessment of a savings institution's CRA performance, the OTS will assign a rating of "outstanding," "satisfactory," "needs to improve" or "substantial noncompliance." Based on an examination conducted as of June 1995, the Association was rated "satisfactory."

           Effective July 1, 1995, the OTS together with the other federal banking agencies, adopted a joint rule amending each of their regulations concerning the CRA. Subject to certain exceptions and elections, the new regulations prescribe three tests for the evaluation of a savings association's performance. The lending test evaluates a savings association's record of helping to meet the credit needs of its assessment area through its lending activities by considering an association's home mortgage, small business, small farm, and community development lending. The investment test evaluates a savings association's record of helping to meet the credit needs of its assessment area through qualified investments that benefit its assessment area or a broader statewide or regional area including the assessment area. Finally, the service test evaluates a savings association by analyzing both the availability and the effectiveness of the association's systems for delivering retail banking services and the extent and innovativeness of its community development services. Based upon the savings association's performance under the lending, investment, and service tests, and any other tests which may be applicable to the association under the new regulations, the OTS will assign the savings association one of the same four ratings prescribed under current regulations. Additionally, under the new regulations, the OTS will continue to consider an association's record of performance under the CRA in the same manner and for the same purposes as required under current regulations.

           These new regulations, while effective July 1, 1995, will be implemented over a two-year time frame. A savings association may elect to be evaluated under the revised performance tests beginning January 1, 1996. Absent such an election, these revised performance tests will not become mandatory and will not be deemed to replace the current regulations described above until July 1, 1997.

           LOANS TO ONE BORROWER LIMITATIONS. Savings associations are subject to the same loans to one borrower limitations that are applicable to national banks. Savings associations generally are not permitted to make loans to a single borrower in excess of 15% of the association's unimpaired capital and unimpaired surplus (depending upon the type of loan), plus an additional 10% for loans fully secured by readily marketable collateral. A savings association which meets its fully phased-in capital requirements may make loans to one borrower to develop domestic residential housing units, up to the lesser of $30 million or 30% of the savings association's unimpaired capital and unimpaired surplus, if certain other conditions are satisfied. At June 30, 1996, the Association was in compliance with the loans to one borrower limitations. At that same date, its loan to one borrower limit was $3.9 million.

           LIMITATION ON COMMERCIAL REAL ESTATE LOANS. FIRREA provides that, absent an exemption, loans by a federal savings association that are secured by non-residential real property may not exceed 400% of the Association's capital. Such a restriction is not considered to materially affect the Association's operations due to the availability of other loan products.

           CERTAIN INVESTMENTS. In general, savings associations may not invest directly in equity securities, noninvestment grade debt securities, or real estate. Federal savings associations may invest in the stock of subsidiaries that engage in activities reasonably related to the activities of federal associations, including real estate development, subject to limitations based generally on the institution's asset size. Investments in subsidiaries engaged as principals in activities that are not permissible for national banks, such as real estate development, must be deducted from regulatory capital.

           A savings institution seeking to establish a new subsidiary, acquire control of an existing company or conduct a new activity through an existing subsidiary must provide 30 days prior notice to the FDIC and the OTS and must conduct any activities of the subsidiary in accordance with regulations and orders of the OTS. The OTS has the power to require a savings institution to divest any subsidiary or terminate any activity conducted by a subsidiary that the OTS determines to be a serious threat to the financial safety, soundness or stability of the savings institution or to be otherwise inconsistent with sound banking practices. See "Item 1. Business--Subsidiary Activities" for a description of the Association's subsidiaries.

           GENERAL LENDING POLICIES. The Association's lending activities are subject to federal and state regulation, including the Equal Credit Opportunity Act, the Truth in Lending Act, the Real Estate Settlement Procedures Act, the Community Reinvestment Act and the laws of California, Florida and other jurisdictions governing discrimination, lender disclosure to borrowers, foreclosure procedures and anti- deficiency judgments, among other matters.

TAXATION

           FEDERAL. For federal income tax purposes, Suncoast reports its income and expenses on the accrual basis of accounting on a fiscal year basis ending June 30. Suncoast files consolidated federal income tax returns.

           Suncoast is subject to the rules of federal income taxation applicable to corporations in general, and savings institutions, in particular, under the Internal Revenue Code of 1986 (the "Code"). The Code reduced the maximum tax rate from 46% to 34%. Except as specifically noted, the discussion below relates to taxable years beginning after June 30, 1987. The Code provides that net operating losses of a thrift institution incurred in taxable years beginning after 1981 and before 1986 may be carried back ten years and forward eight years. Other net operating losses of thrift institutions now come under the general three year carryback and the 15-year carryover rules.

           Under the Code, savings associations that meet certain conditions may qualify for a bad debt reserve deduction to reduce taxable income. For the year ended June 30, 1996, Suncoast did not qualify for this deduction.

           Suncoast is subject to the corporate alternative minimum tax which is imposed to the extent it exceeds Suncoast's regular income tax for the year. The alternative minimum tax will be imposed at the rate of 20% of a specially computed tax base. Included in this base will be a number of preference items including the following: (i) 100% of the excess of a thrift institution's bad debt deduction over the amount that would have been allowable on the basis of actual experience; and (ii) interest on certain tax-exempt bonds issued after August 7, 1986. In addition, for purposes of the new alternative minimum tax, the amount of alternative minimum taxable income that may be offset by net operating losses is limited to 90% of alternative minimum taxable income.

           Suncoast accounts for income taxes in accordance with Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes" ("FAS 109"). FAS 109 utilizes an asset and liability approach for financial accounting and reporting for income taxes and requires the recognition of deferred tax liabilities and assets for the expected future tax consequences of temporary differences between the carrying amounts and the tax bases of other assets and liabilities. Suncoast adopted FAS 109 as of July 1, 1991 on a prospective basis. See "Item 8. Financial Statements and Supplementary Data-Notes A and O to the Consolidated Financial Statements" for a discussion of the effect of SFAS 109 on the Association.

           Legislation provisions was recently passed which eliminate the preferential tax treatment for deducting additions to the tax bad debt reserves previously available to thrifts in tax years beginning prior to December 31, 1995. These provisions require that all thrift institutions recapture all or a portion of their tax bad debt reserves added since the last taxable year beginning before January 1, 1988. This legislation has no impact on Suncoast since it utilizes the direct write-off method for deducting bad debts for tax purposes.

           STATE. Florida has a corporate income tax which subjects Suncoast's Florida taxable income to a 5.5% tax. This tax is deductible in determining federal taxable income. For purposes of the Florida corporate income tax, tax benefits from net operating losses may not be carried back to prior years, but may be carried forward.

            No tax returns of Suncoast have been audited by federal or state authorities since inception.

ITEM 2. PROPERTIES

The following schedule sets forth the location of the current offices of the Association as well as certain additional information relating to these offices and/or leases at June 30, 1996.

                                                                                             NET BOOK VALUE OF
                                                                                           PREMISES OR LEASEHOLD
OFFICE DESCRIPTION                            LEASE                     SQUARE                 IMPROVEMENTS &
CORPORATE HEADQUARTERS AND                 EXPIRES (1)                  FOOTAGE                    EQUIPMENT
                                           ------------------       ------------          ------------------------
Mortgage Origination Office
Presidential Circle                          2/28/00                    32.850              2.089.356Pts
4000 Hollywood Boulevard
Hollywood, Florida

Savings Branches
4350 Sheridan Street                            -      (2)(3)           12.200                 1.436.041
Hollywood, Florida

501 Golden Isles Drive                          -      (2)(4)            4.500                   656.816
Hallandale, Florida

227 Commercial Boulevard                        -      (2)               5.000                   784.737
Lauderdale-by-the-Sea, Florida

100 South Flamingo Road                     12/31/96                     3.500                    49.687
Pembroke Pines, Florida

1177 George Bush Boulevard, #102            12/31/01   (5)               4.059                   197.454
Delray Beach, Florida

1313 North Ocean Boulevard                      -      (2)(6)            7.600                   624.354
Pompano Beach, Florida

Mortgage Origination Office
7700 North Kendall Drive, #506               9/30/98                     1.129                    14.011
Miami, Florida

Storage Warehouses
1009 South 21st Avenue                       3/31/98                     1.500                      --
Hollywood, Florida

1017 South 21st Avenue                      12/31/96                     2.322                      --
Hollywood, Florida

Other
1177 George Bush Boulevard, #200             1/31/98   (7)               5.371                   185.040
Delray Beach, Florida

4340 Sheridan Street                            -      (2)(8)            4.764                   602.203
Hollywood, Florida

-------------------------------------

(1)  Certain of these leases have an option to renew.
(2)  The Association owns the facility.
(3) A savings branch occupies 3,100 square feet. The remainder of the building is leased by unrelated parties.
(4)  The Association leases 1,400 square feet to unrelated parties.
(5) The Association is currently renovating this space to accommodate its savings branch which is temporarily located in another suite at this location (see note 6 below). The Association plans to relocate its savings branch to this space in September, 1996.
(6)  The Association opened this savings branch in August, 1996.
(7) The Association's savings branch at this location temporarily occupies approximately 300 square feet (see note 5 above). The remainder of the space is sub-leased to an unrelated party.
(8)  The entire space is currently sub-leased to an unrelated party.

For further information regarding lease payments as of June 30, 1995, see "Item
8. - Financial Statements and Supplementary Data - Note M of Notes to Consolidated Financial Statements."

ITEM 3.       LEGAL PROCEEDINGS

              The Association and its subsidiaries are parties to routine legal proceedings which arise in the normal course of the Association's business. There are no material pending legal proceedings to which the Association or any subsidiary is a party or to which any of their property is subject.

ITEM 4.       SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

              No matters were submitted to a vote of security holders of Suncoast during the three months ended June 30, 1996.

                                     PART II

ITEM 5.       MARKET FOR THE REGISTRANT'S COMMON STOCK AND RELATED
              STOCKHOLDER MATTERS

              Suncoast's Common Stock is traded over-the-counter and is quoted on NASDAQ/NMS under the symbol SCSL. The table reflects the actual high and low closing prices for the quarters of the fiscal years ended June 30, 1995 and 1996.

QUARTER ENDED                            COMMON STOCK
                                     HIGH             LOW
-----------------------------------------------------------
September 30, 1994                  $7.63            $6.50
December 31, 1994                   $7.88            $5.50
March 31, 1995                      $9.06            $6.44
June 30, 1995                       $6.75            $5.50
September 30, 1995                  $7.19            $6.25
December 31, 1995                   $7.00            $5.88
March 31, 1996                      $6.88            $6.25
June 30, 1996                       $6.50            $5.75


No cash dividends have been paid on Suncoast's Common Stock since the fiscal year ended June 30, 1990. Any cash dividend on the Common Stock will be determined by future income and regulatory requirements. Suncoast has no current plans to pay dividends on the Common Stock.

              At September 23, 1996, 2,195,930 shares of Common Stock were outstanding, held by approximately 700 beneficial stockholders of record.

ITEM 6.      SELECTED FINANCIAL DATA


             The following selected consolidated financial and other data provides information for the five year period ended June 30, 1996.


(IN THOUSANDS, EXCEPT PER SHARE DATA)                                       AS OF AND FOR THE YEARS ENDED JUNE 30,
                                                            ----------------------------------------------------------------
                                                                  1996           1995         1994        1993        1992
                                                            ----------------------------------------------------------------
Operating Data:
Interest income                                                  27,958        27,855        18,611      12,892      15,979
Interest expense                                                 17,937        19,018        10,910       7,799      11,688
                                                            ----------------------------------------------------------------
Net interest income before provision for loan losses             10,021         8,837         7,701       5,093       4,291
Provision for loan losses                                           153            95             -         537          55
Loan servicing income before valuation adjustments                4,399         6,275         4,580       3,768       3,510
Valuation adjustments                                                 -             -             -       6,021       5,514
Gains on the sale of loans and loan servicing assets, net           925           560        14,963      22,458      15,131
Gains on the sale of mortgage-backed securities, net              2,950         1,388             -           -           -
Other non-interest income                                         1,252         1,707         7,630       9,619       4,573
Non-interest expenses                                            15,581        17,741        31,766      31,167      20,564
 Provision for income taxes                                       1,411           330         1,005         928         141
                                                            ----------------------------------------------------------------
Net income                                                        2,402           601         2,103       2,285       1,231
                                                            ----------------------------------------------------------------
Earnings (loss) per share, primary                                 0.61         (0.26)         0.63        1.11        0.66
Earnings (loss) per share, fully diluted                           0.61             *          0.59        1.10        0.66
Common Stock cash dividends per share                             $  -           $  -         $  -        $  -        $  -
Preferred Stock cash dividends per share                           1.20          1.20          0.85       $           $  -
Weighted average common and common
   equivalent shares, fully diluted                               3,675         3,652         3,589       2,079       1,853
----------------------------------------------------------------------------------------------------------------------------
BALANCE SHEET DATA:
Total assets                                                  $ 402,569     $ 462,353     $ 359,090   $ 226,931   $ 187,529
Loans receivable in portfolio                                   320,828       129,786       101,783      36,480      42,931
Loans receivable held for sale                                    6,730         2,978        23,481     116,169      36,296
Mortgage-backed securities                                       18,391       136,856       162,149           -           -
Loan servicing assets                                            11,718        10,105        11,248      14,999      30,422
Real estate owned                                                   261           523           428         533       1,852
Total liabilities                                               377,031       437,569       334,524     216,020     179,056
Deposits                                                        301,201       337,854       260,435     211,085     173,296
Borrowings                                                       68,500        88,623        69,000           -           -
Stockholders' equity                                             25,538        24,784        24,566      10,911       8,473
----------------------------------------------------------------------------------------------------------------------------
REGULATORY CAPITAL RATIOS:
Tangible                                                          6.22%         5.12%         6.57%       4.81%       4.04%
Core                                                              6.22%         5.12%         6.57%       4.81%       4.04%
Risk-based                                                       11.09%        13.43%        16.06%      11.01%       8.68%
----------------------------------------------------------------------------------------------------------------------------
OTHER:
Return on average assets                                          0.56%         0.15%         0.72%       1.10%       0.58%
Return on average equity                                          9.55%         2.44%        11.85%      23.58%      15.67%
Interest rate spread                                              2.66%         2.13%         2.69%       3.25%       2.77%
Loan servicing portfolio                                    $1,489,053    $1,639,069    $2,009,762  $2,688,629  $2,402,915
Mortgages originated                                        $  127,504    $  118,492    $2,203,839  $2,684,251  $1,659,336
Mortgages sold                                              $  117,615    $   79,313    $2,166,937  $2,615,188  $1,691,410
Number of:
   Savings branches                                                  6             4             4           4           4
   Mortgage origination offices                                      2             1             4          14          10

ITEM 7. MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

              Suncoast is engaged primarily in community banking and loan servicing activities. Suncoast provides community banking services primarily in Dade, Broward and Palm Beach counties in Florida. Community banking consists primarily of attracting checking and savings deposits from the public in a localized market area and investing such deposits, together with borrowings and other funds, in various types of loans and other permitted investments. In connection with its community banking activities. Suncoast originates and purchases, for its own portfolio, both residential and commercial real estate loans. Suncoast services loans secured by real property located throughout the United States. Suncoast's results of operations and financial condition over the past three fiscal years reflect a fundamental shift in Suncoast's business from a mortgage bank to a community bank. Prior to 1994, Suncoast was engaged primarily in the mortgage banking business, which involves the origination or purchase of single family residential loans for resale in the secondary mortgage market. Historically low interest rates in 1992 and 1993 generated record volumes of loan origination and resale activity, primarily refinancings, leading Suncoast to expand its lending operations nationally to 15 loan production offices. Beginning in January 1994, however, rising interest rates halted refinancings, making it unprofitable for Suncoast to continue its mortgage banking operation. Suncoast downsized its mortgage banking operations by closing all but one of its loan production offices, and by reducing related staff and overhead expenses.

              During fiscal 1994 and 1995, Suncoast changed its operating strategy to that of a community bank and focused on enhancing its net interest income and servicing revenues. As a result of this change in strategy, Suncoast's net interest income and loan servicing income have grown in relation to mortgage banking income in the years ended June 30, 1995 and 1996. Suncoast initially replaced its mortgage banking assets, primarily its inventory of loans available for sale, with investments in mortgage-backed securities, repurchase agreements, and loans originated for portfolio. Suncoast's strategy was to restructure its assets initially into interest bearing assets with minimal credit risk until Suncoast could reinvest funds previously used to finance its mortgage banking activities into portfolio loans. In addition, this strategy allowed Suncoast to shift its assets to those with lower risk weights under the risk based capital regulations enabling Suncoast to increase both its assets and deposits and, accordingly, its net interest income, while remaining well capitalized under such regulations.

              During fiscal 1995 and fiscal 1996, Suncoast sold portions of its mortgage-backed securities portfolio due to favorable market conditions and its ability to apply the proceeds to the purchase and origination of high quality residential and commercial real estate loans for investment. At June 30, 1996, $18.4 million of mortgage-backed securities remained available for sale. In completing this restructuring, Suncoast not only reduced its interest rate risk, but increased its net interest income by shifting from longer term fixed rate mortgage-backed securities to higher yielding adjustable rate loans receivable. As its assets were shifted into portfolio loans, Suncoast was required to reduce the overall levels of both its interest-earning assets and its interest-bearing liabilities in order to remain well capitalized under the applicable regulations, since its asset mix shifted from mortgage-backed securities and short term liquid investments, generally bearing 0 to 20% risk weights, to residential and commercial loans bearing 50% and 100% risk weights, respectively, for purposes of its risk- based capital ratio.

              The following table sets forth for the periods indicated the amounts and percentages of Suncoast's total income represented by each source (dollars in thousands):

                                                             YEAR ENDED JUNE 30,
                                                            --------------------
                                           1996                   1995                   1994
                                           ----                   ----                   ----
                                     AMOUNT         %        AMOUNT       %          AMOUNT       %
                                   ---------       ---      --------     ----      --------      ---

Net interest
 income before
 provision for
 loan losses.....................  $  10,021      51.3%     $  8,837     47.1%      $ 7,701     22.1%

Loan servicing
 income..........................      4,399      22.5         6,275     33.4         4,580     13.1

Gains on the sale
 of loans and
 loan servicing
 assets, net.....................        925       4.7           560      3.0        14,963     42.9

Gains on the sale
  of mortgage-backed
  securities.....................      2,950      15.1         1,388      7.4            --     --

Loan origination
 income..........................        435       2.2           391      2.1         6,075     17.4

Other............................        817       4.2         1,316      7.0         1,555      4.5
                                   ---------       ---      --------     ----       -------      ---

Total............................  $  19,547     100.0%     $ 18,767    100.0%      $34,874    100.0%
                                    ========     =====       =======    =====        ======    =====

         Net interest income is the difference between interest income received on Suncoast's interest-earning assets (principally loans, investments, mortgage-backed securities, and premiums on the sales of loans) and interest expense paid on its interest-bearing liabilities (principally deposits, FHLB advances, and other borrowings). Loan servicing income includes fees received for servicing loans, less amortization or valuation adjustments of loan servicing assets. Mortgage banking income includes gains on the sale of loans and loan servicing assets, interest on loans held in inventory for sale, and loan origination income. Loan origination income includes fees collected for document preparation and the processing of loans originated for sale in the secondary market. Suncoast has also periodically realized other income from its other mortgage-related and real estate activities, which is included in the "Other" category in the table above.

FACTORS AFFECTING EARNINGS

           ASSET/LIABILITY MANAGEMENT. The assets and liabilities of Suncoast are managed to provide an optimum and stable net interest margin, after-tax return on assets and return on equity capital. Management, in implementing Suncoast's asset/liability management policy, attempts to minimize the interest rate risk, credit risk, solvency risk and liquidity risk to Suncoast. Suncoast's Asset/Liability Committee, which meets on a weekly basis and conducts scheduled reviews of various indicators and other risk criteria, has the responsibility to monitor interest rate risk, devise strategies to adjust interest rate risk and enhance capital and operational effectiveness, monitor and set targets for loan originations, purchases and sales and securities purchases, and establish pricing on all deposit products. Suncoast's asset and liability strategy seeks to achieve an optimum return on assets while assuming acceptable amounts of credit and interest rate risk with the goal of reasonable returns on investments relative to the risks assumed. Management balances these goals by minimizing credit risk through strict underwriting standards and policies while accepting moderate interest rate risk. While Suncoast accepts moderate levels of interest rate risk in its loan and investment portfolio, it generally seeks to limit interest rate risk by maintaining adjustable-rate assets and, in its mortgage banking operation, through the ongoing sale into the secondary mortgage market of all loans originated or purchased for sale.

         The Suncoast Board of Directors has established an interest rate risk policy to monitor the effect of interest rate risk in accordance with rules issued by the OTS. Management has implemented this policy with quarterly measurements. Management considers these measurements in its strategies to enhance capital and operational effectiveness. See "Item 8. Financial Statements and Supplementary Data - Note B of the Notes to Consolidated Financial Statements" for additional discussion of OTS rules regarding interest rate risk.

         GAP TABLE. The interest rate sensitivity of Suncoast can also be measured by matching its assets and liabilities, analyzing the extent to which such assets and liabilities are interest rate sensitive and by monitoring the resulting "gap" position. An asset or liability is rate sensitive within a specific time period if it will mature or reprice within that period. The interest sensitivity gap is defined as the difference between the amount of interest-earning assets anticipated, based upon certain assumptions, to mature or reprice within a specific time period and the amount of interest-bearing liabilities anticipated to mature within that time period. A gap is considered positive when the amount of interest rate sensitive assets maturing within a specific time frame exceeds the amount of interest rate sensitive liabilities maturing within that same time frame. Accordingly, in a rising interest rate environment, an institution with a positive gap would generally be expected, absent the effects of other factors, to experience a greater increase in the yield of its assets relative to the cost of its liabilities. Conversely, the cost of funds for an institution with a positive gap would generally be expected to decline less quickly than the yield on its assets in a falling interest rate environment. Changes in interest rates generally have the opposite effect on an institution with a "negative" gap. As of June 30, 1996, Suncoast had a negative cumulative one-year gap of $21.5 million or 5.3% of total assets. During a rising interest rate environment, Suncoast's negative gap position would generally be expected, absent the effect of other factors, to result in decreased net interest income as the increase in the cost of its liabilities would exceed the increase in the yield on its assets.

         The following table sets forth the amounts of interest-earning assets and interest-bearing liabilities outstanding at June 30, 1996, which are anticipated, based upon certain assumptions described in the following paragraph, to reprice or mature in each of the future time periods shown. Certain weaknesses are inherent in this method of analysis. As an example, certain assets and liabilities may have similar maturity and repricing periods, but may react in different degrees to changes in market interest rates. Prepayment and early withdrawal penalties would likely deviate significantly from those assumed in calculating the table in the event of a change in interest rates.

                             (Dollars in thousands)

                                                     OVER         OVER          OVER         OVER
                                                      ONE         THREE         FIVE         SEVEN
                                         WITHIN     YEAR TO     YEARS TO      YEARS TO     YEARS TO
                                           ONE       THREE        FIVE          SEVEN       THIRTY
                                         YEAR(1)     YEARS        YEARS         YEARS        YEARS
                                       ---------   ---------    ---------    ---------    ---------

Interest-earning assets
 First mortgage loans:
 Adjustable-rate.....................  $ 211,992   $  63,990    $   9,522    $      --    $      --
 Fixed-rate and balloon..............     12,239       3,995        6,044        4,052       13,189
Second mortgage loans................         48          33           67           34           22
Consumer loans.......................      1,545          --           --           --           --
Non-performing loans.................
                                       ---------   ---------    ---------    ---------    ---------

Loans receivable.....................    225,824      68,018       15,633        4,086       13,211
                                       ---------   ---------    ---------    ---------    ---------

Mortgage-backed securities:

 Adjustable..........................     18,391          --           --           --           --
 Unrealized gain on assets
  available for sale.................         --          --           --           --           --
                                       ---------   ---------    ---------    ---------    ---------

Total mortgage-backed securities:....     18,391          --           --           --           --
                                       ---------   ---------    ---------    ---------    ---------

Amounts due from purchasers of loans,
 MBS, and loan servicing assets:
  Loans  ............................         --          --           --           --           --
  Mortgage-backed securities & REMICS                     --           --           --           --
  Loan servicing assets..............         --          --           --           --           --
                                       ---------   ---------    ---------    ---------    ---------

                                             --           --           --           --          --
                                       --------       ------       ------       ------       -----

PMSRs    ............................         --          --           --           --           --
Originated Servicing Rights - FAS 122         --          --           --           --           --
Premiums on the sale of loans........      1,359          --           --           --           --
FHLB stock and
 interest-earning deposits...........      4,497          --           --           --           --
                                       ---------   ---------    ---------    ---------    ---------

                                           5,856        --           --           --          --
                                       ---------   ---------     ------       ------       -----

Total interest-earning assets........    250,071      68,018       15,633        4,086       13,211

Non-interest earning assets..........         --          --           --           --           --
                                       ---------   ---------    ---------    ---------    ---------

Total assets.........................    250,071      68,018       15,633        4,086       13,211
                                       =========   =========    =========    =========    =========

Interest-bearing liabilities
 Fixed-maturity deposit accounts.....    176,991      22,653        5,970           --           --
 NOW accounts........................      6,568       6,012        1,609        1,108        2,454
 Money market accounts...............      4,723       4,533        1,632          587          330
 Passbook accounts...................      6,963      10,576        6,895        4,303       12,222
 Custodial and business accounts.....      9,277       8,492        2,272        1,565        3,466
                                       ---------   ---------    ---------    ---------    ---------

Deposits.............................    204,522      52,266       18,378        7,563       18,472
                                      ----------   ---------    ---------    ---------   ----------

FHLB advances........................     67,000          --           --           --        1,500
Other borrowings

         ............................         --          --           --           --           --
                                       ---------   ---------    ---------    ---------    ---------

Total interest-bearing liabilities...    271,522      52,266       18,378        7,563       19,972

Non-interest bearing liabilities.....         --          --           --           --           --
Stockholders' equity.................         --          --           --           --           --
                                       ---------   ---------    ---------    ---------    ---------

Total liabilities and
 Stockholders' equity................    271,522      52,266       18,378        7,563       19,972
                                       =========   =========    =========    =========    =========

Excess (deficit) of interest-earning
 assets over interest-bearing

 liabilities.........................    (21,451)     15,752       (2,745)      (3,477)      (6,761)
                                      ==========   =========    =========    ---------   ==========

Cumulative excess (deficit)..........    (21,451)     (5,699)      (8,444)     (11,921)     (18,682)
                                       =========   =========    =========    =========    =========

Cumulative excess (deficit) as a

 percent of total assets.............     -5.32%       -1.41%       -2.09%       -2.96%       -4.64%

                             (Dollars in thousands)


                                                      NON-
                                         SUB-       INTEREST
                                        TOTAL       SENSITIVE     TOTAL
                                       ---------     -------    ---------

Interest-earning assets
 First mortgage loans:
 Adjustable-rate.....................    285,504     $    --    $ 285,504
 Fixed-rate and balloon..............     39,519          --       39,519
Second mortgage loans................        204          --          204
Consumer loans.......................      1,545          --        1,545
Non-performing loans.................                    786          786
                                       ---------     -------    ---------

Loans receivable.....................    326,772         786      327,558
                                       ---------     -------    ---------

Mortgage-backed securities:
 Adjustable..........................     18,391          --       18,391
 Unrealized gain on assets
  available for sale.................         --          --           --
                                       ---------     -------    ---------

Total mortgage-backed securities:....     18,391          --       18,391
                                       ---------     -------    ---------

Amounts due from purchasers of loans,
 MBS, and loan servicing assets:
  Loans  ............................         --          --           --
  Mortgage-backed securities & REMICS         --          --           --
  Loan servicing assets..............         --          --           --
                                       ---------     -------    ---------

                                              --         --           --
                                         -------     ------       ------

PMSRs    ............................         --       9,525        9,525
Originated Servicing Rights - FAS 122         --         834          834
Premiums on the sale of loans........      1,359          --        1,359
FHLB stock and
 interest-earning deposits...........      4,497          --        4,497
                                       ---------     -------    ---------

                                           5,856      10,359       16,215
                                      ----------  ----------   ----------

Total interest-earning assets........    351,019      11,145      362,164

Non-interest earning assets..........         --      40,405       40,405
                                       ---------     -------    ---------

Total assets.........................    351,019      51,550      402,569
                                       =========     =======    =========

Interest-bearing liabilities
 Fixed-maturity deposit accounts.....    205,614          --      205,614
 NOW accounts........................     17,751          --       17,751
 Money market accounts...............     11,805          --       11,805
 Passbook accounts...................     40,959          --       40,959
 Custodial and business accounts.....     25,072          --       25,072
                                       ---------     -------    ---------

Deposits.............................    301,201          --      301,201
                                       ---------     -------    ---------

FHLB advances........................     68,500          --       68,500
Other borrowings
         ............................         --          --           --
                                       ---------     -------    ---------

Total interest-bearing liabilities...    369,701          --      369,701

Non-interest bearing liabilities.....         --       7,330        7,330
Stockholders' equity.................         --      25,538       25,538
                                       ---------     -------    ---------

Total liabilities and
 Stockholders' equity................    369,701      32,868      402,569
                                       =========     =======    =========

Excess (deficit) of interest-earning
 assets over interest-bearing
 liabilities.........................   (18,682)
                                       ========

Cumulative excess (deficit)..........    (18,682)
                                       =========

Cumulative excess (deficit) as a

 percent of total assets.............      -4.64%

                                       44                        (CONTINUED)

(1) Loans held for sale are included in this category because they are held by Suncoast for less than six months. The maturity dates of the loans range from seven to 30 years.

         On June 30, 1996 and 1995, respectively, approximately 68.9% and 59.3%, respectively, of Suncoast's total loans receivable were loans which mature or reprice within one year.

         Within the preceding table, interest-earning assets and interest-bearing liabilities with no contractual maturities are included in the "within one year" category. Premiums on the sales of loans are recorded as an interest earning asset in the gap table, but do not have a stated contractual yield. The investment in PMSRs and OMSRs which yield servicing fee income, and escrow and custodial accounts deposited with Suncoast, are included in the non-interest sensitive column.

         In preparing the preceding table, certain assumptions have been made with regard to prepayments on first mortgage loans and mortgage-backed securities. The prepayment assumptions used were obtained from publicly available mortgage prepayment rate tables. These sources provide assumptions which correlate to recent actual repricings experienced in the marketplace. These assumptions are that fixed-rate, single-family residential loans will reprice according to their scheduled amortization and that Suncoast will experience average annual prepayments of approximately the following percentages on fixed-rate loans according to the original term to maturity as follows:
30-year maturity, 8%; 15-year maturity, 10%; and seven and five year balloon, 15%. The assumptions provided by the mortgage prepayment rate tables should not be regarded as indicative of the actual repricings that may be experienced by Suncoast. Decay rates are assumed to indicate the annual rate at which an interest-bearing liability will be withdrawn in favor of an account with a more favorable interest rate. Decay rates have been assumed by Suncoast for NOW accounts, passbook and money market deposits and are the most recent national assumptions published by the OTS. The assumptions used at the dates indicated, although standardized, may not be indicative of actual withdrawals and repricing experienced by Suncoast. Annual percentage decay rate assumptions used in the table are as follows:

                                                                      MORE
                              WITHIN      1-3       3-5       5-7     THAN
                              1 YEAR     YEARS     YEARS     YEARS   7 YEARS
                              ------     -----     -----     -----   - -----

Passbook.....................    17%        17%      16%       16%      14%
NOW..........................    37         32       17        17       17
Money market.................    40         40       40        40       40


         All other assets and liabilities have been repriced based on the earlier of repricing or contractual maturity.

           YIELDS EARNED AND RATES PAID. The following table provides information relating to the categories of Suncoast's interest-earning assets and interest-bearing liabilities for the periods indicated. All yield and rate information is calculated on an annualized basis. Yield and rate information for a period is average information for the period calculated by dividing the income or expense item for the period by the average balances during the period of the appropriate balance sheet item. Net interest margin is net interest income divided by average interest-earning assets. Non-accrual loans are included in asset balances for the appropriate periods, whereas recognition of interest on such loans is discontinued and any remaining accrued interest receivable is reversed in conformity with federal regulations. The yields and net interest margins appearing in the following table have been calculated on a pre-tax basis.

                             (Dollars in thousands)

                                                     1996                               1995
                                                     ----                               ----
                                         AVERAGE               YIELD/      AVERAGE               YIELD/
                                         BALANCE     INTEREST   RATE       BALANCE    INTEREST     RATE
                                        --------    ---------  ------     ---------   --------   ------
                                                                                (Dollars in thousands)

Interest-earning assets:
FHLB stock and interest-earning deposits $25,426       $1,488     5.85%      $ 8,892    $   558    6.28%
Overnight investments and repurchase
   agreements.........................    20,366        1,165     5.72%       18,361      1,062    5.78%
                                        --------       ------               --------    -------

Sub-total.............................    45,792        2,653     5.79%       27,253      1,620    5.94%
                                        --------       ------               --------    -------

Loans receivable......................   242,063       19,902     8.22%      117,401      9,359    7.97%
Mortgage-backed securities............    77,096        5,276     6.84%      260,924     16,731    6.41%
Other interest-earning assets.........     1,405          127     9.00%        1,611        145    9.00%
                                       ---------       ------               --------    -------

Total interest-earning assets.........  $366,356       $27,958    7.63%     $407,189    $27,855    6.84%
                                        ========       =======              ========    =======

Interest-bearing liabilities:
Deposits..............................  $308,768       $14,891    4.82%     $316,979    $14,087    4.44%
                                        --------       -------              --------    -------

Advances from FHLB....................    47,330        2,772     5.86%       57,065      3,155    5.53%
Other borrowings......................     4,611          274     5.95%       29,672      1,776    5.99%
                                        --------       ------               --------    -------

Sub-total.............................    51,941        3,046     5.86%       86,737      4,931    5.69%
                                        --------       ------               --------    -------

Total interest-bearing liabilities....  $360,709       $17,937    4.97%     $403,716    $19,018    4.71%
                                        ========       =======              ========    =======

Net interest income/interest rate spread               $10,021    2.66%                 $ 8,837    2.13%
                                                       =======                          =======

Net interest-earning assets/net
interest margin.......................  $366,356       $10,021    2.74%     $407,189    $ 8,837    2.17%
                                        ========       =======              ========    =======

                             (Dollars in thousands)

                                                             1994
                                                             ----
                                               AVERAGE                 YIELD/
                                               BALANCE     INTEREST     RATE
                                              --------     --------   --------

Interest-earning assets:
FHLB stock and interest-earning deposit         $25,061       $839    3.35%
Overnight investments and repurchase
   agreements.........................           22,621        822    3.63%
                                               --------     ------

Sub-total.............................           47,682      1,661    3.47%
                                               --------     ------

Loans receivable......................          223,764     15,220    6.80%
Mortgage-backed securities............           23,894      1,575    6.59
Other interest-earning assets.........            1,727        155    8.98%
                                               --------     ------

Total interest-earning assets.........         $297,067     $18,611   6.26%
                                               ========     =======

Interest-bearing liabilities:
Deposits..............................         $277,185     $9,406    3.39%
                                               --------     ------

Advances from FHLB....................            8,898        349    3.92%
Other borrowings......................           19,158      1,155    6.03%
                                               --------     ------

Sub-total.............................           28,056      1,504    5.36%
                                               --------     ------

Total interest-bearing liabilities....         $305,241     $10,910   3.57%
                                               ========     =======

Net interest income/interest rate spread                    $ 7,701   2.69%
                                                            =======

Net interest-earning assets/net
interest margin.......................         $297,067     $7,701    2.59%
                                               ========     ======

                                       48                           (CONTINUED)
----------------------------

         The increase in the interest rate spread for fiscal 1996 from that of fiscal 1995 is primarily attributable to a change in Suncoast's asset mix as funds previously invested in mortgage-backed securities were reinvested in higher yielding primary adjustable rate residential and commercial mortgages. Suncoast's yields and costs, however, have generally followed the financial markets.

           RATE/VOLUME ANALYSIS. The following table describes the extent to which changes in interest rates and changes in volume of interest-related assets and liabilities have affected Suncoast's interest income and expense during Fiscal 1996, 1995 and 1994. For each category of interest-earning asset and interest-bearing liability, information is provided on changes attributable to changes in volume (changes in volume multiplied by prior year rates) and changes in rate (changes in rate multiplied by prior year volume). Rate-volume variances

(change in rate multiplied by the change in volume) have been allocated to the change in volume. All amounts are in thousands.

                                                   YEAR ENDED JUNE 30, 1996        YEAR ENDED JUNE 30, 1995
                                                   VS. YEAR ENDED JUNE 30, 1995    VS YEAR ENDED JUNE 30, 1994
                                                   INCREASE (DECREASE) DUE TO      INCREASE (DECREASE) DUE TO
                                                   VOLUME     RATE       TOTAL     VOLUME     RATE      TOTAL
                                                   ------    -------    ------     -------    -----    -------

Interest-earning  assets:
Loans    ...................................       $10,249   $   294    $10,543    $(8,479)   $2,618   $(5,861)
Mortgage-backed securities..................       (12,580)    1,125    (11,455)    15,199    (  43)    15,156
Premiums on the sale of loans...............       (    18)       --    (   18)     (   10)     --      (   10)
FHLB stock and interest-earning deposits....        1,074      (  41)    1,033      (1,214)   1,173     (   41)
                                                   ------    -------    ------     -------    -----    -------

Net increase (decrease) in interest on
 interest-earning assets....................       (1,275)     1,378       103       5,496    3,748      9,244
                                                   ------    -------    ------     -------    -----    -------

Interest-bearing liabilities:
 Deposits...................................       (  396)     1,200       804       1,769    2,912      4,681
 Borrowings and FHLB advances...............       (2,041)       156    (1,885)      3,336       91      3,427
                                                   ------    -------    ------     -------    -----    -------

Net increase(decrease) in interest
  on interest-bearing liabilities...........       (2,437)     1,356    (1,081)      5,105    3,003      8,108
                                                   ------    -------    ------     -------    -----    -------

Net increase (decrease) in net
  interest income before provision
  for loan losses...........................       $1,162    $    22    $1,184     $   391    $ 745    $ 1,136
                                                   ======    =======    ======     =======    =====    =======


         LOAN SERVICING INCOME. Loan servicing income includes fees received for servicing loans less amortization and valuation adjustments of loan servicing assets. Loan servicing assets consist of PMSRs, OMSRs and premiums on the sale of loans. Premiums on the sales of loans represent the present value of the future cash flows to be received in excess of the normal servicing fee, which are recorded as gains on the sale of loans at the time the sales occur.

         The value of loan servicing assets can be materially affected by economic forces not within the control of Suncoast. For example, Suncoast is subject to the risk that declines in the interest rates for mortgage loans will diminish its servicing portfolio as borrowers refinance or otherwise prepay higher rate loans. Management, however, seeks to reduce the risk of declining interest rates on its loan servicing portfolio by implementing various asset/liability management techniques and amortizing the assets. See "Asset and Liability Management," above.

           For the period from January 1990 through June 1995, Suncoast did not purchase or accumulate any servicing assets due in part to regulatory changes which placed restrictions on the value and amount of PMSRs that could be included in the calculation of regulatory capital. PMSRs and premiums on the sale of loans remaining from prior years, however, have continued to be amortized over the remaining anticipated life of the loans. In amortizing its loan servicing assets, and determining the carrying value of these assets, Suncoast uses certain assumptions, including the estimated prepayment rate on the mortgage loans being serviced. These estimates are reviewed in connection with the preparation of quarterly and year-end financial statements, and, if the estimated prepayment rates are too low, the values of the assets are adjusted downward and the adjustments are recorded as an expense. On an annual basis, PMSRs and OMSRs are also valued by an independent firm with the necessary expertise to perform such valuation and, if required by the valuation, the carrying value of the PMSRs and OMSRs is reduced to fair market value. No adjustments of PMSRs, OMSRs or premiums on the sale of loans were required in fiscal 1996, 1995 or 1994.

           On July 1, 1995, Suncoast adopted FAS 122, as discussed in "Item 8. Financial Statements and Supplementary Data - Notes to Suncoast's Consolidated Financial Statements." With its adoption of FAS 122, Suncoast has reinitiated its prior practice of retaining the servicing rights on most of the loans that it originates and sells, and capitalizes as OMSRs the normal servicing fee to be received over the life of each loan at its fair value. The adoption of FAS 122 resulted in aggregate additional realized net gains of approximately $600,000 ($380,000, net of tax) on the sale of loans during the year ended June 30, 1996.

         Suncoast's loan servicing portfolio (including subservicing, but excluding loans owned by Suncoast) at June 30, 1996 decreased to $1.2 billion as compared to $1.5 billion at June 30, 1995, primarily due to a decrease in the amount of loans subserviced for the FDIC and other entities. Unlike servicing generally, subservicing contracts are not considered an investment in loan servicing rights for financial reporting purposes. Subservicing contracts allow Suncoast to utilize existing operational capabilities without incurring additional capital investment in servicing rights or the interest rate risk associated with these rights.

         The amount of subservicing fees generated by Suncoast from the FDIC is dependent upon the amount of assets which come under its control, the length of time such assets are owned by the FDIC and other factors generally beyond the control of Suncoast. The amount of subservicing fees from the FDIC declined due to the sale by the Resolution Trust Corporation, the FDIC's predecessor, of the majority of the loans under its control prior to the phase out of the RTC's operations in December 1995. At June 30, 1996, the subservicing portfolio declined to approximately $462.7 million from $881.0 million at June 30, 1995, with FDIC loans serviced declining from $511.8 million to $208.2 million. Included in the subservicing portfolio at June 30, 1996 is approximately $55.2 million of loans serviced under a sales agreement the servicing rights of which will be transferred to the purchaser in the first quarter of fiscal 1997.

         The portfolio of Suncoast owned servicing rights increased from $467.7 million at June 30, 1995 to $698.9 million at June 30, 1996 primarily as a result of servicing purchases. During the year ended June 30, 1996, Suncoast purchased approximately $2.3 million of loan servicing rights, representing approximately $286.8 million in principal loan balances, and capitalized approximately $860,000 in OMSRs, representing $62.0 million in principal loan balances. During fiscal 1996, Suncoast also recorded $107,000 in premiums on the sales of loans in connection with the sale of participation interests in certain commercial real estate loans.

         Repayments of loans underlying the servicing assets increased from $72.7 million in fiscal 1995 to $95.5 million in fiscal 1996 due to declining interest rates between the two periods. Suncoast intends to continue to generate loan servicing fees in connection with its existing portfolio of loan servicing rights and subservicing contracts, but loan servicing income may continue to decrease as loans in the existing portfolio are repaid and subservicing contracts are not renewed.

RESULTS OF OPERATIONS

YEAR ENDED JUNE 30, 1996 COMPARED TO YEAR ENDED JUNE 30, 1995

         NET INCOME. Suncoast's net income for fiscal 1996 was $2.4 million, representing earnings per common share of $.61, as compared to net income of $601,000, representing a loss per common share of $.26, for fiscal 1995. The increase in net income and earnings per share available to common stockholders during fiscal 1996 is primarily attributable to the $1.1 million increase in Suncoast's net interest income after provision for loan losses, combined with the $2.2 million decrease in non-interest expenses primarily from downsizing of Suncoast's mortgage banking operations and offices. The fiscal 1995 financial results were materially impacted by the costs of closing these unprofitable offices. These non-recurring costs, including employee separation and office lease termination expenses, totalled $1.6 million before income tax during fiscal 1995. Results of operations in fiscal 1996 and 1995 were favorably impacted by gains on the sale of mortgage-backed securities of $3.0 and $1.4 million, respectively.

         NET INTEREST INCOME. Net interest income before provision for loan losses increased to $10.0 million in fiscal 1996, as compared to $8.8 million in fiscal 1995, an increase of 13.4%. Although average interest earning assets were reduced by 10.0% from fiscal 1995 to fiscal 1996, interest income remained unchanged due to the shift in the asset mix from mortgage backed securities into higher yielding loans. During fiscal 1996, Suncoast originated or purchased for portfolio approximately $232.8 million of primarily adjustable rate single family residential loans, and $48.0 million of commercial and multi-family real estate loans. Interest expense decreased 5.7% in fiscal 1996, as compared to the prior fiscal years, primarily as a result of a decrease in the average balances of other borrowings and deposits. The average balance of such items decreased during fiscal 1996 as Suncoast repaid higher cost borrowings and reduced higher cost deposits. Both assets and liabilities were reduced during fiscal 1996 in order for Suncoast to remain in the well capitalized category.

         PROVISION FOR LOAN LOSSES. A provision for loan losses is recorded when available information indicates that it is probable that an asset has been impaired and the amount of the loss can be reasonably estimated. The adequacy of the allowance for loan losses is evaluated monthly by application of a formula developed by Suncoast that applies to outstanding loan balances percentages that vary based on the expected risk of loss for each type of loan and the designation of specific loans as classified assets, as well as management's further consideration of the inherent risk in the portfolio. The allowance is further based upon management's systematic and detailed evaluation of the potential loss exposure in Suncoast's loan portfolio considering such factors as historical loss experience, the borrower's ability to repay, repayment performance, estimated collateral value and mortgage insurance coverage. The evaluation process resulted in a provision for loan losses of $153,000 during fiscal 1996 as compared to $95,000 for fiscal 1995, due to the 247.2% increase in portfolio loan balances from June 30, 1995 to June 30, 1996.

         Effective July 1, 1995, Suncoast adopted Statement of Financial Accounting Standards No. 114 ("FAS 114") "Accounting by Creditors or Impairment of a Loan," subsequently amended by FAS 118, as discussed in Notes to Suncoast's Consolidated Financial Statements. FAS 114 did not have any significant effect on Suncoast's financial condition and results of operations.

         LOAN SERVICING INCOME. Loan servicing fees decreased from $7.5 million for fiscal 1995 to $6.0 million for fiscal 1996 primarily as a result of a decline in the number of loans subserviced and the reduction of loan balances in Suncoast's servicing portfolio due to loan repayments and pay offs.

         The amount of subservicing fees generated by Suncoast from the FDIC depends upon the amount of assets which come under its control, the length of time such assets are owned by the FDIC and other factors generally beyond the control of Suncoast.

         Amortization of loan servicing assets increased $440,000 from fiscal 1995 to fiscal 1996 primarily as a result of lower interest rates which increased loan prepayment activity during fiscal 1996. As a result, Suncoast's loan servicing income during fiscal 1996 was $4.4 million, compared to $6.3 million in the prior fiscal year.

         GAINS ON THE SALE OF LOANS AND LOAN SERVICING ASSETS, NET. Gains on sale of loans and loan servicing assets for fiscal 1996 amounted to $925,000 compared to $560,000 in the prior year. During fiscal 1996 and fiscal 1995, Suncoast sold the servicing rights to $54.9 million and $14.0 million of conventional loans, respectively, and recorded gains of $591,000 and $150,000, respectively. These servicing rights, which had no carrying value for Suncoast , were sold to take advantage of favorable market conditions. Also included in other income in fiscal 1996 is $151,000 of gains on the sale of participation interests in certain commercial loans. Suncoast's loan sales amounted to $117.6 million and $79.3 million during fiscal 1996 and 1995, respectively.

         GAINS ON THE SALE OF MORTGAGE-BACKED SECURITIES. During the years ended June 30, 1996 and 1995, Suncoast sold mortgage-backed securities with a book value of $355.7 million and $265.2 million, respectively, and realized gains of $3.0 million and $1.4 million, respectively. Suncoast sold these securities in order to restructure its assets, reduce its interest rate sensitivity and take advantage of market opportunities. Due to the dependence of such gains on changes in interest rates, there is no assurance that market conditions will continue to be favorable for such sales or that Suncoast will be able to continue generating such revenue in the future. As of June 30, 1996, Suncoast had $18.4 million in available for sale securities.

         LOAN ORIGINATION INCOME. In fiscal 1996, loan origination income was $435,000 as compared to $391,000 in fiscal 1995 due to an increase in the number of loans originated in fiscal 1996 as compared to fiscal 1995. Total loan originations were $127.5 million and $118.5 million during fiscal 1996 and 1995, respectively.

         OTHER INCOME. Suncoast earned other income of $817 thousand and $1.3 million in fiscal 1996 and fiscal 1995, respectively. During fiscal 1995, the principal component of other income was fees earned from contracts with the RTC to underwrite, process and close certain loans that the RTC made in connection with the resale of properties acquired by the RTC. These fees declined and ultimately stopped as the RTC liquidated its inventory of acquired properties and phased out its operations. No further revenue is expected from this source. During fiscal 1996, other income was principally comprised of $306,000 in rental income from branch office properties owned by Suncoast.

         NON-INTEREST EXPENSES. Non-interest expenses for fiscal 1996 were $15.6 million as compared to $17.7 million for fiscal 1995, a 12.2% decrease. This overall decrease was principally due to the reduction in compensation, benefit, overhead and occupancy expenses resulting from the closing of loan production offices. In fiscal 1995, $1.6 million of these expenses were a one-time expense incurred in connection with office closings, including employee separation and office lease termination expenses.

         Employee compensation and benefits is the largest component of non-interest expenses and decreased from $8.0 million in fiscal 1995 to $7.2 million in fiscal 1996, a 9.6% decrease. Occupancy and equipment expenses decreased 29.4% in fiscal 1996 as compared to fiscal 1995.

 YEAR ENDED JUNE 30, 1995 COMPARED TO YEAR ENDED JUNE 30, 1994

         NET INCOME. Suncoast's net income for fiscal 1995 was $601,000, representing a loss per common share of $.26, as compared to net income of $2.1 million, or earnings of $.59 per share, for fiscal 1994. The decrease in net income and earnings per share available to common stockholders was primarily attributable to $1.6 million in non-recurring costs of closing unprofitable loan origination offices during fiscal 1995. Loan sales amounted to $79.3 million and $2.2 billion during fiscal 1995 and 1994, respectively.

         NET INTEREST INCOME. Net interest income before provision for loan losses increased to $8.8 million in fiscal 1995, as compared to $7.7 million in fiscal 1994, an increase of 14.8%. Interest income increased 49.7% primarily due to the increase in the outstanding balances of mortgage-backed securities and other interest earning assets. The average balance of total interest earning assets increased as a part of Suncoast's strategy to shift its focus from the generation of mortgage banking income to the enhancement of net interest income. Interest expense increased 74.3% in fiscal 1995, as compared to the prior fiscal year primarily as a result of higher deposits and borrowings which were used to finance the increase in assets discussed above.

         PROVISION FOR LOAN LOSSES. During fiscal 1995, Suncoast recorded a provision for loan losses of $95,000 compared to no such provision during fiscal 1994. The increased provision during fiscal 1995 was a result of management's systematic and detailed evaluation of the potential loss exposure in Suncoast's loan portfolio.

         LOAN SERVICING INCOME. Loan servicing fees decreased from $8.1 million for fiscal 1994 to $7.5 million for fiscal 1995. Fees earned on the servicing portfolio owned by Suncoast decreased due to the repayment and pay off of the underlying loans. Fees earned on originated servicing rights pending delivery under servicing sale agreements declined due to significantly reduced loan origination activity in fiscal 1995 as compared to Fiscal 1994. Amortization of loan servicing assets decreased $2.3 million between Fiscal 1995 and 1994 primarily as a result of higher interest rates which reduced loan prepayment activity during Fiscal 1995. As a result, Suncoast's loan servicing income during Fiscal 1995 was $6.3 million, compared to income of $4.6 million in the prior fiscal year.

           GAINS ON THE SALE OF LOANS AND LOAN SERVICING ASSETS, NET. Gains on sale of loans and loan servicing assets for Fiscal 1995 amounted to $560,000 compared to $15.0 million in the prior year. This decrease was attributable to the significant decline in mortgage banking activity.

         GAINS ON THE SALE OF MORTGAGE-BACKED SECURITIES. During the year ended June 30, 1995, Suncoast sold mortgage-backed securities with a book value of $265.2 million and realized gains of $1.4 million. No similar transactions were recorded in Fiscal 1994. Included in these sales was the sale of the $138.7 million portfolio of fixed-rate mortgage backed securities consisting of $56.6 million of seven-year balloon, $59.0 million of five-year balloon, $13.3 million of fifteen-year and $9.8 million of thirty-year securities. Suncoast sold these securities in order to restructure its assets, reduce its interest rate sensitivity and take advantage of market conditions.

         LOAN ORIGINATION INCOME. In Fiscal 1995, loan origination income declined to $391,000 as compared to $6.1 million in Fiscal 1994, due to the significant decrease in the number of originated loans. Total loan originations were $118.5 million and $2.2 billion during fiscal 1995 and 1994, respectively.

           OTHER INCOME. Suncoast derived other income of $1.3 million and $1.6 million in Fiscal 1995 and Fiscal 1994, respectively, principally consisting of fees earned from contracts previously made with the RTC to underwrite, process and close certain loans that the RTC made in connection with the resale of properties acquired by the RTC. These fees stopped as a result of the phase out of the RTC's operations in December 1995.

         NON-INTEREST EXPENSES. Non-interest expenses for Fiscal 1995 and 1994 were $17.7 million and $31.8 million, respectively, a 44.2% decrease. The overall decrease was principally due to closing of the loan production offices and the scale back of the mortgage banking operation. Employee compensation and benefits, the largest component of non-interest expenses, decreased from $18.4 million in Fiscal 1994 to $8.0 million in Fiscal 1995, a 56.4% decrease. Occupancy and equipment expenses decreased 3.6% in Fiscal 1995 as compared to Fiscal 1994.

         Other expenses decreased from $9.0 million in Fiscal 1994 to $5.6 million in Fiscal 1995. This decrease was primarily attributable to operating efficiencies, including decreased foreclosure losses experienced in the loan servicing operations and lower real estate owned maintenance expenses, as well as the loan production office closings.

FINANCIAL CONDITION

           Suncoast's total assets decreased by $59.8 million to $402.6 million at June 30, 1996 from $462.4 million at June 30, 1995, or 12.9%, primarily due to changes in asset mix. The decrease in assets was part of Suncoast's strategy to shift its assets from lower yielding assets with lower risk weights under the capital regulations to higher yielding assets with higher risk weights and still remain well capitalized. Interest earning deposits, mortgage-backed securities and amounts due from purchasers of loans, loan servicing rights and mortgage-backed securities decreased in the aggregate $185.5 million from June 30, 1995 to June 30, 1996 as funds previously invested in these assets were used to originate or acquire loans receivable, reduce deposits and repay borrowings. Loans receivable increased $194.8 million as Suncoast continued to implement its strategy of replacing lower yielding mortgage-backed securities with higher yielding loans receivable.
Deposits and advances from the FHLB and other borrowings decreased $36.7 and $20.1 million, respectively, between June 30, 1995 and June 30, 1996 as Suncoast reduced deposits and repaid borrowings with higher costs and reduced its total assets. Other assets increased by $2.1 million primarily as a result of increased foreclosure advances related to loans serviced for others, primarily GNMA.

LIQUIDITY AND CAPITAL RESOURCES

         Liquidity management requires that funds be available to meet the daily financial commitments of Suncoast. These commitments consist primarily of loan originations, savings deposit withdrawals, and repayments of borrowed funds. Suncoast is required by federal regulations to maintain a minimum average daily balance of cash and qualifying liquid assets equal to 5.0% of the aggregate of the prior month's daily average savings deposits and short-term borrowings. Suncoast's average liquidity ratio decreased from 22.9% at June 30, 1995 to 5.42% at June 30, 1996, as liquid assets were redeployed into residential loan investments. Suncoast must also maintain an average daily balance of short-term liquid assets equal to at least 1% of its prior month's average daily balance of net withdrawable accounts plus short-term debt. At June 30, 1996 and June 30, 1995, Suncoast's short-term liquidity percentage was 5.42% and 22.9%, respectively. Suncoast maintains minimum levels of liquid assets in order to maximize net interest income.

         Suncoast's primary sources of funds consist of retail savings deposits bearing market rates of interest. Suncoast also obtains funds through interest and principal repayments on loans and from FHLB advances and other borrowings, including reverse repurchase and dollar reverse repurchase agreements with brokerage firms.

         Under the regulatory capital regulations of the OTS, Suncoast is required to maintain minimum levels of capital as measured by three ratios. Savings institutions are currently required to maintain tangible capital of at least 1.5% of tangible assets, core capital of at least 3.0% of adjusted tangible assets and risk based capital of at least 8.0% of risk-weighted assets (at least half of which must be comprised of core capital). Each of the capital requirements of the OTS that are applicable to Suncoast were exceeded at June 30, 1996. The tangible and core capital ratios were 6.22% and the risk-based capital ratio was 11.09%. The minimum capital requirements are $6.0 million for tangible capital, $12.1 million for core capital and $18.6 million for risk-based capital. At June 30, 1996, Suncoast's regulatory capital exceeded minimum requirements by $18.9 million for tangible capital, $12.9 million for core capital and $7.1 million for risk-based capital. Details of the computation of regulatory capital are provided in Note B of the Notes to Suncoast's Consolidated Financial Statements.

IMPACT OF INFLATION

         The Consolidated Statements of Financial Condition and related consolidated financial data presented herein have been prepared in accordance with generally accepted accounting principles, which require the measurement of financial position and operating results in terms of historical dollars without considering changes in the relative purchasing power of money over time due to inflation. The primary impact of inflation and changing prices on the operations of Suncoast is reflected in increased operating costs. Unlike most industrial companies, virtually all of the assets and liabilities of a financial institution are monetary in nature. As a result, interest rates have a more significant impact on a financial institution's performance than the effects of general levels of inflation. Interest rates do not necessarily move in the same direction or change in the same magnitude as the price of goods and services, although periods of increased inflation may accompany a rising interest rate environment.

NEW ACCOUNTING STANDARDS

           In October 1995, the Financial Accounting Standards Board (" FASB") issued Statement of Financial Accounting Standards No. 123 ("FAS 123"), "Accounting for Stock- Based Compensation." This statement requires certain disclosures about stock-based employee compensation arrangements, regardless of the method used to account for them, and defines a fair value based method of accounting for an employee stock option or similar equity instrument and encourages all entities to adopt that method of accounting for all of their employee stock compensation plans. However, it also allows an entity to continue to measure compensation cost for stock based compensation plans using the intrinsic value method of accounting prescribed by existing principles. Suncoast has elected to remain with the existing principles and will make pro forma disclosures of net income and earnings per share, as if the fair value method of accounting defined in FAS 123 had been applied. Under the fair value method, compensation cost is measured at the grant date based on the value of the award and is recognized over the service period, which is usually the vesting period. Under the intrinsic value based method, compensation cost is the excess, if any, of the quoted market price of the stock at grant date or other measurement date over the amount an employee must pay to acquire the stock. The disclosure requirements of FAS 123 are effective for financial statements for Suncoast's fiscal years beginning after June 30, 1996.

           In June 1996, the FASB issued Statement of Financial Accounting Standards No. 125 ("FAS 125"), "Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities." FAS 125 provides accounting and reporting standards for transfers and servicing of financial assets and extinguishment of liabilities based on a financial- components approach that focuses on control. FAS 125 is effective for transfers and servicing of financial assets and extinguishment of liabilities occurring after December 31, 1996 and is to be prospectively applied. Management is currently evaluating the impact of adoption of FAS 125 on its financial position and results of operations.

CONTINGENCY RELATING TO RECAPITALIZATION OF THE SAVINGS ASSOCIATION INSURANCE
FUND

           Suncoast pays deposit insurance premiums to the Savings Association Insurance Fund ("SAIF"). SAIF and its counterpart for commercial banks, the Bank Insurance Fund ("BIF"), were previously assessed deposit insurance premiums at the same rate. However, in 1995, the FDIC has twice reduced deposit insurance premiums for most BIF-insured banks so the minimum annual assessment applicable to BIF deposits effective January 1, 1996 is $2,000 as compared to a 23 basis point assessment rate for SAIF deposits. This disparity between BIF and SAIF in assessment rates may place Suncoast at a competitive disadvantage to institutions whose deposits are exclusively or primarily BIF-insured (such as most commercial banks).

         Several alternatives to mitigate the effect of the BIF/SAIF premium disparity have been proposed by the U.S. Congress, federal regulators, industry lobbyists and the Clinton Administration. One plan to recapitalize the SAIF that has gained support of several sponsors would require all SAIF member institutions, including Suncoast, to pay a one-time fee of approximately 85 basis points on the amount of deposits held by the member institution at March 31, 1995. This fee would amount to approximately $1.9 million on an after tax basis to Suncoast and, if this proposal is enacted into law, the effect would be to immediately reduce the capital of the SAIF-member institutions by the amount of the fee, and such amount would be an immediate charge to earnings.

              ITEM 8. FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA



               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



To the Board of Directors and Stockholders of Suncoast Savings and Loan Association, FSA

In our opinion, the accompanying consolidated statements of financial condition and the related consolidated statements of income, of stockholders' equity and of cash flows present fairly, in all material respects, the financial position of Suncoast Savings and Loan Association, FSA and its subsidiaries ("Suncoast") at June 30, 1996 and 1995, and the results of their operations and their cash flows for each of the three years in the period ended June 30, 1996, in conformity with generally accepted accounting principles. These financial statements are the responsibility of Suncoast's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

As discussed in Note A to the consolidated financial statements, Suncoast changed its method of accounting for mortgage servicing rights during 1996.


/s/ Price Waterhouse LLP

Price Waterhouse LLP
Miami, Florida
August 12, 1996

SUNCOAST SAVINGS AND LOAN ASSOCIATION, FSA AND SUBSIDIARIES
Consolidated Statements of Financial Condition                                              June 30,
                                                                                ------------------------------
                                                                                   1996               1995
                                                                                ----------         -----------

ASSETS                                                                                    (In thousands)
Cash and cash equivalents:
  Cash and amounts due from depository institutions                             $    1,260         $       157
  Interest-earning deposits                                                            622              43,613
                                                                                ----------         -----------
    Total cash and cash equivalents                                                  1,882              43,770
                                                                                ----------         -----------
Repurchase agreements                                                                                   75,000
Federal Home Loan Bank Stock                                                         3,875               3,758
Loans receivable:
  In portfolio                                                                     320,828             129,786
  Held for sale, sold under commitments                                              6,730               2,978
                                                                                ----------         -----------
    Total loans receivable, net                                                    327,558             132,764
                                                                                ----------         -----------
Mortgage-backed securities available for sale                                       18,391             136,856
Loan servicing assets:
  Purchased mortgage servicing rights                                                9,525               8,572
  Originated mortgage servicing rights                                                 834
  Premiums on the sale of loans                                                      1,359               1,533
                                                                                ----------         -----------
    Total loan servicing assets                                                     11,718              10,105
                                                                                ----------         -----------
Accrued interest and dividends receivable                                            3,042               2,123
Real estate owned, net                                                                 261                 523
Amounts due from purchasers of loans, loan
  servicing rights and mortgage-backed securities                                   19,883              43,941
Office properties and equipment                                                      6,640               6,285
Other assets                                                                         9,319               7,228
                                                                                ----------         -----------
                                                                                $  402,569         $   462,353
                                                                                ==========         ===========

LIABILITIES AND STOCKHOLDERS' EQUITY
Deposits                                                                        $  301,201         $   337,854
Advances by borrowers for taxes and insurance                                        3,138               1,642
Advances from Federal Home Loan Bank and other borrowings                           68,500              88,623
Deferred income taxes                                                                  107                 115
Principal and interest payable on loans serviced for others                            274                 576
Other liabilities                                                                    3,811               8,759
                                                                                ----------         -----------
    Total liabilities                                                              377,031             437,569
                                                                                ----------         -----------

Commitments and contingencies (Notes D, M and N)

Stockholders' equity:
Preferred stock - $5.00 par value; 1,000,000 shares authorized;
  920,000 shares issued and outstanding                                              4,600               4,600
Common stock - $1.10 par value; 5,000,000 shares authorized; 1,996,930 shares
  and 1,982,530 shares, respectively, issued and outstanding                         2,197               2,181

Additional paid-in capital                                                          17,295              17,252
Retained earnings                                                                    1,642                 344
                                                                                ----------         -----------
                                                                                    25,734              24,377
Unrealized gain (loss) on mortgage-backed securities available
  for sale, net of deferred income taxes                                              (196)                407
                                                                                ----------         -----------
    Total stockholders' equity                                                      25,538              24,784
                                                                                ----------         -----------
                                                                                $  402,569         $   462,353
                                                                                ==========         ===========



The accompanying notes are an integral part of these financial statements.

SUNCOAST SAVINGS AND LOAN ASSOCIATION, FSA AND SUBSIDIARIES

Consolidated Statements of Income                                                Year Ended June 30,
                                                                          ------------------------------------
                                                                            1996          1995          1994
                                                                          ---------     ---------    ---------
Interest income:                                                          (In thousands, except per share data)
  Loans                                                                   $  19,902     $   9,359    $  15,220
  Mortgage-backed securities                                                  5,276        16,731        1,575
  Premiums on the sale of loans                                                 127           145          155
  Repurchase agreements and investments                                       1,463         1,344          941
  Other                                                                       1,190           276          720
                                                                          ---------     ---------    ---------
                                                                             27,958        27,855       18,611
                                                                          ---------     ---------    ---------

Interest expense:
  Deposits                                                                   14,891        14,087        9,406
  Short-term borrowings                                                       2,982         4,931        1,504
  Long-term borrowings                                                           64
                                                                          ---------     ---------    ---------
                                                                             17,937        19,018       10,910
                                                                          ---------     ---------    ---------


Net interest income before provision for loan losses                         10,021         8,837        7,701
Provision for loan losses                                                       153            95
                                                                          ---------     ---------    ---------
Net interest income after provision for loan losses                           9,868         8,742        7,701
                                                                          ---------     ---------    ---------

Other income (expense):
  Loan servicing fees                                                         6,016         7,450        8,088
  Amortization of loan servicing assets                                      (1,617)       (1,175)      (3,508)
                                                                          ---------     ---------    ---------
  Loan servicing income                                                       4,399         6,275        4,580
  Gains on the sale of loans and loan servicing assets, net                     925           560       14,963
  Gains on the sale of mortgage-backed securities, net                        2,950         1,388
  Loan origination income                                                       435           391        6,075
  Other                                                                         817         1,316        1,555
                                                                          ---------     ---------    ---------
                                                                              9,526         9,930       27,173
                                                                          ---------     ---------    ---------

Non-interest expenses:
  Employee compensation and benefits                                          7,240         8,005       18,362
  Occupancy and equipment                                                     2,866         4,057        4,209
  Provision for losses on real estate                                            95            68          150
  Other                                                                       5,380         5,611        9,045
                                                                          ---------     ---------    ---------
                                                                             15,581        17,741       31,766
                                                                          ---------     ---------    ---------

Income before taxes                                                           3,813           931        3,108
Provision for income taxes                                                    1,411           330        1,005
                                                                          ---------     ---------    ---------
Net income                                                                $   2,402     $     601    $   2,103
                                                                          =========     =========    =========

Net income                                                                $   2,402     $     601    $   2,103
Preferred stock dividends                                                     1,104         1,104          780
                                                                          ---------     ---------    ---------
Earnings (loss) available to common stockholders                          $   1,298     $    (503)   $   1,323
                                                                          =========     =========    =========

Earnings (loss) per common share:
  Primary                                                                 $    0.61     $   (0.26)   $    0.63
  Fully diluted (omitted in 1995 due to anti-dilution)                    $    0.61                  $    0.59
Weighted-average common and common equivalent shares:
  Primary                                                                 2,137,327     1,940,275    2,105,358
  Fully diluted                                                           3,674,730     3,652,457    3,588,620


The accompanying notes are an integral part of these financial statements.

SUNCOAST SAVINGS AND LOAN ASSOCIATION, FSA AND SUBSIDIARIES

Consolidated Statements of Stockholders' Equity

                                                                                             Unrealized
                                                                                            gain (loss)
                                                                                            on mortgage-
                                                                                               backed
                                                                    Additional               securities       Total
                                              Preferred   Common      paid-in    Retained    available    Stockholders'
                                                stock     stock       capital    earnings  for sale, net     equity
                                             ---------- ---------  ------------  --------- ------------- --------------

                                                                         (In thousands)

Balance, June 30, 1993                        $   --     $ 2,085    $   9,302     $  (476)    $      --    $  10,911
Issuance of common stock                                      27           42                                     69
Issuance of preferred stock                    4,600                    7,628                                 12,228
Tax benefit on disqualification of
  stock options                                                            35                                     35
Net income                                                                          2,103                      2,103
Cash dividends on preferred stock                                                    (780)                      (780)
                                             -------     -------    ---------     -------     ---------    ---------

Balance, June 30, 1994                         4,600       2,112       17,007         847            --       24,566
Common stock issued in acquisition                            33          143                                    176
Issuance of common stock                                      36           47                                     83
Tax benefit on disqualification of
  stock options                                                            55                                     55
Net income                                                                            601                        601
Cash dividends on preferred stock                                                  (1,104)                    (1,104)
Net change in unrealized gain (loss) on
   mortgage-backed securities available
   for sale                                                                                         407          407
                                             -------     -------    ---------     -------     ---------    ---------

Balance, June 30, 1995                         4,600       2,181       17,252         344           407       24,784
Issuance of common stock                                      16           25                                     41
Tax benefit on disqualification of
   stock options                                                           18                                     18
Net income                                                                          2,402                      2,402
Cash dividends on preferred stock                                                  (1,104)                    (1,104)
Net change in unrealized gain (loss) on
   mortgage-backed securities available
   for sale                                                                                        (603)        (603)
                                             -------     -------    ---------     -------     ---------    ---------

Balance, June 30, 1996                       $ 4,600     $ 2,197    $  17,295     $ 1,642     $    (196)   $  25,538
                                             =======     =======    =========     =======     =========    =========

The accompanying notes are an integral part of these financial statements.

SUNCOAST SAVINGS AND LOAN ASSOCIATION, FSA AND SUBSIDIARIES

Consolidated Statements of Cash Flow                                                    Year Ended June 30,
                                                                              -------------------------------------
                                                                                   1996       1995           1994
                                                                              -----------   ---------    ----------
                                                                                        (In thousands)
Cash flows from operating activities:
  Net income                                                                  $     2,402   $     601    $    2,103
  Adjustments to reconcile net income to net cash provided by (used in)
    operating activities:
    Depreciation and amortization of office properties and equipment                1,140       1,409         1,330
    Provision for income taxes                                                      1,411         330         1,005
    Accretion of deferred loan fees                                                  (223)       (178)          (88)
    Amortization of purchased and originated mortgage servicing rights              1,336         990         3,090
    Amortization of premiums on the sale of loans                                     281         185           418
    Amortization of discounts and premiums, net                                      (488)     (1,419)          (18)
    Net (increase) decrease in loans receivable held for sale                      (3,002)     21,039        98,494
    Provision for loan losses                                                         153          95
    Provision for losses on real estate                                                95          68           150
    Net decrease (increase) in amounts due from purchasers of loans,
       loan servicing rights and mortgage-backed securities                        24,058     (35,441)        8,329
    Federal Home Loan Bank stock dividends                                                                      (64)
    Gains on the sale of loans and loan servicing assets, net                        (925)       (560)      (14,963)
    Gains on the sale of mortgage-backed securities                                (2,950)     (1,388)
    Increase in accrued interest and dividends receivable                            (919)       (460)         (918)
    (Increase) decrease in other assets                                            (2,122)      4,627        (2,463)
    (Decrease) increase in other liabilities                                       (6,314)      5,121          (890)
    Other                                                                              31          33
                                                                              -----------    --------    ----------
Net cash provided by (used in) operating activities                                13,964      (4,948)       95,515
                                                                              -----------    --------    ----------
Cash flows from investing activities:
  Net increase in loans receivable in portfolio                                  (191,821)    (29,089)      (65,905)
  Principal repayments of mortgage-backed securities                                7,016      18,897           715
  Purchase of mortgage-backed securities                                         (244,701)   (256,711)     (162,846)
  Proceeds from sales of mortgage-backed securities                               358,630     266,560
  Purchase of repurchase agreements                                            (2,110,000)   (307,000)   (2,968,000)
  Proceeds from maturities of repurchase agreements                             2,185,000     252,000     2,948,000
  Capital (expenditures) dispositions, net                                         (1,495)         80        (1,927)
  Increase in originated mortgage servicing rights                                   (863)
  Payments for purchased mortgage servicing rights                                 (2,260)        (51)
  Proceeds from sales of purchased servicing rights and premiums on the
    sale of loans                                                                     621         380         9,576
  Proceeds from sale of real estate owned                                             463         650           469
  Purchase of Federal Home Loan Bank stock                                         (3,417)     (3,075)       (3,840)
  Proceeds from redemption of Federal Home Loan Bank stock                          3,300       2,867         1,731
                                                                              -----------    --------    ----------
Net cash provided by (used in) investing activities                                   473     (54,492)     (242,027)
                                                                              -----------    --------    ----------
Cash flows from financing activities:
  Net (decrease) increase in deposits                                             (36,653)     77,419        49,350
  Increase in advances by borrowers for taxes and insurance                         1,496         335            39
  Advances from Federal Home Loan Bank                                             43,500                    69,000
  Repayments of advances and other borrowings from Federal Home Loan Bank, net                (44,000)
  (Repayments of) proceeds from other borrowings, net                             (63,623)     63,623
  Proceeds from issuance of common stock                                               59         138           104
  Proceeds from issuance of preferred stock                                                                  12,228
  Cash dividends paid on preferred stock                                           (1,104)     (1,104)         (780)
                                                                              -----------    --------    ----------
Net cash (used in) provided by financing activities                               (56,325)     96,411       129,941
                                                                              -----------    --------    ----------
Net (decrease) increase in cash and cash equivalents                              (41,888)     36,971       (16,571)
Cash and cash equivalents at beginning of year                                     43,770       6,799        23,370
                                                                              -----------    --------    ----------
Cash and cash equivalents at end of year                                      $     1,882    $ 43,770    $    6,799
                                                                              ===========    ========    ==========
Supplemental disclosures of cash flow information:
  Cash paid for interest                                                      $    18,088    $ 18,683    $   10,782
  Cash paid for income taxes, net of refunds received                               1,208         120           841
Supplemental non-cash activities:
  REO obtained through foreclosure                                            $       199    $  1,133    $      537


The accompanying notes are an integral part of these financial statements.

                Suncoast Savings and Loan Association, FSA and
           Subsidiaries Notes To Consolidated Financial Statements


A.        SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

         The accounting policies of Suncoast Savings and Loan Association, FSA ("Suncoast") conform to generally accepted accounting principles ("GAAP") and to general practices within the savings and loan industry. The following summarizes the most significant of those policies and procedures.

         1. Principles of Consolidation--The consolidated financial statements include the accounts of Suncoast and its wholly-owned subsidiaries. All significant intercompany transactions and balances are eliminated in consolidation.

         In April, 1995, Suncoast issued common stock to acquire Intra-Coastal Mortgage Company, Inc., a licensed lender/broker. The acquisition was accounted for using the purchase method of accounting, and the effect of the acquisition on the financial statements for the year ended June 30, 1995 was not significant.

         2. Cash and cash equivalents--Cash and amounts due from banks and interest-earning deposits with original maturities of three months or less are considered cash and cash equivalents for cash flow reporting purposes.

         3. Repurchase Agreements, Mortgage-Backed Securities and Investment Securities--On July 1, 1994, Suncoast adopted Statement of Financial Accounting Standards No. 115 ("FAS 115"), "Accounting for Certain Investments in Debt and Equity Securities". Under FAS 115, investments in debt and equity securities which Suncoast has a positive intent and ability to hold to maturity are classified as "securities held to maturity" and are carried at cost, adjusted for discounts and premiums which are accreted or amortized to estimated maturity under the interest method. In accordance with FAS 115, a security cannot be classified as held to maturity if it might be sold in response to changes in market interest rates, related changes in the security's prepayment risk, liquidity needs, changes in the availability of and the yield on alternative investments, and changes in funding sources and terms. Debt and equity securities purchased or sold for the purpose of a short-term profit are classified as "trading account securities" and are recorded at fair value, with unrealized gains and losses reflected in operations. Suncoast does not have trading account securities. Debt and equity securities not classified as held to maturity or trading account securities are classified as "available for sale". Debt and equity securities available for sale are carried at fair value, with the related unrealized appreciation or depreciation, net of deferred income taxes, reported as a separate component of stockholders' equity. Realized gain or loss on sales of securities is based on the specific identification method.

         At June 30, 1996 and 1995, the portfolio of mortgage-backed securities was classified as available for sale with an unrealized loss (net of taxes) of $196,000 and an unrealized gain (net of taxes) of $407,000, respectively, recorded as a separate component of stockholders' equity.

The portfolio was classified as such because management restructured Suncoast's assets in fiscal 1995 and sold its entire $138.7 million portfolio of fixed rate securities, previously classified as held to maturity, realizing a gain of approximately $486,000.

         4. Mortgage Banking Activities--Suncoast originates mortgage loans for portfolio investment or sale in the secondary market. Mortgage loans are designated as either available for sale or held in portfolio. Mortgage loans held in the portfolio are stated at unpaid principal balances, less the allowance for loan losses, and net deferred loan origination fees and discounts. Mortgage loans available for sale are carried at the lower of cost or fair market value, determined on an aggregate basis, and net unrealized losses, if any, are recognized in a valuation allowance with a corresponding charge to income. Suncoast recognizes gains or losses on the sales of servicing rights when the related sales contract has been executed and legal title and substantially all risks and rewards of ownership of the servicing asset has passed to the buyer. Gains or losses are computed by deducting any associated deferred excess servicing rights, mortgage servicing rights, and other related expenses from the sales proceeds.

         Suncoast minimizes its interest rate risk on loan commitments expected to close and the inventory of mortgage loans held for sale through commitments to permanent investors.

         Effective July 1, 1995, Suncoast adopted Statement of Financial Accounting Standards No. 114, ("FAS 114") "Accounting by Creditors for Impairment of a Loan", subsequently amended by FAS 118. Loans within the scope of FAS 114 are measured for impairment based on (a) the present value of expected future cash flows discounted at the loan's effective interest rate,
(b) the market price, or (c) if collateral dependent, the fair value of the collateral. If the value of the loan so determined is less than the loan's recorded value, Suncoast recognizes a loss for the difference by creating a valuation allowance or adjusting an existing valuation allowance with a corresponding charge to operations. FAS 118 amended certain income recognition and disclosure provisions of FAS 114. The adoption of FAS 114 and FAS 118 did not have any significant effect on Suncoast's financial condition and results of operations, due to the composition of the loan portfolio and its policy for establishing its allowance for loan losses.

         At June 30, 1996, 1995 and 1994, Suncoast was servicing loans amounting to approximately $1.5 billion, $1.6 billion and $2.0 billion, respectively. Servicing loans generally consists of collecting mortgage payments, maintaining custodial accounts, disbursing payments to investors and foreclosure processing. Loan servicing income is recorded on the accrual basis and includes servicing fees from investors and certain charges collected from borrowers, such as late payment fees. In connection with loans serviced for others, Suncoast held in non-interest or low-interest bearing deposit accounts borrowers' custodial balances of approximately $24.2 million and $37.3 million at June 30, 1996 and 1995, respectively. Suncoast makes a provision for expected unreimbursed costs, which are incurred as a result of Suncoast's responsibility as servicer of Federal Housing Administration (FHA) insured, Veterans Administration (VA) guaranteed, and other loans for investors. The provision is determined based on a number of variables, including the amount of delinquent loans serviced for other investors, the length of delinquency, and the amounts previously advanced on behalf of the borrower that Suncoast does not expect to recover. Actual cost incurred may vary from Suncoast's estimate due to a number of factors beyond Suncoast's control.

         Effective July 1, 1995, Suncoast adopted Statement of Financial Accounting Standards No. 122 ("FAS 122") "Accounting for Mortgage Servicing Rights." FAS 122 requires that rights to service mortgage loans for others acquired through either purchase or origination of mortgage loans be recognized as separate assets if the related mortgage loan is intended to be sold with servicing retained. The adoption of FAS 122 resulted in aggregate realized net gains of approximately $600,000 ($380,000, net of income taxes) on the sale of loans during the year ended June 30, 1996. Purchased mortgage servicing rights ("PMSRs") represent the cost of acquiring the rights to service mortgage loans, and such cost is capitalized and amortized in proportion to, and over the period of, estimated net servicing income.

         Premiums on the sale of loans represent the present value of the cash flows associated with the portion of estimated future interest income retained on loans sold (based upon certain prepayment rate and interest rate assumptions and net of a normal servicing fee), which are recognized as gains on the sale of loans at the time the sales occur. As the cash flows are collected, Suncoast amortizes the premiums and recognizes a normal servicing fee and interest income on the premiums at the rate assumed in determining the present value of the premiums. Such premiums are amortized in proportion to and over the estimated period such cash flows will be collected.

         Suncoast periodically makes an assessment of capitalized mortgage servicing rights for impairment based on the fair value of those rights. The carrying values of Suncoast's servicing assets, and the amortization thereon, are evaluated in relation to estimated future net servicing cash flows (discounted) to be received and retained. Such carrying values are adjusted for indicated impairments based on management's best estimate of remaining cash flows. Such estimates may vary from the actual remaining cash flows due to prepayments of the underlying mortgage loans and increases in servicing costs. Changes in open market values do not directly affect the expected cash flows used in determining the carrying values.

         5. Office Properties and Equipment--Land is carried at cost. Office properties and equipment are carried at cost less accumulated depreciation. Depreciation and amortization are computed on the straight-line method over the estimated useful lives of the related assets, which range from 3 to 30 years; amortization of leasehold improvements is computed over the terms of the respective leases (including renewal periods which management intends to exercise) or their estimated useful lives, whichever is shorter.

         6. Loan Fees--Suncoast defers loan origination fees (after offsetting certain direct costs of originating the loans) and recognizes these fees using the interest method over the life of the loans as an adjustment of the loans' yield. Loan origination fees received on loans sold are recorded as income upon the sale of the loans. Loan commitment fees received are deferred and recognized similarly over the life of the loan or at the expiration of the commitment if the commitment expires unexercised.

         7. Provisions for Losses--Provisions for loan losses and losses on real estate owned (included in non- interest expenses) include charges to adjust the recorded balances of loans receivable and real estate owned to their estimated net realizable value, as applicable. Such provisions are based on management's estimate of fair market value of the collateral, considering the current and anticipated future operating or sales conditions. Recovery of the carrying value of such loans and real estate owned is dependent to a great extent on economic, operating and other conditions that may be beyond Suncoast's control. Suncoast also provides an allowance for loan losses based upon historical loss experience, delinquency trends, the value of underlying collateral, known and inherent risks in the assets, prepayment rates and the general state of the real estate market.

         8. Provision for Uncollected Interest--When a loan becomes ninety days or more delinquent, Suncoast stops the accrual of interest income and reverses any interest previously accrued but uncollected. Such interest, if ultimately collected, is credited to income in the period of recovery.

         9. Real Estate Owned--Real estate owned represents property acquired by foreclosure or deed in lieu of foreclosure. Real estate owned is initially recorded at the fair market value less estimated selling expenses of the property at date of foreclosure. Subsequent adjustments to the fair market value at date of foreclosure are recorded as an expense. Sales of real estate are recorded under the accrual method of accounting. Under this method, a sale is not recognized until payments received aggregate a specific required percentage of the contract sales price. Until a contract qualifies as a sale, all collections are recorded as deposits.

         The ability of Suncoast to recover the carrying value of its investment in real estate owned is based upon future sales. The ability to complete such sales is subject to market conditions and other factors, all of which are beyond Suncoast's control.

         10. Income Taxes--Suncoast uses the asset and liability approach to account for income taxes. Deferred tax assets and liabilities are recognized for the expected future tax consequences attributable to differences between the financial statement carrying amounts and the tax bases of assets and liabilities.

         11. Earnings (Loss) Per Share--Earnings (loss) per share is computed on the basis of the weighted average number of shares of common stock outstanding during the period plus common stock equivalents applicable to stock options. When dilutive, fully diluted earnings per common share is derived as follows: Earnings (loss) available to common stockholders are increased by preferred dividends paid eliminated upon conversion of preferred shares to common shares. This remainder is divided by the sum of the average number of common shares outstanding for the period plus the added common shares that would have been outstanding if: (a) all of the outstanding preferred shares had been converted into common shares at the beginning of the period and (b) all stock options granted that have economic value were exercised at the beginning of the period, and the related funds that would have been received by Suncoast upon such exercise were used to repurchase outstanding common shares.

         12. Use of Estimates--The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Estimates that are particularly susceptible to significant change in the near term are the adequacy of reserves available for loan losses and the present value of the estimated future cash flows utilized to calculate loan servicing assets.

         13. New Accounting Standards--In October 1995, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards No. 123 ("FAS 123"), "Accounting for Stock-Based Compensation." This statement requires certain disclosures about stock-based employee compensation arrangements, regardless of the method used to account for them, and defines a fair value based method of accounting for an employee stock option or similar equity instrument and encourages all entities to adopt that method of accounting for all of their employee stock compensation plans. However, it also allows an entity to continue to measure compensation cost for stock based compensation plans using the intrinsic value method of accounting prescribed by existing principles. Suncoast has elected to remain with the existing principles and will make pro forma disclosures of net income and earnings per share, as if the fair value method of accounting defined in FAS 123 had been applied. Under the fair value method, compensation cost is measured at the grant date based on the value of the award and is recognized over the service period, which is usually the vesting period. Under the intrinsic value based method, compensation cost is the excess, if any, of the quoted market price of the stock at grant date or other measurement date over the amount an employee must pay to acquire the stock. The disclosure requirements of FAS 123 are effective for financial statements for Suncoast's fiscal years beginning after June 30, 1996.

         In June 1996, the FASB issued Statement of Financial Accounting Standards No. 125 ("FAS 125"), "Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities." FAS 125 provides accounting and reporting standards for transfers and servicing of financial assets and extinguishment of liabilities based on a financial-components approach that focuses on control. FAS 125 is effective for transfers and servicing of financial assets and extinguishments of liabilities occurring after December 31, 1996 and is to be prospectively applied. Management is currently evaluating the impact of adoption of FAS 125 on its financial position and results of operations.

         14. Reclassifications--Certain amounts reported in prior periods' financial statements have been reclassified to conform to current classifications.


B.       REGULATORY CAPITAL REQUIREMENTS

         Under the regulatory capital regulations of the Office of Thrift Supervision ("OTS"), Suncoast is required to maintain minimum levels of capital as measured by three ratios. Savings institutions are currently required to maintain tangible capital of at least 1.5% of tangible assets, core capital of at least 3.0% of adjusted tangible assets and risk based capital of at least 8.0% of risk-weighted assets.

         At June 30, 1996 Suncoast exceeded all three of its current capital requirements. The status of the capital requirements of Suncoast at June 30, 1996 is as follows (dollars are in thousands and are unaudited):

                                                       Percentage            Percentage    Risk-     Percentage of
                                            Tangible     of         Core         of        based       risk-based
                                            capital    assets(1)   capital    assets(1)   capital      assets (1)
                                            --------   ---------- ---------  ---------- ----------   -------------
Stockholders' equity before adjustments     $  25,538     6.36%   $  25,538     6.36%   $   25,538        11.05%
Regulatory adjustments:
 General valuation reserves                                                                    657          .28
 Non-qualifying PMSRs                            (720)    (.18)        (720)    (.18)         (720)        (.30)
 Goodwill                                         (47)    (.01)         (47)    (.01)          (47)        (.02)
 Unrealized loss on mortgage-backed
   securities available for sale, net             196      .05          196      .05           196          .08
                                            ---------     ----    ---------     ----    ----------         ----
Regulatory capital                             24,967     6.22       24,967     6.22        25,624        11.09
Minimum capital requirement                     6,024     1.50       12,048     3.00        18,486         8.00
                                            ---------     ----    ---------     ----    ----------         ----

Regulatory capital excess                   $  18,943     4.72%   $  12,919     3.22%   $    7,138         3.09%
                                            =========     ====    =========     ====    ==========         ====

Assets for capital calculation              $ 401,605             $ 401,605             $  231,069
                                            =========             =========             ==========

- -------------------------------

(1) Tangible and core capital percentages are computed as a percentage of tangible and adjusted tangible assets, respectively. The risk-based capital percentage is computed as a percentage of risk-adjusted assets.

         Under current OTS capital rules, PMSRs and OMSRs (collectively, "MSRs") may be included in regulatory capital only to the extent that, in the aggregate, they do not exceed 50% of core capital. For purposes of calculating core capital, MSRs are valued at the lesser of 90 percent of fair market value or 100 percent of their book value (net of any valuation allowance). Any excess amounts are deducted from assets and core capital. The estimated fair market value of MSRs must be determined at least quarterly. Suncoast also uses the services of an independent expert to perform an annual market valuation in accordance with guidance issued by the OTS. The amount of MSRs that may be included in tangible capital is the same as that permitted in core capital.
At June 30, 1996, Suncoast's book value of MSRs was $10.4 million, and based upon a market valuation of MSRs at that date, a deduction from assets and capital for regulatory capital purposes in the amount of $720,000 was necessary.

         The OTS amended risk-based capital rules to incorporate interest-rate risk ("IRR") requirements which require a savings association to hold additional capital if it is projected to experience an excessive decline in net portfolio value in the event interest rates increase or decrease by two percentage points. The additional capital required is equal to one-half of the amount by which any decline in net portfolio value exceeds 2 percent of the savings association's total net portfolio value. Suncoast does not expect the interest-rate risk requirements to have a material impact on its required capital levels at the present time.

         The OTS rules establish the capital levels for which an insured institution will be categorized as: well capitalized, adequately capitalized, undercapitalized, significantly undercapitalized or critically undercapitalized. A well capitalized institution must have risk-based capital of 10% or more, core capital of 5% or more and Tier 1 risk- based capital (based on the ratio of core capital to risk-weighted assets ) of 6% or more and may not be subject to any written agreement, order, capital directive or prompt corrective action directive issued by the OTS. The

OTS and other federal banking agencies are required to take prompt corrective action to resolve the problems of critically undercapitalized financial institutions. Suncoast is a well capitalized institution under the definitions as adopted.

C.      REPURCHASE AGREEMENTS AND FEDERAL HOME LOAN BANK STOCK

         During the years ended June 30, 1996 and 1995, Suncoast invested in repurchase agreements but had no such investment at June 30, 1996. These investments were collateralized by U.S. Government securities through agency agreements with a national brokerage firm (the "counter-party"). The securities underlying the agreements are book- entry securities. The securities were delivered by appropriate entry with a third-party custodian as per agreement between Suncoast and the counter-party. Based on month-end balances for the years ended June 30, 1996 and 1995 repurchase agreements averaged $16.7 million and $21.3 million, respectively, the maximum amount outstanding at any month-end in each year was $75.0 million, and the maximum amount outstanding in each year with any single counter-party was $75.0 million. The market values of these agreements approximated their carrying value.

         Federal Home Loan Bank ("FHLB") stock ownership is required for membership in the bank system. Its carrying value approximates market value.

D.       LOANS RECEIVABLE

         Loans receivable at June 30 are comprised of (in thousands):

                                                      1996                   1995
                                                  ------------          -------------
Loans in portfolio:
 Real estate loans:
 Commercial, collateralized by--
  Undeveloped land                                $      3,115          $       5,256
  Office buildings                                       8,287                  7,625
  Hotel property                                        21,692                  9,082
  Retail stores                                         21,552                 17,245
  Multi-family residential and other                    43,836                 34,099
                                                  ------------          -------------
    Total commercial                                    98,482                 73,307
 Residential (one to four family)                      215,044                 55,449
 Construction                                            8,491                  7,085
 Consumer loans                                          1,917                  1,750
                                                  ------------          -------------
                                                       323,934                137,591
Allowance for loan losses                                 (657)                  (504)
Deferred loan fees, net                                   (617)                  (493)
Undisbursed portion of loans in process                 (4,354)                (7,137)
Premiums paid on loans held in portfolio                 2,522                    329
                                                  ------------          -------------
                                                  $    320,828          $     129,786
                                                  ============          =============

Loans held for sale:
 Residential real estate loans                    $      6,675          $       2,962
 Deferred loan fees, net                                   (31)                   (19)
 Premiums paid on loans held for sale                       86                     35
                                                  ------------          -------------
                                                  $      6,730          $       2,978
                                                  ============          =============
Total loans receivable, net                       $    327,558          $     132,764
                                                  ============          =============

         At June 30, 1996, Suncoast had pledged approximately $163.5 million of first mortgage loans as collateral for FHLB advances (see Note L).

         The commercial real estate loans are primarily in the State of Florida and are considered by management to be of somewhat greater risk of uncollectibility due to the dependency on income production or future development of real estate. Loans not accruing interest were $853,000 and $151,000 at June 30, 1996 and 1995, respectively. If non-accrual loans had been accruing interest, interest income of $54,000, $10,000 and $42,000 would have been recorded during the years ended June 30, 1996, 1995 and 1994, respectively.

         The OTS regulatory capital regulations require that the portion of nonresidential construction and land loans in excess of 80% loan-to-value ratio be deducted from total capital for purposes of the risk-based capital standard. At June 30, 1996, Suncoast had no loans subject to this regulation.

         Suncoast originates and purchases both adjustable and fixed interest rate loans. At June 30, 1996, the composition of these loans was approximately as follows (in thousands):

           Fixed-rate                                                          Adjustable-rate
- -------------------------------------------                         ----------------------------------------
Term to                             Term to
maturity                     Carrying value                         rate adjustment           Carrying value
- --------                     --------------                         ---------------           --------------
1mo.-1 yr.                      $       353                         1 mo.-1 yr.               $   217,509
1 yr.-3 yr.                           3,138                         1 yr.-3 yr.                    65,967
3 yr.-5 yr.                           4,261                         3 yr.-5 yr                      8,542
5 yr.-10 yr.                          3,016
10 yr.-20 yr.                         7,204
Over 20 years                        13,944
                                -----------                                                   -----------
Total loans
 in portfolio                        31,916                                                       292,018
Total loans held
 for sale                             6,480                                                           195
                                -----------                                                   -----------
                                $    38,396                                                   $   292,213
                                ===========                                                   ===========

         The adjustable-rate loans have interest rate adjustment limitations and are generally indexed to U.S. Treasury Bill rates. Future market factors may affect the correlation of the interest rate adjustment with the rates Suncoast pays on the short-term deposits that have been primarily utilized to fund these loans.

         The following summarizes the activity in the allowance for loan losses for the years ended June 30 (in thousands):

                                                                  1996               1995            1994
                                                                ------              -----          ------
Balance, at beginning of year                                     $504               $504            $521
Provision for loan losses                                          153                 95
Chargeoffs and recoveries, net                                                        (95)            (17)
                                                                ------             ------          ------
Balance, at end of year                                         $  657             $  504          $  504
                                                                ======             ======          ======

         At June 30, 1996, Suncoast had commitments to originate and purchase loans, excluding the undisbursed portion of loans in process, of approximately $3.7 million. These commitments are scheduled to be disbursed within one year. Suncoast had also entered into commitments to sell loans of approximately $7.6 million at June 30, 1996 of which approximately $1.0 million are binding on the investor but not on Suncoast. At June 30, 1996, Suncoast had no floating market rate commitments outstanding.

         Loans to executive officers, directors and principal holders of equity securities were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other customers (unless they were in effect under regulations prior to 1989) and do not involve more than the normal risk of collectibility. The activity regarding these loans is as follows (in thousands):



                          Beginning          New                             Ending
Year Ended June 30,        Balance          Loans          Repayments        Balance
- -------------------       ---------         -----          ----------        -------
        1996                $2,199         $  328            $  336           $2,191
        1995                 1,083          1,365               249            2,199
        1994                 2,693                            1,610            1,083


E.       MORTGAGE-BACKED SECURITIES

         At June 30, 1996, mortgage-backed securities with an aggregate book value of $11.8 million were pledged as collateral for FHLB advances (see Note
L). Summarized below are the amortized costs and market value of mortgage-backed securities at June 30, 1996 and 1995 (in thousands):

                                                   Gross             Gross
                                   Amortized     unrealized        unrealized         Market
                                     costs         gains             losses            value
                                   --------      ----------        ----------        --------
June 30, 1996:
Adjustable rate:
GNMA                               $ 14,659      $       -          $  (312)         $ 14,347
Private Issue                         4,044                                             4,044
                                   --------      ---------          -------          --------
Total mortgage-backed
 securities                        $ 18,703      $       -          $  (312)         $ 18,391
                                   ========      =========          =======          ========

June 30, 1995:
FHLMC                              $ 59,015        $   414          $  (80)          $ 59,349
FNMA                                 51,069            363             (51)            51,381
FNMA Real Estate Mortgage
 Investment Conduit                  26,126                                            26,126
                                   --------       --------          ------           --------
Total mortgage-backed
 securities                        $136,210       $    777          $ (131)          $136,856
                                   ========       ========          ======           ========


         Mortgage-backed securities as of June 30, 1996 and 1995 were adjustable-rate securities with a term to rate adjustment not exceeding one year.


F.       LOAN SERVICING ASSETS

         1. Purchased mortgage servicing rights--The following table sets forth the activities of Suncoast's PMSRs for the years ended June 30 (in thousands):

                                                       1996            1995            1994
                                                   -----------     -----------     -------------
Balance, at beginning of year                      $     8,572     $     9,511     $     12,830
Cost of acquiring servicing rights                       2,260              51
Sales of servicing rights                                                                  (229)
Amortization charged against loan
 servicing fee income                                   (1,307)           (990)          (3,090)
                                                   -----------    ------------    -------------
Balance, at end of year                            $     9,525    $      8,572    $       9,511
                                                   ===========    ============    =============


         2. Originated mortgage servicing rights ("OMSR")--The following table sets forth the activities of Suncoast's OMSR's for the years ended June 30 (in thousands):

                                                       1996           1995              1994
                                                   -----------     -----------       ----------
Balance, at beginning of year                      $         -     $         -       $        -
Servicing rights originated                                863
Amortization charged against loan
 servicing fee income                                     ( 29)
                                                   -----------     -----------       ----------
Balance, at end of year                                    834     $         -       $        -
                                                   ===========     ===========       ==========

         The fair value of Suncoast's PMSRs and OMSRs is determined annually by an independent firm which has the necessary expertise to perform such valuation studies. At June 30, 1996, the fair value of Suncoast's PMSRs and OMSRs was approximately $10.0 million and $949,000, respectively.

         Fair value has been estimated by using a discounted cash flow model, the most significant assumptions of which are as follows:

         Prepayment Rate--The average "Dealer Prepayment Estimates" as of July 8, 1996 as published by Bloomberg Financial Markets.

         Discount Rate--A base rate of 10.5%, adjusted for loan type, size and remaining term. Cost of Service--$45 incremental per loan per year.

         Ancillary Income--Suncoast's actual ancillary income was utilized for the portfolio purchased prior to 1995 and $10 annually per loan was utilized on the portfolio purchased subsequent to 1995.

         Escrow Balances--Determined using a twelve month weighted average multiple calculated by state.

         For purposes of evaluating and measuring PMSRs and OMSRs for impairment, Suncoast stratifies the population by product type, investor type and interest rate. No valuation allowance for the impairment of PMSRs or OMSRs was required at June 30, 1996.

         The ability of Suncoast to recover the carrying value of the PMSRs and OMSRs is dependent upon certain factors including future prepayment experience, which is influenced by economic and other conditions that may be beyond Suncoast's control. If actual future prepayment experience exceeds the rate anticipated in the valuation study, a reduction in the carrying value of the PMSRs and OMSRs may be required.

         3. Premiums on the sale of loans--The following table sets forth the activities of Suncoast's premiums on the sale of loans for the years ended June 30 (in thousands):

                                                          1996            1995           1994
                                                   -----------     -----------     ----------
Balance, at beginning of year                      $     1,533     $     1,737     $    2,169
Premium on sales                                           107                             14
Sales of servicing rights                                                  (19)           (28)
Amortization charged against loan
servicing fee income                                      (281)           (185)          (418)
                                                   -----------     -----------     ----------
Balance, at end of year                            $     1,359     $     1,533     $    1,737
                                                   ===========     ===========     ==========



         Management has estimated the future constant prepayment rates ("CPRs") used to determine the above premiums based upon an analysis of the actual historical CPRs, comparative industry CPRs and market conditions. Suncoast calculates premiums using the present value model, which calculates present values based upon estimated annual cash inflows.

G.       ACCRUED INTEREST AND DIVIDENDS RECEIVABLE

         Interest and dividends receivable at June 30 are accrued for (in thousands):

                                                       1996            1995
                                                   -----------     -----------
Loans receivable                                   $     2,782     $       885
Mortgage-backed securities                                 164           1,041
Federal Home Loan Bank Stock                                88              68
Repurchase agreements                                                      121
Interest-earning deposits                                    8               8
                                                   -----------     -----------
                                                   $     3,042     $     2,123
                                                   ===========     ===========

H.       REAL ESTATE OWNED

         At June 30, 1996, real estate owned consisted of one single-family residence. The following summarizes the activity in the allowance for losses on real estate owned for the years ended June 30 (in thousands):

                                                         1996           1995             1994
                                                       -------         -------         --------
Balance, at beginning of year                          $     -         $     -          $     -
Provision for losses on real estate                         95              68              150
Chargeoffs and recoveries, net                             (15)            (68)            (150)
                                                       -------         -------         --------
Balance, at end of year                                     80         $     -         $      -
                                                       =======         =======         ========


I.       OFFICE PROPERTIES AND EQUIPMENT

         Office properties and equipment at June 30 are as follows (in thousands):

                                                      1996            1995
                                                   ---------       ---------
Land                                               $   1,204       $     827
Buildings                                              3,971           3,630
Leasehold improvements                                   839             669
Furniture, fixtures and equipment                      6,890           7,341
                                                   ---------       ---------
                                                      12,904          12,467
Less accumulated depreciation and
 amortization                                          6,264           6,182
                                                   ---------       ---------
                                                   $   6,640       $   6,285
                                                   =========       =========

J.       OTHER ASSETS

         Other assets at June 30 are comprised of (in thousands):

                                                     1996            1995
                                                   ---------       ---------
Foreclosure advances                               $   3,821       $   1,633
Other receivables                                      2,978           1,404
Escrow advances on serviced loans                      1,036           1,580
Prepaid income taxes                                   1,145             302
All other                                                339           2,309
                                                   ---------       ---------
                                                   $   9,319       $   7,228
                                                   =========       =========


K.       DEPOSITS

         The nominal interest rates paid on deposits and related balances are as follows (amounts in thousands):


                      Weighted               June 30, 1996                  June 30, 1995
                  Average Rate at     ------------------------        -----------------------
                   June 30, 1996      Amount           Percent        Amount          Percent
                  ---------------     ------           -------        ------          -------

Negotiable
 order of
 withdrawal
 ("NOW")
 accounts               2.42%         $ 17,751            5.9%        $  6,418            1.9%
Non-interest
 bearing                                   874            0.3%             556            0.2
Money market            3.19%           11,805            3.9%          16,859            5.0
Passbook                4.08%           40,959           13.6%          48,605           14.3
                                      --------         ------         --------         ------
                                        71,389           23.7%          72,438           21.4
                                      --------         ------         --------         ------



Custodial
 accounts                  0%           24,198            8.0%          37,275           11.0
                                      --------         ------         --------         ------
Certificates of
 deposit:
 2.00%-2.99%                               204            0.1%
 3.00%-3.99%                                 4                             411           0.1
 4.00%-4.99%                            29,464            9.8%          11,212           3.3
 5.00%-5.99%                           146,965           48.8%         104,003          30.8
 6.00%-6.99%                            26,194            8.7%         108,712          32.2
 7.00%-7.99%                             2,783            0.9%           3,801           1.1
 8.00%-8.99%                                                                 2           0.1
                                     ---------         ------         --------         -----
Total certificates
 of deposit             5.46%          205,614           68.3%         228,141          67.6%
                                     ---------         ------         --------         -----
                        4.55%        $ 301,201          100.0%        $337,854         100.0%
                                     =========         ======         ========         =====

         The amounts of scheduled maturities of certificate accounts, including those with balances exceeding $100,000, at June 30, 1996 for future fiscal years ending June 30 are summarized below (in thousands):

                                  Certificates
                                    Exceeding                         Total
                                     $100,000                     Certificates
                                   -----------                    ------------
1997                                    $7,389                        $176,957
1998                                       824                          19,699
1999                                       209                           2,955
2000                                       106                           4,430
2001                                       101                           1,573
                                       -------                        --------
                                        $8,629                        $205,614
                                        ======                        ========

         Interest on deposits for the years ended June 30 is summarized below (in thousands):

                                                     1996             1995              1994
                                                   -----------     -----------       ----------
Certificate accounts                               $    12,537     $    11,893       $    7,849
Money market accounts                                      565             420              748
NOW accounts                                               272             451               92
Passbook accounts                                        1,368           1,226               27
                                                   -----------     -----------       ----------
Deposit accounts                                        14,742          13,990            8,716
                                                   -----------     -----------       ----------
Interest on custodial accounts:
 Escrow accounts                                            82              78              105
 Serviced loans paid off                                    67              19              585
                                                   -----------     -----------       ----------
                                                           149              97              690
                                                   -----------     -----------       ----------
Total interest on deposits                         $    14,891     $    14,087       $    9,406
                                                   ===========     ===========       ==========


L.       ADVANCES FROM FEDERAL HOME LOAN BANK AND OTHER BORROWINGS

         Advances from the Federal Home Loan Bank and other borrowings at June 30 are summarized as follows (in thousands):

                                                     At June 30, 1996                       During Year Ended June 30, 1996
                                  ---------------------------------------------------       -------------------------------
                                                                                                Average         Maximum
                                                                                                Balance         Weighted
                                  Outstanding               Average Rate     Maturity          Outstanding    Outstanding
                                  -----------               ------------     --------          -----------    -----------
Advances from FHLB
  Short term                           $67,000                   5.30%        7/96-2/97          $50,963        $117,000
  Long term                              1,500                   6.65           12/05              1,000           1,500
Borrowings under reverse
 repurchase agreements                                                                               850          10,199
Borrowings under fixed coupon
 dollar reverse repurchase0
 agreements                                                                                        2,631          31,572
                                      --------                   ----
                                      $ 68,500                   5.30%
                                      ========                   ====

                                                     At June 30, 1995                      During Year Ended June 30, 1995
                                  -----------------------------------------------------    --------------------------------
                                                                                               Average           Maximum
                                  Balance                     Weighted                         Balance           Balance
                                  Outstanding               Average Rate     Maturity         Outstanding      Outstanding
                                  -----------               ------------     --------         -----------      -----------

Advances from
 FHLB - short term                $ 25,000                    6.13%             5/96           $  61,371         $ 108,000
Borrowings under
 reverse
 repurchase
 agreements                         32,051                    6.09            7/95-8/95           20,821            62,766
Borrowings under
 fixed coupon
 dollar reverse
 repurchase
 agreements                         31,572                    5.77              7/95              10,025            35,148
                                  --------                    ----
                                  $ 88,623                    5.99%
                                  ========                    ====


         At June 30, 1996, Suncoast is a party to two advance agreements with the FHLB whereby the FHLB will provide borrowings as requested by Suncoast when such borrowings are secured by specific collateral. Under the first agreement, advances are secured by government securities and U.S. government agency securities with a market value of 103% of the advance amount. Under the second agreement, advances are secured by a blanket floating loan on eligible single family residential mortgage loan collateral. In determining the amount of advances available under the second agreement, the unpaid principal balance of eligible collateral is discounted to 75% (see note D). The stock of the FHLB owned by Suncoast is also pledged as collateral for advances under this agreement. After meeting all of its collateral requirements, Suncoast had excess qualifying assets eligible as collateral for additional borrowings under this agreement of approximately $54.1 million at June 30, 1996.

         Suncoast enters into sales of securities under agreements to repurchase, which are treated as financings. The obligations to repurchase securities sold are reflected as a liability and the carrying amount of the securities underlying the agreements is included in mortgage-backed securities available for sale in the Consolidated Statements of Financial Condition. Mortgage-backed securities sold under reverse repurchase agreements are delivered to the broker- dealers who arrange the transactions. The broker-dealers may sell, loan, or otherwise dispose of such securities to other parties in the normal course of their operation, and agree to resell to Suncoast the identical securities at the maturities of the agreements. As of June 30, 1996, no such financings were outstanding.

         Suncoast also enters into fixed coupon dollar reverse repurchase agreements, which are treated as financings. Under a fixed coupon dollar reverse repurchase agreement, Suncoast sells a security and agrees to repurchase another security which is substantially the same as the one sold. These agreements are accounted for in the same manner as reverse repurchase agreements. As of June 30, 1996, no such financings were outstanding.

         During the period from July 1, 1993 to February 28, 1995, RFC, a lender, provided Suncoast with a revolving warehouse credit facility for as much as $100.0 million which bore interest either at the prime rate or at tiered rates over the U.S. Dollar London Interbank Offered Rate. Suncoast drew advances on this line of credit to fund its mortgage originations and the advances were collateralized by specific mortgages originated and awaiting sale by Suncoast.

Commitment fees of $41,666 and $58,800 were paid during Fiscal 1995 and 1994, respectively, to RFC by Suncoast to use the credit line. Upon expiration, this credit line was not renewed by Suncoast.

         Interest expense on borrowed funds for the years ended June 30 is summarized below (in thousands):

                                                     1996            1995             1994
                                                   --------         -------         --------

Advances from:
  FHLB                                             $   2,772        $  3,155        $     349
  RFC                                                                                   1,155
Reverse repurchase agreements                            159           1,283
Dollar reverse repurchase agreements                     115             493
                                                   ---------        --------         --------
                                                   $   3,046        $  4,931         $  1,504
                                                   =========        ========         ========

M.       LEASES

         Suncoast leases space for its administrative offices, two savings branch offices, storage facilities and certain equipment. All office leases have escalation clauses tied either to a fixed schedule or to increases in the Consumer Price Index. The following is a schedule of approximate future minimum payments required under these operating leases at June 30, 1996 for future fiscal years ending June 30 (in thousands):


1997                                $1,078
1998                                   906
1999                                   881
2000                                   610
2001                                    66
Thereafter                               -
                                    ------
                                     3,541
Less:
  Income from subleases                147
                                    ------
                                    $3,394
                                    ======

         Rent expense was $1.2 million, $2.0 million and $2.1 million for the years ended June 30, 1996, 1995, and 1994, respectively.

N.       STOCKHOLDERS' EQUITY

         Suncoast has an incentive stock option plan approved by its Board of Directors and stockholders. There are 467,500 total shares in the plan, and a total of 349,760 shares of common stock are reserved and authorized for issuance under this plan. Transactions relating to this stock option plan for the three year period ended June 30, 1996 are as follows:

                                                               Options               Option Price
                                                             Outstanding               Per Share
                                                             -----------             ------------
Balance, June 30, 1993                                           349,400              $ 2.00-3.00
  Exercised                                                      (24,400)               2.00-3.00
  Cancelled                                                       (8,200)               2.00-3.00
                                                              ----------             ------------
Balance, June 30, 1994                                           316,800                2.00-3.00
  Granted                                                         84,000                7.19-7.38
  Exercised                                                      (33,000)               2.00-3.00
  Cancelled                                                      (11,600)               2.00-7.38
                                                              ----------             ------------
Balance, June 30, 1995                                           356,200                2.00-7.38
  Granted                                                          7,000                     6.94
  Exercised                                                      (14,400)               2.00-3.00
  Cancelled                                                      (26,800)               2.00-7.38
                                                              ----------             ------------
Balance, June 30, 1996                                           322,000             $  2.00-7.38
                                                              ==========             ============

         At June 30, 1996 and 1995, options for 284,600 and 274,800 shares were exercisable at an average price per share of $3.26 and $3.12, respectively.

         Suncoast has an Employee Stock Bonus/401K Plan (Stock Bonus Plan) for the benefit of certain eligible employees of Suncoast. Contributions to the Stock Bonus Plan by Suncoast are at the discretion of Suncoast's Board of Directors. No contributions were made to the Stock Bonus Plan for the years ended June 30, 1996 and 1995. Suncoast expensed $224,400 for contributions made to the Stock Bonus Plan for the year ended June 30, 1994.

         There are various regulatory limitations on the extent to which Suncoast can pay dividends. Suncoast is required to comply with the OTS capital distribution regulations, which condition Suncoast's ability to make certain dividend distributions on Suncoast's capital level and supervisory condition. The OTS has established a three-tiered qualification system, and gives savings associations meeting their fully phased-in capital requirements greater flexibility to pay dividends than associations that must build their capital levels to reach the fully phased-in capital requirement. Even though Suncoast presently meets its fully phased-in capital requirements, dividends cannot be paid if Suncoast does not meet its capital requirements at a future date or if payment of dividends would cause Suncoast not to meet its capital requirements. The payment of dividends is also prohibited if after such payment Suncoast would be considered undercapitalized. Moreover, the OTS has the authority to prohibit the payment of dividends even if Suncoast meets its capital requirements if such payments would affect the safety and soundness of the institution.

         On July 9, 1993, Suncoast issued 920,000 shares of its 8% Noncumulative Convertible Preferred Stock, Series A (the "Preferred Stock") in a public offering which added net proceeds of approximately $12.2 million to stockholders' equity. The Preferred Stock is convertible by the holder into Suncoast Common Stock at any time, unless previously redeemed by Suncoast, at a conversion price of $9.00 per share of Common Stock. Suncoast can redeem the Preferred Stock after July 1, 1995, at a redemption price of $15.00 per share if the Common Stock is trading at a minimum price of $10.80 per share for 20 to 30 trading days prior to redemption.

The Preferred Stock is otherwise redeemable from July 1, 1998 to June 30, 1999 at $16.20 per share and at declining premiums thereafter. Dividends on the Preferred Stock are payable at an annual rate of $1.20 per share if, when and as declared by Suncoast's Board of Directors. Dividends are not cumulative and are payable quarterly in arrears. Dividends on the Preferred Stock were paid each quarter after the issuance of the stock and amounted to $1.1 million in each of the years ended June 30, 1996 and 1995. In connection with this stock offering, Suncoast issued warrants to the offering underwriters to purchase an aggregate of 80,000 shares of Preferred Stock. These warrants are exercisable at a price per share of $18.00 in the case of Preferred Stock or at $10.80 in the case of Common Stock for a period of four years after July 9, 1994. At June 30, 1996, none of these warrants had been exercised and none of the Preferred Stock had been converted or redeemed.

         Suncoast has a deferred compensation plan to provide its President with a supplemental retirement benefit. Under this plan, Suncoast funded an irrevocable trust with a lump sum of $213,000, which has been invested in corporate- owned life insurance. The President will be fully vested in the plan in 1997. Suncoast recorded an expense of $49,000 and $108,000 under this Plan in Fiscal 1996 and Fiscal 1995, respectively.


O.       INCOME TAXES

         The provision for income taxes for the years ended June 30 differs from the amount of income tax determined by applying the applicable U.S. statutory federal income tax rate to pretax income as a result of the following differences (dollars in thousands):

                                   1996                        1995                         1994
                         ----------------------        --------------------        ---------------------
                             %          Amount             %        Amount             %         Amount
                         ---------     --------        ---------   --------        ---------    --------
Statutory U.S.
 tax rates                  35.0         $1,335          35.0       $326              35.0       $1,088
Increase (decrease)
 in rates resulting
 from:
Benefit of Federal
 surtax exemption                                                                     (1.0)         (31)
State tax (net of
 Federal benefit)            3.7            141          3.7          34               3.2          100
Other                       (1.7)           (65)        (3.3)        (30)             (4.9)        (152)

                            ----         ------         ----        ----              ----      -------
                            37.0         $1,411         35.4        $330              32.3      $ 1,005
                            ====         ======         ====        ====              ====      =======

         The components of the provision for income taxes for the years ended June 30, 1996, 1995 and 1994 consist of (in thousands):

                                                      1996            1995              1994
                                                   ----------      -----------       ----------
Current:
 Federal                                           $       950     $        24       $      555
 State                                                      95              61              153
                                                   -----------     -----------       ----------
Total current                                            1,045              85              708
                                                   -----------     -----------       ----------
Deferred:
 Federal                                                   326             209              267
 State                                                      22             (19)              (5)
                                                   -----------     -----------       ----------
Total deferred                                             348             190              262
                                                   -----------     -----------       ----------
Tax benefit for disqualification of
 stock options credited to stockholders'
 equity                                                     18              55               35
                                                   -----------     -----------       ----------
Total provision                                          1,411     $       330       $    1,005
                                                   ===========     ===========       ==========


         The tax effects of temporary differences that give rise to significant portions of deferred tax assets and liabilities as of June 30, 1996 and 1995 are as follows (in thousands):

                                                      1996            1995
                                                   --------         --------
Deferred tax asset:
 Capitalized servicing costs                       $    375         $    442
 Deferred loan fees                                     243              191
 Deferred gain on sale of servicing                                       38
 Accrued vacation                                        76               81
 Reserves                                               278              189
 Unrealized loss on mortgage-backed
    securities available for sale                       117
 Alternative minimum tax credit carryover                                 66
 Other                                                   87               40
                                                   --------         --------
Gross deferred tax asset                              1,176            1,047
                                                   --------         --------
Deferred tax liability:
 Deferred premium on loans sold                         468              573
 Deferred premium on loans in portfolio                 230              123
 Fixed assets                                           199              137
 Book over tax basis for originated
   mortgage servicing rights                            312
 Unrealized gain on mortgage-backed
  securities available for sale                                          239
 Other                                                   74               90
                                                   --------         --------
Gross deferred tax liability                          1,283            1,162
                                                   --------         --------
Deferred tax asset valuation allowance                   --              ---
                                                   --------         --------
Net deferred tax (liability) asset                 $   (107)        $   (115)
                                                   ========         ========

         Management believes, based on Suncoast's earnings history and its future expectations, that Suncoast will have sufficient taxable income in future years to realize the net deferred income tax asset. In evaluating the expectation of sufficient future taxable income, management considered future reversal of temporary differences and available tax planning strategies that could be implemented, if required. A valuation allowance was not required as of June 30, 1996 and 1995 as it was management's assessment that, based on available information, it is more likely than not that the deferred tax asset will be realized. A valuation will be established if there is a change in management's assessment of the amount of the net deferred tax asset that is expected to be realized.


P.       OTHER INCOME

         The following is a computation of Suncoast's gains on the sale of loans and loan servicing rights for the years ended June 30 (in thousands):

                                                      1996             1995             1994
                                                   -----------      ----------      -----------
Proceeds from sales of loans
  and loan servicing rights                        $   117,818      $   79,873      $ 2,181,886
Carrying value of loans sold                          (117,000)        (79,313)      (2,166,937)
                                                   -----------      ----------      -----------
Cash before premiums
 on the sale of loans                                      818             560           14,949
Premiums on the sale of loans                              107                               14
                                                   -----------      ----------      -----------
                                                   $       925      $      560      $    14,963
                                                   ===========      ==========      ===========

         Other income for the years ended June 30 consists of (in thousands):

                                     1996            1995            1994
                                    ------          ------          ------
Loan processing and other
 fees from RTC contracts            $  169          $  573          $1,004
Rental income                          306             310             180
Other                                  342             433             371
                                    ------          ------          ------
                                    $  817          $1,316          $1,555
                                    ======          ======          ======

Q.       OTHER EXPENSES

         Other expenses for the years ended June 30 consists of (in thousands):

                                                       1996              1995            1994
                                                       -------         --------        --------
Loan expenses                                          $   375         $   824         $  2,162
Federal deposit insurance                                  859             773              772
Foreclosure expenses on servicing
 portfolio                                                 995             614              487
Data processing                                            645             535              634
Telephone                                                  329             469            1,247
Business insurance                                         421             463              640


Professional and legal                                     356             381              294
Postage and overnight delivery                             172             240              736
Stationery and supplies                                    240             210              502
Bank service charges and fees                              109              95              207
Other                                                      879           1,007            1,364
                                                       -------       ---------         --------
                                                       $ 5,380         $ 5,611          $ 9,045
                                                       =======       =========         ========

R.       BUSINESS SEGMENTS

         Suncoast's operations consist of activities in three principal business segments: banking, mortgage banking and loan servicing. Revenues in the banking segment consist primarily of interest on mortgage loans and investment securities. Mortgage banking activities derive revenues primarily from the interest on loans held for sale, sales of loans in the secondary mortgage market, sale of loan servicing rights and loan origination income. Loan servicing activities derive revenues primarily from the collection of fees on loans serviced. During 1995, Suncoast shifted its primary business emphasis from mortgage banking to banking. The following is segment information for the fiscal years ended June 30 (in thousands):

                                                        1996            1995             1994
                                                      --------        --------         --------
BANKING
Revenues:
 Interest income                                      $ 23,949        $ 25,011         $  9,358
 Gains on the sale of
   mortgage-backed securities                            2,950           1,388
 Other income                                              731           1,117            1,154
                                                      --------        --------         --------
                                                        27,630          27,516           10,512
                                                      --------        --------         --------
Expenses:
 Interest expense                                       16,489          18,499            6,449
 Employee compensation
  and benefits                                           3,048           1,918            1,311
Depreciation                                               396             212              178
Provision for losses on real
 estate                                                     95              68              150
Provision for loan losses                                  153              95
Other expenses                                           2,700           2,318            1,557
                                                      --------        --------         --------
                                                        22,881          23,110            9,645
                                                      --------        --------         --------
Banking income before income
 taxes                                                $  4,749        $  4,406         $    867
                                                      ========        ========         ========

MORTGAGE BANKING
Revenues:
 Interest income                                      $  1,654        $    300         $  5,526
 Gains on the sale of loans and
 loan servicing assets, net                                304             560           14,963
Loan origination and other income                          331             336            6,212
                                                      --------        --------         --------
                                                         2,289           1,196           26,701
                                                      --------        --------         --------

Expenses:
 Interest expense                                        1,009             236            3,703
 Employee compensation
 and benefits                                            1,272           2,438           13,347
Depreciation                                               134             412              564
Other expenses                                           1,050           2,667            8,249
                                                      --------        --------         --------
                                                         3,465           5,753           25,863
                                                      --------        --------         --------
Mortgage banking income (loss)
 before income taxes                                  $ (1,176)       $ (4,557)        $    838
                                                      ========        ========         ========

LOAN SERVICING
Revenues:
 Loan servicing fees                                  $  6,016        $  7,450         $  8,088
Amortization of loan
 servicing assets                                       (1,617)         (1,175)          (3,508)
                                                      --------        --------         --------
Loan servicing income                                    4,399           6,275            4,580
Interest income                                          2,355           2,544            3,727
Gain on sale of loans and
 loan servicing assets, net                                621
Other income                                               190             254              264
                                                      --------        --------         --------
                                                         7,565           9,073            8,571
                                                      --------        --------         --------
Expenses:
 Interest expense                                          439             283              758
 Employee compensation
 and benefits                                            2,920           3,649            3,704
 Depreciation                                              610             784              559
 Other expenses                                          3,356           3,275            2,147
                                                      --------        --------         --------
                                                         7,325           7,991            7,168
                                                      --------        --------         --------
Loan servicing income (loss)
 before income taxes                                  $    240        $  1,082         $  1,403
                                                      ========        ========         ========

Assets:
 Banking                                              $372,861        $439,175         $297,926
 Mortgage banking                                        8,844           6,356           43,827
 Loan servicing                                         20,864          16,822           17,337
                                                      --------        --------         --------
                                                      $402,569        $462,353         $359,090
                                                      ========        ========         ========

Capital dispositions
(expenditures), net:
 Banking                                              $   (447)       $      8         $    (81)
 Mortgage banking                                         (188)             64           (1,760)
 Loan servicing                                           (860)              8              (86)
                                                      --------        --------         --------
                                                      $ (1,495)       $     80         $ (1,927)
                                                      ========        ========         ========

S.       FAIR VALUE OF FINANCIAL INSTRUMENTS

         The following methods and assumptions were used to estimate the fair value of each class of financial instruments for which it is practicable to estimate fair value:

  -- The book value was used as a reasonable estimate of fair value for cash and amounts due from depository institutions, interest-bearing deposits, variable rate loans and fixed rate loans with maturities less than one year, demand and savings deposits, and short-term time deposits.
  -- The book value was used as a reasonable estimate of fair value for stock issued by the Federal Home Loan Bank and short-term repurchase agreements maturing within one month.
  -- Fair values of fixed rate loans and certificates of deposit with maturities greater than one year are estimated by discounting the future cash flows using the current rates at which similar instruments would be issued with comparable credit ratings and terms.
  -- The fair values of commitments, letters of credit and guarantees are equal to their contractual amount based on the assumptions that Suncoast will be required to perform on all such instruments existing.
  -- The fair value of loan servicing assets is determined by independent valuation or discounted cash flow analysis as discussed in Note F.

         Since the reported fair values of financial instruments are based on a variety of factors, they may not represent actual values that could have been realized or that will be realized in the future.

         The estimated fair values of Suncoast's financial instruments for which fair value differed from book value are as follows (in thousands):

                                                    June 30, 1996                       June 30, 1995
                                            ----------------------------        ----------------------------
                                            Book Value        Fair Value        Book Value        Fair Value
                                            ----------        ----------        ----------        ----------

Loans receivable in portfolio                 $    31,563       $ 31,635         $    16,568       $  16,634
Loan servicing assets                         $    11,718       $ 12,140         $    10,105       $  10,186
Certificates of deposit                       $    28,657       $ 29,103         $    40,458       $  40,758


T.       CONTINGENCIES

         In order to increase the Savings Association Insurance Fund ("SAIF") of the Federal Deposit Insurance Corporation to its minimum required reserve ratio of 1.25%, a proposal has been made to impose a special one-time assessment of 65 to 90 basis points on all SAIF-insured deposits as of March 31, 1995. This one-time assessment may be payable in 1997 at which point the Association's annual premium would thereafter be reduced. If the assessment is made at the currently proposed rate, the effect on the Bank would be an after-tax charge of approximately $1.9 million.

U.       SUBSEQUENT EVENT

         On July 15, 1996, Suncoast entered into a definitive agreement to be acquired by BankUnited Financial Corporation ("BankUnited"). Under terms of the agreement one share of BankUnited Class A Common Stock will be issued for each share of Suncoast Common Stock. Each share of Suncoast Preferred Stock will be exchanged for a new issue of BankUnited Preferred Stock having substantially similar terms as the Suncoast Preferred Stock. The transaction is subject to stockholder and regulatory approvals and other conditions and is expected to close by December 1996.

SUNCOAST SAVINGS AND LOAN ASSOCIATION, FSA AND SUBSIDIARIES
- -----------------------------------------------------------------------------
Consolidated Quarterly Results (Unaudited)

- -----------------------------------------------------------------------------
The following table summarizes the quarterly results of operations for the fiscal years ended June 30, 1996 and 1995 (in thousands, except per share data):




                                                                    First Quarter                   Second Quarter
                                                                 Ended September 30,               Ended December 31,
                                                                 ---------------------           ---------------------
                                                                  1995           1994             1995           1994
                                                                 ------         ------           ------        -------
Income                                                           $9,510         $8,502           $9,333         $9,371
Expense                                                           8,804          8,201            8,613          9,170
                                                                 ------         ------           ------         ------
Net income                                                          706            301              720            201
Preferred stock dividends                                           276            276              276            276
                                                                 ------         ------           ------         ------
Earnings (loss) available to common stockholders                 $  430         $   25           $  444         $  (75)
                                                                 ======         ======           ======         ======

Earnings (loss) per share - primary                              $ 0.20         $ 0.01           $ 0.21         $(0.04)
Earnings per share - fully diluted                               $ 0.19            *             $ 0.20            *
                                                                 ======         ======           ======         ======

                                                                     Third Quarter                   Fourth Quarter
                                                                     Ended March 31,                 Ended June 30,
                                                                 ----------------------          ---------------------
                                                                  1996           1995             1996           1995
                                                                 ------         -------          ------        -------
Income                                                           $9,136         $9,755           $9,505        $10,157
Expense                                                           8,633          9,926            9,032          9,887
                                                                 ------         ------           ------        -------
Net income (loss)                                                   503           (171)             473            270
Preferred stock dividends                                           276            276              276            276
                                                                 ------         ------           ------        -------
Earnings (loss) available to common stockholders                 $  227         $ (447)          $  197        $    (6)
                                                                 ======         ======           ======        =======

Earnings (loss) per share - primary                              $ 0.10         $(0.23)          $ 0.10        $    -
Earnings per share - fully diluted                               $ 0.10             *            $ 0.10             *
                                                                 ======         ======           ======        =======


* Omitted due to anti-dilution.

ITEM 9. CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

                   None.

                                    PART III

ITEM 10.           DIRECTORS AND EXECUTIVE OFFICERS

                          AGE AT                                                  YEAR
                        SEPTEMBER 12,       POSITIONS HELD        DIRECTOR        OFFICE
                           1995             WITH ASSOCIATION       SINCE          EXPIRES
-----------------------------------------------------------------------------------------

Albert J. Finch             59            Chairman of the           1985            1998
                                          Board, Chief
                                          Executive Officer,
                                          President and Chief
                                          Operating Officer

Paul B. Fay, Jr.            78            Director                  1985            1998


Norman E. Mains             53            Director                  1985            1998

William E. Hammonds         45            Vice Chairman             1985            1997
                                          of the Board

Irving P. Cohen             55            Director                  1988            1997

Sumner G. Kaye              57            Director                  1986            1996

Elia J. Giusti              62            Director                  1990            1996

Walter Sweeting             44            Director                  1996            1996


           The following provides the principal occupation or employment of each Director and executive officer for the past five years and, as to each Director, directorships in companies having securities registered pursuant to the Securities Exchange Act of 1934, as amended.

           Albert J. Finch has served as Chairman of the Board of Directors and Chief Executive Officer of the Association since its founding in May 1985 and as Chief Operating Officer and President since July 1992. Mr. Finch is Chairman of the Executive Committee.

           Paul B. Fay, Jr. has served as President and Chief Executive Officer of The Fay Improvement Co., a financial consulting firm located in San Francisco, California since 1975. He also serves as a director of Vestaur Securities, Inc., First American Financial, Inc., and Compensation Resource Group, Inc. Mr. Fay is also a trustee emeritus for the Naval War College Foundation. Mr. Fay is the father-in-law of Mr. Hammonds. Mr. Fay has served as a Director of the Association since it opened for business in May 1985 and is a member of the Compensation, Deferred Compensation and Audit Committees.

           Norman E. Mains has served as the Chief Economist and Director of Research for the Chicago Mercantile Exchange since October 1994. From January 1994 to October 1994, he was self-employed as an economic consultant. He previously served as President and Chief Operating Officer of Rodman & Renshaw Capital Group, Inc., the holding company for a securities broker/dealer firm located in Chicago, Illinois, from February 1991 to January 1994. Mr. Mains has served as a Director of the Association since its founding in May 1985 and is a member of the Audit Committee.

           William E. Hammonds has served as Chairman of the Board and Chief Executive Officer of the Hammonds Ranch, Inc., an agricultural concern located in Firebaugh, California, since June 1991. He also served as President of SCS Mortgage Corporation, the Association's wholly-owned California subsidiary, from September 1990 to June 1994. From May 1985 to June 1992, he was Chief Operating Officer of the Association and from December 1988 to June 1992, its President. Mr. Hammonds is a member of the California Bar and the son-in-law of Mr. Fay. Since July 1992, Mr. Hammonds has served as Vice Chairman of the Board of Directors and since May 1985, as a member of the Board of Directors. Mr. Hammonds is a member of the Executive Committee.

           Irving P. Cohen is an attorney in private practice. Since May 1995, he has been a partner in the Washington, D.C. office of the law firm of Thompson Hine and Flory. From June 1990 to May 1995, he was a partner in the Washington, D.C. office of the firm of Semmes, Bowen & Semmes, Baltimore, Maryland. Mr. Cohen joined the Association as a Director in July 1988 and is Chairman of the Audit Committee.

           Sumner G. Kaye has served as Director of the Southeast Region for the American Committee for the Shaare-Zedek Medical Center of Jerusalem, Israel, since September 1992. From 1974 to June, 1992, he served as executive director of the Jewish Federation of South Broward located in Hollywood, Florida. Mr. Kaye has served as Director of the Association since May 1986. He is Chairman of the Compensation, Deferred Compensation and Fair Lending Committees.

           Elia J. Giusti has served as President of Lee Giusti Realty, Inc., a real estate and mortgage brokerage firm located in Fort Lauderdale, Florida since 1982. Mr. Giusti joined the Association as a Director in July 1990 and is a member of the Compensation, Deferred Compensation, Fair Lending and Executive Committees.

           Walter Sweeting, since 1980 has served as President and Chief Operating Officer of Nadia Homes, Inc. the Sweeting Group, LTD., Sweet-Flick, Inc. and Walter Sweeting & Associates, companies involved in real estate construction and development located in Miami, Florida . Mr. Sweeting has served as a Director of the Association since March 1996 and is a member of the Fair Lending and Audit Committees.

           Richard L. Browdy, 44, is Executive Vice President and Chief Financial Officer of the Association. He joined the Association in 1985 as Vice President and Controller of the Association. In 1988, he was appointed a Senior Vice President and Chief Financial Officer, and in August 1994, Executive Vice President.

           Thomas L. Clark, 50, is Executive Vice President of the Association. He joined the Association in January 1994 as a Senior Vice President, and in August 1994, was appointed Executive Vice President. Prior to his service with the Association, from February 1993 to December 1993, he was Executive Vice President of America's Lending Network, Inc., a mortgage banking subsidiary of Standard Federal Savings Bank, a Federal savings bank located in Gaithersburg, Maryland.

           Wendy M. Mitchler, 42, is Senior Vice President, General Counsel and Secretary of the Association. She joined the Association in September 1989 as a Vice President and Corporate Counsel and was appointed Senior Vice President, General Counsel and Secretary in July 1990.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

           Federal securities laws require the Association's Directors, certain of its officers, and persons owning beneficially more than ten percent of a registered class of the Association's equity securities, to file initial reports of ownership and reports of changes in ownership with OTS and NASDAQ. The Association is required to disclose in this 10-K any failure of persons, who, at any time during the fiscal year, were Directors, officers required to report, or more than ten-percent beneficial owners, to file timely those reports during the year ended June 30, 1996 or prior years. To the Association's knowledge, based solely upon information furnished to the Association by its Directors and certain of its officers, during the fiscal year ended June 30, 1996, all of the Association's Directors, officers required to report, and greater than 10% beneficial owners made all such filings timely, except for the following: (1) One report for each of the Association's officers required to report relating to the reallocation of both common and preferred shares under the Association's Employee Stock Bonus/401(k) Plan due to employee forfeitures and terminations was filed late; (2) One report relating to one transaction and one report relating to three transactions were filed late on behalf of Director Irving Cohen; and (3) One report relating to three transactions was filed late on behalf of Director Elia Giusti.

ITEM 11.      EXECUTIVE COMPENSATION

              The following table sets forth the compensation paid for services rendered to the Association in all capacities during the fiscal years ended June 30, 1994, 1995 and 1996 (i) to the chief executive officer of the Association, and (ii) to the other most highly compensated executive officers whose Fiscal 1996 salary and bonuses exceeded $100,000 (collectively hereinafter referred to as the "named executive officers").


                           SUMMARY COMPENSATION TABLE

                               ANNUAL COMPENSATION

                                                                 LONG TERM
                                                                 COMPENSATION         ALL OTHER
                               YEAR      SALARY        BONUS     OPTION AWARDS (#)    COMPENSATION(1)
                               ----     --------      -------    -----------------    ----------------

Albert J. Finch,               1996     $300,000      $35,000           -0-             $ 50,448
  Chairman of the Board        1995      300,000         -0-          10,000             106,538
  Chief Executive Officer,     1994      300,000       43,100           -0-               16,631
  Chief Operating Officer
  and President

Richard L. Browdy,             1996     $137,500      $30,000           -0-             $ 1,346
  Chief Financial Officer      1995      132,500         -0-          5,000               7,773
  and Exec. Vice President     1994      130,000        9,000           -0-               8,119


Thomas L. Clark,               1996     $140,000      $15,000           -0-             $ 1,346
  Executive Vice President     1995      137,500         -0-         10,000                -0-
                               1994       65,131         -0-            -0-                -0-

Wendy M. Mitchler,             1996     $118,000      $ 5,000           -0-             $ 1,042
  General Counsel, Secretary   1995      114,000         -0-            -0-               6,276
  and Senior Vice President    1994      110,000        4,700           -0-               6,242


Thomas A. Dean, (2)            1996     $136,897      $15,000           -0-             $  -0-
  Executive Vice President     1995       69,013         -0-         20,000                -0-

--------------------------

(1) For Messrs. Browdy and Clark, and Ms. Mitchler, amounts consist of employer allocations to the executive officer under the Association's Employee Stock Bonus/401(k) Plan. For Mr. Finch, $1,346, $8,975 and $13,516 of the amounts for 1996, 1995 and 1994, respectively, consist of allocations to Mr. Finch under the Association's Employee Stock Bonus/401(k) Plan. For 1996, 1995 and 1994, $49,102, $97,563 and
           $3,115, respectively, of the amounts set forth for Mr. Finch reflect vested amounts credited by the Association to Mr. Finch's account under his deferred compensation plan.

(2) Mr. Dean's employment as Executive Vice President with Suncoast ended in May 1996.

                           AGGREGATED OPTION EXERCISES
              IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION VALUES

           The following table sets forth information concerning stock options exercised by the named executive officers during the 1996 fiscal year, including the value realized upon exercise. This table also describes the number of unexercised options and the value of unexercised in-the-money options at the end of the 1996 fiscal year held by the named executive officers.

                       SHARES                                                           VALUE OF
                      ACQUIRED       VALUE        NUMBER OF UNEXERCISED         UNEXERCISED IN-THE-MONEY
                    ON EXERCISE    REALIZED       OPTIONS AT 6/30/96 (#)        OPTIONS AT 6/30/96 ($) (1)
                                                  ------- -- ------- ---        ------- -- ------- --- ---
                        (#)           ($)      EXERCISABLE   UNEXERCISABLE      EXERCISABLE   UNEXERCISABLE
                        ---           ---      -----------   -------------      -----------   -------------

Albert J. Finch          -             -       104,000          6,000           $293,750        $   -0-
Richard L. Browdy        -             -        15,000          3,000           $ 41,188        $   -0-
Thomas L. Clark          -             -         4,000          6,000               -0-             -0-
Wendy M. Mitchler        -             -        15,000            -0-           $ 49,063        $   -0-


(1) Based on a fair market value of the Common Stock which was $5.9375 per share on June 30, 1996, minus the exercise price.


COMPENSATION OF DIRECTORS

           Each outside director receives a fee of $500 for each month of service, as well as a fee of $500 for each Board meeting attended and $200 for each Board committee meeting attended. Those directors who are salaried employees of the Association receive no additional compensation for serving as a director. Pursuant to the Association's Stock Option Plan, each non-employee director serving on May 1, 1991, received an option to purchase 22,000 shares of the Association's Common Stock at an option price of $3.00 per share but voluntarily surrendered the option to purchase 7,000 of those shares. Any newly elected member of the Board after May 1, 1991 will receive an option to purchase 22,000 shares as of the January 1st following his or her election to the Board at a share price not less than the fair market value of a share of Common Stock at the date of the grant, provided, however, that sufficient shares are available for grant under the Option Plan.

           The Bylaws of Suncoast Savings provide for a Board of Directors with seven members serving staggered terms of three years each, resulting in the election of approximately one-third of the Board of Directors each year. A Director who is appointed to fill a vacancy on the Board of Directors serves only until the next election of Directors by the shareholders.

EMPLOYMENT CONTRACTS, TERMINATION OF EMPLOYMENT AND CHANGE OF CONTROL
ARRANGEMENTS

           In January 1991, the Association entered into a Split-Dollar Life Insurance Agreement (the "Insurance Agreement") with Mr. Finch. Under the Insurance Agreement, as amended, the Association has purchased for Mr. Finch a life insurance policy with a one-time premium of $690,000 and a death benefit of $2,362,482. Mr. Finch vests 20% annually in the cash surrender value of the policy in excess of $690,000 (the "excess policy interest"), except upon the acquisition generally by any person of 20% of the combined voting power of the Association's then outstanding stock, in which case he vests immediately in 100% of the excess policy interest. On November 15, 1995, Mr. Finch vested fully in the excess policy interest. The Insurance Agreement will terminate on the first to occur of the following events: (i) after ten years; (ii) surrender of the policy by Mr. Finch, which may be made only with Suncoast's consent; (iii) termination of Mr. Finch's employment for cause or in connection with a conservatorship or receivership by federal or state regulators; or (iv) voluntary termination of Mr. Finch's employment by Mr. Finch, except as a result of disability. In the event of such termination, the policy is to be split into two policies--one owned by Suncoast and having a cash surrender value equal to the amount of premium paid by Suncoast and any non-vested excess policy interest and one owned by Mr. Finch and having a cash surrender value equal to the vested excess policy interest. The death benefit value of each separate policy is equal to an amount that bears the same proportional relationship to the cash surrender value of that policy on the date of the split as the death benefit value of the undivided policy bears to the cash surrender value of the undivided policy on the date of the split. Upon the death of Mr. Finch, prior to the termination of the Insurance Agreement, his beneficiary receives the entire death benefit less $690,000, which is paid to Suncoast to reimburse the premium payment.

           In September 1993 the Association entered into a nonqualified deferred compensation plan ("DCP") with Mr. Finch, which is intended to provide Mr. Finch with a supplemental retirement benefit. Under the DCP, Suncoast has funded an irrevocable trust with a lump sum of $213,000 which has been invested in corporate-owned life insurance. In November 1994, Mr. Finch vested 40% in the account balance, and will vest an additional 20% on each November 1st thereafter so that he will be fully vested in the DCP in November 1997 at age 59. The account balance includes interest credited annually at a rate which is determined by the Deferred Compensation Committee, but which generally equals 130% of the Moody's Corporate Bond rate. In the event of Mr. Finch's termination of employment due to disability, the acquisition generally by any person of 20% of the combined voting power of the Association's then outstanding stock, or termination of Mr. Finch's employment without cause, Mr. Finch would vest immediately in the DCP and receive his entire account balance within sixty (60) days. Notwithstanding the above, the following events would trigger a termination of Mr. Finch's account vesting and a sixty (60) day payout of his vested account balance: (i) termination of Mr. Finch's employment for cause or in connection with a conservatorship or receivership by federal or state regulators; or (ii) voluntary termination of Mr. Finch's employment by Mr. Finch, except as a result of disability.

           As part of the Merger, the Suncoast Board approved an amendment to the DCP in which Mr. Finch is the participant, to clarify the original intent of the DCP that a participant becomes 100% vested upon a change in control. The amendment further provides that, after a change in control or upon termination of employment, benefits under the DCP are not paid in a lump sum but rather are paid in accordance with the election made by the participant with respect to the payment of retirement benefits under the DCP, which, in the case of Mr. Finch, was for equal monthly payments over a period of 60 months. In addition, the amendment provides that the crediting rate for earnings on the participant's account balance for the three-year period following a change in control shall be 9% per annum, with benefits determined by applying this rate without reduction for present value. After the three-year period following the change in control, the amendment provides that the crediting rate shall be zero. The amendment also provides that, prior to the change in control, Suncoast will make a contribution to the trust maintained pursuant to the DCP to the extent necessary to fully fund the trust to provide the benefits to which participants are entitled under the DCP.

           The Merger Agreement provides that at the Effective Time of the merger, Albert J. Finch, Chairman of the Board, Chief Executive Officer, and President of Suncoast, will be appointed as a Vice-Chairman of the Board of Directors of BankUnited and BankUnited, FSB and as a member of the BankUnited Board for three years.

           Suncoast has entered into severance and/or employment continuation agreements (the "Change in Control Agreements") with each of Albert J. Finch, Richard L. Browdy, and Wendy M. Mitchler, each of whom is an executive officer of Suncoast. The benefits payable to them under the Change in Control Agreements include a severance payment to Mr. Finch in the amount of $150,000, a payment to Mr. Finch in an amount equal to the amount of compensation that Suncoast otherwise would have paid to Mr. Finch for the period from the Effective Time through the end of the month in which the Effective Time occurs (but only in the event the Effective Time is prior to November 30, 1996) and an employment continuation payment to Mr. Finch in the amount of $150,000 at the Effective Time, and employment continuation payments to Mr. Browdy in the amount of $280,000 and to Ms. Mitchler in the amount of $110,000, on the Effective Time or the later of January 2, 1997. The severance payment to Mr. Finch is in lieu of the payment to which he would otherwise be entitled under Suncoast's senior officer severance policy. The employment continuation payments to Mr. Finch and Ms. Mitchler are to be made for their remaining in the employ of Suncoast through the Effective Time, or in the event of Suncoast's prior termination of their employment other than for cause. The employment continuation payment to Mr. Browdy is to be made for his remaining in the employ of Suncoast through the Effective Time and for two subsequent three-month periods (terminable by either upon thirty days' notice during the second three-month period), or in the event of Suncoast's prior termination of his employment other than for cause. For these purposes, "cause" includes any action or inaction of the executive involving personal dishonesty, incompetence, willful misconduct, breach of fiduciary duty involving personal profit, intentional failure to perform his or her duties, willful violation of any law, rule or regulation (other than traffic violation or similar offenses), or final cease-and-desist order, or material breach of any provision of the Change in Control Agreements. Under the Merger Agreement, BankUnited has agreed to provide after the Effective Time the benefits and perform the obligations of Suncoast set forth in the Change in Control Agreements in accordance with the terms thereof.

           In addition, under the Merger Agreement, BankUnited has agreed to enter into a consulting agreement with Albert J. Finch, effective as of the Effective Time. The terms of such consulting agreement include payment of a monthly consultant fee at the rate of $100,000 per year for a three-year period for consulting services of up to 600 hours per year. In addition, BankUnited will pay all out-of-pocket expenses incurred by Mr. Finch in performance of his consulting duties, and will, through April 1998, make the lease payments on a leased automobile to be used by Mr. Finch. In addition, BankUnited will provide health insurance coverage to Mr. Finch to the same extent and on the same terms and conditions as that provided for BankUnited employees for the greater of three years or as long as he remains a director of BankUnited, with continuation coverage for 18 months thereafter. The consulting agreement further provides that, as long as Mr. Finch remains willing to stand for election as a director, whether or not he is elected, the Split Dollar Agreement between Suncoast and Mr. Finch, dated January 28, 1991, as amended, shall remain in full force and effect in accordance with its terms. BankUnited has the right to terminate the consulting agreement only for cause, as defined above.

           Options granted under Suncoast Savings' stock option plan will generally become fully and automatically exercisable, to the extent not already exercisable, upon the acquisition by any person of 20% or more of the combined voting power of the Association's then outstanding stock.

           Under the Stock Bonus/401(k) Plan, in the event the Plan is terminated in connection with a merger, plan participants shall become 100% vested as to employer contribution amounts.

                      REPORT OF THE COMPENSATION COMMITTEE

           Suncoast's Compensation Committee (the "Compensation Committee") reviews and recommends to the full Board of Directors all aspects of the compensation program for the executive officers of Suncoast. The Compensation Committee is comprised of three outside, independent directors: Sumner G. Kaye (Committee Chairman), Paul B. Fay, Jr. and Elia J. Giusti.

           The goal of the compensation program is to attract, motivate, reward and retain the management talent required to achieve corporate objectives and increase shareholder value. Toward that end, the program attempts to provide competitive levels of total compensation, incentive compensation that varies with the financial performance of Suncoast, and incentive compensation that effectively rewards individual performance.

           Each year, the Compensation Committee conducts a thorough review of its executive officer compensation program. This review includes a market survey provided by the Wyatt Company, an independent, internationally recognized compensation and benefits consulting firm. Suncoast's executive compensation program is analyzed by component of pay (i.e., base salary and bonus), and in the aggregate, to measure its competitiveness with other comparable financial institutions. Each year, the Compensation Committee reviews the criteria used for the selection of peer companies included in the market survey data.

           The three key components of Suncoast's executive officer compensation program are generally base salaries, incentive bonuses, and long term incentive stock options. Each component of executive compensation is discussed below.

BASE SALARIES

           The base salaries of executive management are set annually based on a consideration of survey group data provided by the Cole Survey published by the Wyatt company, Mortgage Bankers Association and/or other in-house surveys. Consideration is also given to the individual achievements of each officer over the past year, the financial performance of Suncoast and, with the exception of the Chief Executive Officer's salary, the recommendations of the Chief Executive Officer. The executive officers' base salaries established for the 1996 fiscal year, on average, were substantially equivalent to the average salaries of Suncoast's peer group contained in the survey group data.The Compensation Committee has established a goal of providing base salaries for executive management that are comparable to the average salaries of Suncoast's peer group as company performance warrants.

INCENTIVE BONUSES

           Discretionary incentive bonuses may be paid from time to time to executive officers based on the Chief Executive Officer's recommendation (with the exception of the Chief Executive Officer's bonus, which will be based on the Compensation Committee's recommendation). Any such recommendations will be based on a discretionary evaluation of the individual's contribution to the financial performance of the Association, his or her level of responsibility, the financial performance of Suncoast and survey group data. All incentive bonus payments are payable at the discretion of the Compensation Committee and the Board of Directors.

STOCK OPTION PLAN

           Suncoast has included stock options as a key element in its total compensation package. The stock option awards are intended to offer the executive officers significant incentives to increase their efforts on behalf of Suncoast and to focus managerial efforts on enhancing long-term shareholder value. Each year the Compensation Committee determines the level of stock option awards to be granted to executive officers. The awards take into account the following factors:

           /bullet/ total aggregate grants to officers and directors as a percentage of the total outstanding common stock;

           /bullet  individual level of responsibility and current performance;
                    and

           /bullet/ prior grants of awards to each individual

           Stock options are granted with an exercise price equal to the market price of Suncoast's common stock on the date of grant, generally vest over five years and expire ten years from the date of grant. Benefits to an executive officer from stock options will be realized only in the event of an increase in the market value of Suncoast's Common Stock. The Stock Option Plan currently has minimal options available for issuance; accordingly, no current grants are contemplated by the Compensation Committee until additional options become available either through forfeitures or an increase in the number of shares reserved for issuance under the Stock Option Plan.

BASES FOR CHIEF EXECUTIVE OFFICER COMPENSATION

           Mr. Finch's base salary and annual incentive bonus were determined using the criteria described above which were applied to all executive officers. Mr. Finch's base salary for Fiscal 1996 remained the same as his base salary for the prior fiscal year and 11% less than the average salary of his peer group as determined by a Financial Institutions Compensation

Survey performed by Watson Wyatt Data Service for the Association's
Compensation Committee. No salary adjustment was recommended in recognition of the need to contain administrative expenses during the transition of Suncoast from a national mortgage banking operation to a community bank. In maintaining Mr. Finch's base salary at its previous level, the Committee also considered Mr. Finch's leadership role in completing the restructuring of the assets and operations during the year. Mr. Finch received an incentive bonus during Fiscal 1996 based on a review of the contribution that he made to the financial performance of Suncoast during such fiscal year.

                    The Compensation Committee
                    Sumner G. Kaye, Chairman
                    Paul B. Fay, Jr.
                    Elia J. Giusti

                          STOCK PRICE PERFORMANCE GRAPH

           The following graph compares the yearly percentage change in the cumulative total shareholder return on the Association's Common Stock with the NASDAQ Stock Market Index and the NASDAQ Financial Index for the five year period beginning July 1, 1991 and ending June 30, 1996. This graph assumes that $100 was invested on July 1, 1990 in the Association's Common Stock and in the other indices, and that all dividends were reinvested.


                 COMPARISON OF FIVE-YEAR CUMULTIVE TOTAL RETURN
               AMONG SUNCOAST SAVINGS AND LOAN ASSOCIATION, FSA,
              NASDAG STOCK MARKET INDEX AND NASDAQ FINANCIAL INDEX


                               [GRAPHIC OMITTED]


------------------------------------------------------------------------------------
Indices as of June 30,       1991      1992      1993      1994      1995      1996
------------------------------------------------------------------------------------
Suncoast                      100       123       304       267       246       232
------------------------------------------------------------------------------------
NASDAQ Stock Market Index     100       120       252       253       204       261
------------------------------------------------------------------------------------
NASDAQ Financial Index        100       139       183       206       236       307
------------------------------------------------------------------------------------

ITEM 12.   SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND

           MANAGEMENT

                     PRINCIPAL HOLDERS OF VOTING SECURITIES

           The following table sets forth information as of September 23, 1996 with respect to the ownership of shares of Common Stock by (i) such persons who are believed by management to be beneficial owners of more than five percent of the Association's outstanding Common Stock, which includes certain Directors,
(ii) all other Directors of the Association, (iii) all named executive officers, and (iv) all Directors and officers as a group:

                                     AMOUNT AND NATURE
                                       OF BENEFICIAL          PERCENT OF
NAME AND ADDRESS OF                    OWNERSHIP OF              TOTAL
 OUTSTANDING
 BENEFICIAL OWNER                     COMMON STOCK (1)       COMMON STOCK (2)
-------------------------------------------------------------------------------

Albert J. Finch, Chairman               153,634 (3)(4)            6.98%
  4000 Hollywood Blvd.
  Hollywood, FL 33021

Suncoast Savings Employee               136,198 (5)               6.14
  Stock Bonus/401(k) Plan
  and Trust
  4000 Hollywood Blvd.
  Hollywood, FL 33021

Paul B. Fay, Jr., Director              135,257 (3)(6)            6.07
  3766 Clay Street
  San Francisco, CA 94118

E. J. Giusti, Director                  113,198 (3)(7)            5.12
  3101 N. Federal Hwy. #503
  Fort Lauderdale, FL 33306

William E. Hammonds, Vice Chairman      101,604 (3)               4.63
  47375 West Dakota Avenue
  Firebaugh, CA 93622

Norman E. Mains, Director                44,833 (3)               2.02

Irving P. Cohen, Director                46,370 (3)(8)            2.09

Sumner G. Kaye, Director                  2,110 (3)                *

Richard L. Browdy,                       23,483 (3)               1.07
  Chief Financial Officer and
  Executive Vice President

Thomas L. Clark                           6,148 (3)                *
  Executive Vice President

Wendy M. Mitchler,                       20,954 (9)                *
  General Counsel, Secretary
  and Senior Vice President

All directors and                       707,948 (10)             30.63
 officers as a group
 (16 persons)

--------------------

*  Less than one percent of outstanding Common Stock

(1) Includes shares of Common Stock held of record individually by such persons as well as jointly with their spouses. In accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended, a person is deemed to be the beneficial owner of a security for purposes of the Rule if that person has or shares voting power or investment power with respect to such security or has the right to acquire such ownership within 60 days. Each individual, for purposes of the regulations under the Securities Exchange Act of 1934, as amended, and for all other purposes, disclaims beneficial ownership of any shares owned by any other person or entity, including immediate family members, unless otherwise noted below, and disclaims being a member of any "group", as that term is defined in regulations issued under that statute.

(2) Percentage based upon (a) 2,195,930 outstanding shares of Common Stock; plus (b) the number of shares of Common Stock considered potentially outstanding based on (i) options currently exercisable (within 60 days of September 23, 1996) by such individual or group under the Association's Stock Option Plan, and (ii) the conversion of the Association's Noncumulative Convertible Preferred Stock ("Preferred Stock") into Common Stock by such individual or group; plus (c) the number of shares of Common Stock and the number of shares of Common Stock convertible from Preferred Stock allocated to such individual or group under the Association's Employee Stock Bonus/401(k) Plan.

(3) For Messrs. Finch, Hammonds, Browdy and Clark, and Ms. Mitchler, includes 4,000, -0-, 2,000, 4,000 and -0- shares, respectively, subject to options under the Association's Stock Option Plan which are presently exercisable, and 18,659, 11,745, 8,483, 148 and 5,621 shares, allocated under the Association's Employee Stock Bonus/401(k) Plan. For Messrs. Cohen, Fay, Kaye, Mains, Giusti and Sweeting includes 8,000, 15,000, 1,000, 15,000, 15,000 shares and -0- shares, respectively, subject to options under the Association's Stock Option Plan which are presently exercisable and 10,970, 18,417, 1,110, 8,333, -0- and -0- shares, respectively, which such persons or their immediate family members have the right to acquire through the conversion of their Preferred Stock into Common Stock.

(4)        Includes 165 shares held by Mr. Finch's son, as to which shares Mr.
           Finch does not disclaim beneficial ownership.

(5) Includes 21,291 shares which the Employee Stock Bonus/401(k) Plan has the right to acquire through the conversion of Preferred Stock into Common Stock, and 26,720 shares held in the 401(k) portion of the Plan as to which the employee participants have sole voting and investment power.

(6) Includes 59,640 shares of Common Stock held by a pension plan of a company controlled by Mr. Fay and 6,666 shares which such pension plan has the right to acquire through the conversion of Preferred Stock into Common Stock.

(7) Includes 49,581 shares held by an individual retirement account for the benefit of Mr. Giusti's wife.

(8) Includes 1,100 shares held by an individual retirement account for the benefit of Mr. Cohen's wife, and 1,110 shares and 555 shares which Mr. Cohen's wife and Mr. Cohen's wife and son, respectively, have the right to acquire through the conversion of Preferred Stock into Common Stock.

(9) Includes 333 shares which Ms. Mitchler has the right to acquire through the conversion of Preferred Stock into Common Stock.

(10) Includes 76,200 shares subject to options under the Association's Stock Option Plan which are presently exercisable; 55,611 shares, and 7,960 shares convertible from Preferred Stock, allocated under the Association's Employee Stock Bonus/401(k) Plan; and 39,330 shares which officers and Directors have the right to acquire through the conversion of Preferred Stock into Common Stock.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

           Elia Giusti is a director and principal stockholder of the Association and a member of the Compensation Committee. In the ordinary course of its business, the Association has made loans secured by real estate to Mr. Giusti and members of his immediate family on the same basis as comparable transactions with non-affiliated persons, including interest rates and collateral. At June 30, 1996, Mr. Giusti and members of his immediate family were indebted to the Association in the aggregate amount of $2,096,305.

           Under its former director and employee lending program, the Association made a preferential rate $920,000 first mortgage home loan to Mr. Fay. As part of its asset restructuring, the Association sold this loan to a third party investor in the fiscal year ended June 30, 1991 and agreed with Mr. Fay to pay the investor, on a monthly basis, an amount equal to the interest differential between the preferential rate paid by Mr. Fay (currently at 6 7/8%) and the stated note rate, which was a market rate at the time the loan was originated. The amount paid in the fiscal year ended June 30, 1996 by the Association to the third party investor for Mr. Fay was $13,326.

ITEM 13.  CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

           Irving P. Cohen, a director of the Association, is a partner in the law firm of Thompson Hine & Flory P.L.L. Thompson Hine & Flory has performed legal services for the Association during the fiscal year ended June 30, 1996 for which the law firm received $975.

           Under its former director and employee lending program, the Association made a $791,200 first mortgage home loan at a preferential rate to Norman E. Mains, a Director of the Association. As part of its asset restructuring, the Association sold this loan to a third party investor in the fiscal year ended June 30, 1991, and agreed with Mr. Mains to pay the investor, on a monthly basis, an amount equal to the interest differential between the preferential rate paid by Mr. Mains (currently at 6-7/8%) and the stated note rate, which was a market rate at the time the loan was originated. The amount paid in the fiscal year ended June 30, 1996 by Suncoast to a third party investor for Mr. Mains was $10,614.

           For information relating to certain transactions with members of the Compensation Committee, see "Compensation Committee Interlocks and Insider Participation".

                                     PART IV

ITEM 14.  EXHIBITS, FINANCIAL STATEMENTS, SCHEDULES AND REPORTS ON
                       FORM 8-K

              (a) The following documents are filed as part of this report:

              1. Consolidated Financial Statements, including notes in Item 8:

                                Consolidated Statements of Financial Condition
                                    Consolidated Statements of Income

                                Consolidated Statements of Stockholders' Equity
                                    Consolidated Statements of Cash Flows

                   Notes to Consolidated Financial Statements

                                    Supplementary Data

              2. Financial Statement Schedules

                                None

              3. Exhibits:

              2.1 Federal Home Loan Bank of Atlanta (the "Bank") Agreement for Advances and Security Agreement with Blanket Floating Lien between Suncoast and the Bank dated January 18, 1996

              3.1     Federal Stock Charter (1)

              3.1.1 First Supplemental Section to Section 5.B of Federal Stock Charter (7)

              3.2.1   By-laws, as amended

              3.2.2   Amendment to By-laws dated February 5, 1996

              4.1     Specimen Preferred Stock Certificate (6)

              4.2 Suncoast Underwriters' Warrant Agreement, dated July 9, 1993, between Josephthal Lyon & Ross Incorporated, Southeast Research Partners, Inc., Rodman & Renshaw Inc., and Suncoast (7)

              10.2 Lease between Hollywood Corporate Circle Associates and Suncoast dated June 19, 1989 (2)

              10.3 Fourth Addendum to Lease between Hollywood Corporate Circle Associates and Suncoast dated September 20, 1994
                      (8)

              10.3.1 Fifth Addendum to Lease between Hollywood Corporate Circle Associates and Suncoast dated December 5, 1994 (9)

              10.3.2 Sixth Amendment to Lease between Hollywood Corporate Circle Associates and Suncoast dated April 1, 1996

              10.4 Electronic Data Processing Agreement for Remote Processing Services between Computer Power, Inc. and SCG Mortgage Corporation dated December 12, 1989 (4)

              10.4.1 Microcomputer Software Maintenance and Support Agreement between Computer Power, Inc. and SCG Mortgage Corporation dated December 12, 1989 (4)

              10.4.2 Microcomputer Software License Agreement between Computer Power, Inc. and Mortgage Corporation dated December 12, 1989 (4)

              10.4.3 Master Agreement for Hardware Purchase between Computer Power, Inc. and SCG Mortgage Corporation dated December 12, 1989 (4)

              10.5 Master Agreement between Data-Link Systems, L.L.C. d/b/a Fiserv Mortgage Products Division and Suncoast, dated June 17, 1996

              10.5.1 Master Software System License Agreement, between Servantis Systems Inc. and Suncoast, dated June 26, 1996

              10.6 Deferred Compensation Plan Agreement between Suncoast and Albert J. Finch dated September 30, 1993 (8)

              10.7 Trust Agreement between Suncoast and Imperial Trust Company dated September 30, 1993 for Albert J. Finch Deferred Compensation Plan (8)

              10.7.1 Life Insurance Policy on Albert J. Finch issued by Connecticut Mutual Life Insurance Company dated July 1, 1994 (9)

              10.7.2 Amendment to Deferred Compensation Plan Agreement for Albert J. Finch dated July 15, 1996

              10.8    Restated Stock Option Plan (5)

              10.8.1 Amendment Number One to Complete Restatement of Stock Option Plan dated June 4, 1993 (7)

              10.9    Employee Stock Bonus/401(k) Plan (8)

              10.9.1 First Amendment to Employee Stock Bonus/401(k) Plan dated December 20, 1994 (9)

              10.10 Split Dollar Insurance Plan between Suncoast and Albert J. Finch dated January 8, 1991 (5)

              10.10.1 Life Insurance Policy on Albert J. Finch issued by General
                      American Life Insurance Company on November 15, 1990 (5)

              10.10.2 Amendment to Split Dollar Insurance Plan between Suncoast and Albert J. Finch dated January 28, 1992 (3)

              10.11   Supplemental Health Benefit Plan for Senior Officers (5)

              10.12 Residential Loan Servicing Agreement between Federal Deposit Insurance Corporation ("FDIC") and Suncoast effective February 1, 1995, as amended (9)

              10.13 Employment Continuation and Severance Agreement between Suncoast and Albert J. Finch dated August 28, 1996

              10.13.1 Employment Continuation Agreement between Suncoast and
                      Richard L. Browdy dated August 28, 1996

              10.13.2 Employment Continuation Agreement between Suncoast and
                      Wendy Mitchler dated August 28, 1996

              10.13.3 Amendment to Employment Continuation and Severance
                      Agreement between Suncoast and Albert J. Finch dated September 26, 1996

              10.14 Residential Mortgage Loan Servicing Agreement between Federal Deposit Insurance Corporation and Suncoast dated January 30, 1995 (9)

              10.14.1 Modification Number One of Residential Mortgage Loan
                      Servicing Agreement between FDIC and Suncoast dated March 14, 1995 (9)

              10.14.2 Modification Number Two of Residential Mortgage Loan
                      Servicing Agreement between FDIC and Suncoast dated June 15, 1995 (9)

              10.14.3 Modification Number Three of Residential Mortgage Loan
                      Servicing Agreement between FDIC and Suncoast dated June 27, 1995 (9)

              10.15 Agreement and Plan of Merger, as Amended, between BankUnited Financial Corporation and Suncoast Savings and Loan Association, FSA, dated July 15, 1996

              11.1    Computation of Shares Used for Earnings Per Share
                      Calculation

              21.1    Statement of Subsidiaries of the Association

------------------------------------------

              (1) Previously filed in the Exhibits to Pre-Effective Form OC (Docket Number 8147) filed May 20, 1993.

              (2) Previously filed in the Exhibits to Form 10-K for the Fiscal Year ended June 30, 1989 (Docket Number 8147) on September 28, 1989.

              (3) Previously filed in the Exhibits to the Form 10-K for the Fiscal Year ended June 1992 (Docket Number 8147) on September 28, 1992.

              (4) Previously filed in the Exhibits to Form 10-K for the Fiscal Year ended June 30, 1989 (Docket Number 8147) on October 30, 1990.

              (5) Previously filed in the Exhibits to the Form 10-K for the Fiscal Year ended June 30, 1991 (Docket Number 8147) on October 4, 1991.

              (6) Previously filed in the Exhibits to Pre-Effective Amendment No. 1 (Docket Number 8147) to Form OC on June 22, 1993.

              (7) Previously filed in the Exhibits to the Form 10-K for the Fiscal Year Ended June 30, 1993 (Docket Number 8147) on September 28, 1993.

              (8) Previously filed in the Exhibits to the Form 10-K for the Fiscal Year Ended June 30, 1994 (Docket Number 8147) on September 28, 1994.

              (9) Previously filed in the Exhibits to the Form 10-K for the Fiscal Year Ended June 30, 1995 (Docket Number 8147) on September 28, 1995.

(b) The Association filed one report on Form 8-K during the quarter ended September 30, 1996. The Form 8-K was filed on July 19, 1996 to report the execution by Suncoast and BankUnited of a Merger Agreement dated July 15, 1996.

                                    SIGNATURE

       Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.


Suncoast Savings and Loan Association, FSA




By:    S/  ALBERT J. FINCH                   Date:     SEPTEMBER 26, 1996
       ------------------------------------            ------------------
       Albert J. Finch
       President
       Chairman of the Board of Directors
       and Chief Executive Officer




By:    S/  RICHARD L. BROWDY                 Date:     SEPTEMBER 26, 1996
       ------------------------------------            ------------------
       Richard L. Browdy
       Senior Vice President,
       Chief Financial Officer and
       Chief Accounting Officer

                                    SIGNATURE

       Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.


Suncoast Savings and Loan Association, FSA


By:    S/  ALBERT J. FINCH                      Date:     SEPTEMBER 26, 1996
       -------------------------------------              ------------------
       Albert J. Finch
       President
       Chairman of the Board of Directors
       and Chief Executive Officer


By:    S/  ELIA J. GIUSTI                       Date:     SEPTEMBER 26, 1996
       -------------------------------------              ------------------
       Elia J. Giusti
       Director


By:    S/  SUMNER G. KAYE                       Date:     SEPTEMBER 26, 1996
       -------------------------------------              ------------------
       Sumner G. Kaye
       Director

                                    SIGNATURE

       Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.


Suncoast Savings and Loan Association, FSA


By:    S/  WILLIAM E. HAMMONDS                Date:     SEPTEMBER 26, 1996
       -------------------------------------            ------------------
       William E. Hammonds
       Vice Chairman

                                    SIGNATURE

       Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.


Suncoast Savings and Loan Association, FSA


By:    S/  IRVING P. COHEN                     Date:     SEPTEMBER 26, 1996
       -------------------------------------             ------------------
       Irving P. Cohen
       Director

                                    SIGNATURE

       Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.


Suncoast Savings and Loan Association, FSA


By:    S/  PAUL B. FAY, JR.                    Date:     SEPTEMBER 26, 1996
       ---------------------------------                 ------------------
       Paul B. Fay, Jr.
       Director

                                    SIGNATURE

       Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.


Suncoast Savings and Loan Association, FSA


By:    S/  NORMAN E. MAINS                    Date:     SEPTEMBER 26, 1996
       ----------------------------------               ------------------
       Norman E. Mains
       Director

                                    SIGNATURE

       Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.


Suncoast Savings and Loan Association, FSA


By:    S/  WALTER SWEETING                        Date:     SEPTEMBER 26, 1996
       ----------------------------------                   ------------------
       Walter Sweeting
       Director

                                                                      APPENDIX D



                          OFFICE OF THRIFT SUPERVISION
                             WASHINGTON, D.C. 20552

                                    FORM 10-Q

                Quarterly Report Under Section 13 or 15(d) of the

                         Securities Exchange Act of 1934

For Quarter Ended: September 30, 1996                       Docket Number 8147


                   SUNCOAST SAVINGS AND LOAN ASSOCIATION, FSA
                   ------------------------------------------
               (Exact name of registrant as specified in charter)


        Florida                                             59-2383531
      ------------                                         -------------
(State or other jurisdiction of                         (I.R.S. Employer
incorporation or organization)                          Identification No.)


4000 Hollywood Boulevard, Hollywood, Florida            33021
--------------------------------------------          ----------
(Address of principal executive offices)              (Zip Code)


Registrant's telephone number, including area code: (305) 981-6400

Former name, former address and former fiscal year, if changed since last report:

                                (Not Applicable}

Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Sections 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.

                                    Yes [X]  No[ ]

On November 1, 1996, 2,197,930 shares of common stock of the Registrant were outstanding.

                   SUNCOAST SAVINGS AND LOAN ASSOCIATION, FSA

                                    FORM 10-Q

                                      INDEX

DESCRIPTION
                                                                           PAGE
Part I.   FINANCIAL INFORMATION                                            ----

Item 1.   Financial Statements:

            1.    Consolidated Statements of Financial
                  Condition as of September 30, 1996 (Unaudited)
                  and June 30, 1996                                          3

            2.    Consolidated Statements of Operations [Unaudited),
                  Three months ended September 30,1996
                  and 1995                                                   4

            3.    Consolidated Statements of Cash Flow (Unaudited),
                  Three months ended September 30,1996 and 1995              5

            4.    Notes to Unaudited Consolidated Financial
                  Statements                                               6-7

Item 2.   Management's Discussion and Analysis of
          Financial Condition and Results of Operations                   8-20

Part II.  OTHER INFORMATION                                                 21

SIGNATURE PAGE                                                              22


           SUNCOAST SAVINGS AND LOAN ASSOCIATION, FSA AND SUBSIDIARIES
                 CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION

                                                                                    SEPT. 30,
                                                                                      1996        JUNE 30,
                                                                                   (UNAUDITED)       1996
                                                                                   ----------     ---------
                                      ASSETS                                             (In thousands)

Cash and cash equivalents:
 Cash and amounts due from depository institutions                                  $   4,588      $  1,260
 Interest-earning deposits                                                              1,430           622
                                                                                   ----------     ---------
   Total cash and cash equivalents                                                      6,018         1,882
                                                                                   ----------     ---------
Repurchase agreements                                                                  15,000
Federal Home Loan Bank Stock                                                            3,075         3,875
Loans receivable:
 In portfolio                                                                         330,781       320,828
 Held for sale, sold under commitments                                                  4,208         6,730
                                                                                   ----------     ---------
   Total loans receivable, net                                                        334,989       327,558
                                                                                   ----------     ---------
Mortgage-backed securities available for sale                                          18,196        18,391
Loan servicing assets:
 Purchased mortgage servicing rights                                                    9,396         9,525
 Originated mortgage servicing rights                                                     747           834
 Premiums on the sale of loans                                                          1,311         1,359
                                                                                   ----------     ---------
   Total loan servicing assets                                                         11,454        11,718
                                                                                   ----------     ---------
Accrued interest and dividends receivable                                               3,065         3,042
Real estate owned, net                                                                    245           261
Amounts due from purchasers of loans and loan servicing rights                            128        19,883
Office properties and equipment                                                         6,787         6,640
Other assets                                                                           10,446         9,319
                                                                                   ----------     ---------
                                                                                    $ 409,403     $ 402,569
                                                                                   ==========     =========

                      LIABILITIES AND STOCKHOLDERS' EQUITY

Deposits                                                                            $ 298,461     $ 301,201
Advances by borrowers for taxes and insurance                                           4,063         3,138
Advances from Federal Home Loan Bank and other borrowings                              73,310        68,500
Deferred income taxes                                                                       0           107
Principal and interest payable on loans serviced for others                               105           274
Other liabilities                                                                       8,794         3,811
                                                                                   ----------     ---------
  Total liabilities                                                                   384,733       377,031
                                                                                   ----------     ---------

Commitments and contingencies
Stockholders' equity:
Preferred stock - $5.00 par value; 1,000,000 shares authorized;
 920,000 shares issued and outstanding                                                  4,600         4,600
Common stock - $1.10 par value; 5,000,000 shares authorized; 2,197,930 shares
 and 1,996,930 shares, respectively, issued and outstanding                             2,418         2,197
Additional paid-in capital                                                             17,657        17,295
Retained earnings                                                                         301         1,642
                                                                                   ----------     ---------
                                                                                       24,976        25,734

Unrealized gain (loss) on mortgage-backed securities available for sale, net of
 deferred income taxes                                                                   (306)         (196)
                                                                                   ----------     ---------
   Total stockholders' equity                                                          24,670        25,538
                                                                                   ----------     ---------
                                                                                    $ 409,403     $ 402,569
                                                                                   ==========     =========

   The accompanying notes are an integral part of these financial statements.


           SUNCOAST SAVINGS AND LOAN ASSOCIATION, FSA AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                                   (UNAUDITED)

                                                                 THREE MONTHS ENDED
                                                                   SEPTEMBER 30,
                                                                  1996        1995
                                                               --------    --------
                                                        (In thousands, except per share data)

Interest income:
 Loans                                                          $ 6,600     $ 3,138
 Mortgage-backed securities                                         379       2,738
 Repurchase agreements and investments                              256         561
 Premiums on the sale of loans                                       30          34
 Other                                                               48         299
                                                               --------    --------
                                                                  7,313       6,770
                                                               --------    --------
Interest expense:
 Deposits                                                         3,442       3,981
 Short-term borrowings                                              972         614
 Long-term borrowings                                                25
                                                               --------    --------
                                                                  4,439       4,595
                                                               --------    --------
Net interest income before provision for loan losses              2,874       2,175
Provision for loan losses                                            12
                                                               --------    --------
Net interest income after provision for loan losses               2,862       2,175
                                                               --------    --------
Other income (expense):
 Loan servicing fees                                              1,412       1,536
 Amortization of loan servicing assets                             (466)       (300)
                                                               --------    --------
 Loan servicing income                                              946       1,236
 Gains on the sale of loans and loan servicing assets, net          222          14
 Gains on the sale of mortgage-backed securities, net                         1,213
 Other                                                              226         277
                                                               --------    --------
                                                                  1,394       2,740
                                                               --------    --------
Non-interest expenses:
 Employee compensation and benefits                               1,715       1,627
 Occupancy and equipment                                            739         731
 Provision for losses on real estate                                 16
 Other                                                            1,161       1,437
 Assessment to recapitalize Savings Association Insurance Fund    2,317
                                                               --------    --------
                                                                  5,948       3,795
                                                               --------    --------
Income before taxes                                              (1,692)      1,120
(Benefit from) provision for income taxes                          (626)        414
                                                               --------    --------
Net (loss) income                                              $ (1,066)    $   706
                                                               ========    ========

Net (loss) income                                                (1,066)        706
Preferred stock dividends                                           276         276
                                                               --------    --------
(Loss) earnings available to common stockholders                $(1,342)    $   430
                                                               ========    ========
(Loss) earnings per common share:
 Primary                                                        $ (0.62)    $  0.20
 Fully diluted                                                  $ (0.62)    $  0.19
Weighted-average common and common equivalent shares:
 Primary                                                          2,160       2,140
 Fully diluted                                                    3,710       3,680


   The accompanying notes are an integral part of these financial statements.


           SUNCOAST SAVINGS AND LOAN ASSOCIATION, FSA AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF CASH FLOW
                                   (UNUADITED)

                                                                                                 Three months ended
                                                                                                    September 30

                                                                                                  1996            1995
                                                                                              ---------        ---------
    CASH FLOWS FROM OPERATING ACTIVITIES:                                                            (In thousands)
    Net (loss) income                                                                         $  (1,065)       $     706
    Adjustments to reconcile net income to net cash provided by (used in)
        operating activities:
     Depreciation and amortization of office properties and equipment                               296              283
     (Benefit from) provision for income taxes                                                     (626)             414
     Accretion of deferred loan fees                                                                (61)             (45)
     Amortization of purchased and originated mortgage servicing rights                             379              255
     Amortization of premiums on the sale of loans                                                   48               45
     Amortization of discounts and premiums, net                                                     67             (136)
     Net decrease (increase) in loans receivable held for sale                                    2,532           (2,304)
     Provision for loan losses                                                                       12
     Provision for losses on real estate                                                             16
     Net decrease in amounts due from purchasers of loans and loan servicing rights              19,755              254
     Increase in amounts due for purchases of mortgage securities                                                 48,634
     Gains on the sale of loans and loan servicing assets, net                                     (222)             (14)
     Gains on the sale of mortgage-backed securities                                                              (1,212)
     Increase in accrued interest and dividends receivable                                          (23)            (496)
     Increase in other assets                                                                   ( 1,135)            (231)
     Increase (decrease) in other liabilities                                                     5,398           (3,412)
     Other                                                                                            8                8
                                                                                              ---------        ---------
    Net cash provided by (used in) operating activities                                          25,379           42,749
                                                                                              ---------        ---------
    CASH FLOWS FROM INVESTING ACTIVITIES:
     Net increase in loans receivable in portfolio                                               (9,909)         (34,379)
     Principal repayments of mortgage-backed securities                                              20            4,361
     Purchase of mortgage-backed securities                                                                     (149,307)
     Proceeds from sales of mortgage-backed securities                                                           117,158
     Purchase of repurchase agreements                                                          (15,000)      (1,870,000)
     Proceeds from maturities of repurchase agreements                                                         1,935,000
     Capital (expenditures) dispositions, net                                                      (443)            (115)
     (Decrease) increase in originated mortgage servicing rights                                     45              (68)
     Payments for purchased mortgage servicing rights                                              (208)
     Proceeds from sales of purchased servicing rights and premiums on the sale of loans            150
     Proceeds from sale of real estate owned                                                                         285
     Purchase of Federal Home Loan Bank stock                                                     2,900
     Proceeds from redemption of Federal Home Loan Bank stock                                    (2,100)
                                                                                              ---------        ---------
    Net cash provided by (used in) investing activities                                         (24,545)           2,935
                                                                                              ---------        ---------
    CASH FLOWS FROM FINANCING ACTIVITIES:
     Net decrease in deposits                                                                    (2,740)         (21,529)
     Increase in advances by borrowers for taxes and insurance                                      925              318
     Advances from Federal Home Loan Bank                                                       108,500
     Repayments of advances and other borrowings from Federal Home Loan Bank, net              (118,000)
     Proceeds from (repayments of) other borrowings, NET                                         14,310          (63,623)
     Proceeds from issuance of common stock                                                         583               14
     Cash dividends paid on preferred stock                                                        (276)            (276)
                                                                                              ---------        ---------
    Net cash (used in) provided by financing activities                                           3,302          (85,096)
                                                                                              ---------        ---------
    Net (decrease) increase in cash and cash equivalents                                          4,136          (39,412)
    Cash and cash equivalents at beginning of period                                              1,882           43,770
                                                                                              ---------        ---------
    Cash and cash equivalents at end of period                                                $   6,018          $ 4,358
                                                                                              ---------        ---------
    Supplemental disclosures of cash flow information:
     Cash paid for interest                                                                   $   4,293          $ 4,867
     Cash paid for income taxes, net of refunds received                                           -0-                 1
    Supplemental non-cash activities:
     REO obtained through foreclosure                                                        $     -0-           $  -0-

   The accompanying notes are an integral part of these financial statements.

                   SUNCOAST SAVINGS AND LOAN ASSOCIATION, FSA
              NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

( 1 ) ACCOUNTING PRINCIPLES

            The unaudited interim consolidated financial statements of Suncoast Savings and Loan Association, FSA ("Suncoast") presented herein should be read in conjunction with the audited consolidated financial statements of Suncoast for the fiscal year ended June 30, 1996 and the footnotes to such statements.

            The Consolidated Statement of Financial Condition as of September 30, 1996 and the Consolidated Statements of Operations for the three months ended September 30, 1996 and 1995 and the Consolidated Statements of Cash Flows for the three months ended September 30, 1996 and 1995 are unaudited, but in the opinion of management reflect all adjustments (none of which was other than a normal recurring accrual) which are necessary to a fair statement of the results for the interim periods presented. Interim results are not necessarily indicative of the results to be expected for the entire year.

            Certain amounts reported in prior periods' financial statements have been reclassified to conform to classifications used for the period ended September 30, 1996.

(2) EARNINGS (LOSS) PER COMMON SHARE

            Earnings (loss) per share is computed on the basis of the weighted average number of common shares outstanding during the period plus common stock equivalents applicable to stock options. When dilutive, fully diluted earnings
(loss) per common share is derived as follows: Earnings (loss) available to common shareholders are increased by preferred dividends paid eliminated upon conversion of the preferred shares to common shares. This remainder is divided by the sum of the average number of common shares outstanding for the period plus the added common shares that would have been outstanding if: (a) all of the outstanding preferred shares had been converted into common shares at the beginning of the period and (b) all stock options granted that have economic value were exercised at the beginning of the period, and the related funds that would have been received by Suncoast upon such exercise were used to repurchase outstanding common shares.

(3) ASSESSMENT TO RECAPITALIZE THE SAVINGS ASSOCIATION INSURANCE FUND ("SAIF")

            On September 30, 1996, Congressional legislation was enacted to recapitalize the SAIF and to merge the fund into the Bank Insurance Fund ("BIF"). Both SAIF and BIF are administered by the Federal Deposit Insurance Corporation ("FDIC"). As a result of the legislation, Suncoast has been assessed $2,317,000 which has been accrued as an expense at September 30, 1996 and will be paid on November 27, 1996.

(4) PENDING MERGER

            On July 15, 1996, Suncoast entered into a definitive agreement to be acquired by BankUnited Financiai Corporation ("BankUnited"). Under terms of the agreement one share of BankUnited Class A Common Stock will be issued for each share of Suncoast Common Stock. Each share of Suncoast Preferred Stock will be exchanged for a new issue of BankUnited Preferred Stock having substantially similar terms as the Suncoast Preferred Stock. The transaction has now been approved by stockholders of both Suncoast and BankUnited and has received all regulatory approvals. The merger is expected to be effective on November 15, 1996.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

            Suncoast Savings and Loan Association, FSA ("Suncoast") is engaged primarily in community banking and loan servicing activities. Suncoast provides community banking services primarily in Dade, Broward and Palm Beach counties in Florida. Community banking consists primarily of attracting checking and savings deposits from the public in a localized market area and investing such deposits, together with borrowings and other funds, in various types of loans and other permitted investments. In connection with its community banking activities, Suncoast originates and purchases for its own portfolio both residential and commercial real estate loans.

            Suncoast's mortgage loan servicing activities include processing loan payments, remitting principal and interest to investors, administering escrow funds and providing other services in the administration of mortgage loans. Suncoast is an approved seller/servicer for the Government National Mortgage Association ("GNMA"), the Federal Home Loan Mortgage Corporation ("FHLMC") and Fannie Mae ("FNMA"). Suncoast also services loans under contracts with the Federal Deposit Insurance Corporation ("FDIC") and other financial institutions.

            Suncoast operates six savings branches in Broward and Palm Beach County, Florida. It is regulated and examined by the Office of Thrift Supervision ("OTS") and the FDIC, and its deposit accounts are insured up to the applicable limits by the FDIC.

            Suncoast's fiscal years ended on June 30, 1997 and 1996 are referred to as "Fiscal 1997" and "Fiscal 1996" in this discussion.

PROPOSED MERGER

            On July 15, 1996, Suncoast and BankUnited Financiai Corporation, a Florida corporation ("BankUnited"), entered into an Agreement and Plan of Merger (the "Agreement and Plan of Merger"), providing for the merger (the "Merger") of Suncoast into BankUnited, FSB, a wholly-owned subsidiary of BankUnited. Pursuant to the terms of the Agreement and Plan of Merger, BankUnited, FSB will be the surviving corporation of the Merger.

            Upon completion of the Merger, (i) each issued and outstanding share of Common Stock, par value $1.10 per share, of Suncoast (the "Suncoast Common Stock") will be converted into the RIGHT TO RECEIVE one share of Series I Class A BankUnited Common Stock ("BankUnited Common Stock") and (ii) each issued and outstanding share of Series A NonCumulative Convertible Preferred Stock of Suncoast (the "Suncoast Preferred Stock") will be converted into the right to receive one share of a new series of preferred stock of BankUnited to be authorized by the Board of Directors of BankUnited and to have rights and preferences substantially similar to those of the Suncoast Preferred Stock ("New BankUnited Preferred Stock").

            The Merger has been approved by the Office of Thrift Supervision ("OTS"), and by the stockholders of both Suncoast and BankUnited and is scheduled to occur on November 15, 1996. Completion of the Merger is subject to certain conditions, including: (a) the absence of any event, occurrence or circumstance that would constitute a Material Adverse Effect (as defined in the Agreement and Plan of Merger) on either Suncoast or BankUnited and (b) other conditions to closing customary in a transaction of this type.

FACTORS AFFECTING EARNINGS

            Suncoast's operating strategy is that of a community bank and focuses on enhancing net interest income and servicing revenues. As a result of this strategy, Suncoast's net interest income has grown in relation to other income sources in the three months ended September 30, 1996 as compared to the three months ended September 30, 1996. Starting in Fiscal 1995, Suncoast has gradually replaced assets invested in its mortgage banking operations, primarily its inventory of loans available for sale, with investments in mortgage-backed securities, repurchase agreements, and loans originated or purchased for portfolio. Suncoast's strategy restructured its assets initially into interest-bearing assets with minimal credit risk until it could reinvest funds previously used to finance its mortgage banking activities into portfolio loans. In addition, this strategy allowed Suncoast to shift its assets to those with lower risk weights under the risk based capital regulations enabling Suncoast to increase both its assets and deposits and, accordingly, its net interest income, while remaining well capitalized under such regulations.

            During the first quarter of Fiscal 1996, Suncoast sold portions of its mortgage-backed securities portfolio due to favorable market conditions and its ability to apply the proceeds to the purchase and origination of high quality residential and commercial real estate loans for investment and recorded gains from these sales of $1.2 million. At September 30, 1996, $18.2 million of mortgage-backed securities remained available for sale. In completing this restructuring, Suncoast not only reduced its interest rate risk, but increased its net interest income by shifting from longer term fixed rate mortgage-backed securities to higher yielding adjustable rate loans receivable.

            The following table sets forth for the periods indicated the amounts and percentages of Suncoast's total income represented by each source (dollars in thousands):

                                                                           THREE MONTHS ENDED SEPTEMBER 30,
                                                                      -----------------------------------------
                                                                             1996                  1995
                                                                      -----------------------------------------
                                                                       AMOUNT     %           Amount       %
                                                                      -------   ------       -------    ------

    Net interest income before provision for loan losses              $ 2,874    67.3%       $ 2,175     44.3%
    Loan servicing income                                                 946    22.2          1,236     25.2
    Gains on the sale of loans and loan servicing assets, net             222     5.2             14       .3
    Gains on the sale of mortgage-backed securities                        --     --           1,213     24.7
    Other                                                                 226     5.3            277      5.5
                                                                      -------   ------       -------    ------
    Total                                                             $ 4,268   100.0%       $ 4,915    100.0%
                                                                      =======   ======       =======    ======

            Net interest income is the difference between interest income received on Suncoast's interest-earning assets (principally loans, investments, mortgage-backed securities and premiums on the sales of loans) and interest expense paid on its interest-bearing liabilities (principally deposits, Federal Home Loan Bank ("FHLB") advances, and other borrowings). Suncoast also periodically realizes other income from its other mortgage-related and real estate activities, which is included in the "Other" category in the table above.

            RECAPITALIZATION OF THE SAVINGS ASSOCIATION INSURANCE FUND ("SAIF"). Suncoast pays deposit insurance premiums to the SAIF. SAIF and its counterpart for commercial banks, the Bank Insurance Fund ("81F"), were previously assessed deposit insurance premiums at the same rate. However, in 1995, the FDIC twice reduced deposit insurance premiums for most BIF-insured banks so the minimum annual assessment applicable to BIF deposits effective January 1, 1996 is $2,000 as compared to a 23 basis point assessment rate for SAIF deposits. This disparity between BIF and SAIF in assessment rates placed Suncoast and most thrifts at a competitive disadvantage to institutions whose deposits are exclusively or primarily BlF-insured (such as most commercial banks).

            On September 30, 1996, Congress enacted legislation to recapitalize the SAIF and bridge the premium disparity between BIF and SAIF insured institutions. This legislation authorized the FDIC to assess all SAIF member institutions, including Suncoast, a one-time fee of 65.7 basis points on the amount of SAIF deposits held by the member institutions at March 31, 1995. This assessment to Suncoast is approximately $2.3 million and is to be paid on November 27, 1996. Suncoast recorded the assessment on September 30, 1996, which significantly reduced earnings for the first quarter of Fiscal 1997.

            ASSET/LIABILITY MANAGEMENT. The assets and liabilities of Suncoast are managed to provide an optimum and stable net interest margin, after-tax return on assets and return on equity capital. Management, in implementing Suncoast's asset/liability management policy, attempts to minimize the interest rate risk, credit risk, solvency risk and liquidity risk to Suncoast. Suncoast's Asset/Liability Committee, which meets on a weekly basis and conducts scheduled reviews of various indicators and other risk criteria, has the responsibility to monitor interest rate risk, devise strategies to adjust interest rate risk and enhance capital and operational effectiveness, monitor and set targets for loan originations, purchases and sales and securities purchases, and establish pricing on all deposit products. Suncoast's asset and liability strategy seeks to achieve an optimum return on assets while assuming acceptable amounts of credit and interest rate risk with the goal of reasonable returns on investments relative to the risks assumed. Management balances these goals by minimizing credit risk through strict underwriting standards and policies while accepting moderate interest rate risk. While Suncoast accepts moderate levels of interest rate risk in its loan and investment portfolio, it generally seeks to limit interest rate risk by maintaining adjustable-rate assets and through the ongoing sale into the secondary mortgage market of all loans originated or purchased for sale.

            The Suncoast Board of Directors has established an interest rate risk policy to monitor the effect of interest rate risk in accordance with rules issued by the OTS. Management has implemented this policy with quarterly measurements. Management considers these measurements in its strategies to enhance capital and operational effectiveness.

            GAP TABLE. The interest rate sensitivity of Suncoast can also be measured by matching its assets and liabilities, analyzing the extent to which such assets and liabilities are interest rate sensitive and by monitoring the resulting "gap" position. An asset or liability is rate sensitive within a specific time period if it will mature or reprice within that period. The interest sensitivity gap is defined as the difference between the amount of interest-earning assets anticipated, based upon certain assumptions, to mature or reprice within a specific time period and the amount of interest-bearing liabilities anticipated to mature within that time period. A gap is considered positive when the amount of interest rate sensitive assets maturing within a specific time frame exceeds the amount of interest rate sensitive liabilities maturing within that same time frame.. Accordingly, in a rising interest rate environment, an institution with a positive gap would generally be expected, absent the effects of other factors, to experience a greater increase in the yield of its assets relative to the cost of its liabilities. Conversely, the cost of funds for an institution with a positive gap would generally be expected to decline less quickly than the yield on its assets in a falling interest rate environment. Changes in interest rates generally have the opposite effect on an institution with a "negative" gap. During a rising interest rate environment, Suncoast's negative gap position would generally be expected, absent the effect of other factors, to result in decreased net interest income as the increase in the cost of its liabilities would exceed the increase in the yield on its assets. As of September 30, 1996, Suncoast had a negative cumulative one-year gap of $17.5 million or 4.28% of total assets.

            The following table sets forth the amounts of interest-earning assets and interest-bearing liabilities outstanding at September 30, 1996, which are anticipated, based upon certain assumptions described in the following paragraph, to reprice or mature in each of the future time periods shown. Certain weaknesses are inherent in this method of analysis. As an example, certain assets and liabilities may have similar maturity and repricing periods, but may react in different degrees to changes in market interest rates. Prepayment and early withdrawal penalties would likely deviate significantly from those assumed in calculating the table in the event of a change in interest rates.

                             (Dollars in thousands)

                                                           OVER       OVER      OVER       OVER
                                                           ONE        THREE     FIVE      SEVEN
                                              WITHIN      YEAR TO    YEARS TO  YEARS TO  YEARS TO
                                                ONE        THREE       FIVE     SEVEN     THIRTY
                                              YEAR(1)      YEARS       YEARS    YEARS      YEARS     TOTAL
                                             ---------   ---------   --------  -------   -------   --------

Interest-earning assets                      $ 261,465   $  86,646   $ 10,716  $ 4,911   $ 9,790   $373,528

Interest-bearing liabilities                   279,002      50,648     15,582    7,625    18,914   $371,771
                                             ---------   ---------   --------  -------   -------   --------
Excess (deficit) of interesting assets
 over interest-bearing liabilities .         $ (17,537)  $  35,998   $ (4,866) $(2,714)  $(9,124)  $  1,757
                                             =========   =========   ========  =======   =======   ========

(1 ) Loans held for sale are included in this category because they are held by Suncoast for less than six months. The maturity dates of the loans range from seven to 30 years.

            On September 30, 1996 and June 30, 1996, approximately 63.9% and 68.9%, respectively, of Suncoast's total loans receivable were loans which mature or reprice within one year.

            Within the preceding table, interest-earning assets and interest-bearing liabilities with no contractual maturities are included in the "within one year" category. Premiums on the sale of loans are included as an interest earning asset in the gap table, but do not have a stated contractual yield. Investments in purchased mortgage servicing rights ("PMSRs") and originated mortgage servicing rights ("OMSRs") which yield servicing fee income, and escrow and custodial accounts deposited with Suncoast, are not considered interest sensitive.

            In preparing the preceding table, certain assumptions have been made with regard to prepayments on first mortgage loans and mortgage-backed securities. The prepayment assumptions used were obtained from publicly available mortgage prepayment rate tables. These sources provide assumptions which correlate to recent actual repricings experienced in the marketplace. These assumptions are that fixed-rate, single-family residential loans will reprice according to their scheduled amortization and that Suncoast will experience average annual prepayments of approximately the following percentages on fixed-rate loans according to the original term to maturity as follows:
30-year maturity, 8%; 1 5-year maturity, 10%; and seven and five year balloon, 15%. The assumptions provided by the mortgage prepayment rate tables should not be regarded as indicative of the actual repricings that may be experienced by Suncoast. Decay rates are assumed to indicate the annual rate at which an interest-bearing liability will be withdrawn in favor of an account with a more favorable interest rate. Decay rates have been assumed by Suncoast for NOW accounts, passbook and money market deposits and are the most recent national assumptions published by the OTS. The assumptions used at the dates indicated, although standardized, may not be indicative of actual withdrawals and repricing experienced by Suncoast. Annual percentage decay rate assumptions used for the table are as follows:

                                                                         MORE
                       WITHIN        1-3         3-5         5-7         THAN
                       1 YEAR        YEARS       YEARS       YEARS       7 YEARS
                       ------        -----       -----       -----       -------
Passbook               17%           17%         16%         16%         14%
NOW                    37            32          17          17          17
Money market           40            40          40          40          40

            All other assets and liabilities have been repriced based on the earlier of repricing or contractual maturity.

            YIELDS EARNED AND RATES PAID. The following table provides information relating to the categories of Suncoast's interest-earning assets and interest-bearing liabilities for the periods indicated. All yield and rate information is calculated on an annualized basis. Yield and rate information for a period is average information for the period calculated by dividing the income or expense item for the period by the average balances during the period of the appropriate balance sheet item. Net interest margin is net interest income divided by average interest-earning assets. Non-accrual loans are included in asset balances for the appropriate periods, whereas recognition of interest on such loans is discontinued and any remaining accrued interest receivable is reversed in conformity with federal regulations. The yields and net interest margins appearing in the following table have been calculated on a pre-tax basis.


                                                      THREE MONTHS ENDED SEPTEMBER 30,
                                      ------------------------------------------------------------------
                                                      1996                             1995
                                          AVERAGE             YIELD/      AVERAGE                 YIELD/
                                          BALANCE   INTEREST  RATE        BALANCE     INTEREST     RATE
                                      -----------  --------- -------     --------     --------    ------
                                                              (Dollars in thousands)

Interest-earning assets:
Interest-earning deposits                  3,460   $     48    5.51$    $  19,677    $    299      6.03%
Repurchase agreements and investments     17,380        256    5.85%       37,662         561      5.91%
                                      ----------   --------             ---------    --------
Sub-total                                 20,840        304    5.79%       57,339         860      5.95%
                                      ----------   --------             ---------    --------
Loans receivable                         328,108      6,600    8.05%      146,249       3,138      8.58%
Mortgage-backed securities                23,034        379    6.58$      163,642       2,738      6.69%
Other interest-earning assets              1,329         30    9.00%        1,513          34      8.99%
                                      ----------   --------             ---------    --------
Total interest-earning assets          $ 373,311   $  7,313    7.83%      368,743     $ 6,770      7.34%
                                      ==========   ========             =========    ========
Interest-bearing liabilities:
Deposits                                $295,109   $  3,442    4.63%    $ 325,134     $ 3,981      4.86%
                                      ----------   --------             ---------    --------
Advances from F1HLB                       61,685        849    5.39%       25,000         399      6.25%
Other borrowings                          10,716        148    5.42%       14,085         215      5.97%
                                      ----------   --------             ---------    --------
Sub-total                                 72,401        997    5.39%       39,085         614      6.15%
                                      ----------   --------             ---------    --------
Total interest-bearing liabilities     $ 367,510   $  4,439    4.79%    $ 364,219     $ 4,595      5.01%
                                      ==========   ========             =========    ========
Net interest income/interest
  rate spread                                      $ 2,874     3.04%                  $ 2,175      2.33%
                                                   ========                          ========
Net interest-earning assets/net
interest-margin                        $ 373,311   $ 2,874     3.13%    $ 368,743     $ 2,175      2.36%
                                      ==========   ========             =========    ========

            The increase in the interest rate spread for the three months ended September 30, 1996 as compared to the three months ended September 30, 1995 is primarily attributable to a change in Suncoast's asset mix as funds previously invested in mortgage-backed securities were reinvested in higher yielding primary adjustable rate residential and commercial mortgages. Suncoast's yields and costs, however, have generally followed the financial markets.

            RATE/VOLUME ANALYSIS. The following table describes the extent to which changes in interest rates and changes in volume of interest-related assets and liabilities have affected Suncoast's interest income and expense during the three month periods ended September 30, 1996, 1995 and 1994. For each category of interest-earning asset and interest-bearing liability, information is provided on changes attributable to changes in volume (changes in volume multiplied by prior year rates) and changes in rate (changes in rate multiplied by prior year volume). Rate-volume variances (change in rate multiplied by the change in volume) have been allocated to the change in volume. All amounts are in thousands.

                                              THREE MONTHS ENDED SEPTEMBER 30
                                                        1996 VS. 1995
                                                 INCREASE (DECREASE) DUE TO
                                               -----------------------------
                                                 VOLUME     RATE      TOTAL
                                                -------    ------   --------
 Interest-earning assets:
 Loans                                         $ $3,658    $(196)   $ 3,462
 Mortgage-backed securities                      (2,314)     (45)    (2,359)
 Premiums on the sale of loans                       (4)      --         (4)
 FHLB stock and interest-earning deposits          (532)     (24)      (556)
                                                -------   ------   --------
 Net increase (decrease) in interest on
 interest-bearing assets                            808     (265)       543
                                                -------   ------   --------
 Interest-bearing liabilities:
 Deposits                                          (350)    (189)      (539)
 Borrowings and FHLB advances                       459      (76)       383
                                                -------   ------   --------
 Net increase (decrease) in interest
 on interest-bearing liabilities                    109     (265)      (156)
                                                -------   ------   --------
 Net increase (decrease) in net
 interest income before provision
  for loan losses                                 $ 699    $  --      $ 699
                                                =======   ======   ========

            LOAN SERVICING INCOME. Loan servicing income includes fees received for servicing loans less amortization and valuation adjustments of loan servicing assets. Loan servicing -assets consist of PMSRs, OMSRs and premiums on the sale of loans. Premiums on the sales of loans represent the present value of the future cash flows to be received in excess of the normal servicing fee, which are recorded as gains on the sale of loans at the time the sales occur.

            The value of loan servicing assets can be materially affected by economic forces not within the control of Suncoast. For example, Suncoast is subject to the risk that declines in the interest rates for mortgage loans will diminish its servicing portfolio as borrowers refinance or otherwise prepay higher rate loans. Management, however, seeks to reduce the risk of declining interest rates on its loan servicing portfolio by implementing various asset/liability management techniques and amortizing the assets. See "Asset and Liability Management," above.

            Prior to July 1, 1995, Suncoast did not purchase or accumulate any servicing assets due in part to regulatory changes which placed restrictions on the value and amount of PMSRs that could be included in the calculation of regulatory capital. PMSRs and premiums on the sale of loans remaining from prior years, however, have continued to be amortized over the remaining anticipated life of the loans. In amortizing its loan servicing assets, and determining the carrying value of these assets, Suncoast uses certain assumptions, including the estimated prepayment rate on the mortgage loans being serviced. These estimates are reviewed in connection with the preparation of quarterly and year-end financial statements, and, if the estimated prepayment rates are too low, the values of the assets are adjusted downward and the adjustments are recorded as an expense. On an annual basis, PMSRs and OMSRs are also valued by an independent firm with the necessary expertise to perform such valuation and, if required by the valuation, the carrying value of the PMSRs and OMSRs is reduced to fair market value. No adjustments of PMSRs, OMSRs or premiums on the sale of loans were required in the three month periods ended September 30, 1996 and 1995.

            On July 1, 1995, Suncoast adopted Statement of Financial Accounting Standards No. 122 ("FAS 122"), "Accounting for Mortgage Servicing Rights." With its adoption of FAS 122, Suncoast has retained the servicing rights on most of the loans that it subsequently originated and sold, and capitalized as OMSRs the normal servicing fee to be received over the life of each loan at its fair value. The adoption of FAS 122 resulted in aggregate additional realized net gains of approximately $165,000 and $120,000($104,500 and $76,000, net of tax) on the sale of loans during the three months ended September 30, 1996 and 1995, respectively.

            Suncoast's loan servicing portfolio (including subservicing, but excluding loans owned by Suncoast) at June 30, 1996 and September 30, 1996 totaled approximately $1.2 billion. Unlike servicing generally, subservicing contracts are not considered an investment in loan servicing rights for financial reporting purposes. Subservicing contracts allow Suncoast to utilize existing operational capabilities without incurring additional capital investment in servicing rights or the interest rate risk associated with these rights.

            The amount of subservicing fees generated by Suncoast from the FDIC is dependent upon the amount of assets which come under its control, the length of time such assets are owned by the FDIC and other factors generally beyond the control of Suncoast. The amount of subservicing fees from the FDIC declined due to the sale by the Resolution Trust Corporation ("RTC"), the FDIC's predecessor, of the majority of the loans under its control prior to the phase out of the RTC's operations in December 1995. At September 30, 1996, the subservicing portfolio declined to approximately $397.5 million from $462.7 million at June 30, 1996, with FDIC loans serviced declining from $208.2 million to $187.8 million. Included in the subservicing portfolio at September 30, 1996 is approximately $13.8 million of loans serviced under a sales agreement the servicing rights of which will be transferred to the purchaser in the second quarter of Fiscal 1997.


            The portfolio of Suncoast owned servicing rights decreased from $698.8 million at June 30, 1996 to $695.5 million at September 30, 1996 primarily as a result of net repayments. During the three months ended September 30, 1996, Suncoast purchased approximately $200,000 of loan servicing rights, representing approximately $16.0 million in principal loan balances, and capitalized approximately $165,000 in OMSRs, representing $12.4 million in principal loan balances. During the three months ended September 30, 1996, Suncoast also recorded $38,000 in premiums on the sale of loans in connection with the sale of participation interests in certain commercial real estate loans. No similar premiums were recorded in the first quarter of Fiscal 1996.


            Repayments of loans underlying the servicing assets increased from $24.2 million in the three months ended September 30, 1995 to $41.7 million in the three months ended September 30, 1996 due to lower interest rates in the latter period as compared to the prior period. Suncoast intends to continue to generate loan servicing fees in connection with its existing portfolio of loan servicing rights and subservicing contracts, but loan servicing income may continue to decrease as loans in the existing portfolio are repaid and subservicing contracts are not renewed.

RESULTS OF OPERATIONS

THREE MONTHS ENDED SEPTEMBER 30, 1996 COMPARED TO THREE MONTHS ENDED SEPTEMBER 30, 1995

            NET INCOME. Suncoast's net loss for the first quarter of Fiscal 1997 was $1.1 million, representing a loss per common share of $.62, as compared to net income of $706,000, representing earnings per common share of $.19, for the same period in Fiscal 1996. The net loss for the first quarter of Fiscal 1997 is the result of the $2.3 million SAIF assessment discussed previously under "Recapitalization of Savings Association Insurance Fund". This expense had a $1.5 million effect on after-tax net earnings. Excluding this one-time expense, net income would have been approximately $400,000 or $.06 per share. The Fiscal 1996 first quarter financial results were positively affected by the $1.2 million in gains on sales of mortgage-backed securities discussed previously.

            NET INTEREST INCOME. Net interest income before provision for loan losses increased to $2.9 million in the first quarter of Fiscal 1997, as compared to $2.2 million in the first quarter of Fiscal 1996, an increase of
32.1 %. Average interest earning assets declined by 0.6% from the first quarter of Fiscal 1996 as compared to the first quarter of Fiscal 1997, and interest income increased due to the shift in the asset mix from mortgage-backed securities into higher yielding loans. Interest expense decreased 3.4% in the first quarter of Fiscal 1997, as compared to the first quarter of the prior fiscal year, primarily as a result of a decrease in the average balances of deposits.

            PROVISION FOR LOAN LOSSES. A provision for loan losses is recorded when available information indicates that it is probable that an asset has been impaired and the amount of the loss can be reasonably estimated. The adequacy of the allowance for loan losses is evaluated monthly by application of a formula developed by Suncoast that applies to outstanding loan balances percentages that vary based on the expected risk of loss for each type of loan and the designation of specific loans as classified assets, as well as management's further consideration of the inherent risk in the portfolio. The allowance is further based upon management's systematic and detailed evaluation of the potential loss exposure in Suncoast's loan portfolio considering such factors as historical loss experience, the borrower's ability to repay, repayment performance, estimated collateral value and mortgage insurance coverage. The evaluation process resulted in a provision for loan losses of $ 12,000 during the first quarter of Fiscal 1997. No provision was required in the comparable period of Fiscal 1996.

            Effective July 1,1995, Suncoast adopted Statement of Financial Accounting Standards No. 114 ("FAS 114n) "Accounting by Creditors or Impairment of a Loan," subsequently amended by FAS 118. FAS 114 did not have any significant effect on Suncoast's financial condition and results of operations in the first quarter of Fiscal 1997 or Fiscal 1996.

            LOAN SERVICING INCOME. Loan servicing fees decreased from $1.5 million for the first quarter of Fiscal 1996 to $1.4 million for the first quarter of Fiscal 1997 primarily as a result of a decline in the number of loans subserviced for FDIC. The amount of subservicing fees generated by Suncoast from the FDIC depends upon the amount of assets which come under the FDIC's control, the length of time such assets are owned by the FDIC and other factors generally beyond the control of Suncoast.

            Amortization of loan servicing assets increased $166,000 from the first quarter of Fiscal 1996 as compared to the same period in Fiscal 1997 primarily as a result of amortization of the PMSRs and OMSRs added over the past year. As a result, Suncoast's loan servicing income during the first quarter of Fiscal 1997 was $946,000, compared to $1.2 million in the first quarter of the prior fiscal year.

            GAINS ON THE SALE OF LOANS AND LOAN SERVICING ASSETS, NET. Gains on sale of loans and loan servicing assets for the first quarter of Fiscal 1997 amounted to $222,000 as compared to $14,000 in the comparable quarter of the prior fiscal year. During the first quarter of Fiscal 1997, Suncoast sold the servicing rights to $13.8 million of conventional loans, and recorded gains of $160,000 . These servicing rights, which had no carrying value for Suncoast, were sold to take advantage of favorable market conditions. There were no similar sales in the first quarter of Fiscal 1996. The first quarter of Fiscal 1997 also included $51,000 in gains on the sale of participation interests in certain commercial loans. Other gains in both periods resulted from sales of residential loans held for sale.

            GAINS ON THE SALE OF MORTGAGE-BACKED SECURITIES. During the three months ended September 30, 1995, Suncoast sold mortgage-backed securities with a book value of $ 115.9 million, and realized gains of $1.2 million. Suncoast sold these securities in order to restructure its assets, reduce its interest rate sensitivity and take advantage of market opportunities. There were no similar sales in the first quarter of Fiscal 1997. As of September 30, 1996, Suncoast had $18.2 million in available for sale securities.

            OTHER INCOME. Suncoast earned other income of $226,000 and $277,000 in the first quarters of Fiscal 1997 and Fiscal 1996, respectively, from community banking and servicing operations.

            NON-INTEREST EXPENSES. Non-interest expenses, excluding the SAIF assessment, for the first quarter of Fiscal 1997 were $3.6 million as compared to $3.8 million for the first quarter. of Fiscal 1996, a 4.3% decrease. This overall decrease was principally due to a $294,000 reduction in foreclosure losses incurred in the servicing operations and losses incurred in Fiscal 1996 resulting from the termination of prior mortgage banking operations. These expenses are included in the "Other" classification.

            Employee compensation and benefits is the largest component of non-interest expenses and increased from $1.6 million in the first quarter of Fiscal 1996 to $1.7 million in the first quarter of Fiscal 1997, a 5.4% increase that resulted from salary increases and a small increase in staff.

FINANCIAL CONDITION

            Suncoast's total assets increased by $6.8 million to $409.4 million at September 30, 1996 from $402.6 million at June 30, 1996, primarily due to changes in asset mix. Amounts due from purchasers of loans and loan servicing rights at June 30, 1996 were collected and invested in repurchase agreements, interest-earning deposits and overnight funds during the first quarter of Fiscal
199.7. There were no other significant changes in financial condition.

The following table presents additional data on Suncoast's financial condition for the periods indicated:

                                                      THREE MONTHS ENDED SEPTEMBER 30,
                                                      --------------------------------
                                                            1996             1995
                                                            ----             ----
 Loan servicing income as a percentage of
  net interest income after provision for loan losses       33.05%          56.83%
 Annualized return on average assets during period           (.26)%           .64%
 Annualized return on average equity during period          (4.25)%         11.26%


LIQUIDITY AND CAPITAL RESOURCES

            Liquidity management requires that funds be available to meet the daily financial commitments of Suncoast. These commitments consist primarily of loan originations, savings deposit withdrawals, and repayments of borrowed funds. Suncoast is required by federal regulations to maintain a minimum average daily balance of cash and qualifying liquid assets equal to 5.0% of the aggregate of the prior month's daily average savings deposits and short-term borrowings. Suncoast's average liquidity ratio decreased from 5.42% at June 30, 1996 to 5.00% at September 30, 1996, as liquid assets were redeployed into residential loan investments. Suncoast must also maintain an average daily balance of short-term liquid assets equal to at least 1% of its prior month's average daily balance of net withdrawable accounts plus short-term debt. At June 30, 1996 and September 30, 1996, Suncoast's short-term liquidity percentage was 5.42% and 5.00%, respectively. Suncoast maintains minimum levels of liquid assets in order to maximize net interest income.

            Suncoast's primary sources of funds consist of retail savings deposits bearing market rates of interest. Suncoast also obtains funds through interest and principal repayments on loans and from FHLB advances and other borrowings, including reverse repurchase agreements with brokerage firms.

            Under the regulatory capital regulations of the OTS, Suncoast is required to maintain minimum levels of capital as measured by three ratios. Savings institutions are currently required to maintain tangible capital of at least 1.5% of tangible assets, core capital of at least 3.0% of adjusted tangible assets and risk-based capital of at least 8.0% of risk-weighted assets (at least half of which must be comprised of core capital). Each of the capital requirements of the OTS that are applicable to Suncoast were exceeded at September 30, 1996. The status of the capital requirements of Suncoast at September 30, 1996 is as follows (amounts are in thousands and are unaudited):


                                                                                                       PERCENTAGE
                                                           PERCENTAGE            PERCENTAGE    RISK-       OF
                                               TANGIBLE        OF        CORE       OF        BASED    RISK-BASED
                                               CAPITAL      ASSETS(1)  CAPITAL   ASSETS(1)  CAPITAL    ASSETS (1)
                                                -------    ----------  -------   ----------  -------   ----------
Stockholder' equity before adjustments         $ 24,670      6.03%    $ 24,670     6.03%   $ 24,670     10.54%
Regulatory Adjustments:
 General valuation reserves                                                                       669       .29
 Non-qualifying PMSRs and OMSRs                    (800)      (.20)       (800)     (.20)       (800)     (.34)
 Goodwill                                           (39)      (.01)        (39)     ( 01)        (39)     (.02)
 Unrealized loss on mortgage-backed
  securities available for sale                     306        .08         306       .08         306       .13
                                                -------    -------     -------   -------     -------   -------
Regulatory capital                               24,137       5.90      24,137      5.90      24,806     10.60
Minimum capital requirement                       6,133        1.5      24,137      3.00      18,719      8.OO
                                                -------    -------     -------   -------     -------   -------

Regulatory capital excess                      $ 18,004       4.40%   $ 11,871      2.90%    $ 6,087      2.60%
                                               --------    -------     -------   -------     -------   -------
Assets for capital calculation                 $408,894               $408,894              $233,984
                                               --------               --------              --------

(1) Tangible and core capital percentages are computed as a percentage of tangible and adjusted tangible assets, respectively. The risk-based capital percentage is computed as a percentage of risk-adjusted assets.

IMPACT OF INFLATION

            The Consolidated Statements of Financial Condition and related consolidated financial data presented herein have been prepared in accordance with generally accepted accounting principles, which require the measurement of financial position and operating results in terms of historical dollars without considering changes in the relative purchasing power of money over time due to inflation The primary impact of inflation and changing prices on the operations of Suncoast is reflected in increased operating costs Unlike most industrial companies, virtually all of the assets and liabilities of a financial institution are monetary in nature. As a result, interest rates have a more significant impact on a financial institution's performance than the effects of general levels of inflation. Interest rates do not necessarily move in the same direction or change in the same magnitude as the price of goods and services, although periods of increased inflation may accompany a rising interest rate environment.

NEW ACCOUNTING STANDARDS

            In October 1995, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards No. 123 ("FAS 1 23n), "Accounting for Stock-Based Compensation." This statement requires certain disclosures about stock-based employee compensation arrangements, regardless of the method used to account for them, and defines a fair value based method of accounting for an employee stock option or similar equity instrument and encourages all entities to adopt that method of accounting for all of their employee stock compensation plans. However, it also allows an entity to continue to measure compensation cost for stock based compensation plans using the intrinsic value method of accounting prescribed by existing principles. Suncoast has elected to remain with the existing principles and will make pro forma disclosures of net income and earnings per share, as if the fair value method of accounting defined in FAS 123 had been applied. Under the fair value method, compensation cost is measured at the grant date based on the value of the award and is recognized over the service period, which is usually the vesting period. Under the intrinsic value based method, compensation cost is the excess, if any, of the quoted market price of the stock at grant date or other measurement date over the amount an employee must pay to acquire the stock.
The disclosure requirements of FAS 123 are effective for financial statements for Suncoast's fiscal years beginning after June 30, 1996.

            In June 1996, the FASB issued Statement of Financial Accounting Standards No. 125 ("FAS 125"), "Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities." FAS 125 provides accounting and reporting standards for transfers and servicing of financial assets and extinguishment of liabilities based on a financial-components approach that focuses on control. FAS 125 is effective for transfers and servicing of financial assets and extinguishment of liabilities occurring after December 31, 1996 and is to be prospectively applied. Management is currently evaluating the impact of adoption of FAS 125 on its financial position and results of operations.

                   SUNCOAST SAVINGS AND LOAN ASSOCIATION, FSA
                           Part II - Other Information



 Item 1.            Legal proceedings- none

 Item 2.            Changes in securities - none

 Item 3.            Defaults upon senior securities - none

 Item 4.            Submission of Matters to a Vote of Security Holders - none

 Item 5.            Other information - none

 Item 6.            Exhibits and reports on Form 8-K

                    On July 20, 1996 Suncoast filed a Current Report on Form 8-K to report that on July 15, 1996 Suncoast and BankUnited Financial Corporation entered into a definitive agreement providing for the merger of Suncoast with and into BankUnited F.S.B., a wholly owned subsidiary of BankUnited and the survivor of the merger (the "Merger").

                    On September 30, 1996, Suncoast filed a Current Report on Form 8-K to provide certain BankUnited documents flied with the Securities Exchange Commission that are incorporated by reference into the proxy materials being utilized in connection with the Merger, including BankUnited's (i) Annual Report on Form # 10-K/A for the year ended September 30, 1995, (ii) Quarterly Reports on 10-Q for the periods ended December 31, 1995, March 31, 1996 and June 30, 1996; and (iii) Current Reports for Form 8K dated November 30, 1995, March 1, 1996 and July 17, 1996.

                   SUNCOAST SAVINGS AND LOAN ASSOCIATION, FSA

                                    SIGNATURE




Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.


SUNCOAST SAVINGS AND LOAN ASSOCIATION, FSA




By:  /s/  ALBERT J. FINCH                       Date:   NOVEMBER 13, 1996
     -----------------------------                      -----------------
     Albert J. Finch
     Chairman of the Board




By:  /s/  RICHARD L. BROWDY                     Date:   NOVEMBER 13, 1996
     -----------------------------                      -----------------
     Richard L. Browdy
     Executive Vice President
     Chief Financial Officer

                                                                      APPENDIX E

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                         Pursuant to Section 13 or 15(d)
                                       of
                       the Securities Exchange Act of 1934

                        Date of Report: December 30, 1996

                        BANKUNITED FINANCIAL CORPORATION
             ------------------------------------------------------
             (Exact name of Registrant as specified in its charter)

     FLORIDA                       5-43936                     65-0377773
 (State or other           (Commission File Number)           (IRS Employer
 jurisdiction of                                           Identification No.)
 incorporation)

                255 ALHAMBRA CIRCLE, CORAL GABLES, FLORIDA 33134
               ---------------------------------------------------
               (Address of principal executive offices) (ZIP Code)

       Registrant's telephone number, including area code: (305) 569-2000

Item 5.           OTHER EVENTS.

                  Attached hereto as Exhibit 20.1 is a press release announcing that BankUnited Financial Corporation's (the "Corporation") subsidiary, BankUnited Capital, a trust formed under the laws of Delaware, sold $50 million in new equity capital through the private placement of redeemable trust preferred securities.

                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                     BANKUNITED FINANCIAL CORPORATION

                                     By:/s/ SAMUEL A. MILNE
                                        -------------------------------------
                                        Samuel A. Milne
                                            Executive Vice President and
                                            Chief Financial Officer

Dated:  January 9, 1997

                                                                    EXHIBIT 20.1

                                                Contacts:
                                                Alfred R. Camner
                                                Chief Executive Officer
             NEWS RELEASE
                                                James A. Dougherty
              BANKUNITED                        Chief Operating Officer

     Nasdaq National Market:  BKUNA             Samuel Milne
                                                Chief Financial Officer

                                                Phone (305) 569-2000

             BankUnited Financial Corporation * 255 Alhambra Circle
                         * Coral Gables, Florida 33134
               BankUnited, FSB * Private and Relationship Banking

FOR IMMEDIATE RELEASE
December 30, 1997

                BANKUNITED FINANCIAL SUBSIDIARY SELLS $50 MILLION
                         NEW EQUITY IN PRIVATE PLACEMENT

CORAL GABLES, FL -- Coral Gables-based BankUnited Financial Corporation (the "Corporation") today announced that its subsidiary, BankUnited Capital (the "Company"), sold $50 million in new equity capital through the private placement of redeemable trust preferred securities.

The Company said it sold, at par, 50,000 shares of redeemable trust preferred securities, par value of $1,000, for a total of $50 million. These securities have an annual dividend rate of 10.25 percent, payable semi-annually, beginning June 1997. The securities have been rated "b2" by Moody's and "BB-" by Thompson's BankWatch.

The net proceeds from the sale will be available for general corporate purposes, including capital contributions to BankUnited, FSB. Alfred R. Camner, chairman and president of BankUnited, stated, "These additional capital contributions will qualify as Tier One capital, enabling the bank to continue its rapid growth through new branch openings and potential acquisitions. This offering is a significant step along the road to becoming a major franchise in South Florida."

Friedman, Billings, Ramsey & Co. and Raymond James & Associates, Inc. acted as placement agents for the offering.

Coral Gables-based BankUnited Financial Corporation is the parent company of BankUnited, FSB, a federal savings bank with assets of $1.3 billion and 15 branch offices throughout Dade, Broward and Palm Beach counties.

BankUnited Financial Corporation trades on the Nasdaq National Market. Its common stock trades under the symbol BKUNA, and its preferred stocks trade under the symbols BKUNP, BKUNO and BKUNN.

/CONTACT:                  SAMUEL MILNE, CFO, (305) 569-2000
Distributed by:            Boardroom Communications, Inc., Plantation, FL
                           Linda Greck or Julie Silver, (954) 321-6334

                                                                     APPENDIX F


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                         Pursuant to Section 13 or 15(d)
                                       of
                       the Securities Exchange Act of 1934

                        Date of Report: February 21, 1997

                        BANKUNITED FINANCIAL CORPORATION
             ------------------------------------------------------
             (Exact name of Registrant as specified in its charter)

    FLORIDA                5-43936                            65-0377773
    -------                -------                            ----------
(State or other    Commission File Number)                   (IRS Employer
jurisdiction of                                            Identification No.)
incorporation)

                255 ALHAMBRA CIRCLE, CORAL GABLES, FLORIDA 33134
               ---------------------------------------------------
               (Address of principal executive offices) (ZIP Code)

       Registrant's telephone number, including area code: (305) 569-2000

Item 5.           OTHER EVENTS.

                  Attached hereto as Exhibit 20.1 is a press release announcing BankUnited Financial Corporation's (the "Corporation") first quarter earnings.

                  Attached hereto as Exhibit 20.2 is a press release announcing the conversion of two classes of preferred stock into Class A Common Stock.

                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                           BANKUNITED FINANCIAL CORPORATION

                                           By: /s/ SAMUEL A. MILNE
                                               -------------------------------
                                               Samuel A. Milne
                                                  Executive Vice President and
                                                  Chief Financial Officer

Dated:  February 21, 1997

                        BANKUNITED FINANCIAL CORPORATION

                                    FORM 8-K

                                INDEX TO EXHIBITS


EXHIBIT
  NO.
-------

 20.1    Press release regarding the Corporation's first quarter....
         earnings

 22.2    Press release regarding the conversion of two classes of the
         Corporation's preferred stock..............................

                                  Exhibit 20.1

                                                        Contacts:
                                                        Alfred R. Camner
                                                        Chief Executive Officer
                  NEWS RELEASE

                   BANKUNITED                            James A. Dougherty
                                                         Chief Operating Officer
         Nasdaq National Market:  BKUNA
                                                         Samuel Milne
                                                         Chief Financial Officer

                                                         PHONE (305) 569-2000
--------------------------------------------------------------------------------
            BankUnited Financial Corporation * 255 Alhambra Circle
                         * Coral Gables, Florida 33134
               BANKUNITED, FSB * PRIVATE AND RELATIONSHIP BANKING
--------------------------------------------------------------------------------

FOR IMMEDIATE RELEASE
---------------------
February 3, 1997

                  BANKUNITED'S FIRST QUARTER EARNINGS JUMP 76%;
                          DOUBLES SIZE FROM PRIOR YEAR

CORAL GABLES, FL -- BankUnited Financial Corporation, parent company of BankUnited, FSB, today reported net income of $1.6 million for the three months ended December 31, 1996, a 76% increase over net income of $911,000 for the same quarter of last year.

Fully-diluted earnings after payment of preferred stock dividends amounted to $.13 (13 cents) per share for the first quarter of fiscal 1997, on 8,045,353 average fully-diluted common shares. This compared with $.15 (15 cents) per share a year ago, on 3,172,243 average fully-diluted common shares.

BankUnited also reported that its assets more than doubled to $1.3 billion at December 31, 1996 as compared with $638 million a year ago. Deposits increased 149% to $878 million at December 31, 1996 from $353 million one year ago; and loans grew to $1 billion, a 114% increase over $88 million at December 31, 1995.

Alfred R. Camner, Chairman and CEO stated that "BankUnited has shown a strong increase in net income compared to last year. This strong earnings performance is not yet completely reflected in year to year comparisons in earnings per share, as a result of the almost tripling of our average common shares outstanding from the common shares issued in the Suncoast acquisition and the $3.6 million shares issued in our public offering in February of last year. We fully anticipate receiving important additional benefits to our bottom line from substantial merger cost savings as the consolidation of Suncoast operations into BankUnited continues during this year.

BankUnited has more than doubled its size during this past year in pursuing our goal of becoming one of the most significant franchises headquartered in South Florida. This expansion resulted not only from our acquisition of Suncoast Savings and Loan, which had $409 million in assets, but additionally from a high level of internal expansion which was more than 63% during the last year.

Furthermore, we are very pleased with the initial speed with which we have merged the operations of Suncoast into BankUnited. For example, we substantially integrated all Suncoast branch operations into BankUnited's system including completing name changes within 30 days of the November closing. These newly acquired branches have strengthened our South Florida presence significantly, particularly in Broward County where we now have eight offices.

The Suncoast acquisition combined with our recently completed $50 million trust preferred stock offering has placed us in a unique position to pursue our target of rapid growth in the consolidated bank market in South Florida. Our total core capitalization, now totaling approximately $140 million, will enable us to continue rapid internal expansion during the coming year; and, of course, we will always be interested in attractive acquisitions which are appropriate to achieve our goals."

Headquartered in Coral Gables, BankUnited currently is the fourth largest publicly-held financial institution based in the tri-county South Florida region, operating 15 branches in Dade, Broward and Palm Beach counties of southeast Florida.

BankUnited Financial Corporation is traded on the Nasdaq National Market., Its common stock trades under the symbol of BKUNA and its preferred stocks trade under the symbols BKUNO, BKUNP and now BKUNN.

CONTACT:          SAMUEL MILNE, CFO, BANKUNITED, (305) 569-2000
                  Distributed by:        Boardroom Communications (954) 321-6334
                  Contact:               Linda Greck or Julie Silver

BankUnited Financial Corporation
FIRST QUARTER 1997 EARNINGS RELEASE
--------------------------------------------------------------------------------

                                                                                 THREE MONTHS ENDED
                                                                                    DECEMBER 31,
                                                                                 ------------------
                                                                       1996                          1995
                                                                       ----                          ----
                                                                 (Dollars in thousands, except per share data)
Total interest income.............................................  $    19,491                  $    11,324
Total interest expense............................................       12,387                        7,786
                                                                    -----------                  -----------
    Net interest income...........................................        7,104                        3,538

Provision (credit) for loan losses................................          250                         (300)
                                                                    -----------                  ------------
    Net interest income after provision for loan losses...........        6,854                        3,838

Net gain on sale of assets........................................           --                           --
Total other income................................................          600                          158
Total other expense...............................................        4,833                        2,528
                                                                    -----------                  -----------
    Income before income taxes and preferred stock dividends......        2,621                        1,468

Provision for income taxes........................................        1,022                          557
                                                                    -----------                  -----------

    Net income before preferred stock dividends...................        1,599                          911
Preferred stock dividends.........................................          672                          536
                                                                    -----------                  -----------
    Net income after preferred stock dividends....................  $       927                  $       375
                                                                    ===========                  ===========

Primary earnings per common shares:...............................  $      0.13                  $      0.16
                                                                    ===========                  ===========

Weighted average common shares and equivalents....................    7,154,658                    2,369,244
                                                                    ===========                  ===========

Fully-diluted earnings per common share:..........................  $      0.13                  $      0.15
                                                                    ===========                  ===========

Weighted average fully-diluted common shares......................    8,045,353                    3,172,243
                                                                    ===========                  ===========

Return on average equity..........................................         8.08%                        5.01%
Return on average assets..........................................         0.62%                        0.42%
Net interest yield on earning assets..............................         2.83%                        2.31%
Net interest spread...............................................         2.60%                        1.91%


                                                                                   DECEMBER 31,
                                                                                   ------------
                                                                        1996                         1995
                                                                        ----                         ----
                                                                             (Dollars in thousands)

Total assets......................................................   $1,329,044                  $   638,434
Loan receivable, net..............................................    1,046,771                      488,390
Mortgage-backed securities........................................       86,112                       52,353
Deposits..........................................................      878,166                      353,044
Borrowings........................................................      289,259                      231,775
Stockholders' equity..............................................       98,155                       46,793
Book value per common share.......................................         7.59                        10.60

                                  Exhibit 22.2

                                                         Contacts:
                                                         Alfred R. Camner
                                                         Chief Executive Officer
                          NEWS RELEASE
                                                         James A. Dougherty
                            BANKUNITED                   Chief Operating Officer

                  Nasdaq National Market:  BKUNA         Samuel Milne
                                                         Chief Financial Officer

                                                         PHONE (305) 569-2000
--------------------------------------------------------------------------------
            BankUnited Financial Corporation * 255 Alhambra Circle
                         * Coral Gables, Florida 33134
               BANKUNITED, FSB * PRIVATE AND RELATIONSHIP BANKING
--------------------------------------------------------------------------------

FOR IMMEDIATE RELEASE
---------------------
February 13, 1997

                BANKUNITED ANNOUNCES CONVERSION OF TWO CLASSES OF
                                 PREFERRED STOCK

CORAL GABLES, FL -- Alfred R. Camner, Chairman and CEO of BankUnited Financial Corporation (NASDAQ: BKUNA) today announced that Frost-Nevada, Ltd., a limited partnership controlled by Dr. Phillip Frost, the holder of BankUnited's Series C and Series C-II classes of preferred stock, has exercised its right to convert both classes to Class A Common Stock. BankUnited had previously exercised its right to call both classes of preferred stock.

The Company called all 363,636 outstanding shares of its Series C Noncumulative Convertible Preferred Stock at $5.50 per share. The shares will be converted to Class A Common Stock at an exchange ratio of 1.45 shares of Common Stock for each share of Series C Preferred Stock.

BankUnited also called all 222,223 outstanding shares of its Series C-II Noncumulative Convertible Preferred Stock at $9 per share. The shares will be converted to Class A Common Stock at an exchange ratio of 1.32 shares of Common Stock for each share of Series C-II Preferred Stock.

Headquartered in Coral Gables, BankUnited currently is the fourth largest publicly-held financial institution based in the tri-county South Florida region, operating 15 branches in Dade, Broward and Palm Beach counties of southeast Florida.

BankUnited Financial Corporation is traded on the Nasdaq National Market. Its common stock trades under the symbol of BKUNA, Preferred stocks trade under the symbols BKUNO, BKUNP and BKUNN.

CONTACT:          SAMUEL MILNE, CFO, BANKUNITED, (305) 569-2000
                  Distributed by:        Boardroom Communications (954) 321-6334
                  Contact:               Linda Greck or Julie Silver

                                                                    APPPENDIX G

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                         Pursuant to Section 13 or 15(d)
                                       of
                       the Securities Exchange Act of 1934

                         Date of Report: March 24, 1997

                        BANKUNITED FINANCIAL CORPORATION
             ------------------------------------------------------
             (Exact name of Registrant as specified in its charter)

    FLORIDA                5-43936                            65-0377773
    -------                -------                            ----------
(State or other    Commission File Number)                   (IRS Employer
jurisdiction of                                            Identification No.)
incorporation)

                255 ALHAMBRA CIRCLE, CORAL GABLES, FLORIDA 33134
               ---------------------------------------------------
               (Address of principal executive offices) (ZIP Code)

       Registrant's telephone number, including area code: (305) 569-2000

Item 5.           OTHER EVENTS.

                  Attached hereto as Exhibit 20.1 is a press release announcing that BankUnited Financial Corporation's (the "Corporation") subsidiary, BankUnited Capital, a trust formed under the laws of Delaware, sold an additional $20 million in new equity capital through a second private placement of its redeemable trust preferred securities.

                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                           BANKUNITED FINANCIAL CORPORATION

                                           By: /s/ SAMUEL A. MILNE
                                               -------------------------------
                                               Samuel A. Milne
                                                  Executive Vice President and
                                                  Chief Financial Officer

Dated:  March 25, 1997

                        BANKUNITED FINANCIAL CORPORATION

                                    FORM 8-K

                                INDEX TO EXHIBITS


                                                                      SEQUENTIALLY
EXHIBIT                                                                 NUMBERED
  NO.                                                                     PAGE
-------                                                               ------------
20.1     Press Release regarding a second private placement of
         redeemable trust preferred securities by BankUnited
         Capital, a subsidiary of the Corporation.................          4


                                  Exhibit 20.1

                                                        Contacts:
                                                        Alfred R. Camner
                                                        Chief Executive Officer
                  NEWS RELEASE

                   BANKUNITED                           James A. Dougherty
                                                        Chief Operating Officer
         Nasdaq National Market:  BKUNA
                                                        Samuel Milne
                                                        Chief Financial Officer

                                                        PHONE (305) 569-2000
--------------------------------------------------------------------------------
            BankUnited Financial Corporation * 255 Alhambra Circle
                         * Coral Gables, Florida 33134
               BANKUNITED, FSB * PRIVATE AND RELATIONSHIP BANKING
--------------------------------------------------------------------------------

FOR IMMEDIATE RELEASE
---------------------
March 24, 1997

                   BANKUNITED INCREASES TRUST PREFERRED EQUITY

CORAL GABLES, Fla. -- Coral Gables-based Bank United Financial Corporation (the "Corporation") today announced that its subsidiary, BankUnited Capital (the "Company"), sold an additional $20 million in new equity capital through a second private placement of its redeemable trust preferred securities.

The completion of this sale constitutes a further issuance of the $50 million securities sold by the Company in December 1996, bringing the new issuance of trust preferred securities, with a par value of $1,000 and a coupon of 10.25 percent, to a total of $70 million. These securities were sold between December 1996 and today, and pay interest semi-annually beginning June 30, 1997. The securities have been rated "b2" by Moody's and "BB-" by Thompson's Bank Watch. The net proceeds from the sale will be available for general corporate purposes, including capital contributions to BankUnited, FSB.

Friedman, Billings, Ramsey & Co. acted as placement agents for the offering.

Alfred R. Camner, chairman and president of BankUnited, stated, "This additional capital will enhance our position as we continue to pursue rapid growth through the opening of new branches and potential acquisitions in our target market of Dade, Broward and Palm Beach counties."

Coral Gables-based BankUnited Financial Corporation is the parent company of BankUnited, FSB, a federal savings bank which had assets of over $1.3 billion as of December 31, 1996 and 15 branch offices throughout Dade, Broward and Palm Beach counties.

BankUnited Financial Corporation trades on the Nasdaq National Market. Its common stock trades under the symbol BKUNA, and its preferred stocks trade under the symbols BKUNP, BKUNO and now BKUNN.

CONTACT:        SAMUEL MILNE, CFO, (305) 569-2000
Distributed by: Boardroom Communications, Inc., Plantation, FL
                Linda Greck or Julie Silver,  (954) 321-6334

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20.          INDEMNIFICATION OF DIRECTORS AND OFFICERS.

                  Article IX of the Articles of Incorporation of the Company provides that the Company shall indemnify its officers and directors to the fullest extent permitted by law.

                  The Bylaws of the Company provide that the Company will indemnify any person against whom an action is brought or threatened because that person is or was a director, officer or employee of the Company for any amount for which that person becomes liable under a judgment in such action and reasonable costs and expenses, including attorney's fees. Such indemnification may only be made, however, if (i) final judgment on the merits is in his or her favor or (ii) in case of settlement, final judgment against him or her or final judgment in his or her favor, other than on the merits, if a majority of the Board of Directors of the Company determines that he or she was acting in good faith within the scope of his or her duties and for a purpose he or she could have reasonably believed under the circumstances was in the best interests of the Company.

                  Section 607.0831 of the Florida Business Corporation Act provides, among other things, that a director is not personally liable for monetary damages to a company or any other person for any statement, vote, decision, or failure to act, by the director, regarding corporate management or policy, unless the director breached or failed to perform his or her duties as a director and such breach or failure constitutes (a) a violation of criminal law, unless the director had reasonable cause to believe his or her conduct was lawful or had no reasonable cause to believe his or her conduct was unlawful;
(b) a transaction from which the director derived an improper personal benefit;
(c) a circumstance under which the liability provisions of Section 607.0834 of the Florida Business Corporation Act (relating o the liability of the directors for improper distributions) are applicable; (d) willful misconduct or a conscious disregard for the best interests of the company in the case of a proceeding by or in the right of the company to procure a judgment in its favor or by or in the right of a shareholder; or (e) recklessness or an act or omission in bad faith or with malicious purpose or with wanton and willful disregard of human rights, safety or property, in a proceeding by or in the right of someone other than such company or a shareholder.

                  Section 607.0850 of the Florida Business Corporation Act authorizes, among other things, the Company to indemnify any person who was or is a party to any proceeding (other than an action by or in the right of the Company) by reason of the fact that he is or was a director, officer, employee or agent of the Company (or is or was serving at the request of the Company in such a position for any entity) against liability incurred in connection with such proceeding, if he or she acted in good faith and in a manner reasonably believed to be in the best interests of the Company and, with respect to criminal proceedings, had no reasonable cause to believe his or her conduct was unlawful.

                  Florida law requires that a director, officer or employee be indemnified for expenses (including attorneys' fees) to the extent that he or she has been successful on the merits or otherwise in the defense of any proceeding. Florida law also allows expenses of defending a proceeding to be advanced by a company before the final disposition of the proceedings, provided that the officer, director or employee undertakes to repay such advance if it is ultimately determined that indemnification is not permitted.

                  Florida law states that the indemnification and advancement of expenses provided pursuant to Section 607.0850 is not exclusive and that indemnification may be provided by a company pursuant to other means, including agreements or bylaw provisions. Florida law prohibits indemnification or advancement of expenses, however, if a judgment or other final adjudication establishes that the actions of a director, officer or employee constitute (i) a violation of criminal law, unless he or she had reasonable cause to believe his or her conduct was lawful or had no reasonable cause to believe his or her conduct was unlawful; (ii) a transaction from which such person derived an improper personal benefit; (iii) willful misconduct or conscious disregard for the best interests of the company in the case of a derivative action or a proceeding by or in the right of a shareholder; or (iv) in the case of a director, a circumstance under which the liability provisions of Section
607.0834 of the Florida Business Corporation Act (relating to the liability of directors for improper distributions) are applicable.

                  The Company has purchased director and officer liability insurance that insures directors and officers against liabilities in connection with the performance of their duties.

         Under the Trust Agreement, the Company will agree to indemnify each of the Trustees of the Series A Issuer or any predecessor Trustee for the Series A Issuer, and to hold the Trustee harmless against, any loss, damage, claims, liability or expense incurred without negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of the Trust Agreements, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties under the Trust Agreements.

Item 21.          EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

        4.1A     Junior Subordinated Indenture

        4.1B     Supplemental Indenture

        4.2      Certificate of Trust of BankUnited Capital

        4.3      Amended and Restated Trust Agreement dated as of March 24, 1997

        4.4      Form of Series A Preferred Security Certificate for BankUnited
                 Capital

        4.5      Amended and Restated Guarantee Agreement dated as of
                 March 24, 1997.

        4.6      Registration Rights Agreement dated as of December 30, 1996

        4.7      Registration Rights Agreement dated as of March 24, 1997

         5.1 Opinion and consent of Stuzin and Camner, P.A. to the Company as to legality of the Junior Subordinated Debentures and the Guarantees to be issued by the Company

         5.2 Opinion and consent of Richards, Layton & Finger, P.A. as to legality of the Series A Preferred Securities to be issued by BankUnited Capital

         8 Opinion and consent of Kronish, Lieb, Weiner & Hellman, LLP as to certain federal income tax matters

         12 Computation of Ratio of Earnings to Combined Fixed Charges and Preferred Stock Dividends

         23.1a    Consent of Price Waterhouse LLP

         23.1b    Consent of Price Waterhouse LLP

         23.2     Consent of Stuzin and Camner, P.A., included in Exhibit 5.1

         23.3     Consent of Richards, Layton & Finger, P.A., included in
                  Exhibit 5.2

         23.4     Consent of Kronish, Lieb, Weiner & Hellman, LLP, included in
                  Exhibit 8

         24       Power of Attorney

         25.1 Form T-1 Statement of Eligibility of The Bank of New York to act as trustee under the Series A Subordinated Indenture

         25.2 Form T-1 Statement of Eligibility of The Bank of New York to act as trustee under the Amended and Restated Trust Agreement of BankUnited Capital

         25.3 Form T-1 Statement of Eligibility of The Bank of New York under the guarantee for the benefit of the holders of Series A Preferred Securities of BankUnited Capital

         99.1     Form of Letter of Transmittal

         99.2     Form of Notice of Guarantee Delivery

         99.3     Form of Exchange Agent Agreement

         99.4     Purchase Agreement dated December 23, 1996

         99.5     Purchase Agreement dated March 18, 1997

         99.6 Agreement as to Expenses and Liabilities dated as of December 30, 1997

Item 22.          UNDERTAKINGS

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                           (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                           (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities t that time shall be deemed to be the initial BONA FIDE offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                  The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11 or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

                  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of each Registrant pursuant to the provisions, or otherwise, each Registrant has been advised that in the opinion of the Securities and Exchange Commission therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by each Registrant of expenses incurred or paid by a director, officer or controlling person of each Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, each Registrant will, unless in the opinion of its counsel the matter has been settled by the controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

         The undersigned registrants hereby undertake to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired or involved therein, that was not the she registration statement when it became effective.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Coral Gables, State of Florida, on March 26, 1997

                                   BANKUNITED FINANCIAL CORPORATION


                                   By: ----------------------------------------
                                         Alfred R. Camner
                                           Chairman of the Board, President and
                                           Chief Executive Officer

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Alfred R. Camner, Earline G. Ford and Marc D. Jacobson and each of them, his true and lawful attorney-in-fact and agent with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including the same, with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue thereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on March 26, 1997 by the following persons in the capacities indicated.

/s/ ALFRED R CAMNER                  Chairman of the Board, Chief Executive
--------------------------           Officer, President and Director
Alfred R. Camner                     (Principal Executive Officer)

/s/ LAWRENCE H. BLUM                 Director
--------------------------
Lawrence H. Blum

/s/ EARLINE G. FORD                  Executive Vice President, Treasurer and
--------------------------           Director
Earline G. Ford

/s/ SAMUEL A. MILNE                  Senior Vice President and Chief Financial
--------------------------           Officer (Principal Financial Officer and
Samuel A Milne                       Principal Accounting Officer)

 /s/ MARC D. JACOBSON                Director
--------------------------
Marc D. Jacobson

/s/ ALLEN M. BERNKRANT               Director
--------------------------
Allen M. Bernkrant

                                     Director
--------------------------
Patricia L. Frost

/s/ NEIL MESSINGER                   Director
--------------------------
Neil Messinger

/s/ MARC LIPSITZ                     Director
--------------------------
Marc Lipsitz

/s/ ANNE W. SOLLOWAY                 Director
--------------------------
Anne W. Solloway

/s/ ALBERT J. FINCH                  Director
--------------------------
Albert J. Finch

                                     Director
--------------------------
Norman Mains

/s/ IRVIN P. COHEN                   Director
--------------------------
Irving P. Cohen

/s/ E.J. GIUSTI                      Director
--------------------------
E.J. Giusti

/s/ BRUCE FRIESNER                                             Director
--------------------------
Bruce Friesner

                                                               Director
--------------------------
Christina Cuervo Migoya

                        BANKUNITED FINANCIAL CORPORATION

                              INDEX TO EXHIBITS (A)

                                                                    SEQUENTIALLY
                                                                      NUMBERED
EXHIBIT NO.                  DESCRIPTION                                PAGE
-----------                  -----------                            ------------

   4.1A    Junior Subordinated Indenture

   4.1B    Supplemental Indenture

   4.2     Certificate of Trust of BankUnited Capital

   4.3     Amended and Restated Trust Agreement of dated as of March 24, 1997

   4.4     Form of Series A Preferred Security Certificate for
           BankUnited Capital

   4.5     Amended and Restated Guarantee Agreement dated as of March 24, 1997

   4.6     Registration Rights Agreement dated as of December 30, 1996

   4.7     Registration Rights Agreement dated as of March 24, 1997

   5.1 Opinion and consent of Stuzin and Camner, P.A. to the Company as to the legality of the Junior Subordinated Debentures and the Guarantees to be issued by the Company*

   5.2 Opinion and consent of Richards, Layton & Finger, P.A. as to legality of the Series A Preferred Securities to be issued by BankUnited Capital*

   8 Opinion and consent of Kronish, Lieb, Weiner & Hellman, LLP as to certain federal income tax matters*

   12 Computation of Ratio of Earnings to Combined Fixed Charges and Preferred Stock Dividends*

   23.1a   Consent of Price Waterhouse, LLP

   23.1b   Consent of Price Waterhouse, LLP

   23.2    Consent of Stuzin and Camner, P.A. (included in Exhibit 5.1)*

   23.3    Consent of Richard, Layton & Finger, P.A. (included in Exhibit 5.2)*

   23.4    Consent of Kronish, Lieb, Weiner & Hellman, LLP (included in
           Exhibit 8)*

   24      Power of attorney*

   25.1 Form T-1 Statement of Eligibility of The Bank of New York to act as trustee under the Series A Subordinated Indenture*

   25.2 Form T-1 Statement of Eligibility of The Bank of New York to act as trustee under the Amended and Restated Trust Agreement of BankUnited Capital*

   25.3 Form T-1 Statement of Eligibility of The Bank of New York under the Guarantee for the benefit of the holders of Series A Preferred Securities of BankUnited Capital*

   99.1    Form of Letter of Transmittal*

   99.2    Form of Notice of Guaranteed Delivery*

   99.3    Form of Exchange Agent Agreement*

   99.4    Purchase Agreement dated December 23, 1996

   99.5    Purchase Agreement dated March 18, 1997

   99.6    Agreement as to Expenses and Liabilities dated as of December 30,
           1996

   To be filed by amendment